 As filed Pursuant to Rule 424(b)(3)
 Reg. No# 333-257964
VIRTUOSO ACQUISITION CORP.
180 Post Road East
Westport, Connecticut 06880
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON November 16, 2021
TO THE STOCKHOLDERS OF VIRTUOSO ACQUISITION CORP.:
NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of Virtuoso Acquisition Corp., a Delaware corporation (“Virtuoso”), will be held on November 16, 2021 at 12:00 p.m. Eastern Time. The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. Virtuoso Stockholders will be able to attend the Special Meeting remotely, vote and submit questions during the Special Meeting by visiting https://www.cstproxy.com/virtuosoacquisition/2021 and entering the individualized control number on each holder’s proxy card. The virtual meeting format allows attendance from any location in the world. You are cordially invited to attend the Special Meeting, which will be held for the following purposes:
Proposal No. 1 —
To consider and vote upon a proposal to approve the Business Combination described in the accompanying proxy statement/prospectus, including (a) adopting the Agreement and Plan of Merger dated effective as of May 28, 2021 (the “Business Combination Agreement”) by and among Virtuoso, Wejo Group Limited, an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”), Yellowstone Merger Sub, Inc., a Delaware corporation and direct, wholly-owned Subsidiary of the Company (“Merger Sub”), Wejo Bermuda Limited, an exempted company limited by shares incorporated under the laws of Bermuda, (“Limited”), and Wejo Limited, a private limited company incorporated under the laws of England and Wales with company number 08813730 (“Wejo”), and the transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination”), pursuant to which, subject to the terms and conditions set forth therein, at the Closing, among other things, (i) Merger Sub will merge with and into Virtuoso, with Virtuoso being the surviving corporation in the merger and a direct, wholly-owned subsidiary of the Company (the “Merger”, and together with the transactions contemplated by the Business Combination Agreement and the other related agreements entered into in connection therewith, the “Transactions”); (ii) all Wejo shares will be purchased by the Company in exchange for Common Shares of the Company, par value $0.001 (the “Company Common Shares”); and (iii) the Company contributes all of its Virtuoso and Wejo shares to Limited in exchange for Limited equity interests; (b) approving the issuance of Virtuoso Class C Common Stock in exchange for the warrants held by Virtuoso Sponsor LLC (the “Sponsor”), pursuant to the requirements of NASDAQ Stock Market LLC Rule 5635; and (c) approving the other Transactions contemplated by the Business Combination Agreement and related agreements described in the accompanying proxy statement/prospectus. We refer to Proposal No. 1 as the “Business Combination Proposal.” A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

Proposal No. 2 —
To consider and vote upon a proposal to approve and adopt the Second Amended and Restated Certificate of Incorporation of Virtuoso in the form attached hereto as Annex B (the “Second Amended and Restated Certificate of Incorporation”). We refer to Proposal No. 2 as the “Organizational Document Proposal.”

Proposal No. 3 —
To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the Company Bye-laws, presented separately in accordance with the SEC requirements and in the form attached hereto as Annex D (the “Amended and Restated Bye-laws”). We refer to Proposal No. 3 as the “Governance Proposal.”

Proposal No. 4 —
To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Organizational Document Proposal or the Governance Proposal We refer to Proposal No. 4 as the “Adjournment Proposal” and, together with the Business Combination Proposal, the Organizational Document Proposal and the Governance Proposal as the “Proposals.”

These Proposals are described in the accompanying proxy statement/prospectus, which we encourage you to read in its entirety before voting. Only holders of record of Virtuoso’s Class A common stock, par value $0.0001 per share (“Virtuoso Class A Common Stock”) and Virtuoso’s Class B common stock, par value $0.0001 per share (“Virtuoso Class B Common Stock”) at the close of business on October 14, 2021 (the “Record Date”) are entitled to notice of the Special Meeting and to vote and have their votes counted at the Special Meeting and any adjournments or postponements thereof.

After careful consideration, the Virtuoso board of directors (“Virtuoso Board”) has determined that the Business Combination Proposal, the Organizational Document Proposal, the Governance Proposal and Adjournment Proposal are fair to and in the best interests of Virtuoso and its stockholders and recommends voting “FOR” the Business Combination Proposal, “FOR” the Organizational Document Proposal, “FOR” the Governance Proposal and, if presented, “FOR” the Adjournment Proposal. See “Proposal No. 1 — The Business Combination Proposal — Virtuoso Board’s Reasons for the Business Combination” for additional information. Consummation of the Transactions is conditioned on the approval of each of the Business Combination Proposal and the Organizational Document Proposal. If either of those proposals is not approved, we will not consummate the Transaction.
All stockholders of Virtuoso are cordially invited to attend the Special Meeting virtually. To ensure your representation at the Special Meeting, however, you are urged to mark, sign and date the enclosed proxy card and return it as soon as possible in the pre-addressed postage paid envelope provided. If you are a stockholder of record of Virtuoso Common Stock, you may also cast your vote by means of remote communication at the Special Meeting by navigating to https://www.cstproxy.com/virtuosoacquisition/2021 and entering the control number on your proxy card. If your shares are held in an account at a brokerage firm or bank, or by a nominee, you must instruct your broker, bank or nominee on how to vote your shares or, if you wish to attend the Special Meeting by means of remote communication you must obtain a proxy from your broker or bank and a control number from Continental Stock Transfer & Trust Company, Virtuoso’s transfer agent. If the Business Combination Proposal or the Organizational Document Proposal fails to receive the required approval by stockholders of Virtuoso at the Special Meeting, the Business Combination will not be completed.
Whether or not you plan to attend the Special Meeting, we urge you to read the accompanying proxy statement/prospectus (and any documents incorporated into the accompanying proxy statement/prospectus by reference) carefully. Please pay particular attention to the section entitled “Risk Factors” beginning on page 51 in the accompanying proxy statement/prospectus.
Your vote is important regardless of the number of shares you own.   Whether you plan to attend the Special Meeting or not, please mark, sign and date the enclosed proxy card and return it as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.
Thank you for your participation. We look forward to your continued support.
By Order of the Board of Directors
Jeffrey D. Warshaw
Chairman of the Board of Directors and Chief Executive Officer
October 22, 2021
IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED “FOR” EACH OF THE PROPOSALS.
YOU MAY EXERCISE YOUR RIGHTS TO DEMAND THAT VIRTUOSO REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT WHETHER YOU VOTE FOR OR AGAINST THE PROPOSALS OR DO NOT VOTE ON THE PROPOSALS AND WHETHER OR NOT YOU ARE THE HOLDER OF SHARES AS OF THE RECORD DATE OR ACQUIRED YOUR SHARES AFTER THE RECORD DATE. TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST TENDER YOUR SHARES TO VIRTUOSO’S TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES FOR REDEMPTION BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE TENDERED SHARES WILL NOT BE REDEEMED FOR CASH AND WILL BE RETURNED TO THE APPLICABLE SHAREHOLDER. IF YOU HOLD THE SHARES IN “STREET NAME,” YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER OR BANK TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “SPECIAL MEETING OF VIRTUOSO STOCKHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF
VIRTUOSO ACQUISITION CORP.
and
PROSPECTUS FOR UP TO 56,930,000 COMMON SHARES AND 11,500,000 WARRANTS AND 11,500,000 COMMON SHARES ISSUABLE UPON EXERCISE OF WARRANTS
OF
WEJO GROUP LIMITED

Dear Virtuoso Acquisition Corp. Stockholders:
On behalf of the Virtuoso Acquisition Corp. board of directors (the “Virtuoso Board”), we cordially invite you to a special meeting (the “Special Meeting”) of stockholders of Virtuoso Acquisition Corp., a Delaware corporation (“Virtuoso”), to be held via live webcast at 12:00 p.m. Eastern Time on November 16, 2021. The Special Meeting can be accessed by visiting https://www.cstproxy.com/virtuosoacquisition/2021, where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the Special Meeting by means of remote communication.
This proxy statement/prospectus is being provided to stockholders of Virtuoso in connection with the proposed business combination with Wejo Limited, a private limited company incorporated under the laws of England and Wales with company number 08813730 (“Wejo”), and Wejo Group Limited, an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”). These terms and others used in this introduction are defined in greater detail below in this proxy statement/prospectus under the caption “Frequently Used Terms.”
Pursuant to the Agreement and Plan of Merger dated effective as of May 28, 2021 (the “Business Combination Agreement”) by and among Virtuoso, the Company, Yellowstone Merger Sub, Inc., a Delaware corporation and direct, wholly-owned Subsidiary of the Company (“Merger Sub”), Wejo Bermuda Limited an exempted company limited by shares incorporated under the laws of Bermuda, (“Limited”), and Wejo, and the transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination”), pursuant to which, subject to the terms and conditions set forth therein, at the Closing, among other things, (i) Merger Sub will merge with and into Virtuoso, with Virtuoso being the surviving corporation in the merger and a direct, wholly-owned subsidiary of the Company (the “Merger”, and together with the transactions contemplated by the Business Combination Agreement and the other related agreements entered into in connection therewith, the “Transactions”); (ii) all Wejo shares will be purchased by the Company in exchange for Common Shares of the Company, par value $0.001 (the “Company Common Shares”); and (iii) the Company contributes all of its Virtuoso and Wejo shares to Limited in exchange for Limited equity interests.
The consideration to be paid to Wejo shareholders will be a number of Company Common Shares equal to (A)(i) $682,500,000, minus (ii)(a) the aggregate indebtedness for borrowed money of Wejo and its subsidiaries, minus (b)(x) cash and cash equivalents of Wejo and its subsidiaries, plus (y) the amount of any cash payments made in respect of Wejo’s transaction expenses prior to closing divided by (B) $10.00. Each Wejo shareholder will receive a number of Company Common Shares in accordance with an allocation schedule to the Business Combination Agreement (the “Closing Sellers Shares”).
At the effective time of the Merger, each share of Virtuoso’s Class A common stock, par value $0.0001 per share (“Virtuoso Class A Common Stock”) and Virtuoso’s Class B common stock, par value $0.0001 per share (“Virtuoso Class B Common Stock,” and collectively “Virtuoso Common Stock”) issued and outstanding (other than certain excluded shares) will be converted into, and the holders of such Virtuoso Common Stock will be entitled to receive, one Company Common Share for each share of Virtuoso Common Stock. Further, each of Virtuoso’s public warrants will automatically and irrevocably be modified to no longer entitle the holder to purchase the amount of shares of Virtuoso Common Stock set forth therein, but instead to acquire such number of Company Common Shares per public warrant, subject to the adjustments as set forth in the Business Combination Agreement. Prior to the Effective Time, Virtuoso will undergo a recapitalization where Virtuoso Sponsor LLC’s (the “Sponsor”) Private Placement Warrants will be recapitalized for Virtuoso Class C Common Stock, par value $0.001 per share (“Virtuoso Class C Common Stock”) which the Sponsor will contribute to Limited in exchange for exchangeable units of Limited. Such exchangeable units will be exchangeable into Company Common Shares or cash, as determined by Limited, on the same terms as the Private Placement Warrants, following the first anniversary of the closing. At the Effective Time, each issued and outstanding share of common stock of Merger Sub will be converted into and become one validly issued, fully paid and nonassessable share of Virtuoso Class C Common Stock of the surviving corporation. Excluded shares will be cancelled, and no consideration will be paid or payable with respect thereto.
At the Special Meeting, Virtuoso Stockholders will be asked to consider and vote upon:
Proposal No. 1 —
To consider and vote upon a proposal to approve the Business Combination described in the accompanying proxy statement/prospectus, including (a) adopting the Business Combination Agreement; (b) approving the issuance of Virtuoso Class C Common Stock in exchange for the warrants held by the Sponsor and (c) approving the other Transactions contemplated by the Business Combination Agreement and related agreements described in the accompanying proxy statement/prospectus. We refer to Proposal No. 1 as the “Business Combination Proposal.”

Proposal No. 2 —
To consider and vote upon a proposal to approve and adopt the Second Amended and Restated Certificate of Incorporation of Virtuoso in the form attached hereto as Annex B (the “Second Amended and Restated Certificate of Incorporation”). We refer to Proposal No. 2 as the “Organizational Document Proposal.”

Proposal No. 3 —
To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the Company Bye-laws, presented separately in accordance with the SEC requirements and in the form attached hereto as Annex D (the “Amended and Restated Bye-laws”). We refer to Proposal No. 3 as the “Governance Proposal.”

Proposal No. 4 —
To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Organizational Document Proposal and the Governance Proposal. We refer to Proposal No. 4 as the “Adjournment Proposal” and, together with the Business Combination Proposal, the Organizational Document Proposal and the Governance Proposal as the “Proposals.”

Each of the Proposals is more fully described in the accompanying proxy statement/prospectus, which we encourage you to read carefully and in its entirety before voting. Only holders of record of Virtuoso’s Class A common stock, par value $0.0001 per share (“Virtuoso Class A Common Stock”) and Virtuoso’s Class B common stock, par value $0.0001 per share (“Virtuoso Class B Common Stock”) at the close of business on October 14, 2021 (the “Record Date”) are entitled to notice of the Special Meeting and to vote and have their votes counted at the Special Meeting and any adjournments or postponements thereof.
After careful consideration, the Virtuoso Board has determined that the Business Combination Proposal, the Organizational Document Proposal, the Governance Proposal and Adjournment Proposal are fair to and in the best interests of Virtuoso and recommends voting “FOR” the Business Combination Proposal, “FOR” the Organizational Document Proposal, “FOR” the Governance Proposal, “FOR” the Adjournment Proposal. See “Proposal No. 1 — The Business Combination Proposal — Virtuoso Board’s Reasons for the Business Combination” for additional information. Consummation of the Transactions is conditioned on the approval of each of the Business Combination Proposal and the Organizational Document Proposal. If either of those proposals is not approved, we will not consummate the Business Combination.
The Business Combination Agreement is attached to this proxy statement/prospectus as Annex A. The form of Second Amended and Restated Certificate of Incorporation of Virtuoso is attached hereto as Annex B, and the form of Amended and Restated Company Bye-laws is attached hereto as Annex D.
In connection with the execution of the Business Combination Agreement, the Company, Wejo, the Sponsor, certain existing holders of Virtuoso and Wejo equity and other parties listed therein, have agreed to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) at the closing of the Transaction. Pursuant to the Registration Rights Agreement, the parties will be entitled to certain customary registration rights, including demand, shelf and piggy-back rights. Certain parties to the Registration Rights Agreement will also be subject to a contractual lock-up on the sale of Company Common Shares. The Registration Rights Agreement will also provide that the Company pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act.
In addition, Virtuoso and the Company entered into certain common stock subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”) pursuant to which, the Company has agreed to issue and sell to the PIPE Investors, in the aggregate, 12,500,000 Company Common Shares at a purchase price of $10.00 per share (“PIPE Investment”). The closing of the investment is conditioned on all conditions set forth in the Business Combination Agreement having been satisfied or waived and other customary closing conditions, and the Transactions will be consummated immediately following the closing of such investment. The Subscription Agreements will terminate upon the earliest to occur of (i) the termination of the Business Combination Agreement, (ii) the mutual written agreement of the parties thereto, (iii) the Company’s notification to the PIPE Investors in writing that it has abandoned its plans to move forward with the Transactions and/or terminates the PIPE Investors’ obligations with respect to the subscription without the delivery of shares having occurred, (iv) if conditions to the closing are not satisfied at or are not capable of being satisfied on or prior to closing and the transactions contemplated by the subscription agreement are not consummated at closing, or (v) the closing has not occurred by March 31, 2022.
Further, Virtuoso entered into a letter agreement (the “Sponsor Agreement”), dated May 28, 2021, by and among Virtuoso, the Company and the Sponsor and certain insiders, pursuant to which, among other things, the Sponsor Persons agreed (i) to vote any shares of Virtuoso’s securities in favor of the Transactions and other Virtuoso Stockholder Matters, (ii) not to redeem any shares of Virtuoso Class A Common Stock or Virtuoso Class B Common Stock, (iii) not to take any action to solicit any offers relating to an alternative business combination, (iv) to use reasonable best efforts to obtain required regulatory approvals, (v) not to transfer any Company Common Shares for a period beginning on the Closing Date and ending on the earlier of (A) one year thereafter or (B) the date on which the volume weighted average price (“VWAP”) of the Company Common Shares equals or exceeds $12.00 per share for any 20 trading days within a 30 trading day period commencing no less than 150 days thereafter, (vi) to waive certain anti-dilution rights and (vii) to be bound to certain other obligations as described therein.
All Virtuoso Stockholders are cordially invited to attend the Special Meeting, and we are providing the accompanying proxy statement/prospectus and proxy card in connection with the solicitation of proxies to be voted at the Special Meeting (or any adjournment or postponement thereof). To ensure your representation at the Special Meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the Special Meeting and vote, obtain a proxy from your broker or bank.
Virtuoso’s Units (each consisting of one share of Virtuoso Class A Common Stock and one-half of one warrant to acquire one share Virtuoso Class A Common Stock (a “Virtuoso Public Warrant”)), Virtuoso Class A Common Stock and Virtuoso Warrants are currently listed on the NASDAQ Stock Market LLC (“NASDAQ”) under the symbols “VOSOU,” “VOSO” and “VOSOW,” respectively. The Company will apply for listing, effective upon the closing of the Business Combination, of its common shares and warrants on the NASDAQ, under the symbols “WEJO” and “WEJO.WS,” respectively.
Pursuant to the Virtuoso Amended and Restated Certificate of Incorporation, in connection with a Business Combination, holders of Virtuoso Common Stock may elect to have their shares redeemed for cash from Virtuoso’s trust account at the applicable redemption price per share calculated in accordance with the Virtuoso Charter. Payment for such redemptions will come from Virtuoso’s trust account that holds a portion of the proceeds of Virtuoso’s initial public offering and the concurrent sale of its Private Placement Warrants.
Proposals to approve the Business Combination Agreement and the other matters discussed in this proxy statement/prospectus will be presented at the Special Meeting.
This proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the Special Meeting of Virtuoso’s stockholders. We encourage you to carefully read this entire document. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 51.
Your vote is important regardless of the number of shares you own. Whether you plan to attend the Special Meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.
The transactions described in the accompanying proxy statement/prospectus have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.
Thank you for your participation. We look forward to your continued support.
By Order of the Board of Directors
Jeffrey D. Warshaw
Chairman of the Board of Directors and
Chief Executive Officer

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED “FOR” EACH OF THE PROPOSALS.
TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE VIRTUOSO REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO VIRTUOSO’S TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN “STREET NAME,” YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER OR BANK TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “SPECIAL MEETING OF VIRTUOSO STOCKHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.
This proxy statement/prospectus is dated October 22, 2021, and is first being mailed to Virtuoso’s stockholders on or about October 22, 2021.

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission, or the “SEC,” by the Company, constitutes a prospectus of the Company under Section 5 of the U.S. Securities Act of 1933, as amended, or the “Securities Act,” with respect to the Company Common Shares to be issued to Virtuoso Stockholders and Wejo shareholders, the Company Warrants to be issued to warrant holders and the Company Common Shares underlying such warrants, if the Business Combination described herein is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended, or the “Exchange Act,” with respect to the Special Meeting of Virtuoso Stockholders at which Virtuoso Stockholders will be asked to consider and vote upon a proposal to approve the Business Combination by the adoption of the Business Combination Agreement, among other matters.
TRADEMARKS
This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this proxy statement/prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. The Company and Virtuoso do not intend their use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of either of them by, any other companies.
FINANCIAL STATEMENT PRESENTATION
The Company was incorporated by Wejo under the laws of Bermuda on May 21, 2021 for the purpose of effectuating the Business Combination described herein. The Company has no material assets and does not operate any businesses. Accordingly, no financial statements of the Company have been included in this proxy statement/prospectus. The Business Combination will result in the Company acquiring, and becoming the successor to, Wejo. Immediately thereafter, it will complete the combination with the public shell company, Virtuoso, with an exchange of the shares and warrants issued by the Company for those of Virtuoso. The Business Combination will be accounted for as a capital reorganization followed by the combination with Virtuoso, which will be treated as a recapitalization. Following the Business Combination, both Wejo and Virtuoso will be indirect wholly owned subsidiaries of the Company.

FREQUENTLY USED TERMS
“Available Cash Amount” means, as of immediately prior to Closing, the aggregate of (i) all amounts in the Trust Account (after reduction for the aggregate amount of payments required to be made in connection with Virtuoso Stockholder Redemption) and (ii) the PIPE Investment proceeds.
“Business Combination” means the transactions contemplated by the Business Combination Agreement.
“Business Combination Agreement” means that certain Agreement and Plan of Merger dated as of May 28, 2021 by and among Virtuoso, the Company, Merger Sub, Limited and Wejo.
“Company” means Wejo Group Limited, an exempted company limited by shares incorporated under the laws of Bermuda.
“Company Board” means the board of directors of the Company following the Business Combination.
“Company Warrants” means warrants that entitle the holder thereof to purchase for $11.50 per share one Company Common Share (subject to adjustment in accordance with the Warrant Agreement).
“Company Charter” means the Company’s Memorandum of Association, dated May 21, 2021.
“Company Common Shares” means the common shares, par value $0.001 per share, of the Company and any successors thereto or other classes of common shares of the Company created by the Company pursuant to the Business Combination Agreement.
“Company Contribution” means, collectively, the PIPE Investment, the Merger, and the Wejo Purchase.
“DGCL” means the Delaware General Corporation Law.
“Earnout Period” means the seven (7) year period following the closing of the Business Combination.
“Earnout Shares” means the Company common Shares issued upon an Earnout Triggering Event during the Earnout Period.
“Earnout Triggering Event” means the date on which the closing volume weighted average price of one share of common stock quoted on the New York Stock Exchange (or the exchange on which the Company Common Shares are then listed) is greater than or equal to certain specified prices for any 20 trading days within any 30 consecutive trading day period within the Earnout Period. The specified price of the Company Common Shares is equal to $15.00 for the first Earnout Period, $18.00 for the second Earnout Period, $21.00 for the third Earnout Period and $24.00 for fourth Earnout Period.
“Existing Holders” means the parties listed as such on the signature page of the Registration Rights Agreement and the Sponsor.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“IPO” means the initial public offering of Virtuoso, which was consummated on January 26, 2021.
“Limited” means Wejo Bermuda Limited, an exempted company limited by shares incorporated under the laws of Bermuda and direct, wholly-owned subsidiary of the Company.
“Limited Contribution” has the meaning specified in the Business Combination Agreement.
“Majority Sellers” means Timothy Lee, Richard Barlow, Diarmid Ogilvy and General Motors Holdings LLC.
‘‘maximum redemption scenario” means a scenario in which, in connection with the Business Combination, the maximum number of shares of Virtuoso Common Stock are redeemed by Virtuoso Stockholders such that the remaining funds held in the trust account after the payment of the redeeming shares’ pro-rata allocation along with the proceeds from the PIPE Investment are sufficient to satisfy the minimum cash condition of $175.0 million in the Business Combination Agreement. The maximum redemption scenario reflects the maximum redemption of 18,000,695 shares of Virtuoso Class A Common Stock for aggregate redemption payments of $180.0 million allocated to Virtuoso Class A Common Stock and additional paid-in capital using par value of $0.001 per share and a redemption price of $10.00 per share. The redemption price is calculated as $230.0 million in the Trust Account per the unaudited pro forma condensed combined balance sheet divided by 23,000,000 shares outstanding. The cash available to fund the maximum redemption scenario includes the funds available in the Trust Account, the $125.0 million PIPE Investment, less the $175.0 million minimum cash condition per the Business Combination Agreement.
“Merger Sub” means Yellowstone Merger Sub, Inc., a Delaware corporation and direct, wholly-owned Subsidiary of the Company.
“OEMs” means original equipment manufacturers, primarily auto manufacturers.
‘‘no redemption scenario’’ are to a scenario in which, in connection with the Business Combination, no shares of Virtuoso Class A Common Stock are redeemed by Virtuoso Public Stockholders.
“PIPE Investment” means the commitment from certain investors for a private placement of 12,500,000 Company Common Shares at a price of $10.00 per share pursuant to the terms of one or more subscription agreements.
“Private Placement Warrants” means the warrants sold to the Sponsor in a private placement in connection with the IPO.
“Registration Rights Agreement” means that certain agreement to be entered into by the Company, Wejo, the Existing Holders, the Majority Sellers, the Wejo Affiliate Holders and the other holders thereto at the Closing.
“Sponsor” means Virtuoso Sponsor LLC.
“Sponsor Agreement” means that certain letter agreement, dated May 28, 2021, by and among Virtuoso, the Company and the Sponsor and certain insiders.
“Sponsor Person” means each of the Sponsor, Jeffrey D. Warshaw, Michael O. Driscoll, Samuel Hendel, Alan Masarek and Peggy Koenig.
“Subscription Agreements” means certain common share subscription agreements entered into by Virtuoso and Wejo Group Limited with certain investors, dated May 28, 2021 and June 25, 2021.
“Trust Account” means the trust account in which Virtuoso placed the net proceeds of the IPO and the sale of the Private Placement Warrants invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, until the earlier of (i) the completion of an initial business combination or (ii) the distribution of the funds in the Trust Account to the Virtuoso stockholders.
“U.S. GAAP” means generally accepted accounting principles in the United States.
“Virtuoso Board” means Virtuoso’s board of directors,
“Virtuoso Common Stock” means Virtuoso Class A Common Stock and Virtuoso Class B Common Stock.
“Virtuoso Public Shares” means shares of Virtuoso’s Class A Common Stock sold as part of the Virtuoso Units in the IPO (whether they were purchased in the IPO or thereafter in the open market).
“Virtuoso Public Stockholders” means holders of the Virtuoso Public Shares, including the Sponsor and the Virtuoso management team to the extent Virtuoso and/or members of Virtuoso management team purchase Virtuoso Public Shares, provided that Sponsor’s and each member of Virtuoso management team’s status as a “Virtuoso Public Stockholder” will only exist with respect to such Virtuoso Public Shares.
“Virtuoso Stockholders” means the holders of shares of Virtuoso Common Stock.
“VOSO Warrant Recapitalization” has the meaning specified in the recitals of the Business Combination Agreement.

“Warrant Agreement” means the Warrant Agreement dated January 21, 2021 between Continental Stock Transfer & Trust Company and Virtuoso.
“Wejo” means Wejo Limited, a private limited company incorporated under the Laws of England and Wales with company number 08813730.
“Wejo Affiliate Holders” means the parties listed as such on the signature page of the Registration Rights Agreement.
“Wejo Purchase” has the meaning specified in the Recitals of the Business Combination Agreement.

MARKET INDUSTRY AND OTHER DATA
In this proxy statement/prospectus, we present industry data, forecasts, information and statistics regarding the markets in which we compete as well as our analysis of statistics, data and other information that we have derived from third parties, including independent consultant reports, publicly available information, various industry publications and other published industry sources. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable. Such information is supplemented where necessary with our own internal estimates and information obtained from discussions with our customers, taking into account publicly available information about other industry participants and our management’s judgment where information is not publicly available. This information appears in “Summary of the Proxy Statement/Prospectus,” “Information About Wejo,” “Wejo’s Management’s Discussion and Analysis of Financial Condition and Results of Operation” and other sections of this proxy statement/prospectus.
Although we believe that these third-party sources are reliable, it does not guarantee the accuracy or completeness of this information, and we have not independently verified this information. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates. Some market data and statistical information are also based on our good faith estimates, which are derived from management’s knowledge of our industry and such independent sources referred to above. Certain market, ranking and industry data included elsewhere in this proxy statement/prospectus, including the size of certain markets and our size or position and the positions of our competitors within these markets, including its services relative to its competitors, are based on estimates by us. These estimates have been derived from management’s knowledge and experience in the markets in which we operate, as well as information obtained from surveys, reports by market research firms, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate and have not been verified by independent sources. Unless otherwise noted, all of our market share and market position information presented in this proxy statement/prospectus is an approximation. References herein to Wejo being a leader in a market or product category refer to our belief that we have a leading market position in each specified market, unless the context otherwise requires. As there are no publicly available sources supporting this belief, it is based solely on our internal analysis of our market position as compared to the estimated position of our competitors. In addition, the discussion herein regarding our various product lines is based on how we define the end markets for our products, which products may be either part of larger overall end markets or end markets that include other types of products and services.
Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and management’s understanding of industry conditions. Although we believe that such information is reliable, we have not had this information verified by any independent sources.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this proxy statement/prospectus may constitute “forward-looking statements” as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission (the “SEC”), all as may be amended from time to time. Forward-looking statements include, but are not limited to, statements regarding Virtuoso’s, the Company’s or Wejo’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: (i) the size, demands and growth potential of the markets for Wejo’s products and services and Wejo’s ability to serve those markets, (ii) the degree of market acceptance and adoption of Wejo’s products and services, (iii) Wejo’s ability to develop innovative products and services and compete with other companies engaged in the automotive technology industry and (iv) Wejo’s ability to attract and retain customers. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of Virtuoso’s registration statement on Form S-1, the proxy statement/prospectus on this Form S-4 relating to the Business Combination and other documents filed by Virtuoso or the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Readers are cautioned not to put undue reliance on forward-looking statements, and Virtuoso, the Company and Wejo assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. None of Virtuoso, the Company or Wejo gives any assurance that any of Virtuoso, the Company or Wejo will achieve its expectations. Forward-looking statements in this prospectus may include, for example, statements about:
•
Virtuoso’s ability to complete the Business Combination or, if Virtuoso does not consummate such Business Combination, any other initial business combination;

•
Satisfaction or waiver (if applicable) of the conditions to the Merger;

•
The occurrence of any other event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

•
The projected financial information, anticipated growth rate and market opportunity of Wejo;

•
The ability to obtain or maintain the listing of the Company’s Common Shares and Company warrants on the NASDAQ following the Business Combination;

•
Virtuoso’s or the Company’s public securities’ potential liquidity and trading;

•
The Company’s ability to raise financing in the future;

•
The Company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors following the completion of the Business Combination;

•
Virtuoso officers and directors allocating their time to other businesses and potentially having conflicts of interest with Virtuoso’s or Wejo’s business or in approving the Business Combination;

•
The use of proceeds not held in the Trust Account or available to us from interest income on the Trust Account balance;

•
The impact of the regulatory environment and complexities with compliance related to such environment, including compliance with restrictions imposed by federal law and data/privacy law in “internet of things” milieu; and

•
Factors relating to the business, operations and financial performance of Wejo and its subsidiaries prior to the Business Combination and the Company and its subsidiaries following the Business Combination.

The forward-looking statements contained in this proxy statement/prospectus, and in any document incorporated by reference in this proxy statement/prospectus, are based on our current expectations and beliefs concerning future developments and their potential effects on Virtuoso, the Company or Wejo. There can be no assurance that future developments affecting Virtuoso, the Company or Wejo will be those that Virtuoso, the Company or Wejo have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Virtuoso’s, the Company’s and/or Wejo’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section of this prospectus entitled “Risk Factors” beginning on page 47 of this proxy statement/prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Before any Virtuoso Stockholder grants its proxy or instructs how its vote should be cast or votes on the proposals to be put to the Special Meeting, such stockholder should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus may adversely affect us.

QUESTIONS AND ANSWERS
The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the Proposals to be presented at the Special Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to Virtuoso Stockholders. Virtuoso urges stockholders to read this proxy statement/prospectus, including the Annexes and the other documents referred to herein, carefully and in their entirety to fully understand the proposed Business Combination and the voting procedures for the Special Meeting, which will be held at 12:00 p.m. Eastern Time, on November 16, 2021, via live webcast. To participate in the Special Meeting, visit and enter the 12-digit control number included on your proxy card. You may register for the meeting as early as on November 8, 2021. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in this proxy statement.
Q: Why am I receiving this proxy statement/prospectus?
A:
Virtuoso, Wejo, the Company, Merger Sub, Limited (Wejo, the Company, Merger Sub and Limited, together, the “Wejo Parties”) have agreed to the Business Combination under the terms of the Business Combination Agreement that is described in this proxy statement/prospectus and is attached to this proxy statement/prospectus as Annex A. The Business Combination Agreement provides that, among other things, (i) Merger Sub will merge with and into Virtuoso, with Virtuoso being the surviving corporation in the merger and a direct, wholly-owned subsidiary of the Company; and (ii) all Wejo shares will be purchased by the Company in exchange for Company Common Shares.

This proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. You should read this proxy statement/prospectus and its annexes carefully and in their entirety. See “Proposal No. 1 — The Business Combination Proposal.”

Q: When and where is the Special Meeting?	A: The Special Meeting will be held on November 16, 2021 at 12:00 p.m. Eastern Time via live webcast at https://www.cstproxy.com/virtuosoacquisition/2021.
Q: Can I attend the Special Meeting in person?
A:
No, you will not be able to attend the Special Meeting in person. Virtuoso will be hosting the Special Meeting via live webcast on the Internet. The webcast will start at 12:00 p.m. Eastern Time on November 16, 2021. Any stockholder can listen to and participate in the Special Meeting live via the Internet at https://www.cstproxy.com/virtuosoacquisition/2021. You will be able to attend the Special Meeting online and vote during the Special Meeting by visiting https://www.cstproxy.com/virtuosoacquisition/2021 and entering the control number on your proxy card.

Q: What do I need in order to participate in the Special Meeting online?
A:
You can attend the Special Meeting via the Internet by visiting https://www.cstproxy.com/virtuosoacquisition/2021. You will need the voter control number included on your proxy card in order to be able to vote your shares during the Special Meeting. If you do not have a voter control number, you will be able to listen to the meeting only, and you will not be able to vote during the Special Meeting.
Q: What is being voted on at the Special Meeting?
A:
Virtuoso Stockholders are being asked to consider and vote upon a proposal to approve the Business Combination described in the accompanying proxy statement/prospectus, including (a) adopting the Business Combination Agreement, (b) approving the issuance of Virtuoso Class C Common Stock in exchange for the warrants held by the Sponsor and (c) approving the other transactions contemplated by the Business Combination Agreement and related agreements described in the accompanying proxy statement/prospectus. See “Proposal No. 1 — The Business Combination Proposal.”

Virtuoso Stockholders are also being asked to consider and vote upon a proposal to approve and adopt the Second Amended and Restated Certificate of Incorporation. See “Proposal No. 2 — Organizational Documents Proposal.”
Virtuoso Stockholders are also being asked to consider and vote upon, on a non-binding advisory basis, the Amended and Restated Bye-laws. See “Proposal No. 3 — Governance Proposal.”
Virtuoso Stockholders may also be asked to consider and vote upon an Adjournment Proposal, which is a proposal to adjourn the Special Meeting to a later date or dates to permit further solicitation and voting of proxies if, based upon the tabulated vote at the time of the Special Meeting, Virtuoso would not have been authorized to consummate the Business Combination. See “Proposal No. 4 — Adjournment Proposal.”
Virtuoso will hold the Special Meeting of its stockholders to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. Stockholders should read it carefully.

Q: Are the Proposals conditioned on one another?
A:
Unless the Business Combination Proposal is approved, the Organizational Documents Proposal and Governance Proposal will not be presented to the Virtuoso Stockholders at the Special Meeting. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus. It is important for you to note that in the event that the Business Combination Proposal does not receive the requisite vote for approval, then Virtuoso will not consummate the Business Combination. In addition, if the Organizational Documents Proposal does not receive the requisite vote for approval, then Virtuoso will not consummate the Business Combination. If Virtuoso does not consummate the Business Combination and fails to complete an initial business combination by January 26, 2023 (or such later date as Virtuoso Stockholders may approve in accordance with its Second Amended and Restated Certificate of Incorporation), Virtuoso will be required to cease operations, redeem its public shares and dissolve and liquidate its Trust Account, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The vote of stockholders is important. Stockholders are encouraged to submit their completed proxy card as soon as possible after carefully reviewing this proxy statement/prospectus.

Q: Why is Virtuoso proposing the Business Combination?
A:
Virtuoso was organized to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Virtuoso is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination. Virtuoso completed its initial public offering (the “IPO”) of its securities on January 26, 2021. Each Unit had an offering price of $10.00 and consists of one share of Virtuoso Class A Common Stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Virtuoso Class A Common Stock at a price of $11.50 per share, subject to adjustment. Only whole warrants are exercisable. The Sponsor purchased 6,600,000 warrants at a price of $1.00 per warrant, each exercisable to purchase one share of Virtuoso Class A Common Stock at a price of $11.50 per share, in a private placement that closed simultaneously with the public offering.
Wejo is an early leader in the connected vehicle data market. Connected vehicles (external and internal research project that between 2020 and 2030 the total number of connected vehicles will triple, from 196 million to 600 million, representing 44% of all cars globally at that time) contain hundreds of data sensors, emitting information such as location, speed, direction and events such as braking, temperature and weather conditions. This data creates intelligence, both historically and in near real-time, that is unavailable from any other source. Wejo ingests and standardizes this data, currently from over 11 million connected vehicles, tracking over 73 million journeys and 16 billion data points a day, mainly in the United States. Wejo products enable customers such as departments of transportation, retailers, construction firms and research departments to unlock unique insights about journeys, cities, electric vehicle usage, safety and more.
In addition to the strength in Wejo’s intellectual property, the firm has relationships with 17 original equipment manufacturers, primarily auto manufacturers (referred to herein as “OEMs”) and Tier 1 suppliers of connected vehicle data components. These relationships include preferred partnerships and provide the unique data set that Wejo ingests on a 1-5 second basis 24 hours a day. To date, no industry standard for connected vehicle data exists. This is where Wejo’s technology has a singular position in the market: by creating that standard, Wejo will enable future products such as vehicle-to-vehicle communications, pay-as-you-drive insurance, automated breakdown recovery, predictive maintenance and touchless “pay by car” commerce for parking, retail and more.
Wejo is also working with the OEMs and Tier 1s to provide SaaS Solutions such as component intelligence and 3D parking assistance in vehicle. Data For Good™: From our inception, this slogan has captured our firm belief that connected vehicle data will reduce emissions, make roads safer and create positive driver experiences. Wejo’s products are built with a total commitment to data privacy and security, 100% compliant with regulations such as GDPR and CCPA. Wejo plans to leverage its leading position in North America and continue its expansion into Europe, Asia and the rest of the world.
After careful consideration, the Virtuoso Board has determined that the Business Combination Proposal, the Organizational Document Proposal, the Governance Proposal and Adjournment Proposal are fair to and in the best interests of Virtuoso and recommends voting “FOR” the Business Combination Proposal, “FOR” the Organizational Document Proposal, “FOR” the Governance Proposal and, if presented, “FOR” the Adjournment Proposal. See “Proposal No. 1 — The Business Combination Proposal — Virtuoso Board’s Reasons for the Business Combination” for additional information. Consummation of the Business Combination is conditioned on the approval of each of the Business Combination Proposal and the Organizational Document Proposal. If either of those proposals is not approved, we will not consummate the Transaction.

Q: What will happen in the Business Combination?	A: At the Closing, Merger Sub will merge with and into Virtuoso, with Virtuoso surviving such Merger.

Upon consummation of the Merger, Virtuoso will become a wholly-owned indirect subsidiary of the Company and holders of Virtuoso’s securities will exchange their Virtuoso securities for securities of the Company. In particular, among other transactions, (i) each outstanding share of Virtuoso Class A Common Stock (excluding shares that are redeemed by the holders) and each outstanding share of Virtuoso Class B Common Stock will be converted into one Company Common Share, and (ii) each outstanding Virtuoso Public Warrant will become one Company Warrant that will entitle the holder thereof to purchase one Company Common Share in lieu of one share of Virtuoso Class A Common Stock.

Q: What equity stake will the current stockholders of Virtuoso, the PIPE Investors and Wejo hold in the post-combination company after the closing?
A:
Upon consummation of the Business Combination, the Company will become a new public company and Virtuoso will become a wholly-owned subsidiary of the Company. Wejo shareholders, the former security holders of Virtuoso, and the PIPE Investors will all be security holders of the Company. See the section entitled “Beneficial Ownership of Securities.”

The following table illustrates varying ownership levels in the Company immediately following the consummation of the Business Combination as per the assumptions of the redemption scenarios indicated.

	Scenario 1 Assuming No Redemptions		Scenario 2 Assuming Maximum Redemptions
	Shares	%	Shares	%
Equity Capitalization Summary(1)
Wejo Limited shareholders	68,067,900	62.3%	68,067,900	74.5%
Virtuoso Public Stockholders	23,000,000	21.0%	4,999,305	5.5%
Sponsor	5,750,000	5.3%	5,750,000	6.3%
PIPE Investors	12,500,000	11.4%	12,500,000	13.7%
Total Company Common Shares	109,317,900	100.0%	91,317,205	100.0%

(1)
If the Company Common Shares expected to be issued from: (i) the Equity Incentive Plan after closing of the Business Combination are deemed issued as of consummation of the Business Combination, (ii) the Earnout Shares issuable to certain Wejo Limited shareholders upon the achievement of price triggers of $15.00, $18.00, $21.00 and $24.00 during the Earnout Period are deemed issued as of consummation of the Business Combination and (iii) the exchangeable units of Limited are deemed exchanged for Company Common Shares (a) assuming no redemptions, the Wejo Limited shareholders would hold 58.6%, Virtuoso’s Public Stockholders would hold 18.2%, the PIPE Investors would hold 9.9%, the Sponsor would hold 9.8% and the recipients of such grant of Company Common Shares would represent 3.5%, in each case, of the 126,290,616 pro forma Company Common Shares and (b) assuming maximum redemptions, the Wejo Limited shareholders would hold 68.9%, Virtuoso’s Public Stockholders would hold 4.6%, the PIPE Investors would hold 11.6%, the Sponsor would hold 11.5%, and the recipients of such grant of Company Common Shares would represent 3.4%, in each case, of the 107,569,893 pro forma Company Common Shares. The table and the preceding sentence do not include 11,500,000 Company Common Shares issuable upon the exercise of the Virtuoso Public Warrants. See “Wejo’s Executive and Director Compensation — Equity Compensation”.

Q: How has the announcement of the Business Combination affected the trading price of the Virtuoso Class A Common Stock?
A:
On May 27, 2021, the trading date before the public announcement of the Business Combination, Virtuoso’s Units, Virtuoso Class A Common Stock shares and Virtuoso Warrants closed at $10.00, $9.63 and $0.80, respectively. On October 18, 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, Virtuoso’s Units, Virtuoso Class A Common Stock shares and Virtuoso Warrants closed at $10.47, $9.96 and $0.96, respectively.

Q: Will new financing be obtained in connection with the Business Combination?
A:
Yes, the PIPE Investors have agreed to purchase in the aggregate of 12,500,000 shares of Company Common Shares, for a price of $10.00 per share, in the PIPE Investment. The PIPE Investment is contingent upon, among other things, the closing of the Business Combination. See “Proposal No. 1 — The Business Combination Proposal.” Certain of Virtuoso’s officers, directors and their affiliates are PIPE Investors having agreed to purchase an aggregate of 365,000 Company Common Shares representing a total investment of $3,650,000 in the PIPE Investment. See “Beneficial Ownership of Securities” for additional information. The Sponsor has waived any anti-dilution rights it may have with respect to the PIPE Investment.

Q: What are the U.S. federal income tax consequences of the Business Combination to U.S. holders of Virtuoso Common Stock and/or Virtuoso Warrants?
A:
As described more fully under the section entitled “Proposal No. 1 — The Business Combination Proposal — Material Tax Considerations — Material U.S. Federal Income Tax Considerations — U.S. Holders,” subject to the discussions below of Virtuoso Public Warrants and Section 367(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the exchange by Virtuoso Stockholders of Virtuoso Common Stock and the acquisition of the Company Common Shares by Virtuoso Stockholders solely in exchange therefor resulting from the Merger, taken together with the Wejo Purchase and the PIPE Investment, is expected to qualify as a transfer of property to a corporation in exchange for stock qualifying for non-recognition of gain or loss under Section 351(a) of the Code. In addition, the parties expect that Section 367(a) of the Code should not cause the Company to not be treated as a corporation for purposes of non-recognition of gain under Section 351(a) of the Code.

Accordingly, the expected U.S. federal income tax treatment of U.S. holders of Virtuoso Common Stock or Virtuoso Public Warrants is as follows: (1) a U.S. holder that owns only Virtuoso Common Stock but not Virtuoso Public Warrants and that exchanges such Virtuoso Common Stock for Company Common Shares in the Merger and related transactions generally should not recognize gain or loss; (2) a U.S. holder that owns only Virtuoso Public Warrants but not Virtuoso Common Stock and whose Virtuoso Public Warrants convert into Company Warrants should recognize gain or loss upon the conversion of Virtuoso Public Warrants into Company

Warrants equal to the difference between the fair market value of the Company Warrants received and such U.S. holder’s adjusted tax basis in such U.S. holder’s Virtuoso Public Warrants, and (3) a U.S. holder that receives Company Common Shares and whose Virtuoso Public Warrants convert into Company Warrants in the Merger and related transactions should recognize gain (if any) with respect to the shares of Virtuoso Common Stock and Virtuoso Public Warrants held immediately prior to the Merger in an amount equal to the lesser of (i) the excess (if any) of the fair market value of the Company Common Shares and Company Warrants received over such U.S. holder’s tax basis in the Virtuoso Common Stock and Virtuoso Public Warrants or (ii) the fair market value of the Company Warrants received. Any loss realized by a U.S. holder would not be recognized.
If the exchange by Virtuoso Stockholders of Virtuoso Common Stock and the acquisition of Company Common Shares by Virtuoso Stockholders in exchange therefor resulting from the Merger, together with the Wejo Purchase and the PIPE Investment, is not treated as a transfer of property to a corporation in exchange for stock qualifying for non-recognition of gain or loss under Section 351(a) of the Code or is treated as a transfer described in Section 351(a) of the Code but it is determined that Section 367(a) of the Code applies to the transfer of Virtuoso Common Stock, then a U.S. holder would generally recognize gain, if any, in an amount equal to the excess of (i) the fair market value of the Company Common Shares (and, if such Virtuoso Stockholders also hold Virtuoso Public Warrants that pursuant to the terms of the Virtuoso Public Warrants convert into Company Warrants, the converted Company Warrants) received over (ii) such U.S. holder’s adjusted tax basis in such Virtuoso Common Stock (and Virtuoso Public Warrants, if any). This could result in a U.S. holder of Virtuoso Common Stock (and Virtuoso Public Warrants, if any) recognizing a greater amount of gain for U.S. federal income tax purposes than such holder would have recognized if Section 351(a) of the Code applied or Section 367(a) of the Code did not apply.

The summary above is qualified in its entirety by the more detailed discussion provided in the section entitled “Material Tax Considerations — Material U.S. Federal Income Tax Considerations.”
Q: What are the U.S. federal income tax consequences of exercising my redemption rights?
A:
The receipt of cash by a U.S. holder of Virtuoso Class A Common Stock in redemption of such shares will be a taxable transaction for U.S. federal income tax purposes. See “Proposal No. 1 — The Business Combination Proposal — Material Tax Considerations — Material U.S. Federal Income Tax Considerations — U.S. Holders — Redemption of

Virtuoso Common Stock Pursuant to the Virtuoso Stockholder Redemption” for additional information. You are urged to consult your tax advisors regarding the tax consequences of exercising your redemption rights.
You are urged to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q: What conditions must be satisfied to complete the Business Combination?
A:
There are a number of closing conditions to the Business Combination, including, but not limited to, the following:

•
Approval of the Proposals herein by the holders of Virtuoso Common Stock;

•
The expiration or termination of the waiting period under the HSR Act;

•
No order governmental, statute, rule or regulation enjoining or prohibiting the consummation of the Business Combination being in force;

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Virtuoso having at least $5,000,001 of net tangible assets remaining after the Virtuoso stockholder redemption;

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This Registration Statement on Form S-4 having become effective;

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The Company Common Shares having been approved for listing on the NASDAQ;

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Customary bring down conditions;

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Each of the covenants of the parties to the Sponsor Agreement having been performed as of or prior to the closing of the Business Combination in all material respects

•
Each of the covenants of Sponsor required under the Sponsor Agreement to be performed as of or prior to consummation of the Business Combination shall have been performed in all material respects, and the Sponsor shall not have threatened (a) that the Sponsor Agreement is not valid, binding and in full force and effect, (b) that the Company is in beach of or default under the Sponsor Agreement or (c) to terminate the Sponsor Agreement;

•
No material adverse effect on Wejo or Virtuoso; and

•
The Available Cash Amount not being less than $175,000,000.

For a summary of all the conditions that must be satisfied or waived prior to the completion of the Business Combination, see “Proposal No. 1 — The Business Combination Proposal.”

Q: How many votes do I have at the Special Meeting?
A:
Virtuoso Stockholders are entitled to one vote at the Special Meeting for each share of Virtuoso Common Stock held as of record as of October 14, 2021, the record date for the Special Meeting (the “Record Date”). As of the close of business on the Record Date, there were 23,000,000 of Virtuoso Class A Common Stock outstanding and 5,750,000 shares of Virtuoso Class B Common Stock outstanding. The holders of Virtuoso Warrants have no voting rights with respect to such securities.

Q: Why is Virtuoso proposing the Governance Proposal?
A:
Virtuoso is requesting that its stockholders vote upon, on a non-binding advisory basis, a proposal to approve certain governance provisions contained in the Company’s Bye-laws that materially affect stockholder rights. This vote is not otherwise required by Delaware law, but, consistent with SEC guidance, Virtuoso is submitting these provisions to its stockholders separately for approval. The stockholder vote regarding this proposal is an advisory vote and is not binding on Virtuoso or the Virtuoso Board. Furthermore, the Business Combination is not conditioned on the approval of the Governance Proposal. See “Proposal No. 2 — Governance Proposal.”

Q: What vote is required to approve the Proposals presented at the Special Meeting?
A:
The following votes are required for each of the Proposals at the Special Meeting:

•
Business Combination Proposal:   Virtuoso may consummate the Business Combination only if it is approved by the affirmative vote of holders of a majority of outstanding shares of Virtuoso Common Stock. Broker non-votes and abstentions will have the same effect as a vote against the proposal. Holders of Virtuoso Class A Common Stock and Virtuoso Class B Common Stock will vote together as a single class.

•
Organizational Documents Proposal:   The approval of the Organizational Documents Proposal requires the affirmative vote of holders of a majority of outstanding shares of Virtuoso Common Stock entitled to vote thereon at the Special Meeting. The requirement that the prior vote or written consent by the holders of a majority of shares of Class B Common Stock outstanding to vote separately as a single class when amending the Second Amended and Restated Certificate of Incorporation is satisfied here by virtue of the Sponsor Agreement, whereby the Sponsor Persons, agreed to vote their shares of Virtuoso securities in favor of the Business Combination and other Virtuoso Shareholder Matters. Broker non-votes and abstentions will have the same effect as a vote against the proposal.

•
Governance Proposal:   The approval of the Governance Proposal requires the affirmative vote of a majority of the votes cast by holders of Virtuoso Common Stock, voting together as a single class, present or represented by proxy at the meeting and entitled to vote thereon.

Broker non-votes will have no effect on the vote, and abstentions will have the same effect as a vote against the proposal.
•
Adjournment Proposal:   The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of Virtuoso Common Stock, voting together as a single class, present or represented by proxy at the meeting and entitled to vote thereon. Broker non-votes will have no effect on the vote, and abstentions will have the same effect as a vote against the proposal.

Q: What constitutes a quorum at the Special Meeting?
A:
A quorum shall be present at the meeting of the Virtuoso stockholders if the holders of shares of outstanding Virtuoso Common Stock representing a majority of the voting power of all outstanding shares of Virtuoso Common Stock entitled to vote at such meeting are present in person or by proxy. In the absence of a quorum, the chair of the Special Meeting may adjourn the meeting until a quorum shall attend. As of the Record Date, 14,376,000 shares of Virtuoso Common Stock would be required to achieve a quorum.

Q: How do the Sponsor Persons intend to vote on the Proposals?
A:
The Sponsor Persons are entitled to vote an aggregate of approximately 20% of the outstanding shares of Virtuoso Common Stock. In connection with the execution of the Business Combination Agreement, Virtuoso entered into the Sponsor Agreement, by and among itself, the Company and the Sponsor Persons, pursuant to which, among other things, the Sponsor Persons agreed to vote any shares of Virtuoso’s securities in favor of the Business Combination and other Virtuoso Stockholder Matters, as described further herein. As of the record date for the special meeting, 14,376,000 shares of Virtuoso Common Stock would be required to be present at the special meeting to achieve a quorum. Approval of each of the Business Combination Proposal, the Organizational Documents Proposals, the Governance Proposal and the Adjournment Proposal, requires the affirmative vote of the holders of a majority of the Virtuoso Common Stock who, being present in person or represented by proxy and entitled to vote at the special meeting, vote at the special meeting. As a result, approval of each of the foregoing proposals would require 8,625,001 of the Virtuoso Public Shares or approximately 37.50%, of the total 23,000,000 Virtuoso Public Shares currently issued and outstanding to be voted for each of the foregoing proposals in addition to the shares to be voted by the Sponsor Persons (assuming all outstanding shares are voted). Assuming only the minimum number of shares of Virtuoso Common Stock necessary to constitute a quorum are present in person or by proxy at the Special Meeting, 8,625,001 Virtuoso Public Shares, or 37.5% of all Virtuoso Public Shares, would be required to approve the Business Combination Proposal and

1,437,501 Virtuoso Public Shares, or 6.25% of all Virtuoso Public Shares, would be required to approve the Organizational Documents Proposal, the Governance Proposal and the Adjournment Proposal.
Q: Do I have redemption rights?
A:
Yes; however, pursuant to the Virtuoso Amended and Restated Certificate of Incorporation, in connection with the completion of the Business Combination, holders of publicly held shares of Virtuoso Common Stock, together with any affiliates or any other persons with whom such stockholder is acting in concert or as a group, will be restricted from seeking redemption with respect to more than an aggregate of 15% of shares of Common Stock offered as part of Virtuoso’s IPO. Moreover, the maximum redemption that can occur of shares of Virtuoso Class A Common Stock in order to meet the minimum cash condition of $175 million and ensure that Virtuoso will have at least $5,000,001 of net tangible assets remaining, both as required for Closing, is a redemption of 18,000,695 shares of Virtuoso Class A Common Stock (assuming that the $125 million PIPE investment is consummated).

Q: Will how I vote affect my ability to exercise redemption rights?
A:
No, you may exercise your redemption rights regardless of whether you vote or, if you vote, irrespective of whether you vote “FOR” or “AGAINST” the Business Combination Proposal, the Organizational Documents Proposal, the Director Election Proposal or the Adjournment Proposal. As a result, the Business Combination Agreement can be approved by stockholders who will redeem their shares of Virtuoso Class A Common Stock and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of the NASDAQ.

Q: How do I exercise my redemption rights?
A:
If you are a holder of shares of Virtuoso Class A Common Stock (other than a Sponsor Person) and wish to exercise your right to have your shares of Virtuoso Class A Common Stock redeemed, you must, at your option:

•
Submit a written request to Continental Stock Transfer & Trust Company, Virtuoso’s transfer agent, in which you (a) request that Virtuoso redeem all or a portion of your shares of Class A Common Stock for cash and (b) identify yourself as the beneficial holder of the shares of Class A Common Stock by providing your legal name, address and phone number; or

•
Deliver your shares of Class A Common Stock to Continental Stock Transfer & Trust Company, Virtuoso’s transfer agent, physically or electronically through The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System.

Holders of shares of Class A Common Stock must complete either of the procedures above for electing to redeem their shares of Class A Common Stock in the manner described above prior to 5:00 p.m. Eastern Time on November 12, 2021 (two (2) business days before the Special Meeting) in order for their shares of Class A Common Stock to be redeemed.
The address of Continental Stock Transfer & Trust Company, Virtuoso’s transfer agent, is listed under the question “Who can help answer my questions?” below.
Holders of Units must elect to separate the Units into the underlying shares of Virtuoso Class A Common Stock and Virtuoso Warrants prior to exercising redemption rights with respect to the shares of Virtuoso Class A Common Stock. If holders hold their Virtuoso Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the Virtuoso Units into the underlying shares of Virtuoso Class A Common Stock and Virtuoso Warrants, or if a holder holds Virtuoso Units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company, Virtuoso’s transfer agent, directly and instruct them to do so.
Holders of shares of Virtuoso Class A Common Stock will be entitled to request that their shares of Virtuoso Class A Common Stock be redeemed for a pro rata portion of the amount on deposit in the Trust Account as of two (2) business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to Virtuoso (net of taxes payable). However, the proceeds deposited in the Trust Account could become subject to the claims of Virtuoso’s creditors, if any, which would have priority over the claims of holders of shares of Virtuoso Class A Common Stock. Therefore, the per share distribution from the Trust Account in such a situation may be less than originally expected due to such claims. It is expected that the funds to be distributed to holders of shares of Virtuoso Class A Common Stock electing to redeem their shares of Virtuoso Class A Common Stock will be distributed promptly after the consummation of the Business Combination.
A holder of shares of Virtuoso Class A Common Stock, together with any affiliate of such holder and any person with whom such holder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), may not seek to have more than 15% of the aggregate shares of Virtuoso Class A Common Stock redeemed without the consent of Virtuoso.
Any request for redemption, once made by a holder of shares of Virtuoso Class A Common Stock, may be withdrawn at any time up to the time of the vote on the Business Combination Proposal. Furthermore, if a holder of shares of Virtuoso Class A Common Stock delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of shares of Virtuoso Class A Common Stock electing to redeem their shares will be distributed promptly after the completion of the Business Combination. You may make such request by contacting Continental Stock Transfer & Trust Company, Virtuoso’s transfer agent, at the phone number or address listed under the question “Who can help answer my questions?” below.
Any corrected or changed written exercise of redemption rights must be received by Continental Stock Transfer & Trust Company, Virtuoso’s transfer agent, two (2) business days prior to the vote taken on the Virtuoso Stockholder Matters at the Special Meeting. No request for redemption will be honored unless the holder’s shares of Virtuoso Class A Common Stock have been delivered (either physically or electronically) to Continental Stock Transfer & Trust Company, at least two (2) business days prior to the Special Meeting.
If you exercise your redemption rights, then you will be exchanging your shares of Virtuoso Class A Common Stock for cash and will not be entitled to Company Common Shares upon consummation of the Business Combination.
If you are a holder of shares of Virtuoso Class A Common Stock and you exercise your redemption rights, such exercise will not result in the loss of any Virtuoso Warrants that you may hold.

Q: If I am a Virtuoso Warrant holder, can I exercise redemption rights with respect to my Virtuoso Warrants?	A: No, the holders of Virtuoso Warrants have no redemption rights with respect to such securities.
Q: If I am a Virtuoso Unit holder, can I exercise redemption rights with respect to my Virtuoso Units?
A:
No, holders of outstanding Virtuoso Units must separate the underlying shares of Virtuoso Class A Common Stock and Virtuoso Warrants prior to exercising redemption rights with respect to the shares of Virtuoso Class A Common stock.

If you hold Virtuoso Units registered in your own name, you must deliver the certificate for such Virtuoso Units to Continental Stock Transfer & Trust Company, Virtuoso’s transfer agent, with written instructions to separate such Virtuoso Units into shares of Virtuoso Class A Common Stock and Virtuoso Warrants. This must be completed far enough in advance to permit the mailing of the share certificates back to you so that you may then exercise your redemption rights upon the separation of the shares of Virtuoso Class A Common Stock from the Virtuoso Units. See “How do I exercise my redemption rights?” above. The address of Continental Stock Transfer & Trust Company is listed under the question “Who can help answer my questions?” below.

If a broker, bank, or other nominee holds your Virtuoso Units, you must instruct such broker, bank or nominee to separate your Virtuoso Units. Your nominee must send written instructions to Continental Stock Transfer & Trust Company, Virtuoso’s transfer agent. Such written instructions must include the number of Virtuoso Units to be split and the nominee holding such Virtuoso Units. Your nominee must also initiate electronically, using DTC’s DWAC System, a withdrawal of the relevant Virtuoso Units and a deposit of the number of shares of Virtuoso Class A Common Stock and Virtuoso Warrants represented by such Virtuoso Units. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the shares of Virtuoso Class A Common Stock from the Virtuoso Units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your shares of Virtuoso Class A Common Stock to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Q: Do I have appraisal rights if I object to the proposed Business Combination?	A: No, neither Virtuoso stockholders nor Virtuoso Unit holders have appraisal rights in connection with the Business Combination under the DGCL.
Q: I am a Virtuoso Warrant holder — why am I receiving this proxy statement/prospectus?
A:
As a holder of Virtuoso Warrants, which will become Company Warrants, you will be entitled to purchase one Company Common Share in lieu of one share of Class A Common Stock at a purchase price of $11.50 upon consummation of the Business Combination. This proxy statement/prospectus includes important information about the Company and the business of Wejo and its subsidiaries following the consummation of the Business Combination. Since holders of Virtuoso Warrants will become holders of Company Warrants and may become holders of Company Common Shares upon consummation of the Business Combination, we urge you to read the information contained in this proxy statement/prospectus carefully.

Q: What happens to the funds deposited in the Trust Account after consummation of the Business Combination?
A:
Of the net proceeds of Virtuoso’s IPO and simultaneous private placements, a total of $230,000,000 was placed in the Trust Account following the IPO. After consummation of the Business Combination, the funds in the Trust Account will be released to Virtuoso and used by Virtuoso to pay holders of the shares of Class A Common Stock who exercise redemption rights, to pay fees and expenses incurred in connection with the Business Combination and for expenses related to prior proposed business combinations that were not consummated.

Q: What happens if a substantial number of Virtuoso stockholders vote in favor of the Business Combination Proposal and exercise their redemption rights?
A:
Holders of shares of Virtuoso Class A Common Stock may vote in favor of the Business Combination and exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of Virtuoso stockholders are substantially reduced as a result of redemption by holders of Virtuoso Class A Common Stock. The Virtuoso Amended and Restated Certificate of Incorporation provides that the Business Combination will not be consummated if, upon the consummation of the Business Combination, Virtuoso does not have at least $5,000,001 in net tangible assets after giving effect to the payment of amounts that Virtuoso will be required to pay to redeeming stockholders upon consummation of the Business Combination. In the event of significant stockholder redemptions, with fewer shares of Virtuoso Class A Common Stock and fewer holders of shares of Virtuoso Class A Common Stock, the trading market for Company Common Shares may be less liquid than the market for shares of Class A Common Stock was prior to the consummation of the Business Combination and one of the conditions to the consummation of the Business Combination may not be satisfied if the redemptions result in the Available Cash Amount being less than $175,000,000. In addition, in the event of significant stockholder redemptions, the Company may not be able to meet the listing standards for the NASDAQ. Virtuoso and the Wejo Parties have certain obligations in the Business Combination Agreement to use reasonable best efforts in connection with consummating the Business Combination, including with respect to satisfying the NASDAQ listing condition. Unless waived in accordance with the Business Combination Agreement, if either the NASDAQ listing condition in the Business Combination Agreement or the Available Cash Amount condition is not met, the

Business Combination may not be consummated. In connection with the Business Combination, holders of Virtuoso Public Warrants will receive Company Warrants each of which entitles the holder to purchase one Company Common Share at a price of $11.50 per share. Virtuoso’s Public Stockholders can retain their Virtuoso Public Warrants (which will be exchanged for Company Public Warrants in the Business Combination), even if they elect to redeem their Virtuoso Common Stock. Regardless of redemptions, there will still be an aggregate of 11,500,000 Virtuoso Public Warrants outstanding after the Business Combination, which have an aggregate value of $12,650,000 based on the closing price of Virtuoso’s Public Warrants on Nasdaq of $1.10 on August 31, 2021. To the extent such warrants are exercised, additional Company Common Shares will be issued, which could result in dilution to the then existing holders of our Company Common Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of the Company Common Shares. For additional risks relating to the redemption of shares to remaining holders see “Risk Factors — The Company Warrants being provided in exchange for the Virtuoso Public Warrants will continue to contain a provision that would allow the Company to redeem such warrants prior to their exercise at a time that is disadvantageous to the holders of Company Warrants and thereby making the Company Warrants worthless” and “Risk Factors — Deferred underwriting fees in connection with the IPO and payable at the consummation of our initial business combination will not be adjusted to account for redemptions by the Virtuoso Public Stockholders; if the Virtuoso Public Stockholders exercise their redemption rights, the amount of effective total underwriting commissions as a percentage of the aggregate proceeds from the IPO will increase.”

Q: What happens if the Business Combination is not consummated?
A:
If Virtuoso does not complete the Business Combination with the Company and the Wejo Parties (or another initial business combination) by January 26, 2023, Virtuoso must cease operations, redeem each of its public shares for their pro rata portion of the funds in the Trust Account (approximately $10.00158 per share as of October 14, 2021) and dissolve and liquidate its Trust Account, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Q: When do you expect the Business Combination to be completed?
A:
The Business Combination will be consummated as promptly as practicable (and in any event no later than 8:00 a.m. Eastern Time on the third (3rd) business day) following the satisfaction, or waiver, of the conditions precedent to Closing set forth in the Business Combination Agreement, including the approval of the

Business Combination Proposal by the holders of Virtuoso Common Stock or as otherwise agreed by the parties to the Business Combination Agreement. For a description of the conditions for the completion of the Business Combination, see “Proposal No. 1 — Conditions to Closing of the Transaction.”

Q: What do I need to do now?
A:
Virtuoso urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a stockholder and/or warrant holder of Virtuoso. Stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q: How do I vote?
A:
If you are a holder of record of Virtuoso Common Stock on the Record Date, you may vote remotely at the Special Meeting or by submitting a proxy for the Special Meeting. The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the Special Meeting online, vote during the Special Meeting by visiting https://www.cstproxy.com/virtuosoacquisition/2021 and entering the control number on your proxy card. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the meeting and vote remotely, obtain a proxy from your broker, bank or nominee and a control number from Continental Stock Transfer & Trust Company, available once you have received your proxy by emailing proxy@continentalstock.com.

Q: If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?
A:
No, under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the Proposals presented to the Virtuoso stockholders at the Special Meeting will be considered non-routine and, therefore, your broker, bank or nominee cannot vote your shares without your instruction on any of the Proposals presented at the Special Meeting. If you do not provide instructions with your proxy, your broker, bank or other nominee may deliver a proxy card expressly indicating that it is not voting your shares; this indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the Special Meeting. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q: May I change my vote after I have mailed my signed proxy card?
A:
Yes, Virtuoso stockholders of record may send a later-dated, signed proxy card to Virtuoso’s transfer agent at the address set forth at the end of this section so that it is received prior to the vote at the Special Meeting or attend the Special Meeting by visiting https://www.cstproxy.com/virtuosoacquisition/2021, entering the control number on your proxy card and voting. Stockholders also may revoke their proxy by sending a notice of revocation to Virtuoso’s transfer agent, which must be received by Virtuoso’s transfer agent prior to the vote at the Special Meeting.

Q: What happens if I fail to take any action with respect to the Special Meeting?
A:
If you fail to take any action with respect to the Special Meeting and the Business Combination is approved by Virtuoso stockholders and consummated, you will become a stockholder and/or warrant holder of the Company. If you fail to take any action with respect to the Special Meeting and the Business Combination is not approved, you will continue to be a stockholder and/or warrant holder of Virtuoso.

Q: What should I do if I receive more than one set of voting materials?
A:
Virtuoso stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Virtuoso Common Stock.

Q: What happens if I sell my Virtuoso Common Stock before the Special Meeting?
A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting and earlier than the date the Business Combination is expected to be completed. If you transfer your shares after the Record Date, but before the Special Meeting date, unless you grant a proxy to the transferee, you will retain your right to vote at the Special Meeting.

Q: Who can help answer my questions?
A:
If you have questions about the Business Combination or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card, you should contact Virtuoso’s proxy solicitor as follows:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
Individuals call toll-free: (800) 322-2885
Banks and brokers call: (212) 929-5500
Email: proxy@mackenziepartners.com
You may also obtain additional information about Virtuoso from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of shares of Virtuoso Class A Common Stock and you intend to redeem your shares, you will need to either submit a written request to or deliver your shares of Class A Common Stock (either physically or electronically) to Virtuoso’s transfer agent at the address below at least two (2) business days prior to the Special Meeting. If you have questions regarding the certification of your position or delivery of your stock for redemption, please contact Virtuoso’s transfer agent as follows:
Continental Stock Transfer & Trust Company
Attention: Mark Zimkind
1 State Street, 30th Floor
New York, New York 10004
mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS
This summary highlights selected information included in this proxy statement/prospectus and does not contain all of the information that may be important to you. You should read this entire document and its annexes and the other documents to which we refer before you decide how to vote. Each item in this summary includes a page reference directing you to a more complete description of that item.
Parties to the Business Combination
Virtuoso
Virtuoso is a blank check company incorporated on August 25, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
On January 26, 2021, Virtuoso consummated its IPO of its securities. Each Unit had an offering price of $10.00 and consists of one share of Virtuoso Class A Common Stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of its Class A Common Stock at a price of $11.50 per share, subject to adjustment. Only whole warrants are exercisable.
Simultaneously with the closing of the IPO, Virtuoso consummated a private sale to the Sponsor of 6,600,000 Private Placement Warrants at a price of $1.00 per warrant, each exercisable to purchase one share of Virtuoso Class A Common Stock at a price of $11.50 per share.
Virtuoso Units, Virtuoso Class A Common Stock and Virtuoso Public Warrants are listed on the NASDAQ under the symbols “VOSOU,” “VOSO” and “VOSOW,” respectively.
Wejo Limited
Wejo Limited was incorporated under the laws of England and Wales on December 13, 2013.
Wejo is an early leader in the connected vehicle data market. Connected vehicles (external and internal research sources project that between 2020 and 2030 the total number of connected vehicles will triple, from 196 million to 600 million, representing 44% of all cars globally at that time) contain hundreds of data sensors, emitting information such as location, speed, direction and events such as braking, temperature and weather conditions. This data creates intelligence, in near real-time and historically, that is unavailable from any other source. Wejo ingests and standardizes this data, currently from over 11 million connected vehicles, tracking over 73 million journeys and 16 billion data points a day, currently mainly in the United States. Wejo products enable customers such as departments of transportation, retailers, construction firms and research departments to unlock unique insights about journeys, cities, electric vehicle usage, safety and more.
In addition to the strength in Wejo’s intellectual property, the firm has relationships with 17 OEMS and Tier 1 suppliers of connected vehicle data components. These relationships include preferred partnerships and provide the unique data set that Wejo ingests on a 1-5 second basis 24 hours a day. To date, no industry standard for connected vehicle data exists. This is where Wejo’s technology has a singular position in the market: by creating that standard, Wejo will enable future products such as vehicle-to-vehicle communications, pay-as-you-drive insurance, automated breakdown recovery, predictive maintenance and touchless “pay by car” commerce for parking, retail and more.
Wejo is also working with the OEMs and Tier 1s to provide SaaS Solutions such as component intelligence and 3D parking assistance in vehicle. Data For Good™: From our inception, this slogan has captured our firm belief that connected vehicle data will reduce emissions, make roads safer and create positive driver experiences. Wejo’s products are built with a total commitment to data privacy and security, 100% compliant with regulations such as GDPR and CCPA. Wejo plans to leverage its leading position in North America and continue its expansion into Europe, Asia and the rest of the world.
The mailing address of Wejo Limited’s principal executive offices is ABC Building 21-23 Quay St ., Manchester, United Kingdom, X0 M3 4AE.

Wejo Group Limited
Wejo Group Limited was incorporated by Wejo Limited under the laws of Bermuda on May 21, 2021 for the purpose of effectuating the Business Combination described herein and becoming the parent company of the combined business following the consummation of the Business Combination.
Wejo Group Limited was incorporated with an aggregate share capital of 10 common shares of par value $1.00 each, all of which are authorized and outstanding as of the date of this proxy statement/prospectus. For descriptions of Wejo Group Limited’s securities, please see the section titled “Description of the Company’s Securities” for additional information.
The mailing address of Wejo Group Limited’s principal executive offices is Canon’s Court, 22 Victoria Street, Hamilton, HM12, Bermuda.
Wejo Bermuda Limited
Wejo Bermuda Limited was incorporated under the laws of Bermuda on May 21, 2021, and is a wholly owned subsidiary of Wejo Group Limited.
The mailing address of Wejo Bermuda Limited’s principal executive offices is Canon’s Court, 22 Victoria Street, Hamilton, HM12, Bermuda.
Yellowstone Merger Sub, Inc.
Merger Sub is a wholly owned subsidiary of Wejo Limited formed solely for the purposes of effectuating the Merger described herein. Merger Sub was incorporated under the laws of Delaware as a corporation on May 24, 2021. Merger Sub owns no material assets and does not operate any business. The mailing address of Merger Sub’s principal executive offices are located at 767 5th Avenue, New York, NY 10153.
The Business Combination
Structure of the Transactions
Pursuant to the Business Combination Agreement, a business combination between Virtuoso and Wejo will be effected through, among other things, (i) the Merger, whereby Merger Sub will merge with and into Virtuoso with Virtuoso surviving; (ii) the transfer and contribution of all outstanding Wejo common shares to the Company in exchange for Company Common Shares; and (iii) the Company contribution of all of its Virtuoso and Wejo shares to Limited in exchange for Limited equity interests.
Merger Consideration
Consideration Paid to Wejo — Closing Transaction Consideration
The consideration to be paid to Wejo shareholders will be a number of Company Common Shares equal to (A)(i) $682,500,000, minus (ii)(a) the aggregate indebtedness for borrowed money of Wejo and its subsidiaries as of the Closing, minus (b)(x) cash and cash equivalents of Wejo and its subsidiaries as of the Closing, plus (y) the amount of any cash payments made in respect of Wejo’s transaction expenses prior to Closing, divided by (B) $10.00. Each Wejo shareholder will receive a number of Company Common Shares in accordance with an allocation schedule to the Business Combination Agreement (the “Closing Sellers Shares”).
PIPE Investment
Concurrently with the Closing, the Company will issue 12,500,000 shares of Company Common Shares to certain investment funds for an aggregate purchase price of $125,000,000 in connection with the PIPE Investment.
Consideration Paid to Virtuoso Stockholders — Effects of the Merger
At the Effective Time, each share of Virtuoso Common Stock will be cancelled and automatically deemed for all purposes to represent the right to receive, in the aggregate, one Company Common Share. At the Effective Time, each of Virtuoso’s Public Warrants that are outstanding immediately prior to the Effective Time will, pursuant to and in accordance with the warrant agreement covering such warrants, automatically and irrevocably be modified to provide that such warrant will no longer entitle the holder thereof to purchase the number of share(s) of Virtuoso Common Stock set forth therein and in substitution thereof such warrant will entitle the holder thereof to acquire the same number of Company Common Shares per warrant on the same terms.
In connection with the consummation of the Business Combination, the Private Placement Warrants held by the Sponsor will be exchanged for shares of Virtuoso Class C Common Stock, and immediately thereafter the Sponsor will transfer and contribute such shares of Class C Common Stock to Limited in exchange for exchangeable units of Limited (as provided for in the Sponsor Agreement). Such exchangeable units will be exchangeable into Company Common Shares or cash, as determined by Limited, on the same terms as the Private Placement Warrants, following the first anniversary of the Closing.
Related Agreements
Amended and Restated Registration Rights Agreement
In connection with the Business Combination Agreement, the Company, Wejo, the Sponsor, the Existing Holders, the Majority Sellers, the Wejo Affiliate Holders and the other holders thereto agreed to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) at the Closing. The Registration Rights Agreement will provide these holders (and their permitted transferees) with, among other things, (i) the right to require the Company, at the Company’s expense, to file a registration statement in respect of the resale of the Company Common Shares that they hold within 15 business days following the Closing Date and on customary terms for a transaction of this type and (ii) customary registration rights, including demand, piggy-back and shelf registration rights. The Registration Rights Agreement will also provide that the Company pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act.
Subscription Agreements
Virtuoso and the Company entered into the Subscription Agreements with the PIPE Investors pursuant to which, the Company has agreed to issue and sell to the PIPE Investors, in the aggregate, 12,500,000 Company Common Shares at a purchase price of $10.00 per share. The closing of the investment is conditioned on all conditions set forth in the Business Combination Agreement having been satisfied or waived and other customary closing conditions, and the Business Combination will be consummated immediately following the closing of such investment. The Subscription Agreements will terminate upon the earliest to occur of (i) the termination of the Business Combination Agreement, (ii) the mutual written agreement of the parties thereto, (iii) the Company’s notification to the PIPE Investors in writing that it has abandoned its plans to move forward with the Business Combination and/or terminates the PIPE Investors’ obligations with respect to the subscription without the delivery of shares having occurred, (iv) if conditions to the closing are not satisfied at or are not capable of being satisfied on or prior to closing and the transactions contemplated by the subscription agreement are not consummated at closing, or (v) the closing has not occurred by March 31, 2022.
Sponsor Agreement
Virtuoso and the Sponsor Parties entered into the Sponsor Agreement, pursuant to which, among other things, the Sponsor Persons agreed (i) to vote any shares of Virtuoso’s securities in favor of the Business Combination and other Virtuoso Stockholder Matters, (ii) not to redeem any shares of Virtuoso Class A Common Stock or Virtuoso Class B Common Stock, (iii) not to take any action to solicit any offers relating to an alternative business combination, (iv) to use reasonable best efforts to obtain required regulatory approvals, (v) not to transfer any Company Common Shares for a period beginning on the Closing Date and ending on the earlier of (A) one year thereafter or (B) the date on which the VWAP of the Company Common Shares equals or exceeds $12.00 per share for any 20 trading days within a 30 trading day period commencing no less than 150 days thereafter, (vi) to waive certain anti-dilution rights and (vii) to be bound to certain other obligations as described therein.

The following simplified diagrams illustrates the ownership structure of Virtuoso and Wejo immediately prior to the consummation of the Business Combination.
Virtuoso
Wejo

Assuming the No Redemption Scenario, the following simplified diagram illustrates the ownership structure of the Company immediately following the consummation of the Business Combination.

Wejo Shareholders (62.3%)
PIPE Investors (11.4%)
Virtuoso Public Shareholders (21%)
Sponsor (5.3%)
Exchangeable Units
Company
Limited
Wejo
SPAC
Operating Subsidiaries

Impact of the Business Combination on the Company’s Public Float
It is anticipated that, upon completion of the Business Combination, assuming the no redemption scenario: (i) Wejo shareholders will hold approximately 62.3% of the outstanding common shares of the post-combination company; (ii) Virtuoso’s public stockholders will hold approximately 21% of the outstanding common shares of the post-combination company; (iii) the PIPE Investors will hold approximately 11.4% of the outstanding common shares of the post-combination company; and (iv) the Sponsor will hold approximately 5.3% of the outstanding common shares of the post-combination company. If the actual facts are different from these assumptions, the percentage ownership retained by the current Virtuoso public stockholders in the Company following the Business Combination will be different.
These levels of ownership interest assume the following:
•
Assuming No Redemptions:   This presentation assumes that no Virtuoso Public Stockholders exercise redemption rights with respect to their Virtuoso Class A Common Stock upon consummation of the Business Combination.

•
Assuming Maximum Redemptions:   Reflects the maximum redemption of 18,000,695 shares of Virtuoso Class A Common Stock for aggregate redemption payments of $180.0 million allocated to Virtuoso Class A Common Stock and additional paid-in capital using par value of $0.001 per share and a redemption price of $10.00 per share. The redemption price is calculated as $230.0 million in the Trust Account per the unaudited pro forma condensed combined balance sheet divided by 23,000,000 shares outstanding. The cash available to fund the maximum redemption scenario includes the funds available in the Trust Account, the $125.0 million PIPE Investment, less the $175.0 million minimum cash condition per the Business Combination Agreement.

For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Wejo’s Executive and Director Compensation — The Equity Incentive Plan.” The following summarizes the number of shares of Company Common Shares outstanding under the two redemption scenarios:
	Scenario 1 Assuming No Redemptions		Scenario 2 Assuming Maximum Redemptions
	Shares	%	Shares	%
Equity Capitalization Summary(1)
Wejo Limited shareholders	68,067,900	62.3%	68,067,900	74.5%
Virtuoso Public Stockholders	23,000,000	21.0%	4,999,305	5.5%
Sponsor	5,750,000	5.3%	5,750,000	6.3%
PIPE Investors	12,500,000	11.4%	12,500,000	13.7%
Total Company Common Shares	109,317,900	100.0%	91,317,205	100.0%

(1)
If the Company Common Shares expected to be issued from: (i) the Equity Incentive Plan after closing of the Business Combination are deemed issued as of consummation of the Business Combination, (ii) the Earnout Shares issuable to certain Wejo Limited shareholders upon the achievement of price triggers of $15.00, $18.00, $21.00 and $24.00 during the Earnout Period are deemed issued as of consummation of the Business Combination and (iii) the exchangeable units of Limited are deemed exchanged for Company Common Shares (a) assuming no redemptions, the Wejo Limited shareholders would hold 58.6%, Virtuoso’s Public Stockholders would hold 18.2%, the PIPE Investors would hold 9.9%, the Sponsor would hold 9.8% and the recipients of such grant of Company Common Shares would represent 3.5%, in each case, of the 126,290,616 pro forma Company Common Shares and (b) assuming maximum redemptions, the Wejo Limited shareholders would hold 68.9%, Virtuoso’s Public Stockholders would hold 4.6%, the PIPE Investors would hold 11.6%, the Sponsor would hold 11.5%, and the recipients of such grant of Company Common Shares would represent 3.4%, in each case, of the 107,569,893 pro forma Company Common Shares. The table and the preceding sentence do not include 11,500,000 Company Common Shares issuable upon the exercise of the Virtuoso Public Warrants. See “Wejo’s Executive and Director Compensation — Equity Compensation”.

Proposals to be Put to the Shareholders of Virtuoso at the Special Meeting
The following is a summary of the Proposals to be put to the Special Meeting of Virtuoso and certain transactions contemplated by the Business Combination Agreement. Unless the Business Combination Proposal is approved, the Organizational Documents Proposal and Governance Proposal will not be presented to the Virtuoso Stockholders at the Special Meeting. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus. It is important for you to note that in the event that the Business Combination Proposal does not receive the requisite vote for approval, then Virtuoso will not consummate the Business Combination. In addition, if the Organizational Documents Proposal does not receive the requisite vote for approval, then Virtuoso will not consummate the Business Combination.
Business Combination Proposal.   The stockholders of Virtuoso are being asked to vote on the Business Combination Proposal. Virtuoso and the Wejo Parties have agreed to the Business Combination under the terms of the Business Combination Agreement described in this proxy statement/prospectus and is attached to this proxy statement/prospectus as Annex A. The Business Combination Agreement provides that, among other things, (i) Merger Sub will merge with and into Virtuoso, with Virtuoso being the surviving corporation in the merger and a direct, wholly-owned subsidiary of the Company; (ii) all Wejo shares will be purchased by the Company in exchange for the Company Common Shares and (iii) the Company contributes all of its Virtuoso and Wejo shares to Limited in exchange for Limited equity interests.
At the effective time of the Merger, each share of Virtuoso Common Stock issued and outstanding (other than certain excluded shares) will be converted into, and the holders of such Virtuoso Common

Stock will be entitled to receive, one Company Common Share for each share of Virtuoso Common Stock. Further, each of Virtuoso’s Public Warrants will automatically and irrevocably be modified to no longer entitle the holder to purchase the amount of shares of Virtuoso Common Stock set forth therein, but instead to acquire such number of Company Common Shares per Public Warrant, subject to the adjustments as set forth in the Business Combination Agreement. Prior to the Effective Time, Virtuoso will undergo a recapitalization where the Sponsor warrants will be recapitalized for Virtuoso Class C Common Stock, which, prior to the consummation of the Merger, the Sponsor will contribute to Limited in exchange for exchangeable units of Limited that will be exchangeable into Company Common Shares or cash, as determined by Limited, on the same terms as such warrants, following the first anniversary of the Closing. At the Effective Time, each issued and outstanding share of common stock of Merger Sub will be converted into and become one validly issued, fully paid and nonassessable share of Virtuoso Class C Common Stock of the surviving corporation. Excluded shares will be cancelled, and no consideration will be paid or payable with respect thereto.
In connection with the execution of the Business Combination Agreement, the Company, Wejo, the Sponsor, certain existing holders of Virtuoso and Wejo equity and other parties listed therein, have agreed to enter into the Registration Rights Agreement at the closing of the Transaction. Pursuant to the Registration Rights Agreement, the parties will be entitled to certain customary registration rights, including demand, shelf and piggy-back rights. Certain parties to the Registration Rights Agreement will also be subject to a contractual lock-up on the sale of Company Common Shares. The Registration Rights Agreement will also provide that the Company pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act.
Organizational Documents Proposal.   The stockholders of Virtuoso are being asked to vote on the Organizational Documents Proposal to approve and adopt the Second Amended and Restated Certificate of Incorporation. Virtuoso’s proposed Second Amended and Restated Certificate of Incorporation to be in effect upon consummation of the Business Combination is attached as Annex B to this proxy statement/prospectus.
Governance Proposal.   The stockholders of Virtuoso are being asked to vote, on a non-binding advisory basis, on certain governance provisions in the Company Bye-laws. The Company’s proposed Amended and Restated Bye-laws is attached as Annex D to this proxy statement/prospectus.
Adjournment Proposal.   If, based on the tabulated vote, there are not sufficient votes at the time of the Special Meeting to authorize Virtuoso to approve the Business Combination Proposal, the Organizational Document Proposal or the Governance Proposal, the Virtuoso Board may (and is required under the Business Combination Agreement to) submit a proposal to adjourn the Special Meeting for a period of time no longer than twenty (20) days, if necessary, to permit further solicitation of proxies. See “Proposal No. 4 — Adjournment Proposal” for additional information.
Virtuoso Board’s Reasons for the Business Combination
The Virtuoso Board, in evaluating the Business Combination, consulted with Virtuoso’s management and legal and financial advisors. In unanimously, among those voting, determining (a) that the terms and conditions of the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, are advisable and in the best interests of Virtuoso and the Virtuoso Stockholders and (b) to recommend that Virtuoso Stockholders adopt and approve the Business Combination Agreement and transactions contemplated thereby, the Virtuoso Board considered a range of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors, the Virtuoso Board did not consider it practicable to and did not attempt to quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The Virtuoso Board viewed its position as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of Virtuoso’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

In approving the Business Combination, the Virtuoso Board determined not to obtain a fairness opinion. The officers and directors of Virtuoso have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of Virtuoso’s financial advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination with the Wejo Parties. In addition, Virtuoso’s officers and directors and Virtuoso’s advisors have substantial experience with mergers and acquisitions.
In considering the Business Combination, the Virtuoso Board gave considerable weight to the following factors:
•
Reasonableness of Aggregate Consideration.   Following a review of the financial data provided to Virtuoso, including Wejo’s historical financial statements and certain unaudited prospective financial information, Virtuoso’s due diligence review of Wejo’s business and the support for the valuation of Wejo implied by the transactions indicated by the successful commitments obtained in the PIPE Investment as of the time, the Virtuoso Board considered the aggregate consideration to be paid and determined that the aggregate consideration was reasonable in light of such data and financial information;

•
Due Diligence.   Virtuoso’s management and advisors conducted significant due diligence examinations of Wejo, including: conducting commercial due diligence, conducting financial and legal due diligence, conducting discussions with the Wejo’s management and Virtuoso’s financial, tax and legal advisors concerning such due diligence examination of Wejo;

•
Global Leader in the Connected Vehicle Space.   Wejo is a global leader in connected vehicle data and organizes billions of data points from millions of connected vehicle, partnering with global automotive manufacturers, to stream data at scale and speed;

•
Strong Platform with High Quality Assets.   Wejo has a proprietary platform, ADEPT (Automotive Data Exchange Platform and Technology), a cloud-based exchange platform that makes sharing and accessing a large volume of connected vehicle data simpler;

•
Platform Supports Further Growth Initiatives.   Wejo’s platform supports further expansion of its footprint with existing customers, new customers and expansion into new markets and geographic regions to facilitate the achievement of revenue growth;

•
Opportunities for EBITDA Growth and Margin Expansion.   Further commercial, operational and cost structure improvements could significantly increase EBITDA growth and margin expansion;

•
Synergistic Acquisition Opportunities.   The Virtuoso Board believes that there are various incremental acquisition opportunities to expand and enhance Wejo’s platform which could increase EBITDA growth. Wejo’s strong platform and recurring cash flow support add-on acquisitions in vertical markets, as well as transformative acquisitions to address whitespace opportunities;

•
Commitment of Wejo’s Owners.   The Virtuoso Board believes that the PIPE Investors and other current indirect stockholders of Wejo continuing to own a substantial percentage of the post-combination company on a pro forma basis reflects such stockholders’ belief in and commitment to the continued growth prospects of Wejo going forward;

•
Lock-Up.   The agreement by the Sponsor, certain existing holders of Virtuoso and Wejo equity and other parties to the Registration Rights Agreement to be subject to a lock-up in respect of their Company Common Shares, subject to certain customary exceptions (including the attainment of certain trading price thresholds), will provide important stability to the leadership and governance of the Company;

•
Financial Condition.   The Virtuoso Board also considered factors such as Wejo’s historical financial results, outlook, financial plan and debt structure. In considering these factors, the Virtuoso Board reviewed Wejo’s recent performance, the current prospects for growth if Wejo achieves its business plans and various historical and current balance sheet items.

•
Experienced and Proven Management Team.   Wejo has a strong management team, and the senior management of Wejo intend to remain with the Company, which will provide helpful continuity in advancing the Company’s strategic and growth goals;

•
Other Alternatives.   The Virtuoso Board believes, after a thorough review of other business combination opportunities reasonably available to Virtuoso, that the proposed Business Combination represents the best potential business combination for Virtuoso and the most attractive opportunity for Virtuoso’s management to accelerate its business plan based upon the process utilized to evaluate and assess other potential acquisition targets and the Virtuoso Board’s belief that such process has not presented a better alternative; and

•
Negotiated Transaction.   The Virtuoso Board considered the terms and conditions of the Business Combination Agreement and the related agreements and the transactions contemplated thereby, including the Merger, each Party’s representations, warranties and covenants, the conditions to each Party’s obligation to consummate the Transaction and the termination provisions, as well as the strong commitment by both Wejo and Virtuoso to complete the Transaction. The Virtuoso Board also considered the financial and other terms of the Business Combination Agreement and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between Virtuoso and Wejo.

The Virtuoso Board also considered a variety of uncertainties, risks and other potentially negative factors concerning the Business Combination including, but not limited to, the following:
•
Macroeconomic Risks.   Macroeconomic uncertainty, including the potential impact of the COVID-19 pandemic, and the effects it could have on the combined company’s revenues;

•
Benefits May Not Be Achieved.   The risks that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe;

•
Growth Initiatives May Not be Achieved.   The risk that the growth initiatives of Wejo’s long-term growth strategy may not be fully achieved or may not be achieved within the expected timeframe;

•
Regulation.   The risk that changes in the regulatory and legislative landscape or new industry developments may adversely affect the business benefits anticipated to result from the Business Combination;

•
Redemption Risk.   The potential that a significant number of Virtuoso Stockholders elect to redeem their shares of Virtuoso Class A Common Stock prior to the consummation of the Business Combination and pursuant to Virtuoso’s Amended and Restated Certificate of Incorporation, which would potentially make the Business Combination more difficult or impossible to complete;

•
Stockholder Vote.   The risk that Virtuoso Stockholders may fail to provide the respective votes necessary to effect the Business Combination;

•
Closing Conditions.   The fact that the completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within Virtuoso’s control;

•
Litigation.   The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination;

•
Listing Risks.   The challenges associated with preparing the Company, a private entity, for the applicable disclosure and listing requirements to which the Company will be subject as a publicly traded company on NASDAQ;

•
Liquidation of Virtuoso.   The risks and costs to Virtuoso if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in Virtuoso being unable to effect an initial business combination by January 26, 2023;

•
No Third-Party Valuation.   The risk that the Virtuoso Board did not obtain a third-party valuation or fairness opinion in connection with the Business Combination; and

•
Fees and Expenses.   The fees and expenses (including stamp taxes) associated with completing the Business Combination.

In addition to considering the factors described above, the Virtuoso Board also considered other factors including, without limitation:

•
Interests of Certain Persons.   The Virtuoso Board considered that some officers and directors of Virtuoso have interests in the Business Combination that are in addition to, and that may be different from, the interests of the Virtuoso Public Stockholders, including, but not limited to (i) if the Business Combination or another business combination is not consummated by January 26, 2023, Virtuoso will cease operations except for winding up, redeeming 100% of the outstanding publicly held shares for cash and that in such a scenario the Sponsor’s Virtuoso Class B Common Shares, which have a value of $56,810,000 as of August 31, 2021 based on the closing price of Virtuoso’s Class A Common Stock of $9.88 on August 31, 2021, would be worthless; (ii) that the Private Placement warrants which have a value of $7,260,000 as of August 31, 2021 based on the trading price of Virtuoso’s Public Warrants of $1.10 on August 31, 2021, will become worthless if Virtuoso does not consummate a business combination by January 26, 2023, (iii) that one of the directors of Virtuoso will become a director of the Company and in the future he will receive the compensation that the Company determines to pay its non-executive directors; (iv) that the executive officers will be personally liable under certain claims if Virtuoso is unable to complete a business combination by January 26, 2023, (v) that officers and directors may not be reimbursed for their out-of-pocket expenses if Virtuoso is unable to complete a business combination by January 26, 2023; (vi) that the Sponsor will benefit from the completion of a business combination and may be incentivized to complete a business combination, even if it is with a less favorable target company or on less favorable terms to shareholders, rather than liquidate; (vii) that the Sponsor and its affiliates can earn a positive rate of return on their investment, even if other SPAC shareholders experience a negative rate of return in the post-business combination company, (viii) that pursuant to the Registration Rights Agreement, the Sponsor and certain of Virtuoso’s directors and officers will have customary registration rights and (viii) the continued indemnification of current directors and officers and the continuation of director’s and officer’s insurance, all as further detailed in “Special Meeting of Stockholders of Virtuoso — Interests of Virtuoso’s Directors and Executive Officers in the Business Combination”; and

•
Other Risk Factors.   Various other risk factors associated with the business of Wejo, as described in the section entitled “Risk Factors.”

The Virtuoso Board concluded that the potential benefits that it expected Virtuoso and the Virtuoso Stockholders to achieve as a result of the Business Combination outweighed the potentially negative and other factors associated with the Business Combination. The Virtuoso Board also noted that the Virtuoso Stockholders would have a substantial economic interest in the combined company (depending on the level of Virtuoso Stockholders that sought redemption of shares of Virtuoso Class A Common Stock into cash). Accordingly, the Virtuoso Board unanimously determined that the Business Combination and the transactions contemplated by the Business Combination Agreement, were advisable and in the best interests of Virtuoso and its stockholders.
Special Meeting of Virtuoso Stockholders
The Special Meeting of Virtuoso stockholders will be held via live webcast on November 16, 2021. Virtuoso stockholders will be able to attend the Special Meeting remotely and vote during the Special Meeting by visiting https://www.cstproxy.com/virtuosoacquisition/2021 and entering their control number included on their proxy card or instructions that accompanied their proxy materials. At the Special Meeting, Virtuoso stockholders will be asked to consider and vote upon the Business Combination Proposal, the Organizational Documents Proposal, Governance Proposal and, if necessary, Adjournment Proposal to permit further solicitation and vote of proxies if Virtuoso is not able to consummate the Business Combination.
Voting Power; Record Date
Virtuoso has fixed the close of business on October 14, 2021 as the Record Date for determining Virtuoso stockholders entitled to notice of and to attend and vote at the Special Meeting. As of the close of business on the Record Date, there were 28,750,000 shares of Virtuoso Common Stock outstanding and entitled to vote. Each share of Virtuoso Common Stock is entitled to one vote per share at the Special Meeting.

Quorum and Vote of Virtuoso Stockholders
A quorum of the Virtuoso Stockholders is necessary to hold a valid meeting. The presence at the Special Meeting by attendance via the virtual meeting website or by proxy of the holder or holders of a majority of the voting power of all outstanding shares of Virtuoso capital stock at the Record Date entitled to vote constitutes a quorum at the Special Meeting. A quorum shall be present at the meeting of the Virtuoso stockholders if the holders of shares of outstanding Virtuoso Common Stock representing a majority of the voting power of all outstanding shares of Virtuoso Common Stock entitled to vote at such meeting are present in person or by proxy. In the absence of a quorum, the chair of the Special Meeting may adjourn the meeting until a quorum shall attend. As of the Record Date, 14,376,000 shares of Virtuoso Common Stock would be required to achieve a quorum.
Abstentions will count as present for the purposes of establishing a quorum; broker non-votes will not. The Proposals presented at the Special Meeting will require the following votes:
•
Business Combination Proposal:   The approval of the Business Combination Proposal requires the affirmative vote of holders of a majority of outstanding shares of Virtuoso Common Stock entitled to vote thereon at the Special Meeting. Broker non-votes and abstentions will have the same effect as a vote against the proposal.

•
Organizational Documents Proposal:   The approval of the Organizational Documents Proposal requires affirmative vote of holders of a majority of outstanding shares of Virtuoso Common Stock entitled to vote thereon at the Special Meeting. The requirement that the prior vote or written consent by the holders of a majority of shares of Class B Common Stock outstanding to vote separately as a single class when amending the Amended and Restated Certificate of Incorporation is satisfied here by virtue of the Sponsor Agreement, whereby the Sponsor Persons, the holders of Class B Common Stock, agreed to vote their shares of Virtuoso securities in favor of the Business Combination and other Virtuoso Shareholder Matters. Broker non-votes and abstentions will have the same effect as a vote against the proposal.

•
Governance Proposal:   The approval of the Governance Proposal requires the affirmative vote of a majority of the votes cast by holders of Virtuoso Class A Common Stock and Virtuoso Class B Common Stock, voting together as a single class, present or represented by proxy at the meeting and entitled to vote thereon. Broker non-votes will have no effect on the vote, and abstentions will have the same effect as a vote against the proposal.

•
Adjournment Proposal:   The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of Virtuoso Class A Common Stock and Virtuoso Class B Common Stock, voting together as a single class, present or represented by proxy at the meeting and entitled to vote thereon. Broker non-votes will have no effect on the vote, and abstentions will have the same effect as a vote against the proposal.

Certain Voting Arrangements
As of October 14, 2021, the Record Date for the Special Meeting, Virtuoso’s initial stockholders, which includes the Sponsor, beneficially owned and were entitled to vote 28,750,000 shares of Virtuoso Common Stock. These initial stockholders will count towards the quorum and, pursuant to the terms of the Sponsor Agreement, the Sponsor Persons agreed to vote Virtuoso Common Stock held by them in favor of the Business Combination. In the aggregate, the foregoing shares represent approximately 20% of the issued and outstanding shares of Virtuoso Common Stock. The Sponsor has also committed to Virtuoso to vote such shares in favor of all of the Business Combination Proposal, the Organizational Document Proposal, the Governance Proposal and, if presented, the Adjournment Proposal. Approval of the Business Combination Proposal would require 8,625,001 of the Virtuoso Public Shares, or approximately 37.50% of the total 23,000,000 Virtuoso Public Shares currently issued and outstanding to be voted in addition to the shares to be voted by the Sponsor Persons (assuming all outstanding shares are voted). Assuming only the minimum number of shares of Virtuoso Common Stock necessary to constitute a quorum are present in person or by proxy at the Special Meeting, 8,625,001 Virtuoso Public Shares, or 37.5% of all Virtuoso Public Shares, would be required to approve the Business Combination Proposal and 1,437,501 Virtuoso Public Shares, or

6.25% of all Virtuoso Public Shares, would be required to approve the Organizational Documents Proposal, the Governance Proposal and the Adjournment Proposal.
Redemption Rights
Pursuant to Virtuoso’s Amended and Restated Certificate of Incorporation, a holder of shares of Virtuoso Common Stock issued as part of the IPO may demand that Virtuoso convert such shares into cash if the Business Combination is consummated. You will be entitled to receive cash for such shares only if you properly demand that Virtuoso convert your shares into cash no later than 5:00 p.m. Eastern Time on November 12, 2021 (two (2) business days prior to the Special Meeting) by (A) submitting your redemption request in writing to Continental Stock Transfer & Trust Company and (B) delivering your stock to Virtuoso’s transfer agent physically or electronically using DTC’s DWAC System. If the Business Combination is not completed, these shares will not be converted into cash. In such case, Virtuoso will promptly return any shares delivered by holders of such shares for redemption, and such holders may only share in the assets of the Trust Account upon the liquidation of Virtuoso. This may result in holders receiving less than they would have received if the Business Combination was completed and they had exercised their redemption rights in connection therewith due to potential claims of creditors. If a holder of such shares properly demands redemption, Virtuoso will convert each such share redeemed into a full pro rata portion of the Trust Account, calculated as of two (2) business days prior to the anticipated consummation of the Business Combination. As of October 14, 2021 the record date for the Special Meeting, this would amount to approximately $10.00158 per share. If a holder of such shares exercises its redemption rights, then it will be exchanging its shares of Virtuoso Common Stock for cash and will no longer own the shares. See the section entitled “Special Meeting of Virtuoso Stockholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to convert your shares of Virtuoso Common Stock into cash.
Holders of Virtuoso Public Warrants and Virtuoso Units will not have redemption rights with respect to such securities.
Appraisal Rights
Virtuoso stockholders and holders of other Virtuoso securities do not have appraisal rights in connection with the Merger under the DGCL.
Proxy Solicitation
Proxies may be solicited by mail, telephone or in person. Virtuoso has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies for the Virtuoso Special Meeting.
If a stockholder grants a proxy, it may still vote its shares remotely at the Special Meeting if it revokes its proxy before the Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy. See “Questions and Answers — May I change my vote after I have mailed my signed proxy card?” for additional information.
Virtuoso’s Directors and Executive Officers Have Financial Interests in the Business Combination
When you consider the recommendation of Virtuoso Board’s in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsor and Virtuoso’s directors and executive officers have interests in such Proposal that are different from, or in addition to, those of Virtuoso stockholders and warrant holders generally. These interests include, among other things, those listed below:
•
If the Business Combination or another business combination is not consummated by January 26, 2023, Virtuoso will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding publicly held shares of Virtuoso Common Stock for cash and, subject to the approval of its remaining stockholders and the Virtuoso Board, dissolving and liquidating. In such event, the 5,750,000 initial shares held by the Sponsor would be worthless because the holders thereof are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of approximately $57,155,000 based upon the closing price of $9.94 per share of the Virtuoso Class A Common Stock on NASDAQ on October 14, 2021, the record date for the Special Meeting. Based on the closing price of the Virtuoso Class A Common Stock of $9.88 on August 31, 2021, the 5,750,000 Virtuoso Class B Common Shares have an aggregate value of $56,810,000. These shares were acquired by the Sponsor for approximately $0.007 per share of Virtuoso Class B Common Stock, or an aggregate of $25,000.
•
The Sponsor purchased an aggregate of 6,600,000 Private Placement Warrants from Virtuoso for an aggregate purchase price of $6,600,000 (or $1.00 per warrant). These purchases took place on a private placement basis simultaneously with the consummation of the Virtuoso IPO. A portion of the proceeds Virtuoso received from these purchases were placed in the Trust Account. Such warrants had an aggregate market value of approximately $6,204,000 based upon the closing price of Virtuoso's Public Warrants of $0.94 per warrant on NASDAQ on October 14, 2021, the record date for the Special Meeting. Based on the closing price of Virtuoso’s Public Warrants of $1.10 on August 31, 2021, the 6,600,000 Private Placement Warrants have an aggregate value of $7,260,000. The Private Placement Warrants will become worthless if Virtuoso does not consummate a business combination by January 26, 2023.

•
Samuel Hendel and Alan Masarek will become directors of the Company after the closing of the Business Combination. As such, in the future they will receive any cash fees, stock options or stock awards that the Company Board determines to pay to its non-executive directors.

•
If Virtuoso is unable to complete a business combination by January 26, 2023, its executive officers will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Virtuoso for services rendered or contracted for or products sold to Virtuoso. If Virtuoso consummates a business combination, on the other hand, the Company will be liable for all such claims. As of June 30, 2021, Virtuoso owed $53,226 to third parties due to office rent and other expenses.

•
Virtuoso’s officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Virtuoso’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Virtuoso fails to consummate a business combination within the completion window, they will not have any claim against the trust account for reimbursement. Accordingly, Virtuoso may not be able to reimburse these expenses if the Business Combination or another business combination, is not completed within the completion window. As of June 30, 2021 there were no such out-of-pocket expenses.

•
The fact that the Sponsor will benefit from the completion of a business combination and may be incentivized to complete a business combination, even if it is with a less favorable target company or on less favorable terms to shareholders, rather than liquidate.

•
If the Business Combination is consummated, each outstanding share of Virtuoso Common Stock will be converted into one Company Common Share, subject to adjustment described herein. As a result of the nominal price of approximately $0.007 per share paid by the Sponsor compared to the recent market price of the Virtuoso Common Stock, the Sponsor and its affiliates are likely to earn a positive rate of return on their investments in the Virtuoso Class B Common Stock even if holders of Company Common Shares experience a negative rate of return on their investments in the Company Common Shares.

•
Pursuant to the Registration Rights Agreement, the Sponsor and certain of Virtuoso’s directors and officers will have customary registration rights, including demand, shelf and piggy-back rights.

•
The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

Recommendation of the Virtuoso Board
The Virtuoso Board recommends voting “FOR” the Business Combination Proposal, “FOR” the Organizational Document Proposal, “FOR” the Governance Proposal and, if presented, “FOR” the Adjournment Proposal. When you consider the Virtuoso Board’s recommendation of these proposals, you should keep in mind that the Virtuoso directors and officers have interests in the Business Combination that are different from, or in addition to, the interests of Virtuoso stockholders generally. See “Special Meeting of Stockholders of Virtuoso — Interests of Virtuoso’s Directors and Executive Officers in the Business Combination” for additional information. The Virtuoso Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and in recommending to the Virtuoso stockholders that they vote “FOR” the Proposals presented at the Special Meeting.
Sources and Use of Funds for the Business Combination
The following table summarizes the sources and uses for funding the Business Combination. These figures assume that no public stockholders exercise their redemption rights in connection with the Business Combination. If the actual facts are different from these assumptions, the below figures will be different.
Sources		Uses
($ in millions)
Cash and investments held in Trust Account(1)	$230	Cash to balance sheet	$295
PIPE Investment	125	Transaction fees and expenses	60
Total Sources	$355	Total Users	$355

(1)
Calculated as of June 30, 2021.

Material United States Federal Income Tax Consequences of the Business Combination
For a discussion summarizing the U.S. federal income tax considerations of the Business Combination, see “Proposal No. 1 — The Business Combination Proposal — Material Tax Considerations — Material U.S. Federal Income Tax Considerations.”
Material United States Federal Income Tax Consequences of the Business Combination to Holders of Wejo Shares
For a discussion summarizing the U.S. federal income tax considerations of the Business Combination to holders of Wejo shares, see “Proposal No. 1 — The Business Combination Proposal — Material Tax Considerations — Material U.S. Federal Income Tax Considerations of the Business Combination to Holders of Wejo Shares.”
Expected Accounting Treatment
The Business Combination will be accounted for as a capital reorganization whereby the Company will be successor to Wejo. The capital reorganization will be immediately followed by Wejo Group Limited acquiring Virtuoso, which will be effectuated by Merger Sub merging with Virtuoso, with Virtuoso being the surviving entity. As Virtuoso will not be recognized as a business under U.S. GAAP given it consists primarily of cash in the Trust Account, the Company’s acquisition of Virtuoso will be treated as a recapitalization. Under this method of accounting, the ongoing financial statements of the Company will reflect the net assets of the Wejo and Virtuoso at historical cost, with no additional goodwill recognized.
Regulatory Matters
The consummation of the Business Combination is subject to certain required regulatory approvals under the HSR Act, including observing an initial waiting period of 30 days which expired on July 14, 2021 at 11:59 pm Eastern Time. The parties to the Business Combination Agreement have agreed to use their respective reasonable best efforts to obtain all required regulatory approvals.
Risk Factors
In evaluating the Proposals to be presented at the Virtuoso Special Meeting, a stockholder should carefully read this proxy statement/prospectus and especially consider the factors discussed in the “Risk Factors” section. An investment in our shares involves substantial risks and uncertainties that may adversely affect our business, financial condition and results of operations and cash flows. Unless otherwise stated or unless the context otherwise requires, all references to “we,” refer to the business, cash flows, financial condition and results of operations of Wejo prior to the consummation of the Business Combination and Wejo Group Limited following the Business Combination. These risk factors include, but are not limited to, the following:
•
The Business Combination may not be consummated if, upon the Business Combination Proposal not being approved, the Adjournment Proposal is not approved, and the Virtuoso Board is unable to adjourn the Special Meeting to a later date;

•
The various closing conditions to the Business Combination Agreement may not be satisfied or waived;

•
We have a limited operating history and may be unable to achieve or sustain profitability or accurately predict our future results.

•
We expect to invest substantially in research and development for the purpose of developing and commercializing new services, and these investments could significantly reduce our profitability or increase our losses and may not generate revenue for us.

•
If we do not develop enhancements to our services and introduce new services that achieve market acceptance, our growth, business, results of operations and financial condition could be adversely affected.

•
We may require additional capital to support the growth of our business, and this capital might not be available on acceptable terms, if at all. If we cannot raise additional funds when we need them, our business, prospects, financial condition and operating results could be negatively affected.

•
The market for our services and platform is new and unproven, and may decline or experience limited growth and is dependent in part on data consumers continuing to adopt our platform and use our services and even if market adoption occurs, our business plan requires significant growth of that market, which may not occur.

•
We rely, in part, on partnerships, data sharing arrangements and strategic alliances to grow our business. These relationships may not produce the expected financial or operating results that we expect. In addition, if we are unable to enter into such relationships or successfully maintain them, our growth may be adversely impacted. Our typical partnerships, data sharing arrangements and strategic alliances have a term of less than 10 years and may be terminated early under certain circumstances which could adversely impact our business.

•
Our business depends on our ability to attract and retain highly skilled personnel and senior management. Failure to effectively retain, attract and motivate key employees could diminish the anticipated benefits of the Business Combination.

•
We have been, and may in the future be, adversely affected by the global COVID-19 pandemic, the duration and economic, governmental and social impact of which is difficult to predict, which may significantly harm our business, prospects, financial condition and operating results.

•
Larger and more well-funded companies (including OEMs) with access to significant resources, large amounts of data or data collection methods, and sophisticated technologies may shift their business model to become competitive with us.

•
We expect our results of operations to fluctuate on a quarterly and annual basis, which could cause the share price of the combined company to fluctuate or decline.

•
We may not be able to register or adequately protect or enforce our intellectual property rights or prevent unauthorized parties from copying or reverse engineering our solutions. Our efforts to register, protect and enforce our intellectual property rights and prevent third parties from violating our rights may be costly. Our failure register and to protect our intellectual property rights and proprietary information could diminish our brand and other intangible assets.

•
In addition to patented technology, we rely on our unpatented proprietary technology, trade secrets, processes and know-how.

•
Third-party claims that we are infringing intellectual property, whether successful or not, could subject us to costly and time-consuming litigation or expensive licenses, which if successful could restrict us from using and providing our technologies and solutions to our customers.

•
Breaches of our networks or systems, or those of our data providers or partners, could degrade our ability to conduct business, compromise the integrity of our products, platform and data, result in significant data losses and the theft of our intellectual property, damage our reputation, expose us to liability to third parties and require it to incur significant additional costs to maintain the security of its networks and data.

•
Any disruption of service at the Cloud Service Providers that host our platform could harm our business.

•
Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement and other losses.

•
The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act and NASDAQ, may strain our resources, increase our costs and divert management’s attention, and we may be unable to comply with these requirements in a timely or cost-effective manner.

•
We have identified material weaknesses in our internal control over financial reporting. If our remediation of these material weaknesses is not effective, if additional material weaknesses are identified in the future, or we otherwise fail to design and maintain effective internal controls over financial reporting, our ability to timely and accurately report our financial condition and results of operations or comply with applicable laws and regulations could be impaired, which may adversely affect investor confidence in us and, as a result, the stock price of the combined company could decline.

•
If the Business Combination is not successful, taking into account growth during 2021, Wejo will need to implement cost saving measures and/or raise additional capital, which cannot be guaranteed, to continue as a going concern within one year after the date that the consolidated financial statements are issued.

•
A market for Wejo’s securities may not develop or be sustained, which would adversely affect the liquidity and price of our securities.

•
Our management team has limited experience managing a public company.

•
Our ability to meet expectations and projections in any research or reports published by securities or industry analysis, or a lock of coverage by securities or industry analysts, could result in a depressed market price and limited liquidity for our common stock.

•
Our business may be adversely impacted by changes in currency exchange rates.

•
We may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

•
Changes in tax laws or exposure to additional income tax liabilities could affect Wejo’s future profitability.

•
Our failure to meet the continued listing requirements of NASDAQ could result in a delisting of our securities.

•
Our shareholders may have more difficulty protecting their interests than shareholders of a U.S. corporation.

SUMMARY UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION
The following summary unaudited pro forma condensed combined financial information (the “Summary Pro Forma Information”) gives effect to the Business Combination and related transactions described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The Business Combination will be accounted for as a capital reorganization whereby Wejo Group Limited will be the successor to Wejo (which is referred to as the “Accounting Predecessor”). The capital reorganization will be immediately followed by Wejo Group Limited acquiring Virtuoso, which will be effectuated by Yellowstone Merger Sub merging with and into Virtuoso, with Virtuoso being the surviving entity. As Virtuoso will not be recognized as a business under U.S. GAAP given it consists primarily of cash in the Trust Account, Wejo Group Limited’s acquisition of Virtuoso will be treated as a recapitalization. Under this method of accounting, the ongoing financial statements of Wejo Group Limited will reflect the net assets of the Accounting Predecessor and Virtuoso at historical cost, with no additional goodwill recognized.
The Summary Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021 combines the unaudited condensed consolidated balance sheet of the Accounting Predecessor as of June 30, 2021 and the unaudited condensed balance sheet of Virtuoso as of June 30, 2021 on a pro forma basis as if the Business Combination had been consummated on June 30, 2021. The Summary Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Loss for the six months ended June 30, 2021 and the year ended December 31, 2020 combine the unaudited condensed consolidated statement of operations and comprehensive loss of the Accounting Predecessor for the six months ended June 30, 2021, the audited consolidated statement of operations and comprehensive loss of the Accounting Predecessor for the year ended December 31, 2020 and Virtuoso’s unaudited condensed statement of operations for the period from August 25, 2020 (inception) through December 31, 2020 on a pro forma basis as if the Business Combination had been consummated on January 1, 2020, the beginning of the earliest period presented.
The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021 and the Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Loss for the six months ended June 30, 2021 and the year ended December 31, 2020, together with the accompanying notes, are the Unaudited Pro Forma Condensed Combined Financial Statements.
The historical financial information of the Accounting Predecessor was derived from the Wejo Limited Unaudited 2021 Condensed Consolidated Interim Financial Statements and the Wejo Limited 2020 Audited Consolidated Financial Statements, which are included elsewhere in this proxy statement/prospectus. The historical financial information of Virtuoso was derived from the Unaudited Condensed Financial Statements of Virtuoso as of June 30, 2021 and for the period from August 25, 2020 (inception) to December 31, 2020, which are included elsewhere in this proxy statement/prospectus. This information should be read together with the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements, the Wejo Limited Unaudited 2021 Condensed Consolidated Interim Financial Statements and related notes, the Wejo Limited Audited 2020 Consolidated Financial Statements and related notes, the Unaudited Condensed Financial Statements of Virtuoso and related notes, the sections titled “Wejo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Virtuoso’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.
The Summary Unaudited Pro Forma Condensed Combined Financial Statements have been prepared using the assumptions below with respect to the potential redemption by holders of Virtuoso Class A Common Stock for cash equal to their pro rata share of the aggregate amount of deposit (as of two business days before the Closing of the Business Combination) in the Trust Account:
•
Assuming No Redemptions:   This presentation assumes that no Virtuoso Public Stockholders exercise redemption rights with respect to their Virtuoso Class A Common Stock upon consummation of the Business Combination.

•
Assuming Maximum Redemptions:   Reflects the maximum redemption of 18,000,695 shares of Virtuoso Class A Common Stock for aggregate redemption payments of $180.0 million allocated to Virtuoso Class A Common Stock and additional paid-in capital using par value of $0.001 per share and a redemption price of $10.00 per share. The redemption price is calculated as $230.0 million in the Trust Account per the unaudited pro forma condensed combined balance sheet divided by 23,000,000 shares outstanding. The cash available to fund the maximum redemption scenario includes the funds available in the Trust Account, the $125.0 million PIPE Investment, less the $175.0 million minimum cash condition per the Business Combination Agreement.
The following summarizes the number of shares of Company Common Shares outstanding under the two redemption scenarios:
	Scenario 1 Assuming No Redemptions		Scenario 2 Assuming Maximum Redemptions
	Shares	%	Shares	%
Equity Capitalization Summary(1)
Wejo Limited shareholders	68,067,900	62.3%	68,067,900	74.5%
Virtuoso Public Stockholders	23,000,000	21.0%	4,999,305	5.5%
Sponsor	5,750,000	5.3%	5,750,000	6.3%
PIPE Investors	12,500,000	11.4%	12,500,000	13.7%
Total Company Common Shares	109,317,900	100.0%	91,317,205	100.0%

(1)
If the Company Common Shares expected to be issued from: (i) the Equity Incentive Plan after closing of the Business Combination are deemed issued as of consummation of the Business Combination, (ii) the Earnout Shares issuable to certain Wejo Limited shareholders upon the achievement of price triggers of $15.00, $18.00, $21.00 and $24.00 during the Earnout Period are deemed issued as of consummation of the Business Combination and (iii) the exchangeable units of Limited are deemed exchanged for Company Common Shares (a) assuming no redemptions, the Wejo Limited shareholders would hold 58.6%, Virtuoso’s Public Stockholders would hold 18.2%, the PIPE Investors would hold 9.9%, the Sponsor would hold 9.8% and the recipients of such grant of Company Common Shares would represent 3.5%, in each case, of the 126,290,616 pro forma Company Common Shares and (b) assuming maximum redemptions, the Wejo Limited shareholders would hold 68.9%, Virtuoso’s Public Stockholders would hold 4.6%, the PIPE Investors would hold 11.6%, the Sponsor would hold 11.5%, and the recipients of such grant of Company Common Shares would represent 3.4%, in each case, of the 107,569,893 pro forma Company Common Shares. The table and the preceding sentence do not include 11,500,000 Company Common Shares issuable upon the exercise of the Virtuoso Public Warrants. See “Wejo’s Executive and Director Compensation — Equity Compensation”.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.
Summary Unaudited Pro Forma Condensed Combined Balance Sheet Data as of June 30, 2021 ($ Thousands)	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Cash	$329,105	$149,098
Total Assets	$346,027	$166,020
Total Liabilities	$63,376	$63,376
Total Shareholders’ Equity	$278,625	$98,618

Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data for the Six Months Ended June 30, 2021 (in thousands, except share and per share data)	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Revenue	$847	$847
Net loss	$(41,928)	$(41,059)
Weighted average Company Common Shares outstanding, basic and diluted	113,690,616	94,969,893
Basic and diluted net loss per share	$(0.37)	$(0.43)

COMPARATIVE PER SHARE DATA
The following summary unaudited pro forma condensed combined financial information (the “Summary Pro Forma Information”) gives effect to the Business Combination and related transactions described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The capital reorganization will be immediately followed by the Company acquiring Virtuoso, which will be effectuated by Merger Sub merging with and into Virtuoso, with Virtuoso being the surviving entity. As Virtuoso will not be recognized as a business under U.S. GAAP given it consists primarily of cash in the Trust Account, the Company’s acquisition of Virtuoso will be treated as a recapitalization. Under this method of accounting, the ongoing financial statements of the Company will reflect the net assets of Wejo and Virtuoso at historical cost, with no additional goodwill recognized. Additionally, the pro forma presentation takes into account two scenarios with regards to the redemption rights of the Virtuoso Public Stockholders.
•
Assuming No Redemptions:   This presentation assumes that no Virtuoso Public Stockholders exercise redemption rights with respect to their Virtuoso Class A Common Stock in connection with consummation of the Business Combination.

•
Assuming Maximum Redemptions:   This presentation assumes 18,000,695 of the outstanding Virtuoso Public Shares are redeemed in connection with consummation of the Business Combination.

The pro forma book value information reflects the merger as if it had occurred on June 30, 2021. The weighted average shares outstanding and net earnings per share information give pro forma effect to the Merger and the other transactions contemplated by the Merger as if they had occurred on January 1, 2020.
This information is only a summary and should be read together with the Wejo Unaudited Condensed Interim Consolidated Financial Statements and related notes, the Wejo 2020 Audited Consolidated Financial Statements and related notes and the Virtuoso Unaudited Condensed Financial Statements and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined share information of the Company is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus.
The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Wejo and Virtuoso would have been had the companies been combined during the periods presented.

As of and for the Six Months Ended June 30, 2021
	Wejo	Virtuoso(1)	No Redemptions	Max Redemptions
Book value per share(2)	$(13.21)	$0.20	$2.45	$1.04
Weighted average number of ordinary shares outstanding – basic and diluted	11,380,421
Net loss per share attributable to the Company – basic and diluted	$(11.97)
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption		17,745,472
Basic and diluted net income per share, Class A common stock subject to possible redemption		$0.00
Basic and diluted weighted average shares outstanding, Non-redeemable common stock		7,827,732
Basic and diluted net income per share, Non-redeemable common stock		$(2.26)
Weighted average Company Common Shares outstanding – basic and diluted			113,690,616	94,969,893
Net loss per Company Common Share – basic and diluted			$(0.37)	$(0.43)
As of and for the Year Ended December 31, 2020
	Wejo	Virtuoso(1)	No Redemptions	Max Redemptions
Book value per share(2)	$(3.69)	$0.00	N/A(3)	N/A(3)
Weighted average number of ordinary shares outstanding – basic and diluted	11,324,677
Net loss per share attributable to the Company – basic and diluted	$(4.85)
Basic and diluted weighted average shares outstanding, Class B common stock		5,000,000
Basic and diluted net loss per share, Class B common stock		$(0.00)
Weighted average Company Common Shares outstanding – basic and diluted			113,690,616	94,969,893
Net loss per Company Common Share – basic and diluted			$(0.94)	$(1.03)

(1)
Virtuoso was incorporated in Delaware on August 25, 2020.

(2)
Book value per share is calculated as (total equity excluding non-controlling interest) divided by weighted average shares outstanding.

(3)
A pro forma balance sheet for the year ended December 31, 2020 is not required to be included herein and as such, no such calculation is included in this table.

MARKET PRICE AND DIVIDEND INFORMATION
Virtuoso Units, Class A Common Stock and Warrants are each traded on the NASDAQ under the symbols “VOSOU,” “VOSO” and “VOSOW,” respectively.
The closing price of the Virtuoso Units, Virtuoso Class A Common Stock and Virtuoso Public Warrants on May 27, 2021, the last trading day before the announcement of the execution of the Business

Combination Agreement was $10.00, $9.63 and $0.80, respectively. As of October 14, 2021, the Record Date for the Special Meeting, the most recent closing price for each Virtuoso Unit, Virtuoso Class A Common Stock and Virtuoso Public Warrant was $10.4701, $9.94 and $0.94, respectively.
Holders of the Virtuoso Units, shares of Virtuoso Class A Common Stock and Virtuoso Public Warrants should obtain current market quotations for their securities. The market price of Virtuoso’s securities could vary at any time before the Business Combination.
The Company intends to apply to list the Company Common Shares and the Company Warrants on the NASDAQ under the symbols “WEJO” and “WEJO.WS,” respectively. It is a condition to consummation of the Business Combination in the Business Combination Agreement that the Company Common Shares to be issued in connection with the Business Combination will have been approved for listing on the NASDAQ, subject only to official notice of issuance thereof. Wejo and Virtuoso have certain obligations in the Business Combination Agreement to use reasonable best efforts in connection with the Business Combination, including with respect to satisfying the NASDAQ listing condition. The NASDAQ listing condition in the Business Combination Agreement may be waived by the parties to the Business Combination Agreement.
Holders
On May 27, 2021, the trading date before the public announcement of the Business Combination, Virtuoso’s public units, Class A common stock and warrants closed at $10.00, $9.63 and $0.80, respectively. On October 6, 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, Virtuoso’s public units, Class A common stock and warrants closed at $10.45, $9.93 and $1.09, respectively. See “Beneficial Ownership of Securities.”
Dividend Policy
Virtuoso has not paid any cash dividends on the Virtuoso Common Stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of any cash dividends after consummation of the Business Combination will be dependent upon the revenue, earnings and financial condition of the Company from time to time. The payment of any dividends subsequent to the Business Combination will be within the discretion of the Company’s board of directors.

RISK FACTORS
In addition to the other information contained in this proxy statement/ prospectus, including the matters addressed under the heading “Forward-Looking Statements,” you should carefully consider the following risk factors in deciding how to vote on the proposals presented in this proxy statement/prospectus.
Unless otherwise stated or unless the context otherwise requires, all references to “we,” “us,” “our,” “Wejo” or the “Company” in this section refer to (i) Wejo Limited prior to the consummation of the Business Combination and (ii) Wejo Group Limited following the consummation of the Business Combination.
The following risk factors apply to the business and operations of the Company. These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of the Company. You should carefully consider the following risk factors in addition to the other information included in this proxy statement/prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with our financial statements and notes to the financial statements included herein.
Risks Related to Our Business and Industry
We have a limited operating history and may be unable to achieve or sustain profitability or accurately predict our future results.
We have been developing and selling new connected vehicle data products and services, including developing our technology, our customers, and our relationships with OEMs. Because our business and the market for our products are both new, evaluating the current business and its future performance is difficult and based upon limited historical data, a changing market, and our ability to influence the market. This applies to predictions of both revenue and expenses.
Building our business to date, we have accumulated losses. Our continued investment in new technology and services will add to our operating expenses. We cannot assure you that we will be profitable, that we will be able to sustain profitability, or of the magnitude of our profitability.
Our financial performance may be adversely impacted if we fail to address the “Risk Factors” described in this section, or any other risks and challenges that we may face. If our assumptions for addressing the risks that we have identified and other business conditions are incorrect, our plans for operating the business may be impacted and we may not achieve our planned and expected results.
Growing our business requires us to continue investing in technology, resources, and new business capabilities; these investments may contribute to losses and we cannot guarantee that any will be successful or contribute to profitability.
Our plans for operating the business and leading further growth of the connected vehicle data ecosystem include adding to our large data processing capabilities to create new products and services for a wide variety of participants in the road transportation industry. These plans include developing new products and services to and for transportation systems, OEMs, auto suppliers, and others. These investments could contribute to losses and we cannot guarantee whether or when any of the new products and services will become operational, be successful with customers, or whether they will be profitable.
If we do not develop enhancements to our services and introduce new services that achieve market acceptance, our growth, business, results of operations and financial condition could be adversely affected.
Our ability to attract new customers for our connected vehicle data products and services and increase revenue from existing customers depends in part on our ability to enhance and improve our existing services, increase adoption and usage of our services, and introduce new services. The success of any enhancements or new services depends on several factors, including timely completion, adequate quality testing, actual performance quality, market accepted pricing levels and overall market acceptance.

Enhancements, such as additional technology features, and new connected vehicle data products and services that we develop may not be developed or introduced in a timely or cost-effective manner, may contain errors or defects, may have interoperability difficulties with our platform or other services or may not achieve the broad market acceptance necessary to generate significant revenue. Furthermore, our ability to increase the usage of our services depends, in part, on the development of new uses for our services, which may be outside of our control. Even if our new and improved products and services are successful, they may not operate without excessive and unforeseen costs, or without technical challenges that impair broader sales. As the growth of the connected vehicle data market involves new products and services that customers have not previously had opportunity to acquire, our success depends upon whether, the extent that, and the timing of when, customers accept and purchase the new products and services. Since we cannot control any of these factors, we cannot guarantee that improved and new products and services will not contribute to losses or will operate or sustain profitable operation. If in reaching customer acceptance and adoption of improved and new products and services we need to increase sales expenses beyond what we anticipate, our ability to limit losses and reach and maintain profitability for those products and services may be adversely impaired.
We anticipate growth in the connected vehicle data market; if we do not successfully match our growth to the growth of the connected vehicle data market, our business could be materially and adversely affected.
Our strategy for investing in new products and services supports our expectations of demand for new products and services in the connected vehicle data market and for growth of that market in new regions and countries. For example, we plan to offer services that provide data processing capabilities to OEMs and that increase insights and visualizations from connected vehicle data. We also plan to sell current and future services in new countries where we do not already have customers. If our investments do not create successful new products and services that support growth of the business, or if our strategy for growth does not match demand for growing products and services in the connected vehicle data market, our business performance could be adversely impacted.
We cannot guarantee the success of our growth strategy or that our investments in growth of the business will lead to profitable returns. We may incur unexpected costs in developing technologies and services, we may generate insufficient capital from operations or elsewhere to fund growth, we may incur sales expenses that we did not plan for or anticipate, we may incorrectly identify areas of connected vehicle data market growth and the connected vehicle data market could grow more slowly than we anticipate or not at all. Any of these factors could impair our ability to grow the business as we plan and could materially and adversely impact our financial performance and profitability.
We may require additional capital to support the growth of our business, and this capital might not be available on acceptable terms, if at all.
We intend to continue to make investments to support our business and may require additional funds. In particular, we may seek additional funds to develop new products and enhance our platform and existing products, expand our operations, including our sales and marketing organizations and our presence outside of the United States, improve our infrastructure or acquire complementary businesses, technologies, services, products and other assets. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common shares. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth, scale our infrastructure, develop product enhancements and to respond to business challenges could be significantly impaired, and our business, results of operations and financial condition may be adversely affected.
We have experienced growth and expect our growth to continue, and if we fail to effectively manage our growth, then our business, results of operations and financial condition could be adversely affected.
We have experienced substantial growth in our business. We have grown the number of OEMs who provide us data, the amount of data that our systems process, our customer base, and the services and upcoming services we offer. This growth has placed and may continue to place significant demands on our corporate culture, operational infrastructure, and management. If we grow and make organizational changes without preserving key aspects of our culture, we could adversely impact our chances for success, to recruit and retain personnel, and effectively focus on and pursue our corporate objectives. This, in turn, could adversely affect our business, results of operations and financial condition.
In addition, continued growth will require us to improve our operational, financial and management controls, compliance programs, and reporting systems. We may discover deficiencies in these controls, programs, and systems as we grow, which in turn could adversely affect our business, results of operations, and reputation. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and management resources before our revenue increases and without any assurances that our revenue will increase. If our growth continues, it could strain our ability to maintain reliable service levels for our customers. If we fail to achieve the necessary level of efficiency in our organization as we grow, then our business, results of operations and financial condition could be adversely affected.
Our business depends on maintaining and growing our customer base; if we fail to maintain and grow our customer base, our business, results of operations and financial condition could be adversely affected.
We are pioneering the connected vehicle data business, for which we expect a growing customer base. Our plan for growing revenue depends upon maintaining customers and obtaining new customers. Current and potential customers may not value or may be slow to value the benefit of our products and services, may not agree that our products and services are as valuable as we anticipate, may find alternative sources of information to replace the products and services that we offer and plan to offer, may not be satisfied with our delivery of our products and services, or may decide that our products and services are not the products and services that they need. We cannot predict if and when customers will decide to purchase or continue purchasing our products and services. In addition, when customers do purchase our products and services, we cannot predict the amount of data that customers will purchase. If for any of these reasons or others, we do not maintain and grow our customer base as we anticipate, then our business, results of operations, and financial condition could be adversely affected.
If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements or preferences, our products may become less competitive.
The market for products and services based upon connected vehicle data is in its early stages and evolving. It is subject to rapid technological change, evolving industry standards, changing regulations, as well as changing customer needs, requirements, and preferences. The success of our business will depend, in part, on our ability to adapt and respond effectively to these changes on a timely basis. If we are unable to develop new services that satisfy our customers and provide enhancements and new features for our existing services that keep pace with rapid technological and industry change, our business, results of operations and financial condition could be adversely affected. If new technologies emerge that can deliver competitive services at lower prices, more efficiently, more conveniently, or more securely, such technologies could adversely impact our ability to compete effectively.
Our platform must integrate with a variety of network, hardware, mobile and software platforms and technologies, and we may need to continuously modify and enhance our services and platform to adapt to changes and innovation in these technologies. If OEMs and customers adopt new software platforms or infrastructure, we may be required to develop new or enhanced versions of our services to work with those new platforms or infrastructure. This development effort may require significant resources, which would adversely affect our business, results of operations, and financial condition. Any failure of our services and platform to operate effectively with evolving or new platforms and technologies could reduce the demand for our services. If we are unable to respond to these changes in a cost-effective manner, our services may become less marketable and less competitive or obsolete, and our business, results of operations, and financial condition could be adversely affected.
As a pioneer in the connected vehicle data business, we offer new products and services and depend upon the willingness of our automotive data providers to provide data for these new products and services.
The market for connected vehicle data products and services is new, as are many of the products and services that we develop, plan to develop, and offer. Our current financial plans depend largely upon the introduction of new products and services and the desire of our automotive data providers to provide data for use in these new products and services. Our success with our data providers with our current products and services does not guarantee that our data providers will support all our planned future products and services. From time to time, data providers have and may continue to extend time considering support for new products and services. In such cases, we may be slower than we planned, or even prevented from, introducing the impacted new products and services. Potential customers impacted by these delays may lose interest in the products and services or seek alternatives to our products and services, and if either of these occurs, our reputation with our customers or in the market may suffer. If we are unable to obtain connected vehicle data for our planned products and services, our business, results of operations, and financial condition could be adversely affected.
Acceptance by our current customers of our products and services from our platform that processes large streams of connected vehicle data does not prove that a larger or future connected vehicle data market will accept our platform.
We have developed and continue to develop products and services using our platform that processes the large streams of connected vehicle data that we continuously receive. While current customers rely on delivery from this platform for the products and services that they purchase from us, there is no guarantee that those customers will continue to accept our platform for delivery. In addition, there is no guarantee that future customers will desire, accept, or be able to receive some or all of our products and services from our platform. Future customers may demand different forms of delivery of products and services or may not have the technical capability to receive our current and planned products and services. This may increase our expenses in developing technology to adapt to customer needs and requirements. If future customers are unwilling to accept products and services from our platform, or we increase expenses beyond levels we anticipate in order to adapt our platform to meet future customers needs, our business, results of operations, and financial condition could be adversely affected.
We rely, in part, on relationships with other businesses to demonstrate the value of our connected vehicle data products and services to end users of the data. This approach may impact our ability to meet financial objectives and to scale to a larger market.
For some customers, we deliver connected vehicle data products and services by entering into contracts with other entities that offer capabilities that we do not yet offer or did not plan to offer. This approach has the potential of adding unpredictable costs and complexities to the delivery of our products and services, as well as reducing our potential revenue. For example, we may incur expenses building a connection to another company’s system, or the IT and data security profiles of the other company may not meet our technological and security standards and may take longer to integrate and remediate than planned. In addition, the end customer may not be willing to pay a higher price because we and the other business are both involved in processing the data. As a result, our share of revenue from the data may be adversely impacted. Our ability to meet our anticipated market growth depends upon our ability to manage these relationships and to grow our capabilities to reduce dependence upon these relationships. If we do not successfully manage these relationships and adapt our products and services to address these challenges, we may not be able to grow our revenue or our business in the connected vehicle data market as we anticipate, and our business, results of operations, and financial condition could be adversely affected.
Our products rely on live data streams from OEMs; if we are unable to maintain sufficient contracts with OEMs for data streams, the value of our data products and services may be impaired.
Our products and services depend upon the availability of connected vehicle data. We obtain this data through our relationships with OEMs. Some or all of the OEMs from whom we obtain connected vehicle data may decide to limit or withdraw the availability of their connected vehicle data if we do not meet their business goals for connected vehicle data, sales or revenue targets, or our obligations under our contracts. Some of our products require a minimum volume of connected vehicle data in a given market to provide meaningful value to customers. We cannot offer our key products and services in a region or market where we do not have contracts to receive connected vehicle data. If we are unable to maintain sufficient contracts with OEMs for data streams, we may be unable to offer certain data products and services and the value of those we offer may be limited. As a result, our business, results of operations and financial condition could be adversely affected.

Our products rely upon data available on reasonable economic terms and with reasonable permissions; if our data providers do not offer data at reasonable prices, or restrict use of the offered data, our ability to offer certain products and services will be impaired.
Our products and services depend upon connected vehicle data, which we obtain through our relationships with OEMs, available on reasonable economic terms. If the economic terms of our agreements with OEMs do not allow us to cover costs of our business as we anticipate, our revenue will be negatively impacted. In addition, if we receive connected vehicle data under a contract that restricts our ability to offer our connected vehicle data products and services, or that limits our ability to offer our products and services in an efficient manner, or if the data provider fails to adhere to our quality-control standards or fails to meet service-level agreements, we may not obtain the revenue that we anticipated from that data. If we cannot obtain alternative data for the impacted market, our business, results of operations, and financial condition could be adversely affected.
If we are unable to expand our relationships with OEMs and add new OEMs as data providers, our business, results of operations, and financial condition could be adversely affected.
We believe that the continued growth of our business depends in part upon developing and expanding strategic relationships with OEMs. OEMs provide connected vehicle data that is a core component of our connected vehicle data products and services. As part of our growth strategy, we intend to expand our relationships with our existing OEM data providers and add new relationships with additional OEMs. In addition to obtaining data from OEMs, we offer services to OEMs to assist them in identifying, processing, and converting to a useable standard, connected vehicle data that support useful services in the market. If connected vehicle data from new OEM suppliers does not meet our technical or quality standards, it may not be suitable for use in our products and services, or we may face increased technical costs processing the data, which could adversely impact our continued growth. If we fail to expand our relationships with existing OEMs or establish relationships with new OEMs in a timely and cost-effective manner, or at all, then our business, results of operations and financial condition could be adversely affected. Additionally, even if we are successful at building these relationships but there are problems or issues with integrating our systems with those of the OEMs, our reputation and ability to grow our business may be harmed.
Any failure to offer high quality data user support may adversely affect our relationships with our consumers and prospective consumers, and adversely affect our business, results of operations and financial condition.
Many of our customers depend on our customer support team to assist them in deploying our services effectively, to help them to resolve post-deployment issues quickly, and to provide ongoing support. If we do not devote sufficient resources or are otherwise unsuccessful in assisting our data customers effectively, we could adversely affect our ability to retain existing data consumers and could prevent prospective data customer from adopting our services. We may be unable to respond quickly enough to accommodate short-term increases in demand for customer support. We also may be unable to modify the nature, scope and delivery of our customer support to compete with changes in the support services provided by our competitors. Increased demand for customer support, without corresponding revenue, could increase costs and adversely affect our business, results of operations and financial condition. Our revenues are highly dependent on our business reputation. Any failure to maintain high quality customer support, or a market perception that we do not maintain high quality customer support, could erode customer trust and adversely affect our reputation, business, results of operations and financial condition.
We may undertake acquisitions or divestitures, which may not be successful, and which could materially adversely affect our business, financial condition and results of operations.
From time to time, we may consider acquisitions, which may not be completed or, if completed, may not be ultimately beneficial to us. We also may consider potential divestitures of businesses from time to time. We routinely evaluate potential acquisition and divestiture candidates and engage in discussions and negotiations regarding potential acquisitions and divestitures on an ongoing basis; however, even if we execute a definitive agreement, there can be no assurance that we will consummate the transaction within the anticipated closing timeframe, or at all. Moreover, there is significant competition for acquisition and expansion opportunities in our industry.

Acquisitions involve numerous risks, including (i) failing to properly identify appropriate acquisition targets and to negotiate acceptable terms; (ii) incurring the time and expense associated with identifying and evaluating potential acquisition targets and negotiating potential transactions; (iii) diverting management’s attention from the operation of our existing business; (iv) using inaccurate estimates and judgments to evaluate credit, operations, funding, liquidity, business, management and market risks with respect to the acquisition target or assets; (v) litigation relating to an acquisition, particularly in the context of a publicly held acquisition target, that could require us to incur significant expenses, result in or delay or enjoin the transaction; (vi) failing to properly identify an acquisition target’s significant problems, liabilities or risks; (vii) not receiving required regulatory approvals on the terms expected or such approvals being delayed or restrictively conditional; and (viii) failing to obtain financing on favorable terms, or at all. In addition, in connection with any acquisitions, we must comply with various antitrust requirements, and it is possible that perceived or actual violations of these requirements could give rise to litigation or regulatory enforcement action or result in us not receiving the necessary approvals to complete a desired acquisition.
Furthermore, even if we complete an acquisition, the anticipated benefits from such acquisition may not be achieved unless the operations of the acquired business, platform or technology are integrated in an efficient, cost-effective and timely manner. The integration of any acquisition includes numerous risks, including an acquired business not performing to our expectations, or not integrating it appropriately and failing to realize anticipated synergies and cost savings as a result, and difficulties, inefficiencies or cost overruns in integrating and assimilating the organizational cultures, operations, technologies, data, products and services of the acquired business with ours. The integration of any acquisition will require substantial attention from management and operating personnel to ensure that the acquisition does not disrupt any existing operations, or affect our reputation or our clients’ opinions and perceptions of our platforms and solutions. We may spend time and resources on acquisitions that do not ultimately increase our profitability or that cause loss of, or harm to, relationships with key employees, clients, third-party providers or other business partners.
Divestitures also involve numerous risks, including: (i) failing to properly identify appropriate assets or businesses for divestiture and buyers; (ii) inability to negotiate favorable terms for the divestiture of such assets or businesses; (iii) incurring the time and expense associated with identifying and evaluating potential divestitures and negotiating potential transactions; (iv) management’s attention being diverted from the operation of our existing business, including to provide on-going services to the divested business; (v) encountering difficulties in the separation of operations, platforms, solutions or personnel; (vi) retaining future liabilities as a result of contractual indemnity obligations; and (vii) loss of, or damage to our relationships with, any of our key employees, clients, third-party providers or other business partners.
We cannot readily predict the timing or size of any future acquisition or divestiture, and there can be no assurance that we will realize any anticipated benefits from any such acquisition or divestiture. If we do not realize any such anticipated benefits, our business, financial condition and results of operations could be materially adversely affected.
We are highly dependent on the services of our CEO and founder, Richard Barlow.
We are highly dependent on our CEO and founder, Richard Barlow. Mr. Barlow has acted as Wejo’s Chief Executive Officer since our inception, and as such, is deeply involved in all aspects of our business. Our future business and results of operations depend in significant part upon the continued contributions of Mr. Barlow. If we lose those services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees in addition to Mr. Barlow and the current team, the development of our business plan could be adversely affected and harm our business. Negative public perception of, or negative news related to, Mr. Barlow may adversely affect our brand, relationship with customers or standing in the industry.
If we are unable to hire and retain key executives, our business will suffer.
Our executive team has played and continues to play a key role in the development of our business. Our future business and results of operations depend in significant part upon the continued contributions of our executive team. If we lose those services or if they fail to perform in their current positions and we are unable to attract and retain effective replacements, the development of our business plan could be adversely affected and harm our business.
If we are unable to hire, retain and motivate qualified employees, our business will suffer.
Our future success depends, in part, on our ability to continue to attract and retain highly skilled employees. We believe that there is, and will continue to be, intense competition for highly skilled management, technical, sales and other employees with experience in our industry and where we maintain offices. We must provide competitive compensation packages and a high-quality work environment to hire, retain and motivate employees. If we are unable to retain and motivate our existing employees and attract qualified employees to fill key positions, we may be unable to manage our business effectively, including the development, marketing, and sale of our products, which could adversely affect our business, results of operations and financial condition. To the extent we hire employees from competitors, we also may be subject to allegations that they have been improperly solicited or divulged proprietary or other confidential information.
If our stock becomes publicly-traded as we anticipate, volatility in, or lack of performance of, our stock price may also affect our ability to attract and retain key employees. Many of our key employees are, or will soon be, vested in a substantial number of shares of common stock or stock options. If we complete the Business Combination, employees may be more likely to terminate their employment with us if the shares they own or the shares underlying their vested options have significantly appreciated in value relative to the original purchase prices of the shares or the exercise prices of the options, or, conversely, if the exercise prices of the options that they hold are significantly above a future trading price of our common stock. If we are unable to retain our employees, our business, results of operations and financial condition could be adversely affected.
We have been, and may in the future be, adversely affected by the global COVID-19 pandemic, the duration and economic, governmental and social impact of which is difficult to predict, which may significantly harm our business, prospects, financial condition and operating results.
The COVID-19 pandemic has disrupted the economy and put unprecedented strains on governments, health care systems, educational institutions, businesses, and individuals around the world. The impact and duration of the COVID-19 pandemic are difficult to assess or predict. It is even more difficult to predict the impact on the global economic market, which will depend upon the actions taken by governments, businesses, and other enterprises in response to the pandemic. The pandemic has already caused, and is likely to result in further, significant disruption of global financial markets and economic uncertainty. Adverse market conditions resulting from the spread of COVID-19 could materially adversely affect our business and the value of our common shares.
Our customers or potential customers, particularly in industries most impacted by the COVID-19 pandemic, include the transportation, retail, advertising, and entertainment industries and companies whose customers operate in impacted industries, and may reduce their technology or sales and marketing spending or delay their sales transformation initiatives as a result of the pandemic, which could materially and adversely impact our business. During 2020, we experienced certain headwinds as a result of the pandemic that adversely impacted our business. In early 2020, we experienced headwinds in some sales cycles as business leaders adapted to the impacts of the pandemic and we saw heightened cancellations and reductions in spend from customers in heavily impacted industries relative to our anticipated growth at the time. We also experienced longer sales cycles and more intense scrutiny, particularly for larger purchases and upgrades as customers and prospects re-assessed their growth trajectory in light of the changing economic environment. However, there can be no assurance that we won’t experience similar or other headwinds as a result of the pandemic in future periods. Any such factors could result in our experiencing slowed growth or a decline in new customer demand for our platform and lower demand from our existing customers for upgrades within our platform, as well as existing and potential customers reducing or delaying purchasing decisions. We could also experience an increase in prospective customers seeking lower prices or other more favorable contract terms and current customers attempting to obtain concessions on the terms of existing contracts, including requests for early termination or waiver or delay of payment obligations, all of which has adversely affected and could materially adversely impact our business, results of operations, and overall financial condition in future periods. Further, we may face increased competition due to changes to our competitors’ products and services, including modifications to their terms, conditions, and pricing that could materially adversely impact our business, results of operations, and overall financial condition in future periods.
In response to the COVID-19 pandemic, we temporarily closed all of our offices (including our headquarters), enabled our employees to work remotely, implemented travel restrictions for all non-essential business, and shifted company events to virtual-only experiences, and we may deem it advisable to similarly alter, postpone, or cancel entirely additional events in the future. If the COVID-19 pandemic worsens, especially in regions where we have offices, our business activities originating from affected areas could be adversely affected. Disruptive activities could include business closures in impacted areas, further restrictions on our employees’ and service providers’ ability to travel, impacts to productivity if our employees or their family members experience health issues, and potential delays in hiring and onboarding of new employees. We may take further actions that alter our business operations as may be required by local, state, or federal authorities or that we determine are in the best interests of our employees. Such measures could negatively affect our sales and marketing efforts, sales cycles, employee productivity, or customer retention, any of which could harm our financial condition and business operations.
The COVID-19 pandemic could cause our third-party data center hosting facilities and cloud computing platform providers, which are critical to our infrastructure, to shut down their business, experience security incidents that impact our business, delay or disrupt performance or delivery of services, or experience interference with the supply chain of hardware required by their systems and services, any of which could materially adversely affect our business. Further, the COVID-19 pandemic has resulted in our employees and those of many of our customers and vendors working from home and conducting work via the internet, and if the network and infrastructure of internet providers becomes overburdened by increased usage or is otherwise unreliable or unavailable, our employees’, and our customers’ and vendors’ employees’, access to the internet to conduct business could be negatively impacted. Limitations on access or disruptions to services or goods provided by or to some of our suppliers and vendors upon which our platform and business operations relies, could interrupt our ability to provide our platform, decrease the productivity of our workforce, and significantly harm our business operations, financial condition, and results of operations.
Our platform and the other systems or networks used in our business may experience an increase in attempted cyber-attacks, targeted intrusion, ransomware, and phishing campaigns seeking to take advantage of shifts to employees working remotely using their household or personal internet networks and to leverage fears promulgated by the COVID-19 pandemic. The success of any of these unauthorized attempts could substantially impact our platform, the proprietary and other confidential data contained therein or otherwise stored or processed in our operations, and ultimately our business. Any actual or perceived security incident also may cause us to incur increased expenses to improve our security controls and to remediate security vulnerabilities.
The extent and continued impact of the COVID-19 pandemic on our business will depend on certain developments, including: the duration and spread of the outbreak; government responses to the pandemic including vaccine availability and deployment; the impact on the health and welfare of our employees and their families; the impact on our customers and our sales cycles; the impact on customer, industry, or employee events; delays in hiring and onboarding new employees; and the effect on our partners, vendors, and supply chains, all of which are uncertain and cannot be predicted. Because of our largely subscription-based business model, the effect of the COVID-19 pandemic may not be fully reflected in our results of operations and overall financial condition until future periods, if at all.
To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including but not limited to those relating to cyber-attacks and security vulnerabilities, interruptions or delays due to third-parties, or our ability to raise additional capital or generate sufficient cash flows necessary to fulfill our obligations under our existing indebtedness or to expand our operations.
Unfavorable conditions in our industry, the automotive industry, the global economy, or reductions in spending on technology could adversely affect our business, results of operations and financial condition.
Our business is impacted by changes in our industry, the automotive industry, or the global economy on our customers and automotive data providers. Our results of operations depend in part on customer investment in technology to connect to and utilize our products and services. In addition, our revenue is dependent on the usage of our products, which in turn is influenced by the scale of business that our customers are conducting and by their willingness to increase the scale of their purchases of our products and services. To the extent that weak economic conditions, geopolitical developments, such as existing and potential trade wars, and other events outside of our control such as the COVID-19 pandemic, result in a reduced volume of business by our customers and prospective customers, demand for, and use of, our products may decline. To the extent that any of these factors impact the sale of new vehicles with connectivity or the investment by OEMs into vehicle connectivity, the supply of connected vehicle data in one or more of our existing or anticipated markets may fail to meet our expectations and we may not be able to offer the products and services that we anticipate and demand for and revenue from our products and services may slow or fall. If due to any of these factors, our customers reduce their use of our products, or prospective customers delay adoption or elect not to adopt our products, or if OEMs reduce their investments in vehicle connectivity, as a result of a weak economy, this could adversely affect our business, results of operations and financial condition.
The market in which we participate is intensely competitive, and if we do not compete effectively, our business, results of operations and financial condition could be harmed.
The market for connected vehicle data products is rapidly evolving, fragmented and highly competitive, with relatively low barriers to entry in some segments. To compete effectively, we will have to maintain and grow credible relationships with OEMs, provide products and services that customers will accept, continue scaling our data processing and supporting operations to provide satisfactory service levels, and continue to build knowledge among current and potential customers of the value of our connected vehicle data products and services. The principal competitive factors in our market include completeness of offering, credibility with customers and OEMs, global reach, ease of integration and programmability, product features, platform scalability, reliability, deliverability, security and performance, brand awareness and reputation, the strength of sales and marketing efforts, customer support, as well as the cost of deploying and using our products. Our competitors fall into four primary categories:
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Companies brokering or creating marketplaces for connected vehicle data

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Companies that develop platforms for processing connected vehicle data

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Large technology companies such as Google

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Automotive companies who may desire to independently market their connected vehicle data with partially or fully competing services

Some of our existing and potential competitors are larger and have greater name recognition, longer operating histories, more established customer relationships, larger budgets, and significantly greater resources than we do. In addition, some have the operating flexibility to bundle competing products and services at little or no perceived incremental cost, including offering them at a lower price as part of a larger sales transaction. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements.
With the introduction of new services and new market entrants, we expect competition to intensify in the future. Increased competition may result in pricing pressure and reduced margins and may impede our ability to increase the sales of our products or cause us to lose market share, any of which will adversely affect our business, results of operations and financial condition.
Larger and more well-funded companies with access to significant resources, large amounts of data or data collection methods, and sophisticated technologies may shift their business model to become competitive with us.
In addition, many of our potential competitors could have competitive advantages, such as greater name recognition, longer operating histories, significant install bases, broader geographic scope, and larger sales and marketing budgets and resources. Many of our potential competitors may have established relationships with independent software vendors, partners, and customers, greater customer experience resources, greater resources to make acquisitions, lower labor and development costs, larger and more mature intellectual property portfolios, and substantially greater financial, technical, and other resources. New competitors or alliances among competitors may emerge and rapidly acquire significant market share due to these or other factors.
Mergers and acquisitions in the technology industry increase the likelihood that our competitors in the future will be larger and have more resources. We expect this trend to continue as companies attempt to strengthen or maintain their market positions in an evolving industry. Companies resulting from these possible consolidations may create more compelling product offerings and be able to offer more attractive pricing options, making it more difficult for us to compete effectively.
Our competitors may be able to respond more quickly and effectively to new or changing opportunities, technologies, standards, or customer requirements, or pricing pressure. As a result, even if our products and services are more effective than the products and services that our competitors offer, potential customers might select competitive products and services in lieu of our services.
We expect our results of operations to fluctuate on a quarterly and annual basis, which could cause the share price of the combined company to fluctuate or decline.
Our quarterly results of operations have fluctuated in the past and may vary significantly in the future. As such, historical comparisons of our operating results may not be meaningful. In particular, because some of our sales to date have been customers making limited purchases, sales in any given quarter can fluctuate based upon the timing and success of our sales efforts. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Our quarterly financial results may fluctuate as a result of a variety of factors, many of which are outside of our control and may not fully reflect the underlying performance of our business. These fluctuations could adversely affect our ability to meet our expectations or those of securities analysts or investors. If we do not meet these expectations for any period, the value of our business and our securities, or those of the combined company, could decline significantly. Factors that may cause these quarterly fluctuations include, without limitation, those listed below
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the timing and magnitude of product and services orders and deliveries in any quarter;

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our ability to retain our existing customers and attract new customers;

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our ability to develop, introduce and sell products and services in a timely manner that meet customer requirements;

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disruptions in our sales channels or termination of our relationship with customers or third parties;

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the ability of customers to implement or commercialize systems that incorporate our products and services;

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delays in customers’ purchasing cycles or deferments of customers’ purchases in anticipation of new services or updates from us or our competitors;

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fluctuations in demand pressures for our products;

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changes in the cost of obtaining connected vehicle data and regulations impacting connected vehicle data

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the impact of the global COVID-19 pandemic and its duration

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any change in the competitive dynamics of our markets, including consolidation of competitors, regulatory developments and new market entrants

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adverse litigation, judgments, settlements or other litigation-related costs, or claims that may give rise to such costs; and

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general economic, industry and market conditions, including trade disputes.

Risk Related to Intellectual Property, Cybersecurity and Data Privacy
We may not be able to adequately protect or enforce our intellectual property rights or prevent unauthorized parties from copying or reverse engineering our solutions. Our efforts to protect and enforce our intellectual property rights and prevent third parties from violating our rights may be costly. Our failure to protect our intellectual property rights and proprietary information could diminish our brand and other intangible assets.
The success of our services and our business depends in part on our ability to obtain patents and other intellectual property rights and maintain adequate legal protection for our products in the United States and other international jurisdictions. We rely on a combination of patent, copyright, service mark, and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect our proprietary rights, all of which provide only limited protection. We cannot assure you that any patents will be issued with respect to our currently pending patent applications, including in a manner that gives us adequate defensive protection or competitive advantages, if at all, or that any of our patents will not be challenged, invalidated or circumvented. We have filed for patents in the United States and will also file for patents in certain international jurisdictions, but such protections may not be available in all countries in which we operate or in which we seek to enforce our intellectual property rights or may be difficult to enforce in practice. Our currently issued patents and trademarks and any patents and trademarks that may be issued or registered, as applicable, in the future with respect to pending or future applications may not provide sufficiently broad protection or courts may not enforce them in actions against alleged infringers. We cannot be certain that the steps we have taken will prevent unauthorized use of our technology or the reverse engineering of our technology. Moreover, others may independently develop technologies that are competitive to us or infringe our intellectual property.
Protecting against the unauthorized use of our intellectual property, products and other proprietary rights is expensive and can be difficult, particularly with respect to international jurisdictions. Unauthorized parties may attempt to copy or reverse engineer our solutions or certain aspects of our solutions that are considered proprietary. Litigation may be necessary in the future to enforce or defend our intellectual property rights, to prevent unauthorized parties from copying or reverse engineering our solutions, to determine the validity and scope of the proprietary rights of others or to block the importation of infringing products. Any such litigation, regardless of merit, could be costly, divert the attention of management and may not ultimately be resolved in our favor.
Even if a potential litigation obtains favorable outcomes, we may not be able to obtain adequate remedies. Further, many of our current and potential competitors could dedicate substantially greater resources to defending intellectual property infringement claims and to enforcing their intellectual property rights than we have. Attempts to enforce our rights against third parties could also provoke these third parties to assert their own intellectual property or other rights against us, or result in a holding that invalidates or narrows the scope of our rights, in whole or in part.
Effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which our products are available and competitors based in other countries may sell infringing products and services in one or more markets. An inability to adequately protect and enforce our intellectual property and other proprietary rights or an inability to prevent authorized parties from copying or reverse engineering our solutions or certain aspects of our solutions that we consider proprietary could adversely affect our business, operating results, financial condition and prospects.
In addition to patented technology, we rely on our unpatented proprietary technology, trade secrets, processes and know-how.
We rely upon proprietary information (such as trade secrets, know-how and confidential information) to protect intellectual property that may not be patentable or subject to copyright, trademark, trade dress or service mark protection, or that we believe are best protected by means that do not require public disclosure.
We generally seek to protect this proprietary information by entering into confidentiality agreements, or consulting, services or employment agreements that contain non-disclosure and non-use provisions with our employees, consultants, contractors and third parties. However, we may fail to enter into the necessary agreements, and even if entered into, these agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement or misappropriation of our proprietary information, may be limited as to their term and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information. We have limited control over the protection of trade secrets used by our current or future partners and suppliers and could lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, our proprietary information may otherwise become known or be independently developed by our competitors or other third parties. To the extent that our employees, consultants, contractors, advisors and other third parties use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain protection for our proprietary information could adversely affect our competitive business position. Furthermore, laws regarding trade secret rights in certain markets where we operate may afford limited or no protection to our trade secrets.
We also rely on physical and electronic security measures to protect our proprietary information, but we cannot provide assurance that these security measures will not be breached or that these measures will provide adequate protection. There is a risk that third parties may obtain and improperly utilize our proprietary information to our competitive disadvantage. We may not be able to detect or prevent the unauthorized use of such information or take appropriate and timely steps to enforce our intellectual property rights.
Third-party claims that we are infringing intellectual property, whether successful or not, could subject us to costly and time-consuming litigation or expensive licenses, which if successful could restrict us from using and providing our technologies and solutions to our customers.
Although we have filed patent applications related to our products, a number of companies, both within and outside of the vehicle data service industry, hold other patents covering systems and methods for processing vehicle data. In addition to these patents, participants in this industry typically also protect their technology, especially software, through copyrights and trade secrets. As a result, there may be frequent litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. We may in the future receive inquiries from other intellectual property holders and may become subject to claims that we infringe their intellectual property rights, particularly as we expand our presence in the market. In addition, third parties may claim that the names and branding of our products infringe their trademark rights in certain countries or territories. If such a claim were to prevail, we may have to change the names and branding of our products in the affected territories and we could incur other costs, including liability for damages.
We currently have a number of agreements in effect pursuant to which we have agreed to defend, indemnify and hold harmless our customers, suppliers, and partners from damages and costs which may arise from the infringement by our products of third-party patents or other intellectual property rights. The scope of these indemnity obligations varies, but may, in some instances, include indemnification for damages and expenses, including attorneys’ fees. Our insurance may not cover all intellectual property infringement claims. A claim that our products infringe a third party’s intellectual property rights, even if without merit, could adversely affect our relationships with our customers, may deter future customers from purchasing our products and could expose us to costly litigation and settlement expenses. Even if we are not a party to any litigation between a customer and a third party relating to infringement by our products, an adverse outcome in any such litigation could make it more difficult for us to defend our products against intellectual property infringement claims in any subsequent litigation in which we are a named party. Any of these results could adversely affect our brand and operating results.
Our defense of intellectual property rights claims brought against us or our customers, suppliers and partners, with or without merit, could be time-consuming, expensive to litigate or settle, divert management resources and attention and force us to acquire intellectual property rights or licenses, which may involve substantial royalty or other payments and may not be available on acceptable terms or at all. Further, a party making such a claim, if successful, could secure a judgment that requires us to pay substantial damages or obtain an injunction. An adverse determination also could invalidate our intellectual property rights and adversely affect our ability to offer our products to our customers and may require that we procure or develop substitute products that do not infringe, which could require significant effort and expense. Any of these events could adversely affect our business, operating results, financial condition and prospects.
Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement and other losses.
Our agreements with certain of our customers or other third parties may include indemnification or other provisions under which we agree to indemnify or otherwise be liable to them for losses suffered or incurred as a result of claims of intellectual property infringement, damages caused by us to property or persons, breach by us of confidentiality obligations, other liabilities relating to or arising from the use of our network and products, other liabilities relating to or arising from our use of networks and products of others, or other acts or omissions. The term of these contractual provisions often survives termination or expiration of the applicable agreement. For any such intellectual property rights indemnification claim against us or our customers, or other indemnification or similar claim we may incur significant legal expenses and have to pay damages, and for intellectual property claims, pay license fees and/or stop using technology found to be in violation of the third party’s rights. If we stop using a technology, we may be required to invest in alternative technology to support our products and services. Large indemnity or related payments, as well as the effort and expense of responding to claims, along with potential reputational impact of any such claims or payments, could harm our business, results of operations, and financial condition.
Breaches of our networks or systems, or those of our data providers or partners, could degrade our ability to conduct business, compromise the integrity of our products, platform and data, result in significant data losses and the theft of our intellectual property, damage our reputation, expose us to liability to third parties and require us to incur significant additional costs to maintain the security of our networks and data.
We depend upon our IT systems to conduct virtually all of our business operations, ranging from our internal operations and technology and development activities to our marketing and sales efforts and communications with our customers and business partners. Individuals or entities may attempt to penetrate our network security, or that of our platform, and to cause harm to our business operations, including by misappropriating proprietary information or that of our data suppliers, data consumers, partners and employees or to cause interruptions to our products and platform. In general, cyberattacks and other malicious internet-based activity continue to increase in frequency and magnitude, and cloud-based companies have been targeted in the past and are likely to continue to be targeted in the future. In addition to threats from traditional computer hackers, malicious code (such as malware, viruses, worms, and ransomware), employee theft or misuse, password spraying, phishing, credential stuffing, and denial-of-service attacks, we also face threats from sophisticated organized crime, nation-state, and nation-state supported actors who engage in attacks (including advanced persistent threat intrusions) that add to the risk to our systems (including those hosted on AWS or other cloud services), internal networks, our customers’ systems and the information that they store and process.
Although we devote significant financial and personnel resources to implement and maintain security measures, because the techniques used by such individuals or entities to access, disrupt or sabotage devices, systems and networks change frequently and may not be recognized until launched against a target, we may be required to make further investments over time to protect data and infrastructure as cybersecurity threats develop, evolve and grow more complex over time. We may also be unable to anticipate these techniques, and we may not become aware in a timely manner of security breaches, which could exacerbate any damage we experience. Additionally, we depend upon our employees and contractors to appropriately handle confidential and sensitive data, including customer data, and to deploy our IT resources in a safe and secure manner that does not expose our network systems to security breaches or the loss of data. Any data security incidents, including internal malfeasance or inadvertent disclosures by our employees or a third party’s fraudulent inducement of our employees to disclose information, unauthorized access or usage, introduction of a virus or similar breach or disruption of our business or our service providers, such as AWS, could result in loss of confidential information, damage to our reputation, erosion of customer trust, loss of customers, litigation, regulatory investigations, fines, penalties and other liabilities. Accordingly, if our cybersecurity measures or our service providers, fail to protect against unauthorized access, attacks (which may include sophisticated cyberattacks), or the mishandling of data by our employees and contractors, then our reputation, business, results of operations and financial condition could be adversely affected. While we maintain errors, omissions, and cyber liability insurance policies covering certain security and privacy damages, we cannot be certain that our existing insurance coverage will continue to be available on acceptable terms or will be available in sufficient amounts to cover the potentially significant losses that may result from a security incident or breach or that the insurer will not deny coverage as to any future claim.
Any disruption of service at our cloud service providers that host our platform or other services or facilities that Wejo relies on could harm our business.
We currently host our platform primarily using AWS as the cloud service provider. We also rely on third parties for network services. Our continued growth depends on the ability of our customers to access our platform at any time and within an acceptable amount of time.

Although we have disaster recovery and business continuity plans, and geographically diverse instances of our platform, any incident affecting our cloud service provider’s infrastructure, or other services or facilities that may be caused by fire, flood, severe storm, earthquake or other natural disasters, cyber-attacks, terrorist or other attacks, and other similar events beyond our control could negatively affect our platform and our ability to deliver our services to our customers. A prolonged cloud service provider disruption affecting our platform or a prolonged disruption affecting our network services, for any of the foregoing reasons would negatively impact our ability to serve our customers and could damage our reputation with current and potential customers, expose us to liability, cause us to lose customers or otherwise harm our business. We may also incur significant costs for using alternative equipment or taking other actions in preparation for, or in reaction to, events that damage the cloud service providers we use.
In the event that our cloud service provider and/or network services agreements are terminated, or there is a lapse of service, we would experience interruptions in access to our platform as well as significant delays and additional expense in arranging new facilities and services and/or re-architecting our solutions for deployment on a different cloud infrastructure or communications network, which would adversely affect our business, operating results and financial condition.
Any disruption of services that we operate or that we depend upon from OEMs could harm our business and risk losing customers.
Our services in part rely on live data streams both in the data that we receive from our OEM data suppliers and in many of the data products that we provide to our customers. Our products that rely on live stream connected vehicle data depend upon the continued operation and performance of OEM systems at levels meeting our minimum requirements. If one or more of these OEM’s systems do not continue to operate or do not operate at sufficient performance levels, whether through technical limitations or decisions of the OEM to prioritize other aspects of their business, then our products may have reduced marketability and value, which will reduce our ability to obtain revenue and impair the performance of the business. Similarly, if we do not maintain or operate our systems at sufficient performance levels then our products may have reduced marketability and value, which will reduce our ability to obtain revenue and impair the performance of the business. Either of these situations could damage our reputation with current and potential customers, expose us to liability, cause us to lose customers, or otherwise harm our business. We may also incur significant costs reprogramming, patching, and/or re-architecting our solutions for deployment if we need to recover from reduced or failed performance of our live stream systems, which would adversely affect our business, operating results, and financial condition.
Some of our applications utilize open source software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect our business.
Our platform incorporates open source software, and we expect to continue to incorporate open source software in our platform in the future. Few of the licenses applicable to open source software have been interpreted by courts, and there is a risk that these licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to commercialize our products and platform. Moreover, although we have implemented policies to regulate the use and incorporation of open source software into our products and platform, we cannot be certain that we have not incorporated open source software in our products or platform in a manner that is inconsistent with such policies. If we fail to comply with open source licenses, we may be subject to certain requirements, including requirements that we offer our products that incorporate the open source software for no cost, that we make available source code for modifications or derivative works we create based upon, incorporating or using the open source software and that we license such modifications or derivative works under the terms of applicable open source licenses. If an author or other third party that distributes such open source software were to allege that we had not complied with the conditions of one or more of these licenses, we could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages, enjoined from generating revenue from customers using products that contained the open source software and required to comply with onerous conditions or restrictions on these products. In any of these events, we and our customers could be required to seek licenses from third parties in order to continue offering our products and platform and to re-engineer our products or platform or discontinue offering our products to customers in the event re-engineering cannot be accomplished on a timely basis. Any of the foregoing could require us to devote additional technology and development resources to re-engineer our products or platform, could result in customer dissatisfaction and may adversely affect our business, results of operations and financial condition.
Risks Related to Legal and Regulatory Matters and Being a Public Company
Our current and planned future business operations are and will be governed by various U.S. and international laws and regulations relating to privacy, data protection, consumer protection, and cybersecurity; if we fail to comply with any of these governing laws and regulations, the impact could harm our business, results of operations and financial condition.
Various laws, including the European Union’s General Data Protection Regulation 2016/679 (“GDPR”) and California’s Consumer Privacy Act (“CCPA”) impose obligations restricting the collection, use and transfer of personal data. The U.S. Federal Trade Commission and various states enforce consumer protection laws to impose obligations on the collection and use of consumer data and on security measures for protecting that data. Similarly, any country that we may enter into for business may have related or more stringent personal data, consumer protection and cybersecurity requirements.
The obligations that these laws and regulations impose can be extensive, including but not limited to restrictions on when data can be collected from a person, requirements to obtain consent to collect data from a person, requirements to disclose how data is collected, used and stored, requirements for extensive record keeping on systems processing personal data, geographic limitations on where the data can be stored and processed, contractual obligations that must be maintained with data providers and data recipients, standard contract clauses approved by the European Union (“EU”) when transferring data outside of the European Economic Area, responding to consumer inquiries, notifying regulatory authorities about data breaches, and designating data protection officers. We have incorporated into our platform and our operations features and processes that we believe allow us to comply with these types of laws and regulations in the locations where we currently collect data. Before we begin services into a new country, we review applicable laws and regulations and create a plan to update our systems and operating procedures, if necessary, to comply with all local data and related consumer protection requirements.
In addition, we maintain operations in the United Kingdom (UK), which has left the EU. The EU Commission has released a draft decision declaring UK data protection obligations adequate, which if ratified, would allow flow of data between from the EU to the UK with the same benefits as when the UK was part of the EU. If the decision is not ratified, we will be required to follow additional procedures, including implementing standard contract clauses approved by the EU to transfer data adequacy for processing or storage in the UK.
Failure to comply with any of the laws and regulations discussed in this section can result in fines and penalties. For example, failing to comply with the GDPR can trigger fines equal to or greater of €20 million or 4% of global annual revenues. If at any time our platform or operations are found noncompliant with these requirements, our business, results of operations, and financial condition may be materially and adversely impacted.
Meeting the obligations imposed by any of the above laws and regulations or any similar laws and regulations that may apply to our current and future business will impact our business. We will incur expenses investing in technology and procedures that allow our operations to comply with the applicable laws and regulations. We may be forced to store and process data in certain regions or countries. While we have taken this into account with our current plans, it is possible that complying with these requirements will require the business to spend additional expenses on operations, storage, and/or processing to meet our obligations.
Restrictions on the collection, use, sharing or disclosure of personal data or additional requirements and liability for security and data integrity may require us to modify our business practices, limit our ability to develop new products and features and subject us to increased compliance obligations and regulatory scrutiny. In addition, many consumer advocates, privacy advocates, and government regulators believe that existing laws and regulations do not adequately protect privacy or ensure the accuracy of personal data. As a result, such advocates and regulators are seeking further restrictions on the dissemination or commercial use of personal information to the public and private sectors, as well as contemplating requirements relative to data accuracy and the ability of consumers to opt to have their personal data removed from databases such as ours. If there are new data limitations in any jurisdiction in which we are or plan to enter business, our ability to offer our products and services may be materially impacted. For example, new restrictions may require additional investment in our technology, may limit the availability of data that we obtain, or may impose new requirements on how data is collected. These restrictions may be unique to certain countries or regions and could be inconsistent with requirements in other countries or regions. Any of these factors has the potential to reduce the profitability of our products and services, or to reduce our ability to offer our products and services, and our business, results of operations, and financial condition may be materially and adversely impacted.
In addition, additional jurisdictions may impose data localization laws, which require personal information, or certain subcategories of personal information to be stored in the jurisdiction of origin. These regulations may inhibit our ability to expand into those markets or prohibit us from continuing to offer our marketplace in those markets without significant additional costs.
Typically, our obligations to comply with the regulations and laws discussed in this section are reflected in our contracts with our data providers. If we or our customers fail to comply with the laws and regulations discussed in this section, our OEM data providers may decide to reduce or terminate availability of their connected vehicle data, impose further limitations upon us that impact our ability to provide data to our customers, or terminate their contracts with us.
OEMs who provide us data are typically bound by the same or similar regulatory requirements that we face. If our OEM data providers fail to comply with the laws and regulations discussed in this section, they could be subject to fines and new requirements on their systems and their ability to provide us connected vehicle data may be reduced or interrupted entirely. They may also face pressure from consumer advocates, privacy advocates, and government regulators who believe that existing practices, laws and regulations do not adequately protect privacy or ensure the accuracy of personal data. One consequence of this is that they may decide to comply with the laws and regulations or respond to pressure from various consumer and privacy advocates in a manner that may adversely impact our ability to deliver our products and services, either by increasing costs or by deciding not to make connected vehicle data available.
If we fail to comply with any of these laws or regulations or any of our data providers or customers fail to comply with these laws or regulations, the result could include fines and penalties, harm to reputation, and negative impact on the results of our operations and financial condition.
The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act and NASDAQ, may strain our resources, increase our costs and divert management’s attention, and we may be unable to comply with these requirements in a timely or cost-effective manner.
As a public company, we are subject to the reporting requirements of the Exchange Act, and the corporate governance standards of the Sarbanes-Oxley Act (“SOX”) and NASDAQ. We have a limited history operating as a public company, and these requirements may place a strain on our management, systems and resources. In addition, we have incurred, and expect to continue to incur significant legal, accounting, insurance and other expenses that we did not incur as a private company. The Exchange Act requires us to file annual, quarterly and current reports with respect to our business and financial condition within specified time periods and to prepare a proxy statement with respect to our annual meeting of stockholders. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. NASDAQ requires that we comply with various corporate governance requirements. To maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting and comply with the Exchange Act and NASDAQ requirements, significant resources and management oversight are required. This may divert management’s attention from other business concerns and lead to significant costs associated with compliance, which could have a material adverse effect on us and the market price of our common shares.
The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to continue to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. These laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or our committees or as our executive officers. Advocacy efforts by stockholders and third parties may also prompt even more changes in governance and reporting requirements. We cannot predict or estimate the amount of additional costs we may incur or the timing of these costs. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common shares, fines, sanctions and other regulatory action and potentially civil litigation.
We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our common shares less attractive to investors.
We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted by SEC rules to (and plan to) rely on exemptions and relief from certain reporting requirements that are applicable to other SEC-registered public companies that are not emerging growth companies. These exemptions and relief include (i) not being required to comply with the auditor attestation requirements of Section 404 of SOX, (ii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (“PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, (iii) reduced disclosure obligations regarding executive compensation, and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, the information we provide stockholders will be different than the information that is available with respect to other public companies that are not emerging growth companies. In this prospectus, we have not included, and do not plan to incorporate by reference, all of the executive compensation-related information that would be required if we were not an emerging growth company.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we are not subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
We may remain an emerging growth company until the fiscal year-end following the fifth anniversary of the completion of the Business Combination, though we may cease to be an emerging growth company earlier under certain circumstances, including (1) if our gross revenue exceeds $1.07 billion in any fiscal year, (2) if we become a large accelerated filer, with at least $700.0 million of equity securities held by non-affiliates, or (3) if we issue more than $1.0 billion in non-convertible notes in any three-year period.
We cannot predict whether investors will find our common shares less attractive if we rely on these exemptions and relief. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our stock price may decline and/or be more volatile.
We have identified material weaknesses in our internal control over financial reporting. If our remediation of these material weaknesses is not effective, if additional material weaknesses are identified in the future, or we otherwise fail to design and maintain effective internal controls over financial reporting, our ability to timely and accurately report our financial condition and results of operations or comply with applicable laws and regulations could be impaired, which may adversely affect investor confidence in us and, as a result, the stock price of the combined company could decline.
Prior to this offering, we have been a private company with limited accounting personnel and other relevant resources with which to address our internal controls and procedures. Although we are not yet subject to the certification or attestation requirements of Section 404, in the course of reviewing our financial statements in preparation for the Business Combination, our management and our independent registered public accounting firm identified deficiencies that we concluded represented material weaknesses in our internal control over financial reporting primarily attributable to our lack of an effective internal control structure and sufficient financial reporting and accounting personnel. As a public company, we are required to maintain internal control over financial reporting and will be required to evaluate and determine the effectiveness of our internal control over financial reporting.
A material weakness is a deficiency, or a combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement in our annual or interim consolidated financial statements will not be prevented or detected on a timely basis. We identified a material weakness in our internal control over financial reporting related to our financial reporting as of December 31, 2019 and 2020. Specifically, this material weakness relates to the insufficient design and implementation of processes and controls over financial reporting. We have also identified a second material weakness related to the lack of sufficient accounting and financial reporting personnel with requisite knowledge and experience in the application of US GAAP. We have concluded that these material weaknesses arose because, as a private company, we did not have the necessary processes, systems, personnel and related internal controls in place. We are in the process of designing and implementing measures to improve our internal control over financial reporting to remediate the identified material weaknesses. At the time of this registration statement, these material weaknesses have not been remediated.
We have begun to hire key finance and technical US GAAP accounting resources, including recruiting a Chief Financial Officer with US public company experience in March 2021 and are finalising the recruitment of a Corporate Controller with public company US GAAP financial reporting experience. We are continuing to evaluate the need for additional resources of this type. We have engaged third-party specialists to assist in our remediation efforts, including the design and establishment of processes and controls over financial reporting, the selection and implementation of upgraded financial reporting systems, and the design of our finance organization to identify additional finance and technical US GAAP accounting resources we need to support effective internal controls. We believe we will make progress in our remediation plan by December 31, 2021 and achieve significant progress during 2022, but cannot provide assurance that we will be able to complete full remediation by then or will be able to avoid the identification of additional material weaknesses in the future. We expect to incur a significant amount of costs to execute the various aspects of our remediation plan but cannot provide a reasonable estimate of such costs at this time.
While management is working to remediate the material weaknesses, there is no assurance that such changes, when economically feasible and sustainable, will remediate the identified material weaknesses or that the controls will prevent or detect future material weaknesses. If we are not able to maintain effective internal control over financial reporting, our financial statements, including related disclosures, may be inaccurate, which could have a material adverse effect on our business.
Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the United States.
U.S. generally accepted accounting principles, or GAAP, are subject to interpretation by the Financial Accounting Standards Board, the SEC and various bodies formed to promulgate and interpret applicable accounting principles. A change in these principles or interpretations could have a significant effect on our reported results of operations and could affect the reporting of transactions already completed before the announcement of a change.
Our management team has limited experience managing a public company.
Our management team has limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage their new roles and responsibilities, our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and operating results.

Legal, political and economic uncertainty surrounding Brexit may be a source of instability in international markets, create significant currency fluctuations, adversely affect our operations in the United Kingdom and pose additional risks to our business, revenue, financial condition, and results of operations.
While Wejo’s headquarters are in the United Kingdom, it also has a subsidiary elsewhere in the EU, currently in Ireland. On the one hand, this is helpful to us since having an “establishment” in the EU is now required for compliance with a number of relevant regulatory matters, for example if Wejo acts as a data controller processing personal data from an EU resident, Wejo would need to act through an established entity in the EU or appoint a representative under Article 27 of the GDPR.
Since future UK laws and regulations, including financial laws and regulations, tax and free trade agreements, intellectual property rights, data protection laws, supply chain logistics, environmental, health and safety laws and regulations, immigration laws and employment laws, may diverge from EU law and regulation, this may negatively impact foreign direct investment in the United Kingdom, increase costs, depress economic activity and restrict access to capital. While a Trade and Cooperation Agreement has been reached between the UK and the EU, it is unclear how the agreement will impact day to day processes and operations. Hence there is still likely to be a degree of uncertainty concerning the United Kingdom’s ongoing legal, political and economic relationship with the EU, which may be a source of instability in the international markets, create significant currency fluctuations, and/or otherwise adversely affect trading agreements or similar cross-border cooperation arrangements (whether economic, tax, fiscal, legal, regulatory or otherwise).
Risk Related to Going Concern, Indebtedness, and Currency
If the business combination is not successful, taking into account growth during 2021, the company will need to implement cost saving measures and/or raise additional capital, which cannot be guaranteed, to continue as a going concern within one year after the date that the consolidated financial statements are issued.
We have evaluated whether there are conditions and events, considered in the aggregate, that (without completion of the business combination and considering expansion of the business in 2021) raise substantial doubt about our company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements for the years ended December 31, 2020 and 2019 with respect to this uncertainty.
As is common to early-stage companies with limited operating histories, our business is subject to risks and uncertainties such as its ability to influence the connected vehicle market; invest in technology, resources and new business capabilities; match the growth of the connected vehicle data market; maintain and grow the customer base; secure additional capital to support the investments needed for our anticipated growth; comply with governing laws and regulations; and address other risks and uncertainties. To manage these risks and uncertainties while growing as expected, we will make significant investments and will therefore need to raise substantial capital during the loss-making period.
Our business has incurred operating losses and negative cash flows from operations since inception and expects to continue to incur negative cash flows from operations for the foreseeable future. As we make investments to increase the markets and customers we serve, the operating losses are expected to increase until the company reaches the necessary scale to generate cash profits from operations. Our Company has historically relied on private equity offerings, debt financings, and to a limited extent revenue from customers to fund its operations.
We expect the business to continue incurring losses for the foreseeable future and the business is required to raise additional capital to fund its operations. In the near-term, the company expects to raise substantial capital primarily from two sources: additional debt capital through its Loan Note Instrument Agreement and from the business combination with Virtuoso Acquisition Corporation. Management believes that the Company will continue to have access to cash inflows through its anticipated growing revenue base from customers as well as capital resources through debt financings, the public markets after the completion of the business combination, including additional equity offerings, and other potential capital options. We cannot guarantee that we will complete the business combination or be able to obtain additional financing on terms acceptable to the Company, on a timely basis, or at all. If we are unable to secure additional capital through this anticipated business combination or other sources such as private equity or debt, we will be required to reduce expenses to conserve its cash in amounts sufficient to sustain operations at a reduced level and meet our obligations until additional capital can be raised.
We have grown operations significantly during 2021 in anticipation of the business combination. Before any reductions in expenses and based on our current level of expenditures, we believe that the business will need funding early in the second quarter of 2022 to continue operations at the current level, satisfy its obligations and fund the future expenditures. During the third quarter of 2021, in connection with the Loan Note Instrument agreement entered in April 2021, we expect to issue additional fixed rate secured loan notes to cover operating expenses until the business combination is completed. In conjunction with the business combination with Virtuoso, we expect to raise $355 million from its committed PIPE and from Virtuoso’s cash in trust, before potential redemptions and transaction expenses.
The Company’s consolidated financial statements have been prepared assuming that our company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Absent completion of the business combination, there is substantial doubt about the business’ ability to continue as a going concern for one year after the date that these financial statements are issued, although management have concluded that they do expect to complete the capital raising activities described above or implement the available cost reduction actions described above.
We may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.
If we do not complete the business combination, our ability to make scheduled payments due on our debt obligations or to refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond our control, including those discussed elsewhere in this “Risk Factors” section. We may be unable to maintain a level of cash flow sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.
If our cash flow and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems. The credit agreement governing our secured credit facility restricts, and the agreements governing our future indebtedness may restrict, our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due.
If we cannot make payments on our debt obligations, we will be in default and all outstanding principal and interest on our debt may be declared due and payable, the lenders under our secured credit facilities could terminate their commitments to loan money, our secured lenders (including the lenders under our secured credit facilities) could foreclose against the assets securing their borrowings, and we could be forced into bankruptcy or liquidation. In addition, any event of default or declaration of acceleration under one debt instrument could result in an event of default under one or more of our other debt instruments.
Our business may be adversely impacted by changes in currency exchange rates.
As we operate across multiple jurisdictions and currencies, changes in currency exchange rates could lead to adverse impacts on our financial assets and liability, and in particular on our external debt and intercompany transactions. A deterioration in reported earnings as a result of currency exchange rate fluctuations could lead to a covenant breach and result in an event of default in our agreements relating to our outstanding indebtedness which, if not cured or waived, could result in our being required to repay these borrowings before their due date. If we are forced to refinance these borrowings on less favorable terms or are unable to refinance these borrowings, our results of operations and financial condition could be adversely affected.
Our consolidated financial statements include significant intangible assets which could be impaired.
We carry significant intangible assets on our consolidated balance sheets. As of June 30, 2021, we had $10.3 million of intangible assets.

Pursuant to current accounting rules, we are required to assess intangibles for impairment at least annually or more frequently if impairment indicators are present. Impairment indicators include, but are not limited to, significant underperformance relative to historical or projected future operating results, a significant decline in share price or market capitalization and negative industry or economic trends. The COVID-19 pandemic and impact on our business was an impairment indicator that we assessed. See “— Risks Related to COVID-19 — The ongoing COVID-19 pandemic, including the resulting global economic uncertainty and measures taken in response to the pandemic, could materially impact our business and future results of operations and financial condition.” We assessed our intangible assets for impairment for the most recent reporting date as of June 30, 2021. Other intangible assets, such as internally generated development costs, are amortized across their useful economic lives. However, if impairment indicators are present, we are required to test such intangible assets for impairment.
Risks Related to Tax Matters
Changes in tax law, changes in our effective tax rate or exposure to additional tax liabilities could affect our profitability and financial condition.
Factors that could materially affect our future, effective tax rates, include but are not limited to:
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Changes in tax laws or the regulatory environment;

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Changes in accounting and tax standards or practices;

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Changes in the composition of operating income by tax jurisdiction; and

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Our operating results before taxes.

Because we do not have a long history of operating at our present scale and we have significant expansion plans, our effective tax rate may fluctuate in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under U.S. GAAP, changes in the composition of earnings in countries with differing tax rates, changes in deferred tax assets and liabilities, or changes in tax laws.
Risk Related to Our Common Shares, Organizational Structure and Governance
Our securities may not be listed on a national stock exchange after the Closing of the Business Combination, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
We intend to apply to have our securities listed on NASDAQ after the Closing of the Business Combination. We will be required to meet the initial listing requirements to be listed, including having a minimum number of public stockholders. We may not be able to meet those initial listing requirements. Even if our securities are so listed, we may be unable to maintain the listing of its securities in the future. If we fail to meet the initial listing requirements and the NASDAQ does not list its securities and the related closing condition is waived by the parties, we could face significant material adverse consequences, including:
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a limited availability of market quotations for our securities;

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a limited amount of news and analyst coverage for the company; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our common shares may be volatile, which could cause the value of your investment to decline.
Even if a trading market develops, the market price of our common shares may be highly volatile and could be subject to wide fluctuations. Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of our common shares regardless of our operating performance. In addition, our operating results could be below the expectations of public market analysts and investors due to a number of potential factors, including variations in our quarterly operating results or dividends, if any, to shareholders, additions or departures of key management personnel, failure to meet analysts’ earnings estimates, publication of research reports about our industry, litigation and government investigations, changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business, adverse market reaction to any indebtedness we may incur or securities we may issue in the future, changes in market valuations of similar companies or speculation in the press or investment community, announcements by our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments, adverse publicity about the industries we participate in or individual scandals, and in response the market price of our common shares could decrease significantly.
In the past few years, stock markets have experienced extreme price and volume fluctuations. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.
If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding the common shares adversely, then the price and trading volume of our common shares could decline.
The trading market for our common shares will be influenced by the technology and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us downgrade our common shares or publish inaccurate or unfavorable research about our business, the price of our common shares may decline. If analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price of our common shares or trading volume to decline and our common shares to be less liquid.
Our failure to meet the continued listing requirements of NASDAQ could result in a delisting of our securities.
If, after listing, we fail to satisfy the continued listing requirements of NASDAQ such as the corporate governance requirements or the minimum share price requirement, NASDAQ may take steps to delist our securities. Such a delisting would likely have a negative effect on the price of the securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the NASDAQ minimum share price requirement or prevent future non-compliance with NASDAQ’s listing requirements. Additionally, if our securities are not listed on, or become delisted from, NASDAQ for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on NASDAQ or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.
Our Bye-laws, as well as Bermuda law, contain provisions that could discourage acquisition bids or merger proposals, which may adversely affect the market price of our common shares.
Wejo Group Limited’s Bye-laws, as well as Bermuda law, contain provisions that may discourage, delay or prevent a merger, amalgamation, acquisition, or other change in control that shareholders may consider favorable, including transactions in which you might otherwise receive a premium for common shares. These provisions may also prevent or frustrate attempts by our shareholders to replace or remove our management. Our corporate governance documents include provisions:
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authorizing blank check preference shares, which could be issued without shareholder approval and with voting, liquidation, dividend and other rights superior to our common shares;

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providing that any action required or permitted to be taken by our shareholders must be taken at a duly called annual or special meeting of such shareholders and may not be taken by any consent in writing by such shareholders;

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requiring, to the fullest extent permitted by applicable law, advance notice of shareholder proposals for business to be conducted at meetings of our shareholders and for shareholder-proposed nominations of candidates for election to our board of directors;

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establishing a classified board of directors, so that not all members of our board are elected at one time, with the election of directors requiring only a plurality of votes cast;

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providing that certain actions required or permitted to be taken by our shareholders, including amendments to our Bye-laws and certain specified corporate transactions, may be effected only with the approval of our board of directors, in addition to any other vote required by our Bye-laws and/or applicable law;

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prohibit us from engaging in a business combination with a person who acquires at least 10% of our common shares for a period of three years from the date such person acquired such common shares unless approved by our board of directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least two-thirds of our issued and outstanding voting shares that are not owned by such person, subject to certain exceptions; and

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providing that directors may be removed by shareholders only by resolution with cause upon the affirmative vote of at least two-thirds of our issued and outstanding voting shares.

The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for common shares. They could also deter potential acquirers of Wejo, thereby reducing the likelihood that you could receive a premium for your common shares in an acquisition. See “Description of Wejo Group Limited Securities” for a more detailed discussion of these provisions.
You may have difficulty enforcing judgments of U.S. courts against us in Bermuda courts.
Wejo Group Limited is organized as an exempted company pursuant to the laws of Bermuda. In addition, a number of our directors and executive officers are not residents of the United States, and a substantial portion of our assets and their assets are or may be located in jurisdictions outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon those persons or us or to recover against them or us on judgments of U.S. courts, including judgments predicated upon civil liability provisions of the U.S. federal securities laws.
We have been advised that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be automatically enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.
In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to Bermuda public policy. We have been advised that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in our sovereign capacity, will not be entertained by a Bermuda court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.
Our shareholders may have more difficulty protecting their interests than shareholders of a U.S. corporation.
The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under Bermuda law. However, Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of a company to remedy a wrong done to a company where the act complained of is alleged to be beyond the corporate power of a company, is illegal or would result in the violation of that company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to allow derivative action rights where acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action.
Wejo Group Limited may become subject to taxation in Bermuda after March 31, 2035, which could have a significant and negative effect on our business and results of operations.
Currently there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of the Company Common Shares. Wejo Group Limited has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax will not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations. Given the limited duration of any assurance by the Minister of Finance, Wejo Group Limited can’t be certain that Wejo Group Limited will not be subject to any Bermuda taxes after March 31, 2035. Our business and results of operations could be significantly and negatively affected if Wejo Group Limited were to become subject to taxation in Bermuda.
The impact of Bermuda’s commitment to eliminate harmful tax practices is uncertain and could adversely affect Wejo Group Limited’s tax status in Bermuda.
The Organization for Economic Cooperation and Development (the “OECD”) has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. According to the OECD, Bermuda is a jurisdiction that has substantially implemented the internationally agreed tax standard and as such is listed on the OECD “white list”. However, Wejo Group Limited isn’t able to predict whether any changes will be made to this classification or whether any such changes will subject us to additional taxes. Wejo Group Limited’s business and results of operations could be significantly and negatively affected if Wejo Group Limited were to become subject to taxation in Bermuda.
During 2017, the European Union (the “EU”) Economic and Financial Affairs Council released a list of non-cooperative jurisdictions for tax purposes. The stated aim of this list, and accompanying report, was to promote good governance worldwide in order to maximize efforts to prevent tax fraud and tax evasion. Bermuda was not on the list of non-cooperative jurisdictions, but did feature in the 2017 report (along with approximately 40 other jurisdictions) as having committed to address concerns relating to economic substance by December 31, 2018. In accordance with that commitment, Bermuda enacted legislation that requires certain entities in Bermuda engaged in “relevant activities” to maintain a substantial economic presence in Bermuda and to satisfy economic substance requirements. The list of “relevant activities” includes carrying on as a business any one or more of: banking, insurance, fund management, financing, leasing, headquarters, shipping, distribution and service center, intellectual property and holding entities. Any entity that must satisfy economic substance requirements but fails to do so could face automatic disclosure to competent authorities in the EU of the information filed by the entity with the Bermuda Registrar of Companies in connection with the economic substance requirements and may also face financial penalties, restriction or regulation of its business activities and/or may be struck off as a registered entity in Bermuda. At present, the impact of Bermuda’s new economic substance requirements is unclear and may adversely affect Wejo Group Limited’s business, financial condition or the results of our operations.
On February 18, 2020, it was announced that Bermuda has been placed on the EU’s list of cooperative tax jurisdictions. However, Wejo Group Limited is unable to predict whether any changes will be made to this classification or whether any such changes will subject us to additional taxes. Wejo Group Limited’s business and results of operations could be significantly and negatively affected if it were to become subject to taxation in Bermuda.
Because we have no current plans to pay cash dividends on our common shares, you may not receive any return on your investment unless you sell your common shares for a price greater than that which you paid for it.
We have no current plans to pay cash dividends. The declaration, amount and payment of any future dividends on our common shares will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our shareholders or by our subsidiaries to us and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends is limited by our credit facilities and may be limited by covenants of other indebtedness we or our subsidiaries incur in the future. As a result, you may not receive any return on an investment in our common shares unless you sell your common shares for a price greater than that which you paid for it.
Risks Relating to the Business Combination and Virtuoso
Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us,” or “our,” refer to Virtuoso prior to the consummation of the Business Combination and to Wejo Group Limited following the consummation of the Business Combination.
Virtuoso has no operating history, and its results of operations and those of the post-combination company may differ significantly from the unaudited pro forma financial data included in this proxy statement/prospectus.
Virtuoso is a development stage blank check company, and it has no operating history or results.
This proxy statement/prospectus includes unaudited pro forma condensed combined financial statements for the post-combination company. The summary unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the unaudited condensed consolidated statement of financial position of Wejo as of June 30, 2021 and the unaudited balance sheet of Virtuoso as of June 30, 2021 on a pro forma basis as if the Business Combination had been consummated on June 30, 2021. The summary unaudited pro forma condensed combined statements of comprehensive loss for the six months ended June 30, 2021 and the year ended December 31, 2020 combine the unaudited condensed consolidated statement of comprehensive loss of Wejo for the six months ended June 30, 2021, the audited consolidated statement of comprehensive loss of Wejo for the year ended December 31, 2020 and Virtuoso unaudited condensed statement of operations for the period from August 25, 2020 (inception) through December 31, 2020 on a pro forma basis as if the Business Combination had been consummated on January 1, 2020, the beginning of the earliest period presented.
The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the Wejo Unaudited 2021 Interim Condensed Consolidated Financial Statements and related notes, the Wejo Audited 2020 Consolidated Financial Statements and related notes and the historical financial statements of Virtuoso and related notes included in this proxy statement/prospectus. The Summary Pro Forma Information has been presented for informational purposes only and is not necessarily indicative of what the combined Company’s financial position or results of operations actually would have been had the Business Combination and related transactions been completed as of the dates indicated. In addition, the Summary Pro Forma Information does not purport to project the future financial position or operating results of the Company following the consummation of the Business Combination. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
The Sponsor Persons have agreed to vote in favor of the Business Combination, regardless of how the Virtuoso Public Stockholders vote.
In connection with the Business Combination, the Sponsor Persons, has each agreed to vote its shares of Virtuoso’s Public Stockholders in favor of the Business Combination. Currently, the Sponsor Persons are

entitled to vote approximately 20% of the outstanding shares of Virtuoso Common Stock. Accordingly, it is more likely that the necessary stockholder approval will be received than would be the case if the Sponsor Persons agree to vote their shares of Virtuoso Common Stock in accordance with the majority of the votes cast by the Virtuoso Public Stockholders. Approval of each of the Business Combination Proposal, the Organizational Documents Proposals, the Governance Proposal and the Adjournment Proposal, requires the affirmative vote of the holders of a majority of the Virtuoso Common Stock who, being present in person or represented by proxy and entitled to vote at the special meeting, vote at the special meeting. As a result, approval of each of the foregoing proposals would require 8,625,001 of the Virtuoso Public Shares or approximately 37.50%, of the total 23,000,000 Virtuoso Public Shares currently issued and outstanding to be voted for each of the foregoing proposals in addition to the shares to be voted by the Sponsor Persons (assuming all outstanding shares are voted). Assuming only the minimum number of shares of Virtuoso Common Stock necessary to constitute a quorum are present in person or by proxy at the Special Meeting, 8,625,001 Virtuoso Public Shares, or 37.5% of all Virtuoso Public Shares, would be required to approve the Business Combination Proposal and 1,437,501 Virtuoso Public Shares, or 6.25% of all Virtuoso Public Shares, would be required to approve the Organizational Documents Proposal, the Governance Proposal and the Adjournment Proposal.
Virtuoso may not be able to complete the Business Combination or any other business combination within the prescribed time frame, in which case Virtuoso would cease all operations, except for the purpose of winding up and Virtuoso would redeem the Virtuoso Public Shares and liquidate.
If Virtuoso does not complete an initial business combination by January 26, 2023, it must cease operation and redeem 100% of the outstanding shares of Virtuoso’s Class A Common Stock. Virtuoso may not be able to consummate the Business Combination or any other business combination by such date. If Virtuoso has not completed any Initial Business Combination by such date, it will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding Public Shares, which redemption will completely extinguish the Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Virtuoso’s remaining stockholders and the Virtuoso Board, dissolve and liquidate, subject in each case to Virtuoso’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor Persons, the Virtuoso Board and certain Virtuoso officers have interests in the Business Combination that are different from or are in addition to those of other stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement/prospectus.
In considering the recommendation of the Virtuoso Board to vote in favor of approval of the Business Combination Proposal and the other proposals, stockholders should keep in mind that the Sponsor Persons have interests in such proposals that are different from, or in addition to, those of Virtuoso Public Stockholders generally.
In particular:
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The fact that if the Business Combination or another business combination is not consummated by January 26, 2023, Virtuoso will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and the Virtuoso Board, dissolving and liquidating. In such event, the 5,750,000 initial shares held by the Sponsor would be worthless because the holders thereof are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of approximately $57,155,000 based upon the closing price of Virtuoso Class A Common Stock of $9.94 per share on the NASDAQ on October 14, 2021, the record date for the Special Meeting.

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The fact that the Sponsor purchased an aggregate of 6,600,000 Private Placement Warrants from Virtuoso for an aggregate purchase price of $6,600,000 (or $1.00 per warrant). These purchases took place on a private placement basis simultaneously with the consummation of Virtuoso’s initial public offering. A portion of the proceeds Virtuoso received from these purchases were placed in the Trust Account. Such warrants had an aggregate market value of approximately $6,204,000 based upon the closing price of Virtuoso Public Warrants of $0.94 per warrant on the NASDAQ on October 14, 2021, the record date for the Special Meeting. The Private Placement Warrants will become worthless if Virtuoso does not consummate a business combination by January 26, 2023.

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The fact that if Virtuoso is unable to complete a business combination within the completion window, its executive officers will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Virtuoso for services rendered or contracted for or products sold to Virtuoso. If Virtuoso consummates a business combination, on the other hand, the Company will be liable for all such claims.

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The fact that Virtuoso’s officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Virtuoso’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Virtuoso fails to consummate a business combination within the completion window, they will not have any claim against the Trust Account for reimbursement. Accordingly, Virtuoso may not be able to reimburse these expenses if the Business Combination or another business combination, are not completed within the completion window.

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the continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

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and other interests provided generally under “Special Meeting of Stockholders of Virtuoso — Interests of Virtuoso’s Directors and Executive Officers in the Business Combination.”

There are risks to Virtuoso Stockholders who are not affiliates of the Sponsor of becoming stockholders of the Company through the Business Combination rather than acquiring securities of Company directly in an underwritten public offering, including no independent due diligence review by an underwriter and conflicts of interest of the Sponsor.
Because there is no independent third-party underwriter involved in the Business Combination or the issuance of securities in connection therewith, investors will not receive the benefit of any outside independent review of Virtuoso’s and the Company’s respective finances and operations. Underwritten public offerings of securities conducted by a licensed broker-dealer are subjected to a due diligence review by the underwriter or dealer manager to satisfy statutory duties under the Securities Act, the rules of Financial Industry Regulatory Authority, Inc. (FINRA) and the national securities exchange where such securities are listed. Additionally, underwriters or dealer-managers conducting such public offerings are subject to liability for any material misstatements or omissions in a registration statement filed in connection with the public offering. As no such review will be conducted in connection with the Business Combination, our stockholders must rely on the information in this proxy statement/prospectus and will not have the benefit of an independent review and investigation of the type normally performed by an independent underwriter in a public securities offering.
In addition, the Sponsor and certain of Virtuoso’ executive officers and directors have interests in the Business Combination that may be different from, or in addition to, the interests of Virtuoso stockholders generally. Such interests may have influenced Virtuoso’ directors in making their recommendation that you vote in favor of the Business Combination Proposal and the other proposals described in this proxy statement/prospectus. See “—The Sponsor Persons, the Virtuoso Board and certain Virtuoso officers have interests in the Business Combination that are different from or are in addition to those of other stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement/prospectus.” and “—The exercise of Virtuoso’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business

Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in Virtuoso Stockholders’ best interest”.
Deferred underwriting fees in connection with the IPO and payable at the consummation of our initial business combination will not be adjusted to account for redemptions by the Virtuoso Public Stockholders; if the Virtuoso Public Stockholders exercise their redemption rights, the amount of effective total underwriting commissions as a percentage of the aggregate proceeds from the IPO will increase.
The underwriters in the IPO are entitled to deferred underwriting commissions totaling $8,050,000 upon the consummation of Virtuoso’s initial business combination, such amounts being held in our Trust Account until the consummation of our initial business combination. Such amounts will not be adjusted to account for redemptions of Virtuoso Public Shares by the Virtuoso Public Stockholders. Accordingly, the amount of effective total underwriting commissions as a percentage of the aggregate proceeds from the IPO will increase as the number of Virtuoso Public Shares redeemed increases. If no Virtuoso Public Stockholders exercise redemption rights with respect to their Virtuoso Public Shares, the amount of effective underwriting commissions due to the underwriters upon the consummation of our initial business combination will represent 3.5% of the aggregate proceeds from the IPO retained by Virtuoso. If Virtuoso Public Stockholders exercise redemption rights with respect to 18,000,695 Virtuoso Public Shares, the maximum redemption scenario, the amount of effective underwriting commissions due to the underwriters upon the consummation of our initial business combination will represent 16.1% of the aggregate proceeds from the IPO retained by Virtuoso taking into account such redemptions.
The Company Warrants being provided in exchange for the Virtuoso Public Warrants will continue to contain a provision that would allow the Company to redeem such warrants prior to their exercise at a time that is disadvantageous to the holders of Company Warrants and thereby making the Company Warrants worthless.
The Company will have the ability to redeem outstanding Company Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Company Common Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met.
If and when the Company Warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. The Company will use its best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the Company Warrants were offered by us in this offering. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Company Warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your Company Warrants. In the event that the Company elects to redeem all of the Company Warrants, the Company would only be required to have the notice of redemption mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the redemption date to the registered holders of the Company Warrants to be redeemed at their last addresses as they shall appear on the registration books. Other than sending the notice, which would include a notice to Cede & Co., the nominee of The Depositary Trust Company, for further distribution to holders according to its rules, the Company would not undertake any additional methods to reach the beneficial owners.
Prior to the acquisition, the Virtuoso Public Warrants will have substantially the same risk described above. The Virtuoso Private Placement Warrants, which are not redeemable by Virtuoso so long as they are held by the Sponsor or its permitted transferees, will in connection with the Business Combination, be exchanged for Virtuoso Class C Common Stock, which will then be contributed to Limited for exchangeable units of Limited, such exchangeable units will be exchangeable upon the same terms as the Private Placement Warrants for cash or Company Common Shares, following the first anniversary of the Closing, as determined by Limited.
Legal proceedings in connection with the Business Combination, the outcomes of which are uncertain, could delay or prevent the completion of the Business Combination.
In connection with business combination transactions similar to the Business Combination, it is not uncommon for lawsuits to be filed against the Company, Virtuoso and/or their respective directors and officers alleging, among other things, that the proxy statement/prospectus contains false and misleading statements and/or omits material information concerning the Business Combination. Although no such lawsuits have yet been filed in connection with the Business Combination, it is possible that such actions may arise and, if such actions do arise, they generally seek, among other things, injunctive relief and an award of attorneys’ fees and expenses. Defending such lawsuits could require the Company and/or Virtuoso to incur significant costs and draw the attention of the Company and Virtuoso’s management teams away from the Business Combination. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the time the Business Combination is consummated may adversely affect the combined company’s business, financial condition, results of operations and cash flows. Such legal proceedings could delay or prevent the Business Combination from becoming effective within the agreed upon timeframe.
The Business Combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.
The consummation of the Business Combination is subject to customary closing conditions for transactions involving special purpose acquisition companies, including, among others:
•
approval of the Virtuoso Stockholder Matters by the Virtuoso Stockholders,

•
the expiration or termination of the waiting period under the HSR Act,

•
no order, statute, rule or regulation enjoining or prohibiting the consummation of the Business Combination being in force,

•
Virtuoso having at least $5,000,001 of net tangible assets after the any redemptions of the Trust Account;

•
the Registration Statement on Form S-4 having become effective,

•
the Company Common Shares having been approved for listing on the NASDAQ, and

•
customary bring down conditions.

Additionally, the obligations of Virtuoso and the Company to consummate the Business Combination are also conditioned upon, among others, the Available Cash Amount being at least $175,000,000 as of the closing of the Business Combination, and each of the covenants of the parties to the Sponsor Agreement (as defined below) having been performed as of or prior to the closing of the Business Combination in all material respects, and none of such parties having threatened (orally or in writing) that the Sponsor Agreement is not valid, binding and in full force and effect, that the Company is in breach of or default under the Sponsor Agreement or to terminate the Sponsor Agreement.
See “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Conditions to Closing of the Transaction” for additional information.
The grant and future exercise of registration rights may adversely affect the market price of Company Common Shares upon consummation of the Business Combination.
Pursuant to the Registration Rights Agreement to be entered into in connection with the Business Combination and which is described elsewhere in this proxy statement/prospectus, the Company, Wejo, the Sponsor, certain existing holders of Virtuoso and Wejo equity and other parties listed therein can each demand that the Company register their registrable securities under certain circumstances and will each also have piggy-back registration rights for these securities in connection with certain registrations of securities that the Company undertakes. The registration of these securities will permit the public sale of such securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of the Company Common Shares post-Business Combination.
Virtuoso Stockholders may be held liable for claims by third parties against Virtuoso to the extent of distributions received by them upon redemption of their shares in a liquidation.
If the Business Combination is not completed, then under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of Virtuoso’s Trust Account distributed to the Virtuoso Public Stockholders upon the redemption of the Virtuoso Public Shares in the event Virtuoso does not complete an initial business combination by January 26, 2023 may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.
Because Virtuoso may not be complying with Section 280, Section 281(b) of the DGCL requires Virtuoso to adopt a plan, based on facts known to Virtuoso at such time that will provide for Virtuoso’s payment of all existing and pending claims or claims that may be potentially brought against Virtuoso within the ten (10) years following Virtuoso’s dissolution. However, because Virtuoso is a blank check company, rather than an operating company, and Virtuoso’s operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from Virtuoso’s vendors (such as lawyers, investment bankers and auditors) or prospective target businesses. If Virtuoso’s plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. Virtuoso cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, Virtuoso’s Public Stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of Virtuoso’s Public Stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our Trust Account distributed to Virtuoso’s Public Stockholders upon the redemption of January 26, 2023 is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.
Virtuoso did not obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination.
The Virtuoso Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. The officers and directors of Virtuoso have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of Virtuoso’s financial and other advisors, as well as having consulted with a leading consulting firm regarding the market opportunity, competitive landscape, growth plans and regulatory structure of Wejo, enabled them to perform the necessary analyses and make determinations regarding the Business Combination. Accordingly, investors will be relying solely on the judgment of the Virtuoso Board in valuing Wejo’s business, and assuming the risk that the Virtuoso Board may not have properly valued such business. The lack of a third-party valuation or fairness opinion may also lead an increased number of stockholders to vote against the proposed business combination or demand redemption of their shares for cash, which could potentially impact Virtuoso’s ability to consummate the Business Combination.

Virtuoso Public Warrants will be exchanged to the Company Warrants and become exercisable for the Company Common Shares which would increase the number of shares eligible for future resale in the public market and result in dilution to Virtuoso Public Stockholders.
Virtuoso issued 23,000,000 units which consist of one share of Class A Common Stock and one-third of one redeemable Public Warrant as part of the IPO. Upon the consummation of the Business Combination, the Virtuoso Public Warrants will be exchanged to the Company Warrants. To the extent such Company Warrants are exercised, additional shares of the Company Common Stock will be issued, which will result in dilution to then existing holders of the Company Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of the Company shares in the public market could also adversely affect the market price of the Company Common Stock post-Business Combination.
Virtuoso Public Stockholders may experience dilution as a consequence of, among other transactions, the issuance of Company Common Shares as consideration in the Business Combination and the PIPE Investment. Having a minority share position may reduce the influence that Virtuoso’s Public Stockholders have on the management of the Company.
The following table illustrates varying ownership levels in the Company immediately following the consummation of the Business Combination as per the assumptions of the redemption scenarios indicated.
	Scenario 1 Assuming No Redemptions		Scenario 2 Assuming Maximum Redemptions
	Shares	%	Shares	%
Equity Capitalization Summary(1)
Wejo Limited shareholders	68,067,900	62.3%	68,067,900	74.5%
Virtuoso Public Stockholders	23,000,000	21.0%	4,999,305	5.5%
Sponsor	5,750,000	5.3%	5,750,000	6.3%
PIPE Investors	12,500,000	11.4%	12,500,000	13.7%
Total Company Common Shares	109,317,900	100.0%	91,317,205	100.0%

(1)
If the Company Common Shares expected to be issued from: (i) the Equity Incentive Plan after closing of the Business Combination are deemed issued as of consummation of the Business Combination, (ii) the Earnout Shares issuable to certain Wejo Limited shareholders upon the achievement of price triggers of $15.00, $18.00, $21.00 and $24.00 during the Earnout Period are deemed issued as of consummation of the Business Combination and (iii) the exchangeable units of Limited are deemed exchanged for Company Common Shares (a) assuming no redemptions, the Wejo Limited shareholders would hold 58.6%, Virtuoso’s Public Stockholders would hold 18.2%, the PIPE Investors would hold 9.9%, the Sponsor would hold 9.8% and the recipients of such grant of Company Common Shares would represent 3.5%, in each case, of the 126,290,616 pro forma Company Common Shares and (b) assuming maximum redemptions, the Wejo Limited shareholders would hold 68.9%, Virtuoso’s Public Stockholders would hold 4.6%, the PIPE Investors would hold 11.6%, the Sponsor would hold 11.5%, and the recipients of such grant of Company Common Shares would represent 3.4%, in each case, of the 107,569,893 pro forma Company Common Shares. The table and the preceding sentence do not include 11,500,000 Company Common Shares issuable upon the exercise of the Virtuoso Public Warrants. See “Wejo’s Executive and Director Compensation — Equity Compensation”.

If the actual facts are different than these assumptions (which they are likely to be), the ownership percentages set forth above will change and be different, including the percentage ownership retained by Virtuoso’s existing stockholders in the Company.
The exercise of Virtuoso’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in the Virtuoso Stockholders’ best interest.
In the period leading up to the closing of the Business Combination, events may occur that, pursuant to the Business Combination Agreement, would require Virtuoso to agree to amend the Business Combination

Agreement, to consent to certain actions taken by Wejo or to waive rights that Virtuoso is entitled to under the Business Combination Agreement. Such events have arisen and could continue to arise because of changes in the course of Wejo’s business, a request by Wejo to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on Wejo’s business and would entitle Virtuoso to terminate the Business Combination Agreement. In any of such circumstances, Virtuoso may grant its consent or waive those rights in accordance with the Business Combination Agreement. Virtuoso has given its consent, upon request by Wejo, to certain actions otherwise prohibited by the terms of the Business Combination Agreement, largely related to measures it has implemented in response to the COVID-19 pandemic. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what they may believe is best for Virtuoso and what they may believe is best for themselves in determining whether or not to take the requested action.
Sale of a substantial number of Company Common Shares in the public market following the Business Combination could adversely affect the market price of the Company.
The market price of the Company’s Common Shares could decline as a result of substantial sales of Company Common Shares, particularly by our Majority Sellers, a large number of Company Common Shares becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares. After the Business Combination, it is anticipated that we will have approximately 113,690,616 Company Common Shares outstanding (assuming that no shares of Virtuoso’s Class A Common Stock are elected to be redeemed by Virtuoso Stockholders).
The Company Common Shares held by the Sponsor Persons will be subject to a lock-up restriction on the transfer of such shares for a period beginning on the Closing until the earlier of (i) one year thereafter or (ii) if the VWAP of the Company Common Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a period of 30 consecutive trading days, 150 days thereafter. After the applicable lock-up period expires, the Company Common Shares held by the Sponsor Persons will become eligible for future sale in the public market. Sale of a significant number of the Company Common Shares in the public market, or the perception that such sales could occur, could reduce the market price of the Company Common Shares.
The Sponsor Persons, and the PIPE Investors will beneficially own a significant equity interest in the Company and may take actions that conflict with your interests.
The interests of the Sponsor Persons and the PIPE Investors may not align with the interests of the Company and its other shareholders. The Sponsor Persons and the PIPE Investors are each in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with the Company. The Sponsor Persons and the PIPE Investors, and their respective affiliates, may also pursue acquisition opportunities that may be complementary to the Company’s business and, as a result, those acquisition opportunities may not be available to the Company.
If a Virtuoso Public Stockholders fail to properly demand redemptions rights, they will not be entitled to redeem their Virtuoso Public Shares for a pro rata portion of the Trust Account.
The Virtuoso Public Stockholders holding Virtuoso Public Shares may demand that Virtuoso redeems their Public Shares for a pro rata portion of the Trust Account, calculated as of two (2) business days prior to the anticipated consummation of the Business Combination. Virtuoso Public Stockholders who seek to exercise this redemption right must deliver their Public Shares (either physically or electronically) to Virtuoso’s transfer agent at least two (2) business days prior to the vote at the Special Meeting. Any Virtuoso Public Stockholder who fails to properly demand redemption rights will not be entitled to redeem his, her, or its shares for a pro rata portion of the Trust Account. See the section of this proxy statement/prospectus titled “Special Meeting of Virtuoso Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares to cash.
The ability of Virtuoso Public Stockholders to exercise redemption rights with respect to a large number of Virtuoso’s Public Shares could increase the probability that the Business Combination would be unsuccessful and that Public Stockholders would have to wait for liquidation to redeem their Public Shares.
At the time Virtuoso entered into the Business Combination Agreement and related Transaction Agreements for the Business Combination, it did not know how many Public Stockholders will exercise their redemption rights, and therefore it structured the Business Combination based on its expectations as to the number of Public Shares that will be submitted for redemption. If a larger number of Virtuoso Public Shares are submitted for redemption than it initially expected, this could lead to a failure to consummate the Business Combination, a failure to maintain the listing of its securities on NASDAQ or another national securities exchange, or a lack of liquidity, which could impair Virtuoso’s ability to fund its operations and adversely affect its business, financial condition and results of operations.
Even if Virtuoso consummates the Business Combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless.
The exercise price for Virtuoso public warrants is $11.50 per share of Virtuoso Class A Common Stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.
If Virtuoso is unable to complete an initial business combination, Virtuoso’s warrants may expire worthless.
It Virtuoso is unable to complete an initial business combination, Virtuoso’s warrants may expire worthless.
If Virtuoso’s due diligence investigation of Wejo’s business was inadequate, then stockholders of the Company following the business combination could lose some or all of their investment.
Even though Virtuoso conducted a due diligence investigation of Wejo’s business, Virtuoso cannot be sure that this diligence uncovered all material issues that may be present inside Wejo’s business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Wejo’s business and outside of its control will not later arise.
Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 15% of the public shares.
A Virtuoso Public Stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 15% of the Public Shares. Accordingly, if you hold more than 15% of the public shares and the Business Combination Proposal is approved, you will not be able to seek redemption rights with respect to the full amount of your Public Shares and may be forced to hold the Public Shares in excess of 15% or sell them in the open market.
Virtuoso cannot assure you that the value of such excess Virtuoso Public Shares will appreciate over time following the Business Combination or that the market price of the Company Common Shares will exceed the per-share redemption price.
You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to redeem or sell your Public Shares or Warrants, potentially at a loss.
Virtuoso Public Stockholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) two business days prior to Virtuoso’s completion of the Business Combination, and then only in connection with those shares of Virtuoso Common Stock that such stockholder properly elected to redeem, subject to the limitations described herein, and (ii) the redemption of Virtuoso’s Public Shares if Virtuoso is unable to complete a business combination by January 26, 2023, subject to applicable law and as further described herein. In addition, if Virtuoso plans to redeem its Public Shares because Virtuoso is unable to complete a business combination by January 26, 2023, for any reason, compliance with Delaware law may require that Virtuoso submit a plan of dissolution to Virtuoso’s then-existing stockholders for approval prior to the distribution of the proceeds held in Virtuoso’s Trust Account. In that case, Public Stockholders may be forced to wait beyond January 26, 2023, before they receive funds from the Trust Account. In no other circumstances will Public Stockholders have any right or interest of any kind in the Trust

Account. Accordingly, to liquidate your investment, you may be forced to sell your Public Shares or Warrants, potentially at a loss.
Virtuoso is relying on the availability of the funds from the PIPE Investment to be used as part of the consideration in the Business Combination. If the PIPE Investments fail to close, Virtuoso may lack sufficient funds to complete the Business Combination.
The funds from the PIPE Investment will be used as part of the consideration in the Business Combination, expenses in connection with the Business Combination or for working capital in the Company. The obligations under the Forward Purchase Agreement and the PIPE Investment do not depend on whether any Virtuoso Public Stockholders elect to redeem their Virtuoso Public Shares and provide Virtuoso with a minimum funding level for the Business Combination. However, if the PIPE Investment do not close, Virtuoso may lack sufficient funds to complete the Business Combination.
Risks Relating to the U.S. Federal Income Tax Treatment of the Business Combination
The IRS may not agree that Wejo (i) should be treated as a non-U.S. corporation for U.S. federal income tax purposes and (ii) should not be treated as a “surrogate foreign corporation” for U.S. federal income tax purposes.
Under current U.S. federal income tax law, a corporation generally will be considered to be a U.S. corporation for U.S. federal income tax purposes only if it is created or organized in the United States or under the law of the United States or of any State. Accordingly, under generally applicable U.S. federal income tax rules, the Company, which is not created or organized in the United States or under the law of the United States or of any State but is instead a Bermuda incorporated entity, would generally be classified as a non-U.S. corporation. Section 7874 of the Code and the U.S. Department of the Treasury regulations (the “Treasury Regulations”) promulgated thereunder, however, contain specific rules that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that the Company is treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code and the Treasury Regulations promulgated thereunder, the Company would be liable for U.S. federal income tax on its income just like any other U.S. corporation and certain distributions made by the Company to non-U.S. holders of the Company’s securities would be subject to U.S. federal withholding tax. In addition, even if the Company is not treated as a U.S. corporation, it may be subject to unfavorable treatment as a “surrogate foreign corporation” in the event that ownership attributable to former Virtuoso Stockholders exceeds a threshold amount. If it were determined that the Company is treated as a surrogate foreign corporation for U.S. federal income tax purposes under Section 7874 of the Code and the Treasury Regulations promulgated thereunder, dividends by the Company would not qualify for “qualified dividend income” treatment, and U.S. affiliates of the Company after the completion of the Business Combination could be subject to increased taxation under the inversion gain rules and Section 59A of the Code.
As more fully described in “Proposal No. 1 — The Business Combination Proposal — Material Tax Considerations — Material U.S. Federal Income Tax Considerations — Tax Treatment of the Company,” the Company believes it should not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code or otherwise be subject to unfavorable treatment as a surrogate foreign corporation under Section 7874 of the Code. However, whether the requirements for such treatment have been satisfied must be finally determined after the completion of the Business Combination, by which time there could be adverse changes to the relevant facts and circumstances. No U.S. Internal Revenue Service (“IRS”) ruling has been requested or will be obtained in connection with the Business Combination. Furthermore, the interpretation of Treasury Regulations relating to the required ownership of the Company is subject to uncertainty and there is limited guidance regarding their application. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation.
If the Merger, taken together with the Wejo Purchase and the PIPE Investment, does not qualify as a transaction described in Section 351 of the Code, Virtuoso Stockholders may recognize taxable gain as a result of the Merger and may be required to pay additional U.S. federal income taxes in the taxable year in which the Merger occurs.
The Merger, taken together with the Wejo Purchase and the PIPE Investment, is intended to qualify as a transaction described in Section 351 of the Code. Assuming the Merger qualifies as a Section 351 exchange,

(i) a U.S. holder who owns Virtuoso Common Stock (but not any Virtuoso Public Warrants) and who solely exchanges such Virtuoso Common Stock for Company Common Shares generally is not expected to recognize gain or loss as a result of such exchange and (ii) a U.S. holder who owns Virtuoso Common Stock and Public Warrants and who exchanges such Virtuoso Common Stock for Company Common Shares and whose Virtuoso Public Warrants convert to Company Warrants is generally expected to recognize gain (if any) but not loss with respect to each share of Virtuoso Common Stock and Public Warrant held immediately prior to the Merger.
The position of Virtuoso and the Company that the Merger is a transaction described in Section 351 of the Code is not binding on the IRS or the courts, and the parties do not intend to request a ruling from the IRS with respect to the transactions described in the Business Combination Agreement. Accordingly, there can be no assurance that the IRS will not challenge the qualification of the Merger as a transaction described in Section 351 of the Code or that a court will not sustain such a challenge. If the IRS were to be successful in any such contention, or if for any other reason the Merger is not treated as a transaction described in Section 351 of the Code, the Merger would generally be treated as a taxable exchange and U.S. holders of Virtuoso Common Stock receiving Company Common Shares in the Merger may be required to pay additional U.S. federal income taxes with respect to the taxable year in which the Merger occurs. For additional discussion of material U.S. federal income tax considerations of the Merger, please see “Proposal No. 1 — The Business Combination Proposal — Material Tax Consideration — Material U.S. Federal Income Tax Considerations.”
The IRS may not agree with the position that Section 367(a) of the Code should not cause the Company to not be treated as a corporation for purposes of non-recognition of gain under Section 351(a) of the Code with respect to the surrender by Virtuoso Stockholders of Virtuoso Common Stock and the acquisition of Company Common Shares in exchange therefor resulting from the Merger taken together with the Wejo Purchase and the PIPE Investment.
The parties expect that the surrender by Virtuoso Stockholders of Virtuoso Common Stock and the acquisition of Company Common Shares by Virtuoso Stockholders solely in exchange therefor resulting from the Merger, taken together with the Wejo Purchase and the PIPE Investment, should qualify as a transfer of property to a corporation in exchange for stock qualifying for non-recognition of gain or loss under Section 351(a) of the Code (subject to gain recognition in respect of the Company Warrants). In addition, the parties expect that Section 367(a) of the Code should not cause the Company to not be treated as a corporation for purposes of non-recognition of gain under Section 351(a) of the Code. If the IRS successfully determines that the transfer is a transaction described in Section 351(a) of the Code, but that Section 367(a) of the Code applies to the transfer, then a U.S. holder would generally recognize gain, if any, in an amount equal to the excess of (i) the fair market value of the Company Common Shares (and, if such U.S. holder is also surrendering Virtuoso Public Warrants, Company Warrants) received over (ii) such U.S. holder’s adjusted tax basis in such Virtuoso Common Stock (and Virtuoso Public Warrants, if any). Any such gain would be capital gain and generally would be long-term capital gain if the U.S. holder’s holding period for the Virtuoso Common Stock (and Virtuoso Public Warrants, if any) exceeded one year at the time of the Merger.
U.S. holders of Virtuoso Common Stock should consult their tax advisors regarding the qualification of the Merger, taken together with the Wejo Purchase and the PIPE Investment, as a transfer described in Section 351 of the Code. In addition, U.S. holders are cautioned that the potential application of Section 367(a) of the Code to the Merger and related transactions is complex and depends on factors that cannot be determined until the closing of the Merger. There can be no assurance that the IRS will not take a position contrary to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation. Accordingly, U.S. holders should consult with their tax advisor regarding the potential application of Section 367(a) of the Code in their particular situation. For additional discussion of material U.S. federal income tax considerations of the Merger, please see “Proposal No. 1 — The Business Combination Proposal — Material Tax Consideration — Material U.S. Federal Income Tax Considerations.”
If a United States person is treated as owning at least 10% of Company Common Shares, such person may be subject to adverse U.S. federal income tax consequences.
If a United States person within the meaning of the Code is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of Company Common Shares, such person may be treated as a “United States shareholder” with respect to each of the Company and its direct and indirect subsidiaries (the “Company Group”) that is a “controlled foreign corporation.”
A United States shareholder of a controlled foreign corporation may be required to report annually and include in its U.S. federal taxable income its pro rata share of the controlled foreign corporation’s “Subpart F income” and (in computing its “global intangible low-taxed income”) “tested income” and a pro rata share of the amount of U.S. property (including certain stock in U.S. corporations and certain tangible assets located in the United States) held by the controlled foreign corporation regardless of whether such controlled foreign corporation makes any distributions. Failure to comply with these reporting obligations (or related tax payment obligations) may subject such United States shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such United States shareholder’s U.S. federal income tax return for the year for which reporting (or payment of tax) was due from starting. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. The Company cannot provide any assurances that it will assist holders in determining whether the Company or any of its non-U.S. subsidiaries are treated as a controlled foreign corporation or whether any holder is treated as a United States shareholder with respect to any of such controlled foreign corporations or furnish to any holder information that may be necessary to comply with reporting and tax paying obligations. United States persons should consult with their tax advisor regarding the potential application of these rules.
If the Company were a passive foreign investment company for U.S. federal income tax purposes for any taxable year, U.S. holders of Company Common Shares could be subject to adverse U.S. federal income tax consequences.
If the Company is or becomes a “passive foreign investment company,” or a PFIC, within the meaning of Section 1297 of the Code for any taxable year during which a U.S. holder (as defined in “Proposal No. 1 — The Business Combination Proposal — Material Tax Considerations — Material U.S. Federal Income Tax Considerations — U.S. Holders”) holds Company Common Shares, certain adverse U.S. federal income tax consequences may apply to such U.S. holder. The Company does not expect to be a PFIC for U.S. federal income tax purposes for the current taxable year or in the foreseeable future. However, PFIC status depends on the composition of a company’s income and assets and the fair market value of its assets from time to time, as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. Accordingly, there can be no assurance that the Company will not be treated as a PFIC for any taxable year.
If the Company were treated as a PFIC, a U.S. holder of Company Common Shares may be subject to adverse U.S. federal income tax consequences, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, interest charges on certain taxes treated as deferred, and additional reporting requirements. See “Proposal No. 1 — The Business Combination Proposal — Material Tax Considerations — Material U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules.” U.S. holders of Company Common Shares should consult with their tax advisor regarding the potential application of these rules.
Risks if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, the Virtuoso Board will not have the ability to adjourn the Special Meeting to a later date in order to solicit further votes; therefore, the Business Combination will not be approved, and the Business Combination may not be consummated.
The Virtuoso Board is seeking approval to adjourn the Special Meeting to a later date or dates if, at the Special Meeting, based upon the tabulated votes, there are insufficient votes to approve each of the Condition Precedent Proposals. If the Adjournment Proposal is not approved, our board of directors will not have the ability to adjourn the Special Meeting to a later date and, therefore, will not have more time to solicit votes to approve the Condition Precedent Proposals. In such events, the Business Combination would not be completed.

Other Risks Relating to Virtuoso
Virtuoso’s independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about its ability to continue as a going concern.
As of June 30, 2021, Virtuoso had $0.75 million in cash and working capital of $0.82 million. Further, Virtuoso expects to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this proxy statement/prospectus titled “Virtuoso’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Virtuoso’s plans to raise capital and to consummate its initial business combination may not be successful. These factors, among others, raise substantial doubt about its ability to continue as a going concern. The Virtuoso financial statements contained elsewhere in this prospectus do not include any adjustments that might result from its inability to consummate the Business Combination or its inability to continue as a going concern.
Virtuoso’s warrants are accounted for as liabilities and changes in the value of Virtuoso’s warrants could have a material effect on Virtuoso’s financial results or may make it more difficult for Virtuoso to consummate an initial business combination.
On April 12, 2021, the staff of the SEC (the “SEC Staff”) issued a public statement (the “SEC Staff Statement”) entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)”. In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to warrants issued by SPACs may require the warrants to be classified as liabilities instead of equity on the SPAC’s balance sheet. As a result of the SEC Staff Statement, Virtuoso reevaluated the accounting treatment of its 11,500,000 Virtuoso Public Warrants and 6,600,000 Private Placement Warrants, and determined to classify the warrants as derivative liabilities measured at fair value, with changes in fair value reported in its statement of operations for each reporting period.
As a result, included on Virtuoso’s balance sheet as of June 30, 2021 contained elsewhere in this report are derivative liabilities related to embedded features contained within Virtuoso’s warrants. ASC 815-40 provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, Virtuoso’s financial statements and results of operations may fluctuate quarterly based on factors which are outside of its control. Due to the recurring fair value measurement, Virtuoso expects that Virtuoso will recognize non-cash gains or losses on its warrants each reporting period and that the amount of such gains or losses could be material.
In addition, should the Business Combination not be completed for any reason and should Virtuoso have to seek another potential target, such potential targets may seek a business combination partner that does not have warrants that are accounted for as a warrant liability, which may make it more difficult for Virtuoso to consummate an initial Business Combination with another target business.
Virtuoso identified a material weakness in its internal control over financial reporting. This material weakness could continue to adversely affect Virtuoso’s ability to report its results of operations and financial condition accurately and in a timely manner.
Virtuoso’s management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Virtuoso’s management also evaluates the effectiveness of its internal controls and Virtuoso will disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of Virtuoso’s annual or interim financial statements will not be prevented or detected on a timely basis.
As described its Quarterly Report in Form 10-Q for the quarter ended June 30, 2021, Virtuoso identified a material weakness in its internal control over financial reporting related to the classification of its warrants as equity instead of liabilities. The management concluded that the control deficiency that resulted in the incorrect classification of the Virtuoso warrants constituted a material weakness as of January 21, 2021. This material weakness resulted in a material misstatement of Virtuoso’s warrant liabilities, change in fair value of warrant liabilities, additional paid-in capital, accumulated deficit and related financial disclosures for the period as of January 21, 2021.

SPECIAL MEETING OF STOCKHOLDERS OF VIRTUOSO
General
Virtuoso is furnishing this proxy statement/prospectus to the Virtuoso Stockholders as part of the solicitation of proxies by the Virtuoso Board for use at the Special Meeting and at any adjournment or postponement thereof. This proxy statement/prospectus provides Virtuoso stockholders with information they need to know to be able to vote or instruct their vote to be cast as the Special Meeting.
Date, Time and Place
The Special Meeting of Virtuoso stockholders will be held via live webcast on November16, 2021. Virtuoso stockholders will be able to attend the Special Meeting remotely and vote during the Special Meeting by visiting https://www.cstproxy.com/virtuosoacquisition/2021 and entering their control number included on their proxy card or instructions that accompanied their proxy materials.
The Special Meeting webcast will begin promptly at 12:00 p.m., Eastern Time on November 16, 2021. Virtuoso Stockholders are encouraged to access the Special Meeting prior to the start time. Online check-in will begin at 11:45 a.m., Eastern Time, and Virtuoso Stockholders should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the technical support number that will be posted on the virtual meeting login page.
Purpose of the Virtuoso Special Meeting
At the Special Meeting, Virtuoso is asking holders of Virtuoso Common Stock to consider and vote upon:
Proposal No. 1 —
Proposal No. 1  —  To consider and vote upon a proposal to approve the Business Combination described in this proxy statement/prospectus, including (a) adopting the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement, pursuant to which, subject to the terms and conditions set forth therein, at the Closing, among other things, (i) Merger Sub will merge with and into Virtuoso, with Virtuoso being the surviving corporation in the merger and a direct, wholly-owned subsidiary of the Company; and (ii) all Wejo shares will be purchased by the Company in exchange for the Company Common Shares; (b) approving the issuance of Virtuoso Class C Common Stock in exchange for the warrants held by the Sponsor; and (c) approving the other transactions contemplated by the Business Combination Agreement and related agreements described in this proxy statement/prospectus. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A. See “Proposal No. 1 — The Business Combination Proposal.”

Proposal No. 2  —
Proposal No. 2  —  To consider and vote upon a proposal to approve and adopt the Second Amended and Restated Certificate of Incorporation of Virtuoso in the form attached hereto as Annex B. See “Proposal No. 2 — Organizational Document Proposal.”

Proposal No. 3  —
To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the Company Bye-laws, presented separately in accordance with the SEC requirements and in the form attached hereto as Annex D as the Amended and Restated Bye-laws. See “Proposal No. 3 — Governance Proposal.”

Proposal No. 4  —
To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Organizational Document Proposal or the Governance Proposal. See “Proposal No. 4 — Adjournment Proposal.”

Recommendation of the Virtuoso Board
The Virtuoso Board recommends voting “FOR” the Business Combination Proposal, “FOR” the Organizational Document Proposal, “FOR” the Governance Proposal and, if presented, “FOR” the Adjournment Proposal . See “Proposal No. 1 — The Business Combination Proposal — Virtuoso Board’s Reasons for the Business Combination” for additional information.
When you consider the Virtuoso Board’s recommendation of these Proposals, you should keep in mind that Virtuoso’s directors and officers have interests in the Business Combination that are different from, or in addition to, the interests of Virtuoso Stockholders generally. See “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information. The Virtuoso board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and in recommending to the Virtuoso Stockholders that they vote “FOR” the Proposals presented at the Special Meeting.
Record Date; Who is Entitled to Vote
Virtuoso has fixed the close of business on October 14, 2021 as the Record Date for determining Virtuoso stockholders entitled to notice of and to attend and vote at the Special Meeting. As of the close of business on the Record Date, there were 28,750,000 shares of Virtuoso Common Stock outstanding and entitled to vote. Each share of Virtuoso Common Stock is entitled to one vote per share at the Special Meeting.
Quorum
A quorum of the Virtuoso Stockholders is necessary to hold a valid meeting. The presence at the Special Meeting by attendance via the virtual meeting website or by proxy of the holder or holders of a majority of the voting power of all outstanding shares of Virtuoso capital stock at the Record Date entitled to vote constitutes a quorum at the Special Meeting. In the absence of a quorum, the chair of the Special Meeting may adjourn the meeting until a quorum shall attend. As of the Record Date, 14,376,000 shares of Virtuoso Common Stock would be required to achieve a quorum.
Abstentions and Broker Non-Votes
Abstentions are considered present for purposes of establishing a quorum. Abstentions will have the same effect as a vote “AGAINST” the Proposals.
If you hold shares in “street name” with a broker, bank or other custodian, you will receive voting instructions from the holder of record of your shares. In some cases, a broker may be able to vote your shares even if you provide no instructions. However, certain regulations prohibit your broker, bank or other nominee from voting uninstructed shares on a discretionary basis for the Proposals at the Special Meeting. Shares for which a broker does not have the authority to vote are recorded as “broker non-votes” and are not counted in the vote by stockholders. Thus, if you hold your shares in street name and you do not instruct your broker on how to vote at the Annual Meeting, votes may not be cast on your behalf.
Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the Special Meeting. Broker non-votes will have no effect on the votes on the Proposals, other than the Business Combination Proposal and the Organizational Documents Proposal, where they count as a vote against.
Vote Required for Approval
The Proposals presented at the Special Meeting will require the following votes:
•
Business Combination Proposal:   Virtuoso may consummate the Business Combination only if it is approved by the affirmative vote of holders of a majority of outstanding shares of Virtuoso Common Stock. Broker non-votes and abstentions will have the same effect as a vote against the proposal. Holders of Virtuoso Class A Common Stock and Virtuoso Class B Common Stock will vote together as a single class.

•
Organizational Documents Proposal:   The approval of the Organizational Documents Proposal requires the affirmative vote of holders of a majority of outstanding shares of Virtuoso Common Stock entitled to vote thereon at the Special Meeting. The requirement that the prior vote or written consent by the holders of a majority of shares of Class B Common Stock outstanding to vote separately as a single class when amending the Second Amended and Restated Certificate of Incorporation is satisfied here by virtue of the Sponsor Agreement, whereby the Sponsor, the holder of Class B Common Stock, agreed to vote its shares of Virtuoso securities in favor of the Business Combination and other Virtuoso Shareholder Matters. Broker non-votes and abstentions will have the same effect as a vote against the proposal.

•
Governance Proposal:   The approval of the Governance Proposal requires the affirmative vote of a majority of the votes cast by holders of Virtuoso Class A Common Stock and Virtuoso Class B Common Stock, voting together as a single class, present or represented by proxy at the meeting and entitled to vote thereon. Broker non-votes will have no effect on the vote, and abstentions will have the same effect as a vote against the proposal.

•
Adjournment Proposal:   The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of Virtuoso Class A Common Stock and Virtuoso Class B Common Stock, voting together as a single class, present or represented by proxy at the meeting and entitled to vote thereon. Broker non-votes will have no effect on the vote, and abstentions will have the same effect as a vote against the proposal.

Voting Your Shares
Each share of Virtuoso Common Stock that you own in your name entitles you to one vote. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.
There are two ways to vote your shares of Virtuoso common stock at the Special Meeting:
•
You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your proxy, whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted “FOR” the Business Combination Proposal, “FOR” the Organizational Document Proposal, “FOR” the Governance Proposal and, if presented, “FOR” the Adjournment Proposal. Votes received after a matter has been voted upon at the Special Meeting will not be counted.

•
You can attend the Special Meeting via the virtual meeting platform and vote during the meeting by following the instructions on your proxy card. You can access the Special Meeting by visiting the website https://www.cstproxy.com/virtuosoacquisition/2021. You will need your control number for access. If you do not have a control number, please contact Continental Stock Transfer & Trust Company, Virtuoso's transfer agent. Instructions on how to attend and participate at the Special Meeting are available at https://www.cstproxy.com/virtuosoacquisition/2021.

However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way Virtuoso can be sure that the broker, bank or nominee has not already voted your shares.
Certain Voting Arrangements
As of October 14, 2021, the Record Date for the Special Meeting, Virtuoso’s initial stockholders, which includes the Sponsor, beneficially owned and were entitled to vote 28,750,000 shares of Virtuoso Common Stock. These initial stockholders will count towards the quorum and, pursuant to the terms of the Sponsor Agreement, the Sponsor Persons agreed to vote Virtuoso Common Stock held by them in favor of the Business Combination. In the aggregate, the foregoing shares represent approximately 20% of the issued and outstanding shares of Virtuoso Common Stock. The Sponsor has also committed to Virtuoso to vote such shares in favor of all of the Business Combination Proposal, the Organizational Document Proposal, the Governance Proposal and, if presented, the Adjournment Proposal.

Revoking Your Proxy
If you give a proxy, you may revoke it at any time before the Virtuoso Special Meeting or at the Virtuoso Special Meeting webcast by doing any one of the following:
•
mailing a new, subsequently dated proxy card; or

•
by attending the Virtuoso Special Meeting webcast and electing to vote your shares electronically, as indicated above.

Who Can Answer Your Questions About Voting Your Shares
If you are a stockholder and have any questions about how to vote or direct a vote in respect of your shares of Virtuoso Common Stock, you may call MacKenzie Partners, Inc., Virtuoso’s proxy solicitor, at (800) 322-2885, or banks and brokers can call collect at (212) 929-5500, or email proxy@mackenziepartners.com.
Redemption Rights
Holders of Virtuoso Common Stock may seek to have their shares redeemed for cash, regardless of whether they vote “for” or “against”, or whether such holder abstained from voting on, the Business Combination Proposal. Any Virtuoso stockholder may demand that Virtuoso redeem such shares into a full pro rata portion of the Trust Account (which was $10.00158 per share as of October 14, 2021, the record date for the Special Meeting), calculated as of two (2) business days prior to the anticipated consummation of the Business Combination. If a holder properly seeks redemption as described in this section and the Business Combination is consummated, Virtuoso will redeem these shares for a pro rata portion of funds deposited in the Trust Account, and the holder will no longer own these shares following the Business Combination. A holder of Virtuoso Class A Common Stock, together with any affiliate of such holder and any person with whom such holder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act) may not seek to have more than 15% of the aggregate shares of Virtuoso Class A Common Stock redeemed without the consent of Virtuoso.
The Sponsor and the Insiders will not have redemption rights with respect to any shares of Virtuoso Common Stock owned by them, directly or indirectly.
Holders of Virtuoso Class A Common Stock who seek to have their shares redeemed are required to vote “for” or “against” the Business Combination Proposal in order to exercise their redemption rights. In addition to voting on the Business Combination Proposal, holders demanding redemption are also required to (A) check the applicable box on their proxy card, to indicate their vote (B) submit their redemption request in writing to Continental Stock Transfer & Trust Company, Virtuoso’s transfer agent and (C) deliver their stock, either physically or electronically using DTC’s DWAC System, to Virtuoso’s transfer agent no later than 5:00 pm eastern time on November 12, 2021 (two (2) business days prior to the Special Meeting). If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be converted into cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $100, and it would be up to the broker whether or not to pass this cost on to the converting stockholder. In the event the proposed Business Combination is not consummated, this may result in an additional cost to stockholders for the return of their shares.
Any request to have such shares redeemed, once made, may be withdrawn at any time up to two (2) business days prior to the vote on the Business Combination Proposal. If a holder of shares of Virtuoso Class A Common Stock delivers such shares for redemption and later decides prior to the Special Meeting not to elect redemption, such holder may request that Virtuoso consent to the return of such shares to such holder. Such a request must be made by contacting Continental Stock, Virtuoso’s transfer agent, at the phone number or address set out elsewhere in this proxy statement/prospectus.
If the Business Combination is not approved or completed for any reason, then holders of Virtuoso Class A Common Stock who elected to exercise their redemption rights will not be entitled to have their shares redeemed for a full pro rata portion of the Trust Account. Virtuoso will thereafter promptly return any shares delivered by such stockholders. In such case, holders of Virtuoso Class A Common Stock may only share in the assets of the Trust Account upon the liquidation of Virtuoso. This may result in such stockholders receiving less than they would have received if the Business Combination was completed and they had exercised redemption rights in connection therewith due to potential claims of creditors.
The closing price of Virtuoso Class A Common Stock on the record date was $9.94 per share. The cash held in the Trust Account on such date was approximately $230,036,305.63 (approximately $10.00158 per share of Virtuoso Class A Common Stock). Prior to exercising redemption rights, holders of Virtuoso Class A Common Stock should verify the market price of Virtuoso Class A Common Stock as they may receive higher proceeds from the sale of their shares of Virtuoso Class A Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Virtuoso cannot assure its stockholders that they will be able to sell their shares of Virtuoso Class A Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.
Appraisal Rights
Neither Virtuoso’s shareholders nor Virtuoso’s warrant holders have appraisal rights in connection with the Business Combination under the DGCL.
Proxy Solicitation Costs
Virtuoso is soliciting proxies on behalf of the Virtuoso Board. This solicitation is being made by mail but also may be made by telephone or in person. Virtuoso and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Virtuoso will bear the cost of the solicitation.
Virtuoso has hired MacKenzie Partners, Inc. to assist in the proxy solicitation process. Virtuoso will pay that firm a fee of $15,000 plus disbursements. Such fee will be paid with non-Trust Account funds.
Virtuoso will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Virtuoso will reimburse them for their reasonable expenses.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL
Holders of Virtuoso Common Stock are being asked to approve the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination. Virtuoso Stockholders should read this proxy statement/prospectus carefully and in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. See “— The Business Combination Agreement” for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read the Business Combination Agreement carefully and in its entirety before voting on the Business Combination Proposal.
Virtuoso may consummate the Business Combination only if it is approved by the affirmative vote of holders of a majority of outstanding shares of Virtuoso Common Stock. Holders of Virtuoso Class A Common Stock and Virtuoso Class B Common Stock will vote together as a single class.
Structure of the Business Combination
On May 28, 2021, Virtuoso entered into the Business Combination Agreement with the Company, Merger Sub, Limited, and Wejo. Pursuant to the Business Combination Agreement, the parties thereto will enter into a business combination transaction pursuant to which, subject to the terms and conditions set forth therein, at the Closing, among other things, (i) Merger Sub will merge with and into Virtuoso, with Virtuoso being the surviving corporation in the merger and a direct, wholly-owned subsidiary of the Company and (ii) all Wejo shares will be purchased by the Company in exchange for Company Common Shares.
The following simplified diagrams illustrates the ownership structure of Virtuoso and Wejo immediately prior to the consummation of the Business Combination.
Virtuoso
Wejo

Assuming the No Redemption Scenario, the following simplified diagram illustrates the ownership structure of the Company immediately following the consummation of the Business Combination.
Impact of the Business Combination on the Company’s Public Float
It is anticipated that, upon completion of the Business Combination, assuming the no redemption scenario: (i) Wejo shareholders will hold approximately 62.3% of the outstanding common shares of the post-combination company; (ii) Virtuoso’s public stockholders will hold approximately 21% of the outstanding common shares of the post-combination company; (iii) the PIPE Investors will hold approximately 11.4% of the outstanding common shares of the post-combination company; and (iv) the Sponsor will hold approximately 5.3% of the outstanding common shares of the post-combination company. If the actual facts are different from these assumptions, the percentage ownership retained by the current Virtuoso public stockholders in the Company following the Business Combination will be different.
These levels of ownership interest assume the following:
•
Assuming No Redemptions:   This presentation assumes that no Virtuoso Public Stockholders exercise redemption rights with respect to their Virtuoso Class A Common Stock upon consummation of the Business Combination.

•
Assuming Maximum Redemptions:   Reflects the maximum redemption of 18,000,695 shares of Virtuoso Class A Common Stock for aggregate redemption payments of $180.0 million allocated to Virtuoso Class A Common Stock and additional paid-in capital using par value of $0.001 per share and a redemption price of $10.00 per share. The redemption price is calculated as $230.0 million in the Trust Account per the unaudited pro forma condensed combined balance sheet divided by 23,000,000 shares outstanding. The cash available to fund the maximum redemption scenario includes the funds available in the Trust Account, the $125.0 million PIPE Investment, less the $175.0 million minimum cash condition per the Business Combination Agreement.

For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Wejo’s Executive and Director Compensation — Equity Incentive Plan.” The following summarizes the number of shares of Company Common Shares outstanding under the two redemption scenarios:
	Scenario 1 Assuming No Redemptions		Scenario 2 Assuming Maximum Redemptions
	Shares	%	Shares	%
Equity Capitalization Summary(1)
Wejo Limited shareholders	68,067,900	62.3%	68,067,900	74.5%
Virtuoso Public Stockholders	23,000,000	21.0%	4,999,305	5.5%
Sponsor	5,750,000	5.3%	5,750,000	6.3%
PIPE Investors	12,500,000	11.4%	12,500,000	13.7%
Total Company Common Shares	109,317,900	100.0%	91,317,205	100.0%

(1)
If the Company Common Shares expected to be issued from: (i) the Equity Incentive Plan after closing of the Business Combination are deemed issued as of consummation of the Business Combination, (ii) the Earnout Shares issuable to certain Wejo Limited shareholders upon the achievement of price triggers of $15.00, $18.00, $21.00 and $24.00 during the Earnout Period are deemed issued as of consummation of the Business Combination and (iii) the exchangeable units of Limited are deemed exchanged for Company Common Shares (a) assuming no redemptions, the Wejo Limited shareholders would hold 58.6%, Virtuoso’s Public Stockholders would hold 18.2%, the PIPE Investors would hold 9.9%, the Sponsor would hold 9.8% and the recipients of such grant of Company Common Shares would represent 3.5%, in each case, of the 126,290,616 pro forma Company Common Shares and (b) assuming maximum redemptions, the Wejo Limited shareholders would hold 68.9%, Virtuoso’s Public Stockholders would hold 4.6%, the PIPE Investors would hold 11.6%, the Sponsor would hold 11.5%, and the recipients of such grant of Company Common Shares would represent 3.4%, in each case, of the 107,569,893 pro forma Company Common Shares. The table and the preceding sentence do not include 11,500,000 Company Common Shares issuable upon the exercise of the Virtuoso Public Warrants. See “Wejo’s Executive and Director Compensation — Equity Compensation”.

The Business Combination Agreement
Virtuoso is a blank check company incorporated on August 25, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this proxy statement/prospectus as our initial business combination. Virtuoso reviewed a number of opportunities to enter into a business combination with an operating business and entered into the Business Combination Agreement on May 28, 2021. The following summary is qualified in its entirety by references to the complete text of the Business Combination Agreement, which is attached as Annex A hereto. Virtuoso Public Stockholders and other interested parties are urged to read the Business Combination Agreement carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the Business Combination.
The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates, which may be updated prior to the closing of the Business Combination. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the Schedules referred to therein which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders. The Schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the Schedules contain information that is material to an investment decision.
Closing and Effective Time of the Transactions
The closing of the Business Combination will take place as promptly as practicable (an in any event no later than 8:00 a.m. Eastern Time on the third (3rd) business day) following the satisfaction or waiver of the conditions described below, unless Virtuoso and Wejo agree in writing to another time or unless the Business Combination Agreement is terminated. Afterward, the Company shall cause the Merger to be consummated by filing the certificate of merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL, the time of such filing, or such later time as may be agreed in writing by the Company and Virtuoso and specified in the Certificate of Merger, being the “Effective Time.”
Consideration
The consideration to be paid to Wejo shareholders will be a number of Company Common Shares equal to (A)(i) $682,500,000, minus (ii)(a) the aggregate indebtedness for borrowed money of Wejo and its subsidiaries, minus (b)(x) cash and cash equivalents of Wejo and its subsidiaries, plus (y) the amount of any cash payments made in respect of Wejo’s transaction expenses prior to closing divided by (B) $10.00. Each Wejo shareholder will receive a number of Company Common Shares in accordance with an allocation schedule to the Business Combination Agreement (the “Closing Sellers Shares”).
Concurrently with the Closing, the Company will issue 12,500,000 shares of Company Common Shares to certain investment funds for an aggregate purchase price of $125,000,000.
At the Effective Time, each share of Virtuoso Common Stock will be cancelled and automatically deemed for all purposes to represent the right to receive, in the aggregate, one Company Common Share. At the Effective Time, each of Virtuoso’s public warrants that are outstanding immediately prior to the Effective Time will, pursuant to and in accordance with the warrant agreement covering such warrants, automatically and irrevocably be modified to provide that such warrant will no longer entitle the holder thereof to purchase the amount of share(s) of Virtuoso Common Stock set forth therein and in substitution thereof such warrant will entitle the holder thereof to acquire the same number of Company Common Shares per warrant on the same terms.
In connection with the consummation of the Business Combination, the warrants held by the Sponsor will be exchanged for shares of Virtuoso Class C Common Stock, and immediately thereafter the Sponsor will transfer and contribute such shares of Class C Common Stock to Limited in exchange for exchangeable units of Limited (as provided for in the Sponsor Agreement). Such exchangeable units will be exchangeable into Company Common Shares or cash, as determined by Limited, on the same terms as such warrants, following the first anniversary of the Closing.
Representations and Warranties
The Business Combination Agreement contains representations and warranties of Virtuoso and Wejo, on behalf of itself and its subsidiaries (including with respect to certain representations, the Company, Merger Sub, and Limited), made solely for the benefit of (a) in the case of Virtuoso, the Wejo Parties and (b) in the cases of Wejo and each of the Wejo Parties (when applicable), Virtuoso.
In the Business Combination Agreement, the Wejo Parties made certain customary representations and warranties to Virtuoso, including, among others, representations and warranties related to the following:
•
corporate organization;

•
subsidiaries;

•
the authorization, performance and enforceability of the Business Combination Agreement and Transaction Agreements;

•
no conflicts;

•
capitalization;

•
financial statements;

•
no material adverse effects;

•
absence of certain developments;

•
title to property;

•
sufficiency of assets;

•
tax matters;

•
certain contracts and commitments;

•
intellectual property, IT systems and security and data privacy;

•
litigation and proceedings;

•
absence of undisclosed liabilities;

•
consent, approval or authorization of governmental authorities;

•
benefit plans;

•
insurance;

•
environmental matters;

•
affiliate transactions;

•
brokers’ fees;

•
permits;

•
compliance with laws;

•
employee and labor matters;

•
the information contained in this proxy statement/prospectus;

•
indebtedness;

•
customers and suppliers; and

•
anti-corruption matters.

In the Business Combination Agreement, Virtuoso made certain customary representations and warranties to the Wejo Parties, including, among others, representations and warranties related to the following:
•
corporate organization;

•
the authorization, performance and enforceability of the Business Combination Agreement and Transaction Agreements;

•
no conflicts;

•
litigation and proceedings;

•
consent, approval or authorization of governmental authorities;

•
compliance with laws;

•
financial ability and trust account;

•
brokers’ fees;

•
SEC reports, financial statements and the Sarbanes-Oxley Act;

•
absence of undisclosed liabilities;

•
employee benefit plans;

•
tax matters;

•
capitalization;

•
NASDAQ listing;

•
PIPE Investment;

•
Sponsor Agreement;

•
contracts, absence of defaults and affiliate agreements;

•
title to property;

•
Investment Company Act;

•
interest in competitors;

•
no foreign persons; and

•
anti-corruption matters.

Covenants
Prior to the closing of the Business Combination, Wejo has agreed to, and cause its subsidiaries to, use commercially reasonable efforts to operate its business in the ordinary course of business, including recent past practice in light of the current COVID-19 pandemic; provided that, any action taken, or omitted to be taken, that relates to, or arises out of, the current COVID-19 pandemic shall be deemed to be in the ordinary course of business. Wejo and Virtuoso have agreed that, unless otherwise required or permitted under the Business Combination Agreement, required by law, and subject to certain disclosed exceptions, neither Wejo nor its subsidiaries will take, among others, the following actions during the interim period between the signing of the Business Combination Agreement and the closing of the Business Combination without the prior written consent of Virtuoso (which consent will not be unreasonably conditioned, withheld, delayed or denied):
•
change or amend the articles of association, certificate of formation, limited liability company agreement, certificate of incorporation, bylaws or other organizational documents of Wejo or any of its subsidiaries, except as otherwise required by law;

•
issue, deliver, sell, transfer, pledge, dispose of or place any lien on any shares of capital stock or any other equity or voting securities of Wejo or any of its subsidiaries;

•
issue or grant any options, warrants or other rights to purchase or obtain any shares of capital stock or any other equity or voting securities of Wejo, other than the issuance or grant of equity awards in the ordinary course;

•
sell, assign, transfer, convey, lease, license or abandon, subject to or grant any lien on, or otherwise dispose of, any material assets, rights or properties of Wejo and its subsidiaries, other than granting non-exclusive licenses, the sale or license of software, goods and services to customers, or the sale or other disposition of IT Systems deemed to be obsolete or no longer material;

•
(i) cancel or compromise any claim or indebtedness owed to Wejo or any of its Subsidiaries, or (ii) settle any pending or threatened legal action or proceeding, (A) if such settlement would require payment by Wejo in an amount greater than $5,000,000, (B) to the extent such settlement includes an agreement to accept or concede injunctive relief, specific performance or provides for any restrictive covenants on the business or activities of Wejo or any of its Subsidiaries, or (C) to the extent such settlement involves a governmental authority, alleged criminal wrongdoing or a material customer or supplier;

•
directly or indirectly acquire, by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or person or division thereof other than (i) in the ordinary course of business or (ii) any such acquisitions that, individually or in the aggregate, do not exceed $50,000,000;
•
make any loans or advance any money or other property to any person, except for (A) advances in the ordinary course of business to Wejo employees and service providers for expenses, (B) prepayments and deposits paid to suppliers of Wejo or any of its subsidiaries in the ordinary course of business, or (C) payments to any such persons in the form of transaction bonuses or bonuses to fund the exercise price of any options in respect of Wejo shares, or any unpaid subscription amounts on any Wejo shares, in each case, held by such person;

•
redeem, purchase or otherwise acquire, any shares of capital stock (or other equity interests) of Wejo or any of its subsidiaries or any securities or obligations convertible into or exchangeable for any shares of capital stock (or other equity interests) of the Company or any of its subsidiaries;

•
adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any shares of capital stock or other equity interests or securities of Wejo or any of its subsidiaries;

•
make any change in its customary accounting principles or methods of accounting materially affecting the reported consolidated assets, liabilities or results of operations of Wejo and its subsidiaries, other than as may be required by applicable law, UK GAAP or regulatory guidelines;

•
adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Wejo or any of its subsidiaries (other than as contemplated by the Business Combination);

•
make or change any material tax election, adopt or change any material accounting method with respect to taxes, file any material amended tax return, settle or compromise any material tax liability, enter into any material closing agreement with respect to any tax, surrender any right to claim a material refund of taxes or consent to any extension or waiver of the limitations period applicable to any material tax claim or assessment;

•
directly or indirectly, incur, or modify in any material respect the terms of, any indebtedness, or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for indebtedness, other than (i) indebtedness under any Wejo Financing Agreement or capital leases entered into in the ordinary course of business or (ii) indebtedness that is repaid at Closing;

•
voluntarily fail to maintain in full force and effect or renew when due material insurance policies covering Wejo and its subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practices;

•
enter into, renew or amend in any material respect, any transaction or contract with an affiliate of Wejo (excluding ordinary course payments of compensation, provision of benefits or reimbursement of expenses in respect of members or stockholders who are Wejo employees), other than in connection with the payment of any transaction bonuses;

•
except as (x) otherwise required by law or the terms of existing Wejo benefit plans, (y) in the ordinary course of business or (z) in connection with becoming a public company, (i) grant any retention, change in control or similar pay to any Wejo employee who is an executive vice president or any Wejo service provider whose annualized aggregate fees exceed $250,000 per annum (or local equivalent); (ii) make any change in the key management structure of the acquired companies, other than terminations of employment for cause, (or in the UK, on grounds of misconduct, or on other grounds where summary termination of the contract of the relevant Wejo employee is permitted), or due to death or disability; (iii) terminate, adopt, enter into or materially amend any material Wejo benefit plan; (iv) increase the cash compensation or bonus opportunity of any Wejo employee who is an executive vice president or increase the fees of any Wejo service provider whose annualized aggregate fees exceed $250,000 per annum (or local equivalent), other than any transaction bonuses; (v) establish any trust or take any other action to secure the payment of any compensation payable by the acquired companies; (vi) take any action to accelerate the time or payment or vesting of any compensation or benefit payable by the acquired companies; or (vii) enter into any collective bargaining agreement or recognize any union in respect of the Wejo employees; or

•
enter into any agreement, or otherwise become obligated, to do any of the foregoing actions.

Wejo will also:
•
(i) procure that exercise notices, “exit notices”, conversion notices or similar documentation, as applicable, that will be delivered to the holders of Wejo options, Wejo warrants, investors under any prior subscription and lenders, in each case, in sufficient time to provide for exercise, conversion, exchange or settlement of the relevant security, debt or right to subscribe into Wejo shares before completion of the Wejo Purchase (as defined in the Business Combination Agreement); and (ii) as soon as reasonably practicable thereafter, issue Wejo shares to all persons who validly exercise their right to receive Wejo shares pursuant to such exercise, conversion, exchange or settlement;

•
afford to Virtuoso and its representatives reasonable access to properties, books, contracts, commitments, tax returns, records and appropriate officers and employees of Wejo and its subsidiaries, in each case, as Virtuoso and its representatives may reasonably request solely for purposes of consummating the Business Combination; provided, however, that Virtuoso shall not be permitted to perform any environmental sampling at any leased real property;

•
waive any past, present or future claim of any kind against, and any right to access, the Trust Account or to collect from the Trust Account any monies that may be owed to them by Virtuoso or any of its Affiliates for any reason whatsoever and will not seek recourse against the Trust Account at any time for any reason whatsoever, including for a breach of this Agreement by Virtuoso or any negotiations, agreements or understandings with Virtuoso;

•
use commercially reasonable efforts to provide Virtuoso, prior to the filing of this proxy statement/prospectus, audited financial statements, and be available and use reasonable best efforts to make their officers and employees available to Virtuoso and its counsel in connection with the drafting of this proxy statement/prospectus (including in connection with the preparation of pro forma financial statements in accordance with Regulation S-X) and responding in a timely manner to any comments received from the SEC; and

•
from and after the date on which this proxy statement/prospectus is mailed to the Virtuoso Stockholders, (i) give Virtuoso prompt written notice of any action taken or not taken or of any development, in any such case which is known by Wejo, that would cause the proxy statement/prospectus to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading, and (ii) Virtuoso will give Wejo prompt written notice of any action taken or not taken by Virtuoso or of any development regarding Virtuoso, in any such case which is known by Virtuoso, that would cause the proxy statement/prospectus to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, that, if any such action shall be taken or fail to be taken or such development shall otherwise occur, Virtuoso and Wejo shall cooperate fully to cause an amendment or supplement to be made promptly.

Prior to the closing of the Business Combination, Virtuoso will comply in all material respects with, and continue performing under, as applicable, the Virtuoso organizational documents, the Trust Agreement and all other agreements or material contracts to which it is a party. Wejo and Virtuoso have agreed that, unless otherwise required or permitted under the Business Combination Agreement, and subject to certain disclosed exceptions, Virtuoso will not take the following actions during the interim period between the signing of the Business Combination Agreement and the closing of the Business Combination, among others, without the prior written consent of Wejo:
•
change, modify or amend the Trust Agreement or the Virtuoso organizational documents;

•
declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock or other equity interests;

•
split, combine or reclassify any capital stock or other equity interests in Virtuoso;

•
other than in connection with Virtuoso Stockholder Redemption (as defined in the Business Combination Agreement) or as otherwise required by Virtuoso’s organizational documents in order to consummate the Business Combination, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or other equity interests;
•
make, change or revoke any material tax election, adopt or change any material accounting method with respect to taxes, file any material amended tax return, settle or compromise any material tax liability, enter into any material closing agreement with respect to any tax, surrender any right to claim a material refund of taxes or consent to any extension or waiver of the limitations period applicable to any material tax claim or assessment;

•
enter into, renew or amend in any material respect, any transaction or contract with an affiliate or any other Virtuoso affiliate agreement;

•
enter into, renew or amend in any material respect, any transaction or contract relating to Virtuoso Transaction expenses;

•
waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened legal action) or compromise or settle any liability;

•
except as contemplated by the Equity Incentive Plan or the Employee Share Purchase Plan (the “ESPP”)/ Save As Your Earn Plan (the “SAYE Plan”), or as required by applicable law, adopt or amend any employee benefit plan, policy or arrangement, or enter into any employment contract or collective bargaining agreement, pay any special bonus or special remuneration to any director, officer, employee or contractor, or increase the salaries or wage rates of its directors, officers, employees or independent contractors other than in the ordinary course consistent with past practice;

•
acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, any business or person or division thereof or otherwise acquire any assets;

•
adopt a plan of complete or partial liquidation, dissolution, merger, division transaction, consolidation or recapitalization;

•
incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any indebtedness (other than Virtuoso Transaction expenses);

•
offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, other equity interests, equity equivalents, stock appreciation rights, phantom stock ownership interests or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests;

•
amend, modify or waive any of the terms or rights set forth in, any Virtuoso Warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein; or

•
authorize any of, or commit or agree to take, whether in writing or otherwise, any of, the foregoing actions.

Virtuoso will also:
•
not permit any amendment or modification to be made to, or any waiver of or consent to, any provision or remedy under, or any replacements of, any of the Subscription Agreements, and, with Limited, shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements;

•
not permit any amendment or modification to be made to, or any waive of any provision or remedy under, or any replacement of, the Sponsor Agreement that would have an adverse effect on Wejo, the existing Wejo equityholders or the Business Combination, and will take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to satisfy in all material respects on a timely basis all conditions and covenants applicable to Virtuoso in the Sponsor Agreement and otherwise comply with its obligations and enforce its rights thereunder;

•
afford to Wejo, its affiliates and their respective representatives reasonable access to properties, books, contracts, commitments, tax returns, records and appropriate officers and employees of

Virtuoso and its subsidiaries, in each case, as Wejo, its affiliates and their representatives may reasonably request solely for the purposes of consummating the Business Combination;
•
use reasonable best efforts to ensure Virtuoso remains listed as a public company on, and for shares of Virtuoso Class A Common Stock and Virtuoso Warrants to be listed on, NASDAQ;

•
keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable securities laws;

•
take all commercially reasonable steps as may be required to cause any acquisition or disposition of Virtuoso Class A Common Stock or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Business Combination by each person who is or will be or may be subject to the reporting requirements of Exchange Act Section 16(a) to be exempt under Exchange Act Rule 16b-3; and

•
take all actions reasonably necessary to continue to qualify as an “emerging growth company” and not take any action that would cause Virtuoso to not qualify as an “emerging growth company.”

Wejo and Virtuoso have agreed that, unless otherwise required or permitted under the Business Combination Agreement, and subject to certain disclosed exceptions, Wejo and Virtuoso, jointly, will take the following actions during the interim period between the signing of the Business Combination Agreement and the closing of the Business Combination, among others, without the prior written consent of the other party:
•
cooperate and use reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws to consummate and make effective as promptly as practicable the Business Combination, including the preparation of all necessary documentation to effect promptly all necessary filings with any governmental authority and to obtain all necessary approvals and consents of any governmental authority;

•
use commercially reasonable efforts to obtain all material consents and approvals of third parties that any of Virtuoso, Wejo or their respective affiliates are required to obtain to consummate the Business Combination;

•
use reasonable best efforts to prepare, and the Company shall file with the SEC, this Form S-4 in connection with the registration under the Securities Act of the Company Common Shares to be issued and the effect of the Transaction on the Virtuoso Warrants, whereby such Form S-4 will also contain this proxy statement/prospectus, and Virtuoso will also use its reasonable best efforts to take all actions necessary to obtain the approval of the Proposals described herein at the Special Meeting;

•
not take, nor shall permit any of their affiliates or representatives to take, whether directly or indirectly, any action to solicit, initiate or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to any person concerning, (i) for Wejo, the purchase of all or a material portion of Wejo’s equity securities or the issuance and sale of any securities of or membership interests in Wejo or its subsidiaries or any merger, acquisition, amalgamation, share exchange, recapitalization, consolidation, liquidation, dissolution or sale of substantial assets involving Wejo or its subsidiaries, and (ii) for Virtuoso, that relating to or which is intended or is reasonably likely to give rise to or result in any offer, inquiry, proposal or indication of interest to any business combination other than with Wejo, its shareholders and its respective affiliates and representatives;

•
not to take any inconsistent position on any tax return or during the course of any audit, litigation or other proceeding with respect to taxes, nor take or cause to be taken any action, or fail to take or cause to be taken, any action, which would reasonably be expected to prevent the intended tax treatment of the Company Contribution and the Limited Contribution, including to execute and deliver officer’s certificates and any other representations reasonably requested for purposes of rendering opinions regarding such intended tax treatment;

•
not to make any public announcement or issue any public communication regarding the Business Combination Agreement or the Business Combination, or any matter related to the foregoing, without first obtaining the prior consent of Wejo or Virtuoso, as applicable;

•
on the request of any other Party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by the Business Combination Agreement and the Business Combination;

•
Wejo shall deliver, or cause to be delivered, to Virtuoso customary executed payoff letters of any closing indebtedness of Wejo and its subsidiaries that the Company determines to pay at or following the Closing, and immediately following the Closing, the Company shall ensure that the Available Cash Amount is used to repay the closing indebtedness in an amount equal to the debt repayment amount in accordance with such payoff letters;

•
execute and deliver to each other the Registration Rights Agreement;

•
cause each person serving as a member of the board of directors of the Company and Virtuoso to resign from such position effective upon the Effective Time and (i) elect or otherwise cause persons designated in the Business Combination Agreement to comprise the entire board of directors of the Company and (ii) appoint or otherwise cause to be appointed each person serving as an officer of Wejo immediately prior to the Effective Time as a corresponding officer of the Company; and

•
Wejo will take all actions necessary to terminate the Shareholders Agreement and the Side Agreement at or prior to the Closing such that neither Wejo nor any of its subsidiaries has any liability or obligation following the Closing.

The Company and Virtuoso also agree to the following actions during the interim period between the signing of the Business Combination Agreement and the closing of the Business Combination, among others, without the prior written consent of the other party:
•
the Company will indemnify and hold harmless each present and former director, manager and officer of Wejo and Virtuoso and each of their respective subsidiaries against any costs or expenses, judgments, fines, losses, claims, damages or liabilities incurred in connection with any legal action arising out of or pertaining to matters existing or occurring at or prior to the Effective Time to the fullest extent permitted under applicable law and their respective organizational documents;

•
for six (6) years from the Effective Time, the Company shall, or shall cause one or more of its subsidiaries to, maintain in effect directors’ and officers’ liability insurance covering those persons who are currently covered by Wejo or any of its subsidiaries’ directors’ and officers’ liability insurance policies on terms not less favorable than the terms of such current insurance coverage; and

•
the Company shall adopt the Equity Incentive Plan, ESPP and SAYE Plan, which will become effective subject to obtaining the approval of the stockholder of the Company.

Conditions to Closing
General Conditions
The consummation of the Business Combination is subject to customary closing conditions for transactions involving special purpose acquisition companies, including, among others
•
approval of the Virtuoso Stockholder Matters by Virtuoso Stockholders;

•
the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”);

•
no order, statute, rule or regulation enjoining or prohibiting the consummation of the Business Combination being in force;

•
Virtuoso having at least $5,000,001 of net tangible assets remaining after the Virtuoso stockholder redemption;

•
the Form S-4 having become effective;

•
the Company Common Shares having been approved for listing on the NASDAQ; and

•
the Available Cash Amount not being less than $175,000,000.

Virtuoso’s Conditions to Closing
The obligations of Virtuoso to consummate the Business Combination contemplated by the Business Combination Agreement also are conditioned upon, among other things:
•
the accuracy of the representations and warranties of Wejo (subject to customary bring-down standards);

•
the covenants of Wejo having been performed in all material respects;

•
certain closing certificates having been delivered;

•
that a material adverse effect of the Wejo Parties has not occurred; and

•
that the Company has purchased all of the issued share capital of Wejo.

Wejo’s Conditions to Closing
The obligations of Wejo Parties to consummate the Business Combination contemplated by the Business Combination Agreement also are conditioned upon, among other things:
•
the accuracy of the representations and warranties of Virtuoso (subject to customary bring-down standards);

•
the covenants of Virtuoso having been performed in all material respects;

•
that a material adverse effect of Virtuoso has not occurred;

•
certain closing certificates having been delivered;

•
the covenants of the Sponsor Persons under the Sponsor Agreement having been performed in all material respects, and the Sponsor Persons shall not have threatened (orally or in writing) (i) that the Sponsor Agreement is not valid, binding and in full force and effect, (ii) that Company is in breach of or default under the Sponsor Agreement or (iii) to terminate the Sponsor Agreement;

•
an executed copy of the Registration Rights Agreement having been delivered;

•
the Company Common Shares to be issued with the Business Combination having been approved for listing on NASDAQ, subject only to official notice of issuance; and

•
the Company Board having been constituted with the persons provided in the Business Combination Agreement.

Termination
The Business Combination Agreement may be terminated, and the transactions contemplated thereby abandoned under certain customary and limited circumstances, notwithstanding approval of the Business Combination Agreement by the stockholders of Virtuoso or Wejo as follows:
•
by written consent of both Wejo and Virtuoso;

•
prior to the Closing, by written notice by either Virtuoso or Wejo if there is any breach of any representation, warranty, covenant or agreement on the part of the other party which would result in the failure of certain conditions to be satisfied at the closing and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party’s failure to fulfill any of its obligations under the Business Combination Agreement is not the primary cause of the failure of the Closing to occur;

•
prior to the Closing, by written notice by either Virtuoso or Wejo if the Closing has not occurred on or prior to December 31, 2021, provided that the terminating party’s failure to fulfill any of its obligations under the Business Combination Agreement is not the primary cause of the failure of the Closing to occur; or

•
by written notice from either Virtuoso or Wejo if the Virtuoso stockholder approval is not obtained at the Special Meeting, provided that Virtuoso’s right to terminate for failure to obtain such approval shall not be available if, at the time of such termination, Virtuoso is in breach of certain of its obligations under the Business Combination Agreement, including with respect to the preparation, filing and mailing of the registration statement and prospectus/proxy statement and convening the Special Meeting.
Effect of Termination
In the event of proper termination by either Virtuoso or Wejo, the Business Combination Agreement will become void and have no effect (other than with respect to certain surviving obligations specified in the Business Combination Agreement), without any liability on the part of any party thereto or its respective affiliates, officers, directors, employees or stockholders, other than liability of any party thereto for any intentional and willful breach of the Business Combination Agreement by such party occurring prior to such termination.
Fees and Expenses
Except as otherwise stated herein or in the Business Combination Agreement, all fees and expenses incurred in connection with the Business Combination Agreement and the Business Combination will be paid by the party incurring such expenses; provided that, if the Closing occurs, the Company shall bear and pay all of the transaction expenses of or payable by Virtuoso and the Wejo Parties.
Amendments
The Business Combination Agreement may be amended by the parties thereto at any time by execution of a duly authorized agreement in writing executed on behalf of each of the parties in the same manner as the Business Combination Agreement and which makes reference to the Business Combination Agreement. Virtuoso would file a Current Report on Form 8-K and issue a press release to disclose any amendment to the Business Combination Agreement entered into by the parties. If such amendment is material to investors, a proxy statement supplement would also be sent to holders of Virtuoso common stock as promptly as practicable.
Related Agreements
Registration Rights Agreement
In connection with the Business Combination Agreement, the Company, Wejo Limited, the Sponsor, the Existing Holders, the Majority Sellers, the Wejo Affiliate Holders and the other holders thereto agreed to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) at the Closing. The Registration Rights Agreement will provide these holders (and their permitted transferees) with, among other things, (i) the right to require the Company, at the Company’s expense, to file a registration statement of the Company Common Shares that they hold within 15 days following the Closing Date and on customary terms for a transaction of this type and (ii) customary registration rights, including demand, piggy-back and shelf registration rights. The Registration Rights Agreement will also provide that the Company pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act.
Subscription Agreements
Virtuoso and the Company entered into the Subscription Agreements with the PIPE Investors pursuant to which, the Company has agreed to issue and sell to the PIPE Investors, in the aggregate, 12,500,000 Company Common Shares at a purchase price of $10.00 per share. The closing of the investment is conditioned on all conditions set forth in the Business Combination Agreement having been satisfied or waived and other customary closing conditions, and the Business Combination will be consummated immediately following the closing of such investment. The Subscription Agreements will terminate upon the earliest to occur of (i) the termination of the Business Combination Agreement, (ii) the mutual written agreement of the parties thereto, (iii) the Company’s notification to the PIPE Investors in writing that it has abandoned its plans to move forward with the Business Combination and/or terminates the PIPE Investors’ obligations with respect to the subscription without the delivery of shares having occurred, (iv) if conditions to the closing are not satisfied at or are not capable of being satisfied on or prior to closing and the transactions contemplated by the subscription agreement are not consummated at closing, or (v) the closing has not occurred by March 31, 2022.
Sponsor Agreement
Concurrently with the execution of the Business Combination Agreement, Virtuoso entered into the Sponsor Agreement. The following summary of the Sponsor Agreement is qualified by reference to the complete text of the Sponsor Agreement, a copy of which is attached as Exhibit 10.2 to the Form 8-K filed by Virtuoso on March 28, 2021. All stockholders are encouraged to read the Sponsor Agreement in its entirety for a more complete description of the terms and conditions thereof.
Pursuant to the terms of the Sponsor Agreement, among other things, the Sponsor Persons have agreed, (i) to vote any shares of Virtuoso’s securities in favor of the Business Combination and other Virtuoso Stockholder Matters, (ii) not to redeem any shares of Virtuoso Class A Common Stock or Virtuoso Class B Common Stock, (iii) not to take any action to solicit any offers relating to an alternative business combination, (iv) to use reasonable best efforts to obtain required regulatory approvals, (v) not to transfer any Company Common Shares for a period beginning on the Closing Date and ending on the earlier of (A) one year thereafter or (B) if the VWAP of the Company Common Shares equals or exceeds $12.00 per share for any 20 trading days within a 30 trading day period, 150 days thereafter, (vi) to waive certain anti-dilution rights and (vii) to be bound to certain other obligations as described therein.
The Sponsor further agreed that it will exchange its Private Placement Warrants for a number of shares of Virtuoso’s Class C Common Stock equal to the shares of Virtuoso Class A Common Stock underlying such warrants (the “Private Placement Warrants Transfer”). Prior to the consummation of the Business Combination, the Sponsor will contribute all such Virtuoso Class C Common Stock to Limited in exchange for exchangeable units of Limited that will be exchangeable into Company Common Shares or cash, as determined by Limited, on the same terms as such warrants, following the first anniversary of the Closing.
Charter Documents of the Company Following the Business Combination
Pursuant to the Business Combination Agreement, upon the closing of the Business Combination, the Company Charter will be amended and restated. See “Description of the Company’s Securities,” for a description of the Company’s amended and restated memorandum of association and a comparison to the provisions of the Virtuoso Organizational Documents.
Headquarters; Stock Symbols
After completion of the transactions contemplated by the Business Combination Agreement, the Company expects its Company Common Shares (including the Company Common Shares issuable in the Business Combination) and the Company Warrants to be listed on the NASDAQ under the proposed symbols “WEJO” and “WEJO.WS” respectively.
The mailing address of the Company’s registered office is c/o Canon’s Court, 22 Victoria Street, Hamilton, HM12, Bermuda. It is the intention that, in the longer term, the affairs of the Company will be conducted so that the central management and control of the Company is exercised in the UK with its corporate headquarters and principal executive offices to be located at ABC Building, 21-23 Quay St., Manchester, United Kingdom, X0 M3 4AE.
Corporate Form Jurisdiction
Wejo Limited (the parent company of the Wejo group before the Business Combination), is an English private limited company. Under the English Companies Act 2006, Wejo Limited would need to convert into (or, if a holding company structure was utilized, the holding company would need to be formed as) a public limited company (often referred to as a PLC) in order to be able to offer shares to the public going forward, which is an important capability of a listed company.
The English Takeover Code applies to English public limited companies which have their registered offices in the United Kingdom and which are considered by the UK Takeover Panel to have their place of central management and control in the United Kingdom. It was considered that the English Takeover Code would be applicable should Wejo Limited convert to a public limited company (or if Wejo Group Limited had been formed as a public limited company) and remain the parent company of the group after completion of the Business Combination.
There are a number of consequences of being subject to the English Takeover Code — such as the obligation of any person who, either alone or together with persons acting in concert, acquires interests in 30% or more of the voting securities of the relevant company to make a mandatory offer to acquire all of the remaining securities in that company — that were seen as unfavorable to a US listed company.
In looking for an alternative jurisdiction, a number of factors led to the selection of Bermuda, including, the similarity of Bermuda corporate law to Delaware corporate law, particularly in relation to corporate governance matters, and the fact that US investors are familiar with listed Bermudan companies.
Whilst Wejo Group Limited is incorporated in Bermuda, it is expected to become UK tax resident after completion of the Business Combination.
Background of the Business Combination
Virtuoso is a blank check company incorporated on August 25, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which it refers to throughout this proxy statement/prospectus as its initial business combination. The Business Combination is the result of an active search for a potential initial business combination, whereby Virtuoso evaluated a large number of potential targets utilizing Virtuoso’s global network and the investing, operating and transaction experience of Virtuoso’s management team, advisory partners and the Virtuoso Board. The terms of the Business Combination are the result of arm’s-length negotiations between representatives of Virtuoso and representatives of Wejo over the course of four months. The following is a brief discussion of the background of these negotiations, the Business Combination Agreement and related transaction documents and the Business Combination.
Virtuoso completed its IPO of its securities on January 26, 2021. Prior to the consummation of the IPO, neither Virtuoso, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with Virtuoso. Representatives of Virtuoso, Virtuoso management and members of the Virtuoso Board contacted, and were contacted by, a number of individuals, entities and third-party financial advisors with respect to acquisition opportunities.
After the IPO, Virtuoso commenced an active search for prospective businesses and assets to acquire, reviewing a large number of potential targets. In evaluating potential businesses and assets to acquire, Virtuoso, together with its advisory partners, generally surveyed the landscape of potential acquisition opportunities based on its knowledge of, and familiarity with, the M&A marketplace. In general, Virtuoso looked for acquisition targets that were (i) of a size relevant to the public marketplace, which Virtuoso generally viewed as companies with an enterprise value of at least $600 million, and (ii) positioned, operationally and financially, to be successful as a public company. Virtuoso further looked for those transactions that it believed, if entered into, would be well-received by the public markets and Virtuoso Stockholders. In particular, Virtuoso generally sought to identify companies that (a) had an existing strong management team, (b) had an attractive platform with a defensible market position, (c) were positioned for both organic and inorganic growth, and (d) could generate significant cash flow. Virtuoso also sought to identify companies that it believed would benefit from the expertise of Virtuoso’s operating partners and from being a publicly-held entity, particularly with respect to access to capital for both organic growth and for use in acquisitions. Virtuoso generally applied these criteria when evaluating potential targets.
In connection with their evaluation of potential initial business combination opportunities, Jeffrey D. Warshaw, the Chief Executive Officer and Director of Virtuoso, Michael O. Driscoll, Chief Financial Officer and Director of Virtuoso, together with their advisory partners and other representatives of Virtuoso:
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developed a list of business combination candidates;

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held conversations with numerous potential targets and their management and/or stakeholders either initiated by them or by the potential target or its sponsor;

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identified and evaluated a number of potential target opportunities, including a combination with Wejo, prior to focusing its efforts on a business combination transaction with Wejo; and

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in connection with evaluating such opportunities, representatives of Virtuoso met and conducted preliminary discussions with representatives of, and commenced initial preliminary due diligence on, such potential target opportunities.

In connection with the search, Virtuoso contacted more than 20 business combination candidates and was contacted by approximately 15-20 business combination candidates with respect to the business combination opportunity. During the search process, Virtuoso entered into 13 non-disclosure agreements and provided initial draft letters of intent to five business combination candidates other than Wejo, none of which were executed. The business combination candidates came from a variety of industries, including ad tech, digital media, digital platforms, electric vehicles, remote patient monitoring, technology licensing, mobility and couponing.
Through this search process, members of Virtuoso management and the Virtuoso Board became familiar with Wejo’s business, management and reputation as a longstanding leader in the industry and considered Wejo an attractive potential acquisition target based on various discussions with business connections and consultants of the Virtuoso Board.
In late February 2021, Mr. Warshaw reached out to members of the Wejo board of directors in order to inquire about a potential business combination, who referred Mr. Warshaw to Citi Global Markets, Inc. (‘‘Citi’’), Wejo’s financial advisor, to discuss the potential transaction.
From the consummation of its IPO through March 19, 2021, representatives of Virtuoso considered and reached out to several alternative acquisition targets, but decided not to pursue them. The decision not to pursue the alternative acquisition targets was generally the result of one or more of (i) Virtuoso’s determination that these business did not represent as attractive of a target as Wejo due to a combination of business prospects, strategy, concerns raised in preliminary diligence, management teams, structure and valuation; (ii) Virtuoso’s decision to pursue a business combination with Wejo or (iii) a difference in valuation expectations between Virtuoso, on the one hand, and a seller, on the other hand.
On March 8, 2021, Citi sent a non-disclosure agreement to Virtuoso management in order to facilitate the disclosure of financial and other information on Wejo to Virtuoso and its advisors.
On March 10, 2021, Virtuoso and Wejo executed a non-disclosure agreement. Also on March 10, 2021, representatives of Citi sent a Confidential Information Presentation (“CIP”) concerning Wejo and its business prospects and operations to Moelis & Company (“Moelis”), Virtuoso’s financial advisor, and Virtuoso. On the same day, representatives Moelis, contacted Citi to arrange the March 12, 2021 meeting. The aggregate fees payable to Moelis that are contingent on completion of the Business Combination is $15.7 million.
On March 12, 2021, Virtuoso management and members of the Virtuoso Board and Moelis had their first presentation from Wejo management via videoconference, during which Wejo’s management made a presentation which primarily focused on the information presented in the CIP. The presentation deepened Virtuoso’s interest in Wejo as a business combination target, and following the meeting representatives of Virtuoso, including Moelis, initiated further discussions with Wejo and its financial advisors regarding the potential for a transaction between the parties.
From March 12, 2021 through March 15, 2021, there were numerous calls, emails and virtual meetings among Virtuoso management, Virtuoso Board members and Wejo management and Wejo Board members and the financial advisors for both of the companies. Discussions included the Wejo business plan, financial forecasts, distinguishing Wejo business, strategy and position in the market compared to its competitors, the proposed structure of a proposed business combination and key terms of importance from the respective perspectives of Virtuoso management and their financial advisors, and Wejo management and their financial advisors.
On March 15, 2021, a draft letter of intent between Virtuoso and Wejo (the “LOI”) was sent by Moelis to Citi. The LOI contemplated an enterprise value of $1.5 billion and a PIPE investment of $350 million.

Additional cash consideration of up to $50 million in the form of a purchase of certain equity holders of Wejo was also included. Additionally, the LOI provided for a mutual exclusivity period of 45 days from the date of the LOI and a lockup for a period of 180 days on all shares of the Sponsor and other significant equity holders, subject to further discussions. The LOI included a condition precedent to consummation of the transaction requiring minimum cash of $350 million, comprised of total gross proceeds from Virtuoso's trust account (net of cash required for redemptions) and proceeds from the PIPE Investment. Additionally, representatives of Arnold & Porter Kaye Scholer LLP (“A&P”), counsel to Virtuoso, began to review key due diligence items with respect to Wejo, including the OEM arrangements and certain other material contracts.
From March 15, 2021 through March 18, 2021, there were numerous calls between Virtuoso management and Wejo management and their respective financial and legal advisors regarding the LOI and transaction terms.
On March 17, 2021, representatives of Weil, Gotshal & Manges LLP (“Weil”), counsel to Wejo, sent a revised draft of the LOI to A&P, which provided for a waiver by the Sponsor of any anti-dilution rights in respect of the PIPE Investment or the earnout, indicated that the agreement to a minimum cash condition being a bilateral condition was subject to the magnitude of the agreed PIPE Investment meeting Wejo’s expectations, provided for a 10% reserve under the proposed incentive equity plan with a 5% evergreen provision, reduced the length of the exclusivity period to 30 days, and made an extension thereof subject to mutual agreement. The revised draft also provided that the transaction would be subject to the approval of Wejo’s Board, as well as the agreement of a majority of Wejo’s shareholders to transfer their Wejo shares to Virtuoso, and to invoke the drag-along provision contained in Wejo’s articles. Further, the revised draft imposed a cap on Virtuoso’s transaction expenses of $35 million.
Later on March 17, 2021, A&P sent to Weil a further revised draft of the LOI that provided for a 45-day exclusivity period, with a 15-day extension upon the request of Virtuoso and deleted the cap on Virtuoso transaction expenses. On March 18, 2021, representatives of Virtuoso made a presentation to the Wejo Board regarding its interest in pursuing a business combination with Wejo.
On March 18, 2021, representatives of Virtuoso made a presentation to the Wejo Board regarding its interest in pursuing a business combination with Wejo.
On March 19, 2021, Weil sent a revised draft of the LOI to A&P which increased the size of the earnout to six million shares, divided into four equal tranches, with price hurdles of $15, $18, $21 and $24.
Later on March 19, 2021, Virtuoso and Wejo executed a non-binding letter of intent outlining in broad terms the proposed business combination between Virtuoso and Wejo, including an enterprise value of Wejo of $1.5 billion, a proposed PIPE amount of at least $350 million, a minimum cash condition of $350 million, an earnout of six million shares of the combined company if certain share price thresholds are met, an equity incentive plan for the management and directors of Wejo with a 10% share reserve and a 3% annual evergreen provision, and an exclusivity period of forty-five days during which time the two companies agreed to continue to proceed with due diligence and to work towards a definitive business combination agreement.
From March 20, 2021 through March 30, 2021, all parties continued to work on due diligence.
On March 23, 2021, representatives of Moelis sent representatives of Citi a proposed timeline and overview of a proposed process to raise a private investment in a public equity (“PIPE”) in connection with a proposed business combination between Virtuoso and Wejo.
On March 30, 2021, Moelis presented a draft of a PIPE presentation to Virtuoso and Wejo and their respective advisors and proposed a strategy to market and progress the proposed PIPE.
From March 30, 2021 through April 8, 2021, Wejo and its legal and financial advisors continued to produce due diligence materials, which were reviewed by Virtuoso and its legal and financial advisors.
On April 8, 2021, representatives from Weil delivered to A&P an initial draft of the Business Combination Agreement, reflecting the terms set forth in the letter of intent. Also on April 8, 2021, representatives from A&P delivered to Weil an initial draft of the subscription agreement to be used in connection with the PIPE Investment.

On April 9, 2021, Wejo management held a due diligence call and presentation to representatives of Virtuoso and its financial advisor by videoconference, during which Wejo and Virtuoso discussed commercial and operational aspects of Wejo’s business. Wejo and its financial advisor presented assumptions and answered specific questions posed by representatives of Virtuoso.
On April 12, 2021, the Staff of the SEC issued a statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies.” In the statement, the SEC Staff, among other things, highlighted potential accounting implications of certain terms that are common in warrants issued in connection with the initial public offerings of special purpose acquisition companies such as the Company. As a result of this statement, certain parts of the process to complete the business combination were delayed while Virtuoso assessed the impact on its financial statements particularly as related to its upcoming Quarterly Report on Form 10-Q and the parties monitored the impact on the PIPE market.
On April 18, 2021, representatives of Weil provided a revised draft of the subscription agreement (i) reflecting the agreed structure of the business combination and (ii) adding additional representations to be given by both Virtuoso and the Company.
Between April 22, 2021 and April 26, 2021, representatives of A&P and Weil exchanged drafts and comments to the subscription agreement, including the outside termination date provided in the agreement. On April 26, 2021 the draft subscription agreement was made available to prospective PIPE Investors.
On April 23, 2021, representatives from A&P delivered to representatives from Weil a revised draft of the Business Combination Agreement, addressing, among other things, (i) the consideration, (ii) the duration of the earnout period, (iii) the post-Closing consideration adjustment, (iv) adjustments to the scope of the representations and warranties of the Parties, and (v) the limitations imposed by the conduct of business covenants on Wejo.
Between April 26, 2021 and May 26, 2021, the PIPE Investors provided comments to the subscription agreement and representatives of A&P and Weil exchanged drafts of the subscription agreement to include among other things (a) additional representations requested by PIPE Investors; (b) changes to the terms of registration rights of the PIPE Investors; (c) a minimum funding condition; and (d) a new provision relating to the termination date.
On May 1, 2021, representatives from Weil delivered to representatives from A&P a revised draft of the Business Combination Agreement, which, among other things, (i) deleted the proposed post-Closing consideration adjustment; (ii) extended the duration of the earnout period; (iii) adjusted the scope of the representations and warranties of the Parties; and (iv) required the Company to submit the Equity Incentive Plan, ESPP and SAYE Plan to the Virtuoso Stockholders for approval.
On May 6, 2021, representatives from A&P delivered to representatives from Weil a revised draft of the Business Combination Agreement, which, among other things, (i) revised the consideration amount to include an adjustment component; (ii) reduced the duration of the earnout period; (iii) reinstated the post-Closing consideration adjustment; and (iv) broadened the scope of the representations and warranties of the Parties. That same day, representatives from Weil delivered to representatives from A&P an initial draft of the disclosure schedules relating to Wejo in connection with the Business Combination Agreement.
On May 10, 2021, representatives from A&P delivered to representatives from Weil an initial draft of the Sponsor Agreement, pursuant to which the Sponsor Persons would agree, among other things (i) to vote their shares in support of the Business Combination; (ii) not to elect to redeem any shares of Virtuoso Common Stock in connection with the Business Combination, (iii) not to take any action to solicit any offer relating to alternative business combinations and (iv) not to transfer any Company Common Shares for up to a year after the Closing (subject to certain exceptions).
On May 11, 2021, the Wejo board of directors met with representatives of Weil to review the status of the transaction and the transaction documents, including the terms of the Business Combination Agreement. During the meeting, Wejo’s board of directors expressed their continued support for the proposed transaction.

Later on May 11, 2021, representatives from Weil delivered to representatives from A&P a revised draft of the Business Combination Agreement, which, among other things, (i) deleted the post-Closing consideration adjustment; (ii) readjusted the scope of the representations and warranties of the Parties; and (iii) added a carveout for the payment of equity cash bonuses from the limitations on Wejo’s conduct of business during the pre-Closing period. That same day, representatives from A&P delivered to representatives from Weil a revised draft of the Business Combination Agreement, which, among other things, further readjusted the scope of the representations and warranties of the Parties.
On May 13, 2021, representatives from Weil delivered to representatives from A&P a revised draft of the Business Combination Agreement, which, among other things, narrowed the scope of the representations and warranties of Wejo.
On May 14, 2021, representatives from A&P delivered to representatives from Weil a revised draft of the Business Combination Agreement, which, among other things, broadened the scope of the representations and warranties of Wejo and reduced the Available Cash Amount. That same day, after discussions with their financial advisors and legal advisors, in response to the deterioration of market conditions, Wejo and Virtuoso determined that they would proceed with the transaction with an implied enterprise value of $800 million and a PIPE Investment of up to $125 million. The PIPE Investors received a revised presentation reflecting the new enterprise value and the PIPE Investment amount.
On May 15, 2021, representatives from Weil delivered to representatives from A&P a revised draft of the Business Combination Agreement, which, among other things, (i) readjusted the scope of the transaction amounts thereunder, (ii) revised the scope of the mutual representations of the parties and (iii) augmented the description of the Company’s stock purchase plans by incorporating an annual increase in the number of shares available for grant under the equity incentive plans.
On May 17, 2021, representatives of Weil delivered to representatives from A&P a revised draft of the Sponsor Agreement adding an additional restriction with respect to public comments approving or endorsing a competing combination proposal.
On May 18, 2021, representatives from A&P delivered to representatives from Weil an initial draft of the disclosure schedules relating to Virtuoso in connection with the Business Combination Agreement.
On May 21, 2021, representatives from Weil delivered to A&P a draft of the registration rights agreement, the form of which was to be attached to the Business Combination Agreement, which provided that the Sponsor and certain shareholders of Wejo agreed to certain registration rights with respect to registration by the Company of Company securities following closing of the Business Combination.
On May 23, 2021, representatives from Weil delivered to representatives from A&P a revised draft of the Business Combination Agreement, which, among other things, (i) eliminated provisions relating to intercompany loans that were previously contemplated under the agreement, (ii) simplified provisions relating to the closing consideration to be paid to existing Wejo shareholders, (iii) expanded restrictions on Wejo’s financing and related activities during the exclusivity period under the agreement and (iv) revised the required efforts of the parties with respect to obtaining regulatory approval of the proposed business combination.
On May 24, 2021, representatives from Weil provided a revised draft of the registration rights agreement.
On May 25, 2021, representatives from A&P delivered to representatives from Weil a revised draft of the Business Combination Agreement. That same day, representatives from A&P delivered to representatives from Weil a revised draft of the disclosure schedules relating to Virtuoso in connection with the Business Combination Agreement.
On May 26, 2021, final drafts of the Registration Rights Agreement, the disclosure schedules relating to Wejo and the Sponsor Agreement were exchanged between representatives of A&P and Weil.
Also on May 26, 2021, Wejo’s board of directors held a meeting to review the proposed transaction. Representatives of Weil reviewed the terms of the Business Combination Agreement and other transaction documents. At the conclusion of the meeting, Wejo’s board of directors approved the proposed transaction and authorized Weil and Wejo management to finalize the transaction documents.

On May 26, 2021, the Virtuoso Board met via teleconference and reviewed and discussed the Business Combination Agreement and the other transaction documents in consultation with representatives from A&P. The Virtuoso Board also considered the factors covered in more detail below and the proposed resolutions approving the Business Combination Agreement, the other transaction documents and the transactions contemplated thereby. After this discussion, the Virtuoso Board approved the resolutions as having determined that such were in the best interest of Virtuoso, and such resolutions were approved unanimously.
On May 27, 2021, representatives from Weil delivered to representatives from A&P a revised draft of the Business Combination Agreement, which, among other things, filled in details of the proceeds from the PIPE Investment. The parties agreed to a PIPE Investment amount of $100 million, with the opportunity to raise an additional $25 million from certain strategic investors. That same day, representatives from Weil delivered to representatives from A&P a revised draft of the disclosure schedules relating to Wejo in connection with the Business Combination Agreement, and representatives from A&P delivered to representatives from Weil a revised draft of the disclosure schedules relating to Virtuoso in connection with the Business Combination Agreement. That same day representatives from A&P delivered to Weil a final draft of the Sponsor Agreement.
On May 28, 2021, the Parties executed the Business Combination Agreement, Sponsor Agreement, Registration Rights Agreement and the related agreements, and the PIPE Investors executed their respective Subscription Agreements and other documentation thereto. That same day, Virtuoso and Wejo announced the execution of the Business Combination Agreement and the contemplated Business Combination.
Virtuoso Board’s Reasons for the Business Combination
The Virtuoso Board, in evaluating the Business Combination, consulted with Virtuoso’s management and legal and financial advisors. In unanimously determining (a) that the terms and conditions of the Business Combination Agreement and the Business Combination contemplated thereby, including the Merger, are advisable and in the best interests of Virtuoso and the Virtuoso Stockholders and (b) to recommend that Virtuoso Stockholders adopt and approve the Business Combination Agreement and the Merger contemplated thereby, the Virtuoso Board considered a range of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors, the Virtuoso Board did not consider it practicable to and did not attempt to quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The Virtuoso Board viewed its position as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of Virtuoso’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”
In approving the Business Combination, the Virtuoso Board determined not to obtain a fairness opinion. The officers and directors of Virtuoso have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of Virtuoso’s financial advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination with the Wejo Parties. In addition, Virtuoso’s officers and directors and Virtuoso’s advisors have substantial experience with mergers and acquisitions.
In considering the Business Combination, the Virtuoso Board gave considerable weight to the following factors:
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Reasonableness of Aggregate Consideration.   Following a review of the financial data provided to Virtuoso, including Wejo’s historical financial statements and certain unaudited prospective financial information, Virtuoso’s due diligence review of Wejo’s business and the support for the valuation of Wejo implied by the Business Combination indicated by the successful commitments obtained in the PIPE Investment, the Virtuoso Board considered the aggregate consideration to be paid and determined that the aggregate consideration was reasonable in light of such data and financial information;

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Due Diligence.   Virtuoso’s management and advisors conducted significant due diligence examinations of Wejo, including: conducting commercial due diligence, conducting financial and legal due diligence, conducting discussions with the Wejo’s management and Virtuoso’s financial, tax and legal advisors concerning such due diligence examination of Wejo;

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Global Leader in the Connected Car Space.   Wejo is a global leader in connected vehicle data and organizes billions of data points from millions of connected vehicle, partnering with global automotive manufacturers, to stream data at scale and speed;

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Strong Platform with High Quality Assets.   Wejo has a proprietary platform, ADEPT, a cloud-based exchange platform that makes sharing and accessing a large volume of connected vehicle data simpler;

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Platform Supports Further Growth Initiatives.   Wejo’s platform supports further expansion of its footprint with existing customers, new customers and expansion into new markets and geographic regions to facilitate the achievement of revenue growth;

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Opportunities for EBITDA Growth and Margin Expansion.   Further commercial, operational and cost structure improvements could significantly increase EBITDA growth and margin expansion;

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Synergistic Acquisition Opportunities.   The Virtuoso Board believes that there are various incremental acquisition opportunities to expand and enhance Wejo’s platform which could increase EBITDA growth. Wejo’s strong platform and recurring cash flow support add-on acquisitions in vertical markets, as well as transformative acquisitions to address whitespace opportunities;

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Commitment of Wejo’s Owners.   The Virtuoso Board believes that the PIPE Investors and other current indirect shareholders of Wejo continuing to own a substantial percentage of the post-combination company on a pro forma basis reflects such stockholders’ belief in and commitment to the continued growth prospects of Wejo going forward;

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Lock-Up.   The Company, Wejo, the Sponsor, certain existing holders of Virtuoso and Wejo equity and other parties to the Registration Rights Agreement to be subject to a lock-up in respect of their Company Common Shares, subject to certain customary exceptions (including the attainment of certain trading price thresholds), will provide important stability to the leadership and governance of the Company;

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Financial Condition.   The Virtuoso Board also considered factors such as Wejo’s historical financial results, outlook, financial plan and debt structure. In considering these factors, the Virtuoso Board reviewed Wejo’s recent performance, the current prospects for growth if Wejo achieves its business plans and various historical and current balance sheet items.

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Experienced and Proven Management Team.   Wejo has a strong management team, and the senior management of Wejo intend to remain with the Company, which will provide helpful continuity in advancing the Company’s strategic and growth goals;

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Other Alternatives.   The Virtuoso Board believes, after a thorough review of other business combination opportunities reasonably available to Virtuoso, that the proposed Business Combination represents the best potential business combination for Virtuoso and the most attractive opportunity for Virtuoso’s management to accelerate its business plan based upon the process utilized to evaluate and assess other potential acquisition targets and the Virtuoso Board’s belief that such process has not presented a better alternative; and

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Negotiated Transaction.   The Virtuoso Board considered the terms and conditions of the Business Combination Agreement and the related agreements and the Business Combination contemplated thereby, including the Merger, each Party’s representations, warranties and covenants, the conditions to each Party’s obligation to consummate the Transaction and the termination provisions, as well as the strong commitment by both Wejo and Virtuoso to complete the Transaction. The Virtuoso Board also considered the financial and other terms of the Business Combination Agreement and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between Virtuoso and Wejo.
The Virtuoso Board also considered a variety of uncertainties, risks and other potentially negative factors concerning the Business Combination including, but not limited to, the following:
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Macroeconomic Risks.   Macroeconomic uncertainty, including the potential impact of the COVID-19 pandemic, and the effects it could have on the combined company’s revenues;

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Benefits May Not Be Achieved.   The risks that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe;

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Costs Savings and Growth Initiatives May Not be Achieved.   The risk that the growth initiatives of Wejo’s long-term growth strategy may not be fully achieved or may not be achieved within the expected timeframe;

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Regulation.   The risk that changes in the regulatory and legislative landscape or new industry developments may adversely affect the business benefits anticipated to result from the Business Combination;

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Redemption Risk.   The potential that a significant number of Virtuoso Stockholders elect to redeem their shares of Virtuoso Class A Common Stock prior to the consummation of the Business Combination and pursuant to Virtuoso’s Amended and Restated Certificate of Incorporation, which would potentially make the Business Combination more difficult or impossible to complete;

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Stockholder Vote.   The risk that Virtuoso Stockholders may fail to provide the respective votes necessary to effect the Business Combination;

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Closing Conditions.   The fact that the completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within Virtuoso’s control;

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Litigation.   The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination;

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Listing Risks.   The challenges associated with preparing the Company, a private entity, for the applicable disclosure and listing requirements to which the Company will be subject as a publicly traded company on NASDAQ;

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Liquidation of Virtuoso.   The risks and costs to Virtuoso if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in Virtuoso being unable to effect an initial business combination by January 26, 2023;

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No Third-Party Valuation.   The risk that the Virtuoso Board did not obtain a third-party valuation or fairness opinion in connection with the Business Combination; and

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Fees and Expenses.   The fees and expenses (including stamp taxes) associated with completing the Business Combination.

In addition to considering the factors described above, the Virtuoso Board also considered other factors including, without limitation:
•
Interests of Certain Persons.    The Virtuoso Board considered that some officers and directors of Virtuoso have interests in the Business Combination that are in addition to, and that may be different from, the interests of the Virtuoso Public Stockholders, including, but not limited to (i) if the Business Combination or another business combination is not consummated by January 26, 2023, Virtuoso will cease operations except for winding up, redeeming 100% of the outstanding publicly held shares for cash and that in such a scenario the Sponsor’s Virtuoso Class B Common Shares would be worthless; (ii) that the Private Placement warrants which have a value of $7,260,000 as of August 31, 2021 based on the trading price of Virtuoso’s Public Warrants of $1.10 on August 31, 2021, will become worthless if Virtuoso does not consummate a business combination by January 26, 2023, (iii) that one of the directors of Virtuoso will become a director of the Company and in the future he will receive the compensation that the Company determines to pay its non-executive directors; (iv) that the executive officers will be personally liable under certain claims if Virtuoso is unable to complete a business combination by January 26, 2023, (v) that officers and directors may not be reimbursed for their out-of-pocket expenses if Virtuoso is unable to complete a business combination by January 26, 2023; (vi) that the Sponsor will benefit from the completion of a business combination and may be incentivized to complete a business combination, even if it is with a less favorable target company or on less favorable terms to shareholders, rather than liquidate; (vii) that the Sponsor and its affiliates can earn a positive rate of return on their investment, even if other SPAC shareholders experience a negative rate of return in the post-business combination company, (viii) that pursuant to the Registration Rights Agreement, the Sponsor and certain of Virtuoso’s directors and officers will have customary registration rights and (viii) the continued indemnification of current directors and officers and the continuation of director’s and officer’s insurance, all as further detailed in “Special Meeting of Stockholders of Virtuoso — Interests of Virtuoso’s Directors and Executive Officers in the Business Combination”; and
•
Other Risk Factors.   Various other risk factors associated with the business of Wejo, as described in the section entitled “Risk Factors.”

The Virtuoso Board concluded that the potential benefits that it expected Virtuoso and the Virtuoso Stockholders to achieve as a result of the Business Combination outweighed the potentially negative and other factors associated with the Business Combination. The Virtuoso Board also noted that the Virtuoso Stockholders would have a substantial economic interest in the combined company (depending on the level of Virtuoso Stockholders that sought redemption of shares of Virtuoso Class A Common Stock into cash). Accordingly, the Virtuoso Board unanimously determined that the Business Combination and the transactions contemplated by the Business Combination Agreement, were advisable and in the best interests of Virtuoso and its stockholders.
Comparable Company Analysis
In connection with the valuation of Wejo, Virtuoso management and the Virtuoso Board reviewed certain financial information of selected publicly traded companies that were chosen based on the professional judgment and expertise of its management in consultation with members of the Virtuoso Board. Virtuoso management provided updates as to this analysis in regular telephonic meetings with the entire Virtuoso Board. In addition, in connection with its analysis, Virtuoso’s management team and the Virtuoso Board reviewed certain financial information of Wejo, such as its current balance sheet and income statements, expected cash needs, financing history and equity capitalization.
Virtuoso also considered certain financial and operating data for (i) selected high-growth data and information providers, comprised of Clarivate PLC, Costar Group, Inc., MSCI, Inc., Tradeweb Markets Inc. and ZoomInfo Technologies, Inc. (collectively, the “Selected Data Companies”), (ii) selected data analytics and infrastructure companies, comprised of Alteryx, Inc., C3.ai, Inc., Datadog, Inc., Elastic N.V., MongoDB, Inc., Palantir Technologies, Inc., Snowflake Inc., Splunk Inc. and Sumo Logic, Inc. (collectively, the “Selected Analytics Companies”), (iii) selected high-growth vertical software companies, comprised of AppFolio Inc., Duck Creek Technologies, Inc., nCino, Inc., Q2 Software, Inc. and Veeva Systems Inc. (collectively, the “Selected Vertical Software Companies”) and (iv) an additional competitor, Otonomo Technologies Ltd. (the “Competitor Company”).
None of the selected companies has characteristics identical to Wejo’s, including the Competitor Company. An analysis of selected companies is not purely quantitative; rather it involves complex consideration and judgements concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading values of the companies reviewed.
In determining the attractiveness of the $800 million enterprise value for Wejo, amongst other considerations, Virtuoso compared Wejo’s implied forward 2024E and 2025E revenue multiples to that of the Competitor Company. An $800 million enterprise value implied a discount of approximately 40 and 47%, respectively relative to the Competitor Company’s implied valuation comparable metrics.
The chart below provides the comparative data described for the period provided:

Selected Companies	Wejo	Selected Analytics Companies	Selected Vertical Software Companies	Selected Vertical Software Companies	Competitor Company(1)
	Operational
2020A -2022E Revenue CAGR	154%(2)	16%	28%	20%	142%(2)
2022E Gross Margin	69%(3)	83%	76%	61%	60%(3)
2022E EBITDA Margin	42%(4)	49%	12%	11%	21%(4)
	Financial
Enterprise Value/ 2022E Revenue	2.5x/1.0x(5)	17.7x	21.4x	15.4x	4.1x/1.9x(5)
Enterprise Value/ 2022E Revenue	27.7x/2.5x(5)	34.6x	NM(6)	NM(6)	273.3x/9.3x(5)

Source:
Unless otherwise noted, relevant company filings, investor presentations, equity research, CapitalIQ as of May 21, 2021.

(1)
Information from Competitor Company compiled from investor presentation dated February 2021 and market statistics based on NASDAQ SAII closing prices as of May 21, 2021.

(2)
2023E-2025E

(3)
2025E

(4)
2025E

(5)
2024E/2025E

(6)
Not meaningful

Discounted Future Value
Virtuoso also compared Wejo’s $800 million enterprise value to the discounted future value for Wejo calculated as the illustrative future enterprise value for Wejo discounted back four years at a 20% discount rate. Such future value was calculated by multiplying Wejo’s projected 2025E net revenue by a range of revenue multiples informed by (a) the Selected Data Companies (16.0x-20.0x, as sourced from CapitalIQ as of May 21, 2021) and (b) the Selected Analytics Companies (19.0x-23.0x, as sourced from CapitalIQ as of May 21, 2021). The implied present value for Wejo was on the range of $7.4 billion-$5.9 billion utilizing the revenue multiples of the Selected Data Companies and $8.5 billion-$7.0 billion utilizing the revenue multiples for the Selected Analytics Companies, both implied discounts of more than 85% relative to the $800 million enterprise value for Wejo utilized in the Business Combination. The Selected Vertical Software Companies were utilized for reference only.
Unaudited Prospective Financial Information
The unaudited prospective financial information set forth below is subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, that information by its nature becomes less predictive with each successive year.
While presented in this proxy statement/prospectus with numeric specificity, the information set forth in the summary below was based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Wejo’s or the Company’s senior management, including, among other things, the matters described in the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.” Wejo and Virtuoso believe the assumptions in the prospective financial information were reasonable at the time they were prepared, given the information that Wejo and Virtuoso had at the time. However, important factors that may affect actual results and cause the results reflected in the prospective financial information not to be achieved include, among other things, risks and uncertainties relating to Wejo’s business, industry performance, the regulatory environment, and general business and economic conditions. The prospective financial information also reflects assumptions as to certain business decisions that are subject to change. The unaudited prospective financial information was not prepared with a view toward public disclosure or compliance with the published guidelines of the SEC but, in the view of Wejo’s and Virtuoso’s senior management, was prepared on a reasonable basis, reflected the best available estimates and judgments at the time of preparation, and presented, to the best of Wejo and Virtuoso senior management’s knowledge and belief, the expected course of action and the expected future financial performance of Wejo. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information.
Neither Wejo’s nor Virtuoso’s respective independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information prepared by Wejo and Virtuoso contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The audit reports included in this proxy statement/prospectus relate to historical financial information. They do not extend to the prospective financial information and should not be read to do so.
Except as required by applicable securities laws, neither Wejo nor Virtuoso intends to make publicly available any update or other revision to the prospective financial information. The prospective financial information does not take into account any circumstances or events occurring after the date that such information was prepared. Neither Wejo, Virtuoso nor any of their respective affiliates, officers, directors, advisors or other representatives has made or makes any representation to any Virtuoso shareholder or any other person regarding ultimate performance compared to the information contained in the prospective financial information or that financial and operating results will be achieved.
Although certain of the measures included in the prospective financial information have not been prepared in accordance with U.S. GAAP, the prospective financial information is being disclosed to comply with the anti-fraud and other liability provisions of the federal securities laws and, as such, the financial measures included therein are excluded from the definition of non-GAAP financial measures under applicable SEC rules and are therefore not subject to Item 10(e) of Regulation S-K and Regulation G. Accordingly, neither Wejo nor Virtuoso have provided a reconciliation of the financial measures.
Prior to approval by the Virtuoso Board of the Business Combination and the execution of the Business Combination Agreement and the related agreements, Wejo’s senior management prepared and provided to Virtuoso certain internal, forward-looking, unaudited prospective financial information, for the years ended December 31, 2021 through 2025 in connection with the Virtuoso Board’s evaluation of the Business Combination. Wejo does not as a matter of course make public projections as to future revenue, earnings or other results. Wejo’s senior management prepared such financial information based on its judgement and assumptions regarding the future financial performance of Wejo.
The inclusion of the below information should not be regarded as an indication that Wejo, Virtuoso or any other recipient of this information considered or now considers it to be necessarily predictive of actual future results. These financial projections, if at all, should only be evaluated together with the historic information and any other information provided in this proxy statement/prospectus.
On March 10, 2021, Wejo management provided certain prospective financial information to Virtuoso for Wejo for 2021-2025, based solely on its internal estimates, as follows:
(USD in millions)	2021E	2022E	2023E	2024E	2025E
Data Marketplace Revenue(3)	$5.2	$22.0	$83.0	$273.0	$605.0
SaaS Solutions Revenue	$—	$7.0	$28.0	$59.0	$157.0
Total Net Revenue	$5.2	$29.0	$111.0	$332.0	$762.0
Adjusted EBITDA(1)	$(44.0)	$(72.0)	$(51.0)	$63.0	$317.0
Gross Sales(2)	$16.0	$65.0	$223.0	$631.0	$1,378.0

On April 18, 2021, Wejo prepared revised prospective financial information for 2021-2025, taking into account, among other things, the estimated impact of a revised gross sales forecast based on the timing of introduction of new products into the market, and certain costs of operating as a public company:
(USD in millions)	2021E	2022E	2023E	2024E	2025E
Data Marketplace Revenue(3)	$2.8	$12.0	$85.0	$270.0	$611.0
SaaS Solutions Revenue	$1.5	$11.0	$34.0	$55.0	$153.0
Total Net Revenue	$4.3	$23.0	$118.0	$325.0	$764.0
Adjusted EBITDA(1)	$(57.0)	$(108.0)	$(77.0)	$29.0	$318.0
Gross Sales(2)	$10.0	$43.0	$232.0	$621.0	$1,385.0

(1)
Adjusted EBITDA is defined as Net Income before interest, income taxes, depreciation, amortization and non-cash stock compensation expense. For further details on the limitations of this measure and why management uses it, see the section entitled “Wejo’s Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

(2)
Gross sales is defined as amounts billed or billable to third party customers from our Marketplace products and SaaS Solutions product line. These amounts represent gross sales to customers before the OEMs’ share of those amounts billed or billable.

(3)
Data Marketplace Revenue is net of OEM revenue share. See Note 4 of the audited financial statements and Note 5 of the interim financial statements.

The Company has two primary product lines, Data Marketplace and SaaS Solutions. Each product line utilizes our exclusive, proprietary dataset that is derived from the vehicle sensors of the connected vehicles of our OEM preferred partners. In the Data Marketplace, we license the use of data and license software analytical tools that interpret the dataset to customers of the eight products described in “Information About Wejo.” In the SaaS Solutions business, we will license software analytical tools to OEMs that interpret the dataset to improve the management of their operations and support the improvement of the automotive customers’ experience with the OEM.
Material assumptions underlying our projections include, without limitation:
•
Between 2020 and 2030 the total number of connected vehicles will triple, from 196 million to 600 million, representing 44% of all cars globally at that time.

•
By 2030, 299 million vehicles will operate on the ADEPT platform.

•
Additional products in the Data Marketplace will continue to develop and be adopted.

•
As our products in the Data Marketplace and SaaS Solutions product lines are rolled out, we will be able to utilize the data with an increasingly higher value proposition to wider sets of customers, driving our unit economics per vehicle and per market up over time. New customers to the Data Marketplace typically license access to certain vehicle sensor data, but we expect the majority of our customers to seek value-added analytical tools that Wejo is creating as part of its product development roadmap. Customers range from small municipalities and engineering firms to large global enterprises developing better mapping products and managing delivery logistics. For the trailing twelve months ending June 30, 2021, Wejo had 43 unique customers, representing a 79% year-over-year increase, primarily licensing data. In the future, we expect the number of customers to grow into the thousands across our Data Marketplace products, and we expect the average revenue per customer to increase as they utilize a broader set of products made available by Wejo. The fees charged to customers are driven by the value of the product and solution being utilized by the customers, and are market driven. Fees were determined by a combination of existing market solutions on which Wejo expects to make improvements as well as our market survey work completed.

•
We expect that our OEM and Tier 1 partners will be the primary customers of our SaaS Solutions product line as they adopt our business insights solutions that will enhance their operations in areas like logistics management, warranty management and research and development, as well as developing solutions that enhance the OEM’s and Tier 1’s consumer experience. Our projections assume expansion from the six OEMs currently on our platform at the end of 2021 to over 40 OEMs on our platform by the end of 2025, with many of these OEMs expected to utilize our SaaS business insights. Each OEM in our model represents a region of the 13 unique automotive companies doing business with Wejo globally, many of which have already signed data sharing agreements and data evaluation agreements. We determined anticipated market acceptance of our planned SaaS Solutions product line through our ongoing discussions with, and development of our relationships with the various OEMs that have developed over the past seven years in respect of development of our SaaS Solutions.
•
Wejo is projecting to expand globally. As of the third quarter 2021, Wejo is live in North America and Europe, and has near-term plans (i.e. within the next twelve months) to be live in parts of Asia. Based on current and expected further dialogue with our OEM partners, we expect further expansion in South America, Asia-Oceania, Australia and Africa over the period of our projections.

•
Our costs will grow as we expand. Cost of revenue increases primarily as a result of cloud costs enabling Wejo to receive data from a growing volume of connected vehicles, to manage the data as received to assure data owner’s privacy, to translate different OEM data formats into a single format useable by our customers, to store huge amounts of data and to enable the use of data via data licenses or software licenses by customers of our various products. In addition, we assume that we continue to invest heavily in the development of our technology to expand our products and to continue to improve our base technology. We assume significant increases to our sales and marketing costs as the company expands into new markets and regions globally. We also have also assumed added costs to general and administrative to accommodate global expansion and our status as a public company.

•
Capital investments are considered as private cloud solutions will be developed for certain customers based on their demands.

Our projections are based on our product development plans and related go-to-market rollout strategies for each of the products within the Data Marketplace and our SaaS Solutions product lines. In addition, our projections reflect available market research and discussions with our OEM and Tier 1 preferred partners in respect of their plans and anticipated needs over the period of our projections. Despite our relatively recent market entry, we have been developing our relationships with our OEM and Tier 1 preferred partners over the last 7 years in order to validate our product development plans and rollout strategies.
Our ability to meet our projections in the Data Marketplace and SaaS Solutions markets is dependent on the continued development of these emerging markets in line with our expectations and the validation of multiple assumptions. The capital necessary to implement our plans is being raised in this transaction; however, our assumptions regarding gross sales and expenses may be different than actual, and our capital raised may be at the minimum cash provision, each of which may necessitate additional capital raises in the future. Finally, Wejo expects to be subject to significant competition from companies like Otonomo, High Mobility, Here, Caruso Dataplace, Motorq, Hewlett-Packard, Continental, Ericsson, LexisNexis, Verisk, Octo, Google, Apple and Amazon which may be more diverse and/or more well-capitalized than Wejo. Please see “Information About Wejo  —  Competition and “Risk Factors — Risks Related to Our Business and Industry — Larger and more well-funded companies with access to significant resources, large amounts of data or data collection methods, and sophisticated technologies may shift their business model to become competitive with us.”
Satisfaction of 80% Test
It is a requirement under the Virtuoso Amended and Restated Certificate of Incorporation that any business acquired by Virtuoso have a fair market value equal to at least 80% of the balance of the assets held in the Trust Account at the time of the execution of a definitive agreement for an Initial Business Combination (excluding the deferred underwriting discount held in, and taxes payable on the income earned on, the Trust Account). This requirement is measured at the time of the execution of the definitive agreement only.
As of May 28, 2021, the date of the execution of the Business Combination Agreement, the balance of the funds in the Trust Account, less the items described above, was approximately $230,000,000, and 80%

thereof represents approximately $184,000,000. In reaching its conclusion on the 80% asset test, the Virtuoso Board used as a fair market value the $800 million enterprise value for the Wejo Parties, which was implied based on the terms of the Business Combination agreed to by parties in negotiating the Business Combination Agreement. The parties to the Business Combination Agreement considered factors such as the historical financial results of the Wejo Parties, the future growth outlook and financial plan, as well as valuations and trading of publicly traded companies in similar and adjacent sectors.
The Virtuoso Board believes that because of the financial skills and background of its directors, it was qualified to conclude that the acquisition of the Wejo Parties met the 80% requirement as of May 28, 2021. Based on the fact that the $800 million fair market value of the Wejo Parties as described above, is in excess of the threshold of approximately $184,000,000, representing 80% of the balance of the funds in the Trust Account (less the items described above), the Virtuoso board determined that the fair market value of the Wejo Parties at the time of the execution of the Business Combination Agreement was substantially in excess of 80% of the funds in the Trust Account and that the 80% test was met.
Interests of Virtuoso’s Directors and Executive Officers in the Business Combination
In considering the recommendation of the Virtuoso Board to vote “FOR” the Business Combination Proposal, stockholders should keep in mind that, whether the Business Combination is consummated or not, holders of Virtuoso’s Class A Common Stock, including its directors and executive officers, have interests in such proposal that are different from, or in addition to, those of Virtuoso Stockholders generally. In particular:
•
If the Business Combination or another business combination is not consummated by January 26, 2023, Virtuoso will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding publicly held shares of Virtuoso Common Stock for cash and, subject to the approval of its remaining stockholders and the Virtuoso Board, dissolving and liquidating. In such event, the 5,750,000 initial shares held by the Sponsor would be worthless because the holders thereof are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of approximately $57,155,000 based upon the closing price of Virtuoso Class A Common Stock of $9.94 per share on NASDAQ on October 14, 2021, the record date for the Special Meeting. Based on the closing price of the Class A Common Stock of Virtuoso of $9.88 on August 31, 2021, the 5,750,000 Class B Common Shares have an aggregate value of $56,810,000. These shares were acquired by the Sponsor for approximately $0.007 per Class B Share, or an aggregate of $25,000.

•
The Sponsor purchased an aggregate of 6,600,000 Private Placement Warrants from Virtuoso for an aggregate purchase price of $6,600,000 (or $1.00 per warrant). These purchases took place on a private placement basis simultaneously with the consummation of the Virtuoso IPO. A portion of the proceeds Virtuoso received from these purchases were placed in the Trust Account. Such warrants had an aggregate market value of approximately $6,204,000 based upon the closing price of Virtuoso’s Public Warrants of $0.94 per warrant on NASDAQ on October 14, 2021, the record date for the Special Meeting. Based on the closing price of Virtuoso’s Public Warrants of $1.10 on August 31, 2021, the 6,600,000 Private Placement Warrants have an aggregate value of $7,260,000. The Private Placement Warrants will become worthless if Virtuoso does not consummate a business combination by January 26, 2023.

•
Samuel Hendel and Alan Masarek will become directors of the Company after the closing of the Business Combination. As such, in the future they will receive any cash fees, stock options or stock awards that the Company Board determines to pay to its non-executive directors.

•
If Virtuoso is unable to complete a business combination by January 26, 2023, its executive officers will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Virtuoso for services rendered or contracted for or products sold to Virtuoso. If Virtuoso consummates a business combination, on the other hand, the Company will be liable for all such claims. As of June 30, 2021, Virtuoso owed $53,226 to third parties due to office rent and other expenses.

•
Virtuoso’s officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Virtuoso’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Virtuoso fails to consummate a business combination within the completion window, they will not have any claim against the trust account for reimbursement. Accordingly, Virtuoso may not be able to reimburse these expenses if the Business Combination or another business combination, is not completed within the completion window. As of June 30, 2021, there were no such out-of-pocket expenses.

•
The fact that the Sponsor will benefit from the completion of a business combination and may be incentivized to complete a business combination, even if it is with a less favorable target company or on less favorable terms to shareholders, rather than liquidate.

•
If the Business Combination is consummated, each outstanding share of Virtuoso Common Stock will be converted into one Company Common Share, subject to adjustment described herein. As a result of the nominal price of approximately $0.007 per share paid by the Sponsor compared to the recent market price of the Virtuoso Common Stock, the Sponsor and its affiliates are likely to earn a positive rate of return on their investments in the Virtuoso Class B Common Stock even if holders of Company Common Shares experience a negative rate of return on their investments in the Company Common Shares.

•
Pursuant to the Registration Rights Agreement, the Sponsor and certain of Virtuoso’s directors and officers will have customary registration rights, including demand, shelf and piggy-back rights.

•
The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

Material Tax Considerations
Material U.S. Federal Income Tax Considerations
The following is a discussion of the material U.S. federal income tax considerations for holders of Virtuoso Common Stock and Virtuoso Public Warrants (collectively, the “Virtuoso Securities”) of (i) the Merger and related transactions, (ii) electing to have shares of Virtuoso Common Stock redeemed for cash if the Merger is completed (the “Virtuoso Stockholder Redemption”), and (iii) the ownership and disposition of Company Common Shares and Company Warrants (collectively, the “Company Securities”) acquired pursuant to the Merger and related transactions. This discussion only applies to holders of Virtuoso Securities that hold their Virtuoso Securities, and will hold their Company Securities, as capital assets (generally property held for investment) for U.S. federal income tax purposes and does not describe all of the tax consequences that may be relevant to holders of Virtuoso Securities in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or holders who are subject to special rules, such as:
•
banks, thrifts, mutual funds and other financial institutions or financial services entities;

•
insurance companies;

•
tax-exempt organizations, pension funds or governmental organizations;

•
regulated investment companies and real estate investment trusts;

•
United States expatriates and former citizens or former long-term residents of the United States;

•
persons that acquired securities pursuant to an exercise of employee share options, in connection with employee incentive plans or otherwise as compensation;

•
dealers or traders subject to a mark-to-market method of tax accounting with respect to the Virtuoso Securities or the Company Securities;

•
brokers or dealers in securities or non-U.S. currency;

•
individual retirement and other deferred accounts;

•
persons holding their Virtuoso Securities as part of a “straddle,” hedge, conversion, constructive sale or other risk reducing transactions;

•
persons who purchase or sell their shares as part of a wash sale for tax purposes;

•
grantor trusts;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities;

•
holders that are “controlled foreign corporations” or “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
persons subject to the alternative minimum tax;

•
a person required to accelerate the recognition of any item of gross income with respect to Virtuoso Securities or Company Securities as a result of such income being recognized on an applicable financial statement;

•
U.S. holders actually or constructively owning 5% or more of the Virtuoso Common Stock or the Company Common Shares; or

•
a person who owns or is deemed to own 10% or more (by vote or value) of the equity of Virtuoso or the Company.

This discussion does not consider the tax treatment of entities that are partnerships or other pass-through entities for U.S. federal income tax purposes or persons who hold Virtuoso Securities through such entities. If a partnership or other pass-through entity for U.S. federal income tax purposes is the beneficial owner of Virtuoso Securities, the U.S. federal income tax treatment of partners of the partnership will generally depend on the status of the partners and the activities of the partner and the partnership.
This discussion also does not address or consider the tax treatment of the VOSO Warrant Recapitalization or the Limited Contribution. This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, all as of the date hereof, changes to any of which subsequent to the date of this proxy statement/prospectus may affect the tax consequences described herein. This discussion does not take into account potential suggested or proposed changes in such tax laws which may impact the discussion below and does not address any aspect of State, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes. Each of the foregoing is subject to change, potentially with retroactive effect. Holders of Virtuoso Securities or Company Securities are urged to consult their tax advisors with respect to the application of U.S. federal tax laws to their particular situation, as well as any tax consequences arising under the laws of any State, local or non-U.S. jurisdiction.
Tax Treatment of the Company
Treatment of the Company as a Non-U.S. Corporation for U.S. Federal Income Tax Purposes
Under current U.S. federal income tax law, a corporation generally will be considered to be a U.S. corporation for U.S. federal income tax purposes if it is created or organized in the United States or under the law of the United States or of any State. Accordingly, under the generally applicable U.S. federal income tax rules, the Company, which is not a corporation created or organized in the United States or under the laws of the United States or any State but is instead a Bermuda incorporated entity, would generally be classified as a non-U.S. corporation. Section 7874 of the Code and the Treasury Regulations promulgated thereunder, however, contain specific rules (more fully discussed below) that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that the Company should be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code, the Company would be liable for U.S. federal income tax on its income just like any other U.S. corporation and certain distributions made by the Company to Non-U.S. holders of Company Common Shares would be subject to U.S. federal withholding tax.
The Section 7874 rules are complex and require analysis of all relevant facts, and there is limited guidance as to their application. Under Section 7874 of the Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, be subject to U.S. federal income tax on its worldwide income) if (1) the non-U.S. corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including through the acquisition of all of the outstanding stock of the U.S. corporation), (2) the non-U.S. corporation’s “expanded affiliated group” does not have substantial business activities in the non-U.S. corporation’s country of organization or incorporation relative to the expanded affiliated group’s worldwide activities, and (3) the shareholders of the acquired U.S. corporation before the acquisition hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation after the acquisition by reason of holding shares in the acquired U.S. corporation (the “80% Ownership Test”).
Based on the complex rules for determining share ownership under Section 7874 of the Code and certain factual assumptions, former holders of Virtuoso Common Stock are expected to be treated as holding less than 80% (by both vote and value) of Company Common Shares by reason of their former ownership of Virtuoso Common Stock, and therefore the Company is not expected to satisfy the 80% Ownership Test. As a result, the Company is not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code. However, whether the 80% Ownership Test has been satisfied must be finally determined after the completion of the Merger. Furthermore, the interpretation of Treasury Regulations relating to the 80% Ownership Test is subject to uncertainty, and there is limited guidance regarding their application. In addition, changes to the rules in Section 7874 of the Code or the Treasury Regulations promulgated thereunder, or other changes in law, could adversely affect the Company’s status as a non-U.S. entity for U.S. federal income tax purposes. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation.
Treatment of the Company as a “Surrogate Foreign Corporation” for U.S. Federal Income Tax Purposes
In addition to the potential U.S. federal income tax consequences discussed above, Section 7874 can also apply to limit the ability of the acquired U.S. corporation and its U.S. affiliates to utilize certain U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, cause dividends paid by the non-U.S. acquiring corporation to not be treated as “qualified dividend income,” and may subject the U.S. affiliates (including the acquired U.S. corporation) of the non-U.S. acquiring corporation to additional taxes under Section 59A of the Code (as discussed below). These limitations will potentially apply if: (1) the non-U.S. corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including through the acquisition of all of the outstanding stock of the U.S. corporation), (2) the non-U.S. corporation’s “expanded affiliated group” does not have substantial business activities in the non-U.S. corporation’s country of organization or incorporation relative to the expanded affiliated group’s worldwide activities, and (3) the shareholders of the acquired U.S. corporation before the acquisition hold at least 60% (but less than 80%), by either vote or value, of the shares of the non-U.S. acquiring corporation after the acquisition by reason of holding shares in the acquired U.S. corporation (the “60% Ownership Test”).
If each of these conditions is met, then the taxable income of the U.S. corporation (and any U.S. person considered to be related to the U.S. corporation pursuant to applicable rules) for any given year, within a period beginning on the first date the U.S. corporation’s properties were acquired directly or indirectly by the non-U.S. acquiring corporation and ending 10 years after the last date the U.S. corporation’s properties were acquired, will be no less than that person’s “inversion gain” for that taxable year. A person’s inversion gain includes gain from the transfer of shares or any other property (other than property held for sale to customers) and income from the license of any property that is either transferred or licensed as part of the acquisition or after the acquisition to a non-U.S. related person. In general, the effect of this provision is to deny the use of net operating losses, foreign tax credits or other tax attributes to offset the inversion gain. Further, the Tax Cuts and Jobs Act (the “TCJA”) imposed additional requirements on a U.S. corporation that has failed the substantial business activities test and met the 60% Ownership Test, including that such U.S. corporation must include, as base erosion payments that may be subject to a minimum tax, any amounts treated as reductions in gross income paid to a related no-U.S. person within the meaning of Section 59A of the Code. The TCJA also precludes dividends paid by the non-U.S. acquiring corporation to qualify for a reduced rate of tax as “qualified dividend income,” discussed below under “— U.S. Holders — Taxation of Distributions” when such dividends are received by stockholders of the non-U.S. acquiring corporation.
Based on the complex rules for determining share ownership under Section 7874 of the Code and certain factual assumptions, former holders of Virtuoso Common Stock are expected to be treated as holding less than 60% (by both vote and value) of Company Common Shares by reason of their former ownership of Virtuoso Common Stock, and therefore the Company is not expected to satisfy the 60% Ownership Test. Accordingly, the limitations and other rules described above are not expected to apply to the Company or its U.S. affiliates, including Virtuoso, after the Merger. However, whether the 60% Ownership Test has been satisfied must be finally determined after the completion of the Merger, by which time there could be adverse changes to the relevant facts and circumstances. Furthermore, the interpretation of Treasury Regulations relating to the 60% Ownership Test is subject to uncertainty, and there is limited guidance regarding their application, such that any changes to the rules in Section 7874 of the Code or the Treasury Regulations promulgated thereunder, or other changes in law, could adversely affect the Company and its U.S. affiliates, including Virtuoso. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation.
U.S. Holders
For purpose of this discussion, a “U.S. holder” is a beneficial owner of Virtuoso Securities or Company Securities who or that is for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more United States persons within the meaning of the Code have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

ALL HOLDERS OF VIRTUOSO SECURITIES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE TRANSACTIONS TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.
The Merger
Subject to the discussions below of Virtuoso Public Warrants and Section 367(a) of the Code, the surrender by Virtuoso Stockholders of Virtuoso Common Stock and the acquisition of Company Common Shares by holders of Virtuoso Common Stock in exchange therefor resulting from the Merger, taken together with the Wejo Purchase and the PIPE Investment, should qualify as a transfer of property to a corporation in exchange for stock qualifying for non-recognition of gain or loss under Section 351(a) of the Code (a “Section 351 Exchange”). The Company has received an opinion from Weil, Gotshal & Manges LLP (“Weil”) and Virtuoso has received an opinion from Arnold & Porter Kaye Scholer LLP (“Arnold & Porter,” and such opinions, together, the “Tax Opinions”) to the effect that (1) the exchange by holders of Virtuoso Common Stock of Virtuoso Common Stock and the acquisition solely of Company Common Shares by holders of Virtuoso Common Stock in exchange therefor resulting from the Merger, taken together with the Wejo Purchase and the PIPE Investment, should qualify as a Section 351 Exchange, and (2) Section 367(a) of the Code should not apply to cause the holders of Virtuoso Common Stock to recognize gain with respect to the surrender by such holders of Virtuoso Common Stock and the acquisition of Company Common Shares by holders of Virtuoso Common Stock in exchange therefor resulting from the Merger. Receipt of the Tax Opinions is not a condition to the obligations of Virtuoso, Wejo Parties, and other parties to the Business Combination Agreement to complete the transactions under the Business

Combination Agreement. Such Tax Opinions are based upon representations, warranties and covenants provided by Virtuoso, the Wejo Parties, and other relevant parties and certain assumptions, all of which must continue to be true and accurate as of the effective time of the Merger. In addition, the Tax Opinions are subject to certain qualifications and limitations as set forth in the Tax Opinions. If any of the assumptions, representations, warranties or covenants upon which the Tax Opinions are based are inconsistent with the actual facts, the Tax Opinions could be invalid. Although Arnold & Porter and Weil have each delivered an opinion regarding the U.S. federal income tax treatment of the surrender by holders of Virtuoso Common Stock of Virtuoso Common Stock and the acquisition of Company Common Shares by holders of Virtuoso Common Stock in exchange therefor resulting from the Merger and the related transactions, given the complex nature of the tax rules applicable to the Merger and the related transaction and the absence of authorities directly on point or an advance ruling from the IRS, the conclusions stated in the Tax Opinions are not free from doubt, and there is a risk that the IRS could take a contrary position to those described in the Tax Opinions and that a court will agree with such contrary position in the event of litigation.
It is unclear whether the Merger, in addition to qualifying as an exchange described in Section 351(a) of the Code, as described above, may qualify as a “reorganization” under Section 368 of the Code. If the Merger so qualifies, the U.S. federal income tax treatment of the conversion of Virtuoso Public Warrants is expected to differ from the U.S. federal income tax treatment of the conversion of such warrants if the Merger qualified solely as an exchange described in Section 351(a) of the Code, discussed below. If the conversion of Virtuoso Public Warrants for Company Warrants is treated as an exchange that qualifies as part of a “reorganization” within the meaning of section 368 of the Code, subject to Section 367(a) of the Code discussed below, a U.S. holder of Virtuoso Public Warrants generally would not recognize any gain or loss on any such deemed transfer of Virtuoso Public Warrants, and such U.S. holder’s basis in the Company Warrants deemed received should be equal to the U.S. holder’s basis in its Virtuoso Public Warrants deemed transferred. However, there are many requirements that must be satisfied in order for the Merger to qualify as a “reorganization” under Section 368 of the Code, some of which are based upon factual determinations and others are fundamental to corporate reorganizations. For example, it is unclear as a matter of law whether an entity that may not have a historic business, such as Virtuoso, can satisfy the “continuity of business enterprise” requirement under Section 368 of the Code. In addition, reorganization treatment could be adversely affected by events or actions that occur prior to or at the time of the Merger, some of which are outside the control of Virtuoso. For example, the requirements for reorganization treatment could be affected by the magnitude of Virtuoso Common Stock redemptions that occur in connection with the Merger. Accordingly, due to the factual uncertainty and the lack of authority, and the significant uncertainty as to whether the characterization of the Merger as a reorganization under Section 368 of the Code would be sustained if challenged by the IRS, no opinions are being provided with respect to the Merger’s qualification as a reorganization under Section 368 of the Code.
U.S. holders of Virtuoso Public Warrants are urged to consult with their tax advisors regarding the treatment of their Virtuoso Public Warrants in connection with the Merger. The below discussion and the rest of this Registration Statement assumes that the Merger does not qualify as a reorganization under Section 368 of the Code.
U.S. holders exchanging Virtuoso Common Stock for Company Common Shares
A U.S. holder that owns only shares of Virtuoso Common Stock but not Virtuoso Public Warrants and that exchanges such Virtuoso Common Stock for Company Common Shares as a result of the Merger and related transactions generally should not recognize gain or loss. The aggregate tax basis for U.S. federal income tax purposes of the Company Common Shares received by such U.S. holder should be the same as the aggregate adjusted tax basis of the Virtuoso Common Stock exchanged therefor. For U.S. federal income tax purposes the holding period of the Company Common Shares received by such U.S. holder will include the period during which the shares of Virtuoso Common Stock exchanged therefor were held by such U.S. holder.
U.S. holders whose Virtuoso Public Warrants become Company Warrants
A U.S. holder that owns only Virtuoso Public Warrants but not Virtuoso Common Stock and whose Virtuoso Public Warrants convert into Company Warrants should recognize gain or loss upon conversion of Virtuoso Public Warrants into Company Warrants equal to the difference between the fair market value of the Company Warrants received and such U.S. holder’s adjusted tax basis in such U.S. holder’s Virtuoso Public Warrants. A U.S. holder’s tax basis in Company Warrants deemed received in the Merger and related transactions will equal the fair market value of such Company Warrants. A U.S. holder’s holding period in such U.S. holder’s Company Warrants should begin on the day after the Merger.
U.S. holders exchanging Virtuoso Common Stock and Virtuoso Public Warrants for Company Common Shares and Company Warrants
A U.S. holder that receives Company Common Shares in exchange for such U.S. holder’s Virtuoso Common Stock and whose Virtuoso Public Warrants convert to Company Warrants in the Merger and related transactions should recognize gain (if any) with respect to such shares of Virtuoso Common Stock and Virtuoso Public Warrants held immediately prior to the Merger in an amount equal to the lesser of (i) the excess (if any) of the fair market value of such Company Common Shares and Company Warrants over such U.S. holder’s tax basis in such Virtuoso Common Stock and Virtuoso Public Warrants or (ii) the fair market value of such Company Warrants. Any loss realized by a U.S. holder would not be recognized.
Gain, if any, described in the previous paragraph that is recognized by a U.S. holder will generally be long-term capital gain to the extent it is allocated to exchanged Virtuoso Common Stock or Virtuoso Public Warrants converted pursuant to their terms into Company Warrants that were held by such U.S. holder for more than one year at the time of the Merger. A U.S. holder should be able to “tack” the U.S. holder’s holding period in the exchanged Virtuoso Common Stock to such U.S. holder’s holding period in its Company Common Shares received in exchange therefor. A U.S. holder’s holding period in the Company Warrants received pursuant to the conversion of the Virtuoso Public Warrants should begin on the day after the Merger.
U.S. Federal Income Tax Considerations if the Merger does not Qualify as a Tax-Free Exchange under Section 351
If the Merger does not qualify for U.S. holders exchanging Virtuoso Common Stock for Company Common Shares as an exchange governed by Section 351 of the Code, the Merger will generally be treated as a taxable exchange of Virtuoso Common Stock for Company Common Shares, and a U.S. holder would generally recognize gain or loss in an amount equal to the excess of (i) the fair market value of the Company Common Shares (and, if such Virtuoso Stockholders also hold Virtuoso Public Warrants that pursuant to the terms of the Virtuoso Public Warrants convert into Company Warrants, the converted Company Warrants) received over (ii) such holder’s adjusted tax basis in such Virtuoso Common Stock (and Virtuoso Public Warrants, if any). Any such gain would be capital gain, and generally would be long-term capital gain if the U.S. holder’s holding period for the Virtuoso Common Stock (and Virtuoso Public Warrants, if any) exceeded one year at the time of the Merger. Long-term capital gains recognized by a non-corporate U.S. holder generally would be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. A U.S. holder’s holding period for the Company Common Shares (and Company Warrants, if any) should begin on the day after the Merger and the U.S. holder’s tax basis in the Company Common Shares (and Company Warrants, if any) received in the exchange should equal the fair market value of such Company Common Shares (and Company Warrants, if any).
The consequences for U.S. holders whose Virtuoso Public Warrants convert into Company Warrants will be as described above under “— U.S. holders whose Virtuoso Public Warrants become Company Warrants.”
Section 367(a)
Section 367(a) of the Code and the Treasury Regulations promulgated thereunder impose certain additional requirements for qualifying under Section 351 of the Code with respect to transactions where a U.S. person transfers stock or securities in a U.S. corporation to a non-U.S. corporation in exchange for stock or securities in a non-U.S. corporation. U.S. holders of Virtuoso Common Stock will be deemed to transfer shares of such stock to the Company in exchange for Company Common Shares, so that these requirements will apply.

In general, for an exchange of Virtuoso Common Stock for Company Common Shares by a U.S. holder in the Merger to meet these additional requirements, certain reporting requirements must be satisfied and each of the following conditions must be met: (i) no more than 50% of both the total voting power and the total value of the stock of the Company is received in the exchange, in the aggregate, by “U.S. transferors” (as defined in the Treasury Regulations and computed taking into account direct, indirect and constructive ownership); (ii) no more than 50% of each of the total voting power and the total value of the stock of the Company is owned, in the aggregate, immediately after the exchange by “United States persons” (as defined in the Treasury Regulations) that are either officers or directors or “five-percent target shareholders” (as defined in the Treasury Regulations and computed taking into account direct, indirect and constructive ownership) of Virtuoso; (iii) either (A) the U.S. holder is not a “five-percent transferee shareholder” (as defined in the Treasury Regulations and computed taking into account direct, indirect and constructive ownership) of the Company or (B) the U.S. holder is a “five-percent transferee shareholder” of the Company and enters into an agreement with the IRS to recognize gain on the transferred shares under certain circumstances; and (iv) the “active trade or business test” as defined in Treasury Regulations Section 1.367(a)-3(c)(3) is satisfied. The active trade or business test generally requires (A) the Company, including for these purposes Wejo as a result of the Wejo Purchase, to be engaged in an “active trade or business” outside of the United States for the 36-month period immediately before the transfer and neither the transferors nor the Company to have an intention to substantially dispose of or discontinue such trade or business and (B) the fair market value of the Company to be at least equal to the fair market value of Virtuoso, as specifically determined for purposes of Section 367 of the Code, at the time of the transfer. It is currently expected that conditions (i), (ii) and (iv) will be met, and that, as a result, the Merger and related transactions should not fail to satisfy the applicable requirements under Section 367 of the Code on account of such conditions. It should be noted, however, that there is limited guidance regarding the application of these requirements to facts similar to the Merger. In addition, the determination of whether Section 367(a) of the Code will apply to holders of Virtuoso Common Stock cannot be made until the Merger is completed. Accordingly, there can be no assurance that Section 367(a) of the Code will not apply to U.S. holders of Virtuoso Common Stock that participate in the Merger.
If the surrender by Virtuoso Stockholders of Virtuoso Common Stock and the acquisition of Company Common Shares by holders of Virtuoso Common Stock in exchange therefor resulting from the Merger, taken together with the Wejo Purchase and the PIPE Investment, are treated as a transfer described in Section 351(a) of the Code but it is determined that Section 367(a) of the Code applies to the transfer of Virtuoso Common Stock, then a U.S. holder would generally recognize gain, if any, in an amount equal to the excess of (i) the fair market value of the Company Common Shares (and, if such Virtuoso Stockholders also hold Virtuoso Public Warrants that pursuant to the terms of the Virtuoso Public Warrants convert into Company Warrants, the converted Public Warrants) received over (ii) such holder’s adjusted tax basis in such Virtuoso Common Stock (and Virtuoso Public Warrants, if any). Any such gain would be capital gain, and generally would be long-term capital gain if the U.S. holder’s holding period for the Virtuoso Common Stock (and Virtuoso Public Warrants, if any) exceeded one year at the time of the Merger. The U.S. holder would not recognize any loss in such holder’s Virtuoso Common Stock (and Virtuoso Public Warrants, if any) and would not be permitted to net any such losses against any gain recognized with respect to other shares of Virtuoso Common Stock (and Virtuoso Public Warrants, if any). The consequences of an exchange of Virtuoso Public Warrants in the Merger by a U.S. holder of Virtuoso Public Warrants that does not also hold Virtuoso Common Stock will be as described above under “— U.S. holders whose Virtuoso Public Warrants become Company Warrants.”
Redemption of Virtuoso Common Stock Pursuant to the Virtuoso Stockholder Redemption
In the event that a U.S. holder’s shares of Virtuoso Common Stock are redeemed for cash pursuant to the Virtuoso Stockholder Redemption, the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Virtuoso Common Stock under Section 302 of the Code. Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of Virtuoso Common Stock treated as held by the U.S. holder relative to all of the shares of Virtuoso Common Stock outstanding both before and after the redemption. For this purpose, the shares outstanding after the redemption should take into account shares owned by the Company as a result of the Merger.

The redemption of Virtuoso Common Stock generally will be treated as a sale of the Virtuoso Common Stock (rather than as a corporate distribution) if the redemption (i) results in a “complete termination” of the U.S. holder’s interest in Virtuoso, (ii) is “substantially disproportionate” with respect to the U.S. holder or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. holder generally should take into account not only Virtuoso Common Stock actually owned by the U.S. holder, but also Virtuoso Common Stock constructively owned by it including, as appropriate, shares owned by the Company after the Merger. A U.S. holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any shares the U.S. holder has a right to acquire by exercise of an option, which would generally include Virtuoso Common Stock or Company Common Shares which could be directly or constructively acquired pursuant to the exercise of Virtuoso Public Warrants or Company Warrants.
There will be a complete termination of a U.S. holder’s interest if either (i) all of the Virtuoso Common Stock actually and constructively owned by the U.S. holder is redeemed or (ii) all of the Virtuoso Common Stock actually owned by the U.S. holder is redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. holder does not constructively own any other shares. In order to meet the “substantially disproportionate” test, the percentage of outstanding voting stock actually or constructively owned by a U.S. holder immediately following the redemption generally must be less than 80% of the voting stock actually or constructively owned by such U.S. holder immediately prior to the redemption. The redemption of the Virtuoso Common Stock will not be essentially equivalent to a dividend if a U.S. holder’s redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in Virtuoso. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in Virtuoso will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. holders should consult with their tax advisors as to the tax consequences of a redemption.
If the redemption qualifies as a sale of stock by the U.S. holder under Section 302 of the Code, the U.S. holder would generally be required to recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the Virtuoso Common Stock redeemed. Such gain or loss generally would be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. A U.S. holder’s tax basis in such holder’s Virtuoso Common Stock generally will equal the cost of such shares.
If the redemption does not qualify as a sale of stock under Section 302 of the Code, then the U.S. holder will be treated as receiving a corporate distribution. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in such U.S. holder’s Virtuoso Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Virtuoso Common Stock.
Passive Foreign Investment Company Rules
Certain adverse U.S. federal income tax consequences could apply to a U.S. holder if the Company is treated as a PFIC for any taxable year during which the U.S. holder holds Company Common Shares. A non-U.S. corporation, such as the Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.
The Company is not currently expected to be treated as a PFIC for U.S. federal income tax purposes for the taxable year of the Merger or for foreseeable future taxable years. This conclusion is a factual determination, however, that must be made annually at the close of each taxable year and, thus, is subject to change. There can be no assurance that the Company will not be treated as a PFIC for any taxable year.
If the Company were to be treated as a PFIC, U.S. holders holding Company Common Shares could be subject to certain adverse U.S. federal income tax consequences with respect to gain realized on a taxable disposition of such shares (or shares of any the Company subsidiaries that are PFICs) and certain distributions received on such shares (or shares of any the Company subsidiaries that are PFICs). Certain elections (including a mark-to-market election) may be available to U.S. holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. U.S. holders should consult their tax advisors regarding the application of the PFIC rules to their investment in Company Common Shares.
Taxation of Distributions
A U.S. holder generally will be required to include in gross income the amount of any cash distribution paid on the Company Common Shares treated as a dividend. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by the Company will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.
Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. holder’s basis in such holder’s shares (but not below zero), and any excess will be treated as gain from the sale or exchange of such shares as described below under “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Company Common Shares and Company Warrants.” It is not expected that the Company will determine earnings and profits in accordance with U.S. federal income tax principles. Therefore, U.S. holders should expect that a distribution will generally be treated as a dividend.
Any dividends received by a U.S. holder (including any withheld taxes) will be includible in such U.S. holder’s gross income as ordinary income on the day actually or constructively received by such U.S. holder. Such dividends received by a non-corporate U.S. holder will not be eligible for the dividends received deduction allowed to corporations under the Code. With respect to non-corporate U.S. holders, certain dividends, referred to as “qualified dividend income,” received from a “qualified foreign corporation” may be subject to reduced rates of taxation. A qualified foreign corporation includes a non-U.S. corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States that the U.S. Department of the Treasury determines to be satisfactory for these purposes and that includes an exchange of information provision. A non-U.S. corporation is also treated as a “qualified foreign corporation” with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Department of the Treasury guidance indicates that Company Common Shares, which are intended to be listed on the NASDAQ, are expected to be readily tradable on an established securities market in the United States. There can be no assurance, however, that Company Common Shares will be considered readily tradable on an established securities market in later years or that the Company will be eligible for the benefits of such a treaty. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of the Company’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. U.S. holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.

Non-corporate U.S. holders will not be eligible for reduced rates of taxation on any dividends received from the Company if it is a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year (see “— Passive Foreign Investment Company Rules” above) or if the Company is treated as a surrogate foreign corporation after the completion of the Merger see “— Tax Treatment of the Company — Treatment of the Company as a ‘Surrogate Foreign Corporation’ for U.S. Federal Income Tax Purposes” above.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Company Common Shares and Company Warrants
Upon a sale or other taxable disposition of Company Common Shares or Company Warrants and subject to the PFIC rules discussed above, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Company Common Shares or Company Warrants.
Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Company Common Shares or Company Warrants so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Company Common Shares or Company Warrants so disposed of. A U.S. holder’s adjusted tax basis in its Company Common Shares generally will equal the U.S. holder’s acquisition cost of the Virtuoso Common Stock or Virtuoso Public Warrants exchanged therefor, reduced by the amount, if any, by which the value of the Company Warrants received in such exchange exceeds the gain such U.S. holder recognized on such exchange (see “— U.S. Holders — The Merger” above) or, as discussed below, the U.S. holder’s initial basis for Company Common Shares received upon exercise of Company Warrants, less, in either case, any prior distributions on the Company Common Shares treated as a return of capital. A U.S. holder’s adjusted tax basis in its Company Warrants generally will be equal to the fair market value of such Company Warrants at the time of the Merger.
Exercise or Lapse of a Company Warrant
Except as discussed below with respect to the cashless exercise of a Company Warrant, a U.S. holder generally will not recognize gain or loss upon the acquisition of a Company Common Share on the exercise of a Company Warrant for cash. A U.S. holder’s tax basis in a Company Common received upon exercise of the Company Warrant generally will be an amount equal to the sum of the U.S. holder’s tax basis in the Virtuoso Public Warrant exchanged therefor and the exercise price. The U.S. holder’s holding period for a Company Common Share received upon exercise of the Company Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Company Warrant and will not include the period during which the U.S. holder held the Company Warrant. If a Company Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in such Company Warrant.
The tax consequences of a cashless exercise of a Company Warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the Company Common Shares received would equal the holder’s basis in the Company Warrants exercised therefore. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the Company Common Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Company Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Company Common Shares would include the holding period of the Company Warrants exercised therefore. It is also possible that a cashless exercise of a Company Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder would recognize gain or loss with respect to the portion of the exercised Company Warrants treated as converted to pay the exercise price of the Company Warrants (the “converted Company Warrants”). The U.S. holder would recognize capital gain or loss with respect to the converted Company Warrants in an amount generally equal to the difference between (i) the fair market value of the Company Common Shares that would have been received with respect to the converted Company Warrants in a regular exercise of the Company Warrants and (ii) the sum of the U.S. holder’s tax basis in the converted Company Warrants and the aggregate cash exercise price of such warrants (if they had been exercised in a regular exercise). In this case, a U.S. holder’s tax basis in the Company Common Shares received would equal the U.S. holder’s tax basis in the Company Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the converted Company Warrants. A U.S. holder’s holding period for the Company Common Shares would commence on the date following the date of exercise (or possibly the date of exercise) of the Company Warrants.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of Company Warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise of Company Warrants.
Possible Constructive Distributions
The terms of each Company Warrant provide for an adjustment to the number of Company Common Shares for which the Company Warrant may be exercised or to the exercise price of the Company Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. holder of a Company Warrant would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the holder’s proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of Company Common Shares that would be obtained upon exercise of such Company Warrant) as a result of a distribution of cash to the holders of the Company Common Shares which is taxable to the U.S. holders of such shares as described under “— Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holder of such Company Warrant received a cash distribution from the Company equal to the fair market value of such increased interest.
Non-U.S. Holders
This section applies to a Non-U.S. holder. A “Non-U.S. holder” is a beneficial owner (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) of Virtuoso Securities or Company Securities who or that is not a U.S. holder, including:
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a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

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a non-U.S. corporation; or

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a non-U.S. estate or trust;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. A holder that is such an individual should consult its tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of Company Securities.
Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. holder in respect to Company Common Shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a Non-U.S. holder generally will not be subject to U.S. federal income tax on any gain (or be able to utilize for such purpose a loss) attributable to a sale or other disposition of Company Common Shares or Company Warrants unless such gain (or loss) is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, special rules may apply to a Non-U.S. holder that is an individual who was present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met. Holders that are such individuals should consult their tax advisors regarding the U.S. federal income tax consequences of the sale or other disposition of Company Securities.

Dividends and gains that are effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and, in the case of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.
The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a Company Warrant, or the lapse of a Company Warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a Company Warrant by a U.S. holder, as described under “— U.S. Holders — Exercise or Lapse of a Company Warrant,” above, however, a Non-U.S. holder will not be able to utilize a loss recognized upon lapse of a Company Warrant against the Non-U.S. holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. holder is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met. To the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. holder’s gain on the sale or other disposition of the Company Common Shares and Company Warrants.
The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s Virtuoso Common Stock generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s Virtuoso Common Stock, as described above. Subject to the discussion below under “— FATCA,” to the extent that the redemption of a Non-U.S. holder’s Virtuoso Common Stock is characterized as a dividend for U.S. federal income tax purposes, any Non-U.S. holder generally will be subject to U.S. withholding tax at a 30% rate or a lower applicable tax treaty rate. To the extent that the redemption of a Non-U.S. holder’s Virtuoso Common Stock is characterized as a sale for U.S. federal income tax purposes, any redeeming Non-U.S. holder will generally not be subject to U.S. federal income tax on any gain recognized as a result of the redemption or be able to utilize a loss in computing U.S. federal income tax liability unless one of the exceptions described above applies.
The U.S. federal income tax treatment of (1) a Non-U.S. holder that owns only shares of Virtuoso Common Stock but not Virtuoso Public Warrants and that exchanges such Virtuoso Common Stock for Company Common Shares as a result of the Merger and related transactions, (2) a Non-U.S. holder that owns only Virtuoso Public Warrants but not Virtuoso Common Stock and whose Virtuoso Public Warrants convert into Company Warrants, (3) a Non-U.S. holder that receives Company Common Shares in exchange for such Non-U.S. holder’s Virtuoso Common Stock and whose Virtuoso Public Warrants convert to Company Warrants in the Merger and related transactions, and (4) a Non-U.S. holder that owns Virtuoso Common Stock and/or Virtuoso Public Warrants at the time of the Merger if the Merger fails to qualify as a transaction described in Section 351 of the Code, shall generally be the same as described under “— U.S. Holders — The Merger” above. However, in general and subject to the discussion “— Tax Reporting and Backup Withholding,” a Non-U.S. holder will not be subject to U.S. federal income tax on any gain recognized in the Merger unless (i) the gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or (ii) the Non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of the Merger and certain other requirements are met. Gain recognized by Non-U.S. holders described in clause (i) of this paragraph generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and, in the case of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate. Non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of the Merger.
FATCA
Under the Foreign Account Tax Compliance Act (“FATCA”), a 30% U.S. federal withholding tax may apply to payments of U.S.-source dividends (including a redemption that is treated as a dividend pursuant to the Virtuoso Stockholder Redemption, as discussed above) paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interest in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and the entity’s jurisdiction may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return containing the required information (which may entail significant administrative burden). Non-U.S. holders are urged to consult their tax advisors regarding the application of FATCA to a redemption of Company Common Shares.
Tax Reporting and Backup Withholding
Dividend payments with respect to the Company Common Shares and proceeds from the sale, exchange or redemption of the Company Common Shares or Company Warrants may be subject to information reporting to the IRS and possible U.S. federal backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
A Non-U.S. holder will not be subject to U.S. federal backup withholding if it provides a certification of exempt status (on an appropriate IRS Form W-8 or an applicable substitute form). Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the Non-U.S. holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner. The IRS may impose a penalty upon any taxpayer that fails to provide the correct taxpayer identification number.
Individuals and certain domestic entities that are U.S. holders will be required to report information with respect to such U.S. holder’s investment in “specified foreign financial assets” on IRS Form 8938, subject to certain exceptions. An interest in the Company constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. U.S. holders are urged to consult with their tax advisors regarding the foreign financial asset reporting obligations and their application to Company Securities.
Following the Effective Date, Virtuoso will prepare and file in accordance with Treasury Regulations (including by posting a copy on the investor relations section of its website) an IRS Form 8937 with respect to the Business Combination. It is anticipated that information regarding the qualification of the Business Combination as part of an overall exchange described in Section 351(a) of the Code will be made available on such Form 8937 following the consummation of the Business Combination.
THE FOREGOING IS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH VIRTUOSO STOCKHOLDER. VIRTUOSO STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.
Material U.S. Federal Income Tax Considerations of the Business Combination to Holders of Wejo Shares
The following is a discussion of the material U.S. federal income tax considerations for holders of Wejo shares that exchange their Wejo shares for Company Common Shares pursuant to the Wejo Purchase. This discussion only applies to holders of Wejo shares that hold their Wejo shares as capital assets (generally property held for investment) for U.S. federal income tax purposes and does not describe all of the tax consequences that may be relevant to holders of Wejo shares in light of their particular circumstances, including U.S. state or local or non-U.S. tax considerations, or any U.S. federal estate, gift, alternative minimum or Medicare contribution tax consequences, or holders who are subject to special rules, such as:
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banks, thrifts, mutual funds and other financial institutions or financial services entities;

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insurance companies;

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tax-exempt organizations, pension funds or governmental organizations;

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regulated investment companies and real estate investment trusts;

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United States expatriates and former citizens or former long-term residents of the United States;

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persons that acquired securities pursuant to an exercise of employee share options, in connection with employee incentive plans or otherwise as compensation;

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dealers or traders subject to a mark-to-market method of tax accounting with respect to the Wejo shares;

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brokers or dealers in securities or non-U.S. currency;

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individual retirement and other deferred accounts;

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persons holding their Wejo shares as part of a “straddle,” hedge, conversion, constructive sale or other risk reducing transactions;

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persons who purchase or sell their shares as part of a wash sale for tax purposes;

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grantor trusts;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities;

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holders that are “controlled foreign corporations” or “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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a person required to accelerate the recognition of any item of gross income with respect to Wejo shares or Company Common Shares as a result of such income being recognized on an applicable financial statement;

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U.S. holders actually or constructively owning 5% or more of the equity of Wejo or the Company; or

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a person who owns or is deemed to own 10% or more (by vote or value) of the equity of Wejo or the Company.

This discussion does not consider the tax treatment of entities that are partnerships or other pass-through entities for U.S. federal income tax purposes that hold Wejo shares, or persons who hold Wejo shares through such entities. If a partnership or other pass-through entity for U.S. federal income tax purposes is the beneficial owner of Wejo shares, the U.S. federal income tax treatment of partners of the partnership will generally depend on the status of the partners and the activities of the partner and the partnership.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of Wejo shares that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more United States persons within the meaning of the Code have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person. A “non-U.S. holder” is a beneficial owner of Wejo shares that is not a U.S. holder and that is not treated as a partnership for U.S. federal income tax purposes.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, all as of the date hereof, changes to any of which subsequent to the date of this proxy statement/prospectus may affect the tax consequences described herein. This discussion does not take into account potential suggested or proposed changes in such tax laws which may impact the discussion below and does not address any aspect of State, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes. Each of the foregoing is subject to change, potentially with retroactive effect. Holders of Wejo shares are urged to consult their tax advisors with respect to the application of U.S. federal tax laws to their particular situation, as well as any tax consequences arising under the laws of any State, local or non-U.S. jurisdiction.
Subject to the assumptions, qualifications and limitations described herein (including the PFIC rules discussed below) and in the opinion included as Exhibit 8.3 hereto, Weil is of the opinion that, for U.S. federal income tax purposes, the surrender by holders of Wejo shares and the acquisition of Company Common Shares by holders of Wejo shares in exchange therefor resulting from the Wejo Purchase, taken together with the Merger and the PIPE Investment, should qualify as a Section 351 Exchange (the “Wejo Purchase Tax Opinion”). The Wejo Purchase Tax Opinion is based upon representations, warranties and covenants provided by Virtuoso, the Wejo Parties, and other relevant parties and certain assumptions, all of which must continue to be true and accurate as of the effective time of the Merger. If any of the assumptions, representations, warranties or covenants upon which the Wejo Purchase Tax Opinion is based are inconsistent with the actual facts, the Wejo Purchase Tax Opinion could be invalid. Although Weil has delivered an opinion regarding the U.S. federal income tax treatment of the surrender by holders of Wejo shares and the acquisition of Company Common Shares by holders of Wejo shares in exchange therefor resulting from the Wejo Purchase and related transactions, given the complex nature of the tax rules applicable to the Wejo Purchase and the related transactions and the absence of authorities directly on point or an advance ruling from the IRS, the conclusions stated in the Wejo Purchase Tax Opinion are not free from doubt, and there is a risk that the IRS could take a contrary position to those described in the Wejo Purchase Tax Opinion and that a court will agree with such contrary position in the event of litigation. No assurance can be given that the IRS will not challenge the treatment of the Wejo Purchase as a Section 351 Exchange or that a court would not sustain such a challenge. If the IRS were to successfully challenge the status of the Wejo Purchase as a Section 351 Exchange, the U.S. federal income tax consequences would differ from those set forth in this joint proxy statement/prospectus and U.S. holders of Wejo shares could be subject to U.S. federal income tax upon the receipt of Company Common Stock in the Wejo Purchase.
The obligation of each of Wejo, the Company, the PIPE Investors and Virtuoso to complete the Wejo Purchase, the Merger, and the PIPE Investment is not conditioned upon the receipt by either Wejo or Virtuoso of a tax opinion from its counsel or any other counsel on the qualification of the Wejo Purchase as a Section 351 Exchange.
Except as otherwise specified, the following discussion assumes that the Wejo Purchase qualifies as a Section 351 Exchange.
U.S. Holders
U.S. holders exchanging Wejo shares for Company Common Shares
A U.S. holder that owns Wejo shares and that exchanges such Wejo shares for Company Common Shares as a result of the Wejo Purchase generally should not recognize gain or loss. The aggregate tax basis for U.S. federal income tax purposes of the Company Common Shares received by such U.S. holder should be the same as the aggregate adjusted tax basis of the Wejo shares exchanged therefor. For U.S. federal income tax purposes the holding period of the Company Common Shares received by such U.S. holder will include the period during which the Wejo shares exchanged therefor were held by such U.S. holder.
U.S. Federal Income Tax Considerations if the Wejo Purchase does not Qualify as a Section 351 Exchange
If the Wejo Purchase does not qualify for U.S. holders exchanging Wejo shares for Company Common Shares as a Section 351 Exchange, the Wejo Purchase will generally be treated as a taxable exchange of Wejo shares for Company Common Shares, and a U.S. holder would generally recognize gain or loss in an amount equal to the excess of (i) the fair market value of the Company Common Shares received over

(ii) such holder’s adjusted tax basis in such Wejo shares. Any such gain would be capital gain, and generally would be long-term capital gain if the U.S. holder’s holding period for the Wejo shares exceeded one year at the time of the Wejo Purchase. Long-term capital gains recognized by a non-corporate U.S. holder generally would be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. A U.S. holder’s holding period for the Company Common Shares should begin on the day after the Wejo Purchase and the U.S. holder’s tax basis in the Company Common Shares received in the exchange should equal the fair market value of such Company Common Shares.
Passive Foreign Investment Company Rules
Certain adverse U.S. federal income tax consequences could apply to a U.S. holder if Wejo is treated as a PFIC for any taxable year during which the U.S. holder held Wejo shares. A non-U.S. corporation, such as Wejo, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For purposes of the PFIC income test and asset test described above, if Wejo owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, Wejo will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.
Wejo believes it will not be classified as a PFIC for U.S. federal income tax purposes for the taxable year of the Wejo Purchase. However, because the determination of PFIC status is factual in nature, depends on the application of complex U.S. federal income tax rules that are subject to differing interpretations, and generally cannot be determined until the close of the taxable year in question, there can be no assurance that Wejo was not a PFIC for any prior taxable year and/or will not be a PFIC for the taxable year that includes the Wejo Purchase. If Wejo has been a PFIC at any time since a U.S. holder acquired its Wejo shares, such U.S. holder of Wejo shares may have to recognize gain, but not loss, in connection with the receipt of Company Common Shares for Wejo shares in the transaction, even if the transaction otherwise qualifies as a Section 351 Exchange. A U.S. holder required to recognize gain would be subject to U.S. federal income tax on such gain in accordance with the PFIC rules. U.S. holders should consult their own tax advisors regarding the effect of the PFIC rules on such holder.
Non-U.S. Holders
Non-U.S. holders exchanging Wejo shares for Company Common Shares
The U.S. federal income tax consequences of the Wejo Purchase to non-U.S. holders of Wejo shares will be the same as those described above for U.S. holders of Wejo shares, except in the event the Wejo Purchase does not qualify as a Section 351 Exchange, then a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized in connection with the Wejo Purchase unless:
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the gain is “effectively connected” with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

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the Non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of the Wejo Purchase and certain other requirements are met.

Non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of the Wejo Purchase.

Reporting Requirements
Holders of Wejo shares who receive Company Common Shares in the Wejo Purchase are generally required to retain permanent records pertaining to the Wejo Purchase and make such records available to any authorized IRS officers and employees. Such records should specifically include information regarding the number, basis, and fair market value of Wejo shares exchanged and the number of Company Common Shares received in exchange therefor. Holders of Wejo shares are urged to consult with their tax advisors regarding the application of these rules.
THE FOREGOING IS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE WEJO PURCHASE WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH HOLDER OF WEJO SHARES AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, TAX ADVICE. WEJO SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE WEJO PURCHASE INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.
Expected Accounting Treatment of the Business Combination
The Business Combination will be accounted for as a capital reorganization whereby the Company will be successor to Wejo. The capital reorganization will be immediately followed by Wejo Group Limited acquiring Virtuoso, which will be effectuated by Merger Sub merging with Virtuoso, with Virtuoso being the surviving entity. As Virtuoso will not be recognized as a business under U.S. GAAP given it consists primarily of cash in the Trust Account, the Company’s acquisition of Virtuoso will be treated as a recapitalization. Under this method of accounting, the ongoing financial statements of the Company will reflect the net assets of the Wejo and Virtuoso at historical cost, with no additional goodwill recognized.
Regulatory Matters
The Parties have agreed to cooperate and use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws to consummate and make effective the Business Combination as promptly as practicable following the execution of the Business Combination Agreement, and have agreed to use reasonable best efforts to:
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obtain any permits, waivers, qualifications and orders of any governmental authority necessary to consummate the Business Combination;

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prepare all necessary documentation (including furnishing all information (i) required to obtain approval under the HSR Act or under any other applicable antitrust laws or other applicable law or (ii) requested by a governmental authority pursuant to applicable antitrust laws) to effect promptly following the execution of the Business Combination Agreement all necessary filings with any governmental authority;

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provide or cause to be provided as promptly as reasonably practicable and advisable following the date of the Business Combination Agreement to any governmental authority such information and documents as requested by such governmental authority or necessary, proper or advisable to permit the consummation of the Business Combination, including filing any notification and report form and related material required under the HSR Act and any other filing or notice that may be required with any other governmental authority as promptly as reasonably practicable and advisable after the date of the Business Combination Agreement (and, in the case of filings under the HSR Act, no later than 10 business days after the date of the Business Combination Agreement), and thereafter to respond as promptly as reasonably practicable to any request for additional information or documentary material relating to such party that may be made (including under the HSR Act and any similar Antitrust Law);

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oppose or defend against any action to prevent or enjoin consummation of the Business Combination, and take such other action as reasonably necessary to overturn any such action.

Subject to certain limitations with respect to information of the Seller Group (as defined in the Business Combination Agreement) and appropriate confidentiality protections, the Parties have each agreed to furnish to the other parties such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.
To the extent permissible under applicable law, the Parties have agreed to consult and cooperate with one another, and consider in good faith the views of one another so as to mutually agree on any strategies and decisions in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party to the Business Combination Agreement relating to proceedings under antitrust laws or other applicable laws.
Virtuoso has agreed to take, and to cause its controlled affiliates to take, certain other actions to enable the consummation of the Business Combination as expeditiously as possible, including holding certain assets separately and/or selling or divesting businesses, product lines, rights or assets of Virtuoso or its controlled affiliates, in each case, as required in order to enable the consummation of the Business Combination as expeditiously as possible. In addition, Virtuoso has agreed that, until the Closing, it will not make or agree to make any acquisitions that would or would reasonably be likely to, (i) impose any delay in obtaining, or increase the risk of not obtaining, consents of a Governmental Authority necessary to consummate the Business Combination or the expiration or termination of any applicable waiting period, (ii) increase the risk of a governmental authority seeking or entering a governmental order prohibiting the consummation of the Business Combination, (iii) increase the risk of not being able to remove any such governmental order on appeal or otherwise, or (iv) otherwise prevent or delay the consummation of the Business Combination.
Virtuoso has agreed to supply as promptly as practicable (and to respond no later than five (5) days following any request) any additional information and documentary material relating to Virtuoso and the Sponsor Persons that may be requested by any governmental authority and furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required applications, notices, registrations and requests as may be required or advisable to be filed with any governmental authority (including, with respect to Virtuoso and the Sponsor Persons, providing financial information and certificates as well as personal information of senior management, directors or control persons, and requesting that individuals with appropriate seniority and expertise make themselves available to participate in discussions or hearings.
Vote Required for Approval
Virtuoso may consummate the Business Combination only if it is approved by the affirmative vote of holders of a majority of outstanding shares of Virtuoso Common Stock. Holders of Virtuoso Class A Common Stock and Virtuoso Class B Common Stock will vote together as a single class. Accordingly, if a valid quorum is established, a Virtuoso stockholder’s failure to vote by proxy or to vote at the Special Meeting with regard to the Business Combination Proposal, or abstention from voting on the Business Combination Proposal, will have the same effect as a vote “AGAINST” such proposal. The Sponsor and certain insiders have agreed to vote any shares of Virtuoso Common Stock they may hold in favor of the Business Combination, which constitute approximately 20% of the issued and outstanding Virtuoso Common Stock, including all of the outstanding shares of Virtuoso Class B Common Stock.
Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the Special Meeting. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide. Broker non-votes will act as a vote against the Business Combination Proposal.
Recommendation of the Virtuoso Board
THE VIRTUOSO BOARD RECOMMENDS THAT
VIRTUOSO STOCKHOLDERS VOTE “FOR” THE APPROVAL OF
THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2 — ORGANIZATIONAL DOCUMENTS PROPOSAL
Overview
Virtuoso Stockholders are also being asked to approve and adopt the Second Amended and Restated Certificate of Incorporation in the form attached to this proxy statement/prospectus as Annex B, which approval by the Virtuoso Stockholders is a condition to the consummation of the Business Combination.
The following is a summary of the key changes effected by the Second Amended and Restated Certificate of Incorporation, but this summary is qualified in its entirety by reference to the full text of the Second Amended and Restated Certificate of Incorporation, a copy of which is attached to this proxy statement/prospectus as Annex B:
•
increase the total number of shares of Virtuoso capital stock from 111,000,000 shares to 118,000,000 shares and create a new class of common stock, the Virtuoso Class C Common Stock; and

•
authorize 7,000,000 shares of Virtuoso Class C Common Stock.

Reasons for the Amendments
Each of these amendments were negotiated as part of the Business Combination. The Virtuoso Board’s reasons for proposing each of these amendments to the Virtuoso Charter are set forth below.
•
Amending article FOURTH to increase our total number of authorized shares of capital stock. The amendment provides for the issuance of 7,000,000 shares of Virtuoso Class C Common Stock necessary to facilitate the Virtuoso Warrant Recapitalization and consummate the Business Combination, specifically, the Virtuoso Warrant Recapitalization.

Vote Required
The approval of the Organizational Documents Proposal requires the affirmative vote of holders of a majority of outstanding shares of Virtuoso Common Stock entitled to vote thereon at the Special Meeting. Accordingly, if a valid quorum is established, a Virtuoso stockholder’s failure to vote by proxy or to vote at the Special Meeting with regard to the Organizational Documents Proposal, or abstention from voting on the Organizational Documents Proposal, will have the same effect as a vote “AGAINST” such proposal. The Sponsor and certain insiders have agreed to vote any shares of Virtuoso Common Stock they may hold in favor of the Business Combination, which constitute approximately 20% of the issued and outstanding Virtuoso Common Stock, including all of the outstanding shares of Virtuoso Class B Common Stock.
Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the Special Meeting. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide. Broker non-votes will act as a vote against the Organizational Documents Proposal.
Recommendation of the Virtuoso Board
THE VIRTUOSO BOARD RECOMMENDS THAT
VIRTUOSO STOCKHOLDERS VOTE “FOR” THE APPROVAL OF
THE ORGANIZATIONAL DOCUMENTS PROPOSAL.

PROPOSAL NO. 3 — GOVERNANCE PROPOSAL
Overview
Virtuoso Stockholders are also being asked to vote on the governance provisions referred to below, which are included in the Bye-laws of the Company. Consistent with SEC guidance, this proposal is being presented separately and will be voted upon on a non-binding advisory basis.
These provisions were specifically negotiated for by Virtuoso and Wejo and, in the judgment of the Virtuoso Board, were essential to entering into the Business Combination Agreement and necessary to adequately address the needs of the post-combination Company. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, the Company intends that the Amended and Restated Bye-laws in the form set forth on Annex D will take effect at consummation of the Business Combination, assuming adoption of the Business Combination Proposal and the Organizational Documents Proposal.
Proposal No. 3A: Stockholder Meeting Quorum
Existing Virtuoso Bylaws
Quorum shall be present at a meeting of stockholders if the holder or holders of a majority of the shares entitled to vote are present in person, represented by a duly authorized representative in the case of a corporation or other legal entity or represented by proxy.
Proposed Amended and Restated Company Bye-laws
For a general meeting convened by the Company Board, the quorum required for such meeting remains the holders of a majority of the issued shares entitled to vote but also requires that at least two shareholders be present in person or by proxy representing the majority of the shares of the relevant class.
Proposal No. 3B: Action by Written Consent
Existing Virtuoso Bylaws
Any action required or permitted to be taken by the Virtuoso Common Stock must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to the Virtuoso Class B Common Stock.
Proposed Amended and Restated Company Bye-laws
All shareholder action may only be taken at an annual general meeting or special general meeting of shareholders and may not be taken by written consent in lieu of a meeting.
Proposal No. 3C: Removals; Vacancies
Existing Virtuoso Charter
Directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
Any vacancy on the Virtuoso Board, including a vacancy resulting from an enlargement of Virtuoso Board, may be filled only by vote of a majority of our directors then in office.
Proposed Amended and Restated Company Bye-laws
In accordance with the terms of the Company Bye-laws, the Company’s directors may only be removed for cause, and only upon the affirmative vote of holders of at least 66 2∕3% of the then issued and outstanding shares carrying the right to vote at general meetings at the relevant time.

The Company Bye-laws provide that, subject to the rights granted to one or more series of preference shares then outstanding, any newly-created directorship on the Company Board that results from an increase in the number of directors and any vacancies on the Company Board, so long as a quorum remains in office, will be filled by Company Board. A director so appointed will have a term only until the next following annual general meeting and will not be taken into account in determining the directors who are to retire by rotation at the meeting. If not reappointed at such annual general meeting, such directors term will end at the conclusion of the meeting.
Proposal No. 3D: Variation of Rights of Existing Series of Shares
Existing Virtuoso Charter
The Virtuoso Charter also provides that the approval of the holders of a majority of the shares of FTAC Class B Common Stock then outstanding, voting separately as a single class, is required for any amendment of the Virtuoso Charter that would alter or change the rights of the Virtuoso Class B Common Stock.
Proposed Amended and Restated Company Bye-laws
If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of not less than seventy-five percent (75%) of the issued shares of that class or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing a majority of the issued shares of the relevant class is present in person or by proxy.
Proposal No. 3E: Amendment of the Bylaws/Bye-Laws
Existing Virtuoso Charter
The Virtuoso Board of directors may amend the bylaws by an affirmative majority of the Board. The Bylaws may also be amended by the stockholders representing the at least a majority of the voting power of all outstanding capital stock entitled to vote in the election of directors.
Proposed Amended and Restated Company Bye-laws
Amendments to the Company Bye-laws will require the approval of the Company Board and the affirmative vote of a majority of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time. In addition, certain provisions in the Company Bye-laws, including the provisions providing for a classified board of directors (the election and term of our directors), may be amended, altered, repealed or rescinded only by the affirmative vote of at least 66 2/3% of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time.
Proposal No. 3F Classified Boards
Existing Virtuoso Charter
The Virtuoso Board is divided into two classes, Class I and Class II, with members of each class serving staggered two-year terms.
Proposed Amended and Restated Company Bye-laws
The Company Bye-laws provide that, subject to the right of holders of any series of preference shares, the Company Board will be divided into three classes of directors, as nearly equal in number as possible, and with the directors serving staggered three-year terms, with only one class of directors being elected at each annual meeting of shareholders. As a result, approximately one-third of the Company Board will be elected each year.

Vote Required
The approval of the Governance Proposal requires the affirmative vote of a majority of the votes cast by holders of Virtuoso Class A Common Stock and Virtuoso Class B Common Stock, voting together as a single class, present or represented by proxy at the meeting and entitled to vote thereon at the Special Meeting. Accordingly, if a valid quorum is established, a Virtuoso stockholder’s failure to vote by proxy or to vote at the Special Meeting with regard to the Governance Proposal, or abstention from voting on the Governance Proposal, will have the same effect as a vote “AGAINST” such proposal. The Sponsor and certain insiders have agreed to vote any shares of Virtuoso Common Stock they may hold in favor of the Business Combination, which constitute approximately 20% of the issued and outstanding Virtuoso Common Stock, including all of the outstanding shares of Virtuoso Class B Common Stock.
Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the Special Meeting. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide. Broker non-votes will have no effect on the vote for the Governance Proposal.
Recommendation of the Virtuoso Board
THE VIRTUOSO BOARD RECOMMENDS THAT
VIRTUOSO STOCKHOLDERS VOTE “FOR” THE APPROVAL OF
THE GOVERNANCE PROPOSAL.

PROPOSAL NO. 4 — ADJOURNMENT PROPOSAL
The Adjournment Proposal allows the Virtuoso Board to submit a proposal to adjourn the Virtuoso Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the Business Combination Proposal, Organizational Document Proposal or Governance Proposal.
In no event will Virtuoso solicit proxies to adjourn the Virtuoso Special Meeting or consummate the Business Combination beyond the date by which it may properly do so under the Virtuoso Amended and Restated Certificate of Incorporation and the DGCL. The purpose of the Adjournment Proposal is to provide more time for the Sponsor and Wejo to make purchases of shares of Virtuoso Class A Common Stock or other arrangements that would increase the likelihood of obtaining a favorable vote on the Business Combination Proposal and the Organizational Document Proposal and to meet the requirements that are necessary to consummate the Business Combination. See “Proposal No. 1 — The Business Combination Proposal.”
In addition to an adjournment of the Virtuoso Special Meeting upon approval of the Adjournment Proposal, the Virtuoso Board is empowered under the DGCL to postpone the Special Meeting at any time prior to the meeting being called to order. In such event, Virtuoso will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.
Consequences if the Adjournment Proposal is not Approved
If an Adjournment Proposal is presented to the Virtuoso Special Meeting and is not approved by the Virtuoso Stockholders, Virtuoso’s Board may not be able to adjourn the Special Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the consummation of the Business Combination (because either the Business Combination Proposal is not approved or the conditions to consummating the Business Combination have not been met). In such event, the Business Combination would not be completed.
Required Vote and Recommendation of the Virtuoso Board
Adoption of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of Virtuoso Class A Common Stock and Virtuoso Class B Common Stock, voting together as a single class, present or represented by proxy at the meeting and entitled to vote thereon at the Special Meeting. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals. Accordingly, if a valid quorum is established, a Virtuoso stockholder’s failure to vote by proxy or to vote at the Special Meeting and broker non-votes with regard to the Adjournment Proposal will have no effect on such Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, but will have no effect on the outcome of the Adjournment Proposal.
Recommendation of the Virtuoso Board
THE VIRTUOSO BOARD RECOMMENDS THAT
VIRTUOSO STOCKHOLDERS VOTE “FOR” THE APPROVAL OF
THE ADJOURNMENT PROPOSAL.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
Wejo Group Limited is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021 combines the unaudited condensed consolidated balance sheet of Wejo Limited (“Accounting Predecessor”) as of June 30, 2021 and the unaudited condensed balance sheet of Virtuoso Acquisition Corp (“Virtuoso”) as of June 30, 2021 on a pro forma basis as if the Business Combination had been consummated on June 30, 2021. The Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Loss for the six months ended June 30, 2021 and the year ended December 31, 2020 combine the unaudited condensed consolidated statement of operations and comprehensive loss of the Accounting Predecessor for the six months ended June 30, 2021, the audited consolidated statement of operations and comprehensive loss of the Accounting Predecessor for the year ended December 31, 2020 and unaudited condensed statement of operations of Virtuoso for the six months ended June 30, 2021 and audited statement of operations from August 25, 2020 (inception) through December 31, 2020 on a pro forma basis as if the Business Combination had been consummated on January 1, 2020, the beginning of the earliest period presented. The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021 and the Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Loss for the six months ended June 30, 2021 and the year ended December 31, 2020, together with the accompanying notes, are the Unaudited Pro Forma Condensed Combined Financial Statements.
The historical financial information of the Accounting Predecessor was derived from the Wejo Limited Unaudited 2021 Condensed Consolidated Interim Financial Statements and the Wejo Limited 2020 Audited Consolidated Financial Statements, which are included elsewhere in this proxy statement/prospectus. The historical financial information of Virtuoso was derived from the Unaudited Condensed Financial Statements of Virtuoso as of June 30, 2021 and for the period from August 25, 2020 (inception) to December 31, 2020, which are included elsewhere in this proxy statement/prospectus. This information should be read together with the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements, the Wejo Limited Unaudited 2021 Condensed Consolidated Interim Financial Statements and related notes, the Wejo Limited Audited 2020 Consolidated Financial Statements and related notes, the Unaudited Condensed Financial Statements of Virtuoso and related notes, the sections titled “Wejo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Virtuoso’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.
Description of the Transaction
On May 28, 2021, Wejo Group Limited, Virtuoso, Yellowstone Merger Sub Inc. (“Merger Sub”), Wejo Bermuda Limited, and the Accounting Predecessor entered into a Business Combination Agreement to effectuate the Business Combination. In order to effectuate the Business Combination, Wejo Limited created a newly formed wholly owned entity, Wejo Group Limited, which will acquire all of the shares of the Accounting Predecessor. Following the acquisition of the Accounting Predecessor’s shares, Wejo Group Limited will acquire Virtuoso. The acquisition of Virtuoso will be effectuated through a merger between Merger Sub and Virtuoso. Merger Sub is a newly formed wholly owned entity of Wejo Group Limited. Virtuoso will survive the merger. The Accounting Predecessor and Virtuoso will be indirect wholly owned subsidiaries of Wejo Group Limited following the Business Combination. Wejo Group Limited currently has no material operations, assets or liabilities. For more information about the Business Combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal.”
Earnout Shares
During the seven-year period following the closing of the Business Combination (the “Earnout Period”), Wejo Group Limited may issue up to 6,000,000 Company Common Shares to the equityholders of the Accounting Predecessor, comprised of four separate tranches of 1,500,000 Company Common Shares each, issuable upon the occurrence of each Earnout Triggering Event (defined below). The issuance of these shares would dilute all Company Common Shares outstanding at that time. An “Earnout Triggering Event” means the date on which the closing volume weighted average price of one share of common stock quoted on the New York Stock Exchange (or the exchange on which the Company Common Shares are then listed) is greater than or equal to certain specified prices for any 20 trading days within any 30 consecutive trading day period within the Earnout Period. The specified price of the Company Common Shares is equal to $15.00 for the first Earnout Period, $18.00 for the second Earnout Period, $21.00 for the third Earnout Period and $24.00 for fourth Earnout Period. Shares issued under the Earnout Periods are referred to as “Earnout Shares”.
The Earnout Shares will be recognized at fair value upon the closing of the Business Combination and classified in stockholders’ equity. Because the Business Combination is accounted for as a reverse recapitalization, the issuance of the Earnout Shares will be treated as a deemed dividend and since the Company does not have retained earnings, the issuance will be recorded within additional-paid-in capital (“APIC”) and have a net nil impact on APIC. The unaudited pro forma condensed combined financial statements do not reflect pro forma adjustments related to the recognition of the Earnout Shares because there is no net impact on stockholders’ equity on a pro forma combined basis.
Anticipated Accounting Treatment
The Business Combination will be accounted for as a capital reorganization whereby Wejo Group Limited will be the successor to the Accounting Predecessor. The capital reorganization will be immediately followed by Wejo Group Limited acquiring Virtuoso, which will be effectuated by Merger Sub merging with Virtuoso with Virtuoso being the surviving entity. As Virtuoso will not be recognized as a business under U.S. GAAP given it consists primarily of cash in the Trust Account, Wejo Group Limited’s acquisition of Virtuoso will be treated as a recapitalization. Under this method of accounting, the ongoing financial statements of Wejo Group Limited will reflect the net assets of the Accounting Predecessor and Virtuoso at historical cost, with no additional goodwill recognized.
The Accounting Predecessor has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the minimum and maximum redemption scenarios:
•
The Accounting Predecessor’s shareholder group will have the largest portion of relative voting rights in Wejo Group Limited;

•
The senior management team of the Accounting Predecessor will continue to serve in such positions with substantially similar responsibilities and duties at Wejo Group Limited following consummation of the Business Combination; and

•
The purpose and intent of the Business Combination is to create an operating public company, with management continuing to use the Wejo Limited platform to grow the business and the combined company will be named Wejo Group Limited.

Basis of Pro Forma Presentation
The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared using the assumptions below with respect to the potential redemption by holders of Virtuoso Class A Common Stock for cash equal to their pro rata share of the aggregate amount of deposit (as of two business days before the Closing of the Business Combination) in the Trust Account:
•
Assuming No Redemptions:    This presentation assumes that no Virtuoso Public Stockholders exercise redemption rights with respect to their Virtuoso Class A Common Stock upon consummation of the Business Combination.

•
Assuming Maximum Redemptions:    This presentation assumes 18,000,695 of the outstanding Virtuoso Public Shares are redeemed in connection with the Business Combination.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the Unaudited Pro Forma Condensed Combined Financial Statements are described in the accompanying notes. The Unaudited Pro Forma Condensed Combined Financial Statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the Unaudited Pro Forma Condensed Combined Financial Statements do not purport to project the future operating results or financial position of Wejo Group Limited following the consummation of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these Unaudited Pro Forma Condensed Combined Financial Statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021
(U.S. dollars in thousands, except share data)
	Historical		Reclassification Adjustments	Scenario 1 Assuming No Redemptions			Scenario 2 Assuming Maximum Redemptions
	Accounting Predecessor	VOSO		Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash	$15,275	$746	$—	$230,032	(A)	$329,105	$(180,007)	(P)	$149,098
				119,375	(B)
				8,166	(C)
				1,777	(D)
				(8,050)	(E)
				(17,941)	(H)
				(20,275)	(I)
Accounts receivable, net	609	—	—	—		609	—		609
Prepaid expenses and other current assets	10,976	—	327	(5,778)	(I)	5,376	—		5,376
				(149)	(H)
Prepaid expenses	—	327	(327)	—		—	—		—
Total current assets	26,860	1,073	—	307,157		335,090	(180,007)		155,083
Property and equipment, net	485	—	—	—		485	—		485
Intangible assets, net	10,297	—	—	—		10,297	—		10,297
Prepaid expenses – non-current	—	155	—	—		155	—		155
Marketable securities held in trust account	—	230,032	—	(230,032)	(A)	—	—		—
Total assets	$37,642	$231,260	$—	$77,125		$346,027	$(180,007)		$166,020
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,808	$—	$105	$(197)	(I)	$4,716	$—		$4,716
Accounts payable and accrued expenses	—	105	(105)	—		—	—		—
Accrued expenses and other current liabilities	14,754	—	153	(2,200)	(F)	13,983	—		13,983
				(5,182)	(I)
				6,473	(J)
				(15)	(H)
Advanced subscription agreement	14,914	—	—	(14,914)	(G)	—	—		—
Franchise tax payable	—	100	(100)	—		—	—		—
Due to related party	177	53	(53)	—		177	—		177
Total current liabilities	34,653	258	—	(16,035)		18,876	—		18,876
Convertible loan	7,894	—	—	(7,894)	(F)	—	—		—
Derivative liability	128,357	—	—	(128,357)	(F)	—	—		—
Long term debt	17,113	—	—	—		17,113	—		17,113
Warrant liabilities	—	31,413	—	(4,026)	(N)	27,387	—		27,387
Deferred underwriter’s discount	—	8,050	—	(8,050)	(E)	—	—		—
Total liabilities	188,017	39,721	—	(164,362)		63,376	—		63,376
Commitments and contingent liabilities
Class A Common stock subject to possible redemption	—	186,539	—	(186,539)	(K)	—	—		—
Shareholders’ Equity (Deficit):
Wejo Limited
Ordinary Shares	87	—	—	—	(D)	—	—		—
				44	(F)
See accompanying notes to unaudited pro forma condensed combined financial information.

	Historical		Reclassification Adjustments	Scenario 1 Assuming No Redemptions			Scenario 2 Assuming Maximum Redemptions
	Accounting Predecessor	VOSO		Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
				12	(C)
				5	(G)
				(148)	(M)
A Ordinary Shares	—	—	—	82	(D)	—	—		—
				(82)	(M)
B Ordinary Shares	67	—	—	(67)	(M)	—	—		—
Additional paid-in capital	132,023	—	—	10,342	(D)	—	—		—
				146,027	(F)
				8,154	(C)
				14,909	(G)
				(20,674)	(I)
				(290,781)	(M)
Accumulated deficit	(283,028)	—	—	(8,647)	(D)	—	—		—
				(7,620)	(F)
				(6,473)	(J)
				305,768	(M)
Accumulated other comprehensive loss	476	—	—	(476)	(M)	—	—		—
VOSO
Class A Common Stock	—	—	—	2	(K)	—	—		—
				(2)	(L)
Class B Common Stock	—	1	—	(1)	(L)	—	—		—
Class C Common Stock	—	—	—	1	(N)	—	—		—
				(1)	(O)
Additional paid-in capital	—	22,711	—	186,537	(K)	—	—		—
				(18,075)	(H)
				4,025	(N)
				(4,025)	(O)
				(191,173)	(L)
Accumulated deficit	—	(17,712)	—	17,712	(L)	—	—		—
Wejo Group Limited
Common Shares	—	—	—	13	(B)	114	(18)	(P)	95
				29	(L)		(1)	(R)
				68	(M)
				4	(Q)
Additional paid-in capital	—	—	—	119,362	(B)	627,530	(179,989)	(P)	440,342
				173,435	(L)		(7,199)	(R)
				291,010	(M)
				43,723	(Q)
Accumulated deficit	—	—	—	(305,768)	(M)	(349,495)	7,200	(R)	(342,295)
				(43,727)	(Q)
Accumulated other comprehensive loss	—	—	—	476	(M)	476	—		476
Total shareholders’ equity (deficit)	(150,375)	5,000	—	424,000		278,625	(180,007)		98,618
Non-controlling Interest	—	—	—	4,026	(O)	4,026	—		4,026
Total liabilities, shareholders’ equity (deficit), and non-controlling interest	$37,642	$231,260	$—	$77,125		$346,027	$(180,007)		$166,020

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND
COMPREHENSIVE LOSS
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(U.S. dollars in thousands, except share data)
	Historical		Reclassification Adjustments	Scenario 1 Assuming No Redemptions			Scenario 2 Assuming Maximum Redemptions
	Accounting Predecessor	VOSO		Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Revenue, net	$847	$—	$—	$—		$847	$—		$847
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	2,342	—	—	—		2,342	—		2,342
Technology and development	6,495	—	—	—		6,495	—		6,495
Sales and marketing	6,139	—	—	—		6,139	—		6,139
General and administrative	7,949	—	594	3,863	(KK)	13,820	(636)	(MM)	12,951
				1,414	(LL)		(233)	(NN)
Formation and operating costs	—	594	(594)	—		—	—		—
Depreciation and amortization	2,155	—	—	—		2,155	—		2,155
Total costs and operating expenses	25,080	594	—	5,277		30,951	(869)		30,082
Operating loss:	(24,233)	(594)	—	(5,277)		(30,104)	869		(29,235)
Loss on issuance of convertible loan notes	(44,242)	—	—	44,242	(AA)	—	—		—
Change in fair value of derivative liability	(56,616)	—	—	56,616	(CC)	—	—		—
Change in fair value of advanced subscription agreements	(6,765)	—	—	6,765	(DD)	—	—		—
Change in fair value of warrant liabilities	—	(16,620)	—	6,270	(FF)	(10,350)	—		(10,350)
Offering expenses related to warrant issuance	—	(529)	529	—		—	—		—
Interest expense	(4,317)	—	—	3,457	(AA)	(860)	—		(860)
Interest income	—	32	—	(32)	(EE)	—	—		—
Other income (expense), net	(85)	—	(529)	—		(614)	—		(614)
Net loss	(136,258)	(17,711)	—	112,041		(41,928)	869		(41,059)
Other comprehensive income (loss):
Foreign exchange translation adjustment	435	—	—	—		435	—		435
Comprehensive loss	$(135,823)	$(17,711)	$—	112,041		$(41,493)	869		$(40,624)
Weighted average Company Common Shares outstanding, basic and diluted	11,380,421					113,690,616			94,969,893
Basic and diluted net loss per share	$(11.97)					$(0.37)			$(0.43)
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption		17,745,472
Basic and diluted net income per share, Class A common stock subject to possible redemption		$0.00
Basic and diluted weighted average shares outstanding, Non-redeemable common stock		7,827,732
Basic and diluted net income per share, Non-redeemable common stock		$(2.26)
See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND
COMPREHENSIVE LOSS
FOR THE YEAR ENDED DECEMBER 31, 2020
(U.S. dollars in thousands, except share data)
	Historical		Reclassification Adjustments	Scenario 1 Assuming No Redemptions			Scenario 2 Assuming Maximum Redemptions
	Accounting Predecessor	VOSO		Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Revenue, net	$1,336	$—	$—	$—		$1,336	$—		$1,336
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	1,688	—	—	1,081	(GG)	3,733	—		3,733
				964	(HH)
Technology and development	7,683	—	—	2,369	(GG)	11,117	—		11,117
				1,065	(HH)
Sales and marketing	7,039	—	—	2,970	(GG)	12,823	—		12,823
				2,814	(HH)
General and administrative	10,173	—	1	2,228	(GG)	68,311	(7,200)	(JJ)	59,373
				1,629	(HH)		(1,272)	(MM)
				43,727	(II)		(466)	(NN)
				7,725	(KK)
				2,828	(LL)
Formation and operating costs	—	1	(1)	—		—	—		—
Depreciation and amortization	4,077	—	—	—		4,077	—		4,077
Total costs and operating expenses	30,660	1	—	69,400		100,061	(8,938)		91,123
Operating loss:	(29,324)	(1)	—	(69,400)		(98,725)	8,938		(89,787)
Loss on issuance of convertible loan notes	(13,112)	—	—	13,112	(AA)	—	—		—
Change in fair value of derivative liability	(8,724)	—	—	8,724	(CC)	—	—		—
Change in fair value of advanced subscription agreements	(1,808)	—	—	1,808	(DD)	—	—		—
Loss on conversion of convertible loan notes	—	—	—	(7,620)	(BB)	(7,620)	—		(7,620)
Interest expense	(2,594)	—	—	1,556	(AA)	(1,038)	—		(1,038)
Other income (expense), net	687	—	—	—		687	—		687
Net loss	(54,875)	(1)	—	(51,820)		(106,696)	8,938		(97,758)
Other comprehensive income (loss):
Foreign exchange translation adjustment	(2,220)	—	—	—		(2,220)	—		(2,220)
Comprehensive loss	$(57,095)	$(1)	$—	$(51,820)		$(108,916)	$8,938		$(99,978)
Weighted average Company Common Shares outstanding, basic and diluted	11,324,677					113,690,616			94,969,893
Basic and diluted net loss per share	$(4.85)					$(0.94)			$(1.03)
Basic and diluted weighted average shares outstanding, Class B common stock		5,000,000
Basic and diluted net loss per share, Class B common stock		$(0.00)
See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1 — Basis of Presentation
The Business Combination will be accounted for as a capital reorganization whereby Wejo Group Limited will be the successor to the Accounting Predecessor. The capital reorganization will be immediately followed by Wejo Group Limited acquiring Virtuoso, which will be effectuated by Merger Sub merging with and into Virtuoso, with Virtuoso being the surviving entity. As Virtuoso will not be recognized as a business under U.S. GAAP given it consists primarily of cash in the Trust Account, Wejo Group Limited’s acquisition of Virtuoso will be treated as a recapitalization. Under this method of accounting, the ongoing financial statements of Wejo Group Limited will reflect the net assets of the Accounting Predecessor and Virtuoso at historical cost, with no additional goodwill recognized.
The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021 assumes the Business Combination occurred on June 30, 2021. The Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Loss for the six months ended June 30, 2021 and the year ended December 31, 2020 present the pro forma effect to the Business Combination as if it had been completed on January 1, 2020 the beginning of the earliest year presented. These periods are presented on the basis of the Accounting Predecessor as the accounting acquirer.
The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:
•
The Accounting Predecessor’s unaudited condensed consolidated balance sheet as of June 30, 2021 and the related notes, included elsewhere in this proxy statement/prospectus; and

•
Virtuoso’s unaudited condensed balance sheet as of June 30, 2021 and the related notes, included elsewhere in this proxy statement/prospectus.

The Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss for the three months ended June 30, 2021 has been prepared using, and should be read in conjunction with, the following:
•
The Accounting Predecessor’s unaudited condensed consolidated statement of operations and comprehensive loss for the six months ended June 30, 2021 and the related notes, included elsewhere in this proxy statement/prospectus; and

•
Virtuoso’s unaudited condensed statement of operations for the six months ended June 30, 2021 and the related notes, included elsewhere in this proxy statement/prospectus.

The Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:
•
The Accounting Predecessor’s audited consolidated statement of operations and comprehensive loss for the year ended December 31, 2020 and the related notes, included elsewhere in this proxy statement/prospectus; and

•
Virtuoso’s audited condensed statement of operations for the period from August 25, 2020 (inception) through December 31, 2020 and the related notes, included elsewhere in this proxy statement/prospectus.

The pro forma adjustments reflecting the consummation of the Business Combination are based on currently available information and certain assumptions and methodologies that Wejo Group Limited believes is reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Wejo Group Limited believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The Unaudited Pro Forma Condensed Combined Financial Statements are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the Wejo Unaudited 2021 Interim Condensed Consolidated Financial Statements and related notes, the Wejo Limited Audited 2020 Consolidated Financial Statements and related notes, and the Virtuoso Unaudited Condensed Financial Statements as of June 30, 2021 and for the period from August 25, 2020 (inception) to December 31, 2020 included elsewhere in this proxy statement/prospectus.
Note 2 — Conforming Accounting Policies
During the preparation of the unaudited pro forma condensed combined financial information, management performed an initial review of the accounting policies of Virtuoso to determine if differences in accounting policies require reclassification or adjustment. As a result of that review, management did not become aware of any material differences between the accounting policies of the two companies, other than certain reclassifications necessary to conform Virtuoso to the Accounting Predecessor’s financial statement presentation. These reclassifications are described in Note 3 below. When management completes a final review of Virtuoso’s accounting policies, additional differences may be identified that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.
Note 3 — Reclassifications
Certain reclassification adjustments have been made to conform Virtuoso’s financial statement presentation to that of Wejo Group Limited’s as noted below:
a)
Virtuoso’s prepaid expenses line item was reclassified to prepaid expenses and other current assets to conform with Accounting Predecessor’s balance sheet presentation. This reclassification has no impact on Total assets.

b)
Virtuoso’s accounts payable and accrued expenses line item was reclassified to accounts payable to conform with the Accounting Predecessor’s balance sheet presentation. This reclassification has no impact on Total liabilities.

c)
Virtuoso’s franchise tax payable and due to related party lines items were reclassified to accrued expenses and other current liabilities to conform with the Accounting Predecessor’s balance sheet presentation. This reclassification has no impact on total liabilities.

d)
Virtuoso’s formation and operating costs was reclassified to general and administrative to conform with the Accounting Predecessor’s statement of operations and comprehensive loss presentation. This reclassification has no impact on total costs and operating costs.

e)
Virtuoso’s offering expenses related to warrant issuance was reclassified to other income (expense), net to conform with the Accounting Predecessor’s statement of operations and comprehensive loss presentation. This reclassification has no impact on total costs and operating costs.

Note 4 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” which has been early adopted in its entirety. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Wejo Group Limited has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.
The pro forma condensed combined financial information does not include an income tax adjustment. Upon closing of the Business Combination, it is likely that the combined company will record a valuation allowance against the total U.S. and state deferred tax assets as the recoverability of the tax assets is uncertain. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations and comprehensive loss are based upon the number of the post-combination company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.
Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The Transaction Accounting Adjustments included in the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021 are as follows:
(A)
Reflects the reclassification of $230.0 million cash and marketable securities held in the Trust Account that became available to fund the Business Combination.

(B)
Reflects the gross proceeds of $125.0 million received through the issuance of Wejo Group Limited shares with a par value of $0.001 to the PIPE Investors, which will be offset by the PIPE fee of 4.5% of gross proceeds, or $5.6 million. Issuance costs, payable at closing, are accounted for through a reduction of cash and cash equivalents and a corresponding reduction in Wejo Group Limited additional paid-in capital.

(C)
Reflects the gross proceeds of $8.2 million to be received through the issuance of ordinary shares of the Accounting Predecessor with a par value of £0.01, upon the assumed exercise of all warrants.

(D)
Reflects the acceleration of historical Accounting Predecessor stock-based compensation awards that vest upon the Closing of the Business Combination and the gross proceeds of $1.8 million to be received through the issuance of ordinary shares of the Accounting Predecessor with a par value of £0.01 upon the assumed exercise of awards. Estimated share-based compensation expense of $8.6 million is based on the grant date fair value of the awards.

(E)
Reflects the settlement of $8.1 million of deferred underwriters’ fees incurred during Virtuoso’s IPO that are payable upon completion of the Business Combination.

(F)
Reflects the automatic conversion of the Accounting Predecessor’s Convertible Loan Notes into ordinary shares of the Accounting Predecessor. Upon the conversion, the carrying value of the debt of $7.9 million, and the related accrued interest of $2.2 million and derivative liability of $128.4 million were derecognized. The ordinary shares of the Accounting Predecessor issued in exchange for the debt were recorded at fair value to ordinary shares and additional paid-in capital in the aggregate amount of $146.1 million, with the resulting difference being accounted for as a loss on extinguishment of $7.6 million in earnings (see note AA below).

(G)
Reflects the conversion of Accounting Predecessor’s advanced subscription agreements into ordinary shares of the Accounting Predecessor. Upon the conversion, the carrying value of the advanced subscription agreements of $14.9 million was derecognized.

(H)
Reflects preliminary estimated direct and incremental transaction costs incurred by Virtuoso related to the Business Combination of approximately $18.1 million for advisory, legal, accounting and auditing fees and other professional fees reflected as a direct reduction to the additional paid in capital and are assumed to be cash settled. As of June 30, 2021, Virtuoso had deferred transaction costs incurred of $0.2 million, all of which had been paid.

(I)
Reflects preliminary estimated direct and incremental transaction costs incurred by the Accounting Predecessor’s related to the Business Combination of approximately $20.7 million for advisory, legal, accounting and auditing fees and other professional fees reflected as a direct reduction to the additional paid in capital and are assumed to be cash settled. As of June 30, 2021, the Accounting Predecessor had deferred transaction costs incurred of $5.8 million, of which $5.1 million was unpaid.

(J)
Reflects the accrual of $6.5 million of the Accounting Predecessor’s additional one-time transaction costs that are not directly attributable to the Business Combination (see note HH below).

(K)
Represents a reclassification of approximately 18,653,928 shares of Virtuoso Class A common stock subject to redemption to permanent equity.

(L)
Reflects the merger between Merger Sub and Virtuoso with Virtuoso as the surviving entity. All outstanding Virtuoso Class B common stock will be automatically converted into Virtuoso Class A common stock, subsequently, all Virtuoso Class A stockholders will be exchanged for Company Common Shares. Accordingly, Virtuoso’s Class A and B common stock, accumulated deficit and additional paid-in capital will be eliminated, while the Company’s Common shares and additional paid-in capital will increase by approximately $29,000 and $173.4 million, respectively. Also part of the merger, all Founder Virtuoso warrants will be exchanged for equity units in Wejo Bermuda Limited that will be exchangeable into Company Common Shares or cash, as determined by Wejo Bermuda Limited, on the same terms as such warrants. See steps (N) and (O).

(M)
The financial statements going forward will be consolidated at the Wejo Group Limited level. As a result, the adjustments reflect the reclassification of certain equity balances: (a) reclassification of $291.0 million of Accounting Predecessor accumulated deficit to Wejo Group Limited accumulated deficit, (b) reclassification of $0.5 million of Accounting Predecessor accumulated other comprehensive loss to Wejo Group Limited accumulated other comprehensive loss, (c) the issuance of Company Common Shares to shareholders of the Accounting Predecessor, and (d) reclassification of Accounting Predecessor additional paid-in capital to Wejo Group Limited additional paid-in capital with a reduction in Wejo Group Limited additional paid-in capital equal to the Company Common Shares less Accounting Predecessor additional paid-in capital.

(N)
Prior to the contribution by the Sponsor’s shares of Virtuoso Class C stock into Wejo Bermuda Limited, which is a consolidated subsidiary of Wejo Group Limited, the Sponsor’s Virtuoso warrants were exchanged for Virtuoso Class C common stock. Accordingly, a decrease of $4.0 million to Warrant liability related to the Virtuoso warrants is recorded with a corresponding increase of Class C common stock and Additional paid-in capital.

(O)
Reflects the contribution of Sponsor’s shares of Class C common stock in exchange for a non-controlling equity interest in Wejo Bermuda Limited. After the contribution, holders of the equity units in Wejo Bermuda Limited may exchange their interest for Company Common Shares or for cash, at Wejo Bermuda Limited’s option. Therefore, the pro forma adjustment removes the Virtuoso Class C shares and corresponding $4.0 million in additional paid-in capital related to the recapitalization and increases the Wejo Group Limited’s non-controlling interest by $4.0 million.

(P)
Reflects the maximum redemption of 18,000,695 public shares for aggregate redemption payments of $180.0 million allocated to Class A common stock and Additional paid-in capital using par value of $0.001 per share and a redemption price of $10.00 per share. The redemption price is calculated as $230.0 million in the Trust Account per the unaudited pro forma condensed combined balance sheet divided by 23,000,000 shares outstanding. The cash available to fund the maximum redemption scenario includes the funds available in the Trust Account, the $125.0 million PIPE investment, less the $175.0 million minimum cash condition per the Business Combination Agreement.

(Q)
Reflects the additional stock-based compensation and impact on the par value of £0.01 for the issuance of fully vested shares of Wejo Group Limited common shares to certain directors and officers subsequent to the closing of the Business Combination. Estimated share-based compensation expense of $43.7 million is based on an estimated price of $10.00 per share and 4,372,716 shares to be issued immediately subsequent to the closing of the Business Combination assuming no redemptions (see note II below).

(R)
Reflects the decrease of the additional stock-based compensation and impact on the par value of £0.01 of note Q above under the maximum redemption scenario (see note P above). As a result of the maximum redemption, the certain directors and officers noted in note Q above would be issued 720,028 less shares of Wejo Group Limited common shares, resulting in less estimated share-based compensation expense in the amount of $7.2 million (see note JJ below).

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss
The Transaction Accounting Adjustments included in the Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss for the six months ended June 30, 2021 and the year ended December 31, 2020 are as follows:
(AA)
Reflects an adjustment to eliminate interest expense, debt issuance cost, amortization of discount on debt, and loss on issuance of the debt upon the automatic conversion of the Accounting Predecessor’s Convertible Loan Notes as it is assumed that the Convertible Loan Notes would have been converted to ordinary shares of the Accounting Predecessor and then to Company Common Shares as if the Business Combination had occurred on January 1, 2020.

(BB)
Reflects an adjustment to record a loss of $7.6 million on conversion of the Accounting Predecessor’s Convertible Loan Notes as it is assumed that the Convertible Loan Notes would have been converted to ordinary shares of the Accounting Predecessor and then to Company Common Shares as if the Business Combination had occurred on January 1, 2020. It should be noted that the Accounting Predecessor’s Convertible Loan Notes were issued after January 1, 2020, and therefore, the loss on conversion of $7.6 million was calculated based on the carrying amounts of the convertible notes and derivative liability as of June 30, 2021, which represents the best available information.

(CC)
Reflects an adjustment to eliminate the impact of the change in the fair value of derivative liability for the Convertible Loan Notes issued by the Accounting Predecessor as it is assumed that the derivative liability would have been extinguished upon conversion of the Accounting Predecessor’s Convertible Loan Notes as if the Business Combination had occurred on January 1, 2020.

(DD)
Reflects an adjustment to eliminate the impact of the change in the fair value of advanced subscription agreements issued by the Accounting Predecessor as it is assumed that the advanced subscription agreements would have been converted to ordinary shares of the Accounting Predecessor and then to Company Common Shares as if the Business Combination had occurred on January 1, 2020.

(EE)
Reflects the elimination of interest income related to the marketable securities held in the Trust Account.

(FF)
Reflects change in fair value of warrant liabilities related to the Sponsor’s Virtuoso warrants recognized in Virtuoso’s condensed statement of operations as it is assumed that the Sponsor’s Virtuoso warrants would have been exchanged for Virtuoso Class C common stock and then immediately exchanged for a non-controlling equity interest in Wejo Bermuda Limited as if the Business Combination had occurred on January 1, 2020.

(GG)
Reflects the expense related to employee share-based compensation as a result of the Business Combination. The employee awards of Accounting Predecessor included performance conditions that vested upon a qualifying Exit Event, which was previously not probable. Therefore, in connection with the Business Combination, Accounting Predecessor recognized share-based compensation related to share-based compensation awards that vested upon the occurrence of the Business Combination. This expense, which is non-taxable, is a non-recurring item.
(HH)
Reflects an accrual of $6.5 million for additional transaction costs not directly attributable to the Business Combination (see note J above). This one-time adjustment was made only to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020.

(II)
Reflects the share-based compensation expense of $43.7 million related to the 4,372,716 fully vested Wejo Group Limited common shares granted to certain directors and officers subsequent to the closing of the Business Combination under Wejo Group Limited’s new equity incentive plan. Therefore, in connection with the Business Combination, the Company recognized share-based compensation related to the fully vested awards subsequent to the occurrence of the Business Combination. This expense, which is non-taxable, is a non-recurring item (see note Q above).

(JJ)
Reflects the reduction of share-based compensation expense of $7.2 million related to the fully vested Wejo Group Limited common shares granted in note II above, under the maximum redemption scenario in which 720,028 less shares would have been issued.

(KK)
Reflects the additional stock-based compensation of $3.9 million and $7.7 million during the six months ended June 30, 2021 and the year ended December 31, 2020, respectively, related to the unvested restricted stock units ("RSUs") of Wejo Group Limited common shares granted to a certain executive subsequent to the closing of the Business Combination under Wejo Group Limited's new equity incentive plan. Vesting of this award is based on the Company's share price hitting a certain target. The RSUs are determined to be market-based awards (“Market Based Awards”) for which the Company has estimated a fair value as of January 1, 2020 using a Monte Carlo model to simulate a distribution of future stock prices and derived a service period through which to expense the related fair value. The RSUs had a day one fair value of $6.36 per share and a derived service period of 4.5 years.

(LL)
Reflects the additional stock-based compensation of $1.4 million and $2.8 million during the six months ended June 30, 2021 and the year ended December 31, 2020, respectively, related to the unvested stock options and RSUs of Wejo Group Limited common shares granted to a certain executive subsequent to the closing of the Business Combination under Wejo Group Limited's new equity incentive plan. The award vests annually over a three-year period. The Company determined the fair value of the options using a Black-Scholes Model and the fair value of the RSUs is based on the PIPE investment of $10.00 per share.

(MM)
Reflects the reduction of share-based compensation expense of $0.6 million and $1.3 million during the six months ended June 30, 2021 and the year ended December 31, 2020, respectively, related to the unvested RSUs of Wejo Group Limited common shares granted in note KK above, under the maximum redemption scenario in which the award would have resulted in 900,035 less RSUs being granted.

(NN)
Reflects the reduction of share-based compensation expense of $0.2 million and $0.5 million during the six months ended June 30, 2021 and the year ended December 31, 2020, respectively, related to the unvested options and RSUs of Wejo Group Limited common shares granted in note LL above, under the maximum redemption scenario in which the award would have resulted in 180,007 less options and RSUs being granted.

Note 5 — Earnings/Loss Per Share
Represents the net income/(loss) per share calculated using the weighted average shares outstanding, and the issuance of additional Wejo Group Limited shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption by Virtuoso’s public stockholders of shares of Class A common stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account for the six months ended June 30, 2021 and for the year ended December 31, 2020:
	Six Months Ended June 30, 2021		Year Ended December 31, 2020
(U.S. dollars in thousands, except share data)	Assuming No Redemptions	Assuming Maximum Redemptions	Assuming No Redemptions	Assuming Maximum Redemptions
Pro forma net loss attributable to Wejo Group Limited	$(41,928)	$(41,059)	$(106,696)	$(97,758)
Weighted average Company Common Shares outstanding – basic and diluted(1)(2)	113,690,616	94,969,893	113,690,616	94,969,893
Net loss per Company Common Share – basic and diluted	$(0.37)	$(0.43)	$(0.94)	$(1.03)

(1)
For the purposes of calculating the weighted average number of shares of Company Common Shares outstanding, the effect of outstanding Virtuoso warrants and exchangeable units to purchase 18,100,000 of Company Common Shares was not considered in the calculation of diluted loss per share, since the inclusion of such warrants would be anti-dilutive.

(2)
For the purposes of calculating the weighted average number of shares of Company Common Shares outstanding, the contingent RSUs and Earnout Shares have been excluded from the basic loss per share as they are contingently issuable based upon the price of the Company Common Shares reaching specified thresholds that are not currently met. The RSUs and Earnout Shares should be considered for diluted losses per share, however, these securities would be anti-dilutive given the historical pro forma net loss and have therefore been excluded from diluted pro forma loss per share.

The following summarizes the number of Company Common Shares outstanding under the two redemption scenarios:
	Scenario 1 Assuming No Redemptions		Scenario 2 Assuming Maximum Redemptions
	Shares	%	Shares	%
Equity Capitalization Summary(1)
Wejo Limited shareholders	68,067,900	62.3%	68,067,900	74.5%
Virtuoso Public Stockholders	23,000,000	21.0%	4,999,305	5.5%
Sponsor	5,750,000	5.3%	5,750,000	6.3%
PIPE Investors	12,500,000	11.4%	12,500,000	13.7%
Total Company Common Shares	109,317,900	100.0%	91,317,205	100.0%

(1)
If the Company Common Shares expected to be issued from: (i) the Equity Incentive Plan after closing of the Business Combination are deemed issued as of consummation of the Business Combination, (ii) the Earnout Shares issuable to certain Wejo Limited shareholders upon the achievement of price triggers of $15.00, $18.00, $21.00 and $24.00 during the Earnout Period are deemed issued as of consummation of the Business Combination and (iii) the exchangeable units of Limited are deemed exchanged for Company Common Shares (a) assuming no redemptions, the Wejo Limited shareholders would hold 58.6%, Virtuoso’s Public Stockholders would hold 18.2%, the PIPE Investors would hold 9.9%, the Sponsor would hold 9.8% and the recipients of such grant of Company Common Shares would represent 3.5%, in each case, of the 126,290,616 pro forma Company Common Shares and (b) assuming maximum redemptions, the Wejo Limited shareholders would hold 68.9%, Virtuoso’s Public

Stockholders would hold 4.6%, the PIPE Investors would hold 11.6%, the Sponsor would hold 11.5%, and the recipients of such grant of Company Common Shares would represent 3.4%, in each case, of the 107,569,893 pro forma Company Common Shares. The table and the preceding sentence do not include 11,500,000 Company Common Shares issuable upon the exercise of the Virtuoso Public Warrants. See “Wejo’s Executive and Director Compensation — Equity Compensation”.

INFORMATION ABOUT VIRTUOSO
References in this section to “Virtuoso,” “we,” “our” or “us” refer to Virtuoso Acquisition Corp., a Delaware corporation.
General
Virtuoso is a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Although Virtuoso is not limited to a particular industry or sector for purposes of consummating a business combination, Virtuoso focuses on media companies, within the digital marketing, digital platforms, subscription, and ad tech sectors. Virtuoso has neither engaged in any operations nor generated any revenue to date. Based on Virtuoso’s business activities, it is a “shell company” as defined under the Exchange Act because it has no operations and nominal assets consisting almost entirely of cash.
On January 26, 2021, Virtuoso consummated its IPO of its securities. Each Unit had an offering price of $10.00 and consists of one share of Class A Common Stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of its Class A Common Stock at a price of $11.50 per share, subject to adjustment. Only whole warrants are exercisable.
Simultaneously with the closing of the IPO, Virtuoso consummated a private sale to the Sponsor of 6,600,000 warrants at a price of $1.00 per warrant, each exercisable to purchase one share of Class A Common Stock at a price of $11.50 per share.
Virtuoso Units, Virtuoso Class A Common Stock and Public Warrants are listed on the NASDAQ under the symbols “VOSOU,” “VOSO” and “VOSOW,” respectively.
Following the closing of Virtuoso’s IPO, of the net proceeds of Virtuoso’s IPO and simultaneous private placements, a total of $230,000,000 was placed in the Trust Account. The net proceeds held in the Trust Account have been invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. As of October 14, 2021, funds in the Trust Account totaled $230,036,305.63. Virtuoso Public Stockholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) two business days prior to Virtuoso’s completion of the Business Combination, and then only in connection with those shares of Virtuoso Common Stock that such stockholder properly elected to redeem, subject to the limitations described herein, and (ii) the redemption of Virtuoso’s Public Shares if Virtuoso is unable to complete a business combination by January 26, 2023, subject to applicable law and as further described herein.
Effecting Virtuoso’s Initial Business Combination
Fair Market Value of Target Business
The rules of the NASDAQ require that Virtuoso’s Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for the payment of taxes and excluding the amount of any deferred underwriting discount held in trust). Virtuoso’s Board determined that this test was met in connection with the proposed Business Combination.
Shareholder Approval of Business Combination
Under the Virtuoso Amended and Restated Certificate of Incorporation, Virtuoso must seek stockholder approval of the Business Combination at a meeting called for such purpose at which holders of shares of Virtuoso Class A Common Stock may seek to redeem their shares of Virtuoso Class A Common Stock, regardless of whether they vote for or against the Business Combination, into their pro rata portion of the Trust Account, calculated as of two (2) business days prior to the consummation of the Business Combination including interest earned on the funds held therein and not previously released. The Virtuoso Amended and Restated Certificate of Incorporation provides that the Business Combination will not be consummated if, upon the consummation of the Business Combination, Virtuoso does not have at least $5,000,001 in net tangible assets after giving effect to the payment of amounts that Virtuoso will be required to pay to redeeming stockholders upon consummation of the Business Combination. Holders of publicly held shares of Virtuoso Common Stock, together with any affiliates or any other persons with whom such stockholder is acting in concert or as a group, will be restricted from seeking redemption with respect to more than an aggregate 15% of shares of Common Stock offered as part of Virtuoso’s IPO. Further, Virtuoso entered into the Sponsor Agreement, by and among Virtuoso, the Company and the Sponsor, pursuant to which, among other things, the Sponsor agreed not to redeem any shares of Virtuoso Class A Common Stock or Virtuoso Class B Common Stock and not to transfer any Company Common Shares for a period beginning on the Closing Date and ending on the earlier of (A) one year thereafter or (B) the date on which the VWAP of the Company Common Shares equals or exceeds $12.00 per share for any 20 trading days within a 30 trading day period commencing no less than 150 days thereafter.
At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding us or Virtuoso’s securities, the Sponsor, Wejo or their respective directors, officers, advisors or respective affiliates may purchase public shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Condition Precedent Proposals, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire public shares or vote their public shares in favor of the Condition Precedent Proposals. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of Virtuoso’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, Wejo or their respective directors, officers, advisors or respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholder would be required to revoke their prior elections to redeem their shares.
Liquidation if No Business Combination
If Virtuoso has not completed the Business Combination with Wejo by January 26, 2023 and has not completed another business combination by such date, in each case, as such may be extended pursuant to Virtuoso’s charter, Virtuoso will be required to cease operations, redeem its public shares and dissolve and liquidate its Trust Account, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
Facilities
Our executive offices are located at 180 Post Road East Westport, CT 06880 and our telephone number is (203) 227-1978. Our executive offices are provided to us by our Sponsor. Commencing on the date of our IPO, we have agreed to pay our Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. We consider our current office space adequate for our current operations.
Employees
We currently have two officers. These individuals are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the initial business combination process. We do not intend to have any full-time employees prior to the completion of our initial business combination.
Competition
If Virtuoso succeeds in effecting the Business Combination, there will be competition from Wejo’s competitors. Virtuoso cannot assure you that, subsequent to the Business Combination, Wejo will have the resources or ability to compete effectively. See “Information About Wejo — Competition.”

Directors and Executive Officers
Virtuoso’s current directors and executive officers are:
Name	Age	Position
Jeffrey D. Warshaw	57	Chief Executive Officer and Director
Michael O. Driscoll	67	Chief Financial Officer and Director
Samuel Hendel	40	Director
Peggy Koenig	63	Director
Alan Masarek	60	Director
Jeffrey D. Warshaw, Chief Executive Officer and Director, has 35 years building, acquiring, operating and investing in media businesses. Starting at age 19, Mr. Warshaw has run a number of successful entities with a focus on creating strong market positions and exceptional management teams. At age 28 in 1993, Mr. Warshaw founded Connoisseur Communications Partners, an owner and operator of radio stations, starting with an initial investment of $250,000, partnered with Tinicum Investments and later Abry Partners. Through disciplined acquisitions and operating management, Connoisseur Communications Partners grew to 39 radio stations and was sold in 2000 to Cumulus Broadcasting for over $250,000,000. Following the sale of Connoisseur Communications Partners in 2004, Mr. Warshaw founded Connoisseur Media, a multi-platform local media company with radio, streaming, and digital and traditional advertising agency businesses. Connoisseur Media’s radio operations, which have been assembled and grown, have the highest average market shares of any top radio group in the country. Mr. Warshaw was a pioneer of combining digital with legacy media, founding Ferocious Media as a division of Connoisseur Media in 2010. Over the course of his career, Mr. Warshaw has led numerous equity and debt raises for his companies. Mr. Warshaw has also successfully partnered with investment funds (Farallon, Abry, Matlin Patterson) to invest in media debt and assets. An important part of the success of these investments has been Mr. Warshaw’s ability to operate these media businesses. In addition, from October 2017 to November 2019, Mr. Warshaw served on the board of Horizon HVAC, which was sold to New Mountain Capital in November 2019. Mr. Warshaw currently serves on the Board of the National Association of Broadcasters, is Chairman of the Nielsen Audio Advisory Council, a member of the Executive Committee of the Board of Directors of the Radio Advertising Bureau, Board Member of the Broadcasters Foundation of America, and Board Member of Phiphen Pictures. Mr. Warshaw has received many honors, including the Ward L. Quall Leadership Award from BFOA. Mr. Warshaw received a B.S.E. from the Wharton School of the University of Pennsylvania in 1986.
Michael O. Driscoll, Chief Financial Officer and Director, has 38 years of experience in financial and Investment Management and currently serves as the EVP/CFO and Co-Founder of Connoisseur Media, where he started in 2004. He is responsible for managing the financial and administrative aspects of the Company including: finance and accounting, acquisitions, divestitures, financing transactions, financial structuring, insurance, taxes and also human recourses. Over the last 24 years of his partnership with Mr. Warshaw, he has been involved with numerous equity raises, financings and transactions exceeding well over $1 billion. Driscoll was responsible for due diligence and was involved in negotiating with lenders, investors sellers and buyers. Prior to Connoisseur Media, he was the CFO of Mr. Warshaw’ s Connoisseur Communications Partners, from 1996 to 2001, where he managed finance and administration and played a critical part in the company quadrupling in size and was involved in the sale of the company for more than $250,000,000 in 2000. Prior to working with Mr. Warshaw, he was the SVP/CFO at US Radio, Inc., for 10 years from 1986 to 1996. US Radio Inc., which at the time, was the largest minority-controlled radio company in the industry, was primarily owned by a Blackstone merchant banking fund when it was sold in 1996 for $140,000,000. In 2020, he was named by Radio+ Television Business Report as one of the best finance leaders of 2020. Driscoll has a B.S. from the University of Connecticut, a M.S.M. from Purdue University, and a CFA from the CFA Institute.
Samuel Hendel, Director, is a Co-Founder of Dataminr, the leading company for event and risk detection, which he began with two of his former Yale classmates in 2009. Dataminr's platform offers the earliest signals of major events to corporations, financial institutions, news media, and the public sector. CNBC recognized Dataminr as one of the world's “most disruptive technology companies,” which raised

$475 million in March 2021 at a $4.1 billion valuation. In 2021, Mr. Hendel partnered with KKR to purchase KMR Music Royalties II, a unique catalogue of 62,000 music copyrights, from Kobalt Capital for $1.1 billion. Mr. Hendel will serve as a founding board member of the new joint venture, Chord Music Partners, that will continue to scale by providing flexible capital solutions for artists and creators and exploring NFT monetization opportunities. In addition, Mr. Hendel has 18 years of experience in the investment management industry and most recently served as Portfolio Manager and President of Easterly Investment Partners, the $4 billion AUM value manager. Prior to Joining Easterly, Mr. Hendel was Co-Portfolio Manager for risk arbitrage and event-driven strategies at Satellite Asset Management from 2006 to 2009. That position followed 3 years at UBS, from 2003 to 2006, where Mr. Hendel was an Associate Director, serving in both the portfolio trading and proprietary trading groups. In his personal capacity, Mr. Hendel is an Associate Fellow of Davenport College at Yale University in addition to being Co-Founder of Accelerate Yale, an alumni shared interest group focused on promoting entrepreneurship at Yale. Mr. Hendel has additional board experience, serving as the Chairman of OkayMedia, which includes OkayPlayer, a music and lifestyle website founded in 1999 by Ahmir (Questlove) Thompson of the hip hop band The Roots, and OkayAfrica, the leading digital media company focused on African culture. He has also served on the board of Virtuoso since January 2021, where he serves as a member of the Audit and Compensation Committees. He also serves on the board of ImpaCT, a Connecticut-based charity focused on providing support to underprivileged youth in the local community alongside his wife. Mr. Hendel received a B.A. from Yale University.
Peggy Koenig, Director, has over 30 years of investing in, managing and financing media, communications, information and business services companies. She is currently the Chair of Boston-based private equity firm, Abry Partners, where she was involved with starting the private equity practice in 1994 as a Partner. She served as co-CEO from 2010 to 2017, where she had principal responsibility for the firm’s investment strategy, capital formation and investment team. Koenig has originated, supervised and sold numerous companies in Abry’s targeted sectors. Areas of focus have included cable television, marketing services, logistics, business services, tech enabled services, and radio and television broadcasting. Prior to joining Abry, she was the President and Founder of Koenig Management Group from 1992 to 1993. Before, Koenig was a partner and member of the board of directors of Sillerman Communications Management Corporation from 1988 to 1992, a merchant bank making investments principally in the radio industry. She also has extensive media financing experience in industries including feature film production, cable television, and magazine publishing. She is currently the Producing Director of Black Cap Productions, where is producing a musical inspired by the book “Lives in Limbo.” She is also a member of the National Board of the non-profit Cradles to Crayons, the Massachusetts Women’s Forum, Citi Private Bank North American Advisory Board, and the Advisory Board of the Carr Center for Human Rights at the Harvard Kennedy School. Koenig received a B.S. from Cornell University, an MBA from the Wharton Business School, and a fellowship in Advanced Leadership from Harvard University She is currently a Vice Chair of the Board of Trustees of Cornell University, where she is Chair of the Research and Innovation Committee as well as a member of the Executive Committee of Cornell University She is also a member of the Cornell Tech Council of Cornell’s NY Tech Campus and a member of the Board of Advisors at the Millstein Program in Technology and Humanity.
Alan Masarek, Director, has over 25 years of experience in communications, information technology and business services companies. Most recently, he was Chief Executive Officer and a member of the Board of Directors of Vonage (NASDAQ: VG) from November 2014 to June 30, 2020. Mr. Masarek came to Vonage from Google, Inc., where he was Director, Chrome & Apps from June 2012 until October 2014, following the acquisition of his prior company, Quickoffice, Inc. Mr. Masarek was Co-founder of Quickoffice, Inc. and its CEO from November 2014 to June 2020. Mr. Masarek earned his M.B.A., with Distinction, from Harvard Business School and his B.B.A., Magna Cum Laude, from the University of Georgia.
Number and Terms of Office of Officers and Directors
The Virtuoso Board is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. In accordance with NASDAQ corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on NASDAQ. The term of office of the first class of directors, consisting of Messrs. Driscoll, Masarek and

Hendel will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Warshaw, Ms. Koenig and Mr. Masarek will expire at the second annual meeting of stockholders.
Our officers are appointed by the Virtuoso Board and serve at the discretion of the Virtuoso Board, rather than for specific terms of office. The Virtuoso Board is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the Virtuoso Board.
Pursuant to an agreement to be entered into on or prior to the closing of this offering, our Sponsor, upon and following consummation of an initial business combination, will be entitled to nominate three individuals for election to the Virtuoso Board, as long as the Sponsor holds any securities covered by the registration and shareholder rights agreement.
Director Independence
NASDAQ listing standards require that a majority of the Virtuoso Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the Virtuoso Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Virtuoso Board has determined that Messrs. Hendel and Masarek and Ms. Koenig are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Officer and Director Compensation
None of our officers has received any cash compensation for services rendered to us. Commencing on the date of our IPO, we have agreed to pay our Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. No compensation of any kind, including any finder’s fee, reimbursement or consulting fee, will be paid by us to our Sponsor, officers and directors, or any affiliate of our Sponsor or officers, prior to, or in connection with, any services rendered in order to effectuate the consummation of our initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. We do not have a policy that prohibits our Sponsor, executive officers or directors, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such payments, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with identifying and consummating an initial business combination.
After the completion of our initial business combination, directors or members of our management team who remain with us, if any, may be paid consulting or management fees from the combined company. All of these fees are fully disclosed to stockholders in “Special Meeting of Stockholders of Virtuoso — Interests of Virtuoso’s Directors and Executive Officers in the Business Combination.” We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed initial business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the Virtuoso Board for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on the Virtuoso Board.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business, but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

VIRTUOSO’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
References in this section to “Virtuoso,”, “we,” “our,” or “us” refer to Virtuoso Acquisition Corp., a Delaware corporation. The following discussion and analysis of Virtuoso’s financial condition and results of operations should be read in conjunction with Virtuoso’s audited financial statements and the notes thereto and unaudited condensed financial statements and the notes thereto contained elsewhere in this proxy statement/prospectus.
Overview
We are a blank check company incorporated on August 25, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this proxy statement/prospectus as our initial business combination.
The registration statement for the Company’s IPO was declared effective on January 21, 2021 (the “Effective Date”). On January 26, 2021, the Company consummated the IPO of 23,000,000 units (the “Units” and, with respect to the common stock included in the Units being offered, the “public share”), at $10.00 per Unit, generating gross proceeds of $230,000,000
Simultaneously with the closing of the IPO, the Company consummated the sale of 6,600,000 warrants (the “Private Placement Warrant”), at a price of $1.00 per Private Placement Warrants.
Transaction costs amounted to $13,109,495 consisting of $4,600,000 of underwriting fee, $8,050,000 of deferred underwriting fee and $459,495 of other offering costs. Of the total transaction cost $529,112 was expensed as non-operating expenses in the statement of operations with the remaining balance of $12,580,383 recorded as a component of stockholders’ equity. The transaction costs were allocated based on the relative fair value basis, compared to the total offering proceeds, between the fair value of the public warrant liabilities and the Class A common stock.
Results of Operations
We have neither engaged in any operations nor generated any operating revenues to date. Our only activities since inception have been organizational activities, those necessary to prepare for our initial public offering, as described below, and the search for a target company for our initial business combination, including the potential acquisition of Wejo. We have generated and expect to generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We have incurred and expect to incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with searching for, and completing, a business combination.
For the six months ended June 30, 2021, we had a net loss of $17,711,602, which consisted of changes in the fair value of warrant liability of $16,620,000, offering expenses related to warrant issuance of $529,112 and interest earned on investments held in the Trust Account of $31,963. We incurred $594,453 of formation and operating costs consisting mostly of general and administrative expenses.
As a result of the restatement described in Note 2 to our unaudited condensed financial statements included elsewhere herein, we classify the warrants issued in connection with our initial public offering and private placement as liabilities at their fair value and adjust the warrant instruments to fair value at each reporting period. These liabilities are subject to remeasurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. As part of the reclassification to warrant liability, we reclassed a portion of the offering costs associated with the IPO originally charged to stockholders’ equity, to an expense in the statement of operations in the amount of $529,112 based on a relative fair value basis. For the six months ended June 30, 2021, the change in fair value of warrants was a decrease in the liability of $16,620,000.

Liquidity and Capital Resources
At December 31, 2020, we had $4,950 in cash and a working capital deficit of $150,316. Our liquidity needs have been satisfied prior to completion of the IPO through receipt of $25,000 from the sale of the founder shares to our sponsor and up to $300,000 in loans from our sponsor under an unsecured promissory note entered into on September 2, 2020. At December 31, 2021, the balance of the promissory note was $92,766. The loan from our sponsor was repaid in full on January 26, 2021.
As of June 30, 2021, the Company had approximately $0.75 million in cash and working capital of approximately $0.82 million, which would be reduced by expenses incurred working on a business combination after the balance sheet date.
Until the consummation of a business combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the business combination.
The Company may need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses.
These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
Warrant Liabilities
We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. We evaluate all of our financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period.
We issued an aggregate of 18,100,000 warrants in connection with our initial public offering and private placement, which, as a result of the restatement described in Note 2 “Restatement of Previously Issued Financial Statements” to the unaudited condensed financial statements for the quarter ended June 30, 2021 included elsewhere herein, are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, we recognize the warrants as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to remeasurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The Company utilized a Monte Carlo simulation model for the initial valuation of the Public Warrants. The subsequent measurement of the Public Warrants as of June 30, 2021 used the observable market quote in the active market. The Company utilizes a Modified Black-Scholes model to value the Private Placement Warrants for the initial valuation and at June 30, 2021.
Off-Balance Sheet Arrangements
We did not have any off-balance sheet arrangements as of June 30, 2021.
Contractual Obligations
We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay our Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. We began incurring these fees on the date of our IPO and will continue to incur these fees monthly until the earliest to occur of the completion of our initial business combination and our liquidation.
The underwriters in our IPO are entitled to a deferred fee of $0.35 per Unit, or $6,300,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that we complete a Business Combination, subject to the terms of the underwriting agreement.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.
Quantitative and Qualitative Disclosures About Market Risk
As of December 31, 2020, we were not subject to any market or interest rate risk. Following the consummation of our IPO, the net proceeds of our IPO and the sale of the Private Placement Warrants held in the Trust Account have been invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

INFORMATION ABOUT WEJO
OUR COMPANY
In this section “we,” “us” and “our” refer to Wejo Limited.
Introductory Letter from Founder and CEO, Richard Barlow
Wejo stands for We Journey. I founded Wejo in 2014 with a clear vision: to transform connected vehicle data — revolutionizing the way we live, work and travel by making every journey smarter, which is why we identify our products and services with Data For Good™. Our mission is to make roads safer, to reduce congestion and emissions, and to delight drivers.
Since our start in early 2014, Wejo has built the connected vehicle data marketplace that fuels an ecosystem powered by data from OEMs, and Tier 1s — the makers of the components in connected vehicles. We enable the licensing of data to our growing customer base. We are a leader in connected vehicle data, and our proprietary data set creates a significant strategic advantage.
Connected vehicle data was first used in motor sports — a passion of mine. I realized that one day, connected vehicle data would cross over into mainstream driving, into mobility for all. Connected vehicle data, on the surface a dry, technical topic, is a revolution for the automotive industry. It already enables our customers to make smart decisions about city planning, to advise citizens in extreme weather events, to automate traffic signal changes, drive decision making on where to put EV charging stations and much more. And this is just the start.
Wejo is building the connected vehicle data cloud that onboards, standardizes and enables data to be used for good. Privacy is by design, compliance with global and local legislation is built in. Wejo intends to enable cars of all makes and models to communicate with each other, informing drivers of accidents or ice patches, in real time. With Wejo, your car will guide you to the next available parking space, and even pay for your drive through orders. Connected vehicle data will inform drivers and OEMs of predictive maintenance needs, and automate the response to accidents and breakdowns.
With Wejo, OEMs and Tier 1s are in their early stages of developing and using SaaS Solutions that bring unique experiences to drivers, such as multi-story parking assistance. We’re identifying patterns in driving behaviors that will enable autonomous vehicle makers and future city planners to prepare for the self-driving car revolution.
Ultimately, my vision and plan is for Wejo to become the connected vehicle data cloud for all types of vehicles — autonomous, electric, commercial, private, two wheelers — on a global scale; to be the data standard for all makes and models and for Wejo to be recognized as data privacy and security for all.
Thank you.
Richard Barlow, Founder & CEO, Wejo

Our Vision and Strategy
Prior to late 2018, Wejo ran proof of concept and OEM engagement activities to assess and build the case for the connected vehicle data business and to create our capabilities to process data using alternative sources for connected vehicle data. These activities helped Wejo understand the potential for the connected vehicle data business and to design our platform for processing large volume data flows. During this period, we also developed significant long-term preferred partner relationships with our OEMs. After obtaining our first OEM data contract in December 2018, Wejo launched its ADEPT platform for processing OEM data and began generating revenue from traffic management and advertising data marketplaces in 2019. We are in the early stages of commercial launch of our various products in the Data Marketplace and SaaS Solutions, and expect significant growth as these products are made available in the market. Currently, our revenues are primarily from our first launched product, Traffic Management of the Data Marketplace, and to a minimal extent, from SaaS Solutions.
Wejo sources data directly from connected vehicles, using a growing range of sensors inside the vehicle integrated by the OEMs to ascertain vehicle status, vehicle health, dynamics, and location. We process and standardize over 16 billion data points every day from over 11 million live connected vehicles, and this vast, unique data set enables us to deliver mobility intelligence as live streams, aggregated insights, and applications. Our data is not inferred from aftermarket 3rd party devices, such as black boxes or smartphones. Wejo is uniquely differentiated by receiving data in-journey rather than post-journey, providing near real-time insights.
Wejo’s platform securely processes, reshapes and enriches the data to accelerate the time to market for new services that improve the in-and-around car experience. Wejo’s platform provides OEMs the opportunity to create new revenue streams and facilitates an open ecosystem of services around the vehicle. This enables the utilization of vast amounts of data that vehicles generate daily and that OEMs store and maintain.
Our early-years’ strategy was to lead the market in connected vehicle data monetization. The company continues to evolve, scaling past early product introductions in traffic management and advertising into a host of new compelling proprietary offerings and revenue pools. Wejo plans to release six additional products in all geographies between 2022 and 2023. Enabled by its proprietary data platform, Wejo’s offering includes a suite of software-as-a-service (“SaaS”) offerings to provide OEMs and Tier 1s — i.e. manufacturers of the data sensors and components within connected vehicles — with additional capabilities. Our platform also incorporates vertically specific applications to meet a plethora of privacy, regulation, storage, visualization, and data insight needs.
We believe that our market offers a sizeable opportunity verified through our own research as well as third party insights. Wejo estimates it has a $61 billion Serviceable Addressable Market (SAM) by 2030. These assumptions are underpinned by a forecasted connected vehicle market of at least 600 million connected vehicles in 2030. This universe of connected vehicles provides opportunities for a growing list of products and SaaS Solutions for OEMs and Tier 1s driving our revenue forecasts. This positive flywheel effect yields more data which drives increased value, attracting additional OEMs and Tier 1s resulting in additional data insight and revenue opportunities.
We design our solutions to put data protection and related legislative and regulatory requirements at the core of all of our offerings, including for example the California Consumer Privacy Act (“CCPA”), and using the European Union’s General Data Protection Regulation (“GDPR”) as our baseline. We build our platforms under the principles of Privacy by Design, which enables compliance with global privacy regulation and other vehicle specific regulations/guidance, such as the EU guidelines on processing personal data in the context of connected vehicles and mobility-related applications.
Wejo’s platform is utilized by organizations and businesses across diverse areas, including, but not limited to smart cities, transportation companies, fleet services and construction and real estate companies. Wejo delivers near-real-time and historical data, accelerates time to market and paves the way for new applications and services that make transportation safer, more convenient and truly rewarding. Ultimately, Wejo intends to become the universal standard and data stack for all types of connected vehicles, and to be recognized as the symbol of privacy, security and driver consent regarding connected vehicle data.

OUR INDUSTRY AND MARKET OPPORTUNITY
The global automotive industry is undergoing a radical change and disruption is happening across the entire mobility ecosystem. As a result, business models are evolving fast, and vehicles are becoming ever more sophisticated.
There are many factors driving this change. Consumers want mobility that is easier, more flexible and more personalized. Technology is changing the way we buy and use our cars, whilst stringent regulation demands new approaches to safety, security and reduction of emissions. One result is that cars are more connected, automated, electrified and shared, making connected vehicle data an important part of our every day lives.
Another result is the immense wealth of information that can be procured about roads and how they are used from connected vehicle data, and this is just the beginning. We can use this information to improve the in-and-around the car experience and advance transportation safety. When we put this connected vehicle data to work, road transportation users and operators benefit from safer and better travel experiences, which is what Wejo does. We create strategies, along with the right products and services, that unleash new value from this data. The benefits that Wejo will create from its eight products include increased road safety, reduced emissions, automated breakdown and recovery services, touchless payments, differentiation of the driving experience, optimization of internal vehicle processes, and more, all while establishing new sources of revenue. Through this ecosystem, the value of connected vehicle data brings tremendous benefit while offsetting the complexity and cost to OEMs of connected vehicle data systems.
Connected vehicle data is generated by a range of sensors that transmit information from connected vehicles, totaling billions of data points every day. This data can be temporal and geospatial, indicating when and where the information is generated. We ingest, standardize, store, and process this data, supporting our efforts to design and manage public, commercial, and personal solutions from traffic management and road intelligence to 3D parking and remote vehicle diagnostics, to name a few.
The global addressable market for connected vehicle data is expected to grow in tandem with the automotive industry’s rollout of connected cars, trucks, and buses, alongside the increased adoption of intelligent transportation systems. External and internal research project that between 2020 and 2030 the total number of connected vehicles will triple, from 196 million to 600 million, representing 44% of all cars globally at that time. By 2030, we estimate 299 million vehicles will operate on the Wejo platform.
We expect the total value of the global addressable connected vehicle data market in 2030 to reach $500 billion. Wejo’s high-margin Serviceable Addressable Market (SAM) at that date is projected to reach $61 billion, derived mainly from fees paid by its partners and customers from two primary routes, Marketplace and SaaS:
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Marketplace ($30 billion SAM) refers to Wejo’s revenue from the licensing of data products built for customers such as insurance firms, car rental firms and car sharing apps, fueling and toll road operators, fleet operators, repair and roadside assistance organizations and advertisers.

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SaaS ($31 billion SAM) refers to solutions for OEMs and Tier 1s leveraging their data (for example, a 3D parking application for a South Korean OEM) and predictive component analytics for Tier 1s.

WHY WE WIN
Our leadership in the connected vehicle data market and the billions of data points that we ingest and standardize every day enables us to provide products and services that make our roads safer, smarter, and more sustainable. Our company has a proven track record contributing to traffic management solutions. We also are demonstrating value to key customers by providing data to help users understand traffic and travel, the environment, and road networks. These capabilities will allow us to maximize revenue through our Marketplace and SaaS Solutions, even as we scale our business.
One of Wejo’s fundamental competitive advantages is its proprietary data sets sourced data directly from OEM-integrated sensors. This data provides more accurate near real-time and in-journey data as compared to current market technology that relies on inferred mobile data and after-market devices. For example, additional sensor data, from even a small subset of vehicles, allows our uniquely differentiated technology to provide insights into near real-time road and environmental conditions. All of our 11.3 million live vehicles come from contracts for procurement of data directly with OEMs. Since June 2020 Wejo has collected 16.1 billion data points per day, over 400,000 data points per second, and has curated more than 391 billion miles at a current daily rate of 580 million miles. In total, we ingest more than 6.3 petabytes of data. Wejo’s relationships with OEMs has enabled us to develop a deep understanding of different ways connected vehicle data is generated; put simply, no two OEMs have the same way of describing data such as location, speed or braking events. As a result, Wejo has developed Wejo ADEPT, the platform that enables data from any OEM to be standardized to a common data model. Wejo’s customers consume the data without having to deal with the complexities of data standardization behind the scenes. As we gain more customers, our common data model will become more widely recognized as a standard that customers expect. This opens the opportunity for Wejo’s transformational impact on the future of mobility, autonomous vehicles and vehicle-to-infrastructure communications. Wejo aims to become the standard, as ubiquitous and recognizable as Bluetooth.
Wejo has fortified its market-leading position by creating a proprietary cloud platform, Wejo ADEPT, a technology moat that promotes the sharing, accessing, and use of connected car data, while maintaining vigorous protocols for security and privacy.
Our advantages include the following key attributes:
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OEM Partnerships: Wejo is the preferred partner for a number of OEMs seeking to monetize connected car data.

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Robust Platform: ADEPT is capable of processing billions of data points every day and supports the processing that we need for growth in the market.

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Scalability: Our partnerships with OEMs are built over time and based on trust, allowing for greater development in the future.

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OEM Connections: Wejo has a suite of connectors to address the different technology choice of each OEM, including Apache Pulsar, REST JSON, Avro, MQTT, AMQP, and AWS Kinesis.

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Range of Sensors and Types: Wejo ingests and processes data from over one hundred sensors from our connected car fleet across multiple car makes and models. Since the range and types of sensors vary with each OEM, Wejo has built a proprietary common data model to standardize data for the marketplace.

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Patent Process: Wejo operates an active patent process to protect our key technologies.

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Insight and Analytics Models: Our data science and machine learning technology translate raw sensor and movement data to actionable insight.

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Geospatial Analytics at Scale: Wejo has invested in distributed geospatial analytics, allowing our platform to process connected car data that includes temporal and geospatial information, showing when and where the information is generated.

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Data Privacy and Security by Design: Data protection is a fundamental component of our business model. All of Wejo’s data collection and handling processes are GDPR compliant in Europe and CCPA compliant in the US. These policies are fully scalable.

Geographic Footprint
As of June 30, 2021 Wejo has 17 OEM and Tier 1 relationships, which span the United States, Europe and Asia, with plans to expand our footprint into Latin America and other regions in the coming years. We have access to connected vehicle data in multiple regions around the world by virtue of our global OEM and Tier 1 relationships. We have deployed our first traffic management and advertising products in North America and traffic management in Europe. We are building the expertise and market models that enable global roll-outs of all eight products based on our robust dataset.
TECHNOLOGY OVERVIEW
Wejo ADEPT is Wejo’s proprietary cloud platform designed to support and maximize the value in connected vehicle data.

Wejo monetizes its proprietary data lake by delivering valuable insights for customers through product offerings via the Wejo Marketplace and Wejo SaaS Solutions. Wejo Marketplace provides harmonized data structured such that OEM’s, Tier 1s and third party application providers can ingest and develop for their own internal applications and analytics. Additionally, through machine learning and proprietary algorithms Wejo can offer its own solutions for customers to offer compelling end market applications to enhance products and offer new value creating opportunities.
Source-agnostic interfaces provide flexible integration with OEM and Tier 1 data, while the high-performance architecture, built by Wejo, rapidly ingests, cleanses and integrates the data into Wejo’s marketplace.
Wejo’s data is taken directly from vehicle sensors via the OEM and not inferred from third-party devices or mobile data. This exclusive, proprietary data set creates a significant strategic advantage. Insights are uniquely differentiated by receiving data every 1-5 seconds in-journey (we are not limited to post-journey data), providing near real-time insights to the marketplace. Wejo is able to deliver data from vehicle to customer in less than 60 seconds.
Here are key metrics of Wejo’s ADEPT platform (as of the date of this document):
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11.3 million vehicles live on the platform

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10.1 trillion data points captured

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48.8 billion journeys on platform

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73.3 million journeys and 580 million miles ingested per day

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391 billion miles of travel

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6.3 petabytes of data storage

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Ingesting over 400,000 data points per second

This massive data scale that enables us to build products for global roll-out. Wejo’s metrics are constantly expanding as Wejo partners with more OEMs.
Wejo ADEPT
Wejo’s engineering team has built ADEPT, a cloud native big data platform for connected vehicle data. The platform combines a range of open source technologies with Wejo intellectual property to deliver a highly available, scalable data platform. The platform operates globally on our robust cloud infrastructure.
Data Ingestion

ADEPT’s data ingestion component allows OEMs to send Connected Vehicle (“CV”) data to Wejo. OEMs employ a range of technologies to process CV data before passing that data on to ADEPT. Wejo makes the connections from OEMs systems to ADEPT as simple as possible. Wejo works closely with the OEM during this phase to help them deliver high quality data in a timely manner such that it achieves maximum value in Wejo products.
Common Data Model
Due to the lack of consistent connected car data formats or standards across the industry, connected car data must undergo additional processing before it can be useful for applications and services. The first stage maps the data to Wejo’s unique Common Data Model (“CDM”).
Wejo’s CDM allows Wejo to standardize OEM data ready for downstream consumption in Wejo products. The CDM supports a wide range of sensor data which Wejo has built up over the years whilst onboarding OEM data feeds. The CDM is constantly evolving and is easily extended as new sensors come online.
Wejo Insight Model
Any data ingested is used to further enrich the Wejo Insight Model (“WIM”) which offers derived and aggregate insights into the data. Both CDM and WIM underpin the range of data products Wejo offers to the marketplace. WIM maps the base data in the CDM into concepts such as Vehicle, Road, Point of Interest (POI), Driver, etc. These concepts then form part of the product offerings Wejo offers to the market.
Data Customers
Wejo offers a range of connectors built to support the marketplace. Customers can subscribe for the data they require whether that be a full region, a specific state, near real-time or historical and they can opt to have the data delivered through a range of off the shelf connectors that allow easy integration with on-premise or cloud environments.
Data Science, Analytics and Machine Learning
Internally ADEPT has a range of data science, machine learning (“ML”), analytics and reporting tools used for data science, business intelligence and product development. Wejo carries out a wide range of analytic and data science activities on its data. This ranges from repeatable queries to answer standard questions through to complex data science analysis of the data and the application of ML methods against the data. The insights Wejo builds against the data are integrated into the WIM which then underpins the product offering in the Marketplace.
Security and reliability
The platform is wrapped in operational and information security systems to ensure continuity and reliability of operation. Wejo has successfully gained the following certifications to date.
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IASME Gold (May 2021)

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Cyber Essentials (April 2021)

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Cyber Essentials Plus (April 2021)

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ISO27001 Certification (Oct 2020)

To support our data and computing requirements, Wejo has agreements with cloud providers, including Microsoft, to access Microsoft Azure cloud services through June of 2026. The Microsoft agreement cannot be terminated for convenience during the term of the contract, but either party may terminate the contract in the event of a breach. Wejo also has an agreement with Palantir Technologies to access Palantir’s Foundry platform through the end of 2026. The Palantir agreement cannot be terminated for convenience during the term of the contract, but either party may terminate the contract in the event of a breach. Foundry is not yet operational with our customers. We expect that Foundry will support Wejo’s global roll-out of services and capabilities such as data security, data analysis, application of business logic to data, and delivery of data insights.

INTELLECTUAL PROPERTY
Wejo’s business depends, in part, on its ability to develop and maintain the proprietary aspects of its core technology. Wejo’s policy is to obtain appropriate proprietary rights protection for any potentially significant new technology it develops. Wejo currently holds one issued patent and has 19 pending U.S. patent applications and 7 pending international patent applications. Our patent program will target our various aspects of our proprietary technology, including, among other things, methods for data extraction, normalization, aggregation and ingestion, as well as privacy and consent management technology.
In addition to patent laws, Wejo relies on copyright and trade secret laws to protect its proprietary rights. Wejo protects its trade secrets and other proprietary information through agreements with OEMs, customers, vendors, employees, consultants and through other similar measures.
We have a global trademark strategy and we have registered key trademarks, such as WEJO and ADEPT, in various countries around the world.
Wejo Data Monetization
Wejo offers two product lines to monetize its data: Data Marketplace and Software-as-a-Service (SaaS) Solutions.
Data Marketplace
Wejo’s current plan includes eight products to address the data marketplace. To-date, most of Wejo’s revenue has been generated from the Data Marketplace product line.
Traffic Management:
      Traffic Management provides near real-time and historic intelligence about traffic, the road network, journeys and environmental conditions. This includes understanding traffic flow, average speeds, incidents, road safety and the many conditions that affect these, and also the journeys people make. Wejo can identify crashes and dangerous road sections, perform curbside coordination, and support city planning with greater speed and accuracy.
This information is used by a wide range of customers, informing such things as live traffic management, enhancing mapping and navigation services, road design and construction, parking demand analysis, city planning, Geo Information Services (GIS), and retail location analysis. Wejo’s approach is to disrupt an existing marketplace, that predominantly uses other less insightful data sources, and example customers for this product include departments of transportation, mapping and navigation organizations, geospatial platform providers and traffic management organizations.
We first began recognizing revenue from Traffic Management products in May 2019 and enhancements providing intelligence and insights are planned for introduction in the fourth quarter of 2021; in addition, we have further enhancements in live traffic, intelligence, and insights in development that are scheduled for commercial release in each quarter of 2022.
Advertising:
      Our advertising product offers audience analytics providing data to inform targeted advertising and will facilitate in-car advertising through the infotainment capabilities of the vehicle. It will also include understanding outdoor advertising metric, automating display for improved outdoor advertising, and developing audience analytics.
This will benefit customers who are looking to use car data to enhance their ad relevancy, reach new audiences, and drive habit changing behaviors. Wejo intends to be a market maker for this product, and target customers include vehicle dealerships, retailers, quick service restaurants, advertising platforms, agencies and outdoor advertising organizations.
We first began recognizing revenue from Advertising data licensing products in August 2019 and enhancements providing intelligence are planned for introduction in the fourth quarter of 2021; in addition, we have further enhancements in development that are scheduled for commercial release in the fourth quarter of 2022.

Fleet Management Systems (“FMS”) & Leasing:
      This product will provide live and historic vehicle tracking, driving safety, and vehicle status alerts. This product will help optimize the running of a fleet, and help drive cost savings, improve safety, reduce vehicle environmental impact, and increase driver efficiency.
For example, car data can be used to inform optimal routing to minimize fuel usage, and alerts and notifications can prevent vehicle downtime with early intervention of potential issues. Wejo’s approach will be to disrupt an existing marketplace that typically relies on data from aftermarket devices. Further, Wejo can provide the platform for data normalization, consent and privacy, as well as the underlying data management, allowing customers to focus on solutions and limit the requirement for big data management. Target customers include fleet management platforms, business services, delivery and logistics organizations and enterprise fleets.
Fleet Management products will soon be available; we have further enhancements in development that are scheduled for commercial release in the second, third and fourth quarters of 2022.
Usage Based Insurance:
      This product will focus on using connected car data for usage-based insurance policies such as pay-as-you-drive and pay-how-you-drive. Insurance companies also can use connected vehicle data to more accurately pay damages, enabling significant claims savings and lower insurance premiums.
We intend to use vehicle and driving data to inform driver risk profiles, understand accurate vehicle usage and provide data for crash reconstruction, claims analysis and fraud detection. Our proposed services will allow insurers to provide value-added services to consumers, such as integrating car data into their mobile apps and distributing policies directly through in-car propositions. Our approach will be to both disrupt where existing data sources are used, but also be a market maker for new propositions that only connected vehicle data can enable. Target customers include insurers, underwriters, brokers and insurance management platforms.
We will soon offer products that allow insurance companies to monitor driving trends as an input to insurance risk and to validate the status of road networks to support claims analysis; we have further enhancements in development to support pay as you drive and advanced analytics that are scheduled for commercial release in the third and fourth quarters of 2022.
Remote Diagnostic Services:
      Connected vehicle data transforms “car health” by transmitting diagnostic issue alerts, enabling the understanding of real-world component performance, and generating personalized vehicle servicing and safety enhancements. This service will include identifying and preventing component failures, determining consumable usage and tracking part quality, all remotely from the vehicle.
We intend to use this information to improve the efficiency and quality of vehicle parts, aid repair and maintenance, inform dynamic servicing and help optimize vehicle residual value, serving OEMs, dealerships, repair businesses and drivers. Wejo’s approach will be to disrupt existing use cases that typically use plug-in diagnostic devices to access vehicle health information. Target customers include independent vehicle garages, repair workshops, component and part manufacturers, and vehicle warranty providers.
We do not currently offer Remote Diagnostic Services products; our first products supporting Remote Diagnostic Services are in development with planned commercial release for the second and third quarters of 2022.
Car Sharing & Rental:
      We intend to use this product to drive transformation in the established car rental market and support growth in car sharing with functionality such as remote vehicle unlock, digital keys, vehicle status information, vehicle monitoring and enhanced safety and security. Our proposed services will also provide vehicle condition monitoring and alerts, vehicle usage and journey trends by location plus dynamic pricing models.
All types of connected car data will be relevant for car sharing and rental, with a particular focus on enabling enhanced consumer experiences and providing vehicle intelligence and usage analytics to the vertical service providers. This covers both peer-to-peer car sharing, fleet car sharing and traditional car rental.

Our approach will be to both disrupt where existing data sources are used, but also be a market maker for new propositions that only connected vehicle data can enable. Target customers include car rental providers, peer-to-peer car sharing operators, ride sharing operators and smart mobility platforms.
We do not currently offer Car Sharing & Rental products; our first products supporting Car Sharing and Rental are in development with planned commercial release for the second, third, and fourth quarters of 2022.
Roadside Assistance:
      We intend to use this product to transform roadside assistance services, such as breakdown support, vehicle recovery, emergency service response and driver assistance services. Our proposed services include transmitting crash and breakdown alerts, understanding crash severity, occupancy, and vehicle status, and automatic dispatch of recovery services based on identified issues and resolution requirements.
Data such as crash and airbag sensors are combined with body status sensors to identify the occurrence and severity of an incident. Data in connected vehicle components automatically informs breakdown service providers of the issue in vehicle, enabling rapid and appropriate response. Wejo intends to act as both disruptor and market maker for this product, replacing legacy data sources whilst also enabling new propositions using vehicle connectivity. The primary customer targeted for this product is breakdown and recovery service organizations, while the data will also be used by sectors such as fleet management and insurance that require rapid notification of a crash or incident for first notification of loss.
We do not currently offer Roadside Assistance products; our first products targeting roadside assistance providers are in development with planned commercial release for the second, third, and fourth quarters of 2022.
Integrated Payments: “pay by car”
      We intend this product will use connected car data to enable automated payments for services such as parking, toll road usage and fuel/EV charging. Also provides for in-vehicle purchasing of goods and services, including food and drink, retail and on-demand insurance and vehicle features.
We intend to use vehicle data to determine the amount of a product or service that the driver must pay for, such as length of stay at a car park, distance travelled on a toll road or amount of fuel delivered etc. Vehicle data also enables dynamic pricing including based on such things as occupancy, time of use, driving style and emissions. Wejo will disrupt existing marketplaces by creating new driver and vehicle owner propositions that simplify the payment process through data and vehicle connectivity. Target customers include EV charging and parking operators, toll road operators, and fuel and convenience stores.
We do not currently offer Integrated Payments products; our first products supporting integrated payments are still in the research phase and do not have a targeted commercial release date.
Software-as-a-Service (SaaS) Solutions:
In addition to the Marketplace products discussed above, Wejo is developing its software portfolio to commercialize data-centric software capabilities, including business insights and services enablers to OEMs and Tier 1s as a separate product line. We aim to generate revenue through strategic partnerships offering to OEMs and Tier 1s, for fees, data processing and business intelligence delivery based on connected vehicle data. During 2019 and 2020, we worked with a South Korean OEM on potential SaaS Solutions and generated an immaterial amount of revenue during this timeframe. Our additional proposals have received positive feedback from several OEMs with whom we are discussing projects intended to generate SaaS Solutions revenue for Wejo in the future.
SaaS Solutions for OEMs will increasingly provide detailed insights to manufacturers through enrichment of the vehicle data from multiple sources. Services will leverage machine learning algorithms to identify patterns in the data which could give near real-time information to OEM’s on the performance of their vehicles, improvements that can be made in automotive components and how to optimize sales, marketing and aftermarket supply chains.
Example OEM and Tier 1 insights will include real-world vehicle usage intelligence, feature usage, powertrain and EV suitability, enhanced demographic profiling, dealership and aftersales intelligence and vehicle maintenance and diagnostics. Wejo’s platform provides the capabilities necessary to provide simple access to and consumption of such insights by users at OEM and Tier 1 partners.
In addition to working closely with the OEMs to prepare for tailored SaaS Solutions, SaaS Solutions that offer data visualization and queries to data sets are scheduled for commercial release in the second half of 2021; we are developing additional SaaS Solutions targeting analytics of interest to OEMs with planned commercial release beginning in the first quarter of 2022.
GROWTH STRATEGIES
Wejo is strongly positioned in a competitive landscape, with leadership in the critical areas of OEM relationships, proprietary data sets, AI & ML and data analytics. The company’s growing reservoir of unstructured data presents significant opportunities to disrupt and create new marketplaces by standardizing data and generating insights. Wejo’s platform is built using modular capabilities that can be re-used across a wide spectrum of products and customer types, for example using repeatable interfaces for data access and insights that support a growing number of use cases. Our go-to-market activities underpin our growth flywheel, driving adoption of offerings across increasingly broad industry sectors aligned to the two product lines. We plan this growth both organically and, where opportunities arise, through inorganic strategies, such as targeted acquisitions.
Our sales are presently attributed to the fields of Traffic Management, Advertising, and, to a minimal extent, SaaS Solutions. Over the next three years, Wejo will drive growth and monetize opportunities in six additional products: Fleet Management Services, Usage Based Insurance, Remote Diagnostics Services, Car Sharing & Rental, Roadside Assistance, and Integrated Payments.
For example, Fleet Management Services can be disrupted as connected vehicle data allows more reliable tracking of the condition of an asset vehicle and driver behavior, while Remote Diagnostic Services can be transformed by cloud-based access to vehicle data and insights for repairs and maintenance.
We expect to add customers as we expand in new fields and broaden our data collection and raise our ability to deliver new insights. In the U.S. alone, Wejo has identified 70 markets and a potential customer universe of 1.5 million customers based on the expansion for eight products by 2023.
Growing product value:   Wejo is focused on moving up the “product value” pyramid, providing “answers” and intelligence to customers that solve problems rather than simply providing raw source data. This approach removes barriers to entry for customers, whilst enabling Wejo to maximize product pricing and generate unique IP.
Addressing the needs of enterprise customers:   Wejo’s offerings typically meet the broader needs of enterprise customers in a number of ways. For example, by providing traffic data to optimize logistics and fleet routing, followed by driving safety data to underpin fleet management, and then vehicle status data to enable future consumer propositions. Wejo’s focus on capturing and growing business with enterprise customers can deliver high growth and long term revenue.
Addressing the needs of under penetrated OEM fleets and Tier 1s:   OEMs understand the significant need to harness and synthesize all of the data points within their vehicles; however there is no industry standard for different platforms and parts to speak to each other. A lack of standardization in the connected vehicle eco-system is one of the most significant problems we are solving, even as we unlock new applications powered by a growing supply of connected vehicle data. As OEMs increase the numbers and quality of sensors in their vehicles, Wejo can unlock more marketable insights. For example, our analytics can detect where black ice may occur on a road by using aggregation of weather data, steering input, yaw angle, and ABS sensors. We have mapped car parks in Korea utilizing vehicle data, and in the future will look to provide live parking availability utilizing such things as ultrasonic, camera, and radar data.
Geographic Footprint:   Wejo presently has 17 OEM and Tier 1 relationships in the United States, Asia and Europe, with plans to expand our footprint into Latin America and other regions in the coming years.
Targeted Acquisitions:   Wejo recognizes that acquisitions may provide the opportunity to accelerate revenue growth and capture market share. A team has been created to take advantage of opportunities that may arise.

OUR PARTNERS AND CUSTOMERS
Wejo has built a network with partners and customers that is based on shared opportunities. We expect to partner with over 40 regional OEMs from 13 unique automotive companies and our company presently engages with 17 OEMs and Tier 1 partners; those whose vehicles are live on the Wejo ADEPT platform, transmit data to Wejo. Our relationships with OEMs and Tier 1s include “preferred partnerships”, allowing us to work collaboratively to ingest, standardize and deliver data products to customers, and to create SaaS Solutions for OEMs, Tier 1s and their customers.
OEMs and Tier 1s are increasingly looking for actionable data and insights to inform decision making and maximize efficiencies across their businesses. Wejo enables data collection in-journey rather than post-journey, enabling near real-time insights and providing our customers and partners with a distinct competitive edge. Wejo’s ADEPT cloud platform creates a sustainable and growing value loop between our company and our partners. As our OEM partners provide us with unstructured data points from various inputs within connected vehicles, Wejo can aggregate, standardize, and analyze that information to provide them with value-added insight.
OEMs and Tier 1 manufacturers engage with Wejo based on our market-leading capabilities and services we can offer. They include:
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Data Capture: Enabling OEMs and Tier 1s to optimize sensor data capture and transmission;

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Product: Transforming billions of data points from over 100 sensors into powerful products;

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Compliance and Regulation: Managing proprietary and partner data with disciplined compliance and internal control;

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Revenue-Share Sales: Delivering value to OEM from its data set by applying data processing intelligence that match fields of use of target marketplaces — this share of data value relies on pre-negotiated revenue share agreements with OEMs, based on an estimation of data value potential after an in-depth analysis of its attributes, quality, and volume for each OEM; and

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SaaS Solutions: Empowering OEMs and Tier 1s to gain mobility intelligence from their own vehicles and components, informing product roadmaps and addressing customer needs. We expect that many of our OEM preferred partners will utilize our SaaS Solutions as they are developed.

Some of our OEM partners include General Motors, Volkswagen, Hyundai, Fiat Chrysler Automotive (“FCA”), Renault, Honda, and Toyota. Our Tier 1 partnerships include Hella and Cosworth.
Wejo’s eight products, starting with Traffic Management and Advertising, also allow us to expand our customer base. Potential customers include mapping companies and companies providing mapping related services, logistics companies that operate delivery services, departments of transportation, smart cities, smart city infrastructure providers and land planning departments. Current traffic management customers include Inrix, UrbanLogiq, and Arrivalist. We also expect that future uses in areas such as Fleet Management Services, Usage-Based Insurance, Remote Diagnostics Services, Car Sharing and Rental, Roadside Assistance, and Integrated Payments will expand our customer base to include more customers such as car rental companies and insurance companies.
We view electric vehicle (“EV”) companies as potential clients and are talking with many of them. EV’s have unique use cases that will benefit from connected vehicle data. These use cases provide valuable insights into the performance of EV's in real world conditions and Wejo products will target the in and around EV experiences based on these insights.
Looking further into the future, we believe Autonomous Vehicles (AVs) will benefit Wejo from both a supply and consumption perspective, providing valuable new data sources from increasingly sophisticated sensors such as cameras and radar, and enabling new propositions for marketplace and OEM/Tier 1 SaaS. For example, using camera data to determine road surface and lane marking quality, which can support many uses across many sectors and be used by the OEMs themselves within the vehicle to enhance safety and capabilities. We recognize that value will be unlocked incrementally, through increasing prominence of advanced driver assistance systems and vehicle-to-vehicle communication before mass penetration of AVs.
Wejo engages partners through our OEM partner team, which consists of industry experts whose primary role is to maximize this engagement. Our process begins with assessing the OEMs approach and interpretation of Data Privacy, Consent Management, and Local Governance and typically progresses to a Data Evaluation Agreement, during which time OEMs provide data schemas and static and streamed sample data sets for analysis and standardization.
OUR GO-TO-MARKET STRATEGY
Our go-to-market strategy is tailored to address the growth of our industry and the rapidly expanding connected vehicle data ecosystem. The total number of connected vehicles on the road is expected to triple this decade to 600 million by 2030, according to Ptolemus Consulting, Gartner and Wejo internal research. Wejo projects that about one-half of these automobiles will operate on our platform. Our projection is based upon (a) our conversations with OEMs along with their published reports, (b) the growth of connected vehicles through OEMs with whom Wejo already has relationships (either exploratory contracts or contracts for live data), (c) expected expansion of existing OEM contracts into new geographies, and (d) internal connected vehicle data contract pipeline estimates. Our Serviceable Addressable Market (SAM) at 2030 is projected to reach $61 billion.
Wejo’s leading position in the connected vehicle data market creates a flywheel effect that is allowing the company to disrupt existing services, while creating new marketplaces that utilize our growing reservoir of proprietary data and robust technology platform. Over the next three years we expect to make significant inroads into new market sectors by providing advanced solutions that address such issues as vehicle maintenance and roadside assistance to leasing and insurance. As we continue to build industry-leading solutions, our relationships have been stronger, with major OEMs partnering with Wejo. Wejo intends to position ADEPT as the common data stack for vehicle-to-vehicle and vehicle-to-infrastructure communication and AVs become more prominent in mobility.
We utilize a direct and channel salesforce and employ a multi-channel marketing program to make full use of our platform and capabilities. This strategy supports our work with OEM and Tier 1 partners to monetize data and increase the numbers of our partnerships and customers, which are driven by our entry into more marketplaces with increasingly sophisticated products. Wejo’s dataset and partnerships create sticky relationships that allow Wejo to scale quickly and effectively.
Our direct salesforce as of June 30, 2021 stood at 60 people (including three Executive Officers and two contractors), working across UK, US, France, Spain, Netherlands and Japan. Our strategy to invest in direct sales resulted in the recruitment of three new executive officers to lead across the three main areas of sales in readiness to scale significantly across new markets and territories.
We have had a proactive marketing and branding strategy to build our reputation for innovative data products, data privacy and security. This generates a consistent and robust lead flow. Marketing action includes webinars, hosted by Wejo and our partners, along with events such as TechCrunch Mobility and

MOVE America. Wejo deploys digital marketing strategies through content syndication and social media targeting, for example using audience matching on LinkedIn. Wejo continues to develop our digital presence through social media channels, while investing in digital events. Our business development representatives also generate leads internally. The nature of our data leads to consistent engagement with many customers. The benefit of these engagements lead to repeat customers and expanded relationships with our customers.
COMPETITION
Wejo is in a competitive business, yet we continue to grow. Companies offering similar data marketplace services as Wejo include Otonomo, High Mobility, Here, Caruso Dataplace, Motorq and Smartcar. Continental, Hewlett Packard Enterprise and technology provider Ericsson offer vehicle connectivity and OEM solutions, whilst there are vertical specific players such as LexisNexis, Verisk and Octo that offer insights for specific product lines. Data and technology conglomerates — such as Google, Apple, and Amazon — could provide intense competition given their data and technological capabilities and resources to fund rapid development.
Wejo remains strongly positioned in this competitive landscape. We built our company with specific purposes in mind: to build strong OEM relationships, to advance transportation safety, and to improve the in-and-around the car experience, all while building value. We have strong OEM relationships based on our preferred partner relationships which typically have terms of up to seven years. We process over 16 billion data points every day in live near real-time feeds directly from vehicles through our OEM relationships. These data feeds do not come from brokers, the aftermarket, or mobile phone data resellers, which are frequently used as data sources by competitors. Wejo’s data comes from direct OEM relationships and integrations with the connected vehicles.
The convergence of our vision, our technology, and our OEM relationships allows us to process and standardize unparalleled amounts of data to create our proprietary data set. We have OEMs in Asia, Europe and in the United States with multiple different data standards that, as we onboard to our platform, we converge to one standard. We standardize up to 414,000 data points a second.
On top of our technology and our broad suite of planned products, OEMs are demanding more and more from us. We see opportunities to use our platform to redistribute data internally to their businesses, to visualize their data for them, and to provide services that help them comply with regulatory requirements. With these new experiences, we gain more insight into the data, and OEMs gain more insight into what we can provide. As the richness of our data analytics grows, so does the opportunity for us to develop and offer SaaS Solutions to the automotive industry.
While others may talk about privacy, we build privacy by design. Our global security certifications and process controls comply with the GDPR. This privacy backbone gives OEMs confidence to send us their data.
And we have data that can be used by customers in near real-time. With our data we identify roads, lanes, near real-time traffic performance, and near real-time changes in road and lane performance, whether caused by a crash, by a dangerous road condition or by construction. This near real-time data can provide direct insights back to departments of transportation to improve signage or take other road management actions that will help road users have a better experience. Where aftermarket devices and mobile phone data provide a fuzzy picture, our data provides high-quality high-resolution views of traffic flows and behavior. More exciting are the safety and traffic management benefits that, with our partners like Purdue University, the Indiana DOT, and the Eastern Transportation Coalition, we have only just begun to demonstrate. From identifying locations where crashes are likely to occur before they occur to near real-time road information that allows road crews to make construction sites less likely to cause crashes, the opportunities are immense. While we have started to work with customers in traffic management, this same valuable opportunity for our customers exists in the eight markets where we are planning to launch product from 2021 through 2023. For connected vehicle data, we have changed the conversation from a question of what can be done to a mandate to do more.
Talking about more, the data we ingest comes from over 100 in-vehicle sensors that we group into families. We have built machine learning capabilities that understand vehicle behavior and identify parking lots and curbside parking. With access to over 100 sensors in vehicles providing 16 billion data points per day and over 9 trillion data points to help train our machine learning systems, we are just beginning. We can tell when it is raining or the temperature is below freezing and cars are skidding to identify black ice or road hazards in near real-time, and in which lane. This information can help a DoT manage roads so drivers and passengers have safer more efficient travel.
That is the power of having near real-time data and that is what Wejo brings.
DATA PRIVACY
Data privacy and security is at the heart of what Wejo does and is paramount in securing the trust of our partners and customers. Wejo takes a holistic approach to privacy detailed in our top ten Aspects of Privacy:
1.
Governance.   The Wejo Privacy Governance structure ensures that appropriate attention is provided to Privacy matters, for example, through regular meetings of the Wejo Privacy Forum. The Privacy Forum tracks proximity of legislative changes to the business and ensures that appropriate compliance measures and controls are identified and implemented within requisite timeframes. At a senior level Wejo has a Privacy Operations Officer (managing compliance with Privacy legislation) and a company Data Protection Officer (monitoring compliance with EU Regulation). In addition, each department appoints a Privacy Champion responsible for privacy compliance and control maintenance in their respective departments.

2.
Establishing a Solid Baseline:   Wejo global security certifications and process controls comply with the General Data Protection Regulation for all international operations, the ADEPT platform, and Wejo products. This is applied to all products in keeping with the ‘Privacy by design’ principles. Emerging privacy legislation is measured against the GDPR for the identification of additional control requirements as required for CCPA and other emerging legislation in the United States, for example.

Wejo maintains a record of all data processing activities within standard GDPR art.30 records of processing and these are managed by our Privacy Champions with oversight from the Privacy Operation Officer and the DPO.
External Verification: Wejo is externally audited annually under the IASME Standard, Wejo has attained the Gold standard for compliance for the previous four years.
3.
Geo-Static Data Management Model:   Wejo implements a data localization model that allows our platform to store and process connected vehicle data within the Territory from which it originated. Where the transfer of data is required, Wejo ensures that all transfers are complaint with all applicable laws and the transfer of data is lawful.

4.
Detailed Internal Privacy Models:   We maintain a clear internal Privacy Classification Model to define and foster a common understanding of privacy terms such as anonymization, de-identification, aggregation and pseudonymization. The classifications of privacy related data are modelled using internal standard compliance scenario models that detail various operating strategies which can then be discussed with business partners.

5.
Compliance with applicable Legislation and Regulation:   The above building blocks allow Wejo to measure compliance requirements for new and emerging privacy legislation. This allows us to identify and implement additional controls when necessary.

6.
Processing Classifications:   Wejo processes data in line with our data classification strategy. Our classification strategy consists of personal data, pseudonymized, anonymized and ‘De-Identified and Protected’ data sets. We offer anonymization services to our business partners.

7.
Privacy & Data Science:   There are many new and emerging data processing and ‘Data Science’ techniques that allow Wejo to remain compliant with all privacy requirements. These techniques are implemented under the banner of Privacy Enhancement Techniques or PETs. Examples of these PETs include K-Anonymization and Differential Privacy. These tools are examples of how we embed data science techniques into our products so we can accommodate changes to the privacy legislation landscape in our products and services.
8.
Information Security Management:   Another primary consideration for Privacy of data is applying the appropriate level of protection to maintain the security of the data. Wejo has a number of security certifications that include Cyber Essential Plus and IASME Gold as well as the internationally recognized ISO 27001 certification which was achieved in 2020. These are all externally audited certifications that are complementary to one other and collectively ensure that a robust security ‘defense in depth’ model is maintained.

9.
Risk Management:   Wejo has a well-established and robust risk management process, including a Risk Committee reporting to the Board, in place aligned with ISO27005 which we follow to appropriately identify and manage all privacy related risks. This includes the undertaking of Data Privacy Impact Assessments (“DPIAs”) when required.

10.
Ethics and Respect:   Wejo’s mantra is ‘Data For Good’ and we often go beyond what is required by legislation and standard practices. We utilize data in a manner that is ethically correct and respect the Rights and Freedoms of all Data Subjects and Consumers regardless of which Territory they are based in.

EMPLOYEES
As of June 30, 2021, Wejo had 227 workers, of which 204 are permanent employees as follows:
•
75 employees engaged in Technology and Development

•
55 employees in Direct Sales

•
16 employees in Marketing

•
11 employees are Executive Officers or Directors

•
47 employees in Portfolio, Recruitment, HR, Finance, Legal and Compliance.

•
In addition to the 204 employees, Wejo had 23 non-permanent employees.

Geographically, of the 204 permanent employees:
•
29 employees based in the United States

•
171 employees based in the UK

•
4 employees based in Europe.

•
In addition to the 204 employees, Wejo had 23 non-permanent employees; 1 based in Japan, 1 in US and 21 in the UK

None of Wejo’s employees are represented by a labor union, and Wejo considers its relations with its employees to be good. To date, Wejo has not experienced any work stoppages.
Research and Development
Wejo has invested a significant amount of time and expense into research and development in order to develop the Wejo ADEPT platform, strengthen its data reshaping capabilities, scale the data pipeline and facilitate data access by its ecosystem. Wejo’s research and development activities are largely conducted at its headquarters in Manchester, United Kingdom. Wejo’s ability to compete in its industry depends in part on its ability to successfully achieve continual innovation in its technology and products through R&D activities.
FACILITIES
The mailing address of Wejo’s registered office is ABC Building 21-23 Quay St, Manchester, United Kingdom XO M3 4AE. Wejo’s operational headquarters are located in Manchester, United Kingdom. Wejo’s headquarters are subject to a lease agreement that expires on April 2022. This facility contains engineering, product, commercial, marketing, sales and administrative functions. Wejo will continue to have offices in regions where it does business.
GOVERNMENT REGULATIONS
Vehicle data companies are subject to emerging regulatory federal, state, national and international frameworks that are in a rapid state of change.
Wejo receives, and processes connected vehicle data and uses that data to provide products and services to our customers via our ADEPT platform. For our current live data products, this includes processing deidentified data, including into anonymous data products. We also offer services to process personal data (as defined under the GDPR) on behalf of OEMs into anonymized data. Deidentified data that is not anonymous and personal data can only be legally collected, processed and shared in compliance with applicable legal and technical requirements such as GDPR, the EU Directive on Privacy and Electronic Communications or California’s CCPA. Aggregate data is generally subject to different privacy obligations or is exempt from personal data protection laws. Wejo does not receive, process or share vehicle generated personal data without receiving sufficient assurances from its data providers that the subject of the information has been provided with clear and appropriate notice and consent to provide such information has been explicitly made. With both customers and data suppliers, privacy laws and regulations generally drive the need for specialized capabilities to comply with the requirements in those laws and regulations. Wejo offers services through our ADEPT platform to support compliance with the applicable laws and regulations.
For our live and batch vehicle data products, our OEM providers own the relationships with vehicle owners and obtain their consents to collect connected vehicle data. In all regions in which we currently operate, vehicle owners have a choice to opt out of consents with the OEMs. Our business builds upon the value that connected vehicle data brings to vehicle owners, as well as to our customers, OEMs and the OEM Tier 1s. The success of our products depends upon vehicle owners continuing to value the benefits of connected vehicle data services and to thus consent to those services. To date customer opt-out has had no meaningful impact on our business and we expect our future products to bring customer value with the same results. In addition, certain future Wejo products may rely upon direct relationships between Wejo and vehicle owners, for which Wejo will need to obtain vehicle owner consents in accordance with applicable laws and regulations to collect the relevant data.
On March 9, 2021 the European Data Protection Board (EDPB) adopted the Guidelines 1/2020 on processing personal data in the context of connected vehicles and mobility related applications (the “Guidelines”). These guidelines focus on personal data processed from connected vehicles. The Guidelines link connected vehicles to the GDPR, Directive 2002/58/EC, (the “e-Privacy Directive”), which sets forth requirements related to storing and accessing data stored in the vehicle. The Guidelines identify risks of connected vehicle data and identify three categories of personal data generated by a connected vehicle that deserve special attention (1) location data, (2) biometric data, and (3) data revealing criminal offenses or other infractions. The guidelines make recommendations related to lawful processing of personal connected vehicle data to address risks to data subjects, including lack of control over personal data, quality of user consent, processing data for the purpose of the consent, excessive data collection, and data security.
The vehicle data and connected car regulatory landscape continues to evolve rapidly. Wejo believes that national and international legal frameworks around vehicle data and connected cars will continue to develop and change to address technological, consumer and societal developments. Wejo may become subject to additional regulatory schemes and requirements, whether applicable to it directly as a vehicle data marketplace, or indirectly, as a result of legal requirements imposed on OEMs and other data providers.
As a global technology company, we are also subject to trade, export controls, anti-bribery and sourcing regulations in various jurisdictions. Wejo’s operations are also subject to various federal, state and foreign laws and regulations governing the employment and occupational health and safety of its employees and wage regulations.
LEGAL PROCEEDINGS
From time to time, Wejo may become involved in actions, claims, suits, and other legal proceedings arising in the ordinary course of its business, including assertions by third parties relating to intellectual property infringement, breaches of contract or warranties or employment-related matters. On April 1, 2021, Arma Partners LLP (“Arma”), filed a law suit against Wejo in the Royal Courts of Justice, London, England, under Claim Number CL 2021-00201. In the lawsuit Arma claim a declaration from the Court that Arma is entitled to remuneration arising from a successful acquisition of Wejo, in the event it occurs. Arma’s claim is disputed and is being defended in its entirety.

WEJO’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and related notes appearing elsewhere in this prospectus. Some of the information contained in this discussion and analysis, including information with respect to our plans and strategy for our business and our expectations with respect to liquidity and capital resources, includes forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risks and uncertainties described in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus. Our actual results could differ materially from the results described in or implied by these forward-looking statements.
Overview
Business Overview
We are a private limited liability company incorporated under the laws of England and Wales on December 13, 2013 and are an early leader in the connected vehicle data market. Prior to late 2018, Wejo ran proof of concept and OEM engagement activities to assess and build the case for connected vehicle data business and to create our capabilities to process data using data sources such as vehicle plug-in devices. These activities helped Wejo understand the potential for the connected vehicle data business and design our platform for processing large volume data flows. After obtaining its first OEM data contract in December 2018, Wejo launched its ADEPT Platform for processing OEM data and began generating revenue from its Data Marketplace product line in 2019. Connected vehicles contain hundreds of data sensors, emitting information such as location, speed, direction and events such as braking, temperature and weather conditions. This data creates intelligence, in near real-time and historically, that is unavailable from any other source.
Based on externally available and internal research by our management, connected vehicles will make up 44% of all vehicles in 2030, increasing from 196 million connected vehicles in 2021 to approximately 600 million connected vehicles in 2030. We ingest and standardize this data, currently from over 11 million connected vehicles, tracking over 73 million journeys and 16 billion data points a day, mainly in the United States. Based on existing OEM and Tier 1 relationships, we expect that near-real time live streaming vehicles on our platform will increase to 124 million connected vehicles by 2030. Our products enable customers such as departments of transportation, retailers, construction firms and research departments to unlock unique insights about journeys, cities, electric vehicle usage, safety and more.
In addition to the strength in our intellectual property, we have relationships with 17 OEMs and Tier 1 suppliers of connected vehicle data components. These relationships provide the unique data set that we ingest on a 1-5 second basis 24 hours a day. To date, no industry standard for connected vehicle data exists. This is where our technology has a singular position in the market: by creating that standard, we will enable future products such as vehicle-to-vehicle communications, pay-as-you-drive insurance, automated breakdown recovery, predictive maintenance and touchless “pay by car” commerce for parking, retail and more.
We are also working with the OEMs and Tier 1s to provide SaaS Solutions such as component intelligence and 3D parking assistance in vehicle. Data For Good™: From our inception, this slogan has captured our firm belief that connected vehicle data will reduce emissions, make roads safer and create positive driver experiences. Our products are built with a total commitment to data privacy and security, 100% compliant with regulations such as GDPR and CCPA. We plan to leverage our leading position in North America and continue its expansion into Europe, Asia and the rest of the world. We continue to evolve, scaling past data traffic management into a host of new compelling proprietary offerings and revenue pools. We also create SaaS offerings to provide both OEMs and service providers with additional capabilities to meet different privacy, regulation, storage, visualization, and data insight needs.
We operate our business to take advantage of a sizeable opportunity. Through our own and third party research, we estimate our Serviceable Addressable Market (SAM) to be worth $61 billion by 2030. We determined the SAM as two components: Data Marketplace and Software as a Service (SaaS) Solutions. For Data Marketplace, we used the data and research from the connected vehicle analyst firm Ptolemus. They have projected Total Addressable Market numbers (TAMs) for each of the eight products (traffic management, advertising, fleet management systems & leasing, usage-based insurance, remote diagnostic services, car sharing & rental, roadside assistance, integrated payments: “pay by car”) by region and over time to 2030. We then applied a discount by calculating 70% of each TAM to create the Wejo SAM. For SaaS Solutions, we worked with Gartner research to determine the total spend on SaaS Solutions for the automotive industry and calculated the SAM as 5% of this.
We have demonstrated valuable services and, in the process, created a positive flywheel effect attracting additional OEMs, automotive suppliers, and customers. These forces converge to grow the products and services that people and the transportation industry want and that create revenue.
We build privacy by design and neutrality into the core of our platform, enabling compliance with privacy laws and regulations. We operate to high global data privacy standards, and are a leader in the industry on protection of data, assuring that we play a pivotal role in our industry.
In establishing our business, we have incurred significant operating losses since our inception. We incurred total net losses of $136.3 million, $54.9 million and $29.0 million, respectively, for the six months ended June 30, 2021, and for the fiscal years ended December 31, 2020 and 2019. As of June 30, 2021, we had an accumulated deficit of $283.0 million. Our historical losses resulted principally from costs incurred in connection with technology and development, sales and marketing and general and administrative costs associated with our operations, and changes in the fair value of our derivative liability and advanced subscription agreements. In the future, we intend to continue to develop our technology and conduct business development activities that, together with anticipated general and administrative expenses, will result in incurring further significant losses for at least the next several years. Furthermore, following the completion of this Business Combination, we expect to incur additional costs associated with operating as a public company, including significant legal, accounting, investor relations and other expenses that we did not incur as a private company. The proposed Business Combination provides substantial additional funding that we will need to support our continuing operations and pursue our growth strategy. Until such time as we can generate significant revenue, if ever, we expect to finance our operations through a combination of equity offerings and debt financings. Our inability to raise capital as and when needed could have a negative impact on our financial condition and ability to pursue our business strategies. There can be no assurances, however, that our current operating plan will be achieved or that additional funding will be available on terms acceptable to us, or at all.
As of June 30, 2021, we had cash of $15.3 million. We have the option to issue further notes in a principal amount of up to $11.5 million in the second half of 2021. We expect to continue incurring losses for the foreseeable future and are required to raise additional capital to fund our operations. Beyond the capital raised with the proposed Business Combination, we believe that we will continue to have access to capital resources through possible public equity offerings, debt financings, revenue from customers or other means. There can be no assurance that we will be able to obtain additional financing on terms acceptable to us, on a timely basis or at all. If we are unable to secure additional capital, we may be required to curtail operations and take additional measures to reduce expenses in order to conserve its cash in amounts sufficient to sustain operations and meet our obligations. Excluding the capital being raised in the proposed Business Combination, based on our current level of expenditures and given our cash balance of $15.3 million as of June 30, 2021, along with the proceeds from the debt financing secured in the second half of 2021, we do not believe we will have sufficient financial resources to fund our activities and execute our business plans past the next 12 months. See “— Liquidity and Capital Resources — Funding Requirements” below.
Key Factors Affecting Our Results of Operations
COVID-19
With the ongoing COVID-19 pandemic, we have implemented business continuity plans designed to address and mitigate the impact of the COVID-19 pandemic on our business. COVID-19 pandemic has had a material impact on our expansion efforts as travel restrictions decrease the amount of vehicle data in use and demand for our products. On April 21, 2020, we committed to a restructuring plan in response to the changes in business and economic conditions arising as a result of the COVID-19 pandemic. The plan was designed to support our long-term financial resilience, simplify our operations, strengthen our competitive positioning and better serve our customers. The extent to which the COVID-19 pandemic impacts our business, product development and expansion efforts, corporate development objectives and the value of and market for our ordinary shares will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the UK and U.S. and the effectiveness of actions taken globally to contain and treat the disease. The global economic slowdown, the overall disruption of global supply chains and distribution systems and the other risks and uncertainties associated with the pandemic could have a material adverse effect on our business, financial condition, results of operations and growth prospects.
Attract, Retain and Grow our Customer Base
Our recent growth is driven by the expansion of our customer base particularly in the area of traffic management and mapping and high customer retention rates. Our current sales come from U.S. connected vehicle data. The Company is in the early stages of monetization in its eight planned markets, starting with traffic management, including mapping. Early stage demand for connected vehicle data is very strong, and we believe that we will continue to see this demand in the future as we expand in traffic management and launch additional markets.
We continue to add functionality to our ADEPT Platform to offer new and more valuable services to our customers. We believe that our business is at the genesis of the connected vehicle ecosystem, demonstrating new services that will one day be viewed as necessary, and positioned to pioneer even more desirable services in the future. As these services continue to demonstrate their value, many of our customers will move a greater percentage of their funds to connected vehicle data. We will fuel this growth with marketing efforts to increase awareness of our offerings.
Investment in Growth — Data Marketplace and SaaS Solutions to the Automotive Industry
We forecast the connected vehicle data marketplace to grow to greater than $30.0 billion by 2030. We know from the internal and external market sizing our available connected vehicle data set has substantial value in wider marketplaces and we will leverage the data set to deliver products and revenues across those wider markets.
We are receiving inbound inquiries which we plan to convert into additional revenue opportunities to provide cloud services to OEMs and automotive suppliers as a core revenue stream. We forecast that the SaaS Solutions market for OEMs and automotive suppliers served by Wejo will exceed $31.0 billion by 2030.
Key Components of Results of Operations
Revenues
We work with the world’s leading OEMs to obtain, process, and turn into products vast amounts of connected vehicle data. OEMs provide us this data through license agreements. We process the data in our ADEPT Platform running in cloud data centers and offer services including live data feeds, batch feeds and analytics. These services provide customers with traffic intelligence, high frequency vehicle movements, and common driving events and trends, among other insights. Our customers pay license fees to obtain one or more of these data services that may include a portion or all of the data in their market. Our revenue is the amount of consideration we expect to receive in the form of gross sales to customers, reduced by associated revenue share due under our data sharing agreements with the OEMs.
Cost of revenue (exclusive of depreciation and amortization)
Cost of revenue consists primarily of hosting service expenses for our ADEPT Platform, as well as hardware, software and human resources to support the revenue process.
Technology and Development
Technology and development expenses consist primarily of compensation-related expenses incurred for our data scientists and other technology human resources for the research and development of, enhancements to, and maintenance and operation of our products, equipment and related infrastructure.

Sales and Marketing
Sales and marketing expenses consist primarily of compensation-related expenses to our direct sales and marketing human resources, as well as costs related to advertising, industry conferences, promotional materials, other sales and marketing programs, and facility costs related to sales and marketing functions. Advertising costs are expensed as incurred.
General and Administrative
General and administrative expenses consist primarily of compensation related expenses for executive management, finance, accounting, human resources, legal, and corporate information systems functions, professional fees and facilities costs related to general and administrative functions.
Change in Fair Value of Derivative Liability
We issued convertible notes that contain redemption features, which met the definition of a derivative instrument. We classified these derivative instruments as a liability on our consolidated balance sheet. We remeasured this derivative liability to fair value at each reporting date and recognized changes in the fair value of the derivative liability as a component of other income (expense), net in our consolidated statement of operations.
Change in Fair Value of Advanced Subscription Agreements
We issued advanced subscription agreements that contained an automatic conversion feature, which is triggered by either the occurrence of Series C round financing or share sale triggering a change of control. We concluded that it was appropriate to apply the fair value option to the advanced subscription agreements because there were no non-contingent beneficial conversion features related to the advanced subscription agreements. We classified these advanced subscription agreements as a liability on our consolidated balance sheet. We remeasured these advanced subscription agreements to fair value at each reporting date and recognized changes in the fair value of the advanced subscription agreements as a component of other income (expense), net in our consolidated statement of operations.
Loss on Issuance of Convertible Notes
We issued convertible notes in December 2020, January 2021 and April 2021 for which the initial fair value of the convertible notes were greater than the proceeds we received. We recognized the loss on issuance as the difference between the initial fair value of the convertible notes and cash proceeds received as a component of other income (expense), net in our consolidated statement of operations.
Other Income (Expense), net
Other income (expense), net primarily consists of foreign exchange gain or loss arising from foreign currency transactions and benefit from research and development tax credit.
Income Taxes
Wejo Limited is tax resident in the UK with business units taxable in other territories, including the U.S. Due to the nature of our business, we have generated losses since inception and therefore have not paid corporation tax in the UK or other territories.
UK losses may be carried forward indefinitely and may be offset against future taxable profits, subject to numerous utilization criteria and restrictions. The amount that can be offset each year is limited to £5.0 million plus an incremental 50% of UK taxable profits. After accounting for tax credits receivable, we had accumulated tax losses for carry forward in the UK of $97.4 million and $60.5 million as of December 31, 2020 and 2019, respectively. We do not recognize these losses on the statement of financial position.

Results of Operations
Comparison of the Six Months Ended June 30, 2021 and 2020
The following table summarizes our results of operations for the six months ended June 30, 2021, and 2020 (in thousands):
	Six Months Ended June 30,
	2021	2020	Increase (Decrease)
Revenue, net	$847	$523	$324
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	2,342	874	1,468
Technology and development	6,495	3,098	3,397
Sales and marketing	6,139	3,301	2,838
General and administrative	7,949	4,825	3,124
Depreciation and amortization	2,155	2,247	(92)
Total costs and operating expenses	25,080	14,345	10,735
Loss from operations	(24,233)	(13,822)	(10,411)
Loss on issuance of convertible loans	(44,242)	—	(44,242)
Change in fair value of derivative liability	(56,616)	—	(56,616)
Change in fair value of advanced subscription agreements	(6,765)	1,416	(8,181)
Interest expense	(4,317)	(427)	(3,890)
Other income (expense), net	(85)	650	(735)
Net loss	$(136,258)	$(12,183)	$(124,075)
Revenue, net
Revenue, net increased by $0.3 million, or 62%, during the six months ended June 30, 2021, compared to the six months ended June 30, 2020. Revenue, net increased based on a 76% increase in gross sales to our customers to $2.7 million from $1.5 million during six months ended June 30, 2021 and 2020, respectively. The change is primarily due to a 43% increase (to 33) in the total number of unique customers during the six months ended June 30, 2021 compared to the six months ended June 30, 2020. Revenue, net during these periods was primarily related to Data Marketplace customers.
Cost of Revenue (exclusive of depreciation and amortization)
Cost of revenue increased $1.5 million, or 168%, during the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The change is primarily due an increase in staff cost as a result of the additional personnel hired to support our current period and expected increases in revenue. Total headcount for employees allocated to cost of revenue increased by eight from June 30, 2020 to June 30, 2021. During these early stages of growth in Data Marketplace and SaaS Solutions, we expect that our costs will scale at a rate greater than our growth in revenue until we are offering our solutions through multiple products in the Data Marketplace and through SaaS Solutions to multiple OEMs. We expect to achieve this scale by late 2022 when we expect our gross profits in both the Data Marketplace and SaaS Solutions product lines to increase substantially over 2021 levels.
Technology and Development
Technology and development expenses increased by $3.4 million, or 110%, during the six months ended June 30, 2021, compared to the six months ended June 30, 2020. The change is primarily due to an increase of $2.2 million in staff costs, which were low in 2020 due to COVID-19 reductions, and $0.2 million in consulting expense as a result of hiring additional human resources to support our technology and development activities, an increase of $0.5 million in data hosting related expenses, an increase of $0.2 million in development costs and an increase of $0.2 million in expenditure to improve our ADEPT Platform.
Sales and Marketing
Sales and marketing expenses increased by $2.8 million, or 86%, during the six months ended June 30, 2021, compared to the six months ended June 30, 2020. The change is primarily due to an increase of $2.1 million in marketing and advertising and an increase of $0.8 million in staff costs, offset by a COVID-19 restriction-related decrease of $0.2 million in rent and travel related expenses.
General and Administrative
General and administrative expenses increased by $3.1 million, or 65%, during the six months ended June 30, 2021, compared to the six months ended June 30, 2020. The change is primarily due to an increase of $3.0 million in professional services.
Depreciation and Amortization
Depreciation and amortization decreased by less than $0.1 million, or 4%, during the six months ended June 30, 2021, compared to the six months ended June 30, 2020. The change is primarily due to a reduction in depreciation as certain computer software was fully depreciated between periods.
Loss on issuance of convertible loans
Loss on issuance of convertible loans increased by $44.2 million during the six months ended June 30, 2021, compared to the six months ended June 30, 2020. The change is due to the convertible loans issued during the six months ended June 30, 2021 including a beneficial conversion feature, a bifurcated derivative liability, and debt issuance costs which in aggregate, exceeded the allocated proceeds of the convertible loans by $44.2 million.
Change in fair value of derivative liability
Change in fair value of derivative liability increased by $56.6 million during the six months ended June 30, 2021, compared to the six months ended June 30, 2020. The change is due to the increase in the embedded derivative liabilities that were bifurcated from the convertible loans issued between July 2020 and June 2021.
Change in fair value of advanced subscription agreements
Change in fair value of advanced subscription agreements increased by $8.1 million during the six months ended June 30, 2021, compared to the six months ended June 30, 2020. The change is due to the fair value of the underlying ordinary share increasing from £1.15 per share as of June 30, 2020 to £32.86 per share as of June 30, 2021.
Interest expense
Interest expense increased by $3.9 million, or 911%, during the six months ended June 30, 2021, compared to the six months ended June 30, 2020. The change is due to the secured loan notes issued in April 2021 that bear interest at a fixed rate of 9.2% per annum, and the convertible loans issued between July 2020 and June 2021 that bear interest at a fixed rate of 8.0% per annum.
Other income (expense), net
Other income (expense), net decreased by $0.7 million, or 113%, during the six months ended June 30, 2021, compared to the six months ended June 30, 2020. The change is primarily due to a decrease of $0.5 million in grant income and a decrease of $0.2 million in research and development tax credit.

Comparison of the Years Ended December 31, 2020 and 2019
The following table summarizes our results of operations for the years ended December 31, 2020, and 2019 (in thousands):
	Year ended December 31,
	2020	2019	Increase (Decrease)
Revenue, net	$1,336	$226	$1,110
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	1,688	676	1,012
Technology and development	7,683	10,247	(2,564)
Sales and marketing	7,039	6,616	423
General and administrative	10,173	8,602	1,571
Depreciation and amortization	4,077	3,021	1,056
Total costs and operating expenses	30,660	29,162	1,498
Loss from operations	(29,324)	(28,936)	(388)
Loss of issuance of convertible loan notes	(13,112)	—	(13,112)
Change in fair value of derivative liability	(8,724)	—	(8,724)
Change in fair value of advanced subscription agreements	(1,808)	59	(1,867)
Interest expense	(2,594)	(3)	(2,591)
Other income (expense), net	687	(144)	831
Net loss	$(54,875)	$(29,024)	$(25,851)
Revenue, net
Revenue, net increased by $1.1 million, or 491%, during the year ended December 31, 2020, compared to the year ended December 31, 2019. Revenue, net increased based on 378% increase in gross sales to our customers to $3.7 million from $0.8 million during the years ended December 31, 2020 and 2019, respectively, as we began our data monetization platform during the second quarter of 2019 with revenue growth mainly driven by a 158% increase (to 31) in the total number of unique customers. Revenue, net during these periods was primarily related to Data Marketplace customers.
Cost of Revenue (exclusive of depreciation and amortization)
Cost of revenue increased by $1.0 million, or 150%, during the year ended December 31, 2020, compared to the year ended December 31, 2019. The change is primarily due to staff cost increasing by $0.7 million because of the additional human resources hired to support our increased revenue generation activities and an increase of $0.3 million in other direct costs of revenue.
Technology and Development
Technology and development expenses decreased by $2.6 million, or 25%, during the year ended December 31, 2020, compared to the year ended December 31, 2019. The change is primarily due to a COVID-19 pandemic-related decrease of $1.1 million in staff costs, a decrease of $1.1 million in consulting expense, and a decrease of $0.3 million in facility costs. These reductions were due to our U.S. and UK employees working remotely since the spread of COVID-19, as well as reductions in headcount as a result of the pandemic.
Sales and Marketing
Sales and marketing expenses increased by $0.4 million, or 6%, during the year ended December 31, 2020, compared to the year ended December 31, 2019. The change is primarily due to an increase of

$0.9 million in staff costs because of hiring additional human resources to support our sales and marketing activities and an increase of $0.7 million in costs related to advertising and marketing, offset by a decrease of $0.7 million in consulting expense and $0.5 million in travel and rent expense due to the COVID-19 pandemic.
General and Administrative
General and administrative expenses increased by $1.6 million, or 18%, during the year ended December 31, 2020, compared to the year ended December 31, 2019. The change is primarily due to decreases of $0.5 million in consulting expense and $0.3 million in travel expense because of the COVID-19 pandemic, offset by increases of $1.1 million and $1.4 million in staff costs and professional expenses, respectively, as a result of hiring additional human resources in general and administrative functions to support our growth initiatives, including our progression towards becoming a public company.
Depreciation and Amortization
Depreciation and amortization increased by $1.1 million, or 35%, during the year ended December 31, 2020, compared to the year ended December 31, 2019, primarily due to an increase of $1.0 million related to an increase in amortization expense for internally developed software.
Loss on issuance of convertible loans
Loss on issuance of convertible loans increased by $13.1 million during the year ended December 31, 2020, compared to the year ended December 31, 2019. The change is due to the convertible loans issued during the year ended December 31, 2020 including a beneficial conversion feature, a bifurcated derivative liability, and debt issuance costs which in aggregate, exceeded the allocated proceeds of the convertible loans by $13.1 million.
Change in fair value of derivative liability
Change in fair value of derivative liability increased by $8.7 million during the year ended December 31, 2020, compared to the year ended December 31, 2019. The change is due to the embedded derivatives that were bifurcated from the convertible loans issued between July 2020 and December 2020.
Change in fair value of advanced subscription agreements
Change in fair value of advanced subscription agreements decreased by $1.9 million during the year ended December 31, 2020, compared to the year ended December 31, 2019. The change is due to the fair value of the underlying ordinary share increasing from £4.43 as of December 31, 2019 to £18.33 as of December 31, 2020.
Interest expense
Interest expense increased by $2.6 million, during the year ended December 31, 2020, compared to the year ended December 31, 2019. The change is due to the convertible loans issued between July 2020 and December 2020 that bear interest at a fixed rate of 8.0% per annum.
Other income (expense), net
Other income (expense), net increased by $0.8 million, during the year ended December 31, 2020, compared to the year ended December 31, 2019. The change is primarily due an increase of $0.8 million in research and development tax credit.
Liquidity and Capital Resources
We have incurred significant operating losses since our formation and expect to continue incurring operating losses for the next several years. As a result, we will need additional capital to fund our operations, which we may obtain through the sale of equity, debt financings, collaborations, licensing arrangements, revenue from customers or other sources. To date, we have received gross proceeds of $165.6 million through sales of equity, advanced subscription agreements, convertible loan notes and debt financings. As of June 30, 2021, we had cash of $15.3 million, of which $10.4 million was held outside the United States. In July 2021, we raised a further $10.0 million through the issuance of fixed rate secured loan notes and may issue further notes in a principal amount of up to $11.5 million expected to be issued in the second half of 2021. The Company believes that the additional loans together with the funds expected to be raised from this Business Combination will be sufficient to fund current operating plans for the next several years. The Company cannot guarantee that it will complete the business combination or be able to obtain additional financing on terms acceptable to the Company, on a timely basis, or at all. If the Company is unable to secure additional capital through this anticipated business combination or other sources such as private equity or debt, it will be required to reduce expenses to conserve its cash in amounts sufficient to sustain operations at a reduced level and meet its obligations until additional capital can be raised. The Company’s financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. There can be no assurance that the Company will achieve or sustain positive cash flows from financing or can reduce sufficiently its expenses. If the Company is unable to maintain adequate liquidity, future operations will need to be scaled back or discontinued. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not reflect any adjustments relating to the recoverability and reclassification of assets and liabilities that might be necessary from the outcome of this uncertainty.
Cash Flows
The following table summarizes our cash flows for each of the periods presented (in thousands):
	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
Net cash used in operating activities	$(19,272)	$(8,650)	$(21,500)	$(26,683)
Net cash used in investing activities	(1,501)	(2,546)	(1,865)	(4,237)
Net cash provided by financing activities	21,396	11,605	35,668	6,874
Effect of exchange rate changes on cash	231	(406)	823	64
Net increase (decrease) in cash	$854	$3	$13,126	$(23,982)
Cash Used in Operating Activities
During the six months ended June 30, 2021, net cash used in operating activities was $19.3 million, primarily resulting from our net loss of $136.1 million, which is offset by non-cash charges of depreciation and amortization of $2.2 million, loss on issuance of convertible loans notes of $44.2 million, changes in fair value of advanced subscription agreements of $6.8 million, changes in fair value of derivative liability of $56.6 million, and non-cash interest expense of $2.2 million. The net loss was also offset by $4.9 million related to changes in components of working capital, driven primarily by a decrease of $2.8 million in prepaid expenses and other assets due to receipt of $4.0 million compensation for an insurance claim offset by $1.3 million increase in prepayments and VAT recoverable, an increase of $2.6 million in accounts payable due to more vendors' payments to support the revenue growth and a decrease of $0.4 million in accrued expenses and other liabilities related to the settlement of accrued claim of $4.0 million and $0.4 million decrease in other liabilities, offset by $1.1 million increase in professional fee accrual, $1.4 million increase in accrued interest and $1.5 million increase in compensation and benefit accrual due to the increase in headcount.
During the six months ended June 30, 2020, net cash used in operating activities was $8.7 million, primarily resulting from our net loss of $12.2 million, including non-cash changes in fair value of advanced subscription agreements of $1.4 million and foreign currency adjustments of $0.2 million, offset by non-cash charges for depreciation and amortization of $2.3 million related to changes in components of working capital, including an increase of $1.6 million in accounts payable due to more vendors’ payments to support the revenue growth and an increase of $0.5 million in accrued expenses and other liabilities mainly due to interest accrual of our credit facility with GM and deferred PAYE payment due to COVID-19 pandemic during the six months ended June 30, 2020.

During the year ended December 31, 2020, net cash used in operating activities was $21.5 million, primarily resulting from our net loss of $54.9 million, including non-cash loss on issuance of convertible loan notes of $13.1 million, depreciation and amortization of $4.1 million, foreign currency adjustments of $0.3 million, the change in fair value of advanced subscription agreements of $1.8 million, the change in fair value of derivative liability of $8.7 million and non-cash interest of $1.1 million. The net loss was also offset by $4.2 million related to changes in components of working capital, including increases of $0.4 million in accounts receivable, $2.7 million in accounts payable and $2.0 million in accrued expenses and other liabilities.
During the year ended December 31, 2019, net cash used in operating activities was $26.7 million, primarily resulting from our net loss of $28.0 million, including non-cash depreciation and amortization of $3.0 million, foreign currency adjustments of $0.8 million and the change in fair value of advanced subscription agreements of $0.1 million. The net loss was also adjusted by $1.5 million related to changes in components of working capital, including increases of $0.3 million in accounts receivable, $5.2 million in prepaid expenses and other assets which related to an insurance receivable for a claim, and $4.1 million in accrued expenses and other liabilities which related to an accrued claim payable, offset by a decrease of $0.1 million in accounts payable.
Cash Used in Investing Activities
During the six months ended June 30, 2021 and 2020, net cash used in investing activities was $1.5 million and $2.5 million, respectively, primarily driven by our capitalized internally developed software costs.
During the years ended December 31, 2020 and 2019, net cash used in investing activities was $1.9 million and $4.2 million, respectively, primarily driven by our capitalized internally developed software costs.
Cash Provided by Financing Activities
During the six months ended June 30, 2021, net cash provided by financing activities was $21.4 million, primarily driven by $15.2 million cash proceeds received from issuance of convertible notes and $16.6 million cash proceeds received from issuance of fixed rate secured loan notes, offset by a $10.0 million repayment of our related party debt, a $0.4 million payment of deferred financing costs and a $0.1 million repayment of our loan’s payable.
During the six months ended June 30, 2020, net cash provided by financing activities was $11.6 million, primarily driven by $10.1 million cash proceeds received from issuance of credit facility with GM, $1.0 million of the remaining cash proceeds received from B Ordinary shares issued during the year ended December 31, 2018, and $0.3 million cash proceeds received from the issuance of advanced subscription agreements.
During the year ended December 31, 2020, net cash provided by financing activities was $35.7 million, primarily driven by $24.3 million cash proceeds received from issuance of convertible notes, $9.9 million cash proceeds received from issuance of short-term debt, $1.0 million of the remaining cash proceeds received from B Ordinary shares issued during the year ended December 31, 2018, $0.3 million cash proceeds received from the issuance of advanced subscription agreements, offset by a $0.1 million repayment of related party loans.
During the year ended December 31, 2019, net cash provided by financing activities was $6.9 million, primarily driven by $6.8 million cash proceeds received from issuance of advanced subscription agreements, $0.1 million cash proceeds received from the exercise of warrants to purchase our Ordinary Shares and the receipt of $0.1 million from related party loans.

Contractual Obligations
We lease office space and data center space under operating lease agreements.
The following table sets forth our future contractual obligations as of December 31, 2020 (in thousands):
	Payments Due by Period
	2021	2022	2023	2024	2025	Total
General Motors debt(1)	$10,503	$—	$—	$—	$—	$10,503
Operating lease obligations(2)	799	266	—	—	—	1,065
Convertible loan notes(3)	—	—	59,621	—	—	59,621
Total	$11,302	$266	$59,621	$—	$—	$71,189

(1)
Amounts reflect the outstanding principal and accrued interest as of December 31, 2020. The principal and accrued interest was due on December 31, 2021 but was repaid in full in April 2021 with the proceeds from the debt financing secured in the same month.

(2)
Amounts reflect payments due for our leased office space in Manchester, UK under one operating lease agreement that expires in April 2022.

(3)
Amounts reflect our aggregate obligation if all convertible loan noteholders elected to receive repayment of their loans upon maturity rather than allowing the loans to convert into shares of equity. The amounts are comprised of the outstanding principal balance, unpaid accrued interest as of the maturity date, and a redemption premium equal to 100% of the outstanding principal. Not included in the above table is the aggregate principal of $21.2 million received for the additional convertible loans issued in 2021, resulting in an additional potential obligation to convertible loan noteholders of $46.5 million due during the year ended December 31, 2023.

Fixed Rate Secured Loan Notes Issuance
In April 2021, we entered a Loan Note Instrument agreement in which it issued fixed rate secured loan notes in a principal amount of $21.5 million that bears interest at a fixed per annum rate of 9.2% until its maturity date in April 2024. Pursuant to the agreement, we issued further notes of $10.0 million in July 2021 and the remaining of $11.5 million is expected to be drawn in the second half of 2021.
Critical Accounting Policies and Estimates
The preparation of our consolidated financial statements in conformity with U.S. GAAP requires estimates and assumptions that affect the reported amounts and classifications of assets and liabilities, revenue and expenses, and the related disclosures of contingent liabilities in the financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Our estimates form the basis for our judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Although we believe that our estimates, assumptions, and judgments are reasonable, they are based upon information available at the time. Actual results may differ significantly from these estimates under different assumptions, judgments or conditions.
An accounting policy is critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimate that are reasonably likely to occur, could materially impact the consolidated financial statements.
We believe that of our significant accounting policies, which are described in Note 2, Summary of Significant Accounting Policies, of the Notes to the Consolidated Financial Statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of our operations.

Revenue Recognition
We recognize revenue under Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers for all periods presented.
Our customer agreements include one or a combination of the following contractual promises for a fixed contractual fee: (i) the supply of specified connected vehicle data through the ADEPT Platform; (ii) the granting of a non-transferrable license to use the specified data in the manner described in each customer agreement; and, only if required, (iii) ADEPT Platform set up and connectivity services. We assess our customer agreements under ASC 606 and determined that the above contractual promises collectively represent a single performance obligation.
The transaction price is comprised of the contractual fixed fee specified in each customer agreement and is allocated to the single performance obligation. We recognize revenue when our performance obligation is satisfied through the fulfillment of the contractual promises. Our performance obligation is generally fulfilled when we provide access to the specified data either throughout the duration of each customer agreement’s contractual term or upon delivery of a one-time batch of historic data. We may deliver data and the license without supplying connectivity services. As such, we recognize revenue for customers with a contractual agreement to provide data over a period ratably over the term of the contract which is typically one year. We recognize revenue for a one-time historic batch of data to the customer upon delivery of such data. Standard payment terms are 14 days from the date of the invoice which is typically sent to the customer monthly or upon delivery of the one-time historic batch of data.
In arrangements where another party (i.e., OEMs) is involved in providing specified services to a customer, we evaluate whether we are the principal or agent. In this evaluation, we consider if we obtain control of the specified goods or services before they are transferred to the customer, as well as other indicators such as the party primarily responsible for fulfillment and discretion in establishing price. Pursuant to the terms of the Data Sharing Agreements, certain rights retained by the OEMs over the connected vehicle data being supplied to the customers were determined to provide the OEMs with control over the data and we have determined that we act as the agent in this arrangement and recognize revenue on a net basis. We applied the practical expedient in ASC 606 to expense as incurred those costs to obtain a contract with a customer for which the amortization period would have been one year or less.
Internally Developed Software Costs
We capitalize certain costs incurred for the internal development of software. Internally developed software includes our proprietary portal software and related applications and various applications used in our management’s portals. We expense costs incurred during the preliminary project stage for internal software programs as incurred. We capitalize external and internal costs incurred during the application development stage of new software development, as well as for upgrades and enhancements for software programs that result in additional functionality. Where applicable, we amortize over a software’s estimated useful life costs for the internally developed software. We take impairment charges when circumstances indicate that the carrying values of the assets were not fully recoverable. In the six months ended June 30, 2021 and 2020 and the years ended December 31, 2020 and 2019, we have not recognized any impairment charges.
Valuation of Advanced Subscription Agreements and Derivative Liability
We record our advanced subscription agreements at fair value with changes in fair value recorded in the consolidated statement of operations and comprehensive loss.
Our outstanding convertible notes contained redemption features that meet the definition of a derivative instrument. We classified these instruments as a liability on our consolidated balance sheets because the redemption features were not clearly and closely related to its host instrument and met the definition of a derivative. The derivative liability was initially recorded at fair value upon issuance of the convertible notes and was subsequently remeasured to fair value at each reporting date. Changes in the fair value of the derivative liability were recognized on the consolidated statements of operations and comprehensive loss.

The fair value of the advanced subscription agreements and derivative liability were determined using a scenario-based analysis. Five primary scenarios were considered: qualified financing, unqualified financing, merger or acquisition, held to maturity, and insolvency (“Exit Events”). The fair value of the advanced subscription agreements and derivative liability is comprised of the value of a conversion component and a put option component. The estimated fair value of each component is calculated independently and the added together to determine the total estimated fair value of the advanced subscription agreements or derivative liability under each scenario. The value of the advanced subscription agreements and derivative liability under each scenario was then probability weighted to arrive at the respective instrument’s recorded estimated fair value.
Assumptions and inputs used to calculate the value of the conversion component include the following:
•
the amount of principal and accrued interest, if applicable;

•
the conversion price;

•
the estimated time until the scenario’s respective Exit Event; and

•
the current estimated fair value of our Ordinary share

The fair value of the put options was estimated using the Black-Scholes option pricing model (“OPM”). Assumptions used in the OPM include the following:
Expected volatility — We applied re-levered equity volatility based on the historical unlevered and re-levered equity volatility of our publicly traded peer companies.
Expected dividend — Expected dividend yield of zero is because we have never paid cash dividends on ordinary shares and do not expect to pay any cash dividends in the foreseeable future.
Expected term — The estimated time until the scenario’s respective Exit Event.
Risk-free interest rate — The risk-free interest rate is determined by reference to the UK Treasury yield curve for the period commensurate with the expected timing of the exit event.
Fair value of ordinary share — See “Share-Based Compensation” below for discussion of how the fair value of our ordinary share is determined.
Share-Based Compensation
We measure share-based awards granted to employees and directors based on the fair value on the date of the grant using the Black-Scholes option-pricing model for options, which uses as inputs the fair value of our ordinary and A ordinary shares and assumptions we make for the volatility of our ordinary and A ordinary shares, the expected term of our share-based awards, the risk-free interest rate for a period that approximates the expected term of our share-based awards and our expected dividend yield. For employee shares with a combination of service and performance conditions, we recognize non-cash share-based compensation expense on a straight-line basis over the requisite service period when the achievement of a performance-based milestone is probable of being met based on the relative satisfaction of the performance condition as of the reporting date.
We have not recognized any share-based compensation as of June 30, 2021, June 30, 2020, December 31, 2020 and December 31, 2019 as the performance condition triggering the options to become exercisable has not been deemed probable of occurring.
Determination of the fair value of our ordinary and A ordinary shares
As there has been no public market for our ordinary and A ordinary shares to date, the estimated fair value of our ordinary and A ordinary shares has been determined by our board of directors as of the date of each option grant, with input from management, considering our most recently available third-party valuations of ordinary and A ordinary shares. These third-party valuations were performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. Our

ordinary and A ordinary shares valuations were prepared using either an option pricing method, or OPM, which used market approaches and income approaches to estimate our enterprise value. The OPM treats ordinary and A ordinary shares as call options on the total equity value of a company, with exercise prices based on the value thresholds at which the allocation among the various holders of a company’s securities changes. A discount for lack of marketability of the ordinary and A ordinary shares is then applied to arrive at an indication of value for the ordinary and A ordinary shares.
These third-party valuations were performed at various dates, including the look back period starting January 1, 2020, which resulted in valuations of A ordinary shares as following:
	A Ordinary Shares with hurdle amount of £60 million
Date	£ per share	$ per share
July 14, 2020	£0.07	$0.09
October 21, 2020	£2.23	$2.93
In addition to considering the results of these third-party valuations, our board of directors considered various objective and subjective factors to determine the fair value of our ordinary shares as of each grant date, including:
•
the prices at which we sold ordinary shares;

•
our stage of development and our business strategy;

•
external market conditions affecting the industry, and trends within the industry;

•
our financial position, including cash on hand, and our historical and forecasted performance and operating results;

•
the lack of an active public market for our ordinary and A ordinary shares;

•
the likelihood of achieving a liquidity event, such as an initial public offering, or IPO, or a sale of our company in light of prevailing market conditions; and

•
the analysis of IPOs and the market performance of similar companies in the industry.

The assumptions underlying these valuations represented management’s best estimates, which involved inherent uncertainties and the application of management’s judgment. As a result, if we had used significantly different assumptions or estimates, the fair value of our ordinary and A ordinary shares and our share-based compensation expense could be materially different.
Once a public trading market for our ordinary shares has been established in connection with the closing of the Business Combination and as a result becoming a public company, it will no longer be necessary for our board of directors to estimate the fair value of our ordinary shares in connection with our accounting for granted stock options and other such awards we may grant, as the fair value of our ordinary shares will be determined based on the quoted market price of our ordinary shares.
Share-based awards granted
The following table sets forth by grant date the number of A ordinary shares granted between January 1, 2020, and the date hereof, the per share exercise price of the A ordinary shares, the fair value of A ordinary Shares per share on each grant date, and the per share estimated fair value of the A ordinary shares:
	Number of Shares Granted	Per Share Exercise Price of A Ordinary Shares with hurdle amount of £60 million		Fair Value of A Ordinary Shares with hurdle amount of £60 million on Grant Date		Per Share Estimated Fair Value of A Ordinary Shares with hurdle amount of £60 million
Grant Date		£ per share	$ per share	£ per share	$ per share	£ per share	$ per share
July 14, 2020	3,176,392	£0.18	$0.23	£0.07	$0.09	£0.01	$0.02
October 21, 2020	60,540	£0.17	$0.23	£2.23	$2.93	£2.06	$2.71

Off-balance sheet arrangements
We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the Securities and Exchange Commission.
Recently issued accounting pronouncements
A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 2 to our consolidated financial statements appearing at the end of this prospectus.
Quantitative and Qualitative Disclosures About Market Risk
We are exposed to market risks in the ordinary course of our business, which are principally limited to interest rate fluctuations and foreign currency exchange rate fluctuations. We maintain significant amounts of cash that are in excess of federally insured limits in various currencies, placed with one or more financial institutions for varying periods according to expected liquidity requirements.
Interest Rate Risk
As of June 30, 2021, we held cash of $15.3 million. Our exposure to interest rate sensitivity is impacted by changes in the underlying United States and UK bank interest rates. We have not entered investments for trading or speculative purposes.
Foreign Currency Exchange Risk
We maintain our consolidated financial statements of Wejo Limited in pounds sterling, but for financial reporting purposes our financial statements have been presented in U.S. dollars, the reporting currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Non-monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the date of the transaction. Exchange gains or losses arising from foreign currency transactions are included in other income (expense), net in the consolidated statement of comprehensive loss. The financial statements of entities are translated from their functional currency into the reporting currency as follows: assets and liabilities are translated at the exchange rates at the balance sheet dates, revenue and expenses are translated at the average exchange rates and shareholders’ equity (deficit) is translated based on historical exchange rates. Translation adjustments are not included in determining net loss but are included as a foreign exchange adjustment to other comprehensive loss, a component of shareholders’ equity (deficit).
Our operating expenses are denominated in the currencies of the countries in which its operations are located, which are primarily in the UK and the U.S. Our consolidated results of operations and cash flows are, therefore, subject to fluctuations due to changes in foreign currency exchange rates and may be adversely affected in the future due to changes in foreign exchange rates. To date, we have not entered any hedging arrangements with respect to foreign currency risk or other derivative financial instruments, although we may choose to do so in the future. We do not believe a 10% increase or decrease in the relative value of the U.S. dollar or pounds sterling would have a material impact on our operating results.

MANAGEMENT OF WEJO GROUP LIMITED FOLLOWING THE BUSINESS COMBINATION
References in this section to “we,” “our,” “us” and the “Company” generally refer to Wejo Limited and its consolidated subsidiaries, prior to the Business Combination and Wejo Group Limited and its consolidated subsidiaries after giving effect to the Business Combination.
Composition of the Wejo Group Limited Board of Directors After the Business Combination
The following sets forth certain information concerning the persons who are expected to serve as directors and executive officers of Wejo Group Limited following the consummation of the Business Combination and assuming the election of the director nominees at the Special Meeting as set forth in “Director Election Proposal.”
Name	Age	Position
Executive Officers
Richard Barlow	43	Chief Executive Officer and Director
John Maxwell	56	Chief Financial Officer and Director
Mina Bhama	42	General Counsel and Company Secretary
Den Power	57	Chief People Officer
David Burns	48	Chief Technology Officer
Sarah Larner	40	Executive Vice President of Strategy and Innovation
Non-Employee Directors
Timothy Lee	70	Chairman of the Board of Directors
Diarmid Ogilvy	51	Director
Samuel Hendel	40	Director
Ann M. Schwister	53	Director
Alan Masarek	60	Director
Lawrence Burns	70	Director
Executive Officers
Richard Barlow, Chief Executive Officer and Director, Mr. Barlow serves as the Chief Executive Officer at Wejo, responsible for strategic direction and managing all aspects of the business. Mr. Barlow founded Wejo in 2014, having founded, scaled and exited a highly profitable fintech data platform out of the UK. Realizing that the connected data technology in motor racing — one of his passions — would transition to mainstream automotive in the future, Mr. Barlow created Wejo and the mantra of “Data For Good™” — transforming connected vehicle data into mobility intelligence solutions that revolutionize the way we live, work and travel. Mr. Barlow has led Wejo from the front since the company’s inception, creating the automotive industry’s standardized data and communication stack for all types of connected vehicles.
We believe Mr. Barlow’s extensive experience as an executive, his experience in data exchange and prior experience as a director of Wejo Limited qualify him to serve as a director of Wejo Group Limited.
John Maxwell, Chief Financial Officer and Director, has served as the Chief Financial Officer of Wejo Limited since March 16, 2021. Mr. Maxwell has more than 30 years of experience driving financial growth including in the technology and telecommunications industries. From January 2017 to December 2020, Mr. Maxwell served as Chief Financial Officer of Aquestive Therapeutics, a specialty pharmaceutical company with a focus on epilepsy and allergy treatments. Mr. Maxwell prepared the company for its IPO, raising $115 million of new equity capital in its 2018 IPO and 2019 follow-on. Mr. Maxwell also led a $100 million debt recapitalization and $125 million royalty monetization transaction at Aquestive. Prior to his role at Aquestive, from September 2000 to August 2006, Mr. Maxwell served as SVP of finance and administration at PanAmSat, which he helped take private, and subsequently brought public in 2005. Previously, Mr. Maxwell served as Chief Financial Officer at WIL Research. Mr. Maxwell started his career at Ernst & Young, and held various senior financial roles at General Signal, ADP, INFONXX and Plainfield

Asset Management. Mr. Maxwell earned his MBA in Finance and International Business from NYU’s Stern School of Business and received his BBA in Accounting from Texas Tech University. He is a Certified Public Accountant.
We believe Mr. Maxwell’s extensive experience as an executive, his experience in financial leadership and prior experience as a director of Wejo Limited qualify him to serve as a director of Wejo Group Limited.
Mina Bhama, General Counsel and Company Secretary, has served as General Counsel for Wejo since February 2018, and as the Company Secretary since January 2019. Ms. Bhama is responsible for managing the legal function and advising the Company and board of directors on the company’s legal, regulatory and governance matters. Prior to these roles, Ms. Bhama served as legal consultant to Wejo from November 2016 to January 2018. Ms. Bhama comes to Wejo with a strong background in corporate commercial and M&A and corporate governance having previously served as General Counsel and Company Secretary for Conviviality Plc, from January 2015 to October 2016, where she advised the board of directors, was a member of the executive team driving strategic direction, managed filings and led the corporate legal M&A activities including a reverse takeover. She also served as a senior legal advisor at Moneysupermarket.com and a legal advisor at Innospec Inc. Ms. Bhama has an LLB (Hons) from Staffordshire University, postgraduate diploma in Legal Practice from the College of Law, Chester, admitted as a solicitor by the Solicitors Regulation Authority in 2003, and an Associate Chartered Company Secretary graduating from the Institute of Chartered Secretaries and Administrators (ICSA).
Den Power, Chief People Officer, has served as the Chief People Officer at Wejo since July 2019, managing the human resources function for the business which includes establishing organizational design principals, determining reward and recognition mechanisms, and growing and attracting talent. Before Wejo, from December 2018 to May 2020, Ms. Power was a management consultant at Project 55 Ltd., a human resources consulting services organization. Ms. Power has been instrumental in transformational change programs across many companies, including Shop Direct Group, MBNA, Jack Wills, Ted Baker, King Fisher and B&Q, reporting directly into the board. Her past work also includes Human Resource Director at LeadX as well as consulting across many sectors including travel, utilities and nuclear. Ms. Power attended the University of Manchester where she received her BA in Humanities. Ms. Power also holds the CIPD qualification as a chartered HR professional.
David Burns, Chief Technology Officer, has served as Chief Technology Officer at Wejo since February 2021, where he is charged with driving and executing on the company's vision and managing technology platforms, partners and external relationships. Mr. Burns brings to Wejo his proven expertise in matching cutting-edge innovation with revenue opportunities. He most recently served as CTO at Key Travel, a global market leader for specialty online travel services, where he was focused on expanding the company' from March 2018 to February 2021 portfolio and driving growth through acquisitions. Prior to his role at Key Travel, Mr. Burns served as CTO of Yell, a digital marketing services company, from November 2016 to October 2017. He also has held senior management technology roles at Capita, CGI, Vertex Data Science and HP Enterprise Services. Mr. Burns is a graduate of the University of Cumbria in the UK.
Sarah Larner, Executive Vice President of Strategy and Innovation, has served as the Executive Vice President of Strategy & Innovation since June 2021, and is responsible for the formulation and management of the strategic initiatives at Wejo. Ms. Larner has been at Wejo since 2015, playing an integral role in the organization’s growth and success serving as Executive Vice President, Sales and Partnership, from March 2020 to June 2021, Executive Vice President, Partnerships, from July 2019 to March 2020, and Head of Sales, from April 2015 to July 2019. Previously, as EVP for Sales & Partnerships at Wejo, Ms. Larner has a deep understanding of the connected vehicle landscape across automotive and the marketplace. Ms. Larner brings relevant experience to her role at Wejo, previously managing strategic partnerships across motor and home insurance channels for MoneySuperMarket where she was responsible for maximizing channel revenue. She also spent time as a sales executive at Merrill Lynch where she focused on uncovering financial services opportunities in both emerging and established markets.
Non-Employee Directors
Timothy Lee, Chairman of the Board of Directors, has served as the Chairman of the board of directors of Wejo Limited since 2017. Prior to joining Wejo, Mr. Lee spent 45 years working at General Motors Company (“General Motors”) in international operations, manufacturing and engineering where he served as Executive Vice President, General Motors Manufacturing and Chairman of General Motors China until his retirement in 2014. Mr. Lee is a manager, member and holder of approximately 30% of the equity interests of Hawksbill Group, a firm he co-founded in August 2015, that provides strategic advice to executives. Mr. Lee also works with private equity groups Ontario Teachers’ Pension Plan and Atlas Holdings. Mr. Lee currently serves as the Chairman of the Board of private company Motus Integrated Technologies, an Atlas company. He is also a member of the Board of Directors of East Penn Manufacturing, a privately held company and the leading producer of lead-acid batteries in the United States. Mr. Lee received a BA from the General Motors Institute (now Kettering University) and an MS from Purdue University.
We believe Mr. Lee’s extensive experience as an executive, his experience in operations and prior experience as a director of Wejo Limited qualify him to serve as a director of Wejo Group Limited.
Diarmid Ogilvy, Director, has over 28 years’ investment experience in both the public and private equity markets. Over the last five years, his commercial focus has been on three entrepreneurial ventures. In January 2014, he became Co-Founder and a seed investor of Wejo and has since served as a Non-Executive Director. Together with Richard Barlow, he has developed the investment strategy and helped raise the significant amount of capital invested in Wejo to date. In February 2014, Mr. Ogilvy became a seed investor in Grind and served as Chairman from 2014 through August 2021. Grind is a fast growing and aspirational specialty coffee brand. In March 2016, he co-founded and became a Managing Partner of ValuAnalysis. Authorised and regulated by the Financial Conduct Authority, the firm is an independent investment boutique, focusing on proprietary equity research and investment advisory. Mr. Ogilvy has also been involved in a number of other private equity investments both as a Director and passive investor. In addition to his commercial interests, Mr. Ogilvy serves as a Stakeholder Governor of University College London Hospitals (one of the largest National Health Service Trusts in the UK), where he serves as Chair of the Nomination, Appointments & Remuneration Committee. He is also a Trustee and Treasurer of The National Brain Appeal, a charity which supports the work of The National Hospital for Neurology & Neurosurgery, one of the University College London Hospitals. Mr. Ogilvy holds a BA cum laude from Princeton University and an MBA from INSEAD.
We believe Mr. Ogilvy’s extensive experience in financial services and his prior experience as a director of Wejo Limited qualify him to serve as a director of Wejo Group Limited.
Samuel Hendel, Director, is a Co-Founder of Dataminr, the leading company for event and risk detection, which he began with two of his former Yale classmates in 2009. Dataminr’s platform offers the earliest signals of major events to corporations, financial institutions, news media, and the public sector. CNBC recognized Dataminr as one of the world’s “most disruptive technology companies,” which raised $475 million in March 2021 at a $4.1 billion valuation. In 2021, Mr. Hendel partnered with KKR to purchase KMR Music Royalties II, a unique catalogue of 62,000 music copyrights, from Kobalt Capital for $1.1 billion. Mr. Hendel will serve as a founding board member of the new joint venture, Chord Music Partners, that will continue to scale by providing flexible capital solutions for artists and creators and exploring NFT monetization opportunities. In addition, Mr. Hendel has 18 years of experience in the investment management industry and most recently served as Portfolio Manager and President of Easterly Investment Partners, the $4 billion AUM value manager. Prior to Joining Easterly, Mr. Hendel was Co-Portfolio Manager for risk arbitrage and event-driven strategies at Satellite Asset Management from 2006 to 2009. That position followed 3 years at UBS, from 2003 to 2006, where Mr. Hendel was an Associate Director, serving in both the portfolio trading and proprietary trading groups. In his personal capacity, Mr. Hendel is an Associate Fellow of Davenport College at Yale University in addition to being Co-Founder of Accelerate Yale, an alumni shared interest group focused on promoting entrepreneurship at Yale. Mr. Hendel has additional board experience, serving as the Chairman of OkayMedia, which includes OkayPlayer, a music and lifestyle website founded in 1999 by Ahmir (Questlove) Thompson of the hip hop band The Roots, and OkayAfrica, the leading digital media company focused on African culture. He has also served on the board of Virtuoso since January 2021, where he serves as a member of the Audit and Compensation Committees. He also serves on the board of ImpaCT, a Connecticut-based charity focused on providing support to underprivileged youth in the local community alongside his wife. Mr. Hendel received a B.A. from Yale University.
We believe Mr. Hendel’s extensive experience in investment management, executive leadership, and M&A qualify him to serve as a director of Wejo Group Limited.

Ann M. Schwister, Director, has 29 years of domestic and international operational experience at Procter and Gamble. From January 2014 until June 2018 she served as Vice President and CFO of North America, Procter and Gamble’s largest region. Previously she served as VP and CFO of Greater China and VP and CFO of Global Oral Care. Since retiring, Ms. Schwister has been a strategic advisor working with several organizations including social enterprises and a small family owned business. She also serves on the Executive Committee and board of the Greater Cincinnati Foundation where she chaired the Finance and Audit Committee for six years. Additionally, she has served on the CFO Committee of the Grocery Manufacturers Association and the Wisconsin School of Business Dean’s Advisory Board. In these roles, Ms. Schwister has amassed significant experience regarding Global P&L responsibilities, gained a deep understanding of consumers and digital and traditional retail environments, and gained experience with respect to small businesses. Ms. Schwister is also on the board of PARTS iD, Inc. (NYSE American: ID), serving as Chair of the Audit Committee and a member of the Governance Committee. She has a BBA degree in Finance with a specialization in International Business from the University of Wisconsin-Madison.
We believe Ms. Schwister’s extensive experience in operations management, public company experience and executive leadership qualify her to serve as a director of Wejo Group Limited.
Alan Masarek, Director, has over 25 years of experience in communications, information technology and business services companies. Most recently, he was Chief Executive Officer and a member of the Board of Directors of Vonage (NASDAQ: VG) from November 2014 to June 30, 2020. Mr. Masarek came to Vonage from Google, Inc., where he was Director, Chrome & Apps from June 2012 until October 2014, following the acquisition of his prior company, Quickoffice, Inc. Mr. Masarek was Co-founder of Quickoffice, Inc. and its CEO from November 2014 to June 2020. Mr. Masarek earned his M.B.A., with Distinction, from Harvard Business School and his B.B.A., Magna Cum Laude, from the University of Georgia.
We believe Mr. Masarek’s extensive experience in financial services and executive leadership qualify him to serve as a director of Wejo Group Limited.
Lawrence Burns, Director, has over 30 years of leadership experience in the automotive industry. Dr. Burns served as the Corporate Vice President of Research & Development and Planning of General Motors from 1998-2009 where he was responsible for advanced technology development, product portfolio planning, and capacity and strategic planning. He had previously held various leadership positions from 1988 – 1997 at General Motors including industrial engineering, quality, production control, product/manufacturing/business planning, and product program management. In 2009, Dr. Burns founded the consulting, professional speaking and writing firm and, et al LLC. He currently serves as consultant at Goodyear Tire and Rubber Company (NASDAQ: GT). He has previously served as a consultant to Waymo (f/k/a Google Self-Driving Cars) from 2010 – 2021, AllState from 2013 – 2016, and IHS Markit Ltd. from 2016 – 2017. Dr. Burns taught Engineering at the University of Michigan from 2010-2015. Dr. Burns is currently on the Advisory Boards of Kitson & Partners, a real estate developer, and Nanoramic Laboratories, a nano-carbon technology company, and the Board of Directors of Niron Magnetics. He is an Executive Advisor at Neural Propulsion Systems. He served on the Peloton Technology Inc. Board of Directors from 2016 – 2020 and as the Vice Chairman of Board of Directors of MRIGlobal from 2010 – 2013. Dr. Burns received a B.S. in Mechanical Engineering from General Motors Institute (now Kettering University), M.S. in Engineering/ Public Policy from the University of Michigan, and Ph.D. in Civil Engineering from the University of California, Berkley.
We believe Dr. Burns’ extensive experience in automotive innovation, R&D, executive leadership and strategic planning qualify him to serve as a director of Wejo Group Limited.
Director Independence
The rules of NASDAQ require that a majority of Wejo Group Limited’s board of directors be independent. An “independent director” is generally defined under applicable NASDAQ and rules as a person other than an officer or employee of Wejo Group Limited or its subsidiaries or any other individual having a relationship which in the opinion of the Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and the listing standards of NASDAQ. In addition, members of Wejo Group Limited’s compensation committee and nominating and corporate governance committee must satisfy the independence criteria set forth under the listing standards of NASDAQ.
Wejo Group Limited’s board has determined that each of Mr. Hendel, Mr. Lee, Mr. Masarek, Dr. Burns and Ms. Schwister is an “independent director” under applicable SEC and NASDAQ rules.
Corporate Governance
We will structure our corporate governance in a manner Virtuoso and Wejo believe will closely align our interests with those of our stockholders following the Business Combination. Notable features of this corporate governance include:
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our audit, compensation and nominating and corporate governance committees will be comprised entirely of independent directors at the time of the Business Combination, and our independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

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a copy of our corporate governance guidelines will be posted on our website located at www.wejo.com upon the closing of the Business Combination;

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at least one member of our audit committee will qualify as an “audit committee financial expert” as defined by the SEC;

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we will implement a range of other corporate governance best practices, including implementing a robust director education program; and

•
the board of directors of Wejo Group Limited will adopt corporate governance guidelines, which will serve as a flexible framework within which our board of directors and its committees will operate. These guidelines generally set forth the corporate governance practices of the Company and its board of directors and will cover a number of areas, including encouraging directors to attend education programs.

Composition of the Post-Combination Company Board of Directors After the Business Combination
Our business and affairs are managed under the direction of our board of directors. Our board of directors will be staggered in three classes, with three directors in Class I (expected to be Mr. Lee, Ms. Schwister and Dr. Burns), three directors in Class II (expected to be Mr. Ogilvy, Mr. Maxwell and Mr. Masarek) and two directors in Class III (expected to be Mr. Barlow and Mr. Hendel). See “Description of Capital Stock of Post-Combination Company  —  Anti-Takeover Provisions  —  Classified Board.”
Board Committees
Our board of directors directs the management of our business and affairs, as provided by Bermuda law, and conducts its business through meetings of the board of directors and standing committees. After the Business Combination, we will have a standing audit committee, nominating and corporate governance committee, compensation committee and data privacy, security and risk management committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.
Audit Committee
Our audit committee will be responsible for, among other things:
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appointing, compensating, retaining, evaluating, replacing and overseeing our independent registered public accounting firm;

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discussing with our independent registered public accounting firm their independence from management;

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reviewing, with our independent registered public accounting firm, the scope and results of their audit;

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approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

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coordinating with the Data Privacy, Security and Risk Management Committee to consider risks or exposure, including relating to cybersecurity;

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overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

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overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

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reviewing related person transactions; and

•
establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Upon the completion of the Business Combination, our audit committee will be comprised of at least three directors, each of whom meets the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the NASDAQ rules. Each member of our audit committee will also meet the financial literacy requirements of NASDAQ listing standards. Our board of directors will adopt a written charter for the audit committee, which will be available on our corporate website at www.wejo.com upon the completion of the Business Combination. The information on any of our websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.
Compensation Committee
Our compensation committee will be responsible for, among other things:
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reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving, and recommend to the board of directors, as appropriate the compensation of our Chief Executive Officer and other executive officers;

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evaluating the performance of and reviewing and setting or making recommendations to our board of directors regarding the compensation of our other executive officers;

•
reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans, policies and programs;

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reviewing and approving all employment agreements and severance arrangements for our executive officers including our Chief Executive Officer and Chief Financial Officer;

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making recommendations to our board of directors regarding the compensation of non-executive directors; and

•
retaining and overseeing any compensation consultants.

Upon the completion of the Business Combination, our compensation committee will be comprised of directors who meet the definition of “independent director” for purposes of serving on the compensation committee under the NASDAQ rules, including the heightened independence standards for members of a compensation committee. Our board of directors will adopt a written charter for the compensation committee, which will be available on our corporate website at www.wejo.com upon the completion of the Business Combination. The information on any of our websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee will be responsible for, among other things:
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identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

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overseeing succession planning for members of our board of directors;

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periodically reviewing our board of directors’ leadership structure and recommending any proposed changes to our board of directors;

•
overseeing an annual evaluation of the effectiveness of our board of directors and its committees; and

•
developing and recommending to our board of directors a set of corporate governance guidelines.

Upon completion of the Business Combination, our nominating and corporate governance committee will be comprised of directors who meet the definition of “independent director” under the NASDAQ rules. Our board of directors will adopt a written charter for the nominating and corporate governance committee, which will be available on our corporate website at www.wejo.com upon the completion of the Business Combination. The information on any of our websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus
Data Privacy, Security and Risk Management Committee
Our data privacy, security and risk management committee will be responsible for, among other things:
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Overseeing our risk management process, focusing on our general risk management strategy;

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Overseeing the implementation of risk mitigation strategies by management to ensure that the Company is taking the appropriate measures to achieve prudent balance between risk and reward in both ongoing and new business activities;

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Monitoring the effectiveness of the privacy, security and risk management framework;

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Reviewing the business continuity plan;

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Coordinating its activities with the audit committee in instances where there is any overlap with audit activities including reviewing results of audits regarding information technology and information security issues; and

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Discussing our policies with respect to risk assessment and risk management with management.

Our board of directors will adopt a written charter for the data privacy, security and risk management committee, which will be available on our corporate website at www.wejo.com upon the completion of the Business Combination. The information on any of our websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.
Upon completion of the Business Combination, our data privacy, security and risk management committee will include directors who meet the definition of “independent director” under the Nasdaq rules. Our board of directors will adopt a written charter for the risk management committee, which will be available on our corporate website at www.wejo.com upon the completion of the Business Combination. The information on any of our websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.
Risk Oversight
Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our audit committee and data privacy, security and risk management committees are also responsible for discussing our policies with respect to risk assessment and risk management. Our board of directors believes its administration of its risk oversight function has not negatively affected our board of directors’ leadership structure.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Code of Business Conduct and Ethics
Prior to the completion of the Business Combination, we will adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code will be posted on our corporate website at www.wejo.com upon the completion of the Business Combination. In addition, we intend to post on our website all disclosures that are required by law or the NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code. The information on any of our websites is deemed not to be incorporated in this joint proxy statement/prospectus or to be part of this joint proxy statement/prospectus.

WEJO’S EXECUTIVE AND DIRECTOR COMPENSATION
The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the fiscal year ended December 31, 2020. These executive officers, who consist of our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer) who were serving as executive officers as of December 31, 2020, the end of our last completed fiscal year, were:
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Richard Barlow, Chief Executive Officer, Founder

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Barry Nightingale, Chief Financial Officer

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Mina Bhama, General Counsel and Company Secretary

We refer to these individuals in this section as our “NEOs” or “named executive officers.” Additionally, as an “emerging growth company” as defined in the JOBS Act, Wejo is not required to include a Compensation Discussion and Analysis section and has elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
Summary Compensation Table
The following table sets forth certain information regarding the total compensation awarded to, earned by or paid to our named executive officers in respect of fiscal year ended December 31, 2020.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock awards ($)(3)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)(5)	Total ($)(6)
Richard Barlow, Chief Executive Officer	2020	429,612	256,780	23,747	—	—	—	2,496	712,635
Barry Nightingale, Chief Financial Officer(4)	2020	386,809	160,488	2,104	—	—	—	4,847	554,248
Mina Bhama, General Counsel and Company Secretary	2020	238,558	128,390	1,265	—	—	—	2,617	370,830

(1)
Includes base salary, accrued and unused vacation time, if any, and on-call time, if any, earned during 2020. For 2020, Mr. Nightingale earned $27,159 in accrued, unused vacation days, and $11,517 in on-call time, and Ms. Bhama earned $11,753 in accrued, unused vacation days and $11,012 in on-call time.

(2)
Amounts reflect annual cash bonus earned by our named executive officers in 2020, as further described below in “Cash Compensation.”

(3)
Amounts represent the aggregate grant date fair value of Class A Ordinary Shares awarded to our named executive officers on July 14, 2020 computed in accordance with ASC Topic 718. The Class A Ordinary Shares will realize value only upon (i) a Realisation (as defined in Wejo’s Articles of Association), specifically a transfer of any interest in shares which results in a Change of Control (as defined in the Article of Association), and (ii) the proceeds of such Realisation exceeding a specified hurdle. If the holder of Class A Ordinary Shares ceases their employment or office, Wejo has the right to require such holder to transfer Class A Ordinary Shares back to Wejo or its nominee for nominal value. It is anticipated that the consummation of the Business Combination will qualify as a Realisation. See “Equity Compensation” below.

(4)
On March 16, 2021, Mr. Nightingale retired as Chief Financial Officer, and John Maxwell was appointed as his successor.

(5)
Amounts shown in this column are detailed as follows:

Name	Life Insurance Premiums ($)	Health Insurance Premiums ($)	Pension Contributions Plan ($)	Total ($)
Richard Barlow	$809	—	1,687	2,496
Barry Nightingale	$674	2,486	1,687	4,847
Mina Bhama	$458	472	1,687	2,617

(6)
Amounts for 2020 paid in pounds sterling have been converted to U.S. dollars based on an average annual exchange rate for 2020 of $1.2839 to 1 pound sterling.

Narrative Disclosure to Summary Compensation Table
Cash Compensation
The named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. For 2020, our named executive officers’ annual base salaries were as follows: Mr. Barlow: $385,169; Mr. Nightingale: $320,975; and Ms. Bhama: $199,004. In addition to base salaries, in 2020 we made a payment to our named executive officers for accrued, unused vacation days and on-call time.
We maintained an annual discretionary cash bonus program for 2020 in which each of our named executive officers participated. Amounts paid to our named executive officers under this program are reflected in the “Bonus” column of the “Summary Compensation Table” above.
Equity Compensation
We have in the past granted stock options to our employees under our WEJO Limited EMI Share Option Plan 2018 (the “2018 Plan”), including our named executive officers, in order to attract and retain our employees, as well as to align their interests with the interests of our stockholders. We have not granted any stock option awards since 2018.
In addition, in 2020 we granted Class A Ordinary Shares to employees, including our named executive officers. The Class A Ordinary Shares will realize value only upon (i) a Realisation (as defined in Wejo’s Articles of Association), specifically a transfer of any interest in shares which results in a Change of Control (as defined in the Article of Association), and (ii) the proceeds of such Realisation exceeding a specified hurdle. If the holder of Class A Ordinary Shares ceases their employment or office, Wejo has the right to require such holder to transfer Class A Ordinary Shares back to Wejo or its nominee for nominal value. It is anticipated that the consummation of the Business Combination will qualify as a Realisation. In 2020, we granted Class A Ordinary Shares to the following named executive officers: Mr. Barlow: 1,445,701; Mr. Nightingale: 128,105; and Ms. Bhama: 77,036. The Class A Ordinary Shares only realize value if the enterprise value at the time of Realisation exceeds the hurdle rate associated with each Class A Ordinary Share. The Class A Ordinary Shares participate in a Realisation only to the extent the Realisation exceeds the hurdle. The Business Combination is expected to qualify as a Realisation.
In connection with the Business Combination, Wejo’s Board intends to adopt the Equity Incentive Plan, the ESPP and SAYE Plan. The Equity Incentive Plan, ESPP and SAYE Plan will be effective on the closing of the Business Combination. For additional information about the Equity Incentive Plan, the ESPP and the SAYE Plan, please see the sections entitled “Wejo’s Executive and Director Compensation — The Equity Incentive Plan,” “Wejo’s Executive and Director Compensation — Employee Share Purchase Plan” and “Wejo’s Executive and Director Compensation — Save As You Earn Plan.”
In addition, we expect to grant Mr. Barlow and certain other employees awards of fully vested awards in connection with the completion of the Business Combination (the “Closing Grants”). The Closing Grants for Mr. Barlow are expected to cover a number of shares equal to (i) 5% of the fully diluted Company common shares of the completion of the Business Combination and will be granted in the form of restricted stock units, which will vest if the share price of the Company’s common shares trades above $50.00 per share for any twenty trading days within any thirty day period and (ii) 2% of the fully diluted Company’s common shares as of the completion of the Business Combination, which will be fully vested as of the date of grant.
We expect to grant Mr. Barlow and certain other employees fully vested awards under the Equity Incentive Plan in connection with the completion of the Business Combination (the “Closing Grants”). The Closing Grants for Mr. Barlow are expected to cover a number of shares equal to (i) 5% of the fully diluted Company Common Shares as of the completion of the Business Combination and will be granted in the form of restricted stock units, which will vest if the share price of the Company Common Shares trades above $50.00 per share for any twenty trading days within any thirty day period and (ii) 2% of the fully diluted Company Common Shares as of the completion of the Business Combination, which will be fully vested as of the date of grant. We also expect to grant awards equal to 1% of the fully diluted Company Common Shares as of the completion of the Business Combination to both Mr. Lee and Mr. Ogilvy. The awards to Mr. Lee and Mr. Ogilvy will be fully vested as of the date of grant. In addition, we plan to grant Mr. Maxwell options and restricted stock units representing 1% of the fully diluted Company Common Shares as of the completion of the Business Combination. The effectiveness of these awards is subject to the closing of the Business Combination. The number and dollar value of these and future awards granted under the Equity Incentive Plan are not presently determinable at the date of this proxy statement/prospectus.
Equity Compensation Plan Information
The following table provides information as of December 31, 2020, with respect to our A Ordinary Shares that may be issued under our existing equity compensation plans.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	710,431 (1)	$0.207	0(2)
Equity compensation plans not approved by security holders	—	—	—
Total	710,431	$0.207	0

(1)
Consists of stock options granted under the 2018 Option Plan.

(2)
In accordance with shareholder approval, issuance of securities under the 2018 Option Plan is limited to an aggregate nominal value, which has been met. There are no remaining securities available for issuance under the aforementioned shareholder approval.

Retirement Plans
Wejo Limited provides participation in an occupational pension plan (with the Crystal Trust for its senior executives, including our named executive officers, and contributes an amount equal to three per cent of the executive’s qualifying earnings (capped at GBP 50,270) each year to the scheme for the executive (paid in equal monthly instalments), unless the executive chooses to opt out of the scheme.
Employee Benefits and Perquisites
All of our UK-based full-time employees, including our named executive officers, are eligible to participate in our private medical insurance plan, life insurance plan and other standard employee benefit plans and programs offered.
We provide limited perquisites to our named executive officers to facilitate the performance of their managerial roles, which include Company-paid life insurance premiums. We believe this is appropriate to provide a competitive compensation package to our named executive officers.

New Employment Agreements In Connection With The Business Combination
Employment Agreement with Richard Barlow
On July 30, 2021, in connection with the Business Combination, Mr. Barlow entered into an employment agreement with Wejo UK Ltd., effective as of and upon the Closing (the “New Barlow Agreement”), which will replace and supersede his current agreement with Wejo Limited. The New Barlow Agreement provides for the following compensation: a base salary of $600,000 per year, an annual discretionary target bonus equal to 100% of base salary and an additional discretionary annual bonus of up to a further 100% of base salary, a tax equalization payment and certain other benefits and perquisites, which are discussed in detail in the New Barlow Agreement. The New Barlow Agreement is for an indefinite term of employment terminable at any time without cause upon 12 months’ notice (or immediately upon payment in lieu of the notice period or remainder thereof). The payment in lieu of notice comprises the following: base salary; the cost to the company of providing life insurance, employer pension contributions and (if it is not possible or practicable to continue such cover for the notice period) private medical insurance; salary in respect of holiday entitlement; and annual bonus at 100% of base salary, in each case for the notice period or remainder thereof.
The New Barlow Agreement provides that Mr. Barlow will be granted, as soon as reasonably practicable after Closing and subject to the approval of the board, (i) a number of restricted stock units over common shares of the Company equal to 2% of the fully diluted share capital as at Closing; and (ii) a further number of restricted stock units over common shares of the Company equal to 5% of the fully diluted share capital as at Closing, that will vest only upon the Company’s share price trading above US$50.00 per share for any 20 trading days within any 30-day period. The New Barlow Agreement also provides that in 2022, Mr. Barlow will be granted an equity long-term incentive award to the value of $2,500,000 in a mixture of restricted stock units and options. The New Barlow Agreement further provides that all options and other equity awards granted to Mr. Barlow during the term of his employment shall be granted on terms such that those options or other awards which are unvested at the date of the termination of Mr. Barlow’s employment shall vest in full at the date of such termination and (in the case of options) be exercisable, notwithstanding termination has occurred, from the date of termination until immediately prior to the second anniversary of the date of termination.
The New Barlow Agreement provides for a covenant not to compete, generally prohibiting Mr. Barlow from providing services to a competitor, soliciting employees and soliciting or dealing in competition with actual or prospective customers for 12 months from termination of employment and confidentiality obligations which continue after his termination of employment.
Employment Agreement with John Maxwell
Mr. John Maxwell became our Chief Financial Officer on March 16, 2021. On July 30, 2021 and in connection with the Business Combination, Mr. Maxwell entered into an employment agreement with the Company and Wejo, Inc., effective as of and upon the Closing (the “Maxwell Agreement”), which will replace and supersede his current agreement with WEJO California Corp. The Maxwell Agreement provides for Mr. Maxwell to serve as Chief Financial Officer and provides for the following compensation: a base salary of $420,000 per year, an annual target bonus equal to 50% of base salary and a maximum bonus of 100% of base salary, a one-time transaction bonus of $150,000 upon the closing of the Business Combination, a discretionary long-term cash incentive award established semi-annually, with the first award being $600,000 in respect of calendar years 2021 and 2022, a tax equalization payment and certain other benefits and perquisites, which are discussed in detail in the Maxwell Agreement. The Maxwell Agreement provides that Mr. Maxwell will be granted long-term incentive equity awards from the Company in the form of stock options and restricted stock units equal to 1% of the fully diluted capitalization of the Company as of the Closing, subject to the vesting terms and conditions as determined by the Company’s board.
Mr. Maxwell will be eligible to receive additional long-term incentive cash awards and equity awards on terms and conditions determined by the CEO and the Company’s board, as applicable. In the event of a termination of employment by Wejo, Inc. without “cause” or by Mr. Maxwell for “good reason” (as those terms are defined in the Maxwell Agreement), Mr. Maxwell will receive (i) continuation of annual base salary, payable over 12 months in accordance with regular payroll practices, (ii) a monthly payment of the employer portion of health plan premiums for 12 months or an earlier termination of COBRA benefits,

(iii) accelerated vesting of any then-unvested equity awards, and (iv) extended exercisability of vested stock options until the second anniversary of the termination date (but in no event beyond the original expiration date). Any such severance payments will be subject to Mr. Maxwell’s execution and non-revocation of a general release of claims and continued compliance with restrictive covenant provisions. In addition, the Maxwell Agreement includes a “gross up” provision, which provides that if any severance payment or other benefit payable to Mr. Maxwell constitutes a “parachute payment” within the meaning of Section 280G of the Code, then Mr. Maxwell will receive a payment equal to the sum of the excise tax payable, plus the amount necessary to put Mr. Maxwell in the same after-tax position (taking into account any applicable taxes, including taxes payable upon such payment) that he would have been in if he had not incurred such excise tax.
The Maxwell Agreement incorporates by reference an agreement that provides for a covenant not to compete, generally prohibiting Mr. Maxwell from providing services to a competitor or soliciting employees or business contacts for nine months, and confidentiality obligations which continue indefinitely after his termination of employment.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information with respect to outstanding equity awards held by our named executive officers as of December 31, 2020.
	Option Awards(1)						Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable(2)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(4)
Richard Barlow	8/10/2018	—	50,000	—	0.20	8/10/2028	—	—	—	—
	9/17/2018	—	259,081	—	0.20	9/17/2028	—	—	—	—
	4/16/2019	—	—	—	—	—	—	—	880,659	5,750,751
	7/14/2020	—	—	—	—	—	—	—	1,445,701	20,441,265
Barry Nightingale	8/10/2018	—	70,627	—	0.20	8/10/2028	—	—	—	—
	9/17/2018	—	117,583	—	0.20	9/17/2028	—	—	—	—
	7/14/2020	—	—	—	—	—	—	—	128,105	1,811,321
Mina Bhama	9/17/2018	—	12,000	—	0.20	9/17/2028	—	—	—	—
	7/14/2020	—	—	—	—	—	—	—	77,036	1,089,239

(1)
Options granted under the WEJO Limited EMI Share Option Plan 2018 Plan (the “2018 Option Plan”).

(2)
Options relate to underlying Class A Ordinary Shares and are exercisable by each named executive officer under the acceleration provisions as provided for under the 2018 Option Plan. See “Equity Compensation” above.

(3)
The Class A Ordinary Shares will realize value only upon (i) a Realisation (as defined in the Company’s Articles of Association), specifically a transfer of any interest in shares which results in a Change of Control (as defined in the Article of Association), and (ii) the proceeds of such Realisation exceeding a specified hurdle. If the holder of Class  A Ordinary Shares ceases their employment or office, the Company has the right to require such holder to transfer Class A Ordinary Shares back to the Company or its nominee for nominal value. It is anticipated that the consummation of the Business Combination will qualify as a Realisation. See “Equity Compensation” above.

(4)
The aggregate value of the Class A Ordinary Shares is based on the value of such shares as of December 31, 2020 in accordance with ASC Topic 718, which does not reflect the actual economic value that may be realized by our named executive officers upon the consummation of the Business Combination.

Potential Payments Upon Termination or Change-In-Control
We do not maintain any severance or change in control agreements.

Director Compensation
The following table sets forth information concerning the compensation of our directors for 2020. Messrs. Barlow and Nightingale did not receive any additional compensation for service as directors in 2020. See the section titled “Executive Compensation” for a summary of the compensation provided to our named executive officers Messrs. Barlow and Nightingale.
Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	All other compensation ($)(3)	Total ($)
Tim Lee	$133,739	8,905	—	$142,644
Diarmid Ogilvy	10,271	8,905	744,235	763,411
Randy Mott	—	—	—	—
Greg Hagy	—	—	—	—
Riccardo Cirillo	—	—	—	—

(1)
Includes director fees paid to (i) Mr. Ogilvy pursuant to a letter of appointment dated January 9, 2014 (as amended by letters dated January 22, 2015 and January 4, 2016), and (ii) Mr. Lee, pursuant to a letter of appointment dated November 21, 2017 and dated December 1, 2017. None of our other non-employee directors received cash fees in 2020.

(2)
Amounts represent the aggregate grant date fair value of Class A Ordinary Shares computed in accordance with ASC Topic 718. The Class A Ordinary Shares will realize value upon an achieved hurdle of a liquidation price per ordinary share and contingent upon the recipient’s continuous employment with Wejo through such liquidation event. It is anticipated that the consummation of the Business Combination will qualify as a liquidation event.

(3)
For Mr. Ogilvy, represents fees for services provided to Wejo Limited on a consultancy basis by Fleury Capital Limited, pursuant to an agreement entered into by Wejo Limited and Fleury Capital Limited on May 12, 2016, terminable by either party upon 12 weeks’ notice. The general advisory services provided included strategic, financial (including capital raising), marketing and investor relations matters services.

We expect to grant Mr. Lee and Mr. Ogilvy fully vested awards as of the closing of the Business Combination. The awards granted to Mr. Lee and Mr. Ogilvy are expected to cover a number of shares equal to 1% each of the fully diluted Company common shares as of the completion of the Business Combination, which will be fully vested as of the date of grant.
We currently have no formal arrangements under which Messrs. Mott, Hagy and Cirillo receive compensation for their service on our board or its committees, and did not compensate (in cash or equity) Messrs. Mott, Hagy and Cirillo for service on the board in 2020.
Equity Incentive Plan
The Company and its shareholder will adopt the Equity Incentive Plan in connection with the Business Combination on the terms summarized below.
Summary of the Equity Incentive Plan
The principal features of the Equity Incentive Plan are summarized below. The summary does not purport to be a complete statement of the terms of the Equity Incentive Plan and is qualified in its entirety by reference to the full text of the Equity Incentive Plan, a copy of which has been filed as Exhibit 10.11 to the registration statement of which this proxy statement/prospectus forms a part.
Purpose
The purpose of the Equity Incentive Plan is to align the interests of eligible participants with our stockholders by providing incentive compensation tied to the Company’s performance. The intent of the

Equity Incentive Plan is to advance the Company’s interests and increase stockholder value by attracting, retaining and motivating key personnel.
Awards
The types of awards available under the Equity Incentive Plan include stock options (both incentive and non-qualified), SARs, restricted stock awards, RSUs and stock-based awards. All awards granted to participants under the Equity Incentive Plan will be represented by an award agreement. Awards will only be granted and shares issued in compliance with the requirements of the Bermuda Exchange Control Regime.
Shares Available
Approximately 15% of the outstanding Company Common Shares as of the closing of the Business Combination are available for awards under the Equity Incentive Plan. We refer to the aggregate number of shares available for awards under the Equity Incentive Plan as the “share reserve.” The aggregate number of Company Common Shares that may be issued pursuant to awards will be subject to an annual increase on January 1 of each calendar year (commencing with January 1, 2022 and ending on and including January 1, 2031) equal to the lesser of a number of shares equal to 3% of the aggregate shares outstanding as of December 31 of the immediately preceding calendar year and a number of Company Common Shares as determined by the Company Board. The maximum number of shares in the share reserve, without taking into account any automatic increase, are available for awards of incentive stock options. The share reserve is subject to adjustment by the plan administrator in the event of certain changes in our corporate structure, as described below.
If any award granted under the Equity Incentive Plan is cancelled, repurchased, expired, forfeited, surrendered, exchanged for cash, settled in cash or otherwise terminated without consideration or delivery of the shares to the participant, including the payment of divided equivalents in cash in conjunction with any outstanding Award, then such shares will be returned to the Equity Incentive Plan and be available for future awards under the Equity Incentive Plan. However, shares that are withheld from any stock option or SAR award in payment of the exercise, base or purchase price or taxes, or shares that are repurchased on the open market by the Company using option proceeds will not be returned to the Equity Incentive Plan nor be available for future awards under the Equity Incentive Plan.
The share reserve will be reduced by one share for each share subject to an award. If a share that was subject to an award is returned to the share reserve, the share reserve will be credited with one share. The payment of dividend equivalents in cash in conjunction with any outstanding award will not reduce the share reserve.
Eligibility
Any employee, officer, non-employee director or any natural person who is a consultant or other personal service provider of the Company or any of its subsidiaries or affiliates can participate in the Equity Incentive Plan, at the Committee’s (as defined below) discretion. In its determination of eligible participants, the Committee may consider any and all factors it considers relevant or appropriate, and designation of a participant in any year does not require the Committee to designate that person to receive an award in any other year. As of the record date, approximately 225 employees, 5 non-employee directors and 21 consultants or other personal service providers are anticipated to be eligible to participate in the Equity Incentive Plan.
Administration
Pursuant to its terms, the Equity Incentive Plan may be administered by the Compensation Committee of the Company Board, such other committee of the Company Board appointed by the Company Board to administer the Equity Incentive Plan or the Company Board, as determined by the Company Board (such administrator of the Equity Incentive Plan, the “Committee”). The Committee has the power and discretion necessary to administer the Equity Incentive Plan, with such powers including, but not limited to, the authority to select persons to participate in the Equity Incentive Plan, determine the form and substance of awards under the Equity Incentive Plan, determine the conditions and restrictions, if any, subject to which such awards will be made, modify the terms of awards, accelerate the vesting of awards, and make determinations regarding a participant’s termination of employment or service for purposes of an award. The Committee’s determinations, interpretations and actions under the Equity Incentive Plan are binding on the Company, the participants in the Equity Incentive Plan and all other parties. It is anticipated that the Equity Incentive Plan will be administered by our Compensation Committee, which solely consists of independent directors, as appointed by the Board from time to time. The Compensation Committee may delegate authority to one or more officers of the Company to grant awards to eligible persons other than members of the Company Board or who are subject to Rule 16b-3 of the Exchange Act, as permitted under the Equity Incentive Plan and under applicable law.
Stock Options
A stock option grant entitles a participant to purchase a specified number of Company Common Shares during a specified term (with a maximum term of ten years from the date of grant) at an exercise price that will not be less than the fair market value of a share as of the date of grant, unless otherwise determined by the Committee.
The Committee will determine the requirements for vesting and exercisability of the stock options, which may be based on the continued employment or service of the participant with the Company for a specified time period, upon the attainment of performance goals or both. The stock options may terminate prior to the end of the term or vesting date upon termination of employment or service (or for any other reason), as determined by the Committee. Unless approved by the Company’s stockholders, the Committee may not take any action with respect to a stock option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements of the stock exchange on which Company Common Shares are listed, or that would result in the cancellation of “underwater” stock options in exchange for cash or other awards, other than in connection with a change in control.
Stock options granted under the Equity Incentive Plan will be either non-qualified stock options or incentive stock options (with incentive stock options intended to meet the applicable requirements under the Code). Stock options are nontransferable except in limited circumstances.
Stock Appreciation Rights
A SAR granted under the Equity Incentive Plan will give the participant a right to receive, upon exercise or other payment of the SAR, an amount in cash, Company Common Shares or a combination of both equal to (i) the excess of (a) the fair market value of a share on the date of exercise or payment of the SAR less (b) the base price of the SAR that the Committee specified on the date of the grant multiplied by (ii) the number of shares as to which such SAR is exercised or paid. The base price of a SAR will not be less than the fair market value of a share as of the date of grant. The right of exercise in connection with a SAR may be made by the participant or automatically upon a specified date or event. SARs are nontransferable, except in limited circumstances.
The Committee will determine the requirements for vesting and exercisability of the SARs, which may be based on the continued employment or service of the participant with the Company for a specified time period or upon the attainment of specific performance goals. The SARs may be terminated prior to the end of the term (with a maximum term of ten years) upon termination of employment or service, as determined by the Committee. Unless approved by the Company’s stockholders, the Committee may not take any action with respect to a SAR that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements of the stock exchange on which Company Common Shares are listed, or that would result in the cancellation of “underwater” SARs in exchange for cash or other awards, other than in connection with a change in control.
Restricted Stock Awards
A restricted stock award is a grant of a specified number of Company Common Shares to a participant, for which restrictions will lapse upon the terms that the Committee determines at the time of grant. The Committee will determine the requirements for the lapse of the restrictions for the restricted stock awards, which may be based on the continued employment or service of the participant with the Company over a specified time period, upon the attainment of performance goals, or both.
The participant will have the rights of a stockholder with respect to the shares granted under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions with respect thereto, unless the Committee determines otherwise to the extent permitted under applicable law. If a participant has the right to receive dividends paid with respect to a restricted stock award, such dividends shall not be paid to the participant until the underlying award vests. Any shares granted under a restricted stock award are nontransferable, except in limited circumstances. A participant may make an election under Section 83(b) of the Code for tax planning purposes, other than in connection with a change in control.
Restricted Stock Units
An RSU granted under the Equity Incentive Plan will give the participant a right to receive, upon vesting and settlement of the RSUs, one share per vested unit or an amount per vested unit equal to the fair market value of one share as of the date of determination, or a combination thereof, at the discretion of the Committee. The Committee may grant RSUs together with dividend equivalent rights (which will not be paid until the award vests), and the holder of any RSUs will not have any rights as a stockholder, such as dividend or voting rights, until Company Common Shares underlying the RSUs are delivered.
The Committee will determine the requirements for vesting and payment of the RSUs, which may be based on the continued employment or service of the participant with the Company for a specified time period and also upon the attainment of specific performance goals. RSUs will be forfeited if the vesting requirements are not satisfied. RSUs are nontransferable, except in limited circumstances.
Stock-Based Awards
Stock-based awards may be granted to eligible participants under the Equity Incentive Plan and consist of an award of, or an award that is valued by reference to, Company Common Shares. A stock-based award may be granted for past employment or service, in lieu of bonus or other cash compensation, as director’s compensation or any other purpose as determined by the Committee. The Committee will determine the requirements for the vesting and payment of the stock-based award, with the possibility that awards may be made with no vesting requirements. Upon receipt of the stock-based award that consists of Company Common Shares, the participant will have all rights of a stockholder with respect to Company Common Shares, including the right to vote and receive dividends (which will not be paid until the award vests).
Performance-Based Compensation
All types of awards granted under the Equity Incentive Plan may be granted with vesting, payment, lapse of restrictions and/or exercisability requirements that are subject to the attainment of specific performance goals. The Committee may adjust performance goals, or the manner of measurement thereof, as it deems appropriate.
Plan Amendments or Termination
The Board may amend, modify, suspend or terminate the Equity Incentive Plan; provided that if such amendment, modification, suspension or termination materially and adversely affects any award, the Company must obtain the affected participant’s consent, subject to changes that are necessary to comply with applicable laws. Certain amendments or modifications of the Equity Incentive Plan may also be subject to the approval of our stockholders as required by SEC and NASDAQ rules or applicable law.
Termination of Service
Awards under the Equity Incentive Plan may be subject to reduction, cancellation or forfeiture upon termination of service or failure to meet applicable performance conditions or other vesting terms.
Under the Equity Incentive Plan, unless an award agreement provides otherwise, if a participant’s employment or service is terminated for cause, or if after termination the Committee determines that the participant engaged in an act that falls within the definition of cause, or if after termination the participant engages in conduct that violates any continuing obligation of the participant with respect to the Company, the Company may cancel, forfeit and/or recoup any or all of that participant’s outstanding awards. In addition, if the Committee makes the determination above, the Company may suspend the participant’s right to exercise any stock option or SAR, receive any payment or vest in any award pending a determination of whether the act falls within the definition of cause (as defined in the Equity Incentive Plan). If a participant voluntarily terminates employment or service in anticipation of an involuntary termination for cause, that shall be deemed a termination for cause.
Right of Recapture
Awards granted under the Equity Incentive Plan may be subject to recoupment in accordance with Section 9458 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recoupment of erroneously awarded compensation). The Company has the right to recoup any gain realized by the participant from the exercise, vesting or payment of any award if, within one year after such exercise, vesting or payment (a) the participant’s service is terminated for cause, (b) if after the participant’s termination the Committee determines that the participant engaged in an act that falls within the definition of cause or materially violated any continuing obligation of the participant with respect to the Company or (c) the Committee determines the participant is subject to recoupment due to a clawback policy.
Change in Control
Under the Equity Incentive Plan, in the event of a change in control of the Company, as defined in the Equity Incentive Plan, all outstanding awards shall either be (a) continued or assumed by the surviving company or its parent or (b) substituted by the surviving company or its parent for awards, with substantially similar terms (with appropriate adjustments to the type of consideration payable upon settlement, including conversion into the right to receive securities, cash or a combination of both, and with appropriate adjustment of performance conditions or deemed achievement of such conditions (i) for any completed performance period, based on actual performance, or (ii) for any partial or future performance period, at the greater of the target level or actual performance, unless otherwise provided in an award agreement).
Only to the extent that outstanding awards are not continued, assumed or substituted upon or following a change in control, the Committee may, but is not obligated to, make adjustments to the terms and conditions of outstanding awards, including without limitation (i) acceleration of exercisability, vesting and/or payment immediately prior to, upon or following such event, (ii) upon written notice, provided that any outstanding stock option and SAR must be exercised during a period of time immediately prior to such event or other period (contingent upon the consummation of such event), and at the end of such period, such stock options and SARs shall terminate to the extent not so exercised, and (iii) cancellation of all or any portion of outstanding awards for fair value (in the form of cash, shares, other property or any combination of such consideration), less any applicable exercise or base price in the case of the options and SARs or similar awards.
Notwithstanding the foregoing, if a participant’s employment or service is terminated upon or within 24 months following a change in control by the Company without cause or upon such other circumstances as determined by the Committee, the unvested portion (if any) of all outstanding awards held by the participant will immediately vest (and, to the extent applicable, become exercisable) and be paid in full upon such termination, with any performance conditions deemed achieved (i) for any completed performance period, based on actual performance, or (ii) for any partial or future performance period, at the greater of the target level or actual performance, unless otherwise provided in an award agreement.
Assumption of Awards in Connection with an Acquisition
The Committee may assume or substitute any previously granted awards of an employee, director or consultant of another corporation who becomes eligible by reason of a corporate transaction. The terms of the assumed award may vary from the terms and conditions otherwise required by the Equity Incentive Plan if the Committee deems it necessary. The assumed awards will not reduce the total number of shares available for awards under the Equity Incentive Plan.

Adjustments
In the event of any recapitalization, reclassification, share dividend, extraordinary cash dividend, stock split, reverse stock split, amalgamation, merger, scheme of arrangement, reorganization, consolidation, combination, spin-off or other similar corporate event or transaction affecting Company Common Shares, the Committee will make equitable adjustments to (i) the number and kind of shares or other securities available for awards and covered by outstanding awards, (ii) the exercise, base or purchase price or other value determinations of outstanding awards, and/or (iii) any other terms of an award affected by the corporate event.
Award Limits
A non-employee director may not be granted during a calendar year awards that have a fair value that, when added to all other cash compensation received in respect of service as a member of the Board that year, exceeds $750,000.
Employee Share Purchase Plan
The Company and its shareholder will adopt the Employee Share Purchase Plan in connection with the Business Combination on the terms summarized below.
Description of the ESPP
Purpose
The ESPP provides a means by which eligible employees and/or eligible service providers of either the Company or an affiliate may be given an opportunity to purchase Company Common Shares. The ESPP permits us to grant a series of purchase rights to eligible employees and/or eligible service providers. By means of the ESPP, we seek to retain and assist our affiliates in retaining the services of such eligible employees and eligible service providers, to secure and retain the services of new eligible employees and eligible service providers and to provide incentives for such persons to exert maximum efforts for our success and that of our affiliates. As of the record date, approximately 225 employees of Wejo and approximately 21 other service providers of Wejo are eligible to participate in the ESPP.
The ESPP includes two components: a “423 Component” and a “Non-423 Component.” We intend the 423 Component to qualify as an employee stock purchase plan pursuant to Section 423 of the U.S. Tax Code. The provisions of the 423 Component will be construed in a manner that is consistent with the requirements of Section 423 of the U.S. Tax Code, including without limitation to extend and limit ESPP participation in a uniform and non-discriminating basis. In addition, the ESPP authorizes grants of (i) purchase rights under the Non-423 Component that do not meet the requirements of an employee stock purchase plan under Section 423 of the Code and (ii) purchase rights under sub-plans including the SAYE Plan. Except as otherwise provided in the ESPP or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component. Eligible employees will be able to participate in the 423 Component or Non-423 Component of the ESPP. Eligible service providers (who may or may not be eligible employees) will only be able to participate in the Non-423 Component of the ESPP.
Administration
The board of the Company will administer the ESPP and will have the final power to construe and interpret both the ESPP and the rights granted under it. Further, the board has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase Company Common Shares will be granted, the provisions of each offering of such rights (which need not be identical), and whether any employee or other service provider will be eligible to participate in the ESPP.
The board of the Company will have the power to delegate administration of the ESPP to the compensation committee or another committee composed of two or more members of the board. As used herein with respect to the ESPP, the term “Board” refers to any committee the Board appoints, and to the board of directors of the Company. Whether or not the Board has delegated administration of the ESPP to a committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the ESPP.
Stock Subject to ESPP
Subject to adjustments as provided below, the maximum number of Company Common Shares that may be issued under the ESPP and the SAYE, in the aggregate, will not exceed 2% of the outstanding Company Common Shares.
The maximum number of Company Common Shares that may be issued under the ESPP and the SAYE, in the aggregate, will be subject to an annual increase on January 1 of each calendar year (commencing with January 1, 2022 and ending on and including January 1, 2031) of a number of Company Common Shares equal to the least of (i) 1.0% of the aggregate Company Common Shares outstanding as of December 31 of the immediately preceding calendar year, (ii) a number of Company Common Shares as determined by the board and (iii) 2% the outstanding Company Common Shares issued and outstanding as of the closing of the Business Combination subject to adjustment by the plan administrator in the event of certain changes in our corporate structure, as described below (the “ESPP/SAYE Overall Shares Limit”).
The maximum number of shares that may be available to satisfy purchases of Company Common Shares under the 423 Component shall be the ESPP Overall Share Limit, although some of those Company Common Shares may be used to satisfy purchases under the Non-423 Component and the SAYE Plan.
If any purchase right granted under the ESPP (including any sub-plan) terminates without having been exercised in full, Company Common Shares not purchased under such purchase right will again become available for issuance under the ESPP.
Offerings
The ESPP is implemented by offerings of rights to all eligible employees and eligible service providers from time to time. Offerings may comprise one or more purchase periods. The maximum length for an offering under the ESPP is 27 months. The provisions of separate offerings need not be identical. When a participant elects to join an offering, he or she is granted a purchase right to acquire Company Common Shares on each purchase date within the offering, each corresponding to the end of a purchase period within such offering. On each purchase date, all payroll deductions collected from the participant during such purchase period are automatically applied to the purchase of Company Common Shares, subject to certain limitations.
Eligibility
Purchase rights may be granted only to our employees, employees of qualifying related corporations or, solely with respect to the Non-423 Component, employees of an affiliate (other than a qualifying related corporation) or eligible service providers. The Board may provide that employees will not be eligible to be granted purchase rights under the ESPP if, on the offering date, the employee (i) has not completed at least 2 years of service since the employee’s last hire date (or such lesser period as the Board may determine), (ii) customarily works not more than 20 hours per week (or such lesser period as the Board may determine), (iii) customarily works not more than 5 months per calendar year (or such lesser period as the Board may determine), (iv) is an officer within the meaning of Section 16 of the Exchange Act, (v) is a highly compensated employee within the meaning of the U.S. Tax Code, or (vi) has not satisfied such other criteria as the Board may determine consistent with Section 423 of the U.S. Tax Code. Unless otherwise determined by the Board for any offering, an employee will not be eligible to be granted purchase rights unless, on the offering date, the employee customarily works more than 20 hours per week and more than 5 months per calendar year, and has been employed by us or a related corporation or affiliate for at least 3 continuous months preceding such offering date.
No employee will be eligible for the grant of any purchase rights if, immediately thereafter, such employee owns stock possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any related corporation. An eligible employee may be granted purchase rights only if such purchase rights, together with any other rights granted under all our and any related corporations’

employee stock purchase plan, do not permit such eligible employee’s rights to purchase stock in excess of $25,000 worth of stock (with respect to the ESPP, determined as of the offering date) in any calendar year.
Participation in the ESPP
On each offering date, each eligible employee or eligible service provider, pursuant to an offering made under the ESPP, will be granted a purchase right to purchase up to that number of Company Common Shares purchasable either with a percentage or with a maximum dollar amount, as designated by the Board; provided however, that in the case of eligible employees, such percentage or maximum dollar amount will in either case not exceed 15% of such employee’s earnings during the period that begins on the offering date (or such later date as the Board determines for a particular offering) and ends on the date stated in the offering, which date will be no later than the end of the offering, unless otherwise provided for in an offering.
Purchase Price
The purchase price of Company Common Shares acquired pursuant to purchase rights will be not less than the lesser of (i) 85% of the fair market value of the Company Common Shares on the offering date; or (ii) 85% of the fair market value of the Company Common Shares on the applicable purchase date (i.e., the last day of the applicable purchase period).
Payment of Purchase Price; Payroll Deductions
The purchase price of the shares is accumulated by payroll deductions over the offering. To the extent permitted in the offering document, a participant may increase, reduce or terminate his or her payroll deductions. All payroll deductions made on behalf of a participant are credited to his or her account under the ESPP and deposited with our general funds. No interest will accrue on such payroll deductions. To the extent permitted in the offering document, a participant may make additional payments into such account. If required under applicable laws or regulations or if specifically provided in the offering, in addition to or instead of making contributions by payroll deductions, a participant may make contributions through a payment by cash, check, or wire transfer prior to a purchase date, in a manner we direct.
Purchase of Stock
The Board will establish one or more purchase dates during an offering on which purchase rights granted for that offering will be exercised and Company Common Shares will be purchased in accordance with such offering. In connection with each offering, the Board may specify a maximum number of Company Common Shares that may be purchased by any participant or all participants. If the aggregate purchase of Company Common Shares issuable on exercise of purchase rights granted under the offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each participant’s accumulated contributions) allocation of the Company Common Shares available will be made in as nearly a uniform manner as will be practicable and equitable.
Withdrawal
During an offering, a participant may cease making contributions and withdraw from the offering by delivering a withdrawal form. We may impose a deadline before a purchase date for withdrawing. On such withdrawal, such participant’s purchase right in that offering will immediately terminate and we will distribute as soon as practicable to such participant all of his or her accumulated but unused contributions without interest and such participant’s purchase right in that offering will then terminate. A participant’s withdrawal from that offering will have no effect on his or her eligibility to participate in any other offerings under the ESPP, but such participant will be required to deliver a new enrollment form to participate in subsequent offerings.
Termination of Employment
Purchase rights granted pursuant to any offering under the ESPP will terminate immediately if the participant either (i) is no longer an eligible employee or eligible service provider for any reason or for no reason, or (ii) is otherwise no longer eligible to participate. We shall have the exclusive discretion to determine when a participant is no longer actively providing services and the date of the termination of employment or service for purposes of the ESPP. As soon as practicable, we will distribute to such individual all of his or her accumulated but unused contributions without interest.
Restrictions on Transfer
During a participant’s lifetime, purchase rights will be exercisable only by such participant. Purchase rights are not transferable by a participant, except by will, by the laws of descent and distribution, or, if we so permit, by a beneficiary designation.
Exercise of Purchase Rights
On each purchase date, each participant’s accumulated contributions will be applied to the purchase of Company Common Shares, up to the maximum number of Company Common Shares permitted by the ESPP and the applicable offering, at the purchase price specified in the offering. Unless otherwise specified in the ESPP, no fractional shares will be issued and, if any amount of accumulated contributions remains in a participant’s account after the purchase of Company Common Shares on the final purchase date in an offering, such remaining amount will roll over to the next offering.
No purchase rights may be exercised to any extent unless and until the Company Common Shares to be issued on such exercise under the ESPP are covered by an effective registration statement pursuant to the Securities Act, and the ESPP is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control, and other laws applicable to the ESPP. Additionally, purchase rights will only be granted and Company Common Shares will only be issued pursuant to purchase rights in compliance with the requirements of the Bermuda Exchange Control Regime.
If, on the purchase date, as delayed to the maximum extent permissible, the Company Common Shares are not registered and the ESPP is not in material compliance with all applicable laws or regulations, no purchase rights will be exercised and all accumulated but unused contributions will be distributed as soon as practicable to the participants without interest.
Capitalization Adjustments
In the event of a capitalization adjustment, the Board will appropriately and proportionately adjust: (i) the classes and maximum number of securities subject to the ESPP, (ii) the classes and maximum number of securities by which the share reserve is to increase automatically each year pursuant to the ESPP, (iii) the classes and number of securities subject to, and the purchase price applicable to outstanding offerings and purchase rights, and (iv) the classes and number of securities that are the subject of the purchase limits under each ongoing offering.
Dissolution or Liquidation
In the event of the Post-Combination Company’s dissolution or liquidation, the Board will shorten any offering then in progress by setting a new purchase date prior to the consummation of such proposed dissolution or liquidation. The Board will notify each participant in writing, prior to the new purchase date that the purchase date for the participant’s purchase rights has been changed to the new purchase date and that such purchase rights will be automatically exercised on the new purchase date, unless prior to such date the participant has withdrawn from the offering.
Effect of a Change in Control:
Upon any of the following events (each a Change in Control under the ESPP):
•
the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner, directly or indirectly, of more than 50% of our then outstanding capital stock;

•
during any consecutive two-year period, members of the Board at the beginning of such period cease to constitute a majority at the end of such period;

•
An amalgamation, merger, consolidation, scheme or other capital reorganization or business combination transaction of our company with or into another corporation, entity or person that results in more than 50% of the voting power of our then outstanding capital stock; or

•
a transfer of all or substantially all of our company’s assets;

any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding purchase rights or may substitute similar rights for outstanding purchase rights, or, if any surviving or acquiring corporation (or its parent company) does not assume or continue such purchase rights or does not substitute similar rights for such purchase rights, then the participants’ accumulated contributions will be used to purchase Company Common Shares prior to the Change in Control under the outstanding purchase rights, and the purchase rights will terminate immediately after such purchase. The Board will notify each participant in writing prior to the new purchase date that the purchase date for the participant’s purchase rights has been changed to the new purchase date and that such purchase rights will be automatically exercised on the new purchase date unless prior to such date the participant has withdrawn from the offering.
Amendment, Termination or Suspension of the ESPP
The Board may amend the ESPP at any time in any respect the Board deems necessary or advisable, including to exempt the ESPP and purchase rights from the application of or to comply with the requirements of Section 457A of the Code or to preserve the intended tax treatment of the purchase rights. However, except with respect to capitalization adjustments described above, stockholder approval will be required for any amendment of the ESPP for which stockholder approval is required by applicable laws, regulations or listing requirements, including any amendment that either (i) increases the number of Company Common Shares available for issuance under the ESPP, (ii) expands the class of individuals eligible to become participants and receive purchase rights, (iii) materially increases the benefits accruing to participants under the ESPP or reduces the price at which Company Common Shares may be purchased under the ESPP, (iv) extends the term of the ESPP, or (v) expands the types of awards available for issuance under the ESPP, but in each case only to the extent stockholder approval is required by applicable laws, regulations, or listing requirements.
The Board may suspend or terminate the ESPP at any time. No purchase rights may be granted under the ESPP while the ESPP is suspended or after it is terminated.
Any benefits, privileges, entitlements, and obligations under any outstanding purchase rights granted before an amendment, suspension, or termination of the ESPP will not be materially impaired by any such amendment, suspension, or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations, or (iii) as necessary to obtain or maintain any special tax, listing, or regulatory treatment.
Save As You Earn Plan
The Company and its shareholder will adopt the Save As You Earn Share Option Plan in connection with the Business Combination on the terms summarized below.
DESCRIPTION of the Company’s Save As You Earn Share Option Plan 2021 (the “SAYE Plan”)
Purpose
The SAYE Plan is a sub-plan of the ESPP and provides a means by which eligible employees of either the Company or an affiliate may be given an opportunity to purchase shares of Company Common Shares. By means of the SAYE Plan, we seek to retain and assist our affiliates in retaining the services of such eligible employees, to secure and retain the services of new eligible employees and to provide incentives for such persons to exert maximum efforts for our success and that of our affiliates. As of the record date, approximately 225 employees of Wejo and approximately 21 other service providers of Wejo are eligible to participate in the SAYE Plan.

The SAYE Plan is a UK tax-advantaged savings-related share option plan operated by the Board pursuant to which eligible employees may be offered options (“SAYE Options”) to purchase shares of Company Common Shares at a price determined by the Board which can be set at a discount of up to 20% of the market value of a Share at the date of grant.
Administration
The board of the Company will administer the SAYE Plan and will have the final power to construe and interpret both the SAYE Plan and the rights granted under it. Further, the board has the power, subject to the provisions of the SAYE Plan, to determine when SAYE Options will be granted, and any criteria (subject to the provisions of the SAYE Plan) to be applied in determining the eligibility of employees to participate in the SAYE Plan.
The board of the Company will have the power to delegate administration of the SAYE Plan to the compensation committee or another committee composed of two or more members of the board. As used herein with respect to the SAYE Plan, the term “Board” refers to any committee the Board appoints, and to the board of directors of the Company.
Stock Subject to SAYE Plan
Company Common Shares issued under the SAYE Plan will be issued pursuant to the ESPP share reserve. Subject to adjustments as provided below, the maximum number of shares of Company Common Shares that may be issued under the SAYE Plan will not exceed the ESPP Overall Share Limit.
If any SAYE Option terminates without having been exercised in full, the shares of Company Common Shares not purchased under such purchase right will again become available for issuance under the ESPP and the SAYE Plan.
Offerings
The SAYE Plan is implemented by offer to all eligible employees from time to time the right to receive a SAYE Option. In order to be granted a SAYE Option and become a participant in the SAYE Plan, the eligible employee enter into a savings contract (“Contract”) to accumulate sufficient funds to pay the exercise price of an associated SAYE Option. The Contract must be in a form approved by the Board, and must have a period of three or five years during which the participant agrees to make monthly savings of an amount decided by the participant, subject to a minimum specified by the board which may not exceed £10 (or such other minimum permitted by the legislation from time to time) and up to the maximum specified by the Board and permitted by the legislation (currently £500 per month). The number of shares of Company Common Shares over which a participant will be granted a SAYE Option will be the number of shares which, taking into account the price payable on exercise of the SAYE Option, can be purchased with the amount saved under the Contract (which, subject to applicable legislation and regulations, may include a bonus payable under the Contract). Without further shareholder approval, SAYE Options under the SAYE Plan may only be made within 10 years of shareholder approval of the SAYE Plan.
Eligibility
All eligible employees and full-time directors of any company within the Company’s group of companies (“Group”) who have been with the Group for a period determined by the Board (not exceeding five years), are eligible to participate. All employees who are eligible to participate must do so on similar terms although this may vary by reference to levels of remuneration, length or service or other similar factors.
Purchase Price
The purchase price of shares of Company Common Shares acquired pursuant to SAYE Options will be not less than the 80% of the fair market value of the shares of Company Common Shares on the date on which invitations to be granted SAYE Options were issued to eligible employees.

Payment of Purchase Price; Payroll Deductions
The purchase price of the shares is accumulated by payroll deductions over the course of the Contract. The amounts deducted from a participant’s salary via payroll deduction are paid to an external savings carrier (generally a bank or building society engaged by the Company for this purpose) and accumulated in an account for the participant. In the event that the participant forfeits or surrenders the SAYE Option, the accumulated savings in the related Contract would be returned to the participant by the savings carrier. A participant may not add additional funds to the savings account over and above the deductions made from payroll.
Withdrawal
A participant may cease making contributions under their Contract and withdraw from the SAYE Plan by giving notice to the savings carrier. On such withdrawal, such participant’s SAYE Option will immediately lapse and the savings carrier will return the participant’s accumulated savings in the related Contract to the participant.
Termination of Employment
Early exercise is permitted in the event of cessation of employment within the Group by reason of death, injury, disability, redundancy, retirement, or the sale of the participant’s employing company or business out of the Group (but only to the extent of savings plus any bonus accumulated in the related Contract up to the time of exercise). If a participant ceases to be employed within the Group for any other reason within three years of the grant of an Option, that Option will lapse. If a participant ceases to be employed within the Group for any other reason more than three years from the grant of an Option, the participant may exercise that Option within six months of so ceasing (but no later than the end of the six-month period following maturity of the related Contract) or, if the participant is a U.S. taxpayer, the participant may exercise that Option only until March 15th of the calendar year which follows the earlier of (i) the calendar year in which the participant’s employment within the Group ceases, or (ii) the calendar year in which the participant becomes retirement-eligible, in each case if such period is shorter than such six-month period.
Restrictions on Transfer
A SAYE Option is not transferable and may only be exercised by the person to whom it is granted or their personal representatives.
Exercise of SAYE Options
SAYE Options may normally only be exercised during the six-month period following maturity of the Contract and if not exercised by the end of that period will lapse. This may be following the third or fifth anniversary of commencement of the Contract.
Capitalization Adjustments
In the event of a variation of share capital by way of capitalisation, rights issue, subdivision, reduction, consolidation or otherwise, the number of Shares subject to a subsisting Option and the price payable on exercise may be adjusted in such manner as the Board determines (but subject to applicable legislation).
Effect of a Change in Control and other corporate events
Early exercise is also permitted in the event of a change of control, compromise or arrangement, or voluntary winding up of the Company. On a change of control, or compromise or arrangement, with the consent of the acquiring company, SAYE Options may be exchanged so as to operate over shares in the acquiring company (or a company associated with it).
Rights attaching to shares
Company Common Shares allotted pursuant to the SAYE Plan will rank pari passu with shares of Company Common Shares then in issue except in relation to any rights determined by reference to a date preceding the date on which the Shares are allotted.

Amendment of the SAYE Plan
The Board may alter the SAYE Plan but certain amendments to the advantage of current or future participants cannot take effect without shareholder approval, unless they are minor amendments to benefit the administration of the plan, or to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for participants or the Company or other members of the Group. The amendments which will generally require shareholder approval are amendments to the persons to whom SAYE Options may be granted, the maximum and individual limits on the number of Shares over which SAYE Options can be granted under the plan, the basis for determining a participant’s entitlement to, and the terms of, Shares provided under the SAYE Plan, the provisions for adjusting SAYE Options in the event of a variation of share capital and the provisions for altering the terms of the plan.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information regarding the beneficial ownership of Wejo common shares as of August 1, 2021, prior to the consummation of the Business Combination for:
•
each of the current executive officers and directors of Wejo, and such persons as a group; and

•
each person known by Wejo to be the beneficial owner of more than 5% of any class of outstanding Wejo common shares.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.
The beneficial ownership of Wejo is based on (a) 6,232,305 ordinary shares, (b) 5,476,837 B ordinary shares and (c) 5,341,632 A ordinary shares of Wejo issued and outstanding as of August 1, 2021.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all Wejo common shares beneficially owned by them.
Unless otherwise noted, the business address of each of those listed in the table is c/o Wejo Ltd., ABC Building, 21-23 Quay St., Manchester, United Kingdom X0 M3 4AE.
	Ordinary Shares		A Ordinary Shares		B Ordinary Shares		Combined Voting Power (%)
Name of Beneficial Owner	Number	%	Number	%	Number	%
Principal Shareholders:
General Motors Holdings LLC(1)	—	—	—	—	5,476,837	100%	32.1%
Directors and Named Executive Officers:
Richard Barlow	599,904	9.6%	2,326,360	43.6%			17.2%
Diarmid Ogilvy	106,057	1.7%	1,069,406	20%			6.9%
Timothy E Lee	63,565	1.0%	997,559	18.7%	—	—	6.2%
Randy Mott	—	—	—	—	—	—	—
Greg Hagy	—	—	—	—	—	—	—
Riccardo Cirillo	—	—	—	—	—	—	—
Barry Nightingale	—	—	128,105	2.4%	—	—	0.8%
John Maxwell	—	—	—	—	—	—	—
Mina Bhama	—	—	77,036	1.4%	—	—	0.5%
All Directors and Named Executive Officers as a group (9 individuals)	769,526	12.3%	4,598,466	86.1%	0	0%	31.6%

(1)
The business address of this entity is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808.

BENEFICIAL OWNERSHIP OF VIRTUOSO AND
POST-COMBINATION COMPANY SECURITIES
The following table sets forth information regarding (i) the actual beneficial ownership of Virtuoso Common Stock as of the date of this proxy statement/prospectus, prior to the consummation of the Business Combination, and (ii) the expected beneficial ownership of Company Common Shares immediately following the consummation of the Business Combination, assuming that no shares of Virtuoso Class A Common Stock are redeemed, and alternatively the maximum number of shares of Virtuoso Class A Common Stock are redeemed by:
•
Each of the current executive officers and directors of Virtuoso, and such persons as a group;

•
Each person who is the beneficial owner of more than 5% of any class of outstanding Virtuoso Common Stock;

•
Each person who will become an executive officer or director of the Company post-Business Combination, and such persons as a group; and

•
Each person who is expected to be the beneficial owner of more than 5% of the Company Common Shares post-Business Combination.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.
The beneficial ownership of Virtuoso Common Stock pre-Business Combination is based on 28,750,000 shares of Virtuoso Common Stock issued and outstanding, which includes an aggregate of 23,000,000 shares of Virtuoso Class A Common Stock and 5,750,000 shares of Virtuoso Class B Common Stock.
The expected beneficial ownership shares of Company Common Shares post-Business Combination assumes two scenarios:
•
“No Redemption” Scenario where no Virtuoso Public Stockholders exercise their redemption rights in connection with the Business Combination; and

•
“Maximum Redemption” Scenario where 18,000,695 of the outstanding Virtuoso Public Shares are redeemed in connection with the Business Combination.

Based on the foregoing assumptions, as of June 25, 2021, and including the 12,500,000 shares of Company Common Shares issued in connection with the PIPE Investment, we estimate that there would be 109,317,900  shares of Company Common Shares issued and outstanding immediately following the consummation of the Business Combination in the “No Redemption” Scenario and 91,317,205 shares of Company Common Shares issued and outstanding immediately following the consummation of the Business Combination in the “Maximum Redemption” Scenario. If the actual facts are different from the foregoing assumptions, ownership figures in the combined company and the columns under “Post-Business Combination” in the table below will be different.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Virtuoso Common Stock beneficially owned, or Company Common Shares to be beneficially owned, by them.
Unless otherwise noted, the business address of each of those listed in the table above pre-Business Combination is c/o Virtuoso Acquisition Corp., 180 Post Road East, Westport, Connecticut 06880, and post-Business Combination is c/o Wejo Ltd., ABC Building, 21-23 Quay St., Manchester, United Kingdom X0 M3 4AE.

	Beneficial Ownership of Virtuoso Common Stock			Beneficial Ownership of Company Common Shares After Consummation of the Business Combination
				“No Redemption” Scenario		“Maximum Redemption” Scenario
Name and Address of Beneficial Owner	Number of Shares		Percentage of Virtuoso	Number of Company	Percentage of Company	Number of Company	Percentage of Company
	Class A	Class B	Common Shares	Common Shares	Common Shares	Common Shares	Common Shares
Pre-Business Combination
5% Holders
Virtuoso Sponsor LLC(1)	—	5,750,000	20%	5,750,000	5.3%	5,750,000	6.3%
Cohen & Co. Holders(2).	1,500,000	—	6.5%	1,500,000	1.4%	1,500,000	1.6%
Citadel Advisors LLC Holders(3)	1,213,293	—	5.3%	1,213,293	1.1%	1,213,293	1.3%
Directors and Officers
Jeffrey D. Warshaw(4)	—	5,750,000	20%	5,750,000(4)	5.3%	5,750,000(5)	6.3%
Michael O. Driscoll(6)	—	—	—	—	—	—	—
Samuel Hendel(7)	—	—	—	—	—	—	—
Peggy Koenig(8)	—	—	—	—	—	—	—
Alan Masarek(9)	—	—	—	—	—	—	—
All Directors and Officers as a Group (5 individuals)	—	5,750,000	20%	5,750,000(5)	5.3%	5,750,000(5)	6.3%
Post-Business Combination
5% Holders
General Motors Holdings LLC(10)	—	—	—	19,225,104	17.6%	19,225,104	21.1%
Virtuoso Sponsor LLC(1)	—	5,750,000	20%	5,750,000	5.3%	5,750,000	6.3%
Richard Barlow	—	—	—	8,786,268	8.0%	8,786,268	9.6%
Directors and Officers
Richard Barlow(11)	—	—	—	8,768,268	8.0%	8,768,268	9.6%
Diarmid Ogilvy(12)	—	—	—	3,185,402	2.9%	3,185,402	3.5%
Timothy E Lee(13)	—	—	—	2,995,712	2.7%	2,995,712	3.3%
John Maxwell	—	—	—	—	—	—	—
Mina Bhama	—	—	—	265,134	*	265,134	*
Den Power	—	—	—	132,781	*	132,781	*
David Burns	—	—	—	—	—	—	—
Sarah Larner	—	—	—	270,365	*	270,365	*
Samuel Hendel	—(7)	—	—	20,000	*	20,000	*
Ann Schwister	—	—	—	—	—	—	—
Alan Masarek	—(9)	—	—	100,000	*	100,000	*
Lawrence Burns	—	—	—	—	—	—	—
All Directors and Officers as a Group (12 individuals)	—	—	—	15,737,662	14.4%	15,737,662	17.2%

*
Indicates less than one percent of the outstanding shares of the class of stock

(1)
The business address of this entity or individual is c/o Virtuoso Acquisition Corp., 180 Post Road East, Westport, CT 06880. The Sponsor is the record holder of such shares. The Sponsor is controlled by its managing member, Jeffrey D. Warshaw, Virtuoso's Chief Executive Officer. As such, he has voting and investment discretion with respect to the common stock held of record by the Sponsor and may be deemed to have shared beneficial ownership of the common stock held directly by the Sponsor.
(2)
Based on a Schedule 13G filed by Vellar Opportunities Fund Master, Ltd. with the SEC on January 26, 2021 on behalf of itself, Cohen & Company Financial Management, LLC, Dekania Investors, LLC, Cohen & Company LLC, Cohen & Company Inc. and Daniel G. Cohen (Collectively the “Cohen entities”). According to the filing, the Cohen entities owned an aggregate 1,500,000 shares of the Virtuoso Class A Common Stock. Pursuant to the filing, the principle address of Vellar Opportunities Fund Offshore, Ltd. is 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands and the principal address of the other Cohen entities is 3 Columbus Circle, Suite 2400, New York, New York 10019.

(3)
Based on a Schedule 13G filed by Citadel Advisors LLC with the SEC on January 26, 2021 on behalf of itself, Citadel Advisors Holdings LP, Citadel GP LLC, Citadel Securities LLC, CALC IV LP, Citadel Securities GP LLC and Kenneth Griffen (Collectively the “Citadel entities”). According to the filing, the Citadel entities owned an aggregate 1,213,293 shares of Virtuoso Class A Common Stock. Pursuant to the filing, the principle address of each of the Citadel entities is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.

(4)
This individual holds a direct or indirect interest in the Sponsor. Such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(5)
Interests shown consist solely of shares of Virtuoso Class B Common Stock, which will be converted automatically to Company Common Shares in connection with the consummation of the Business Combination. Does not include 165,000 Company Common Shares to be acquired pursuant to the PIPE Investment.

(6)
Does not include 30,000 Company Common Shares to be acquired pursuant to the PIPE Investment.

(7)
Does not include 20,000 Company Common Shares to be acquired pursuant to the PIPE Investment.

(8)
Does not include 50,000 Company Common Shares to be acquired pursuant to the PIPE Investment.

(9)
Does not include 100,000 Company Common Shares to be acquired pursuant to the PIPE Investment.

(10)
The business address of this entity is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808.

(11)
Does not include 2% of the fully diluted Company Common Shares anticipated to be awarded to Mr. Barlow upon completion of the Business Combination. See “Wejo’s Executive and Director Compensation”.

(12)
Does not include 1% of the fully diluted Company Common Shares anticipated to be awarded to Mr. Ogilvy upon completion of the Business Combination. See “Wejo’s Executive and Director Compensation”.

(13)
Does not include 1% of the fully diluted Company Common Shares anticipated to be awarded to Mr. Lee upon completion of the Business Combination. See “Wejo’s Executive and Director Compensation”.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships and Related Person Transactions — Virtuoso
Sponsor Shares
In August 2020, Sponsor purchased 3,450,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.007 per share. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of this offering. In December 2020, Virtuoso effected a 1.5 for 1 dividend and, as a result, Virtuoso’s initial stockholders hold 5,175,000 founder shares. In January 2021, Virtuoso effected a 1.1111-for-1 stock dividend for each share of Virtuoso Class B Common Stock outstanding, resulting in Sponsor holding an aggregate of 5,750,000 founder shares. Sponsor has agreed that, subject to certain limited exceptions, the founder shares will not be transferred, assigned, sold or released from escrow until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination. Notwithstanding the foregoing, if the last reported sale price of the shares of Virtuoso Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, the converted Virtuoso Class A common stock will be released from the lock-up.
Private Placement Warrants
Sponsor purchased an aggregate of 6,600,000 private placement warrants at a price of $1.00 per warrant ($6,600,000 in the aggregate) in a private placement that occurred simultaneously with the closing of the IPO. Each private placement warrant entitles the holder thereof to purchase one share of Virtuoso Class A Common Stock at a price of $11.50 per share. The private placement warrants (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of Virtuoso’s initial business combination.
PIPE Investment
Virtuoso and the Company entered into the Subscription Agreements with the PIPE Investors pursuant to which, the Company has agreed to issue and sell to the PIPE Investors, in the aggregate, $125,000,000 of Company Common Shares at a purchase price of $10.00 per share.
Sponsor Agreement
Virtuoso and the Sponsor Parties entered into the Sponsor Agreement, pursuant to which, among other things, the Sponsor Persons agreed (i) to vote any shares of Virtuoso’s securities in favor of the Transactions and other Virtuoso Stockholder Matters, (ii) not to redeem any shares of Virtuoso Class A Common Stock or Virtuoso Class B Common Stock, (iii) not to take any action to solicit any offers relating to an alternative business combination, (iv) to use reasonable best efforts to obtain required regulatory approvals, (v) not to transfer any Company Common Shares for a period beginning on the Closing Date and ending on the earlier of (A) one year thereafter or (B) if the VWAP of the Company Common Shares equals or exceeds $12.00 per share for any 20 trading days within a 30 trading day period, 150 days thereafter, (vi) to waive certain anti-dilution rights and (vii) to be bound to certain other obligations as described therein.
Related Party Loans
On September 2, 2020, Virtuoso issued an unsecured promissory note to Sponsor, pursuant to which Virtuoso may have borrowed up to an aggregate principal amount of $300,000 to be used for a portion of the expenses of the IPO. This loan was non-interest bearing, unsecured and due on the earlier of (a) March 31, 2021 or (b) the closing of the IPO. The loan was repaid in full at the IPO on January 26, 2021.
In addition, in order to finance transaction costs in connection with an intended initial business combination, Sponsor or an affiliate thereof or certain of Virtuoso’s officers and directors may, but are not obligated to, loan Virtuoso funds on a non-interest bearing basis as may be required. If Virtuoso completes an initial business combination, Virtuoso would repay such loaned amounts. In the event that the initial business combination does not close, Virtuoso may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. Virtuoso does not expect to seek loans from parties other than Sponsor or an affiliate thereof as Virtuoso does not believe third parties would be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account.
Administrative Services Agreement
Commencing on the date of the IPO, Virtuoso agreed to pay Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the initial business combination or liquidation, Virtuoso will cease paying these monthly fees.
Registration Rights Agreement
In connection with the execution of the Business Combination Agreement, the Company, Wejo, the Sponsor, certain existing holders of Virtuoso and Wejo equity and other parties listed therein, have agreed to enter into the Registration Rights Agreement at the closing of the Transaction. Pursuant to the Registration Rights Agreement, the parties will be entitled to certain customary registration rights, including demand, shelf and piggy-back rights. Certain parties to the Registration Rights Agreement will also be subject to a contractual lock-up on the sale of Company Common Shares. The Registration Rights Agreement will also provide that the Company pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act.
Compensation
After Virtuoso’s initial business combination, members of its management team who remain with Virtuoso may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to Virtuoso Stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to Virtuoso Stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of the Special Meeting, as applicable, as it will be at the discretion of the directors of the Company post-combination to determine executive and director compensation.
Policy for Approval of Related Party Transactions
Virtuoso has not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.
Prior to the consummation of the IPO, Virtuoso adopted a code of ethics requiring it to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by its board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under Virtuoso’s code of ethics, conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving Virtuoso. In addition, Virtuoso’s audit committee is responsible for reviewing and approving related party transactions to the extent that Virtuoso enters into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present is required to approve a related party transaction. A majority of the members of the entire audit committee constitutes a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee is required to approve a related party transaction.
Virtuoso also requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
To further minimize conflicts of interest, Virtuoso agreed not to consummate an initial business combination with an entity that is affiliated with any its sponsor, officers or directors unless Virtuoso, or a committee of independent directors, obtained an opinion from independent investment banking firm or from another independent entity that commonly renders valuation opinions that Virtuoso’s initial business combination is fair to Virtuoso from a financial point of view. Furthermore, no finder’s fees, reimbursements, consulting fee, monies in respect of any payment of a loan or other compensation are to be paid by Virtuoso by its sponsor, officers or directors, or any affiliate of its sponsor or officers, for services rendered to Virtuoso prior to, or in connection with any services rendered to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, the following payments will be made to Virtuoso’s sponsor, officers or directors, or any affiliates, prior to the completion of our initial business combination:
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Repayment of up to an aggregate of $300,000 in loans made to us by Sponsor to cover IPO-related and organizational expenses;

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Payment to Sponsor of $10,000 per month, for up to 24 months, for office space, utilities and secretarial and administrative support;

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Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

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Repayment of non-interest bearing loans which may be made by Sponsor or an affiliate thereof or certain of Virtuoso’s officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender.

Virtuoso’s audit committee reviews on a quarterly basis all payments that were made to Sponsor, officers or directors, or any of their affiliates.
Certain Relationships and Related Person Transactions — Wejo
Shareholders Agreement
On December 21, 2018, Wejo entered into a Shareholders Agreement by and among Wejo, Richard Barlow, General Motors Holdings LLC (“GM”), and certain other investors (the “Shareholders Agreement”). Pursuant to the Shareholders Agreement, all parties to the Shareholders Agreement shall, among other things, use their reasonable best efforts to cause Wejo to (i) annually prepare and distribute consolidated statutory accounts or statutory individual accounts to the parties to the Shareholders Agreement within four months of the end of the financial year, (ii) quarterly prepare and distribute management accounts to the parties to the Shareholders Agreement within 30 business days of the end of each quarter, (iii) maintain proper insurance, (iv) keep proper accounting records, (v) maintain procedures to avoid violating the US Foreign Corrupt Practices Act, the Bribery Act of 2010 and other anti-corruption laws, (vi) maintain key man insurance covering Richard Barlow (unless otherwise agreed), (vi) comply with all applicable legislation and registrations, (viii) obtain all necessary consents or licenses, (ix) notify all parties to the Shareholders Agreement if Wejo has lost or becomes aware of circumstances where it may lose a license, consent or authorization, (x) expand or evolve its business only through Wejo Limited or its subsidiaries, (xi) carry on its affairs in a proper and efficient manner and (xii) require that no shares of Wejo be transferred without the new shareholder executing a Deed of Adherence or agreeing to certain other conditions.
Pursuant to the Shareholders Agreement, the voting majority of Wejo shareholders reserve certain rights, including the ability to prevent Wejo from (i) amending Wejo’s articles of association, (ii) altering the rights of any class of shares, (iii) taking any steps to prepare for liquidation, (iv) engaging in acquisitions or dispositions above a certain size, (v) incurring material encumbrances, (vi) materially changing the nature of the business, (vii) incurring indebtedness over a certain amount, (viii) engaging in certain related party transactions, (ix) offering equity to Wejo employees beyond a certain amount and (x) issuing any new class of equity securities more senior than those of the existing shares.

Furthermore, pursuant to the Shareholders Agreement, the holder of the Wejo Class B Shares (the “B Shareholder”) receives certain additional consent rights. At the time of signing, GM held all outstanding Wejo Class B Shares. Pursuant to the Shareholders Agreement, the B Shareholder reserves certain rights, including the ability to prevent Wejo from (i) amending the Shareholders Agreement to adversely affect the rights of, or impose new obligations on, the B Shareholder, (ii) amending Wejo’s articles of association to adversely affect the rights of, or impose new obligations on, the B Shareholder, (iii) materially changing the nature of the business, (iv) incurring obligations over a certain amount, (v) engaging in certain related party transactions, (vi) offering equity to Wejo employees beyond a certain amount, (vii) incurring indebtedness over a certain amount, (viii) engaging in acquisitions or dispositions above a certain size, (ix) taking any steps to prepare for liquidation and (x) issuing any new B Shares of any new class of equity securities more senior the B Shareholder.
On August 18, 2020, a side agreement to the Shareholders Agreement was executed by all the existing parties to the Shareholders Agreement as well as Arma Partners LLP (which had at that time also become a shareholder) (the “Side Agreement”). Pursuant to the Side Agreement, the parties agreed to cooperate with Wejo and its board of directors to take such actions that are reasonably necessary to (i) convert Wejo or its subsidiaries into a public company, (ii) pursue a listing of Wejo shares on a public stock exchange, (iii) exchange their shares for shares in a direct or indirect holding company of Wejo and (iv) engage in reasonable lock-up arrangements.
Pursuant to the Business Combination Agreement, Wejo has agreed to take all actions necessary to terminate the Shareholders Agreement and the Side Agreement at or prior to the Closing such that neither Wejo nor any of its subsidiaries has any liability or obligation following the Closing.
For purposes of clarity, the Side Agreement supplements the existing Shareholders Agreement, providing for undertakings whereby Wejo shareholders agree to cooperate to achieve an exit (should an exit scenario arise). The Side Agreement is not specific to Arma Partners LLP and is not the subject of the Arma Partners LLP dispute. The Side Agreement will terminate at completion of the Business Combination in the same manner as the Shareholders Agreement.
Registration Rights Agreement
In connection with the Business Combination, concurrently with the Closing, the Company, Wejo, the Sponsor, the Existing Holders, the Majority Sellers and certain listed Wejo Affiliate Holders will enter into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the parties will be entitled to certain customary registration rights, including demand, shelf and piggyback rights. Certain parties to the Registration Rights Agreement will also be subject to a contractual lock-up on the sale of Company Common Shares. The Registration Rights Agreement will also provide that the Company pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act.
Convertible Loan Agreement
Wejo is party to a convertible loan agreement dated July 21 2020 (as amended from time to time), entered into with UK FF Nominees Limited (the “Future Fund”), certain persons whose names are set out therein in their capacity as Other Lenders, and certain persons who have adhered to that agreement in their capacity as Additional Lenders (the “Convertible Loan Agreement”). Under the Convertible Loan Agreement, each of the Future Fund, the Other Lenders and the Additional Lenders, some of whom are also Wejo shareholders, (together the “Convertible Lenders”) made loans to Wejo which are convertible into Wejo shares, either: (i) at completion of certain fundraises by Wejo; (ii) on an exit; or (iii) on July 21 2023 (the “Maturity Date”). In addition, the principal amount of the loans made by the Convertible Lenders may be redeemed together with a 1x redemption premium (rather than convert into Wejo shares) at the election of the Future Fund (in respect of its loan) or the other Convertible Lenders (in respect of their loans) if the holders of a majority in value of their debt vote in favor of redemption on the Maturity Date, on an exit, or otherwise on the occurrence of an event of default (in the case of an event of default, together with accrued interest as well as the redemption premium). The Business combination will constitute an exit event under the Convertible Loan Agreement and the Convertible Lenders have agreed that they will not elect for redemption of their convertible loans, instead allowing their loans to convert into Wejo shares.

Pursuant to the terms of the Convertible Loan Agreement, GM subscribed for loan notes in the sum of £3,500,000 in April 2021. The agreement allows for an issuance in an aggregate principal amount of up to £34,905,299. The maximum additional aggregate principal amount available to be borrowed under the Convertible Loan Agreement is £45,226. In connection with the consummation of the Business Combination, the amounts outstanding under the Convertible Loan Agreement will convert to equity. GM will be entitled to receive 324,838 Wejo shares on conversion of its loan (assuming an October 31, 2021 completion of the Business Combination and assuming exercise of all outstanding options and warrants in respect of Wejo shares prior to completion of the Business Combination).
In total, persons who are related parties to Wejo (directors and/or existing shareholders) will receive an aggregate of 1,056,655 Wejo shares on conversion of their convertible loans, which includes the 324,838 Wejo shares to be issued to GM. The remaining convertible loan investors will receive an aggregate of 2,965,321 Wejo shares on conversion of their convertible loans (in each case, assuming an October 31, 2021 completion of the Business Combination and assuming exercise of all outstanding options and warrants in respect of Wejo shares prior to completion of the Business Combination).
Lead Investor Agreement
Wejo is party to a lead investor agreement dated July 21, 2020, entered into with Disruption Investment Platform 1, a sub-fund of Platina Investment Fund SCSp-RAIF (“DIP”), pursuant to which Wejo and DIP agreed to certain governance matters in connection with DIP’s investment under the Convertible Loan Agreement (the “Lead Investor Agreement”).
Under the Lead Investor Agreement, Wejo granted DIP the right to appoint or dismiss one director so appointed to Wejo’s board, and to any subsidiary boards or committees of Wejo group members, for as long as DIP holds any Wejo shares. In addition, Wejo granted DIP certain board level veto rights over: (i) incurring debt above $3 million, subject to limited exclusions; (ii) transfers of intellectual property rights, subject to limited exclusions; and (iii) material changes or amendments to an agreed cost reduction plan. DIP’s veto rights will cease if Wejo implements a qualifying fundraising (or sooner if DIP ceases to hold any Wejo shares). DIP also has the right to appoint a silent observer to Wejo’s board, who has the right to receive certain financial information relating to the Wejo group on a periodic basis, including but not limited to quarterly profit and loss statements. DIP waived its veto rights pursuant to the Lead Investor Agreement to the agreed cost reduction plan in a waiver letter to Wejo dated February 15, 2021 in exchange for receiving an annual budget from Wejo.
In connection with the Business Combination, the Lead Investor Agreement will be terminated at or prior to Closing.
Other Related Party Transactions
General Motors Holdings LLC
Wejo is party to a (i) Data Sharing Agreement, dated December 21, 2018, (ii) Advanced Subscription Agreement, dated December 13, 2019 and (iii) Convertible Loan Agreement, dated July 21, 2020, with GM. GM currently holds more than 5% of Wejo equity.
Pursuant to the terms of the Data Sharing Agreement, Wejo and GM share fees with respect to data licenses that support the opportunities for licensing of connected vehicle data.
Pursuant to the terms of the Advanced Subscription Agreement, dated December 13, 2019, GM invested an advance of $3,500,000 in Wejo to fund the company’s next round of capital raising.
Pursuant to the terms of a Facility Agreement dated February 21, 2020 and amended on July 21, 2020, GM loaned $10,000,000 to Wejo in 2020, at interest rate of 12%, with interest incurred of $1,018,187 during the year ended December 31, 2020 and $291,837 incurred during the first quarter of 2021. The principal and accrued interest was due on March 31, 2021, but was repaid in full in April 2021 with the proceeds from the debt financing secured in the same month.

Richard Barlow
Richard Barlow serves as the Chief Executive Officer of Wejo, and currently holds more than 5% of Wejo equity. Mr. Barlow also serves as a director of Out Run Media Limited (“Out Run”). Wejo and Out Run entered into a Services Agreement, dated March 20, 2020, under which Out Run agreed to provide certain proof of concept analysis and autonomous vehicle simulation services to Wejo. Mr. Barlow received certain transaction bonuses in the year-ended December 31, 2020, see the section entitled “Wejo’s Executive and Director Compensation.”
Diarmid Ogilvy
Diarmid Ogilvy serves as a non-executive director on the Board of Directors of Wejo, and currently holds more than 5% of Wejo equity. Mr. Ogilvy also serves as a director of Fleury Capital Ltd. (“Fleury”). Wejo and Fleury entered into a Consultancy Agreement, dated May 12, 2016, under which Fleury agreed to provide certain consulting and related services to Wejo. Pursuant to the terms of the Consultancy Agreement, Mr. Ogilvy received $221,887 and $629,829 in fees in the years-ended December 31, 2019 and December 31, 2020, respectively, for both professional and capital raising services rendered on behalf of Fleury.
Under the Consultancy Agreement, Fleury is entitled to:
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for the provision of two days services per month, a monthly retainer of £3,500, exclusive of VAT (before a deduction of £667, being the gross monthly fee received personally by Mr. Ogilvy for non-executive director services);

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the provision of additional days are charged at £2,000 per diem;

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5% of monies raised by Wejo via investments made by investors into Wejo; and

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1.25% of monies raised upon the completion of each of a Series A fundraising and a Series B fundraising into Wejo.Both of these fundraisings have already occurred, and the fees paid to Fleury in respect of these fundraisings have completed (occurring in 2017/18 and 2018, respectively).

The Consultancy Agreement remains in effect and will be terminated upon the completion of the Business Combination. Fleury is not being compensated for the monies received by Wejo pursuant to the Business Combination or the PIPE.
Payables on behalf of Wejo
Certain of our executive officers have from to time advanced payments on behalf of Wejo for ordinary course trade payables. As of December 31, 2020, Mr. Barlow had $148,243 outstanding due from Wejo for payments advanced by him for market services to Wejo and Mr. Ogilvy had $143,096 outstanding due from Wejo in respect of services originally provided by Fleury.
Indemnification Agreements
We intend to enter into customary indemnification agreements with our directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted by applicable law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought
Policy for Approval of Related Party Transactions
Effective upon the consummation of the Business Combination, the Company Board will adopt a written related person transaction policy that will set forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the post-combination company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
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any person who is, or at any time during the applicable period was, one of the post-combination company’s executive officers or one of the post-combination company’s directors;

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any person who is known by the post-combination company to be the beneficial owner of more than 5% of the Company’s voting stock;

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any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting stock; and

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any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Company will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee will have the responsibility to review, approve or ratify related party transactions.

COMPARISON OF CORPORATE GOVERNANCE
AND STOCKHOLDERS’ RIGHTS
This section of the proxy statement/prospectus describes the material differences between the rights of Virtuoso Stockholders and Company shareholders upon completion of the Business Combination.
The rights of Virtuoso Stockholders are currently governed by the DGCL, the Virtuoso Amended and Restated Certificate of Incorporation and the Virtuoso Bylaws. Upon completion of the Business Combination, the rights of Virtuoso Stockholders who become stockholders of the Company will be governed by the Bermuda Companies Act and the Company Charter and the Company Bye-laws, as they will be in effect as of the Closing.
This section does not include a complete description of all differences among the rights of Virtuoso Stockholders and Company stockholders following completion of the Business Combination, nor does it include a complete description of the specific rights of these shareholders. Furthermore, the identification of some of the differences in the rights of these stockholders as material is not intended to indicate that other differences do not exist.
You are urged to read carefully the relevant provisions of the Bermuda Companies Act and DGCL, as well as the certificate of incorporation, Company Charter, post-closing bye-laws and Company Bye-laws, as applicable. Copies of the certificates of incorporation and bylaws of Virtuoso are filed as exhibits to the reports of Virtuoso incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” for additional information. The form of the Company Charter and form of the Company Bye-Laws that will be in effect as of the closing are included as Exhibit 3.1 and Exhibit 3.2, respectively, to the registration statement of which this proxy statement/prospectus forms a part.
Provision	Virtuoso (Delaware corporation)	The Company (Bermuda exempted limited company)
Applicable Corporate Law Legislation	DGCL	Companies Act 1981, as amended (the “Companies Act”)
Authorized Capital
The aggregate number of shares which Virtuoso has the authority to issue is: (i) 100,000,000 Virtuoso Class A Common Stock; (ii) 10,000,000 Virtuoso Class B Common Stock; and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this proxy statement/prospectus, (i) 23,000,000 Class A Common Stock is issued and outstanding, (ii) 5,750,000 shares of Virtuoso Class B Common Stock is issued and outstanding and (iii) no preferred stock is outstanding.
The Virtuoso Board is authorized to issue the preferred stock in one or more series, to fix the number of shares of any such series, and to fix the designation of any such series as well as the voting rights, powers, preferences, optional or other special rights and the qualifications, limitations, or restrictions of the preferred stock.

The authorized shares capital of the Company as of the effective time of the Business Combination is $635,000 divided into 634,000,000 Company Common Shares and 1,000,000 Undesignated Shares of par value $0.001 each.
The Company Board is authorized to issue preference shares in one or more series without shareholder approval. The Company Board has the discretion under the Company Bye-laws to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of our authorized but unissued undesignated shares, and the Company Board may issue those shares in series of preference shares, without any further shareholder approval.

Provision	Virtuoso (Delaware corporation)	The Company (Bermuda exempted limited company)
Voting Rights
Except as otherwise provided by applicable law or in the Virtuoso Charter or the Virtuoso Bylaws, the holders of Virtuoso Common Stock have the right to vote for the election of director and all other purposes.
Unless otherwise required by the DGCL, the Virtuoso Charter or the Virtuoso Bylaws, any question brought before any meeting of stockholders is decided by a majority of votes cast by holders of the stock represented and entitled to vote thereon.
Holders of Company Common Shares are entitled to one vote per share on all matters submitted to a vote of holders of voting shares. Unless a different vote is required by Bermuda law or by the Company Bye-laws, resolutions to be approved by holders of voting shares require approval by a simple majority of votes cast at a meeting at which a quorum is present. Holders of common shares will vote together as a single class on all matters presented to the shareholders for their vote or approval, including the election of directors. The Company Bye-laws do not authorize cumulative voting and directors are elected by plurality of votes.
Appraisal Rights
Under the DGCL, in certain situations, appraisal rights may be available in connection with a merger or a consolidation.
Appraisal rights are not available to Virtuoso stockholders in connection with the Merger or any of the other transactions described in this proxy statement /prospectus.
Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.
Stockholder Meeting Quorum	Quorum shall be present at a meeting of stockholders if the holder or holders of a majority of the shares entitled to vote are present in person, represented by duly authorized representative in the case of a corporation or other legal entity or represented by proxy.	Unless otherwise required by the Company Bye-Laws, the quorum required for a general meeting is at least two shareholders present in person or by proxy and entitled to vote representing the holders of more than 50% of the issued shares entitled to vote.
Stockholder/Shareholder Consent to Action Without Meeting	The Virtuoso Bylaws provides that its stockholders may not act by written consent.	The Company Bye-laws provide that its shareholders may not act by written consent.
Inspection of Books and Records; Information Requests	All stockholders of a Delaware corporation have the right, upon written demand, to inspect or obtain copies of the corporation’s shares ledger and its other books and records for any purpose reasonably related to such person’s interest as a	Members of the general public have the right to inspect the Company’s certain documents available at the office of the Registrar of Companies in Bermuda and at the registered office of the Company in Bermuda, which will include the Company

Provision	Virtuoso (Delaware corporation)	The Company (Bermuda exempted limited company)
stockholder.
Charter (including its objects and powers) and certain alterations to the Company Charter and a list of the directors of the Company. The shareholders have the additional right to inspect the Company Bye-laws, minutes of general meetings and audited financial statements, which must be presented to the annual general meeting of shareholders. (subject to the ability of a company to close the register of shareholders for not more than 30 days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Certain Bermuda companies are required to maintain a register of their beneficial owners holding more than 25% of their shares, which is not open for inspection by the public. The Company will be exempted from this requirement for so long as its shares are listed on an appointed stock exchange, which includes the NASDAQ.

Stockholder/Shareholder Lawsuits for Violation of Directors’ Duties	A stockholder may bring a derivative suit for alleged violation of directors’ duties, subject to procedural requirements.	The Company Bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Company, against any of the Company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or to recover any gain, personal profit or advantage to which such director or officer is not entitled. As such, shareholders may not have a direct cause of action against the directors or officers.

Provision	Virtuoso (Delaware corporation)	The Company (Bermuda exempted limited company)
Stockholders’/Shareholders’ Suits in General	Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action on behalf of a company to remedy a wrong to the Company where the act complained of is alleged to be beyond the corporate power of the Company or illegal, or would result in the violation of the Company Charter or the Company Bye-laws.
Furthermore, consideration would be given by a Bermuda court to allow derivative action rights in relation to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the Company’s shareholders than that which actually approved it.
When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the Company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the Company.

Election and Removal of Directors; Vacancies
The number of the Company Board shall be fixed exclusively by resolution of the approved by the majority of the Virtuoso Board.
At any annual or special meeting of the stockholders at which a quorum is present, holders of Virtuoso Class A Common Stock and Virtuoso Class B Common Stock, voting together as a single class, have the right to vote for the election of directors by a plurality of the votes cast by the stockholders present in

The Company Board shall consist of no more than eleven (11) directors or such other number as determined by the Company Board, and no fewer than three (3) Directors. The appointment of Directors at a general meeting would be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
Any newly-created directorships on

Provision	Virtuoso (Delaware corporation)	The Company (Bermuda exempted limited company)

person (or remote means of communication, if applicable) or represented by proxy at the meeting and entitled to vote. The election need not be written by ballot. Any director or the entire board may be removed, only for cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.
The board may increase the size of the board and fill any vacancies.

the Company Board that results from an increase in the number of directors and/or any vacancy occurring in the Company Board, may be filled by resolution of the Company Board, subject to there being a quorum of Company Board being in place, with any such directors filling the vacancy to have a term until the next annual general meeting, not taking into account which directors are to retire by rotation at such meeting. If such appointed director is not re-appointed at the annual general meeting, such director shall vacate the office at the conclusion of the meeting.
In accordance with the terms of the Company Bye-laws, our directors may only be removed for cause, and only upon the affirmative vote of holders of at least 66 2∕3% of the then issued and outstanding shares carrying the right to vote at general meetings at the relevant time.

Classified or Staggered Boards	Classified board with staggered elections; two (2) classes of directors each elected for a term of two (2) years.	Classified board with staggered elections; three (3) classes of directors each elected for a term of three (3) years.
Indemnification of Directors and Officers	A corporation is generally permitted to indemnify its directors and officers if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, except that in any action brought by or in the right of the corporation, such indemnification may be made only for expenses (not judgments or amounts paid in settlement) and may not be made even for expenses if the officer, director or other person is adjudged liable to the corporation (unless otherwise determined by the court).	The directors and officers are indemnified out of the funds of the Company against all liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all legal and other costs and expenses properly payable) arising out of the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office (including but not limited to liabilities attaching to him and losses arising by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in

Provision	Virtuoso (Delaware corporation)	The Company (Bermuda exempted limited company)
relation to the Company or any subsidiary of the Company).
Limited Liability of Directors	The DGCL permits the limiting or eliminating of the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of duty of loyalty, intentional misconduct, unlawful stock repurchases or dividends, or improper personal benefit.	Pursuant to the Companies Act, in exercising his or her duties, every director must, in exercising his or her powers and discharging his or her duties act honestly and in good faith with a view to the best interests of the company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Directors are liable to the Company in respect of any negligence, default or breach of duty on his own part in relation to the Company or any subsidiary of the Company, or for any loss or damage which may happen, in or arising out of the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office.
Special Vote Required for Combinations with Interested Stockholders/Shareholders
The DGCL contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned more than 15% of the target’s outstanding voting stock within the past three years.
This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested
A transaction entered into by the Company in which a director has an interest will not be voidable by the Company and such director will not be liable to the Company for any profit realized pursuant to such transaction as a result of such interest, provided the nature of the interest is disclosed at the first opportunity either at a meeting of directors or in writing to the directors. The Company Bye-laws provide that a majority in number of the Company Board present at a meeting where a quorum is present is required to approve the amalgamation or merger agreement and require directors to recuse themselves from any discussion or decision at a meeting involving another firm or company with which the director is affiliated or other matters with respect to which the director has a personal conflict.

Provision	Virtuoso (Delaware corporation)	The Company (Bermuda exempted limited company)
shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors
Approval of Certain Transactions	Under the DGCL, the consummation of a merger or consolidation requires the approval of the board of directors of the corporation which desires to merge or consolidate and requires that the agreement and plan of merger be adopted by the affirmative vote of a majority of the stock of the corporation entitled to vote thereon at an annual or special meeting for the purpose of acting on the agreement. However, no such approval and vote are required if such corporation is the surviving corporation and such corporation’s certificate of incorporation is not amended, the stockholders of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after the effective date of the merger; and either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger. Under the DGCL, a sale or all or substantially all of a corporation’s assets requires
Amalgamations and Mergers:
Any merger or amalgamation of the Company with another company shall require the approval of (i) the Board by a resolution passed with the approval of a majority of those Directors then in office and eligible to vote on that resolution and (ii) a Resolution passed by a majority of votes cast, in addition to any other sanction required by the Companies Acts in respect of any variation of the rights of any class of Shareholders.
If the Company has more than one class of shares at that time, the Companies Act provides that all of the Company shares carry the right to vote on the merger or amalgamation, whether or not they otherwise carry the right to vote, and that the holders of a class of shares have the right to vote separately as a class if the merger or amalgamation terms would result in a variation of their share class rights.
Takeovers:
An acquiring party is generally able to acquire compulsorily the common shares of minority holders of a company: (a) by a procedure under the Companies Act known as a “scheme of arrangement.” A scheme of arrangement could be effected by obtaining the agreement of the Company and its shareholders. The scheme must be approved by a majority in number of shareholders present and voting, at a court

Provision	Virtuoso (Delaware corporation)	The Company (Bermuda exempted limited company)
	the approval of such corporation’s board of directors and the affirmative vote of a majority of the outstanding stock of the corporation entitled to vote thereon.	ordered meeting held to consider the scheme of arrangement, and representing 75% in value of the issued and outstanding shares. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares could be compelled to sell their shares under the terms of the scheme of arrangement; (b) by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, by notice compulsorily acquire the shares of any non-tendering shareholder on the same terms as the original offer unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise; (c) Where the acquiring party or parties hold not less than 95% of the shares or a class of shares of the Company, by acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a

Provision	Virtuoso (Delaware corporation)	The Company (Bermuda exempted limited company)
remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares (in which case the appraised value is payable or the acquiring party may withdraw its notice to acquire the shares). This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired; or (d) by a merger or amalgamation transaction.
Stockholders’ Ability to Call a Special Meeting	A special meeting of stockholders may be called only by the chairman of the Virtuoso Board, Chief Executive Officer of Virtuoso, or the Virtuoso Board pursuant to a resolution adopted by a majority of the Virtuoso Board, and the ability of the stockholders to call a special meeting is specifically denied.	A special general meeting may be called by the Company Board. Bermuda law also provides that a special general meeting must be called upon the request of shareholders holding not less than 10% of the paid-up shares of the Company carrying the right to vote at general meetings; however, the required quorum of such meetings is two or more persons present representing at least 75% of the Company’s voting securities.
Dividends and Other Distributions	Under Delaware law and the Virtuoso Charter, the Virtuoso Board may declare dividends and shall share equally on a per share basis. The DGCL provides that a company may not declare dividends in amounts in excess of (a) the amount by which the company’s capital exceeds its net assets (the “Surplus”) or (b) if there is no Surplus, the company’s net profits for the fiscal year in which the dividend is declared and/or the prior year.	Pursuant to Bermuda law, no dividends may be declared or paid if there are reasonable grounds for believing that: (i) the Company is, or would after the payment be, unable to pay its liabilities as they become due or (ii) that the realizable value of the Company’s assets would as a result of the dividend be less than its liabilities.
Stockholder/Shareholder Proposals	The DGCL nor the Virtuoso Charter includes a provision restricting the manner in which nominations for directors may be made by stockholders or the manner in which business may be brought before a meeting. The Virtuoso Bylaws require that advanced notice in accordance with the Virtuoso Bylaws must be provided of such matter prior to the meeting and in	Eligible shareholder(s) may, as set forth below and at their own expense (unless the Company otherwise resolves), require the Company to: (a) give notice to all shareholders entitled to receive notice of the annual general meeting of any resolution that the shareholder(s) may properly move at the next annual general meeting; and/or (b) circulate to all shareholders

Provision	Virtuoso (Delaware corporation)	The Company (Bermuda exempted limited company)
	the form prescribed of such notice.	entitled to receive notice of any general meeting a statement in respect of any matter referred to in any proposed resolution or any business to be conducted at such general meeting. The number of shareholders necessary for such a requisition is either: (i) any number of shareholders representing not less than 5% of the total voting rights of all shareholders entitled to vote at the meeting to which the requisition relates; or (ii) not less than 100 shareholders.
Amendment of Company Charter/Certificate of Incorporation	Delaware law requires that, unless a greater percentage is provided for in the certificate of incorporation, a majority of the outstanding stock entitled to vote is required to approve the amendment of the certificate of incorporation at the stockholders’ meeting. The Virtuoso Charter also provides that holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class is required for an amendment of the certificate of incorporation.
Bermuda law provides that the Company Charter may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given.
Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued and outstanding share capital or any class of shares have the right to apply to the Bermuda courts for an annulment of any amendment of the Company Charter adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the Company Charter must be made within 21 days after the date on which the resolution altering the Company Charter is passed and may be made on behalf of persons entitled to make the application by one or more of them. No application may be made by the shareholders voting in favor of the amendment.

Amendment of Bye-laws	The Virtuoso Board is expressly authorized to make, alter and repeal the Virtuoso amended and restated bylaws, but any bylaws adopted by	The Company Bye-laws may be revoked or amended by a resolution of the Board passed by a majority of the Directors then in office and

Provision	Virtuoso (Delaware corporation)	The Company (Bermuda exempted limited company)
	Virtuoso may be adopted, amended, altered or repealed by the stockholders entitled to vote thereon; provided, however, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding Virtuoso Common Stock, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Virtuoso amended and restated bylaws.	eligible to vote on that resolution, but no such revocation or amendment is operative unless and until it is approved at a subsequent general meeting of the shareholders by a majority of the votes cast, provided, however, that with revocations or amendments to the Company Bye-Laws provisions regarding (i) appointment and removal of directors, (ii) appointment of alternate directors, (iii) amalgamation or mergers, (iv) discontinuation of the company; (v) business combinations and (vi) the amendment of the Company Bye-Laws, the relevant voting requirement of such general meeting is not less than 66 2∕3 percent of the issued voting shares of the Company at the relevant time. .
Dissolution	Under the DGCL, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with a dissolution initiated by the board of directors.	Under Bermuda law, a solvent company may be wound up by way of a shareholders’ voluntary liquidation. Prior to the Company entering liquidation, a majority of the directors shall each make a statutory declaration, which states that the directors have made a full enquiry into the affairs of the Company and have formed the opinion that the Company will be able to pay its debts within a period of 12 months of the commencement of the winding up and must file the statutory declaration with the Bermuda Registrar of Companies. A general meeting will be convened primarily for the purposes of passing a resolution that the Company be wound up voluntarily and appointing a liquidator. The winding up of the Company is deemed to commence at the time of the passing of the resolution. Companies may also be wound up by the Bermuda court in certain circumstances.

DESCRIPTION OF WEJO GROUP LIMITED SECURITIES
The following is a description of material terms of, and is qualified in its entirety by, the Company Second Amended and Restated Certificate of Incorporation and Amended and Restated Bye-laws, in each case as will be in effect upon the consummation of the Business Combination, the forms of which are attached as Annex B and Annex D to this registration statement. Under “Description of the Company’s Securities,” “we,” “us,” “our,” the “Company” and “our Company” refer to Wejo Group Limited and not to any of its subsidiaries following the consummation of the Business Combination.
We are an exempted company limited by shares incorporated under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda under registration number 56698. We were incorporated on May 21, 2021 under the name Wejo Group Limited. Our registered office is located at Canon’s Court, 22 Victoria Street, HM 12, Bermuda. Our agent for service of process in the United States in connection with the Business Combination is The Corporation Trust Company, 1209 Orange Street Wilmington, DE 19801.
Our objects are unrestricted, and we have the capacity of a natural person. We can therefore undertake activities without restriction on our capacity.
Our authorized share capital is 634,000,000 common shares, par value $0.001 per share and 1,000,000 undesignated shares, par value $0.001 per share. Upon consummation of the Business Combination, there will be approximately 109,317,900 Company Common Shares issued and outstanding and no Company Preferred Shares outstanding, assuming no redemptions. All of our issued and outstanding common shares prior to the consummation of the Business Combination are and will be fully paid, and all of our shares to be issued in the Business Combination will be issued fully paid. Unless the Company’s Board (the “Company Board”) determines otherwise, we will issue all of our share capital in uncertificated form.
Pursuant to the Company Bye-laws, subject to the requirements of the NASDAQ and subject to any resolution of the shareholders to the contrary, the Company Board is authorized to issue any of our authorized but unissued shares on such terms as the Company Board determines. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.
Company Common Shares
Under Bermuda law and the Company Bye-laws, the Company Board is authorized to issue any of our authorized but unissued shares without shareholder approval on such terms as the Company Board determines. The holders of Company Common Shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of Company Common Shares are entitled to one vote per share on all matters submitted to a vote of holders of Company Common Shares. Unless a different vote is required by Bermuda law or by the Company Bye-laws, resolutions to be approved by holders of voting shares require approval by a simple majority of votes cast at a meeting at which a quorum is present. Holders of Company Common Shares will vote together as a single class on all matters presented to the shareholders for their vote or approval, including the election of directors. The Company Charter and the Company Bye-laws do not authorize cumulative voting and directors are elected by plurality of votes.
Any individual who is a shareholder of the Company and who is present at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. The Company Bye-laws also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in such form as the Company Board may determine.
In the event of our liquidation, dissolution or winding up, the holders of Company Common Shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.
Preference Shares
Under Bermuda law and the Company Bye-laws, the Company Board is authorized to issue preference shares in one or more series without shareholder approval. The Company Board has the discretion under the Company Bye-laws to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of our authorized but unissued undesignated shares, and the Company Board may issue those shares in series of preference shares, without any further shareholder approval. The rights with respect to a series of preference shares may be greater than the rights attached to our Company Common Shares. It is not possible to state the actual effect of the issuance of any preference shares on the rights of holders of our Company Common Shares until the Company Board determines the specific rights attached to those preference shares. The effect of issuing preference shares could include, among other things, one or more of the following:
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restricting dividends in respect of our Company Common Shares;

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diluting the voting power of our Company Common Shares or providing that holders of preference shares have the right to vote on matters as a class;

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impairing the liquidation rights of our Company Common Shares; or delaying or preventing a change of control of us.

Upon the consummation of the Business Combination, there will be no preference shares outstanding, and we have no present plans to designate the rights of or to issue any preference shares.
Dividend Rights
Under Bermuda law and the Company Bye-laws, the Company Board has discretion as to the payment of dividends on our Company Common Shares, including the amount (if any), payment date and whether paid in cash or satisfied by our shares or other assets, without shareholder approval. Under Bermuda law, we may not declare or pay dividends if there are reasonable grounds for believing that: (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) that the realizable value of our assets would as a result be less than our liabilities. Under the Company Bye-laws, each Company Common Share is entitled to dividends if, as and when dividends are declared by the Company Board, subject to any preferred dividend right of the holders of any preference shares. If we are permitted under Bermuda law to pay dividends, there are no restrictions on our ability to pay dividends in U.S. dollars or to U.S. residents who are holders of our shares.
We have no current plans to pay dividends on our Company Common Shares and no obligation under Bermuda law or the Company Bye-laws to do so. Any decision to declare and pay dividends in the future will be made at the sole discretion of the Company Board and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that the Company Board may deem relevant. Because we are a holding company and have no direct operations, we will only be able to pay dividends from funds we receive from our subsidiaries. In addition, our ability to pay dividends may be limited by the agreements governing any indebtedness we or our subsidiaries may incur in the future.
Any cash dividends payable to holders of our Company Common Shares listed on the NASDAQ will be paid to Continental Stock Transfer & Trust, our transfer agent in the United States for disbursement to those holders.
Variation of Rights
If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of not less than seventy-five percent (75%) of the issued shares of that class or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing a majority of the issued shares of the relevant class is present in person or by proxy. The Company Bye-laws specify that the creation or issue of shares ranking equally with existing shares or the purchase or redemption by us of our shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.

Transfer of Shares
The Company Board may in its absolute discretion and without assigning any reason refuse to register the transfer of a share that it is not fully paid (but we do not currently have, or intend to issue, any shares which are not fully-paid). The Company Board may also refuse to recognize any required instrument of transfer of a share unless it is accompanied by the relevant share certificate (if issued), such other evidence of the transferor’s right to make the transfer as the Company Board shall reasonably require, and unless the Company Board is satisfied that all applicable consents, authorizations, permissions or approvals are in place and that the transfer would not violate any agreement to which the Company or the transferor is subject.
When our shares are listed or admitted to trading on an appointed stock exchange (which includes the NASDAQ), they will be transferred in accordance with the rules and regulations of such exchange. If at any time our shares cease to be listed or admitted to trading on an appointed stock exchange, which includes the NASDAQ, the permission of the Bermuda Monetary Authority is required, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all transfers of shares (which includes our Company Common Shares) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. Subject to the restrictions mentioned above, a holder of common shares may transfer the title to all or any of such holder’s common shares by completing a form of transfer in such form as the Company Board may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share the Company Board may accept the instrument signed only by the transferor.
Meetings of Shareholders
Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year, which is referred to as the annual general meeting. However, the shareholders may by resolution waive this requirement, either for a specific year or period of time, or indefinitely. When the requirement has been so waived, any shareholder may, on notice to the company not later than three months before the end of the year in question, require the holding of an annual general meeting, in which case an annual general meeting must be called.
Bermuda law provides that an extraordinary general meeting of shareholders may be called by the Company Board of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up share capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. The Company Bye-laws provide that, save and to the extent that the Company elects to dispense with the holding of one or more of its annual general meetings in the manner permitted by Bermuda law, the Company Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with Bermuda law at such times and places as the Board shall appoint. The Company Board may, whenever it thinks fit, and shall, when requisitioned by shareholders pursuant to Bermuda law, convene extraordinary general meetings other than annual general meetings, which shall be called extraordinary general meetings, at such time and place as the Board may appoint. An annual general meeting shall be called by not less than five (5) clear days’ notice in writing, and an extraordinary general meeting shall be called by not less than five (5) clear days’ notice in writing. The notice shall specify the place, day and time of the meeting, and the nature of the business to be considered. The quorum required for a general meeting of shareholders generally is two or more persons present throughout the meeting and representing, in person or by proxy, a majority of the issued shares entitled to vote at such meeting; provided, however, that if the extraordinary general meeting was requisitioned by shareholders in accordance with the provisions of Bermuda law, the quorum required for such meeting is two or more persons present throughout the meeting and representing in person or by proxy of at least 75% of the issued shares entitled to vote at such meeting.
Access to Books and Records and Dissemination of Information
Members of the general public have a right to inspect the certain documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the Company Charter, including its objects and powers, certain alterations to the Company Charter and a list of the directors of the company. The shareholders have the additional right to inspect the Company Bye-laws of a company, minutes of general meetings and a company’s audited financial statements, which must be presented to the annual general meeting. The register of shareholders of a company is also open to inspection by shareholders and by members of the general public without charge. The register of shareholders is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of shareholders for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Certain Bermuda companies are required to maintain a register of their beneficial owners holding more than 25% of their shares, which is not open for inspection by the public. We will be exempted from this requirement for so long as our shares are listed on an appointed stock exchange, which includes the NASDAQ.
Election of Directors
The Company Bye-laws provide that the Company Board shall consist of eleven directors or such lesser or greater number as the Company Board, by resolution, may from time to time determine, provided that, at all times, there shall be no fewer than three directors. The Company Board currently consists of 3 directors.
The Company Bye-laws provide that, subject to the rights granted to one or more series of preference shares then outstanding, any newly-created directorship on the Company Board that results from an increase in the number of directors and any vacancies on the Company Board, so long as a quorum remains in office, will be filled by Company Board. A director so appointed will have a term only until the next following annual general meeting and will not be taken into account in determining the directors who are to retire by rotation at the meeting. If not reappointed at such annual general meeting, such directors term will end at the conclusion of the meeting.
Any shareholder wishing to propose for election as a director someone who is not an existing director or is not proposed by the Company Board must give notice of the intention to propose the person for election to the Company in accordance with the timetable set forth in the Company Bye-laws. In addition, the proposed nominee must be approved by the competent regulatory authorities with responsibility for regulating the business activities of the Company and group of companies to which it belongs. Where a director is to be elected at an annual general meeting, the shareholder notice must be given not less than 120 days nor more than 150 days before the anniversary of the last annual general meeting prior to the giving of the notice. No shareholder shall be entitled to propose any person to be appointed, elected or re-elected director at any special general meeting. Such proposal must be made in accordance with the procedures set forth in the Company Bye-laws. These provisions will not apply to a requisition pursuant to the Companies Act.
Proceedings of Company Board
The Company Bye-laws provide that our business is to be managed and conducted by the Company Board. Bermuda law permits individual and corporate directors and there is no requirement in the Company Bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in the Company Bye-laws or Bermuda law that our directors must retire at a certain age.
The remuneration of our directors is determined by the Company Board and each such director, other than directors who are employees of the Company, shall be entitled to a fee at a rate determined by the Company Board. The directors may also be paid all travel, hotel and other expenses properly incurred by them in connection with our business or their duties as directors.
A director who has a direct or indirect interest in any contract or arrangement with us must disclose such interest as required by Bermuda law. Such an interested director may be counted in the quorum but is not entitled to vote on or participate in any discussion in respect of any such contract or arrangement in which he or she is interested.
Indemnification of Directors and Officers
Section 98 of the Companies Act provides generally that a Bermuda company may exempt or indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.
The Company Bye-laws provide that we shall indemnify and advance expenses to our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The Company Bye-laws also provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. The Company Bye-laws do not absolve our directors or officers of any duties (fiduciary or otherwise) that they owe to the Company under the Companies Act or at common law. As such, our directors and officers still owe the Company itself a duty to (a) act honestly and in good faith with a view to the best interests of the Company; and (b) exercise the care, diligence, and skill that a reasonably prudent person would exercise in comparable circumstances when exercising their powers and discharging their duties.
Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We will purchase and maintain a directors’ and officers’ liability policy for such a purpose.
Amendment of Company Charter and Company Bye-laws
Bermuda law provides that the Company Charter may be amended by a resolution passed at a general meeting of shareholders. Under Bermuda law, the holders of an aggregate of not less than 20% in par value of the company’s issued share capital or any class of shares have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the Company Charter adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the Company Charter must be made within twenty-one days after the date on which the resolution altering the Company Charter is passed and may be made on behalf of persons entitled to make the application by one or more of them. No application may be made by shareholders who voted in favor of the amendment.
Amendments to the Company Bye-laws will require the approval of the Company Board and the affirmative vote of a majority of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time. In addition, certain provisions in the Company Bye-laws, including the provisions providing for a classified board of directors (the election and term of our directors), may be amended, altered, repealed or rescinded only by the affirmative vote of at least 66 2∕3% of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time. This provision makes it more difficult for any person to remove or amend any provisions in the Company Bye-laws that may have an anti-takeover effect.
Certain Corporate Anti-Takeover Provisions
Certain provisions in the Company Bye-laws may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempts that a shareholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the common shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board.
Common Shares
The authorized but unissued common shares will be available for future issuance by the Company Board on such terms as the Company Board may determine, subject to any resolutions of the shareholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued Company Common Shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger, amalgamation, scheme of arrangement or otherwise.
Preference Shares
We have authorized 1,000,000 of as yet undesignated shares in the Company, the rights and restrictions attaching to which are not defined by the Company Bye-laws. Pursuant to the Company Bye-laws, preference shares may be issued by the Company from time to time, and the Company Board is authorized (without any requirement for further shareholder action) to determine the rights, preferences, powers, qualifications, limitations and restrictions attaching to those shares (and any further undesignated shares which may be authorized by our shareholders).
Classified Board
The Company Bye-laws provide that, subject to the right of holders of any series of preference shares, the Company Board will be divided into three classes of directors, as nearly equal in number as possible, and with the directors serving staggered three-year terms, with only one class of directors being elected at each annual meeting of shareholders. As a result, approximately one-third of the Company Board will be elected each year.
The classification of directors will have the effect of making it more difficult for shareholders to change the composition of the Company Board. The Company Bye-laws provide that, subject to any rights of holders of preference shares to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Company Board.
Removal of Directors
In accordance with the terms of the Company Bye-laws, our directors may only be removed for cause, and only upon the affirmative vote of holders of at least 66 2∕3% of the then issued and outstanding shares carrying the right to vote at general meetings at the relevant time.
Restriction on Shareholder Action by Written Consent
All shareholder action may be taken only at an annual meeting or special general meeting of shareholders and may not be taken by written consent in lieu of a meeting. Failure to satisfy any of the requirements for a shareholder general meeting could delay, prevent or invalidate shareholder action.
Advance Notice Requirements for Director Nominations
The Company Bye-laws provide that shareholders seeking to nominate candidates for election as directors before an annual general meeting of shareholders or special general meeting of shareholders must provide timely notice of their proposal. Generally, to be timely, a shareholder’s notice must be received with advance notice to the Company of not less than 120 days nor more than 150 days for a general annual meeting. The Company Bye-laws also specify requirements as to the form and content of a shareholder’s notice for shareholder proposals and nominations. These provisions may impede shareholders’ ability to bring matters before an annual or special general meeting of shareholders or make nominations for directors at a general meeting of shareholders.

Voting Requirements
Approval of certain significant corporate transactions, including amendments to the Company Bye-laws, will require the approval of the Company Board in addition to any other vote required by applicable law.
Amalgamations and Business Combinations
The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the Company Board and by our shareholders. The Company Bye-laws provide that a majority in number of the Company Board present at a meeting where a quorum is present is required to approve the amalgamation or merger agreement. Additionally, the Company Bye-laws provide that a resolution passed by holders of a majority of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time is required to approve the amalgamation or merger agreement. The Company Bye-laws provide that a merger or an amalgamation that is a business combination with an interested shareholder must be approved as described below.
The Company Bye-laws contain provisions regarding “business combinations” with “interested shareholders.” Pursuant to the Company Bye-laws, in addition to any other approval that may be required by applicable law, we may not engage in certain “business combinations” with any “interested shareholder” for a three-year period following the time that the shareholder became an interested shareholder, unless:
•
prior to such time, the Company Board approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•
upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our issued and outstanding voting shares at the time the transaction commenced, excluding certain shares;

•
or at or subsequent to that time, the business combination is approved by the Company Board and by the affirmative vote of holders of at least 66 2∕3% of our issued and outstanding voting shares that are not owned by the interested shareholder.

Generally, a “business combination” includes a merger, amalgamation, asset or share sale, or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 10% or more of our issued and outstanding voting shares.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested shareholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with the Company Board because the shareholder approval requirement would be avoided if the Company Board approves either the business combination or the transaction that results in the shareholder becoming an interested shareholder. These provisions also may have the effect of preventing changes in the Company Board and may make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.
Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one (1) month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda within one (1) month of the transaction to appraise the fair value of those shares.
Shareholder Suits
Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the Company

Charter or the Company Bye-laws. Furthermore, consideration would be given by a Bermuda court to allow a shareholder to commence such action where acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.
When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.
The Company Bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer.
Exchangeable Units of Limited
In connection with the consummation of the Business Combination, the Private Placement Warrants held by the Sponsor will be exchanged for shares of Virtuoso Class C Common Stock, and immediately thereafter the Sponsor will transfer and contribute such shares of Class C Common Stock to Limited in exchange for exchangeable units of Limited (as provided for in the Sponsor Agreement). Such exchangeable units will be exchangeable into Company Common Shares or cash, as determined by Limited, following the first anniversary of the Closing. The exchangeable units will otherwise have substantively the same terms as the Private Placement Warrants including with respect to transferability. The exchangeable units will also have an $11.50 exchange price.
Capitalization of Profits and Reserves
Pursuant to the Company Bye-laws, the Company Board may (i) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro-rata (except in connection with the conversion of shares) to the shareholders; or (ii) capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full, partly paid or nil paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.
Transfer Agent and Registrar
A register of holders of the common shares will be maintained by Appleby Global Corporate Services (Bermuda) Limited in Bermuda, and a branch register will be maintained in the United States by Continental Stock Trust & Transfer Company, who will serve as registrar and transfer agent.
Listing
We intend to apply to have our Company Common shares listed on the NASDAQ under the symbol “WEJO.”
Untraced Shareholders
The Company Bye-laws provide that the Company Board may forfeit any dividend or other monies payable in respect of any shares which remain unclaimed for six years from the date when such monies became due for payment. In addition, we are entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquires have failed to establish the shareholder’s new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.

Certain Provisions of Bermuda Law
We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our Company Common Shares.
Under Bermuda law, “exempted” companies are companies formed for the purpose of conducting business outside Bermuda from a principal place of business in Bermuda. As an “exempted” company, we generally may not, without the express authorization of the Bermuda legislature or under a license or consent granted by the Minister of Finance, participate in certain business transactions in Bermuda, including: (i) the acquisition or holding of land in Bermuda (except that held by way of lease or tenancy agreement which is required for its business and held for a term not exceeding 50 years; or (ii) the carrying on of business with persons outside Bermuda.
The Bermuda Monetary Authority has, pursuant to its general permissions issued in its Notice to the Public of June 2015, given its consent for the issue and free transferability of all of our Company Common Shares to and between non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the NASDAQ. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed herein. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.
The Bermuda Economic Substance Act 2018 and associated regulations (the “Economic Substance Act”) require Bermuda companies carrying on certain relevant activities to comply with obligations related to their economic substance in Bermuda, including being managed and directed from Bermuda and undertaking certain core income generating activities in Bermuda. For entities which are resident for tax purposes in certain jurisdictions outside Bermuda, only limited compliance and filing obligations are relevant.
In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust.

STOCKHOLDER PROPOSALS AND NOMINATIONS
If the Business Combination is consummated, you will be entitled to attend and participate in the Company’s annual meetings of shareholders. If the Company holds a 2021 annual meeting of shareholders, it will provide notice of or otherwise publicly disclose the date on which the 2021 annual meeting will be held.
SHAREHOLDER COMMUNICATIONS
Stockholders and interested parties may communicate with the Virtuoso Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Virtuoso, c/o 180 Post Road East, Westport, Connecticut 06880. Following the Business Combination, such communications should be sent in care of the Company, at Canon’s Court, 22 Victoria Street, Hamilton, HM12, Bermuda. Each communication will be forwarded, depending on the subject matter, to the Company Board, the appropriate committee chairperson or all non-management directors.
LEGAL MATTERS
The validity of the Company Common Shares and certain matters related to the assumption of the Company Warrants by the Company has been passed on by Appleby(Bermuda) Limited, Bermuda counsel to the Company. The validity of the Company Warrants under New York law will be passed on by Weil, Gotshal & Manges LLP, New York counsel to the Company.
Arnold & Porter Kaye Scholer LLP has opined upon certain U.S. federal income tax consequences of the Merger.
EXPERTS
The consolidated financial statements of Wejo Limited at December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, included in this proxy statement/prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Virtuoso as of December 31, 2020 and for the period from August 25, 2020 (inception) through December 31, 2020, and the balance sheet as of December 31, 2020, included in this proxy statement, prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in its report (which includes an explanatory paragraph as to Virtuoso’s ability to continue as a going concern ) appearing herein and elsewhere in this registration statement. Such financial statements have been so included in reliance upon the report of such firm giving upon its authority as an expert in accounting and auditing.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS
Pursuant to the rules of the SEC, Virtuoso and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Virtuoso’s annual report to stockholders and Virtuoso’s proxy statement. Upon written or oral request, Virtuoso will deliver a separate copy of the annual report to stockholder and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of such documents may likewise request that Virtuoso deliver single copies of such documents in the future. Stockholders may notify Virtuoso of their requests by calling or writing Virtuoso at its principal executive offices at 180 Post Road East, Westport, Connecticut 06880. Following the Business Combination, such requests should be made by calling +44 8002 343065 or writing to the Company at c/o Wejo Ltd., ABC Building, 21-23 Quay St., Manchester, United Kingdom X0 M3 4AE.

WHERE YOU CAN FIND MORE INFORMATION
Virtuoso files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Virtuoso at the SEC website containing reports, proxy statements and other information at www.sec.gov.
Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.
All information contained in this document related to Virtuoso has been supplied by Virtuoso, and all such information relating to the Wejo Parties has been supplied by Wejo. Information provided by one entity does not constitute any representation, estimate or projection of the other entity.
If you would like additional copies of this document or if you have questions about the Business Combination, you should contact via phone or in writing:
Virtuoso:
180 Post Road East
Westport, Connecticut 06880
Proxy Solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
Individuals call toll-free: (800) 322-2885 Banks
and brokers call: (212) 929-5500
Email: proxy@mackenzieparterns.com

INDEX TO FINANCIAL STATEMENTS
Virtuoso Acquisition Corp

Report of Independent Registered Public Accounting Firm
To the Shareholder and Board of Directors of
Virtuoso Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Virtuoso Acquisition Corp. (formerly known as Virtucon Acquisition Corp.) (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholder’s equity and cash flows for the period from August 25, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from August 25, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficiency as of December 31, 2020 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2020.
New York, NY
January 11, 2021, except for the first paragraph of Note 8 as to which the date is January 25 2021

VIRTUOSO ACQUISITION CORP.
(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)
BALANCE SHEET
DECEMBER 31, 2020
Assets:
Cash	$4,950
Deferred offering costs	174,584
Total assets	$179,534
Liabilities and Stockholder’s Equity
Accrued offering costs and expenses	$62,500
Promissory note — related party	92,766
Total current liabilities	155,266
Commitments and contingencies
Stockholder’s Equity:
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; none issued and outstanding	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding(1)	575
Additional paid-in capital	24,425
Accumulated deficit	(732)
Total stockholder’s equity	24,268
Total Liabilities and Stockholder’s Equity	$179,534

(1)
Includes an aggregate of 750,000 shares of Class B common stock that are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full (see Note 5). On January 21. 2021, the Company effected a 1.1111 for 1 stock dividend for each share of Class B common stock outstanding, resulting in our Sponsor holding an aggregate of 5,750,000 founder shares (See Note 5). All shares and per share amounts have been retroactively restated for the stock dividend described in Note 8.

The accompanying notes are an integral part of the financial statements.

VIRTUOSO ACQUISITION CORP.
(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM AUGUST 25, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
Formation costs	$732
Net loss	$(732)
Basic and diluted weighted average shares outstanding, Class B(1)	5,000,000
Basic and diluted net loss per share, Class B	$(0.00)

(1)
Excludes an aggregate of 750,000 shares of Class B common stock that are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full (see Note 5). On January 21. 2021, the Company effected a 1.1111 for 1 stock dividend for each share of Class B common stock outstanding, resulting in our Sponsor holding an aggregate of 5,750,000 founder shares (See Note 5). All shares and per share amounts have been retroactively restated for the stock dividend described in Note 8.

The accompanying notes are an integral part of the financial statements.

VIRTUOSO ACQUISITION CORP.
(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)
STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE PERIOD FROM AUGUST 25, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
	Class B Common stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares(1)	Amount
Balance as of August 25, 2020 (inception)	—	$—	$—	$—	$—
Class B common stock issued to Sponsor	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	(732)	(732)
Balance as of December 31, 2020	5,750,000	$575	$24,425	$(732)	$24,268

(1)
Includes an aggregate of 750,000 shares of Class B common stock that are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full (see Note 5). On January 21, 2021, the Company effected a 1.1111 for 1 stock dividend for each share of Class B common stock outstanding, resulting in our Sponsor holding an aggregate of 5,750,000 founder shares (See Note 5). All shares and per share amounts have been retroactively restated for the stock dividend described in Note 8.

The accompanying notes are an integral part of the financial statements.

VIRTUOSO ACQUISITION CORP.
(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM AUGUST 25, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
Cash flows from operating activities:
Net loss	$(732)
Formation costs paid by Sponsor	682
Net cash used in operating activities	(50)
Cash flows from financing activities:
Proceeds from issuance of promissory note to related party	5,000
Net cash provided by financing activities	5,000
Net change in cash	4,950
Cash, beginning of the period	—
Cash, end of the period	$4,950
Supplemental disclosure of noncash investing and financing activities
Deferred offering costs paid by Sponsor	$87,084
Deferred offering costs paid by Sponsor in exchange for issuance of Class B common stock	$25,000
Deferred offering costs included in accrued expenses	$62,500
The accompanying notes are an integral part of the financial statements.

VIRTUOSO ACQUISITION CORP.
(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
Note 1 — Organization and Business Operations
Virtuoso Acquisition Corp. (the “Company”) is a newly organized blank check company incorporated as a Delaware corporation on August 25, 2020. The Company, formerly known as Virtucon Acquisition Corp., filed a Certificate of Amendment to their Certificate of Incorporation on November 3, 2020 changing its name to Virtuoso Acquisition Corp. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). The Company has not selected any specific business combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.
The Company has selected December 31 as its fiscal year end.
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from August 25, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the Proposed Public Offering (as defined below).
The Company’s sponsor is Virtucon Sponsor LLC, a Delaware limited liability company (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 20,000,000 units at $10.00 per unit (the “Units”) (or 23,000,000 units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3 (the “Proposed Public Offering”), and the sale of 6,000,000 warrants (or up to 6,600,000 warrants if the underwriters’ over-allotment option is exercised in full) (the “Private Warrants”) at a price of $1.00 per warrant in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering. Each Unit consists of one share of Class A common stock, and one-half redeemable warrant to purchase one share of Class A common stock at a price of $11.50 per whole share. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the Private Warrants, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination (less deferred underwriting commissions).
The Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (net of taxes payable) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.
Upon the closing of the Proposed Public Offering, management has agreed that an aggregate of $10.00 per Unit sold in the Proposed Public Offering will be held in a trust account (“Trust Account”) and may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions of Rule 2a-7 promulgated under the Investment Company Act which only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its tax obligations, the proceeds from this offering and the sale of the private placement warrants will not be released from the trust account until the earliest of (a) the completion of the Company’s initial business combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation, and (c) the redemption of the Company’s public shares if the Company is unable to complete the initial business combination within 24 months from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of the Company’s creditors which would have higher priority than the claims of the Company’s public stockholders.

VIRTUOSO ACQUISITION CORP.
(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
Note 1 — Organization and Business Operations (continued)
The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata share of the aggregate amount then on deposit in the Trust Account (initially approximately $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).
The shares of common stock subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.
The Company will have 24 months from the closing of the Proposed Public Offering to consummate a Business Combination (the “Combination Period”). However, if the Company is unable to complete a Business Combination within the Combination Period, the Company will redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described in registration statement, and then seek to dissolve and liquidate.
The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to their founder shares and public shares in connection with the completion of the initial business combination, (ii) waive their redemption rights with respect to their founder shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares if the Company fails to complete the initial business combination within the Combination Period, and (iv) not sell any of their founder shares or public shares to the Company in any tender offer the Company undertakes in connection with a proposed initial business combination.
The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Company’s Sponsor’s only assets are securities of the Company. Therefore, the Company believes it is unlikely that its Sponsor would be able to satisfy those obligations.

VIRTUOSO ACQUISITION CORP.
(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
Note 1 — Organization and Business Operations (continued)
Going Concern Consideration
As of December 31, 2020, the Company had $4,950 in cash and a working capital deficit of $150,316. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern one year from the issuance date of the financial statements. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3 and issuance of an unsecured promissory note to with principal up to $300,000 to the Sponsor as discussed in Note 5. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2 — Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

VIRTUOSO ACQUISITION CORP.
(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
Note 2 — Significant Accounting Policies (continued)
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.
Deferred Offering Costs
Deferred offering costs consist of accounting, underwriting, and legal expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Net Loss Per Common Share
Net loss per share is computed by dividing net loss by the weighted average number of shares of Class B common stock outstanding during the period, excluding common stock subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 750,000 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 5). At December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Income Taxes
The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company has identified the United States as its only “major” tax jurisdiction.
The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes since inception. These potential examinations may include questioning the timing and

VIRTUOSO ACQUISITION CORP.
(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
Note 2 — Significant Accounting Policies (continued)
amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
The provision for income taxes was deemed to be immaterial for the period from August 25, 2020 (inception) through December 31, 2020.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3 — Proposed Public Offering
In the Proposed Public Offering, the Company will offer for sale up to 20,000,000 Units, (or 23,000,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each unit that the Company is offering has a price of $10.00 and consists of one share of Class A common stock, and one-half warrant to purchase one share of Class A common stock. Each warrant will entitle the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. Each warrant will become exercisable on the later of 30 days after the completion of the initial Business Combination or 12 months from the closing of this offering and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation.
Note 4 — Private Placement
The Company’s Sponsor has agreed to purchase an aggregate of 6,000,000 warrants (or 6,600,000 warrants if the over-allotment option is exercised in full) at a price of $1.00 per warrant, for an aggregate purchase price of $6,000,000, or $6,600,000 if the over-allotment option is exercised in full. The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by the Sponsor or its permitted transferees, (i) they will not be redeemable by the Company, (ii) they (including the Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the Company’s initial business combination, and (iii) they may be exercised by the holders on a cashless basis.
The private placement warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.
The Company’s Sponsor has agreed to (i) waive its redemption rights with respect to its founder shares and public shares in connection with the completion of the Company’s initial business combination, (ii) waive its redemption rights with respect to its founder shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to offer redemption rights in connection with any proposed initial business combination or certain amendments to the Company’s charter prior thereto or to redeem 100% of the Company’s public shares if the Company does not complete its initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, (iii) waive its rights to liquidating distributions from the trust account with respect to its founder shares if the Company fails to complete its initial business combination within 24 months from the closing of this offering, and (iv) not

VIRTUOSO ACQUISITION CORP.
(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
Note 4 — Private Placement (continued)
sell any of its founder shares or public shares to the Company in any tender offer the Company undertakes in connection with a proposed initial business combination. In addition, the Company’s Sponsor has agreed to vote any founder shares held by them and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of the Company’s initial business combination.
Note 5 — Related Party Transactions
Founder Shares
On August 28, 2020 the Sponsor purchased 3,450,000 shares of Class B common stock valued at $25,000, or approximately $0.007 per share, by paying certain deferred offering cost on behalf of the company. On December 28, 2020, the Company effected a dividend of 0.5 of a share of Class B common stock for each share of Class B common stock, resulting in 5,175,000 shares outstanding (See Note 7). On January 21, 2021, the Company effected a 1.1111 for 1 stock dividend for each share of Class B common stock outstanding (Note 8), resulting in our Sponsor holding an aggregate of 5,750,000 founder shares (See Note 7). All shares and per share amounts have been restated. The Founder Shares include an aggregate of up to 750,000 shares subject to forfeiture if the over-allotment option is not exercised by the underwriters in full.
The Sponsor has agreed not to transfer, assign or sell its founder shares until the earlier to occur of (A) one year after the completion of the Company’s initial business combination or (B) subsequent to the Company’s initial business combination, (x) if the last reported sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Promissory Note — Related Party
On September 2, 2020, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 to be used for a portion of the expenses of this offering. This loan is non-interest bearing, unsecured and due on the earlier of (a) March 31, 2021 (b) the closing of this offering. The loan will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.
As of December 31, 2020, the Company had borrowed an aggregate of $92,766 to fund expenses in connection with the offering.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into warrants at a price of $1.00 per

VIRTUOSO ACQUISITION CORP.
(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
Note 5 — Related Party Transactions (continued)
warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. At December 31, 2020, no such Working Capital Loans were outstanding.
Administrative Service Fee
The Company has agreed to pay its Sponsor, commencing on the date of this prospectus, a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Company’s Business Combination or its liquidation, the Company will cease paying these monthly fees.
Note 6 — Commitments and Contingencies
Registration Rights
The holders of the founder shares, private placement warrants, and warrants that may be issued upon conversion of working capital loans will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company.
Underwriters Agreement
The underwriters have a 45-day option from the date of this prospectus to purchase up to an additional 3,000,000 units to cover over-allotments, if any.
The underwriters will be entitled to a cash underwriting discount of two percent (2%) of the gross proceeds of the Proposed Public Offering, or $4,000,000 (or up to $4,600,000 if the underwriters’ over-allotment is exercised in full). Additionally, the underwriters will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the Proposed Public Offering held in the Trust Account upon the completion of the Company’s initial business combination subject to the terms of the underwriting agreement.
Risks and Uncertainties
On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results of operations, financial position and cash flows may be materially adversely affected. Additionally, the Company’s ability to complete an initial Business Combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an initial Business Combination in a timely manner. The Company’s ability to consummate an Initial Business

VIRTUOSO ACQUISITION CORP.
(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
Note 6 — Commitments and Contingencies (continued)
Combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn.
Note 7 — Stockholder’s Equity
Preferred Stock — The Company is authorized to issue a total of 1,000,000 preferred shares at par value of $0.0001 each. At December 31, 2020, there were no shares of preferred shares issued or outstanding.
Class A Common Stock — The Company is authorized to issue a total of 100,000,000 Class A common shares at par value of $0.0001 each. At December 31, 2020, there were no shares of Class A Common Stock issued or outstanding.
Class B Common Stock — The Company is authorized to issue a total of 10,000,000 Class B common shares at par value of $0.0001 each. On August 28, 2020, the Company issued 3,450,000 Class B common shares to the Sponsor valued at $25,000, or approximately $0.007 per share. On December 28, 2020, the Company effected a dividend of 0.5 of a share of Class B common stock for each share of Class B common stock, resulting in 5,175,000 shares outstanding (See Note 5). On January 21, 2021, the Company effected a 1.1111 for 1 stock dividend for each share of Class B common stock outstanding, resulting in our Sponsor holding an aggregate of 5,750,000 founder shares (See Note 5 and 8). All shares and per share amounts have been restated. The Founder Shares include an aggregate of up to 750,000 shares subject to forfeiture if the over-allotment option is not exercised by the underwriters in full.
The Company’s initial stockholders have agreed not to transfer, assign or sell their founder shares until the earlier to occur of (A) one year after the completion of the Company’s initial business combination or (B) subsequent to the Company’s initial business combination, (x) if the last reported sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.
The shares of Class B common stock will automatically convert into shares of the Company’s Class A common stock at the time of its initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the initial business combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).
Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, with each share of common stock entitling the holder to one vote.

VIRTUOSO ACQUISITION CORP.
(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
Note 7 — Stockholder’s Equity (continued)
Warrants — No warrants are currently outstanding. Each whole warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s sponsor or its affiliates, without taking into account any founder shares held by the Company’s sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The warrants will become exercisable on the later of 12 months from the closing of this offering or 30 days after the completion of its initial business combination, and will expire five years after the completion of the Company’s initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.
Once the warrants become exercisable, the Company may call the warrants for redemption:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends the notice of redemption to the warrant holders.

If the Company calls the warrants for redemption as described above, the management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” If the management takes advantage of this option, all holders of warrants would pay the exercise price by

VIRTUOSO ACQUISITION CORP.
(FORMERLY KNOWN AS VIRTUCON ACQUISITION CORP.)
NOTES TO FINANCIAL STATEMENTS
Note 7 — Stockholder’s Equity (continued)
surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
Note 8 — Subsequent Events
On January 21, 2021, the Company effected a dividend of 1.1111 for 1 stock dividend for each share of Class B common stock outstanding, resulting in our sponsor holding an aggregate of 5,750,000 founder shares (up to 750,000 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) (See Note 5). All shares and per share amounts have been restated.
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

VIRTUOSO ACQUISITION CORP.
CONDENSED BALANCE SHEETS
	June 30, 2021 (Unaudited)	December 31, 2020
Assets
Current assets:
Cash	$745,856	$4,950
Prepaid expenses	327,354	—
Deferred offering costs	—	174,584
Total current assets	$1,073,210	$179,534
Prepaid expenses – Non-current	155,205	—
Marketable securities held in trust account	230,031,963	—
Total assets	$231,260,378	$179,534
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$104,869	$62,500
Franchise tax payable	100,000	—
Due to related party	53,226	—
Sponsor loans	—	92,766
Total current liabilities	258,095	155,266
Warrant liabilities	31,413,000	—
Deferred underwriting fee payable	8,050,000	—
Total liabilities	39,721,095	155,266
Commitments and Contingencies
Class A Common stock subject to possible redemption, 18,653,928 and 0 shares at redemption value at June 30, 2021 and December 31, 2020, respectively	186,539,280	—
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 4,346,072 shares and 0 shares (excluding 18,653,928 and 0 shares subject to possible redemption) issued and outstanding at June 30, 2021 and December 31, 2020, respectively	435	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding at June 30, 2021 and December 31, 2020	575	575
Additional paid-in capital	22,711,327	24,425
Accumulated deficit	(17,712,334)	(732)
Total stockholders’ equity	5,000,003	24,268
Total liabilities and stockholders’ equity	$231,260,378	$179,534
The accompanying notes are an integral part of the unaudited condensed financial statements.

VIRTUOSO ACQUISITION CORP.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THREE MONTHS ENDED JUNE 30, 2021	SIX MONTHS ENDED JUNE 30, 2021
Formation and operating costs	423,487	$594,453
Loss from operations	(423,487)	(594,453)
Other income/(expense):
Interest earned on marketable securities held in trust account	22,538	31,963
Offering expenses related to warrant issuance	—	(529,112)
Change in fair value of warrant liabilities	(20,487,000)	(16,620,000)
Total other expense	(20,464,462)	(17,117,149)
Net loss	(20,887,949)	(17,711,602)
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	20,742,723	17,745,472
Basic and diluted net loss per share, Class A common stock subject to possible redemption	0.00	$0.00
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	8,007,277	7,827,732
Basic and diluted net loss per share, Non-redeemable common stock	(2.61)	$(2.26)
The accompanying notes are an integral part of the unaudited condensed financial statements.

VIRTUOSO ACQUISITION CORP.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021
(UNAUDITED)
	Common Stock				Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance as of December 31, 2020	—	$—	5,750,000	$575	$24,425	$(732)	$24,268
Sale of Units in Initial Public Offering, less fair value of public warrants, net of offering expenses, plus excess of cash received over initial fair value of private warrants	23,000,000	2,300	—	—	209,224,317	—	209,226,617
Class A common stock subject to possible redemption	(20,742,723)	(2,074)	—	—	(207,425,156)	—	(207,427,230)
Net income	—	—	—	—	—	3,176,347	3,176,347
Balance as of March 31, 2021	2,257,277	$226	5,750,000	$575	$1,823,586	$3,175,615	$5,000,002
Class A common stock subject to possible redemption	2,088,795	209	—	—	20,887,741	—	20,887,950
Net loss	—	—	—	—	—	(20,887,949)	(20,887,949)
Balance as of June 30, 2021	4,346,072	$435	5,750,000	$575	$22,711,327	$(17,712,334)	$5,000,003
The accompanying notes are an integral part of the unaudited condensed financial statements.

VIRTUOSO ACQUISITION CORP.
CONDENSED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(UNAUDITED)
Cash Flows from Operating Activities:
Net loss	$(17,711,602)
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on trust account	(31,963)
Change in fair value of warrant liabilities	16,620,000
Offering costs allocated to warrants	529,112
Changes in current assets and current liabilities:
Prepaid expenses	(482,559)
Franchise tax payable	100,000
Due to related party	53,226
Accounts payable	104,869
Net cash used in operating activities	(818,917)
Cash Flows from Investing Activities:
Investment of cash into trust account	(230,000,000)
Net cash used in investing activities	(230,000,000)
Cash Flows from Financing Activities:
Proceeds from Initial Public Offering, net of underwriters’ discount	225,400,000
Proceeds from issuance of Private Placement Warrants	6,600,000
Repayment of promissory note to related party	(92,766)
Payments of offering costs	(347,411)
Net cash provided by financing activities	231,559,823
Net Change in Cash	740,906
Cash – Beginning	4,950
Cash – Ending	$745,856
Supplemental Disclosure of Non-cash Financing Activities:
Initial value of Class A common stock subject to possible redemption	$203,745,030
Initial value of warrant liabilities	$14,793,000
Change in value of Class A common stock subject to possible redemption	$(17,205,750)
Deferred underwriters’ discount payable charged to additional paid-in capital	$8,050,000
The accompanying notes are an integral part of the unaudited condensed financial statements.

VIRTUOSO ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
Note 1 — Organization and Business Operations
Organization and General
Virtuoso Acquisition Corp. (the “Company”) was incorporated in Delaware on August 25, 2020. The Company, formerly known as Virtucon Acquisition Corp., filed a Certificate of Amendment to their Certificate of Incorporation on November 3, 2020 changing its name to Virtuoso Acquisition Corp. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). The Company has not selected any specific business combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. The Company has selected December 31 as its fiscal year end. The Company’s sponsor is Virtucon Sponsor LLC, a Delaware limited liability company (the “Sponsor”).
As of June 30, 2021, the Company had not yet commenced any operations. All activity through June 30, 2021, relates to the Company’s formation and the Initial Public Offering (“IPO”) described below. The Company will not generate any operating revenues until after the completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO.
Financing
The registration statement for the Company’s IPO was declared effective on January 21, 2021 (the “Effective Date”). On January 26, 2021, the Company consummated the IPO of 23,000,000 units (the “Units” and, with respect to the common stock included in the Units being offered, the “public share”), at $10.00 per Unit, generating gross proceeds of $230,000,000, which is discussed in Note 4.
Simultaneously with the closing of the IPO, the Company consummated the sale of 6,600,000 warrants (the “Private Placement Warrant”), at a price of $1.00 per Private Placement Warrant, which is discussed in Note 5.
Transaction costs amounted to $13,109,495 consisting of $4,600,000 of underwriting fee, $8,050,000 of deferred underwriting fee and $459,495 of other offering costs. Of the total transaction cost $529,112 was expensed as non-operating expenses in the condensed statement of operations with the remaining balance of $12,580,383 recorded as a component of stockholders’ equity. The transaction costs were allocated based on the relative fair value basis, compared to the total offering proceeds, between the fair value of the public warrant liabilities and the Class A common stock.
Trust Account
Following the closing of the IPO on January 26, 2021, an amount of $230,000,000 from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in a trust account (“Trust Account”) which is invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its tax obligations, the proceeds from the IPO and the sale of the private placement units will not be released from the trust account until the earliest of (a) the completion of the Company’s initial business combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation, and (c) the redemption of the Company’s public shares if the Company is unable to complete the initial business combination within 24 months from the closing of

VIRTUOSO ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
the IPO, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.
Initial Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO, although substantially all of the net proceeds are intended to be generally applied toward consummating a business combination.
The Company’s business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (net of taxes payable) at the time of the signing an agreement to enter into a business combination. However, the Company will only complete a business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a business combination.
The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).
The shares of common stock subject to redemption is recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a business combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of a business combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the business combination.
The Company will have 24 months from the closing of the IPO (with the ability to extend with stockholder approval) to consummate a business combination (the “Combination Period”). However, if the Company is unable to complete a business combination within the Combination Period, the Company will redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the Trust Account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company, divided by the number of then outstanding public shares, subject to applicable law and as further described in the registration statement, and then seek to dissolve and liquidate.
The Company’s Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of the initial business combination, (ii) waive their redemption rights with respect to their founder shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, and (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement shares if the Company fails to complete the initial business combination within the Combination Period.
The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with

VIRTUOSO ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Company’s Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that its Sponsor would be able to satisfy those obligations.
Going Concern Consideration
As of June 30, 2021, the Company had approximately $0.75 million in cash and working capital of approximately $0.82 million, which would be reduced by expenses incurred working on a business combination after the balance sheet date.
Until the consummation of a business combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the business combination. The Company may need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses.
These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
Risks and Uncertainties
On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s financial position will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s financial position may be materially adversely affected. Additionally, the Company’s ability to complete an initial business combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an initial business combination in a timely manner. The

VIRTUOSO ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
Company’s ability to consummate an initial business combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn.
Note 2 — Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the U.S. Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s prospectus for its Initial Public Offering as filed with the SEC on January 26, 2021, as well as the Company’s Current Reports on Form 8-K. The interim results for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure

VIRTUOSO ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of June 30, 2021 and December 31, 2020, the Company had no cash equivalents.
Marketable Securities Held in Trust Account
At June 30, 2021, the Trust Account had $230,031,963 held in money market funds that invest in U.S. government securities and generally have a readily determinable fair value. The Company’s investments in money market funds are presented on the unaudited condensed balance sheet at fair value at the end of each reporting period Gains and losses resulting from the change in fair value of these money market funds is included in income from marketable securities held in the Trust Account in the accompanying unaudited condensed statement of operations. At June 30, 2021, the carrying value and fair value were the same.
At other times, the Company may hold U.S Treasury bills with a maturity of 185 days or less. The Company classifies its United States Treasury securities as held-to-maturity in accordance with Financial Accounting Standards Board (FASB) ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts.
A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities’ fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in.
Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion is included in the “interest income” line item in the statements of operations. Interest income is recognized when earned. The Company held no U.S Treasury Securities at June 30, 2021.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At June 30, 2021, the Company has not experienced losses on this account.
Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common

VIRTUOSO ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
stock are classified as stockholders’ equity. The Company’s common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of June 30, 2021, 18,653,928 shares of Class A common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.
Net Income per Common Share
The Company complies with accounting and disclosure requirements ASC Topic 260, “Earnings Per Share.” The Company’s statement of operations includes a presentation of income per share for common shares subject to possible redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted, for class A Common stock subject to possible redemption is calculated by dividing the proportionate share of interest income on investments held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of shares of Common stock subject to possible redemption outstanding since original issuance. Net income per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net income, adjusted for income on investments attributable to class A Common stock subject to possible redemption, by the weighted average number of shares of non-redeemable class A and B common stock outstanding for the period. Non-redeemable common stock includes Founder Shares class B common stock and non-redeemable shares of class A common stock as these shares do not have any redemption features. Non-redeemable common stock participates in the interest income on investment securities based on non-redeemable shares’ proportionate interest.
The Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted income per share is the same as basic income per share for the period presented.
	Three months ended June 30, 2021	Six months ended June 30, 2021
Redeemable Class A common Stock
Numerator: Earnings allocable to Redeemable Class A Common Stock
Interest earned on marketable securities held in Trust Account	$20,326	$24,661
Less: interest available to be withdrawn for payment of taxes	(20,326)	(24,661)
Net income allocatable to Redeemable Class A Common Stock	$—	$—
Denominator: Weighted average Redeemable Class A Common Stock
Basic and diluted weighted average shares outstanding, Redeemable Class A Common Stock	20,742,723	17,745,472
Basic and diluted net income per share, Redeemable Class A Common Stock	$0.00	$0.00
Non-Redeemable Class A and Class B Common Stock
Numerator: Net income (loss) minus redeemable net earnings
Net Loss	$(20,887,949)	$(17,711,602)
Redeemable net earnings	—	—
Non-Redeemable Net Loss	$(20,887,949)	$(17,711,602)
Denominator: Weighted Average Non-Redeemable Common Stock
Basic and diluted weighted average shares outstanding, Non-Redeemable Common Stock	8,007,277	7,827,732
Basic and diluted net loss per share, Non-Redeemable Common Stock	$(2.61)	$(2.26)

VIRTUOSO ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
Offering Costs
The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs totaling $13,109,495, consisting of $4,600,000 of underwriting fees, $8,050,000 of deferred underwriting fees and $459,495 of other offering costs are related to the Public Offering. Of the total offering costs, $529,112 was expensed as non-operating expenses in the condensed statement of operations with the remaining balance of $12,580,383 recorded as a component of stockholders’ equity.
The transaction costs were allocated based on the relative fair value basis, compared to the total offering proceeds, between the fair value of the public warrant liabilities and the Class A common stock.
Warrant Liabilities
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.
The Company accounts for its 18,100,000 common stock warrants issued in connection with its Initial Public Offering (11,500,000) and Private Placement (6,600,000) as warrant liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The Company utilized a Monte Carlo simulation model for the initial valuation of the Public Warrants. The subsequent measurement of the Public Warrants as of June 30, 2021 used the observable market quote in the active market. The Company utilizes a Modified Black-Scholes model to value the Private Placement Warrants for the initial valuation and at June 30, 2021.
Fair Value of Financial Instruments
The Company applies ASC Topic 820, Fair Value Measurement (“ASC 820”), which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.
The carrying amounts reflected in the balance sheet for cash, prepaid expenses and accounts payable and accrued expenses approximate fair value due to their short-term nature.
Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.
Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

VIRTUOSO ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.
Income Taxes
The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s condensed financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company has identified the United States as its only “major” tax jurisdiction.
The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Recent Accounting Standards
Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.
Note 3 — Initial Public Offering
Pursuant to the Initial Public Offering, the Company sold 23,000,000 Units, (at a price of $10.00 per Unit. Each Unit consists of one share of Class A Common Stock, par value $0.0001 per share one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A Common Stock at a price of $11.50 per share.
Warrants
Each whole warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s Sponsor or its affiliates, without taking into account any founder shares held by the Company’s Sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the

VIRTUOSO ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. The warrants will become exercisable on the later of 12 months from the closing of this offering or 30 days after the completion of its initial business combination, and will expire five years after the completion of the Company’s initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.
Once the warrants become exercisable, the Company may call the warrants for redemption for cash:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder (the “30-day redemption period”); and

•
if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends to the notice of redemption to the warrant holders.

If the Company calls the warrants for redemption as described above, the management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” If the management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
Note 4 — Private Placement Warrants
Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 6,600,000 Private Placement Warrants at a price of $1.00 per warrant ($6,600,000 in the aggregate), each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. A

VIRTUOSO ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
portion of the purchase price of the Private Placement Warrants was added to the proceeds from this offering to be held in the Trust Account.
The private placement warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.
The Company’s Sponsor has agreed to (i) waive its redemption rights with respect to its founder shares and public shares in connection with the completion of the Company’s initial business combination, (ii) waive its redemption rights with respect to its founder shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to offer redemption rights in connection with any proposed initial business combination or certain amendments to the Company’s charter prior thereto or to redeem 100% of the Company’s public shares if the Company does not complete its initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, (iii) waive its rights to liquidating distributions from the trust account with respect to its founder shares if the Company fails to complete its initial business combination within 24 months from the closing of this offering, and (iv) not sell any of its founder shares or public shares to the Company in any tender offer the Company undertakes in connection with a proposed initial business combination. In addition, the Company’s Sponsor has agreed to vote any founder shares held by them and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of the Company’s initial business combination.
Note 5 — Related Party Transactions
Founder Shares
On August 28, 2020 the Sponsor purchased 3,450,000 shares of Class B common stock (the “Founder Shares”) valued at $25,000, or approximately $0.007 per share, by paying certain deferred offering cost on behalf of the company. On December 28, 2020, the Company effected a dividend of 0.5 of a share of Class B common stock for each Founder Share of Class B common stock, resulting in 5,175,000 shares outstanding. On January 21, 2021, the Company effected a 1.1111 for 1 stock dividend for each Founder Share of Class B common stock outstanding, resulting in our Sponsor holding an aggregate of 5,750,000 founder shares including 750,000 Founder Shares that are subject to forfeiture for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full or in part. On January 26, 2021, the underwriter exercised the full over-allotment option and therefore the 750,000 Founder Shares are no longer subject to forfeiture.
The Sponsor has agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination. Notwithstanding the foregoing, if the last reported sale price of the shares of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, the converted Class A common stock will be released from the lock-up.
Promissory Note — Related Party
On September 2, 2020, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000 to be used for a portion

VIRTUOSO ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
of the expenses of this offering. This loan is non-interest bearing, unsecured and due on the earlier of (a) March 31, 2021 or (b) the closing of this offering. The loan was repaid in full at the IPO on January 26, 2021. As of June 30, 2021 and December 31, 2020, the balance in the promissory was $0 and $92,766, respectively.
Administrative Support Agreement
Commencing on January 21, 2021, the Company has agreed to pay the Sponsor a total of $10,000 per month for office space and administrative support services. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three and six months ended June 30, 2021, the Company had incurred and recorded $30,000 and $53,226, respectively, of administrative support expense, which is accrued as payable to the Sponsor.
Working Capital Loans
In order to finance transaction costs in connection with a Business Combination, the initial stockholders or an affiliate of the initial stockholders or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of June 30, 2021 and December 31, 2020, no working capital loans have been issued.
Note 6 — Commitments & Contingencies
Registration Rights
The holders of the founder shares, private placement warrants, and warrants that may be issued upon conversion of working capital loans will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company.
Underwriters Agreement
On January 26, 2021, the Company paid a fixed underwriting discount of $0.20 per Unit, or $4,600,000 in the aggregate. Additionally, a deferred underwriting discount of $0.35 per Unit, or $8,050,000 in the aggregate, will be payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an initial Business Combination, subject to the terms of the underwriting agreement.
Note 7 — Stockholder’s Equity
Preferred Stock — The Company is authorized to issue a total of 1,000,000 shares of preferred stock at par value of $0.0001 each. At June 30, 2021, there were no shares of preferred stock issued or outstanding.

VIRTUOSO ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
Class A Common Stock — The Company is authorized to issue a total of 100,000,000 shares of Class A common stock at par value of $0.0001 each. At June 30, 2021 and December 31, 2020, there were 4,346,072 and 0 shares issued and outstanding (excluding 18,653,928 and 0 shares subject to possible redemption), respectively.
Class B Common Stock — The Company is authorized to issue a total of 10,000,000 shares of Class B common stock at par value of $0.0001 each. At June 30, 2021 and December 31, 2020, there were 5,750,000 shares of Class B common stock issued or outstanding.
The Company’s initial stockholders have agreed not to transfer, assign or sell their founder shares until the earlier to occur of (A) one year after the completion of the Company’s initial business combination or (B) subsequent to the Company’s initial business combination, (x) if the last reported sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.
The shares of Class B common stock will automatically convert into shares of the Company’s Class A common stock at the time of its initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the initial business combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).
Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, with each share of common stock entitling the holder to one vote.
Note 8 — Fair Value Measurements
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at June 30, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
	June 30, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Description
Warrant liabilities – Public warrants	$19,665,000	$19,665,000	$—	$—
Warrant liabilities – Private warrants	11,748,000	—	—	11,748,000
Total	$31,413,000	$19,665,000	$—	$11,748,000

VIRTUOSO ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
The Company utilized a Monte Carlo simulation model for the initial valuation of the Public Warrants. The subsequent measurement of the Public Warrants as of June 30, 2021, is classified as Level 1 due to the use of an observable market quote in an active market.
The Company utilizes a Modified Black-Scholes model to value the Private Placement Warrants at each reporting period, with changes in fair value recognized in the statement of operations. The estimated fair value of the Private Placement warrant liability is determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.
The aforementioned warrant liabilities are not subject to qualified hedge accounting.
There were no transfers between Levels 1, 2 or 3 during the quarter ended June 30, 2021, other than the transfer of Public warrants liabilities from Level 3 to Level 1
The following table provides a reconciliation of changes in fair value of the beginning and ending balances for our liabilities classified as Level 3:
Warrant Liability
Fair value at December 31, 2020	$—
Initial value of public and private warrant liabilities	14,793,000
Public warrants transferred to level 1	(6,900,000)
Change in fair value	3,855,000
Fair Value at June 30, 2021	$11,748,000
The following table provides quantitative information regarding Level 3 fair value measurements:
	At January 26, 2021 (Initial Measurement)	At June 30, 2021
Stock price	$9.59	$9.92
Strike price	$11.50	$11.50
Term (in years)	6.53	6.09
Volatility	14.7%	21.8%
Risk-free rate	0.71%	1.05%
Dividend yield	0.0%	0.0%
Note 9 — Pending Merger
On May 28, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Wejo Group Limited, a company incorporated under the laws of Bermuda (the “Wejo Group”), Yellowstone Merger Sub, Inc., a Delaware corporation and direct, wholly-owned Subsidiary of the Company (“Merger Sub”), Wejo Bermuda Limited, a Bermuda private company limited by shares, (“Limited”), and Wejo Limited, a private limited company incorporated under the laws of

VIRTUOSO ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)
England and Wales (“Wejo”). Pursuant to the Merger Agreement, the parties thereto will enter into a business combination transaction (the “Business Combination”) pursuant to which, among other things, (i) Merger Sub will merge with and into the Company, with the Company being the surviving corporation in the merger and a direct, wholly-owned subsidiary of the Wejo Group (the “Merger”, and together with the transactions contemplated by the Merger Agreement and the other related agreements entered into in connection therewith, the “Transactions”); and (ii) all Wejo shares will be purchased by the Wejo Group in exchange for common shares of the Wejo Group, par value $0.001 (the “Wejo Group Common Shares”). The proposed Business Combination is expected to be consummated after the required approval by the stockholders of the Company and the satisfaction of certain other conditions.
Consummation of the Business Combination is subject to customary conditions, representations, warranties and covenants in the Merger Agreement, including, among others, approval by our stockholders, the effectiveness of a registration statement to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the Business Combination, and other customary closing conditions, including the receipt of certain regulatory approvals.
On July 16, 2021, Wejo Group filed the preliminary S-4 with the SEC, which includes the preliminary proxy statement to be distributed to holders of the Company’s common stock in connection with the Company’s solicitation for proxies for the vote by the Company’s stockholders in connection with the proposed business combination and other matters as described in the Form S-4, as well as a prospectus of Wejo Group relating to the offer of the securities to be issued in connection with the completion of the business combination. After the Form S-4 has been declared effective by the SEC, the definitive proxy statement/prospectus will be mailed to the Company’s stockholders as of a record date to be disclosed for voting on the proposed business combination. The Business Combination is expected to close in the third quarter of 2021.
In connection with the execution of the Merger Agreement, the Company and Wejo Group entered into certain subscription agreements (the “Subscription Agreements”) with certain investors pursuant to which, Wejo Group has agreed to issue and sell to the PIPE Investors, in the aggregate, $100 million of Wejo Group Common Shares at a purchase price of $10.00 per share. On June 25, 2021, additional strategic investors (collectively with all other investors who entered into Subscription Agreements, the “PIPE Investors”) entered into Subscription Agreements purchasing an incremental $25 million of Wejo Group Common Shares on substantially the same terms as other PIPE Investors, for a total investment in Wejo Group Common Shares of $125 million (the “PIPE Investment”). The closing of the PIPE Investment is conditioned on all conditions set forth in the Merger Agreement having been satisfied or waived and other customary closing conditions, and it is expected that the Transactions will be consummated immediately following the closing of the PIPE Investment. The funds from the PIPE Investment will be used to partially satisfy the $175.0 million minimum cash condition in the Merger Agreement. Additionally, it is anticipated that the remaining $50.0 million needed to satisfy the minimum cash condition of the Merger Agreement will be from the funds to be released from the Trust Account that are not used for the redemption of the Company’s shares. The Subscription Agreements will terminate upon the earliest to occur of (i) the termination of the Merger Agreement, (ii) the mutual written agreement of the parties thereto, (iii) Wejo Group’s notification to the PIPE Investor in writing that it has abandoned its plans to move forward with the Transactions and/or terminates the PIPE Investor’s obligation’s with respect to the subscription without the delivery of shares having occurred, (iv) if conditions to the closing are not satisfied at or are not capable of being satisfied on or prior to closing and the transactions contemplated by the subscription agreement are not consummated at closing, or (v) the closing has not occurred by March 31, 2022.
Note 10 — Subsequent Events
In August 2021, the Company signed a capital markets advisory agreement with Cantor Fitzgerald & Co. pursuant to which it agreed to provide advisory services in connection with our proposed Business Combination. Under the terms of the agreement, the advisor would be entitled to a fee of $3 million, payable in cash and/or common stock, upon completion of the Business Combination.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of Wejo Limited
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Wejo Limited (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive loss, consolidated statements of shareholders’ equity (deficit) and consolidated statements of cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.
The Company’s Ability to Continue as a Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has had negative cash flows from operations since inception and expects to continue to incur negative cash flows from operations for the foreseeable future giving rise to substantial doubt about its ability to continue as a going concern. Its ability to continue to operate is dependent upon obtaining additional financial support and reducing the level of operating expenses. Management’s evaluation of the events and conditions and management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2021.
Manchester, United Kingdom
July 16, 2021

WEJO LIMITED
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
	December 31,
	2020	2019
Assets
Current assets:
Cash	$14,421	$1,295
Accounts receivable, net	688	287
Prepaid expenses and other current assets (Note 5)	6,053	5,908
Total current assets	21,162	7,490
Property and equipment, net (Note 6)	320	564
Intangible assets, net (Note 7)	10,946	12,721
Total assets	$32,428	$20,775
Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable, including due to related party of $2,407 and $406, respectively	$4,890	$2,180
Accrued expenses and other current liabilities (Note 8)	9,891	7,654
Advanced subscription agreement, including due to related party of $4,333 and $3,412, respectively (Note 11)	8,098	6,992
Debt to related parties (Note 14)	10,129	119
Total current liabilities	33,008	16,945
Non-current liabilities:
Convertible loans (Note 12)	6,130	—
Derivative liability (Note 12)	34,982	—
Other non-current liabilities	84	—
Total liabilities	74,204	16,945
Commitments and contingencies (Note 13)
Shareholders’ equity (deficit): (Note 9)
Ordinary shares, £0.01 nominal value, 6,083,872 and 6,028,128 shares authorized, issued and outstanding as of December 31, 2020 and 2019, respectively	87	86
B Ordinary shares, £0.01 nominal value, 5,296,549 shares authorized, issued and outstanding as of December 31, 2020 and 2019	67	67
Additional paid-in capital	104,799	94,315
Subscription receivable	—	(1,004)
Accumulated deficit	(146,770)	(91,895)
Accumulated other comprehensive income	41	2,261
Total shareholders’ equity (deficit)	(41,776)	3,830
Total liabilities and shareholders’ equity (deficit)	$32,428	$20,775
The accompanying notes are an integral part of these consolidated financial statements.

WEJO LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)
	Year Ended December 31,
	2020	2019
Revenue, net (Note 4)	$1,336	$226
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	1,688	676
Technology and development	7,683	10,247
Sales and marketing	7,039	6,616
General and administrative	10,173	8,602
Depreciation and amortization	4,077	3,021
Total costs and operating expenses	30,660	29,162
Loss from operations	(29,324)	(28,936)
Loss on issuance of convertible loans	(13,112)	—
Change in fair value of derivative liability (Note 3)	(8,724)	—
Change in fair value of advanced subscription agreements, including due to related party of ($769) and $59, respectively (Note 3)	(1,808)	59
Interest expense	(2,594)	(3)
Other income (expense), net	687	(144)
Net loss	(54,875)	(29,024)
Other comprehensive (loss) income:
Foreign currency exchange translation adjustment	(2,220)	1,017
Total comprehensive loss	$(57,095)	$(28,007)
Net loss per ordinary share — basic and diluted	$(4.85)	$(2.56)
Weighted-average basic and diluted ordinary shares	11,324,677	11,319,777
The accompanying notes are an integral part of these consolidated financial statements.

WEJO LIMITED
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)
(in thousands, except share amounts)
	Ordinary Shares		B Ordinary Shares		Additional Paid in Capital	Subscription Receivable	Other Comprehensive Income (loss)	Accumulated Deficit	Shareholders’ Equity (Deficit)
	Shares	Value	Shares	Value
Balance at December 31, 2018	5,966,458	$85	5,296,549	$67	$94,231	$(1,004)	$1,244	$(62,871)	$31,752
Exercise of warrants to purchase ordinary shares	12,890	—	—	—	85	—	—	—	85
Issuance of ordinary shares	48,780	1	—	—	(1)	—	—	—	—
Unrealized gain on foreign currency translation	—	—	—	—	—	—	1,017	—	1,017
Net loss	—	—	—	—	—	—	—	(29,024)	(29,024)
Balance at December 31, 2019	6,028,128	$86	5,296,549	$67	$94,315	$(1,004)	$2,261	$(91,895)	$3,830
Proceeds received to settle unpaid B ordinary shares	—	—	—	—		1,004	—	—	1,004
Debt discount related to beneficial conversion feature of convertible loans	—	—	—	—	9,089	—	—	—	9,089
Conversion of advanced subscription into ordinary shares	55,744	1	—	—	1,395	—	—	—	1,396
Unrealized loss on foreign currency translation	—	—	—	—	—	—	(2,220)	—	(2,220)
Net loss	—	—	—	—	—	—	—	(54,875)	(54,875)
Balance at December 31, 2020	6,083,872	$87	5,296,549	$67	$104,799	$—	$41	$(146,770)	$(41,776)
The accompanying notes are an integral part of these consolidated financial statements.

WEJO LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Year Ended December 31,
	2020	2019
Operating activities
Net loss	$(54,875)	$(29,024)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense	1,078	—
Loss on issuance of convertible loans	13,112	—
Loss on disposal of property and equipment	58	—
Depreciation and amortization	4,077	3,021
Non-cash loss on foreign currency remeasurement	338	844
Changes in fair value of advanced subscription	1,808	(59)
Changes in fair value of derivative liability	8,724	—
Changes in operating assets and liabilities:
Accounts receivable	(400)	(285)
Prepaid expenses and other current assets	(90)	(5,176)
Accounts payable	2,647	(72)
Accrued expenses and other liabilities	2,023	4,068
Net cash used in operating activities	(21,500)	(26,683)
Investing activities
Purchases of property and equipment	(55)	(511)
Development of internal software	(1,810)	(3,726)
Net cash used in investing activities	(1,865)	(4,237)
Financing activities
Proceeds from issuance of ordinary shares, net of issuance costs	1,004	—
Proceeds from exercise of warrants to purchase ordinary shares	—	85
Proceeds from issuance of advance of subscription, net of issuance costs	348	6,789
Proceeds from issuance of convertible loans	25,222	—
Payment of issuance costs of convertible loans	(852)	—
Proceeds from issuance of related party debt	9,862	—
Proceeds from other loan	84	—
Net cash provided by financing activities	35,668	6,874
Effect of exchange rate changes on cash	823	64
Net increase (decrease) in cash	13,126	(23,982)
Cash at beginning of period	1,295	25,277
Cash at end of period	$14,421	$1,295
Non-cash financing activities
Advanced subscriptions converted into ordinary shares	$1,396	$—
Supplemental cash flow information
Interest paid	$529	$—
The accompanying notes are an integral part of these consolidated financial statements.

WEJO LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
1.   Nature of the Business
Wejo Limited (the “Company”) is a private limited liability company incorporated under the laws of England and Wales on December 13, 2013 and is an early leader in the connected vehicle data market. Connected vehicles contain hundreds of data sensors, emitting information such as location, speed, direction and events such as braking, temperature and weather conditions. This data creates intelligence, in near real-time and historically, that is unavailable from any other source.
The Company ingests and standardizes this data, mainly in the United States, through its internally developed data exchange platform (“Wejo ADEPT”). The Company’s products enable customers such as departments of transportation, retailers, construction firms and research departments to unlock unique insights about journeys, cities, electric vehicle usage, safety and more.
The Company is comprised of five wholly-owned subsidiaries with its primary offices located in Manchester, England. In addition to its primary office, Wejo Concierge UK Ltd, is also located in the United Kingdom (the “U.K.”), and Wejo California Corp, Wejo Data Services Inc, Wejo Services Inc, and Wejo Inc are located in the United States (the “U.S.”).
Products and services
The Company partners with the world’s leading automotive manufacturers to standardize connected car data through Wejo ADEPT, including traffic intelligence, identifying high frequency vehicle movements and identifying common driving events and trends.
Wejo ADEPT is a cloud-based data exchange platform that makes sharing and accessing huge volumes of connected car data simple by removing all of the barriers and maximizing the intrinsic value in car data for drivers, vehicle manufacturers and businesses of all kinds. The Wejo ADEPT platform interfaces with the electronic data within vehicles from manufacturers which have agreed to use the platform to obtain certain vehicle data which can be used by the manufacturers and other private and public sector businesses for advanced analysis, machine learning and rapid insights. The Wejo ADEPT platform also includes flexible implementation options and adaptable interfaces to ensure a successful and rapid roll out across any territory. In addition, Wejo ADEPT’s compliance wrappers ensure legal and legislative assurance, including country, federal, state and local variations.
Wejo ADEPT is hosted by cloud data centers, and as a function of this central hosting, the Wejo ADEPT platform operates in a multi-tenancy environment, whereby all customers share the same standardized raw car data. The end users of the Wejo ADEPT platform can only access the data through a licensing agreement and do not have the ability to take possession of the software itself.
The Company has two primary product lines, Data Marketplace and SaaS Solutions. Each product line utilizes the Company’s exclusive, proprietary dataset that is derived from the vehicle sensors of the connected vehicles of its Original Equipment Manufacturer (“OEM”) preferred partners. In the Data Marketplace, the Company licenses the use of data and licenses software analytical tools that interpret the dataset to customers. In the SaaS Solutions business, the Company licenses software analytical tools to OEMs that interpret the dataset to improve the management of their operations and support the improvement of the automotive customers’ experience with the OEM.
Going Concern
In accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As is common to early-stage companies with limited operating histories, the Company is subject to risks and uncertainties such as its ability to influence the connected vehicle market; invest in technology, resources and new business capabilities; maintain and grow the customer base; secure additional capital to support the investments needed for its anticipated growth; comply with governing laws and regulations; and other risks and uncertainties. To manage these risks and uncertainties while growing as expected, the Company will make significant investments and will therefore need to raise substantial capital during its loss-making period.
The Company has incurred operating losses and negative cash flows from operations since inception and expects to continue to incur negative cash flows from operations for the foreseeable future. As the Company makes investments to increase the markets and customers it serves, the operating losses are expected to increase until the company reaches the necessary scale to generate cash profits from operations. The Company has historically relied on private equity offerings and debt financings, and to a limited extent revenue from customers to fund its operations. As of December 31, 2020 and 2019, the Company had an accumulated deficit of $146.8 million and $91.9 million, respectively.
The Company expects to continue incurring losses for the foreseeable future and is required to raise additional capital to fund its operations. In the near-term, the company expects to raise capital primarily from two sources: additional debt capital through its Loan Note Instrument Agreement and from its business combination with Virtuoso Acquisition Corporation. Management believes that the Company will continue to have access to capital resources through debt financings, the public markets after the completion of the business combination, including additional equity offerings, and other potential capital options; as well as cash inflows through its anticipated revenue base from customers. There can be no assurance that the Company will complete the business combination or be able to obtain additional financing on terms acceptable to the Company, on a timely basis or at all, or to grow its revenues. If the Company is unable to secure additional capital through this anticipated business combination or other sources such as private equity or debt, it will be required to reduce expenses to conserve its cash in amounts sufficient to sustain operations at a reduced level and meet its obligations until additional capital can be raised. The Company has previously reduced headcount and overheads in order to conserve its cash and expects to be able to implement similar actions in future if required.
Before any reductions in expenses and based on the Company’s current level of expenditures after considering the Company’s cash balance of $20.5 million as of March 31, 2021, along with the proceeds from the issuance of convertible loans and debt financing secured in 2021 (see Note 19), the Company believes that it will need funding by the first quarter of 2022 to continue operations at the current level, satisfy its obligations and fund the future expenditures including the committed transaction costs relating to the planned business combination. In connection with its Loan Note Instrument agreement entered in April 2021, the Company is closing an issue of additional fixed rate secured loan notes totaling $10 million before the end of July 2021 and expects to close a further $11.5 million of fixed rate secured loan notes later in the third quarter of 2021 (before expenses of $4 million). In conjunction with the business combination with Virtuoso, which is expected to close during the fourth quarter of 2021, the Company expects to raise $355 million from its committed PIPE and from Virtuoso’s cash in trust, before potential redemptions and transaction expenses. Should the closing of these latter two capital raises be delayed, the Company will need to identify alternative sources of capital and/or reduce expenses as noted above by the first quarter of 2022.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. There can be no assurance that the Company will achieve or sustain positive cash flows from financing or can reduce sufficiently its expenses. If the Company is unable to maintain adequate liquidity, future operations will need to be scaled back or discontinued. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not reflect any adjustments relating to the recoverability and reclassification of assets and liabilities that might be necessary from the outcome of this uncertainty.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
2.   Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of Wejo Limited and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated upon consolidation.
Foreign Currency Translation
The Company maintains its consolidated financial statements in its functional currency, which is the British Pound Sterling. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Non-monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the date of the transaction. Exchange gains or losses arising from foreign currency transactions are included in other income (expense), net in the consolidated statement of operations and comprehensive loss. The Company recorded foreign exchange gains of less than $0.1 million and foreign exchange losses of $0.8 million for each of the years ended December 31, 2020 and 2019, respectively.
For financial reporting purposes, the consolidated financial statements of the Company have been presented in the U.S. dollar, the reporting currency. The financial statements of the Company and its subsidiaries are translated from their functional currency into the reporting currency as follows: assets and liabilities are translated at the exchange rates at the balance sheet dates, revenue, expenses and other income (expense), net are translated at the average exchange rates and shareholders’ equity (deficit) is translated based on historical exchange rates. Translation adjustments are not included in determining net loss but are included as a foreign exchange adjustment to Other comprehensive (loss) income, a component of Shareholders’ equity (deficit).
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. Significant estimates and assumptions reflected in these consolidated financial statements include, but are not limited to, the fair value of the Company’s ordinary shares, derivative liability, advanced subscription agreements, income taxes, software development costs and the estimate of useful lives with respect to developed software, warrants, and accounting for share-based compensation. Estimates are periodically reviewed in light of changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ materially from those estimates.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash on hand and demand deposits, which are unrestricted as to withdrawal and use. The Company considers all highly liquid investments that have maturities of three months or less when acquired to be cash equivalents. At December 31, 2020 and 2019, the Company did not hold any investments that would be considered cash equivalents.
Concentrations of Credit Risk and Off-Balance Sheet Risk
Financial instruments that subject the Company to credit risk consist solely of cash. The Company places cash in established financial institutions. The Company has no significant off-balance-sheet risk or concentration of credit risk, such as foreign exchange contracts, options contracts, or other foreign hedging arrangements.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Accounts Receivable
The Company records Accounts receivable at the invoiced amount and does not charge interest on past due invoices. The Company reviews its accounts receivable from customers that are past due to identify specific accounts with known disputes or collectability issues. In determining the amount of the reserve, the Company makes judgments about the creditworthiness of customers based on ongoing credit evaluations. The Company has not historically experienced any significant credit losses. Based on historical receipts and collections history, management has determined that an allowance for doubtful accounts is not necessary as of December 31, 2020 or 2019.
Property and Equipment
Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets, which are as follows:
Estimated Useful Life
Office equipment and computers	3 years
Furniture and fixtures	5 years
Intangible Assets
In December 2018, the Company acquired a multi-year license to access vehicular data from General Motors Holdings LLC (“GM”) through a Data Sharing Agreement that represents a contract-based intangible asset in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. The Company’s data sharing agreement was recognized at its fair value and is being amortized over its contract life using the straight-line method as a finite-lived identifiable Intangible asset in accordance with ASC 350, Intangible Assets.
Internally developed software is amortized on a straight-line basis over three years once the software testing is complete.
Internally Developed Software Costs
The Company capitalizes certain costs incurred for the internal development of software. Internally developed software includes the Company’s proprietary portal software and related applications and various applications used in the management of the Company’s portals. Costs incurred during the preliminary project stage for internal software programs are expensed as incurred. External and internal costs incurred during the application development stage of new software development, as well as for upgrades and enhancements for software programs that result in additional functionality are capitalized. Software development costs capitalized for the internal development of software are amortized over the estimated useful life of the applicable software. Impairment charges are taken as a result of circumstances that indicate that the carrying values of the assets were not fully recoverable. No impairment charges have been recognized in the years ended December 31, 2020 and 2019.
Impairment of Long-Lived Assets
The Company regularly evaluates whether events and circumstances have occurred that indicate the carrying amount of Property, plant and equipment and finite-lived Intangible assets may not be recoverable. When factors indicate that these long-lived assets should be evaluated for possible impairment, the Company assesses the potential impairment by determining whether the carrying amount of such long-lived assets will be recovered through the future undiscounted cash flows expected from use of the asset and its eventual disposition. If the carrying amount of the asset is determined not to be recoverable, a write-down to fair value is recorded in the consolidated statement of operations and comprehensive loss. Fair values are determined based on quoted market prices or discounted cash flow analysis as applicable. The Company

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
also regularly evaluates whether events and circumstances have occurred that indicate the useful lives of property and equipment and finite-lived intangible assets may warrant revision. The Company has not recognized any impairment losses during the years ended December 31, 2020 and 2019.
Troubled Debt Restructuring
In July 2020, the Company amended its credit facility agreement with GM Holdings LLC (“GM Credit Facility”) under which a concession was granted to the Company because of financial difficulties. The modification to the credit facility agreement represented a troubled debt restructuring (“TDR”) under ASC 470-60, Troubled Debt Restructurings. Under this guidance, the future undiscounted cash flows of the GM Credit Facility, as amended, exceeded the carrying value, and accordingly, no gain was recognized and no adjustment was made to the carrying value of the debt. Interest expense on the amended GM Credit Facility was computed using a new effective rate that equated the present value of the future cash payments specified by the new terms with the carrying value of the debt under the original terms.
Revenue Recognition
The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:
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Step 1:   Identify the contract with the customer

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Step 2:   Identify the performance obligations in the contract

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Step 3:   Determine the transaction price

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Step 4:   Allocate the transaction price to the performance obligations in the contract

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Step 5:   Recognize revenue when the company satisfies a performance obligation

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.
As part of the accounting for these arrangements, the Company must use its judgment to determine: (a) the number of performance obligations based on the determination under step (ii) above; (b) the transaction price under step (iii) above; (c) the stand-alone selling price for each performance obligation identified in the contract for the allocation of transaction price in step (iv) above; and (d) the contract term and pattern of satisfaction of the performance obligations under step (v) above.
The Company works with the world’s leading automotive manufacturers to standardize connected car data through a data exchange platform. These data points include, but are not limited to: traffic intelligence, high frequency vehicle movements, and common driving events and trends. This data is obtained from OEMs through license agreements. These contracts are referred to internally as “Ingress Agreements”. Wejo ADEPT is hosted by cloud data centers, and as a function of this central hosting, the Wejo ADEPT platform operates in a multi-tenancy environment, whereby all customers share the same standardized raw car data. The end users of the Wejo ADEPT platform can only access the data through a licensing agreement and do not have the ability to take possession of the software itself. These contracts are referred to internally as “Egress Agreements”.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Revenue is measured net based on the amount of consideration the Company expects to receive, reduced by associated revenue share due to OEMs under data license arrangements and related taxes. The Company applied the practical expedient in ASC 606 to expense as incurred those costs to obtain a contract with a customer for which the amortization period would have been one year or less. See Note 4, Revenue from Customers, for further discussion on revenue.
Cost of Revenue (exclusive of depreciation and amortization)
Cost of revenue consists of hosting service expenses for the Company’s connected platform, including staff salaries and other staff costs that are related to the Company’s connected platform.
Technology and Development
Technology and development expenses consist primarily of compensation-related expenses incurred for the research and development of, enhancements to, and maintenance and operation of the Company’s products, equipment and related infrastructure.
Sales and Marketing
Sales and marketing expenses consist primarily of compensation-related expenses to the Company’s direct sales and marketing personnel, as well as costs related to advertising, industry conferences, promotional materials, and other sales and marketing programs. Advertising costs are expensed as incurred.
General and Administrative
General and administrative expenses consist primarily of compensation related expenses for executive management, finance, accounting, human resources, legal, and corporate information and technology, professional fees and facilities costs.
Share-Based Compensation
The Company grants equity awards under its share-based compensation programs, pursuant to the Articles of Association in the form of options for ordinary shares and A ordinary shares.
The Company recognizes compensation expense for option awards based on the grant date fair value of the award. The Company uses the fair value of its ordinary and A ordinary shares to determine the fair value of share option awards granted to employees and directors. For equity awards with a combination of service and performance conditions, the Company recognizes non-cash share-based compensation expense on a straight-line basis over the requisite service period when the achievement of a performance-based milestone is probable of being met, based on the relative satisfaction of the performance condition as of the reporting date. The Company accounts for forfeitures as they occur.
The fair value of each share option grant is estimated on the date of grant using the Black-Scholes option pricing model. See Note 10 for the Company’s assumptions used in connection with option grants made during the periods covered by these consolidated financial statements. Assumptions used in the option pricing model include the following:
Expected volatility — The Company historically has been a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected share volatility based on the historical volatility of a publicly traded set of peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded share price.
Expected term — For options that become exercisable upon a performance condition, the Company uses the contractual term of the award to estimate its fair value and in the event that the option does not have a contractual expiration date, the Company uses an expected term determined by the expected timing of the performance condition.

WEJO LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Risk-free interest rate — The risk-free interest rate is determined by reference to the U.K. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to either the expected or contractual term of the award.
Expected dividend — Expected dividend yield of zero is based on the fact that the Company has never paid cash dividends on ordinary shares and does not expect to pay any cash dividends in the foreseeable future.
Fair value of ordinary share — The Company calculated the fair value of its ordinary shares in accordance with the guidelines in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. The Company’s valuations of ordinary shares were prepared using a market approach, based on precedent transactions in the shares, to estimate the Company’s total equity value using the option-pricing method (“OPM”), which used a combination of market approaches and an income approach to estimate the Company’s enterprise value.
The OPM derives an equity value such that the value indicated is consistent with the investment price, and it provides an allocation of this equity value to each class of the Company’s securities. The OPM treats the various classes of shares as call options on the total equity value of a company, with exercise prices based on the value thresholds at which the allocation among the various holders of a company’s securities changes. Under this method, each class of shares has value only if the funds available for distribution to shareholders exceed the value of the share liquidation preferences of the class or classes of shares with senior preferences at the time of the liquidity event. A discount of lack of marketability of the ordinary and A ordinary shares is then applied to arrive at an indication of value for the ordinary and A ordinary shares. Key inputs and assumptions used in the OPM calculation include the following:
Expected volatility.   The Company applied re-levered equity volatility based on the historical unlevered and re-levered equity volatility of publicly traded peer companies.
Expected dividend.   Expected dividend yield of zero is based on the fact that the Company has never paid cash dividends on ordinary shares and does not expect to pay any cash dividends in the foreseeable future.
Expected term.   The expected term of the option or the estimated time until a liquidation event.
Risk-free interest rate.   The risk-free interest rate is determined by reference to the U.K. Treasury yield curve for the period commensurate with the expected timing of the exit event.
In addition, the Company’s board of directors considered various objective and subjective factors to determine the fair value of its ordinary and A ordinary shares as of each grant date, including:
•
the prices at which the Company sold ordinary shares;

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the Company’s stage of development and business strategy;

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external market conditions affecting the industry, and trends within the industry;

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the Company’s financial position, including cash on hand, and its historical and forecasted performance and operating results;

•
the lack of an active public market for its ordinary and A ordinary shares;

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the likelihood of achieving a liquidity event, such as an initial public offering, or IPO, or a sale of the company in light of prevailing market conditions; and

•
the analysis of IPOs and the market performance of similar companies in the industry.

The assumptions underlying the Company’s valuations represented management’s best estimates, which involved inherent uncertainties and the application of management’s judgment. As a result, if the Company

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
had used significantly different assumptions or estimates, the fair value of its ordinary and A ordinary shares could be materially different.
Accounting for Warrants
The Company determines the accounting classification of warrants that it issues, as either liability or equity, by first assessing whether the warrants meet liability classification in accordance with ASC 480-10, Distinguishing Liabilities from Equity, and then in accordance with ASC 815-40, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. Under ASC 480, warrants are considered liability classified if the warrants are mandatorily redeemable, obligate the issuer to settle the warrants or the underlying shares by paying cash or other assets, or warrants that must or may require settlement by issuing variable number of shares. If warrants do not meet liability classification under ASC 480-10, the Company assesses the requirements under ASC 815-40, which states that contracts that require or may require the issuer to settle the contract for cash are liabilities recorded at fair value, irrespective of the likelihood of the transaction occurring that triggers the net cash settlement feature. If the warrants do not require liability classification under ASC 815-40, in order to conclude equity classification, the Company assesses whether the warrants are indexed to its ordinary shares and whether the warrants are classified as equity under ASC 815-40 or other applicable U.S. GAAP. After all relevant assessments were made, the Company concluded the warrants are classified as equity. Equity classified warrants are accounted for at fair value on the issuance date with no changes in fair value recognized subsequent to the issuance date. For additional discussion on warrants see Note 9, Shareholders’ Equity (Deficit).
Benefit from Research and Development Tax Credit
The Company is subject to corporate taxation in the UK. Due to the nature of the business, the Company has generated losses since inception. The benefit from research and development (“R&D”) tax credits is recognized in the consolidated statements of operations and comprehensive loss as a component of other income (expense), net, and represents the sum of the research and development tax credits recoverable in the UK.
As a company that carries out research and development activities, the Company is able to submit tax credit claims under the UK Research and Development Expenditure Credit (“RDEC”) program. Qualifying expenditures largely comprise employment costs for research staff, consumables and certain internal overhead costs incurred as part of research projects for which the Company does not receive income.
Each reporting period, the Company evaluates whether it is expected to be eligible for the tax relief program and records in other income (expense) for the portion of the expense that it expects to qualify under the programs, that it plans to submit a claim for, and has reasonable assurance that the amount will ultimately be realized. Based on criteria established by HM Revenue and Customs (“HMRC”), the Company expects a proportion of expenditures to be eligible for the research and development tax relief programs for the years ended December 31, 2020 and 2019. The RDEC credits are not dependent on the Company generating future taxable income or on its ongoing tax status or tax position. The Company has assessed its research and development activities and expenditures to determine whether the nature of the activities and expenditures will qualify for credit under the tax relief programs and whether the claims will ultimately be realized based on the allowable reimbursable expense criteria established by the UK government which are subject to interpretation. At each period end, the Company estimates the reimbursement available to it based on information available at the time.
The Company recognizes credits from the research and development incentives when the relevant expenditure has been incurred and there is reasonable assurance that the reimbursement will be received. The Company makes estimates of the research and development tax credit receivable as of each balance sheet date, based upon facts and circumstances known at the time. Although the Company does not expect its estimates to be materially different from amounts ultimately recognized, its estimates could differ from actual results. To date, there have not been any material adjustments to the Company’s prior estimates of the research and development tax credit receivable.

WEJO LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Income Taxes
The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the consolidated financial statements or in its tax returns. Deferred tax assets and liabilities are determined on the basis of the differences between the consolidated financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The Company assesses the likelihood that deferred tax assets will be recovered in the future to the extent management believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. Potential for recovery of deferred tax assets is evaluated by estimating the future taxable profits expected and considering prudent and feasible tax planning strategies.
The Company accounts for uncertainty in income taxes in the consolidated financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed as the amount of benefit to recognize in the consolidated financial statements. The amount of benefits that may be used is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate, as well as the related net interest and penalties. As of December 31, 2020, and 2019, the Company has not identified any uncertain tax positions.
UK losses may be carried forward indefinitely to be offset against future taxable profits, subject to numerous utilization criteria and restrictions. The amount that can be offset each year is limited to £5.0 million plus an incremental 50% of UK taxable profits.
The Company recognizes interest and penalties related to unrecognized tax benefits on the Income tax expense line in the accompanying consolidated statements of operations and comprehensive loss. As of December 31, 2020, and 2019, no accrued interest or penalties are included on the related tax liability line in the consolidated balance sheets.
Comprehensive Loss
Comprehensive loss includes net loss as well as other changes in shareholders’ equity (deficit) that result from transactions and economic events other than those with shareholders.
Net Loss per Share
The Company has reported losses since inception and has computed basic net loss per share attributable to ordinary shareholders by dividing net loss attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding for the period, without consideration for potentially dilutive securities. The Company computes diluted net loss per ordinary share after giving consideration to all potentially dilutive ordinary shares, including warrants and share options, outstanding during the period determined using the treasury-share and if-converted methods, except where the effect of including such securities would be antidilutive. Because the Company has reported net losses since inception, these potential ordinary shares have been anti-dilutive and basic and diluted loss per share were the same for all periods presented.
Segment Information
Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, the Chief Executive Officer, in making decisions regarding resource allocation and assessing performance. The Company views its operations and manages its business as one operating and reportable segment, which is the business of

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
delivering connected vehicle data. The Company provides car data to customers in the U.S. and its headquarters are located in the U.K. The majority of the Company’s tangible assets are held in the U.K.
Fair Value of Financial Instruments
Financial instruments include cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses, which approximate fair value because of their short-term maturities. Certain assets of the Company are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:
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Level 1 — Quoted prices in active markets for identical assets or liabilities.

•
Level 2 — Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

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Level 3 — Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The Company’s advanced subscription agreements and derivative liability associated with the convertible loans are classified within Level 3 of the fair value hierarchy because their fair values are estimated by utilizing valuation models and significant unobservable inputs. The Company’s Convertible loans payable and Debt from related parties are measured at amortized cost, given the fair value option was not elected.
Convertible Loans
The Company accounts for convertible loans in accordance with ASC Topic 470-20, Debt with Conversion and Other Options. Convertible loans are classified as liabilities measured at amortized cost, net of debt discounts from the allocation of proceeds. Interest expense is recognized using the effective interest method over the expected term of the debt instrument pursuant to ASC Topic 835, Interest.
Derivative Liability
The Company’s outstanding convertible loans (see Note 12) contained redemption features that met the definition of a derivative instrument. The Company classified these instruments as a liability on its consolidated balance sheets because the redemption features were not clearly and closely related to its host instrument and met the definition of a derivative. The derivative liability was initially recorded at fair value upon issuance of the convertible loans and was subsequently remeasured to fair value at each reporting date. Changes in the fair value of the derivative liability were recognized on the consolidated statements of operations and comprehensive loss.
Recently Adopted Accounting Pronouncements
On August 29, 2018, the FASB issued ASU 2018-15, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, that provides guidance on implementation costs incurred in a cloud computing arrangement (CCA) that is a service contract. The ASU, which was released in response to a consensus reached by the EITF at its June 2018 meeting, aligns the accounting for such costs with the guidance on capitalizing costs associated with developing or obtaining internal-use software. Specifically,

WEJO LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
the ASU amends ASC 350 to include in its scope implementation costs of a CCA that is a service contract and clarifies that a customer should apply ASC 350-40 to determine which implementation costs should be capitalized in such a CCA. The guidance is effective for the Company for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The guidance should be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. Early adoption is permitted, including adoption in an interim period. The Company early adopted ASU 2018-15 on January 1, 2019, on a prospective basis. The adoption of this standard did not have a material impact on the Company’s financial statements.
Recently Issued Accounting Pronouncements Not Yet Adopted
In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”). ASU 2016-02 will require lessees to recognize most leases on their balance sheet as a right-of-use asset and a lease liability. Leases will be classified as either operating or finance, and classification will be based on criteria similar to current lease accounting, but without explicit bright lines. As an emerging growth company (“EGC”), the Company will adopt the guidance with nonpublic entities during the annual reporting periods beginning after December 15, 2021 and interim periods beginning after December 15, 2022. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of ASU 2016-02 will have on its financial statements.
In June 2019, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”) and also issued subsequent amendments to the initial guidance, ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11, ASU 2020-02, and ASU 2020-03 (collectively, “Topic 326”), to introduce a new impairment model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses. Topic 326 requires financial assets measured at amortized cost to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions and reasonable and supportable forecasts that affect the collectability of the reported amounts. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. For non-public companies, Topic 326 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the impact of its pending adoption of Topic 326 on its consolidated financial statements.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify the accounting for income taxes. This update removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. The new standard will be effective beginning April 1, 2022. The Company does not expect the adoption of ASU 2019-12 to have a material impact on the Company’s consolidated financial statements.
In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40), which simplifies the accounting for convertible instruments by removing major separation models required under current guidance. ASU 2020-06 also removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for annual reporting periods beginning after December 15, 2021, including interim periods within those annual reporting periods, with early adoption permitted. The Company is currently evaluating the impact ASU 2020-06 will have on its consolidated financial statements and related disclosures.

WEJO LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
3.   Fair Value Measurements
Liabilities that are measured at fair value on a recurring basis, and the level of the fair value hierarchy utilized to determine such fair values, consisted of the following as of December 31, 2020 (in thousands):
	Fair Value Measurements
	Level 1	Level 2	Level 3	Total
Liabilities:
Advanced subscription agreements	$—	$—	$8,098	$8,098
Derivative liability	—	—	34,982	34,982
Total	$—	$—	$43,080	$43,080
Liabilities that are measured at fair value on a recurring basis, and the level of the fair value hierarchy utilized to determine such fair values, consisted of the following as of December 31, 2019 (in thousands):
	Fair Value Measurements
	Level 1	Level 2	Level 3	Total
Liabilities:
Advanced subscription agreements	$—	$—	$6,992	$6,992
Total	$—	$—	$6,992	$6,992
There were no transfers into or out of Level 3 instruments and/or between Level 1 and Level 2 instruments during the years ended December 31, 2020 and 2019.
The following table provides a roll forward of the aggregate fair value of the Company’s advanced subscription agreements and derivative liability (in thousands):
	Advanced Subscription Agreements	Derivative Liability
Balance as of December 31, 2018	$—	$—
Issuances of advanced subscription agreements	6,789	—
Change in estimated fair value	(59)	—
Foreign currency translation loss	262	—
Balance as of December 31, 2019	6,992	—
Initial fair value of derivative liability	—	24,983
Issuances of advanced subscription agreements	348	—
Change in estimated fair value	1,808	8,724
Settlement of advanced subscription agreements into Ordinary shares	(1,396)	—
Foreign currency translation loss	346	1,275
Balance as of December 31, 2020	$8,098	$34,982
The changes in estimated fair value are recorded on the consolidated statements of operations and comprehensive loss and the foreign currency translation (gains) losses are recorded in the foreign currency translation adjustment in other comprehensive (loss) income in the consolidated statements of operations and comprehensive loss. The advanced subscription agreements and derivative liability were valued using a scenario-based analysis. Five primary scenarios were considered: qualified financing, unqualified financing, merger or acquisition, held to maturity, and insolvency. The value of the advanced subscription agreements and derivative liability under each scenario were probability weighted to arrive at their respective estimated fair values.

WEJO LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
The following table summarizes the significant unobservable inputs that are included in the valuation of advanced subscription agreements and derivative liability as of December 31, 2020 and 2019:
	December 31, 2020		December 31, 2019
Unobservable Inputs	Input Value or Range	Weighted Average(1)	Input Value or Range	Weighted Average(1)
Probability of scenarios:
Qualified financing (Note 12)	20.0%	20.0%	60.0%	60.0%
Non-qualified financing (Note 12)	5.0%	5.0%	5.0%	5.0%
Merger or acquisition	70.0%	70.0%	15.0%	15.0%
Held to maturity	5.0%	5.0%	5.0%	5.0%
Insolvency	0.0%	0.0%	15.0%	15.0%
Timing of scenarios:
Advanced subscription agreements	0.8 – 1.0 years	0.8 years	0.8 – 1.0 years	0.8 years
Derivative liability	0.3 years	0.3 years	Not applicable	Not applicable
Estimated volatility	50.0%	50.0%	20.0%	20.0%
Risk-free rate	0.6%	0.6%	0.6%	0.6%
Discount rate	26.8%	26.8%	22.1%	22.1%
Value of ordinary share	$25.04	$25.04	$5.88	$5.88

(1)
Unobservable inputs were weighted by the relative fair value of the respective liability and the year-end probabilities of the five scenarios.

Changes in the unobservable inputs noted above would impact the amount of the respective liability. For the respective liability, increases (decreases) in the estimates of the Company’s annual volatility would increase (decrease) the liability and an increase (decrease) in the annual risk-free rate would increase (decrease) the liability.
4.   Revenue from Customers
Connected Vehicle Data Marketplace
The Company’s customer agreements include one or a combination of the following contractual promises for a fixed contractual fee: i) the supply of specified connected vehicle data through the Wejo ADEPT platform; ii) the granting of a non-transferrable license to use the specified data in the manner described in each customer agreement; and iii) Wejo ADEPT Platform set up and connectivity services. The Company assessed the customer agreements under ASC 606 and determined that the above contractual promises collectively represent one distinct performance obligation.
The transaction price is comprised of the contractual fixed fee specified in each customer agreement and is allocated to the single performance obligation. The Company recognizes revenue when the performance obligation is satisfied through the fulfillment of the contractual promises. The performance obligation is generally fulfilled by the Company providing access to the specified data either throughout the duration of each customer agreement’s contractual term or upon delivery of a one-time batch of historic data. The Company may deliver data and the license without supplying connectivity services. As such, the Company generally recognizes revenue for customers with a contractual agreement to provide data over a period ratably over the term of the contract which is typically one year. The Company recognizes revenue for a one-time historic batch of data to the customer upon delivery of such data. Standard payment terms are 14 days from the date of the invoice which is typically sent to the customer monthly or upon delivery of the one-time historic batch of data.

WEJO LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
In arrangements where another party (i.e., OEM) is involved in providing specified services to a customer, the Company evaluates whether it is the principal or agent. In this evaluation, the Company considers if it obtains control of the specified goods or services before they are transferred to the customer, as well as other indicators such as the party primarily responsible for fulfillment and discretion in establishing price. Pursuant to the terms of the Data Sharing Agreements, certain rights retained by the OEMs over the connected vehicle data being supplied to the customers were determined to provide the OEMs with control over the data and the Company has determined it acts as the agent in this arrangement and recognizes revenue on a net basis. During the years ended December 31, 2020 and 2019, the Company has recognized a reduction of revenue of $2.4 million and $0.5 million, respectively, arising from revenue sharing with the Company’s OEM partners.
During the years ended December 31, 2020 and 2019, the Company had two and three customers, respectively, that individually generated 10.0% or more of the Company’s revenue for the respective year. The two significant customers in 2020 were not significant customers in 2019. The two significant customers in 2020 generated 20.7% and 12.2% of the Company’s revenue during the year ended December 31, 2020, respectively. The three significant customers in 2019 generated 39.5%, 12.9%, and 11.6% of the Company’s revenue during the year ended December 31, 2019, respectively. During the years ended December 31, 2020 and 2019, the Company earned the majority of its revenue from the Data Marketplace as SaaS Solutions revenue was immaterial, and earned 100% of its revenue within the U.S. The country in which the revenue is generated is based on the address of the ultimate customer utilizing the data provided. In addition, the revenue recognized over time and at a point in time was approximately 66% and 34% during the year ended December 31, 2020 and 54% and 46%, during the year ended December 31, 2019.
5.   Prepaid and Other Current Assets
Prepaid and other current assets consisted of the following (in thousands):
	December 31,
	2020	2019
Insurance receivable	$4,000	$4,000
VAT recoverable	425	817
Prepayments	1,001	689
RDEC receivable	331	183
Other current assets	296	219
	$6,053	$5,908
Insurance receivable represents the insurance compensation for a claim incurred in 2019. See Note 8 for the offsetting insurance accrual and Note 16 for information regarding the claim.
6.   Property and Equipment, Net
Property and equipment, net consisted of the following (in thousands):
	December 31,
	2020	2019
Office equipment	$715	$803
Furniture and fixtures	36	35
Total property and equipment	751	838
Less accumulated depreciation	(431)	(274)
Property and equipment, net	$320	$564

WEJO LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Depreciation expense was $0.2 million and $0.1 million for the years ended December 31, 2020 and 2019, respectively.
7.   Intangible Assets
At December 31, 2020 and 2019, intangible assets, net consisted of the following (in thousands):
	As of December 31, 2020
	Gross Book Value	Accumulated Amortization	Net Book Value
Data sharing agreement	$10,653	$(3,085)	$7,568
Internally developed software	12,386	(9,008)	3,378
	$23,039	$(12,093)	$10,946
	As of December 31, 2019
	Gross Book Value	Accumulated Amortization	Net Book Value
Data sharing agreement	$10,345	$(1,518)	$8,827
Internally developed software	10,157	(6,263)	3,894
	$20,502	$(7,781)	$12,721
The foreign currency exchange difference related to the gross book value of the data sharing agreement as of December 31, 2020 compared to December 31, 2019 was $0.3 million. Amortization expense related to the data sharing agreement was $1.4 million for each of the years ended December 31, 2020 and 2019, with $0.2 million of foreign currency exchange differences in accumulated amortization during the year ended December 31, 2020.
Amortization expense related to the internally developed software was $2.4 million and $1.5 million for the years ended December 31, 2020 and 2019, respectively.
The estimated aggregate amortization expense for Intangible assets subject to amortization for each of the five succeeding fiscal years is as follows (in thousands):
Fiscal Year Ended December 31,
2021	$3,586
2022	2,665
2023	1,692
2024	1,522
2025	1,481
$10,946

WEJO LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
8.   Accrued Expenses and Other Liabilities
Accrued expenses and other liabilities consisted of the following (in thousands):
	December 31,
	2020	2019
Claim accrual	$4,000	$4,000
Compensation and benefits	2,076	1,832
Accrued interest	1,026	—
Professional fees	1,080	759
Development and technology	355	345
Marketing and commissions	131	—
Other liabilities	1,223	718
	$9,891	$7,654
Claim accrual represents the claim incurred in 2019, which was covered by the Company’s insurance policy. See Note 5 for offsetting insurance receivable and Note 16 for information regarding the claim.
9.   Shareholders’ Deficit
Ordinary Shares
As of December 31, 2020, pursuant to the Articles of Association, the directors of the Company were generally and unconditionally authorized to allot Ordinary, A Ordinary, and B Ordinary shares with a nominal value of £0.01 per share. The Ordinary, A Ordinary, and B Ordinary shares are separate classes of shares but rank pari passu in all respects. No A Ordinary shares are outstanding from an accounting perspective as of December 31, 2020 or 2019. See Note 10 for outstanding options to purchase A Ordinary shares.
Consideration for the B Ordinary shares includes $1.0 million, which was unpaid as of December 31, 2019 and is included in Subscription receivable and was paid in June 2020.
The Company has the following number of shares issued and outstanding by class as of:
	December 31,
	2020	2019
Ordinary shares	6,083,872	6,028,128
Ordinary A shares	—	—
Ordinary B shares	5,296,549	5,296,549
	11,380,421	11,324,677
Warrants
The Company has issued equity instruments in the form of warrants issued in connection with the allotment of ordinary shares to investors since 2015. During the year ended December 31, 2019, 12,890 of warrants were exercised for less than $0.1 million. There were no issuances of warrants during the years ended December 31, 2020 and 2019. As of December 31, 2020 and 2019 there were 841,511 outstanding warrants to purchase the Company’s Ordinary shares, of which 726,678 were exercisable as of each year end and 114,833 are only exercisable upon an Exercisable Event (see Note 10). The 726,678 warrants exercisable at each year end and the 114,833 warrants exercisable upon an Exercisable Event have a weighted-average exercise price of $9.71 and $9.56 per warrant, respectively.

WEJO LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
10.   Share-Based Compensation
Enterprise Management Incentive Plan
In 2013, the Company established the Enterprise Management Incentive Plan (the “EMI Plan”) in order to issue equity awards to its employees and directors of the Company in the form of options to purchase either Ordinary or A Ordinary shares as a means to secure the benefits arising from capital share ownership. EMI Plans are tax-advantaged employee share option schemes designed for small and medium-sized companies in the U.K. The purposes of the EMI Plan are to promote the long-term financial interests and growth by attracting, retaining and motivating participants by means of growth-related equity incentives to achieve long term goals and to align the interests of the participants under the EMI Plan with those of the shareholders of the Company through opportunities for share-ownership in the Company.
The EMI Plan is administered by the Board and each option shall be set forth in writing in an option agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the participant. The exercise prices, vesting and other restrictions are determined by the Board, except that the exercise price per share be at least equal to the lesser of the fair market value (“FMV”) per share of Ordinary share on the option grant date or £0.00001. Shares reserved for issuance that are cancelled or terminated without having been exercised will again be available for issuance under the EMI Plan. As of December 31, 2018, the Company failed to meet the EMI gross assets requirement as its gross assets exceeded £30.0 million ($41.0 million at December 31, 2020), and therefore, no longer qualified to issue options under the EMI Plan.
Under the EMI Plan, the Company granted Employee Share Options to purchase A Ordinary shares and Ordinary shares that only vest and become exercisable upon (i) the sale of the whole business or assets of the Company; (ii) a takeover of the Company by an outside source; or (iii) the first occasion on which ordinary shares in the capital of the Company are permitted to be traded or dealt in on a relevant market (“Exercisable Event”). These events were not determined to be probable of occurring as of December 31, 2020 and 2019. As such, the Company has not recognized any compensation costs related to the awards. A summary of the changes in the Company’s Employee Share Options issued under the EMI Plan as of the year ended December 31, 2020 are as follows:
Options to purchase A Ordinary Shares	Number of Units Outstanding	Weighted Average Strike Price per Unit	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2019	804,065	$0.20	8.7	$1,686
Granted	—	$—
Exercised	—	$—
Forfeited	(93,634)	$0.20
Outstanding at December 31, 2020	710,431	$0.20	7.7	$11,910
Exercisable at December 31, 2020	—	$—	—	$—

WEJO LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Options to purchase Ordinary Shares	Number of Units Outstanding	Weighted Average Strike Price per Unit	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2019	27,574	$14.25	5.4	$—
Granted	—	$—
Exercised	—	$—
Forfeited/Expired	(17,850)	$13.11
Outstanding at December 31, 2020	9,724	$15.26	2.0	$73
Exercisable at December 31, 2020	—	$—	—	$—
The Company did not grant any options under the EMI Plan during the years ended December 31, 2020 and 2019.
Articles of Association
Subsequent to December 31, 2018, the Company issued options to purchase A Ordinary shares under its Articles of Association, as it no longer qualified to issue options under the EMI Plan. The options issued under the Articles of Association also only become exercisable upon an Exercisable Event, but unlike the options issued under the EMI Plan which expire 10 years after issuance, the options issued under the Articles of Association do not have an expiration date.
Options to purchase A Ordinary Shares	Number of Units Outstanding	Weighted Average Strike Price per Unit	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2019	2,123,070	$0.30	$1,243
Granted	3,236,932	$0.25
Exercised	—	$—
Forfeited	(2,323)	$0.25
Outstanding at December 31, 2020	5,357,679	$0.27	$64,431
Exercisable at December 31, 2020	—	$—	$—
The following table presents, on a weighted-average basis, the assumptions used in the Black-Scholes option-pricing model to determine the grant-date fair value of the options issued during the years ended December 31, 2020 and 2019:
	Year ended December 31,
	2020	2019
Expected term (in years)	2.0	2.0
Expected volatility	79.5%	54.4%
Risk-free interest rate	(0.1)%	0.8%
Expected dividend yield	0.0%	0.0%
Underlying fair value of Ordinary share	$0.15	$0.03
As of December 31, 2020, there was $8.6 million of unrecognized compensation cost related to options issued collectively under the EMI Plan and Articles of Association. The unrecognized compensation cost will be recognized upon an Exercisable Event becoming probable of occurring.

WEJO LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Exchange of equity awards
During the year ended December 31, 2019, 753,783 warrants to purchase A Ordinary Shares with an exercise price of £0.15 per share ($0.20 per share at December 31, 2020) held by eight individuals which were previously granted for services rendered prior to January 1, 2019, were exchanged for 753,783 options to purchase A Ordinary Shares with the hurdle amount of £220.0 million ($300.6 million at December 31, 2020) and an exercise price of £0.26 per share ($0.36 per share at December 31, 2020). Both the original and exchanged awards were issued under the Company’s Articles of Association. The Company treated the exchange as a modification to the warrants. The vesting performance condition of an Exercisable Event was present before and after the modification which was considered not probable and therefore the fair value of the modified equity awards will be recognized in the income statement once the vesting performance condition becomes probable.
During the year ended December 31, 2019, 262,883 warrants to purchase Ordinary Shares with an exercise price of £5.55 per share ($7.51 per share at December 31, 2020) held by the chief executive officer prior to January 1, 2019, were transferred to options to purchase 262,883 A Ordinary Shares with the hurdle amount of £220.0 million ($300.6 million at December 31, 2020) and an exercise price of £0.26 per share ($0.36 per share at December 31, 2020). Both the original and exchanged awards were issued under the Company’s Articles of Association. The exchange caused the award to change from it being fully vested to a vesting performance condition of an Exercisable Event which is considered not probable to be achieved. The compensation cost was recognized in full for the original award prior to January 1, 2019. No additional compensation cost has been recorded as a result of the modification.
11.   Advance Subscription Agreements
Between September 2019 and March 2020, the Company entered into advance subscription agreements (“ASAs”) with future investors resulting in gross proceeds of £5.6 million (approximately $7.1 million), of which £0.3 million (approximately $0.3 million) and £5.3 million (approximately $6.8 million) was received during the years ended December 31, 2020 and 2019, respectively. The ASAs were carried at fair value, pursuant to which, the associated liability was recorded at fair value and subsequently remeasured to fair value at each reporting date. During the years ended December 31, 2020 and 2019, the Company recognized losses of $1.8 million and gains of $0.1 million, respectively, in the consolidated statements of operations and comprehensive loss related to the change in the estimated fair value of the advanced subscription agreements (see Note 3).
The holders of the ASAs have the following rights:
Automatic Conversion Feature
Upon issuance of the ASAs, the occurrence of either a Series C round financing or share sale triggering a change of control, the principal will automatically convert at an amount equal to 75.0% of the share price paid by the investors in the financing, but not exceed the valuation cap of £26.45 per share ($36.16 per share at December 31, 2020) for certain investors who participated in the ASA. If neither the Series C round financing or any share sale triggering a change of control has occurred by December 31, 2020 (the “Long Stop Date”), the principal will automatically convert into ordinary shares of the Company at a prevailing price of £14.54 per ordinary share ($19.87 per share at December 31, 2020).
During the year ended December 31, 2020, the Company agreed with all but eleven of the ASA participants to extend the Long Stop Date for the issue of their shares to July 31, 2021. Those participants who did not agree to an extension were issued 55,744 ordinary shares on December 31, 2020 based on the conversion of the original Long Stop Date.

WEJO LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
12.   Convertible Loans
In July 2020, the Company executed the Convertible Loan Agreement under which certain persons agreed to make convertible loans to the Company amounting to an aggregate of $12.6 million. In November 2020 and December 2020, the Company received additional convertible loans for an aggregate principal amount of $0.1 million and $14.1 million, respectively (collectively with the July 2020 issuance, the “Loans”).
The Loans bear interest at a fixed rate of 8.0% per annum until the earlier of July 21, 2023 (the “Maturity Date”) or the date on which they are redeemed or converted. Upon the Maturity Date, the Loans convert into the most senior class of shares in the Company at a price per share equal to 60.0% of the lowest price per share paid by an investor in the then most recent equity financing, subject to cap on the price per share at which the Loans convert into shares in the Company, determined by dividing a valuation cap for the Company of £206.5 million by the number of shares comprising the Company’s fully diluted share capital at the relevant time (the “Valuation Cap”).
In the event of an equity financing round, whereby the Company raises an amount equal to at least the aggregate amount of the Loans received by the Company at the time of such financing round, in newly committed capital prior to the Maturity Date from one or a series of related issuances of shares to investors (“Qualified Financing”), all outstanding principal and accrued interest will convert into the most senior class of shares with identical rights and preferences as attached to, and with the same obligations as, the securities issued to the investors in the Qualified Financing (including any warrants, options, bonus shares or other economic rights made available to investors in such Qualified Financing) at a price per share equal to 60.0% of the lowest price per share paid by an investor in the Qualified Financing, subject to the Valuation Cap.
In the event of an equity financing round that is not a Qualified Financing (“Non-Qualified Financing”), holders of the majority of the Loans then outstanding (excluding the single largest holder of the Loans) have the option to convert all the outstanding principal and unpaid interest of the Loans into the most senior class of shares with identical rights and preferences as attached to, and with the same obligations as, the securities issued to the investors in the Non-Qualified Financing (including any warrants, options, bonus shares or other economic rights made available to investors in such Non-Qualified Financing) at a price per share equal to 60.0% of the lowest price per share paid by an investor in the Non-Qualified Financing, subject to the Valuation Cap.
Upon a change of control in the Company, sale of all or substantially all of the group’s undertaking and assets, or an admission of all or any of the Company’s shares or securities to trading on certain exchanges (each, an “Exit”), the Loans will convert into the most senior class of shares in the Company in issue at the time of the Exit where: (i) a lender would receive a greater amount as cash consideration on an Exit for the sale of the shares that are issued to it on conversion of its Loan than it would otherwise receive had it been repaid its Loan with a redemption premium equal to 100% of the principal amount outstanding (the “Redemption Premium”); or (ii) the Lenders would receive any non-cash consideration for the sale of such shares (unless the single largest holder of the Loans (in respect of its Loan) or a majority the other lenders (in respect of the remaining loans) elect to redeem their loans), in each case at a price per share equal to 60.0% of the lowest price per share paid by an investor in the then most recent equity financing, subject to the Valuation Cap.
Upon an event of default, including failure to comply with the Company’s payment and other obligations under the Loans, the outstanding principal and accrued interest, together with the Redemption Premium, becomes due and payable.
Rather than allow their Loans to convert on whichever applies of: (i) the Maturity Date, (ii) the date of a Qualified Financing, (iii) Non-Qualified Financing, or (iii) an Exit, a majority of the lenders (in respect of the remaining loans) may elect to receive repayment of their Loans together with the Redemption Premium.

WEJO LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
The Loans are not voluntarily redeemable or prepayable at the election of the Company — redemption or prepayment of the Loans requires the prior written consent of each Lender.
The Company assessed whether an immediate beneficial conversion feature (“BCF”) existed with regards to the conversion option upon maturity at each issuance of the Loans. A beneficial conversion feature exists when convertible instruments are issued with an initial “effective conversion price” that is less than the fair value of the underlying share. The Company determined that there was a BCF associated with such conversion feature upon issuance of the December 2020 Loans and recorded a total BCF of $9.1 million to additional paid-in capital on the consolidated balance sheet, representing the intrinsic value of the in-the-money portion of the conversion option upon maturity, with an offsetting reduction to the carrying amount of the December 2020 Loans as a debt discount upon issuance.
The Company concluded that the conversions in the event of a Qualified Financing and Non-Qualified Financing represented redemption features and, along with the redemption features upon an Exit and an event of default, each met the definition of embedded derivative that was required to be accounted for as a separate unit of accounting (see Note 3).
The Company recorded the combined issuance-date fair value of the derivative liabilities of $25.0 million as a derivative liability in the Company’s consolidated balance sheets. The offsetting debt discount is limited to the proceeds allocated to the Loans. After reducing the carrying value of the December 2020 Loans by the BCF of $9.1 million and debt issuance costs of $0.5 million, the issuance-date fair value of the derivative liabilities associated with the December 2020 Loans exceeded its allocated proceeds by $13.1 million. As a result, the carrying value of the December 2020 Loans was reduced to zero and a loss on issuance of $13.1 million was recorded on the consolidated statements of operations and comprehensive loss.
The discounted carrying amount of the Loans is accreted to the mandatory redemption amount, equal to the aggregate of the principal, accrued interest, and Redemption Premium, through the stated redemption date of July 21, 2023.
As of December 31, 2020, the fair value of the derivative liability was $35.0 million, with the change of $8.7 million being recorded as a loss on the consolidated statements of operations and comprehensive loss during the year ended December 31, 2020.
As of December 31, 2020, the value of the Loans, measured at amortized cost, was $6.1 million, inclusive of a debt discount of $20.7 million, and was classified as a long-term liability on the Company’s consolidated balance sheets. The accretion of amortized cost of $1.1 million was recorded in interest expense, net on the consolidated statements of operations and comprehensive loss during the year ended December 31, 2020.
13.   Income Taxes
The Company had no income tax expense or benefit for the years ended December 31, 2020 and 2019. The Company has incurred net operating losses for all the periods presented.
Net loss consisted of the following (in thousands):
	December 31, 2020	December 31, 2019
Domestic (UK)	$(54,472)	$(28,240)
Foreign (US)	(403)	(786)
Net loss	$(54,875)	$(29,026)

WEJO LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
A reconciliation of income tax expense computed at the statutory U.K. income tax rate to income taxes as reflected in the consolidated financial statements is as follows:
	December 31, 2020	December 31, 2019
Benefit for income taxes at the statutory rate	19.0%	19.0%
State taxes, net of federal benefit	0.0%	0.2%
Permanent differences	(5.4)%	(0.0)%
Foreign rate differential	0.0%	0.0%
Change in valuation allowance	(13.6)%	(19.2)%
Effective income tax rate	0.0%	0.0%
Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2020 and 2019, consist of the following (in thousands):
	December 31, 2020	December 31, 2019
Deferred tax assets
Net operating loss carryforwards	$25,105	$12,995
Cash to accrual	—	4,276
Other	—	2
Total deferred tax assets	$25,105	$17,273
Valuation allowance	(22,511)	(16,797)
Net deferred tax assets	$2,594	$476
Deferred tax liabilities
Depreciation and amortization	(287)	(476)
Debt discount	(1,747)	—
Other	(560)	—
Net deferred tax liability	(2,594)	(476)
Net deferred tax assets (liability)	$—	$—
As of December 31, 2020 and 2019, the Company had U.K. net operating loss carry forwards of approximately $98.1 million and $60.2 million, respectively, and U.S. federal net operating loss carry forwards of approximately $23.2 million and $5.6 million, respectively, that can be carried forward indefinitely. As of December 31, 2020 and 2019, the Company had U.S. state net operating loss carry forwards of approximately $23.0 million and $5.5 million, respectively, that begin to expire in 2038.
Changes in the valuation allowance for deferred tax assets during the years ended December 31, 2020 and 2019, related primarily to the increases in net operating loss carryforwards and research and development tax credit carryforwards and were as follows (in thousands):
	December 31, 2020	December 31, 2019
Valuation allowance at beginning of year	$16,797	$11,198
Increases recorded to income tax provision	7,461	5,599
Decreases recorded to additional paid-in capital	(1,747)	—
Valuation allowance at end of year	$22,511	$16,797

WEJO LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Future realization of the tax benefits of existing temporary differences and net operating loss carryforwards ultimately depends on the existence of sufficient taxable income within the carryforward period. As of December 31, 2020 and 2019, the Company performed an evaluation to determine whether a valuation allowance was needed. The Company considered all available evidence, both positive and negative, which included the results of operations for the current and preceding years. The Company determined that it was not possible to reasonably quantify future taxable income and determined that it is more likely than not that all of the U.K. deferred tax assets will not be realized. Accordingly, the Company maintained a full valuation allowance against its net deferred tax assets as of December 31, 2020 and 2019.
The Company applies the authoritative guidance on accounting for and disclosure of uncertainty in tax positions, which requires the Company to determine whether a tax position of the Company is more likely than not to be sustained upon examination, including resolution of any related appeals of litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon the ultimate settlement with the relevant taxing authority. There were no material uncertain tax positions as of December 31, 2020 and 2019.
The Company and its subsidiaries file income tax returns in the U.K. and U.S. To the extent the Company has tax attribute carryforwards, the tax years in which the attribute was generated may still be adjusted upon examination by the federal, state, or foreign tax authorities, if such tax attributes are utilized in a future period.
The Company will recognize interest and penalties related to uncertain tax positions in income tax expense when in a taxable income position. As of December 31, 2020 and 2019, the Company had no accrued interest or penalties related to uncertain tax positions and no amounts have been recognized in the Company’s Statement of operations and comprehensive loss.
14.   Net Loss Per Share
Basic and diluted net loss per share attributable to ordinary shareholders was calculated as follows (in thousands, except share and per share amounts):
	Year Ended December 31,
	2020	2019
Numerator:
Net loss	$(57,095)	$(28,007)
Net loss attributable to ordinary shareholders – basic and diluted	$(57,095)	$(28,007)
Denominator:
Weighted-average number of ordinary shares used in net loss per share – basic and diluted	11,324,677	11,319,777
Net loss per share – basic and diluted	$(4.85)	$(2.56)
The Company’s potentially dilutive securities, which include share options and warrants have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of ordinary shares outstanding used to calculate both

WEJO LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
basic and diluted net loss per share attributable to ordinary shareholders is the same. The following potentially dilutive securities have been excluded from the calculation of diluted net loss per share due to their anti-dilutive effect:
	Year Ended December 31,
	2020	2019
Options to purchase A ordinary shares	6,068,110	2,927,135
Options to purchase ordinary shares	9,724	27,574
Warrants to purchase ordinary shares	841,511	841,511
	6,919,345	3,796,220
The Company also had convertible loans outstanding as of the year ended December 31, 2020 and ASAs outstanding as of the year ended December 31, 2020 and December 31, 2019, each of which could obligate the Company to issue shares of ordinary shares upon the occurrence of various future events at prices and in amounts that are not determinable until the occurrence of those future events. Because the necessary conditions for the conversion of these instruments had not been satisfied during the year ended December 31, 2020, the Company has excluded these instruments from the table above and the calculation of diluted net loss per share. See Note 11, Advanced Subscription Agreements, and Note 12, Convertible Loans, for additional details.
15.   Employee Benefit Plans
In the U.K., the Company makes contributions into salary sacrifice pensions on behalf of its employees. The Company paid $0.2 million and $0.1 million in contributions during the years ended December 31, 2020 and 2019, respectively.
16.   Commitments and Contingencies
Legal Proceedings
From time to time, the Company may be a party to litigation or subject to claims incident to the ordinary course of business. Although the results of litigation and claims cannot be predicted with certainty, the Company currently believes that the final outcome of these ordinary course matters will not have a material adverse effect on its business. Regardless of the outcome, litigation can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors.
On December 31, 2020, the Company settled a proceeding in which it is obligated to pay $4.0 million in connection with a license agreement. This amount was recorded in accrued expenses and other current liabilities during the year ended December 31, 2019 when the claim was issued and deemed probable. The claim is covered under the Company’s insurance policy and the Company has recorded a receivable in prepaid and other current assets on the consolidated balance sheets related to the insurance receivable of $4.0 million. The claim was settled in January 2021.
The Company does not believe there are any other probable pending legal proceedings that will have a material impact on the Company’s consolidated balance sheet or consolidated statement of operations and comprehensive loss and did not have contingency reserves established for any liabilities as of December 31, 2020 and 2019.
Lease Agreements
As of December 31, 2020, Company’s corporate headquarters is located in Manchester, U.K. The lease will expire in April 2022.

WEJO LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
The Company recorded rent expense totaling $0.8 million and $0.4 million for the years ended December 31, 2020 and 2019, respectively. Future minimum lease payments as of December 31, 2020 are as follows (in thousands):
Year Ended December 31,
2021	$799
2022	266
Total minimum lease payments	$1,065
17.   Restructuring
On April 21, 2020, Management committed to a restructuring plan in response to the changes in business and economic conditions arising as a result of the COVID-19 pandemic. The plan was designed to support the Company’s long-term financial resilience, simplify its operations, strengthen its competitive positioning and better serve its customers. As a result of the plan, the Company recognized restructuring charges of $0.1 million, $0.1 million, $0.2 million, and $0.1 million in cost of revenue, technology and development, sales and marketing, and general and administrative, respectively, in the consolidated statement of operations and comprehensive loss during the year ended December 31, 2020. Restructuring costs recognized and paid during the year ended December 31, 2020 included the following (in thousands):
Severance payments	$409
Legal costs	13
Office closure and relocation	3
$425
As part of the restructuring plan, the Company issued 2,721,465 options to purchase A Ordinary Shares during the year ended December 31, 2020 with a grant date fair value of $0.3 million. Due to the options only vesting and becoming exercisable upon an Exercisable Event, no share-based compensation expense was recognized during year ended December 31, 2020. The unrecognized compensation cost will be recognized upon an Exercisable Event becoming probable of occurring. See Note 10 for information on share-based compensation.
18.   Related Party Transactions
General Motors
The Company is party to a (i) Data Sharing Agreement, dated December 21, 2018 (see Note 7), (ii) Advanced Subscription Agreement, dated December 13, 2019 (see Note 11) and (iii) Convertible Loan Agreement, dated July 21, 2020 (see Note 19), with General Motors. General Motors currently holds more than 5.0% of the Company’s equity.
Pursuant to the terms of the Data Sharing Agreement, the Company and General Motors share fees with respect to data licenses that support the opportunities for licensing of connected vehicle data. During the years ended December 31, 2020 and 2019, the Company recorded $2.4 million and $0.5 million, respectively, as a reduction to revenue, net on the consolidated statements of operations and comprehensive loss for revenue sharing amounts owed to General Motors.
Pursuant to the terms of the Advanced Subscription Agreement, General Motors invested an advance of $3.5 million in December 2019 to fund the Company's next round of capital raising.
Pursuant to the terms of a Facility Agreement dated February 21, 2020 and amended on July 21, 2020, General Motors loaned $10.0 million to the Company in 2020, at interest rate of 12.0%. The initial term of the Facility Agreement was three months. In July 2020, the Company had a troubled debt restructuring that

WEJO LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
modified the facility to extend the term until December 31, 2021. The Company expensed $0.3 million of legal fees related to the modification during the year ended December 31, 2020. As of December 31, 2020, the loan principal was recorded to debt to related parties on the consolidated balance sheets and accrued interest of $1.0 million was recorded to accrued expenses and other current liabilities. The interest expense was recorded to interest expense on the consolidated statements of operations and comprehensive loss during the year ended December 31, 2020.
As of December 31, 2020 and 2019, the Company had $2.8 million and $0.4 million, respectively, recorded to accounts payable on the consolidated balance sheets for amounts owed to General Motors.
Chief Executive Officer
The Chief Executive Officer (“CEO”) of Wejo currently holds more than 5.0% of Wejo’s equity. The CEO also serves as a director of another company that entered into a service agreement with Wejo, dated March 20, 2020, under which the company agreed to provide certain proof of concept analysis and autonomous vehicle simulation services to Wejo.
Chairman of the Board of Directors
The Chairman of the Board of Directors of Wejo currently holds more than 5.0% of Wejo’s equity. The Chairman of the Board of Directors also serves as a director of two other companies. Wejo and one of the companies entered into two service agreements dated February 12, 2020 and December 1, 2020 under which the company agreed to provide certain consulting and related services to Wejo. Pursuant to the terms of the agreement, Wejo paid the company $0.3 million in fees during the year ended December 31, 2020 for professional services rendered by the company.
Wejo and the Chairman of the Board of Directors entered into a Letter of Appointment, dated November 21, 2017 and an additional Letter of Appointment, dated December 1, 2017 (the “Letters of Appointment”). Pursuant to the Letters of Appointment, the Chairman of the Board of Directors agreed to provide certain consulting and related services to Wejo. Pursuant to the terms of the Letters of Appointment, the Chairman of the Board of Directors received $0.1 million and less than $0.1 million during the years ended December 31, 2020 and 2019, respectively, for professional and advisory services.
Director on the Board of Directors
A director on the Board of Directors of Wejo currently holds more than 5.0% of Wejo’s equity. A director on the Board of Directors also serves as a director of another company. Wejo and the other company entered into a Consultancy Agreement, dated September 23, 2015, under which the company agreed to provide certain consulting and related services to Wejo. Pursuant to the terms of the Consultancy Agreement, the director received $0.6 million and $0.2 million in fees in the years-ended December 31, 2020 and 2019, respectively, for professional and capital raising services rendered on behalf of the company.
Director Loans
As of December 31, 2020 and 2019, the Company’s debt from related parties on the consolidated balances sheets included $0.1 million and $0.2 million, respectively, owed to two directors of the Company.
19.   Subsequent Events
2021 Convertible Loans
Between January 2021 and April 2021, as part of the Convertible Loan Agreement (see Note 12), the Company issued additional convertible loans to investors for an aggregate principal amount of $21.0 million, including $4.8 million to General Motors. The convertible loans issued in 2021 have the same terms as the Loans issued during the year ended December 31, 2020 (see Note 12).

WEJO LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Fixed Rate Secured Loan Notes Issuance
In April 2021, the Company entered a loan note instrument agreement in which it issued fixed rate secured loan notes in a principal amount of $21.5 million that bears interest at a fixed per annum rate of 9.2% until its maturity date in April 2024. Pursuant to the agreement, the Company has the option to issue further notes in a principal amount of up to $21.5 million. In April 2021, the Company used $10.8 million of the proceeds to repay its outstanding debt balance and fees owed to General Motors under the credit facility (see Note 18).
Arma Partners LLP Legal Claim
In April 2021, Arma Partners LLP (“Arma”), filed a lawsuit against the Company in the Royal Courts of Justice, London, England. In the lawsuit Arma claim a declaration from the Court that Arma is entitled to remuneration arising from a successful acquisition of the Company, in the event it occurs. Arma’s claim is disputed and is being defended in its entirety. The Company is unable to estimate what, if any, liability may result from this litigation.
Agreement and Plan of Merger
On May 28, 2021, the Company entered into a definitive agreement and plan of merger (“Merger Agreement”) with Virtuoso Acquisition Corp. (“Virtuoso”). Virtuoso is a blank check company incorporated in Delaware and was formed to acquire one or more operating businesses through a business combination. Under the terms of the proposed transaction, Virtuoso and the Company will combine under a new holding company, Wejo Group Limited, which will be domiciled in Bermuda and is expected to be listed on NASDAQ under the symbol "WEJO." The transaction will be accounted for as a reverse recapitalization and the Company has been determined to be the accounting acquirer.
In May 2021, in connection with the execution of the Merger Agreement, Virtuoso entered into subscription agreements with the PIPE investors, pursuant to which such PIPE investors have agreed to purchase an aggregate of 10,000,000 shares of Wejo Group Limited common shares in a private placement at a price of $10.00 per share for an aggregate commitment of $100.0 million.
In June 2021, Virtuoso entered into additional subscription agreements with the PIPE investors to issue an additional 2,500,000 shares of Wejo Group Limited common shares in a private placement at a price of $10.00 per share for an aggregate commitment of an additional $25.0 million. The closing of the PIPE investment is contingent on conditions set forth in the Merger Agreement and other customary closing conditions.

WEJO LIMITED
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash	$15,275	$14,421
Accounts receivable, net	609	688
Prepaid expenses and other current assets, including due from related party of $1,507 and nil, respectively (Note 4)	10,976	6,053
Total current assets	26,860	21,162
Property and equipment, net (Note 4)	485	320
Intangible assets, net (Note 4)	10,297	10,946
Total assets	$37,642	$32,428
Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable, including due to related party of nil and $2,407, respectively	$4,808	$4,890
Accrued expenses and other current liabilities (Note 4)	14,754	9,891
Advanced subscription agreement, including due to related party of $8,179 and $4,333, respectively (Note 3)	14,914	8,098
Debt to related parties (Note 13)	177	10,129
Total current liabilities	$34,653	33,008
Non-current liabilities:
Convertible loan notes (Note 9)	7,894	6,130
Derivative liability (Note 9)	128,357	34,982
Long term debt, net of unamortized debt discount and debt issuance costs (Note 10)	17,113	—
Other non-current liabilities	—	84
Total liabilities	188,017	74,204
Commitments and contingencies (Note 14)
Shareholders’ deficit: (Note 6)
Ordinary shares, £0.01 par value 6,083,872 shares authorized, issued and outstanding as of June 30, 2021 and December 31, 2020	87	87
B Ordinary shares, £0.01 par value 5,296,549 shares authorized, issued and outstanding as of June 30, 2021 and December 31, 2020	67	67
Additional paid-in capital	132,023	104,799
Accumulated deficit	(283,028)	(146,770)
Accumulated other comprehensive income	476	41
Total shareholders’ deficit	(150,375)	(41,776)
Total liabilities and shareholders’ deficit	$37,642	$32,428
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

WEJO LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)
	Six Months Ended June 30,
	2021	2020
Revenue, net (Note 5)	$847	$523
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	2,342	874
Technology and development	6,495	3,098
Sales and marketing	6,139	3,301
General and administrative	7,949	4,825
Depreciation and amortization	2,155	2,247
Total costs and operating expenses	25,080	14,345
Loss from operations	(24,233)	(13,822)
Loss on issuance of convertible loan notes	(44,242)	—
Change in fair value of derivative liability (Note 3)	(56,616)	—
Change in fair value of advanced subscription agreements, including due to related party of ($3,820) and $673, respectively (Note 3)	(6,765)	1,416
Interest expense	(4,317)	(427)
Other income (expense), net	(85)	650
Net loss	(136,258)	(12,183)
Other comprehensive loss:
Foreign currency exchange translation adjustment	435	(345)
Total comprehensive loss	$(135,823)	$(12,528)
Net loss per ordinary share — basic and diluted (Note 11)	$(11.97)	$(1.08)
Weighted-average basic and diluted ordinary shares	11,380,421	11,324,677
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

WEJO LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT
(in thousands, except share amounts)
	Ordinary Shares		B Ordinary Shares		Additional Paid-in Capital	Subscription Receivable	Other Comprehensive Income (loss)	Accumulated Deficit	Shareholders’ Deficit
	Shares	Value	Shares	Value
Balance at December 31, 2020	6,083,872	$87	5,296,549	$67	$104,799	$—	$41	$(146,770)	$(41,776)
Debt discount related to beneficial conversion feature of convertible loans (Note 9)	—	—	—	—	27,224	—	—	—	27,224
Unrealized gain on foreign currency translation	—	—	—	—	—	—	435	—	435
Net loss	—	—	—	—	—	—	—	(136,258)	(136,258)
Balance at June 30, 2021	6,083,872	$87	5,296,549	$67	$132,023	$—	$476	$(283,028)	$(150,375)
Balance at December 31, 2019	6,028,128	$86	5,296,549	$67	$94,315	$(1,004)	$2,261	$(91,895)	$3,830
Proceeds received for B ordinary Shares	—	—	—	—	—	1,004	—	—	1,004
Unrealized loss on foreign currency translation	—	—	—	—	—	—	(345)	—	(345)
Net loss	—	—	—	—	—	—	—	(12,183)	(12,183)
Balance at June 30, 2020	6,028,128	$86	5,296,549	$67	$94,315	$—	$1,916	$(104,078)	$(7,694)
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

WEJO LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Six Months Ended June 30,
	2021	2020
Operating activities
Net loss	$(136,258)	$(12,183)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense	2,245	—
Loss on issuance of convertible loan notes	44,242	—
Loss on disposal of property and equipment	(4)	—
Depreciation and amortization	2,155	2,247
Non-cash loss on foreign currency remeasurement	(96)	258
Changes in fair value of advanced subscription	6,765	(1,416)
Changes in fair value of derivative liability	56,616	—
Changes in operating assets and liabilities:
Accounts receivable	79	(109)
Prepaid expenses and other current assets	2,795	383
Accounts payable	2,547	1,662
Accrued expenses and other liabilities	(358)	508
Net cash used in operating activities	(19,272)	(8,650)
Investing activities
Purchases of property and equipment	(251)	(54)
Development of internal software	(1,250)	(2,492)
Net cash used in investing activities	(1,501)	(2,546)
Financing activities
Proceeds from issuance of ordinary shares, net of issuance costs	—	1,004
Proceeds from issuance of advance subscription, net of issuance costs	—	346
Proceeds from issuance of convertible loans	16,222	—
Payment of issuance costs of convertible loans	(1,004)	—
Net proceeds from issuance of long-term debt	17,265	—
Payment of issuance costs of long-term debt	(638)	—
Proceeds from other loan	—	84
Proceeds from issuance of related party debt	35	10,171
Repayment of other loan	(84)	—
Repayment of related party debt	(10,000)	—
Payment of deferred financing costs	(400)	—
Net cash provided by financing activities	21,396	11,605
Effect of exchange rate changes on cash	231	(406)
Net increase in cash	854	3
Cash at beginning of period	14,421	1,295
Cash at end of period	$15,275	$1,298
Non-cash financing activities
Property and equipment purchases in accounts payable	$45	$—
Deferred offering costs included in accounts payable and accrued expenses	$5,404	$—
Convertible note issued through settlement of accounts payable and recognition of prepaid revenue share costs	$4,832	$—
Supplemental cash flow information
Interest paid	$863	$—
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

WEJO LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1.   Nature of the Business
Wejo Limited (the “Company”) is a private limited liability company incorporated under the laws of England and Wales on December 13, 2013 and is an early leader in the connected vehicle data market. Connected vehicles contain hundreds of data sensors, emitting information such as location, speed, direction and events such as braking, temperature and weather conditions. This data creates intelligence, in near real-time and historically, that is unavailable from any other source.
The Company ingests and standardizes this data, mainly in the United States, through its internally developed data exchange platform (“Wejo ADEPT”). The Company’s products enable customers such as departments of transportation, retailers, construction firms and research departments to unlock unique insights about journeys, cities, electric vehicle usage, safety and more.
The Company is comprised of five wholly-owned subsidiaries with its primary offices located in Manchester, England. In addition to its primary office, Wejo Concierge UK Ltd, is also located in the United Kingdom (the “U.K.”), and Wejo California Corp, Wejo Data Services Inc, Wejo Services Inc, and Wejo Inc are located in the United States (the “U.S.”).
Products and services
The Company partners with the world’s leading automotive manufacturers to standardize connected car data through Wejo ADEPT platform, including traffic intelligence, identifying high frequency vehicle movements and identifying common driving events and trends.
Wejo ADEPT is a cloud-based data exchange platform that makes sharing and accessing huge volumes of connected car data simple by removing all of the barriers and maximizing the intrinsic value in car data for drivers, vehicle manufacturers and businesses of all kinds. The Wejo ADEPT platform interfaces with the electronic data within vehicles from manufacturers which have agreed to use the platform to obtain certain vehicle data which can be used by the manufacturers and other private and public sector businesses for advanced analysis, machine learning and rapid insights. The Wejo ADEPT platform also includes flexible implementation options and adaptable interfaces to ensure a successful and rapid roll out across any territory. In addition, Wejo ADEPT’s compliance wrappers ensure legal and legislative assurance, including country, federal, state and local variations.
Wejo ADEPT is hosted by cloud data centers, and as a function of this central hosting, the Wejo ADEPT platform operates in a multi-tenancy environment, whereby all customers share the same standardized raw car data. The end users of the Wejo ADEPT platform can only access the data through a licensing agreement and do not have the ability to take possession of the software itself.
The Company has two primary product lines, Data Marketplace and SaaS Solutions. Each product line utilizes the Company’s exclusive, proprietary dataset that is derived from the vehicle sensors of the connected vehicles of its OEM preferred partners. In the Data Marketplace, the Company licenses the use of data and licenses software analytical tools that interpret the dataset to customers. In the SaaS Solutions business, the Company licenses software analytical tools to OEMs that interpret the dataset to improve the management of their operations and support the improvement of the automotive customers’ experience with the OEM.
Going Concern
In accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

WEJO LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As is common to early-stage companies with limited operating histories, the Company is subject to risks and uncertainties such as its ability to influence the connected vehicle market; invest in technology, resources and new business capabilities; maintain and grow the customer base; secure additional capital to support the investments needed for its anticipated growth; comply with governing laws and regulations; and other risks and uncertainties. To manage these risks and uncertainties while growing as expected, the Company will make significant investments and will therefore need to raise substantial capital during its loss-making period.
The Company has incurred operating losses and negative cash flows from operations since inception and expects to continue to incur negative cashflows from operations for the foreseeable future. As the Company makes investments to increase the markets and customers it serves, the operating losses are expected to increase until the company reaches the necessary scale to generate cash profits from operations. The Company has historically relied on private equity offerings and debt financings, and to a limited extent revenue from customers to fund its operations. As of June 30, 2021 and December 31, 2020, the Company had an accumulated deficit of $283.0 million and $146.8 million, respectively.
The Company expects to continue incurring losses for the foreseeable future and is required to raise additional capital to fund its operations. In the near-term, the Company expects to raise capital primarily from two sources: additional debt capital through its Loan Note Instrument Agreement, third-party debt and from its business combination with Virtuoso Acquisition Corporation (“Virtuoso”). Management believes that the Company will continue to have access to capital resources through debt financings, the public markets after the completion of the business combination, including additional equity offerings, and other potential capital options; as well as cash inflows through its anticipated revenue base from customers. There can be no assurance that the Company will complete the business combination or be able to obtain additional financing on terms acceptable to the Company, on a timely basis or at all, or to grow its revenues. If the Company is unable to secure additional capital through this anticipated business combination or other sources such as private equity or debt, it will be required to reduce expenses to conserve its cash in amounts sufficient to sustain operations at a reduced level and meet its obligations until additional capital can be raised. The Company has previously reduced headcount and overheads in order to conserve its cash and expects to be able to implement similar actions in the future if required.
Before any reductions in expenses and based on the Company’s current level of expenditures after considering the Company’s cash balance of $15.3 million as of June 30, 2021, along with the proceeds from the issuance of convertible loans and debt financing secured in 2021 (see Note 14), the Company believes that it will need funding by the second quarter of 2022 to continue operations at the current level, satisfy its obligations and fund the future expenditures including the committed transaction costs relating to the planned business combination. The Company closed in July 2021 additional fixed rate secured loan notes totaling $10.0 million and expects to close a further $11.5 million of fixed rate secured loan notes later in the third quarter of 2021. In conjunction with the business combination with Virtuoso, which is expected to close during the fourth quarter of 2021, the Company expects to raise $355 million from its committed PIPE and from Virtuoso’s cash in trust, before potential redemptions and transaction expenses. Should the closing of these latter two capital raises be delayed, the Company will need to identify alternative sources of capital and/or reduce expenses as noted above by the second quarter of 2022.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. There can be no assurance that the Company will achieve or sustain positive cashflows from financing or can reduce sufficiently its expenses. If the Company is unable to maintain adequate liquidity, future operations will need to be scaled back or discontinued. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not reflect any adjustments relating to the recoverability and reclassification of assets and liabilities that might be necessary from the outcome of this uncertainty.

WEJO LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
2.   Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of Wejo Limited and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated upon consolidation.
Unaudited Condensed Consolidated Financial Statements
The accompanying condensed consolidated balance sheet at June 30, 2021, and the condensed consolidated statements of operations and comprehensive loss, statements of shareholders’ deficit and statements of cash flows for the six months ended June 30, 2021 and 2020 are unaudited. The condensed consolidated interim financial statements have been prepared on the same basis as the audited annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments necessary for the fair presentation of the Company’s financial position at June 30, 2021 and the results of its operations and its cash flows for the six months ended June 30, 2021 and 2020. The financial data and other information disclosed in these notes related to the six months ended June 30, 2021 and 2020 are also unaudited. The results for the six months ended June 30, 2021 are not necessarily indicative of results to be expected for the full year or for any other subsequent interim period. Certain information and footnote disclosures normally included in annual consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, these unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes included elsewhere in this prospectus.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue and expenses, and the disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and accompanying notes. Significant estimates and assumptions reflected in these unaudited condensed consolidated financial statements and accompanying notes include, but are not limited to, the fair value of the Company’s ordinary shares, derivative liability, advanced subscription agreements, income taxes, software development costs and the estimate of useful lives with respect to developed software, warrants, and accounting for share-based compensation. Although the Company believes that its estimates, assumptions, and judgments are reasonable, they are based upon information available at the time. Actual results may differ significantly from these estimates under different assumptions, judgments or conditions.
Net Loss per Share
The Company has reported losses since inception and has computed basic net loss per share attributable to ordinary shareholders by dividing net loss attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding for the period, without consideration for potentially dilutive securities. The Company computes diluted net loss per ordinary share after giving consideration to all potentially dilutive ordinary shares, including warrants and share options, outstanding during the period determined using the treasury-share and if-converted methods, except where the effect of including such securities would be antidilutive. Because the Company has reported net losses since inception, these potential ordinary shares have been anti-dilutive and basic and diluted loss per share were the same for all periods presented.
Recently Issued Accounting Pronouncements Not Yet Adopted
In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”). ASU 2016-02 will require lessees to recognize most leases on their balance sheet as a right-of-use asset and a lease liability. Leases will

WEJO LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
be classified as either operating or finance, and classification will be based on criteria similar to current lease accounting, but without explicit bright lines. As an emerging growth company (“EGC”), the Company will adopt the guidance with nonpublic entities during the annual reporting periods beginning after December 15, 2021 and interim periods beginning after December 15, 2022. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of ASU 2016-02 will have on its financial statements.
In June 2019, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”) and also issued subsequent amendments to the initial guidance, ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-10,
ASU 2019-11, ASU 2020-02, and ASU 2020-03 (collectively, “Topic 326”), to introduce a new impairment model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses. Topic 326 requires financial assets measured at amortized cost to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions and reasonable and supportable forecasts that affect the collectability of the reported amounts. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. For non-public companies, Topic 326 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the impact of its pending adoption of Topic 326 on its consolidated financial statements.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify the accounting for income taxes. This update removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. The new standard will be effective beginning April 1, 2022. The Company does not expect the adoption of ASU 2019-12 to have a material impact on the Company’s consolidated financial statements.
In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40), which simplifies the accounting for convertible instruments by removing major separation models required under current guidance. ASU 2020-06 also removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for annual reporting periods beginning after December 15, 2021, including interim periods within those annual reporting periods, with early adoption permitted. The Company is currently evaluating the impact ASU 2020-06 will have on its consolidated financial statements and related disclosures.
3.   Fair Value Measurements
Liabilities that are measured at fair value on a recurring basis, and the level of the fair value hierarchy utilized to determine such fair values, consisted of the following as of June 30, 2021 (in thousands):
	Fair Value Measurements
	Level 1	Level 2	Level 3	Total
Liabilities:
Advanced subscription agreements	$—	$—	$14,914	$14,914
Derivative liability (Note 9)	—	—	128,357	128,357
Total	$—	$—	$143,271	$143,271

WEJO LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Liabilities that are measured at fair value on a recurring basis, and the level of the fair value hierarchy utilized to determine such fair values, consisted of the following as of December 31, 2020 (in thousands):
	Fair Value Measurements
	Level 1	Level 2	Level 3	Total
Liabilities:
Advanced subscription agreements	$—	$—	$8,098	$8,098
Derivative liability	—	—	34,982	34,982
Total	$—	$—	$43,080	$43,080
There were no transfers into or out of Level 3 instruments and/or between Level 1 and Level 2 instruments during the six months ended June 30, 2021 and 2020.
The following table provides a roll forward of the aggregate fair value of the Company’s advanced subscription agreements and derivative liability (in thousands):
	Advanced Subscription Agreements	Derivative Liability
Balance as of December 31, 2020	$8,098	$34,982
Initial fair value of derivative liability	—	36,870
Change in estimated fair value	6,765	56,616
Foreign currency translation loss (gain)	51	(111)
Balance as of June 30, 2021	$14,914	$128,357
The changes in estimated fair value are recorded on the consolidated statements of operations and comprehensive loss and the foreign currency translation losses are recorded in the foreign currency translation adjustment in other comprehensive loss in the unaudited condensed consolidated statements of operations and comprehensive loss. The advanced subscription agreements and derivative liability were valued using a scenario-based analysis. Five primary scenarios were considered: qualified financing, unqualified financing, merger or acquisition, held to maturity, and insolvency. The value of the advanced subscription agreements and derivative liability under each scenario were probability weighted to arrive at their respective estimated fair values.
The following table summarizes the significant unobservable inputs that are included in the valuation of derivative liability as of June 30, 2021 and December 31, 2020:
	June 30, 2021		December 31, 2020
Unobservable Inputs	Input Value or Range	Weighted Average(1)	Input Value or Range	Weighted Average(1)
Probability of scenarios:
Qualified financing	5.0%	5.0%	20.0%	20.0%
Nonqualified financing	5.0%	5.0%	5.0%	5.0%
Merger or acquisition	90.0%	90.0%	70.0%	70.0%
Held to maturity	0.0%	0.0%	5.0%	5.0%
Insolvency	0.0%	0.0%	0.0%	0.0%
Timing of scenarios:
Derivative liability	0.3 years	0.3 years	0.3 years	0.3 years
Estimated volatility	40.0%	40.0%	50.0%	50.0%

WEJO LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
	June 30, 2021		December 31, 2020
Unobservable Inputs	Input Value or Range	Weighted Average(1)	Input Value or Range	Weighted Average(1)
Risk-free rate	0.0%	0.0%	0.6%	0.6%
Discount rate	26.6%	26.6%	26.8%	26.8%
Value of ordinary share	$45.37	$45.37	$25.04	$25.04
The following table summarizes the significant unobservable inputs that are included in the valuation of the advance subscription agreements as of June 30, 2021 and December 31, 2020:
	June 30, 2021		December 31, 2020
Unobservable Inputs	Input Value or Range	Weighted Average(1)	Input Value or Range	Weighted Average(1)
Probability of scenarios:
Qualified financing	0.0%	0.0%	20.0%	20.0%
Nonqualified financing	0.0%	0.0%	5.0%	5.0%
Merger or acquisition	0.0%	0.0%	70.0%	70.0%
Held to maturity	100.0%	100.0%	5.0%	5.0%
Insolvency	0.0%	0.0%	0.0%	0.0%
Timing of scenarios:
Advanced subscription agreements	0.1 – 0.4 years	0.1 years	0.8 – 1.0 years	0.8 years
Estimated volatility	40.0%	40.0%	50.0%	50.0%
Risk-free rate	0.0%	0.0%	0.6%	0.6%
Discount rate	26.6%	26.6%	26.8%	26.8%
Value of ordinary share	$45.37	$45.37	$25.04	$25.04

(1)
Unobservable inputs were weighted by the relative fair value of the respective liability and the period end/year-end probabilities of the five scenarios.

Changes in the unobservable inputs noted above would impact the amount of the respective liability. For the respective liability, increases (decreases) in the estimates of the Company’s annual volatility would increase (decrease) the liability and an increase (decrease) in the annual risk-free rate would increase (decrease) the liability.
4.   Balance Sheet Details
Prepaid and other current assets consisted of the following (in thousands):
	June 30, 2021	December 31, 2020
Insurance receivable	$—	$4,000
VAT recoverable	820	425
Prepayments	1,873	1,001
Prepaid revenue share costs to a related party (Note 14)	2,080	—
Research and development expenditure credit receivable	64	331
Deferred offering costs	5,776	—
Other current assets	363	296
	$10,976	$6,053

WEJO LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Insurance receivable represents the insurance compensation for a claim incurred in 2019. See accrued expenses and other liabilities table below for the offsetting insurance accrual as of December 31, 2020 and Note 13 for information regarding the claim.
Property and equipment, net consisted of the following (in thousands):
	June 30, 2021	December 31, 2020
Office equipment	$1,022	$715
Furniture and fixtures	36	36
Total property and equipment	1,058	751
Less accumulated depreciation	(573)	(431)
Property and equipment, net	$485	$320
Depreciation expense was $0.1 million for both the six months ended June 30, 2021 and 2020, respectively.
Intangible assets, net consisted of the following (in thousands):
	As of June 30, 2021
	Gross Book Value	Accumulated Amortization	Net Book Value
Data sharing agreement	$10,765	$(3,886)	$6,879
Internally developed software	13,758	(10,340)	3,148
	$24,523	$(14,226)	$10,297
	As of December 31, 2020
	Gross Book Value	Accumulated Amortization	Net Book Value
Data sharing agreement	$10,653	$(3,085)	$7,568
Internally developed software	12,386	(9,008)	3,378
	$23,039	$(12,093)	$10,946
The foreign currency exchange difference related to the gross book value of the data sharing agreement as of June 30, 2021 compared to December 31, 2020 was $0.1 million. Amortization expense was $0.8 million and $0.7 million for the six months ended June 30, 2021 and 2020, respectively, with less than $0.1 million of foreign currency exchange differences in accumulated amortization for the six months ended June 30, 2021.
Amortization for internally developed software was $1.2 million and $1.4 million for the six months ended June 30, 2021 and 2020, respectively.
The Company did not recognize any Intangible asset impairment losses for the six months ended June 30, 2021 and 2020.
The estimated aggregate amortization expense for Intangible assets subject to amortization for each of the five succeeding fiscal years is as follows (in thousands):
Fiscal Year Ended December 31,
2021 (excluding the six months ended June 30, 2021)	$1,936
2022	3,108
2023	2,124
2024	1,633
2025	1,496
$10,297

WEJO LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Accrued expenses and other liabilities consisted of the following (in thousands):
	June 30, 2021	December 31, 2020
Professional fees	$6,605	$1,080
Accrued interest	2,399	1,026
Compensation and benefits	3,624	2,076
Development and technology	573	355
Marketing and commissions	589	131
Claim accrual	—	4,000
Other liabilities	964	1,223
	$14,754	$9,891
See prepaid and other current assets table above for the offsetting insurance receivable as of December 31, 2020 and Note 13 for information regarding the claim.
5.   Revenue from Customers
Connected Vehicle Data Marketplace
The Company’s customer agreements include one or a combination of the following contractual promises for a fixed contractual fee: i) the supply of specified connected vehicle data through the Wejo ADEPT platform; ii) the granting of a nontransferable license to use the specified data in the manner described in each customer agreement; and iii) Wejo ADEPT Platform set up and connectivity services. The Company assessed the customer agreements under ASC 606 and determined that the above contractual promises collectively represent one distinct performance obligation.
The transaction price is comprised of the contractual fixed fee specified in each customer agreement and is allocated to the single performance obligation. The Company recognizes revenue when the performance obligation is satisfied through the fulfillment of the contractual promises. The performance obligation is generally fulfilled by the Company providing access to the specified data either throughout the duration of each customer agreement’s contractual term or upon delivery of a one-time batch of historic data. The Company may deliver data and the license without supplying connectivity services. As such, the Company generally recognizes revenue for customers with a contractual agreement to provide data over a period ratably over the term of the contract which is typically one year. The Company recognizes revenue for a one-time historic batch of data to the customer upon delivery of such data. Standard payment terms are 14 days from the date of the invoice which is typically sent to the customer monthly or upon delivery of the one-time historic batch of data.
In arrangements where another party (i.e., OEM) is involved in providing specified services to a customer, the Company evaluates whether it is the principal or agent. In this evaluation, the Company considers if it obtains control of the specified goods or services before they are transferred to the customer, as well as other indicators such as the party primarily responsible for fulfillment, and discretion in establishing price. Pursuant to the terms of the Data Sharing Agreements, certain rights retained by the OEMs over the connected vehicle data being supplied to the customers were determined to provide the OEMs with control over the data and the Company has determined it acts as the agent in this arrangement and recognizes revenue on a net basis. During the six months ended June 31, 2021 and 2020, the Company has recognized a reduction of revenue of $1.7 million and $1.0 million, respectively, arising from revenue sharing with the Company’s OEM partners.
During the six months ended June 30, 2021 and 2020, the Company had two customers that individually generated 10.0% or more of the Company’s revenue for the respective period. One of the two significant customers during the six months ended June 30, 2021 was also a significant customer during the six months ended June 30, 2020. The two significant customers in the first half of 2021 generated 17.4% and 14.4% of

WEJO LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
the Company’s gross revenue during the six months ended June 30, 2021. The two significant customers in the first half of 2020 generated 25.2% and 13.0% of the Company’s revenue during the six months ended June 30, 2020. During the six months ended June 30, 2021 and 2020, the Company earned the majority of its revenue from the Data Marketplace product line as SaaS Solutions revenue was immaterial, and earned 100% of its revenue within the U.S. The country in which the revenue is generated is based on the address of the ultimate customer utilizing the data provided. In addition, the revenue recognized over time and at a point in time was approximately 65% and 35% during the six months ended June 30, 2021 and 78% and 22%, during the six months ended June 30, 2020.
6.   Shareholders’ Deficit
Ordinary Shares
As of June 30, 2021, pursuant to the Articles of Association, the directors of the Company were generally and unconditionally authorized to allot Ordinary, A Ordinary, and B Ordinary shares with a nominal value of £0.01 per share. The Ordinary, A Ordinary, and B Ordinary shares are separate classes of shares but rank pari passu in all respects. No A Ordinary shares are outstanding from an accounting perspective as of June 30, 2021 or December 31, 2020. See Note 7 for outstanding options to purchase A Ordinary shares.
The Company has the following number of shares issued and outstanding by class as of:
	June 30, 2021	December 31, 2020
Ordinary shares	6,083,872	6,083,872
Ordinary A shares	—	—
Ordinary B shares	5,296,549	5,296,549
	11,380,421	11,380,421
Warrants
The Company has issued equity instruments in the form of warrants issued in connection with the allotment of ordinary shares to investors since 2015. There were no issuances of warrants for the six months ended June 30, 2021 and 2020. As of June 30, 2021 and December 31, 2020 there were 841,511 outstanding warrants to purchase the Company’s ordinary shares, of which 726,678 were exercisable as of each year end and 114,833 are only exercisable upon an Exercisable Event (Note 7). The 726,678 warrants exercisable at each period end and the 114,833 warrants exercisable upon an Exercisable Event have a weighted-average exercise price of $9.82 and $9.66 per warrant, respectively.
7.   Share-Based Compensation
Enterprise Management Incentive Plan
In 2013, the Company established the Enterprise Management Incentive Plan (the “EMI Plan”) in order to issue equity awards to its employees and directors of the Company in the form of options to purchase either Ordinary or A Ordinary shares as a means to secure the benefits arising from capital share ownership. EMI Plans are tax-advantaged employee share option schemes designed for small and medium-sized companies in the U.K. The purposes of the EMI Plan are to promote the long-term financial interests and growth by attracting, retaining and motivating participants by means of growth-related equity incentives to achieve long term goals and to align the interests of the participants under the EMI Plan with those of the shareholders of the Company through opportunities for share-ownership in the Company.
The EMI Plan is administered by the Board and each option shall be set forth in writing in an option agreement, duly executed by the Company and, to the extent required by law or requested by the Company,

WEJO LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
by the participant. The exercise prices, vesting and other restrictions are determined by the Board, except that the exercise price per share be at least equal to the lesser of the fair market value (“FMV”) per share of Ordinary share on the option grant date or £0.00001. Shares reserved for issuance that are cancelled or terminated without having been exercised will again be available for issuance under the EMI Plan. As of December 31, 2018, the Company failed to meet the EMI gross assets requirement as its gross assets exceeded £30.0 million ($41.4 million at June 30, 2021), and therefore, no longer qualified to issue options under the EMI Plan.
Under the EMI Plan, the Company granted Employee Share Options to purchase A Ordinary shares and Ordinary shares that only vest and become exercisable upon (i) the sale of the whole business or assets of the Company; (ii) a takeover of the Company by an outside source; or (iii) the first occasion on which ordinary shares in the capital of the Company are permitted to be traded or dealt in on a relevant market (“Exercisable Event”). These events were not determined to be probable of occurring as of June 30, 2021. As such, the Company has not recognized any compensation costs related to the awards. A summary of the changes in the Company’s Employee Share Options issued under the EMI Plan during the six months ended June 30, 2021 are as follows:
Options to purchase A Ordinary Shares	Number of Units Outstanding	Weighted Average Strike Price per Unit	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2020	710,431	$0.20	7.7	$11,910
Granted	—	$—
Exercised	—	$—
Forfeited	(6,000)	$0.20
Outstanding at June 30, 2021	704,431	$0.20	7.2	$27,338
Exercisable at June 30, 2021	—	$—	—	$—
Options to purchase Ordinary Shares	Number of Units Outstanding	Weighted Average Strike Price per Unit	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2020	9,724	$15.26	2.0	$73
Granted	—	$—
Exercised	—	$—
Forfeited/Expired	—	$—
Outstanding at June 30, 2021	9,724	$15.26	2.0	$269
Exercisable at June 30, 2021	—	$—	—	$—
The Company did not grant any options under the EMI Plan during the six months ended June 30, 2021 and 2020.
Articles of Association
Subsequent to December 31, 2018, the Company issued options to purchase A Ordinary shares under its Articles of Association, as it no longer qualified to issue options under the EMI Plan. The options issued under the Articles of Association also only become exercisable upon an Exercisable Event, but unlike the options issued under the EMI Plan which expire 10 years after issuance, the options issued under the Articles of Association do not have an expiration date.

WEJO LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Options to purchase A Ordinary Shares	Number of Units Outstanding	Weighted Average Strike Price per Unit	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2020	5,357,679	$0.27	$64,431
Granted	—	$—
Exercised	—	$—
Forfeited	(15,113)	$0.25
Outstanding at June 30, 2021	5,342,566	$0.27	$172,629
Exercisable at June 30, 2021	—	$—	$—
The Company did not grant any options under the Articles of Association during the six months ended June 30, 2021 and 2020.
As of June 30, 2021, there was $8.6 million of unrecognized compensation cost related to options issued collectively under the EMI Plan and Articles of Association. The unrecognized compensation cost will be recognized upon an Exercisable Event becoming probable of occurring.
8.   Advance Subscription Agreements
Between September 2019 and March 2020, the Company entered into advance subscription agreements (“ASAs”) with future investors resulting in gross proceeds of £5.6 million (approximately $7.1 million), of which £0.3 million (approximately $0.3 million) was received during the six months ended June 30, 2020. The Company elected to account for the ASAs using the fair value option, pursuant to which, the associated liability was recorded at fair value and subsequently remeasured to fair value at each reporting date. During the six months ended June 30, 2021 and 2020, the Company recognized a loss of $6.8 million and a gain of $1.4 million, respectively, in the unaudited condensed consolidated statements of operations and comprehensive loss related to the Change in the estimated fair value of the advanced subscription agreements (see Note 3).
The holders of the ASAs have the following rights:
Automatic Conversion Feature
Upon issuance of the ASAs, the occurrence of either a Series C round financing or share sale triggering a change of control, the principal will automatically convert at an amount equal to 75.0% of the share price paid by the investors in the financing, but not exceed the valuation cap of £26.45 per share ($36.50 per share at June 30, 2021) for certain investors who participated in the ASA. If neither the Series C round financing or any share sale triggering a change of control has occurred by December 31, 2020 (the “Long Stop Date”), the principal will automatically convert into ordinary shares of the Company at a prevailing price of £14.54 per ordinary share ($20.06 per share at June 30, 2021). In 2020, under the amendment to the ASAs, certain holders agreed to extend the Long Stop Date to July 31, 2021.
9.   Convertible Loans
In July 2020, the Company executed the Convertible Loan Agreement under which certain persons agreed to make convertible loans to the Company amounting to an aggregate of $12.6 million. In November 2020 and December 2020, the Company received additional convertible loans for an aggregate principal amount of $14.2 million. Between January and June 2021, the Company issued additional convertible loans with an aggregate principal amount of $21.1 million (collectively with the 2020 issuances, the “Loans”), $4.8 million of which was issued through the conversion of accounts payable and recognition of prepaid revenue share costs (see Note 14).

WEJO LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The Loans bear interest at a fixed rate of 8.0% per annum until the earlier of July 21, 2023 (the “Maturity Date”) or the date on which they are redeemed or converted. Upon the Maturity Date, the Loans convert into the most senior class of shares in the Company at a price per share equal to 60.0% of the lowest price per share paid by an investor in the then most recent equity financing, subject to cap on the price per share at which the Loans convert into shares in the Company, determined by dividing a valuation cap for the Company of £206.5 million by the number of shares comprising the Company’s fully diluted share capital at the relevant time (the “Valuation Cap”).
In the event of an equity financing round, whereby the Company raises an amount equal to at least the aggregate amount of the Loans received by the Company at the time of such financing round, in newly committed capital prior to the Maturity Date from one or a series of related issuances of shares to investors (“Qualified Financing”), all outstanding principal and accrued interest will convert into the most senior class of shares with identical rights and preferences as attached to, and with the same obligations as, the securities issued to the investors in the Qualified Financing (including any warrants, options, bonus shares or other economic rights made available to investors in such Qualified Financing) at a price per share equal to 60.0% of the lowest price per share paid by an investor in the Qualified Financing, subject to the Valuation Cap.
In the event of an equity financing round that is not a Qualified Financing (“Non-Qualified Financing”), holders of the majority of the Loans then outstanding (excluding the single largest holder of the Loans) have the option to convert all the outstanding principal and unpaid interest of the Loans into the most senior class of shares with identical rights and preferences as attached to, and with the same obligations as, the securities issued to the investors in the Non-Qualified Financing (including any warrants, options, bonus shares or other economic rights made available to investors in such Non-Qualified Financing) at a price per share equal to 60.0% of the lowest price per share paid by an investor in the Non-Qualified Financing, subject to the Valuation Cap.
Upon a change of control in the Company, sale of all or substantially all of the group’s undertaking and assets, or an admission of all or any of the Company’s shares or securities to trading on certain exchanges (each, an “Exit”), the Loans will convert into the most senior class of shares in the Company in issue at the time of the Exit where: (i) a lender would receive a greater amount as cash consideration on an Exit for the sale of the shares that are issued to it on conversion of its Loan than it would otherwise receive had it been repaid its Loan with a redemption premium equal to 100% of the principal amount outstanding (the “Redemption Premium”); or (ii) the Lenders would receive any non-cash consideration for the sale of such shares (unless the single largest holder of the Loans (in respect of its Loan) or a majority the other lenders (in respect of the remaining loans) elect to redeem their loans), in each case at a price per share equal to 60.0% of the lowest price per share paid by an investor in the then most recent equity financing, subject to the Valuation Cap.
Upon an event of default, including failure to comply with the Company’s payment and other obligations under the Loans, the outstanding principal and accrued interest, together with the Redemption Premium, becomes due and payable.
Rather than allow their Loans to convert on whichever applies of: (i) the Maturity Date, (ii) the date of a Qualified Financing, (iii) Non-Qualified Financing, or (iii) an Exit, a majority of the lenders (in respect of the remaining loans) may elect to receive repayment of their Loans together with the Redemption Premium.
The Loans are not voluntarily redeemable or prepayable at the election of the Company — redemption or prepayment of the Loans requires the prior written consent of each Lender.
The Company assessed whether an immediate beneficial conversion feature (“BCF”) existed with regards to the conversion option upon maturity at each issuance of the Loans. A beneficial conversion feature exists when convertible instruments are issued with an initial “effective conversion price” that is less than the fair value of the underlying share. The Company determined that there were BCFs associated with such conversion feature upon issuance of the January 2021 Loans and April 2021 Loans, respectively, and

WEJO LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
recorded total BCF of $27.2 million to Additional paid-in capital on the consolidated balance sheet, representing the intrinsic value of the in-the-money portion of the conversion option upon maturity, with an offsetting reduction to the carrying amount of the Loans as a debt discount upon issuance.
The Company concluded that the conversions in the event of a Qualified Financing and Non-Qualified Financing represented redemption features and, along with the redemption features upon an Exit and an event of default, each met the definition of embedded derivative that was required to be accounted for as a separate unit of accounting (Note 3).
The Company recorded derivative liabilities of $36.9 million in the consolidated balance sheets for the issuance-date fair value of the embedded derivatives associated with the January 2021 Loans and April 2021 Loans. The offsetting debt discount is limited to the proceeds allocated to the Loans. The aggregate value of the BCFs, issuance-date fair value of the derivative liabilities, and debt issuance costs associated with the January 2021 Loans and April 2021 Loans exceeded its allocated proceeds by $44.2 million. As a result, the carrying value of the January 2021 Loans and April 2021 Loans were reduced to zero and a loss on issuance of $44.2 million was recorded on the consolidated statements of operations and comprehensive loss as of June 30, 2021.
The discounted carrying amount of the Loans is accreted to the mandatory redemption amount, equal to the aggregate of the principal, accrued interest, and Redemption Premium, through the stated redemption date of July 21, 2023.
As of June 30, 2021 and December 31, 2020, the fair value of the derivative liability was $128.4 million and $35.0 million, respectively. During the six months ended June 30, 2021, the Company recognized a loss of $56.6 million on the consolidated statements of operations and comprehensive loss related to the change in the estimated fair value of the derivative liability.
As of June 30, 2021 and December 31, 2020, the value of the Loans, measured at amortized cost, was $7.9 million and $6.1 million, respectively, inclusive of a debt discount of $40.2 million and $20.7 million, respectively, and was classified as a long-term liability on the Company’s unaudited condensed consolidated balance sheets. The accretion of amortized cost of $1.8 million was recorded on the unaudited condensed consolidated statements of operations and comprehensive loss during the six months ended June 30, 2021.
10.    Long term debt, net of unamortized debt discount and debt issuance costs
In April 2021, the Company entered into a loan note instrument agreement in which it issued fixed rate secured loan notes in a principal amount of $21.5 million that bears interest at a fixed per annum rate of 9.2% until its maturity date in April 2024. Pursuant to the agreement, the Company has the option to issue further notes in a principal amount of up to $21.5 million. In April 2021, the Company used $10.8 million of the proceeds to repay its outstanding debt balance and fees owed to General Motors under the credit facility (see Note 14).
The maturity date is three years after the issuance date. The maturity may be extended for a one-year period if the Company and the noteholders holding at least 66.66% of the loan notes outstanding deliver written notice to noteholders for extension. The principal on the loan notes will be paid at maturity, or upon an early redemption. The first interest payment of $2.0 million was due no later than six business days after the issue date for the period commencing on the issue date up to but excluding the first anniversary of the issue date. The first-year prepaid interest payment was treated as a discount to the debt. Thereafter, interest payments are due monthly until the loan notes are repaid.
As of June 30, 2021, the carrying value of the loan notes consisted of $21.5 million principal outstanding, less the unamortized debt discount of approximately $3.8 million and the unamortized debt issuance costs of approximately $0.6 million. The debt discount and the debt issuance costs are being accreted to interest expense through the maturity date of the term loan. Interest expense relating to the term loan for the six

WEJO LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
months ended June 30, 2021 was $0.5 million. Interest expense is calculated using the effective interest method and is inclusive of non-cash amortization of capitalized loan costs. At June 30, 2021, the effective interest rate was 15.11%.
The Company’s scheduled future principal payments for the loan notes are as follows (in thousands):
Year Ended December, 31
2024	$21,500
Less: unamortized discount and issuance costs	(4,387)
Carrying value of long-term debt	$17,113
11.   Net Loss Per Share
Basic and diluted net loss per share attributable to ordinary shareholders was calculated as follows (in thousands, except share and per share amounts):
	Six Months Ended June 30,
	2021	2020
Numerator:
Net loss	$(136,258)	$(12,183)
Net loss attributable to ordinary shareholders – basic and diluted	$(136,258)	$(12,183)
Denominator:
Weighted-average number of ordinary shares used in net loss per share – basic and diluted	11,380,421	11,324,677
Net loss per share – basic and diluted	$(11.97)	$(1.08)
The Company’s potentially dilutive securities, which include Employee Share Options, and warrants have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of ordinary shares outstanding used to calculate both basic and diluted net loss per share attributable to ordinary shareholders is the same. The following potentially dilutive securities have been excluded from the calculation of diluted net loss per share due to their anti-dilutive effect:
	June 30, 2021	June 30, 2020
Options to purchase A ordinary shares	6,046,997	2,926,735
Options to purchase ordinary shares	9,724	27,574
Warrants to purchase ordinary shares	841,511	841,511
	6,898,232	3,795,820
The Company also had advanced subscription agreements outstanding as of June 30, 2021 and 2020, and convertible loans outstanding as of June 30, 2021, each of which could obligate the Company to issue ordinary shares upon the occurrence of various future events at prices and in amounts that are not determinable until the occurrence of those future events. Because the necessary conditions for the conversion of these instruments had not been satisfied during the six months ended June 30, 2021 and 2020, the Company has excluded these instruments from the table above and the calculation of diluted net loss per share. See Note 8, Advanced Subscription Agreements, and Note 9, Convertible Loans, for additional details.
12.   Employee Benefit Plans
In the U.K., the Company makes contributions into salary sacrifice pensions on behalf of its employees. The Company paid $0.1 million during both the six months ended June 30, 2021 and 2020.

WEJO LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
13.   Commitments and Contingencies
Legal Proceedings
From time to time, the Company may be a party to litigation or subject to claims incident to the ordinary course of business. Although the results of litigation and claims cannot be predicted with certainty, the Company currently believes that the final outcome of these ordinary course matters will not have a material adverse effect on its business. Regardless of the outcome, litigation can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors.
In January 2021, the Company settled a proceeding in which it was obligated to pay $4.0 million in connection with a license agreement. This amount was recorded in accrued liabilities during the year ended December 31, 2019 when the claim was issued and deemed probable. The claim is covered under the Company’s insurance policy and the Company has recorded a receivable in other assets on the unaudited condensed consolidated balance sheets related to the insurance receivable of $4.0 million as of December 31, 2020.
In April 2021, Arma Partners LLP (“Arma”), filed a lawsuit against the Company in the Royal Courts of Justice, London, England. In the lawsuit Arma claim a declaration from the Court that Arma is entitled to remuneration arising from a successful acquisition of the Company, in the event it occurs. Arma’s claim is disputed and is being defended in its entirety. The Company is unable to estimate what, if any, liability may result from this litigation.
The Company does not believe there are any other pending legal proceedings that will have a material impact on the Company’s unaudited condensed consolidated balance sheet or unaudited condensed consolidated statement of operations and comprehensive loss and did not have contingency reserves established for any liabilities as of June 30, 2021 and December 31, 2020.
Lease Agreements
As of June 30, 2021, Company’s corporate headquarters is located in Manchester, U.K. The lease will expire in April 2022.
The Company recorded rent expense totaling $0.4 million and $0.5 million for the six months ending June 30, 2021 and 2020, respectively. Future minimum lease payments as of June 30, 2021 are as follows (in thousands):
Six Months Ended June 30,
2021 (excluding the six months ended June 30, 2021)	$497
2022	994
2023	938
2024	967
2025	1,050
2026	540
Total minimum lease payments	$4,986
14.   Related Party Transactions
General Motors
The Company is party to a (i) Data Sharing Agreement, dated December 21, 2018 (see Note 4), (ii) Advanced Subscription Agreement, dated December 13, 2019 (see Note 8) and (iii) Convertible Loan

WEJO LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Agreement, dated July 21, 2020 (see Note 14), with General Motors. General Motors currently holds more than 5.0% of the Company’s equity.
Pursuant to the terms of the Data Sharing Agreement, the Company and General Motors share fees with respect to data licenses that support the opportunities for licensing of connected vehicle data. During the six months ended June 30, 2021 and 2020, the Company recorded $1.6 million and $1.0 million, respectively, as a reduction to revenue, net on the consolidated statements of operations and comprehensive loss for revenue sharing amounts owed to General Motors.
Pursuant to the terms of a Facility Agreement dated February 21, 2020 and amended on July 21, 2020, General Motors loaned $10.0 million to the Company in 2020, at interest rate of 12.0%. The initial term of the Facility Agreement was three months. In July 2020, the Company had a troubled debt restructuring that modified the facility to extend the term until December 31, 2021. In April 2021, the Company repaid its outstanding debt balance and fees of $10.8 million owed to General Motors. As of December 31, 2020, the loan principal was recorded to debt to related parties on the consolidated balance sheets and accrued interest of $1.0 million was recorded to accrued expenses and other current liabilities. Interest expense of $0.4 million and $0.4 million was recorded to interest expense on the consolidated statements of operations and comprehensive loss during the six months ended June 30, 2021 and 2020, respectively.
In April 2021, as part of the Convertible Loan Agreement (see Note 9), the Company issued additional convertible loans to General Motors in the sum of £3.5 million ($4.8 million) through the settlement of accounts payable of $2.9 million and recognition of prepayment of $1.9 million. The convertible loans issued in April 2021 have the same terms as the Loans issued during the year ended December 31, 2020 (see Note 9).
As of June 30, 2021, the Company had $1.5 million, recorded to prepaid and other current assets on the consolidated balance sheets for future amounts of revenue share that will be owed to General Motors. As of December 31, 2020, the Company had $4.9 million, recorded to accounts payable on the consolidated balance sheets for amounts owed to General Motors.
Chief Executive Officer
The Chief Executive Officer (“CEO”) of Wejo currently holds more than 5.0% of Wejo’s equity. The CEO also serves as a director of another company that entered into a service agreement with Wejo, dated March 20, 2020, under which the company agreed to provide certain proof of concept analysis and autonomous vehicle simulation services to Wejo.
Chairman of the Board of Directors
The Chairman of the Board of Directors of Wejo currently holds more than 5.0% of Wejo’s equity. The Chairman of the Board of Directors also serves as a director of two other companies. Wejo and one of the companies entered into two service agreements dated February 12, 2020 and December 1, 2020 under which the company agreed to provide certain consulting and related services to Wejo. Pursuant to the terms of the agreement, Wejo recognized the $0.2 million in fees during the six months ended June 30, 2021 for professional services rendered by the company.
Wejo and the Chairman of the Board of Directors entered into a Letter of Appointment, dated November 21, 2017 and an additional Letter of Appointment, dated December 1, 2017 (the “Letters of Appointment”). Pursuant to the Letters of Appointment, the Chairman of the Board of Directors agreed to provide certain consulting and related services to Wejo. No payments were made to the Chairman of the Board of Directors in connection with the Letters of Appointment during the six months ended June 30, 2021 and 2020.
Director of the Board of Directors
A Director on the Board of Directors of Wejo currently holds more than 5.0% of Wejo’s equity. A director on the Board of Directors also serves as a director of another company. Wejo and the other

WEJO LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
company entered into a Consultancy Agreement, dated May 12, 2016, under which the company agreed to provide certain consulting and related services to Wejo. Pursuant to the terms of the Consultancy Agreement, the Company recognized $0.7 million and $0.2 million expenses during the six months ended June 30, 2021 and 2020, respectively, for professional and capital raising services rendered on behalf of the company.
Director Loans
As of June 30, 2021 and December 31, 2020, the Company’s debt from related parties on the unaudited condensed consolidated balance sheets included $0.2 million and $0.1 million, respectively, owed to two directors of the Company.
15.   Agreement and Plan of Merger
On May 28, 2021, the Company entered into a definitive agreement and plan of merger (“Merger Agreement”) with Virtuoso Acquisition Corp. (“Virtuoso”). Virtuoso is a blank check company incorporated in Delaware and was formed to acquire one or more operating businesses through a business combination. Under the terms of the proposed transaction, Virtuoso and the Company will combine under a new holding company, Wejo Group Limited, which will be domiciled in Bermuda and is expected to be listed on NASDAQ under the symbol “WEJO.” The transaction will be accounted for as a reverse recapitalization and the Company has been determined to be the accounting acquirer.
In May 2021, in connection with the execution of the Merger Agreement, Virtuoso entered into subscription agreements with the PIPE investors, pursuant to which such PIPE investors have agreed to purchase an aggregate of 10,000,000 shares of Wejo Group Limited common shares in a private placement at a price of $10.00 per share for an aggregate commitment of $100.0 million.
In June 2021, Virtuoso entered into additional subscription agreements with the PIPE investors to issue an additional 2,500,000 shares of Wejo Group Limited common shares in a private placement at a price of $10.00 per share for an aggregate commitment of an additional $25.0 million. The closing of the PIPE investment is contingent on conditions set forth in the Merger Agreement and other customary closing conditions.
16.   Subsequent Events
July 2021 Conversion of Advanced Subscription Agreements
On July 31, 2021, all outstanding ASAs converted into 328,730 ordinary shares of the Company based on the amended Long Stop Date (see Note 8).
July 2021 Fixed Rate Secured Loan Notes Issuance
On July 26, 2021, the Company drew down an additional $10.0 million of fixed rate secured loan notes that bears interest at a fixed per annum rate of 9.2% until its maturity date in April 2024. The maturity may be extended for a one-year period if the Company and the noteholders holding at least 66.66% of the loan notes outstanding deliver written notice to noteholders for extension. The principal on the loan notes will be paid at maturity, or upon an early redemption. The interest payments are due monthly until the loan notes are repaid.

ANNEX A — BUSINESS COMBINATION AGREEMENT

Annex A
AGREEMENT AND PLAN OF MERGER
by and among
VIRTUOSO ACQUISITION CORP.
WEJO GROUP LIMITED,
YELLOWSTONE MERGER SUB, INC.,
WEJO LIMITED,
and
WEJO BERMUDA LIMITED
dated as of
May 28, 2021

A-i

A-ii

A-iii

EXHIBITS
Exhibit A – Form of Company Bye-laws
Exhibit B – Form of VOSO Charter
Exhibit C – Form of Registration Rights Agreement
Exhibit D – Form of Merger Certificate

A-iv

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of May 28, 2021, by and among Virtuoso Acquisition Corp., a Delaware corporation (“VOSO”), Wejo Group Limited, an exempted company limited by shares incorporated under the Laws of Bermuda (the “Company”), Yellowstone Merger Sub, Inc., a Delaware corporation and direct, wholly-owned Subsidiary of the Company (“Merger Sub”), Wejo Bermuda Limited, an exempted company limited by shares incorporated under the Laws of Bermuda, (“Limited”), and Wejo Limited, a private limited company incorporated under the Laws of England and Wales with company number 08813730 (“Wejo”). VOSO, the Company, Merger Sub, Limited and Wejo are collectively referred to herein as the “Parties” and individually as a “Party.” Capitalized terms used and not otherwise defined herein have the meanings set forth in Section 1.01.
RECITALS
WHEREAS, VOSO is a blank check company incorporated in Delaware and formed to acquire one or more operating businesses through a Business Combination;
WHEREAS, the Company is a newly formed entity and was formed for the purpose of the Transactions, including to act as the publicly traded company holding Wejo and its Subsidiaries (and their businesses) after the Closing;
WHEREAS, Limited is a newly formed, wholly-owned, direct Subsidiary of the Company that has elected to be treated as an entity disregarded as separate from the Company for U.S. federal income Tax purposes, and was formed for the purposes of, among other things, holding the stock of VOSO and Wejo after the Closing;
WHEREAS, Merger Sub is a newly formed, wholly-owned, direct Subsidiary of the Company and was formed for the sole purpose of the merger of Merger Sub with and into VOSO (the “Merger”);
WHEREAS, on the date of this Agreement, current Wejo shareholders holding more than fifty percent (50%) of the voting rights attached to the Wejo Shares in issue as of the date of this Agreement (the “Dragging Wejo Equityholders”) entered into an acquisition agreement (the “Wejo Acquisition Agreement”), pursuant to which (i) the Company agreed to purchase all of the Wejo Shares held by the Existing Wejo Equityholders in connection with the consummation of the Transactions, (ii) the Dragging Wejo Equityholders agreed to sell all of their Wejo Shares to the Company with full title guarantee, and to take all action necessary to support the Transactions; (iii) the Dragging Wejo Equityholders agreed to issue a Drag Along Notice under Article 22 of the Articles to the remaining holders of the Existing Wejo Shares such that they become compelled to sell all of their Wejo Shares to the Company on the same terms and subject to the same conditions as applicable to the Dragging Wejo Equityholders;
WHEREAS, on or prior to the date hereof, VOSO has obtained commitments from certain investors for a private placement of 10,000,000 Company Common Shares at a price of $10.00 per share (the “PIPE Investment”) pursuant to the terms of one or more Subscription Agreements (each, a “Subscription Agreement”), such private placement to be consummated prior to the consummation of the Merger;
WHEREAS, VOSO will undergo a recapitalization whereby the Sponsor VOSO Warrants will be recapitalized for VOSO Class C Common Stock (the “VOSO Warrant Recapitalization”), such recapitalization to be consummated prior to the consummation of the Founder Limited Contribution, the Merger, the Company Limited Contribution and the VOSO Contribution;
WHEREAS, the Drag process will result in the transfer to the Company of all the issued and to be issued Wejo Shares, including any Wejo Shares held by the Existing Wejo Equityholders which may be issued after the date on which the Drag notices are issued, in exchange for the Closing Transaction Consideration and the Earnout Shares, in accordance with the terms and subject to the conditions set forth in this Agreement and the Articles (the “Wejo Purchase”);
WHEREAS, immediately following the consummation of the VOSO Warrant Recapitalization, Founder intends to transfer and contribute the VOSO Class C Common Stock to Limited in exchange for exchangeable units as provided in the Sponsor Agreement (the “Founder Limited Contribution”), such contribution to be consummated prior to the consummation of the Merger, the Company Limited Contribution and the VOSO Contribution;
WHEREAS, immediately following the Founder Limited Contribution, on the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and other applicable Laws, the Parties intend to consummate the Merger (VOSO, in its capacity as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Corporation”);
WHEREAS, the Company intends to transfer and contribute all of the shares of Wejo to Limited in exchange for equity interests in Limited (the “Company Limited Contribution”);
WHEREAS, the Company intends to transfer and contribute all of its shares of VOSO to Limited in exchange for equity interests in Limited (the “VOSO Contribution”);
WHEREAS, each of the Parties intends that, for U.S. federal income Tax purposes, (i) the Company Contribution shall constitute a transaction that qualifies under Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”) and shall not subject holders of VOSO Common Stock to tax under Section 367 of the Code (subject to the entry into gain recognition agreements by any such shareholders required to enter into such agreements to preserve tax-free treatment under Section 367 of the Code), and (ii) the Limited Contribution shall constitute a transaction that qualifies under Section 721(a) of the Code (clauses (i) and (ii), together, the “Intended Tax Treatment”);
WHEREAS, prior to the Effective Time, the Company shall amend and restate the bye-laws of the Company to be substantially in the form of Exhibit A attached hereto (the “Company Bye-laws”);
WHEREAS, the board of directors of the Company has unanimously (i) determined that it is in the best interests of the Company and declared it advisable, to enter into this Agreement and each of the Transactions, including the Merger in accordance with the DGCL, and (ii) approved this Agreement and each of the Transactions, including the Merger in accordance with the DGCL, as applicable, on the terms and subject to the conditions of this Agreement and the other Transaction Agreements;
WHEREAS, the Company, in its capacity as the sole stockholder of Merger Sub, has, by its execution and delivery hereof, approved and adopted this Agreement, the Merger and the other Transactions in accordance with Section 251 of the DGCL (the “Merger Sub Stockholder Approval”);
WHEREAS, the board of directors of VOSO has unanimously (i) determined that it is in the best interests of VOSO and the stockholders of VOSO, and declared it advisable, to enter into this Agreement providing for the Merger in accordance with the DGCL, (ii) approved this Agreement and the Transactions, including the Merger in accordance with the DGCL on the terms and subject to the conditions of this Agreement and the other Transaction Agreements, and (iii) adopted a resolution recommending the plan of merger set forth in this Agreement be adopted by the stockholders of VOSO (the “VOSO Board Recommendation”);
WHEREAS, prior to the Effective Time and the closing of the PIPE Investment, VOSO shall, subject to obtaining the approval of VOSO Stockholder Matters, amend and restate the certificate of incorporation of VOSO to be substantially in the form of Exhibit B attached hereto (the “VOSO Charter”);
WHEREAS, in connection with the consummation of the Merger, the Company, the Sponsor, and certain Existing Wejo Equityholders, will enter into a Registration Rights Agreement, substantially in the form of Exhibit C attached hereto (the “Registration Rights Agreement”);
WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and the Sponsor have entered into the Sponsor Agreement; and
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
Section 1.01 Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings:

“Acquired Companies” means Wejo and each of its Subsidiaries.
“Acquisition Transaction” has the meaning specified in Section 9.04(a).
“Action” means any claim, action, suit, complaint, assessment, audit, inquiry, investigation, arbitration or legal, judicial or administrative proceeding (whether at law or in equity) or arbitration.
“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise; provided, that in no event shall Wejo or any of its Subsidiaries be considered an Affiliate of any portfolio company (other than Wejo and its Subsidiaries) of any investment fund affiliated with any direct or indirect Wejo shareholder nor shall any portfolio company (other than Wejo and its Subsidiaries) of any investment fund affiliated with any direct or indirect equityholder of Wejo be considered to be an Affiliate of Wejo or any of its Subsidiaries.
“Agreement” has the meaning specified in the preamble hereto.
“Allocation Schedule” means a schedule, dated as of the Closing Date, setting forth for each Existing Wejo Equityholder (i) the name and payment instructions for such Existing Wejo Equityholder, (ii) the number of and class of Wejo Shares held as of the Closing Date by such Existing Wejo Equityholder, (iii) the number of Company Common Shares allocable to such Existing Wejo Equityholder, and (iv) the Earnout Allocable Percentage for such Existing Wejo Equityholder, in each case, as applicable.
“Anti-Corruption Laws” means any applicable Laws relating to anti-bribery or anti-corruption (governmental or commercial), including Laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Governmental Official or representative of a foreign Governmental Authority or commercial entity to obtain a business advantage, including the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and all national and international Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.
“Anti-Money Laundering Laws” means the Money Laundering Control Act, the Currency and Foreign Transactions Reporting Act, The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and any other foreign, federal, state, or local Laws relating to money laundering
“Antitrust Law” means the HSR Act, the Federal Trade Commission Act, as amended, the Sherman Act, as amended, the Clayton Act, as amended, and any applicable foreign antitrust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Articles” means the articles of association of Wejo, as adopted by way of a written special resolution on May 7, 2021, being the articles of association of Wejo as currently in force.
“Audited Financial Statements” has the meaning specified in Section 5.05(a).
“Available Cash Amount” means, as of immediately prior to Closing, the aggregate of (i) all amounts in the Trust Account (after reduction for the aggregate amount of payments required to be made in connection with VOSO Stockholder Redemption) and (ii) the PIPE Investment Proceeds.
“Book-Entry Shares” has the meaning specified in Section 3.08(c).
“Business Combination” has the meaning ascribed to such term in the Certificate of Incorporation.
“Business Combination Proposal” has the meaning set forth in Section 9.04(b).
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or London, England are authorized or required by Law to close.
“Cash and Cash Equivalents” means, for any Person, all cash and cash equivalents (including marketable securities, checks and bank deposits).

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of VOSO, filed with the Secretary of State of the State of Delaware on January 21, 2021, as amended and in effect on the date hereof.
“Certificate of Merger” has the meaning specified in Section 2.02(a).
“Certificates” has the meaning specified in Section 3.08(c).
“CJRS” has the meaning specified in Section 5.20(f).
“Closing” has the meaning specified in Section 4.01.
“Closing Date” has the meaning specified in Section 4.01.
“Closing Seller Shares” means the number of Company Common Shares (rounded up to the nearest whole share) equal to (i) the Closing Transaction Consideration, divided by (ii) $10.00.
“Closing Transaction Consideration” means an amount equal to (i) $682,500,000, minus (ii) the Company Net Debt Amount.
“Code” has the meaning specified in the Recitals hereto.
“Company” has the meaning specified in the preamble hereto.
“Company Bye-laws” has the meaning specified in the Recitals hereto.
“Company Charter” means the memorandum of association of the Company as in effect on the date hereof.
“Company Common Shares” means the common shares, par value $0.001 per share, of the Company and any successors thereto or other classes of common shares of the Company created in any Permitted Recapitalization.
“Company Contribution” means, collectively, the PIPE Investment, the Merger, and the Wejo Purchase.
“Company Limited Contribution” has the meaning specified in the Recitals hereto.
“Company Net Debt Amount” means, as of immediately prior to the Closing, an amount equal to (i) the aggregate indebtedness for borrowed money of Wejo and its Subsidiaries (the “Closing Indebtedness”), minus (ii) (x) Cash and Cash Equivalents of Wejo and its Subsidiaries plus (y) the amount of any Cash payments made in respect of the Wejo Transaction Expenses prior to Closing. For the avoidance of doubt, determination of the Company Net Debt Amount under this Agreement shall be made assuming: (x) all loans made under or pursuant to the Future Fund Convertible Loan Agreement have converted into Wejo Shares; and (y) all funds paid by investors in Wejo by way of advanced subscriptions for Wejo Shares have been settled by the issue of Wejo Shares.
“Company Sale” means the occurrence of any of the following events: (a) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act or any successor provisions thereto is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities, (b) there is consummated a merger or amalgamation or scheme of arrangement of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or amalgamation or scheme of arrangement either (x) the board of directors of the Company immediately prior to the merger or amalgamation or scheme of arrangement does not constitute at least a majority of the board of directors of the company surviving the merger or other such transaction or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (y) the voting securities of the Company immediately prior to such merger or amalgamation or scheme of arrangement do not continue to represent or are not converted into more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or amalgamation or scheme of arrangement or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (c) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale, lease or other disposition, directly or indirectly, by the Company of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, other than such sale or other disposition by the Company of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to an entity at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
“Confidentiality Agreement” has the meaning specified in Section 12.09.
“Contracts” means any legally binding contracts, agreements, subcontracts, leases, and purchase orders.
“Counsel” has the meaning specified in Section 12.17.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other epidemics, pandemics or disease outbreaks.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Governmental Order, Action, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to COVID-19, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act).
“D&O Tail” has the meaning specified in Section 8.01(b).
“Data” means all databases and compilations, including any and all data and collections of data whether machine readable or otherwise.
“Debt Repayment Amount” has the meaning specified in Section 9.08(a).
“DGCL” has the meaning specified in the Recitals hereto.
“Drag” means the process by which Called Shareholders (as defined in the Articles) may be required to sell their Wejo Shares to a Proposed Buyer (as defined in the Articles), pursuant to Article 22 of the Articles.
“Drag Along Notice” has the meaning specified in the Articles.
“Dragging Wejo Equityholders” has the meaning specified in the Recitals hereto.
“Earnout Achievement Dates” have the meaning specified in Section 3.06(d).
“Earnout Payment Date” has the meaning specified in Section 3.06(i).
“Earnout Period” has the meaning specified in Section 3.06(a).
“Earnout Shares” have the meaning specified in Section 3.06(d).
“Effective Time” has the meaning specified in Section 2.02(a).
“Enforceability Exceptions” has the meaning specified in Section 5.03(a).
“Environmental Laws” means any and all applicable Laws relating to pollution or protection of the environment (including natural resources) or the use, storage, emission, disposal or release of Hazardous Materials, each as in effect on and as interpreted as of the date hereof.
“Equity Incentive Plan” has the meaning specified in Section 8.09(a).
“Equity Incentive Plan Proposal” has the meaning specified in Section 9.03(a)(i).
“Equity Related Cash Bonuses” has the meaning specified in Section 7.01(f).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any Affiliate or business, whether or not incorporated, that together with any Acquired Company would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ESPP Proposal” has the meaning specified in Section 9.03(a)(i).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Shares” means, without duplication, each share of (i) VOSO Common Stock for which redemption rights have been exercised in connection with the VOSO Stockholder Redemption, (ii) VOSO Common Stock (if any), that, at the Effective Time, are held in the treasury of VOSO, and (iii) VOSO Common Stock (if any), that is owned by the Wejo Parties.
“Existing Wejo Equityholders” means the holders of all outstanding equity capital of Wejo immediately before completion of the Wejo Purchase (including following the issue of shares in Wejo to holders of options, warrants, convertible loans or advanced subscription rights as the case may be).
“Extended Termination Date” has the meaning specified in Section 11.01(b).
“Financial Statements” has the meaning specified in Section 5.05(a).
“First Earnout Achievement Date” has the meaning specified in Section 3.06(a).
“First Earnout Shares” has the meaning specified in Section 3.06(a).
“Form S-4” means the registration statement on Form S-4 of the Company with respect to the registration of the Company Common Shares to be issued in connection with the Transactions.
“Founder” means VOSO Sponsor LLC.
“Founder Limited Contribution” has the meaning specified in the Recitals hereto.
“Fourth Earnout Achievement Date” has the meaning specified in Section 3.06(d).
“Fourth Earnout Shares” has the meaning specified in Section 3.06(d).
“Future Fund Convertible Loan Agreement” means the convertible loan agreement, dated July 21, 2020, as amended, entered by Wejo, U.K. FF Nominees Limited, and various persons in the capacity of “Lender” or “Additional Lender” (each as defined therein) pursuant to the U.K. Government’s Coronavirus Future Fund scheme delivered in partnership with the British Business Bank, whereby the U.K. Government would invest in convertible loans issued by innovative companies in the context of the global Coronavirus pandemic which began in 2020, together with any Subscription Deed (as defined in such convertible loan agreement) pursuant to which any loan has been made by any additional lender pursuant to clause 4 of such convertible loan agreement.
“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.
“Governmental Filings” has the meaning specified in Section 5.13.
“Governmental Official” means any officer or employee of a Governmental Authority or any department, agency, or instrumentality thereof, including any political subdivision, sovereign wealth fund, or any corporation or other Person owned or controlled in whole or in part by any Governmental Authority or department, agency, or instrumentality thereof, or of a public international organization, or any Person acting in an official capacity for or on behalf of any such Governmental Authority or department, agency, or instrumentality thereof, or for or on behalf of any public international organization.
“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.
“Hazardous Material” means any material, substance or waste that is listed, regulated, or otherwise defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” (or words of similar meaning) under applicable Environmental Laws in effect as of the date hereof, including but not limited to petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable or explosive substances, or pesticides.

“HMRC” means HM Revenue & Customs.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Indebtedness” means, with respect to any Person as of any time, without duplication, (i) all indebtedness for borrowed money of such Person or indebtedness issued by such Person in substitution or exchange for borrowed money; (ii) indebtedness evidenced by any note, bond, debenture or other debt security, in each case, as of such time of such Person; (iii) obligations of such Person for the deferred purchase price of property or other services (other than trade payables or compensation or benefits incurred in the ordinary course of business); (iv) all obligations as lessee that are required to be capitalized in accordance with U.S. GAAP or U.K. GAAP, as applicable; (v) all obligations of such Person for the reimbursement of any obligor on any line of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, to the extent drawn or claimed against; (vi) all interest rate and currency swaps, caps, collars and similar agreements and hedging devices under which payments are obligated to be made by such Person; (vii) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person; and (viii) all obligations of the type referred to in clauses (i) - (vii) of this definition of any other Person, the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations. Notwithstanding anything to the contrary contained herein, “Indebtedness” of any Person shall not include any (i) amounts for Taxes or (ii) item that would otherwise constitute “Indebtedness” of such Person that is an obligation between such Person and any wholly-owned Subsidiary of such Person or between any two or more wholly-owned Subsidiaries of such Person.
“Indemnitee Affiliates” has the meaning specified in Section 8.01(c).
“Insurance Policies” has the meaning specified in Section 5.15.
“Intellectual Property” means all intellectual property and other proprietary rights created, arising, or protected under applicable Law throughout the world (or any other similar statutory provision or common law doctrine in the United States or anywhere else in the world), including all: (i) patents, patent applications and inventions and all improvements thereto (whether or not patentable or reduced to practice), (ii) trademarks, service marks, trade names, trade dress, corporate names, logos, and other indicia of origin (together with the goodwill associated therewith); (iii) copyrights and all works of authorship (whether or not copyrightable); (iv) internet domain names, internet websites, and URLs; (v) registrations and applications for any of the foregoing; (vi) trade secrets, know-how, processes, methods, techniques, inventions, formulae, technologies, algorithms, layouts, designs, protocols, specifications, data compilations and databases, and proprietary rights in confidential information; (vii) Software; and (viii) moral rights and rights of privacy and publicity.
“Intellectual Property Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts, whether written or oral, relating to any Intellectual Property and to which any Acquired Company is a party, beneficiary or otherwise bound.
“Intended Tax Treatment” has the meaning specified in the Recitals hereto.
“Interim Period” has the meaning specified in Section 7.01.
“IT Systems” means all computers, servers, interfaces, network equipment, hardware, websites, communications and other information technology systems owned by any of the Acquired Companies or used in the operation of any Acquired Company’s business, including any Software and Wejo Data embedded or installed thereon.
“JOBS Act” has the meaning specified in Section 8.10.
“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.
“Lease” has the meaning specified in Section 5.07(b).

“Leased Real Property” has the meaning specified in Section 5.07(b).
“Letter of Transmittal” has the meaning specified in Section 3.08(c).
“Lien” means any mortgage, charge, claim, registration, defect in title, contingent right, deed of trust, pledge, hypothecation, encumbrance, easement, license, option, right of first refusal, security interest or other lien of any kind.
“Limited Contribution” means, collectively, the Founder Limited Contribution, the VOSO Contribution and the Company Limited Contribution.
“Malicious Code” has the meaning specified in Section 5.10(i).
“Marketing Rules” has the meaning specified in Section 5.10(m).
“Material Adverse Effect” means, with respect to Wejo, any event, change, development, effect or occurrence that, individually or in the aggregate with all other events, changes, developments, effects or occurrences, has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of Wejo and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” on the results of operations or financial condition of Wejo and its Subsidiaries, taken as a whole: (a) any change in applicable Laws or U.S. GAAP or U.K. GAAP or any interpretation thereof; (b) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally; (c) the announcement or the execution of this Agreement, the pendency or consummation of the Merger or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees (provided that the exceptions in this clause (c) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 5.03(b) and, to the extent related thereto, the condition in Section 10.02(a)); (d) any change generally affecting any of the industries or markets in which Wejo or its Subsidiaries operate or the economy as a whole; (e) the compliance with the terms of this Agreement or the taking of any action required or contemplated by this Agreement or with the prior written consent of VOSO (provided that the exceptions in this clause (e) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 10.02(a) and, to the extent related thereto, the condition in Section 10.02(a)); (f) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event; (g) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, Wejo operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack or any internet or “cyber” attack or hacking, upon any Person or country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel; (h) any failure of Wejo and its Subsidiaries, taken as a whole, to meet any projections, forecasts or budgets; provided, that this clause (h) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect); (i) COVID-19 or any Law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, changes to business operations, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or any change in such Law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement or Wejo or any of its Subsidiaries’ compliance therewith and (j) the matters set forth on Schedule 1.01(a) of the Wejo Disclosure Schedules; provided, that, in the case of clauses (a), (b), (d), (f) and (g), such changes may be taken into account to the extent (but only to the extent) that such changes have had a disproportionate impact on Wejo and its Subsidiaries, taken as a whole, as compared to other industry participants.
“Material Contracts” has the meaning specified in Section 5.09.

“Material Customer” has the meaning specified in Section 5.23(a).
“Material Supplier” has the meaning specified in Section 5.23(b).
“Merger” has the meaning specified in the Recitals hereto.
“Merger Sub” has the meaning specified in the preamble hereto.
“Merger Sub Stockholder Approval” has the meaning specified in the Recitals hereto.
“Multiemployer Plan” means any “multiemployer plan” subject to ERISA that is described in Section 3(37) of ERISA.
“NASDAQ” means The Nasdaq Capital Market.
“Non-U.S. Benefit Plan” has the meaning specified in Section 5.14(f).
“Open Source Software” means any Software that is subject to or licensed, provided or distributed under any license meeting the definition of open source (as promulgated by the Open Source Initiative as of the date of this Agreement) or the Free Software Definition (as promulgated by the Free Software Foundation as of the date of this Agreement) or any similar license for “free,” “publicly available” or “open source” software, including all versions of the GNU General Public License, the Lesser GNU General Public License, the Apache License, the BSD License, the Mozilla Public License (MPL), the MIT License or any other license that includes similar terms.
“Party” has the meaning specified in the preamble hereto.
“Payoff Letters” has the meaning specified in Section 9.08(a).
“PCAOB” means the Public Company Accounting Oversight Board.
“Permits” has the meaning specified in Section 5.19.
“Permitted Liens” means (i) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise in the ordinary course of business, that relate to amounts not yet delinquent or that are being contested in good faith through appropriate Actions, in each case only to the extent adequate reserves have been established in accordance with U.S. GAAP or U.K. GAAP, as applicable; (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (iii) Liens for Taxes not yet due and payable as of the Closing Date or which are being contested in good faith through appropriate Actions and for which adequate reserves have been established in accordance with U.S. GAAP or U.K. GAAP, as applicable; (iv) Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that (A) are matters of record, (B) would be disclosed by a physical inspection of such real property, or (C) do not materially interfere with the present uses of such real property; (v) Liens that (A) were not incurred in connection with indebtedness for borrowed money and (B) are not material to Wejo and its Subsidiaries, taken as a whole, (vi) non-exclusive licenses and sublicenses of Intellectual Property granted by any Acquired Company in the ordinary course of business, (vii) Liens securing any Indebtedness of Wejo and its Subsidiaries (including Indebtedness incurred pursuant to any Wejo Financing Agreement); and (vi) Liens described on Schedule 1.01(b) of the Wejo Disclosure Schedules.
“Permitted Recapitalization” has the meaning specified in Section 2.01.
“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.
“Personal Information” means, in addition to any definition for any similar term (e.g., “personal data” or “personally identifiable information”) provided by applicable Law, including the U.K. Data Protection Act 2018 and the U.K. General Data Protection Regulation, all information relating to an identified or identifiable natural person (i.e., data that identifies, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual (whether in electronic or any other form or medium), such as but not limited to a name, postal address, online identifier, Internet Protocol address, email address, account name, biometric information or identifiers, social security number, driver’s license number, account or credit card information, or similar identifiers).
“PIPE Investment” has the meaning specified in the Recitals hereto.
“PIPE Investment Amount” has the meaning specified in Section 6.15(a).
“PIPE Investment Proceeds” means (a) the aggregate amount funded and paid to the Company by the PIPE Investors pursuant to their Subscription Agreements plus (b) $3,650,000.
“PIPE Investor” means an investor party to a Subscription Agreement.
“Privacy Requirements” means (i) all applicable Laws relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer (including cross-border), security, or other treatment of Personal Information, including Laws relating to breach notification in connection with Personal Information (including without limitation the U.K. Data Protection Act 2018, the U.K. General Data Protection Regulation, the General Data Protection Regulation (GDPR) (EU) 2016/679), the California Consumer Privacy Act (CCPA)); (ii) industry standards applicable to the industry in which the business of any Acquired Company operates; (iii) contractual obligations by which the Acquired Companies are bound; and (iv) the Acquired Companies’ own rules, policies and procedures.
“Privileged Communications” has the meaning specified in Section 12.17.
“Proxy Statement/Prospectus” means the proxy statement/prospectus included in the Form S-4, including (i) the proxy statement of VOSO to be used for the Special Meeting to approve the VOSO Stockholder Matters (which shall also provide the VOSO Stockholders with the opportunity to redeem their shares of VOSO Common Stock in conjunction with a stockholder vote on the Business Combination) and (ii) a prospectus with respect to the Company Common Shares and warrants to be offered and issued in the Transactions, in all cases in accordance with and as required by the VOSO Organizational Documents, applicable Law, and the rules and regulations of NASDAQ.
“Public Warrant” means a VOSO Warrant, other than a Sponsor VOSO Warrant.
“Registration Rights Agreement” has the meaning specified in the Recitals hereto.
“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, lenders and consultants of such Person.
“SAYE Proposal” has the meaning specified in Section 9.03(a)(i).
“Schedules” means, collectively, the Wejo Disclosure Schedules and the VOSO Disclosure Schedules.
“SEC” means the United States Securities and Exchange Commission.
“SEC Clearance Date” means the date on which the SEC has declared the Form S-4 effective and has confirmed that it has no further comments on the Proxy Statement / Prospectus.
“SEC Reports” has the meaning specified in Section 6.09(a).
“Second Earnout Achievement Date” has the meaning specified in Section 3.06(b).
“Second Earnout Shares” has the meaning specified in Section 3.06(b).
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Laws” means the securities Laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.
“Seller Group” has the meaning specified in Section 12.17.

“Shareholders Agreement” means that certain Shareholder Rights Agreement, dated as of December 21, 2018, by and among Wejo, Richard Barlow, the shareholders of Wejo party thereto and General Motors Holding, LLC.
“Side Agreement” means that certain side agreement to the Shareholders’ Agreement, dated as of August 18, 2020, by and among Wejo, Richard Barlow, Arma Partners LLP and the other parties thereto.
“Software” means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form; (b) application programing interfaces, user interfaces, operating systems, applications, report formats, firmware and development tools; (c) data files, databases, protocols, specifications; and (d) all documentation including user manuals and other training documentation relating to any of the foregoing.
“Special Meeting” means a meeting of the holders of VOSO Common Stock to be held for the purpose of approving the VOSO Stockholder Matters.
“Specified Representations” has the meaning specified in Section 10.02(a)(i).
“Sponsor” means VOSO Sponsor LLC.
“Sponsor Agreement” means that certain Letter Agreement, dated as of the date hereof, by and among the Sponsor, VOSO and the Company, as amended, restated, modified or supplemented from time to time.
“Sponsor VOSO Warrants” means any VOSO Warrants held by the Sponsor.
“Stock Purchase Plans” has the meaning specified in Section 8.09(b).
“Subscription Agreement” has the meaning specified in the Recitals hereto.
“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.
“Surrender Documentation” has the meaning specified in Section 3.08(c).
“Surviving Corporation” has the meaning specified in the Recitals hereto.
“Surviving Provisions” has the meaning specified in Section 11.02.
“Tax” means (a) any federal, state, provincial, territorial, local, foreign and other tax of any kind, including without limitation, net income tax, alternative or add-on minimum tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax) ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, estimated, customs duties, and sales or use tax, or other tax or like assessment or charge, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority, and (b) any liability in respect of any items described in clause (a) payable as a result of being a member of a combined, consolidated, unitary or affiliated group (including pursuant to Treasury Regulations Section 1.1502-6 or any comparable provision of state, local or foreign Law), or as a transferee or successor.
“Tax Officer’s Certificates” has the meaning specified in Section 9.05(e).
“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with a Governmental Authority in respect of Taxes, including any schedule or attachment thereto and including any amendments thereof.
“Terminating VOSO Breach” has the meaning specified in Section 11.01(c).

“Terminating Wejo Breach” has the meaning specified in Section 11.01(b).
“Termination Date” has the meaning specified in Section 11.01(b).
“Test” has the meaning specified in Section 5.20(m).
“Third Earnout Achievement Date” has the meaning specified in Section 3.06(c).
“Third Earnout Shares” has the meaning specified in Section 3.06(c).
“Trading Day” means the day on which the VOSO Common Stock are actually traded on the principal securities exchange or securities market on which VOSO Common Stock are then traded.
“Transaction Agreements” means this Agreement, the Wejo Acquisition Agreement, the Registration Rights Agreement, the Sponsor Agreement, the Subscription Agreements, the Company Charter, the Company Bye-laws, the VOSO Charter and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.
“Transaction Expenses” means the aggregate amount of the Wejo Transaction Expenses and VOSO Transaction Expenses.
“Transactions” means the transactions contemplated by this Agreement and the other Transaction Agreements, including the Merger, the Wejo Purchase, the Limited Contribution and any Permitted Recapitalization.
“Transfer Taxes” has the meaning specified in Section 9.05(a).
“Treasury Regulations” means the regulations promulgated under the Code.
“Trust Account” has the meaning specified in Section 6.07.
“Trust Agreement” has the meaning specified in Section 6.07.
“Trustee” has the meaning specified in Section 6.07.
“U.K.” means the United Kingdom of Great Britain and Northern Ireland.
“U.K. GAAP” means United Kingdom generally accepted accounting principles, consistently applied.
“Unaudited Financial Statements” has the meaning specified in Section 5.05(a).
“U.S. GAAP” means United States generally accepted accounting principles, consistently applied.
“VAT” means any (a) Tax imposed in compliance with the council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) (including, in relation to the U.K., value added tax imposed by the Value Added Tax Act 1994 and legislation and regulations supplemental thereto); and (b) other Tax of a similar nature (including, without limitation, sales Tax, use Tax, consumption Tax and goods and services Tax), whether imposed in a member state of the E.U. in substitution for, or levied in addition to, such tax referred to in clause (a), or elsewhere.
“VOSO” has the meaning specified in the preamble hereto.
“VOSO Benefit Plan” has the meaning set forth in Section 6.11.
“VOSO Board Recommendation” has the meaning specified in the Recitals hereto.
“VOSO Charter” has the meaning specified in the Recitals hereto.
“VOSO Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of VOSO.
“VOSO Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of VOSO.

“VOSO Closing Statement” has the meaning specified in Section 4.03(a).
“VOSO Common Stock” means VOSO Class A Common Stock and VOSO Class B Common Stock.
“VOSO Contribution” has the meaning specified in the Recitals hereto.
“VOSO Cure Period” has the meaning specified in Section 11.01(c).
“VOSO Disclosure Schedules” means the disclosure schedules of VOSO.
“VOSO Material Adverse Effect” means, with respect to VOSO, any event, change, development, effect or occurrence that would reasonably be expected to prevent or materially delay the ability of VOSO to consummate the Transactions.
“VOSO Organizational Documents” means the Certificate of Incorporation and VOSO’s bylaws, as amended and in effect on the date hereof.
“VOSO Preferred Stock” has the meaning specified in Section 6.13(a).
“VOSO Representations” means the representations and warranties of VOSO expressly and specifically set forth in Article VI of this Agreement, as qualified by the Schedules.
“VOSO Specified Representations” has the meaning specified in Section 10.03(a)(i).
“VOSO Stockholder Matters” has the meaning specified in Section 9.03(a)(i).
“VOSO Stockholder Redemption” has the meaning specified in Section 9.03(a)(i).
“VOSO Stockholders” means the holders of shares of VOSO Common Stock.
“VOSO Transaction Expenses” has the meaning specified in Section 4.02(b).
“VOSO Warrant” means a warrant that entitles the holder to purchase one share of VOSO Class A Common Stock at a price of $11.50 per share.
“VOSO Warrant Recapitalization” has the meaning specified in the Recitals hereto.
“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by Wejo.
“WARN” has the meaning specified in Section 5.20(c).
“Warrant Agreement” means that certain Warrant Agreement, dated as of January 21, 2021, between VOSO and Continental Stock Transfer & Trust Company, a New York corporation.
“Wejo” has the meaning specified in the preamble hereto.
“Wejo Benefit Plans” means any “employee benefit plans” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) and other stock purchase, stock option, equity or equity-based awards, employment, individual consulting, severance, retention, change in control, fringe benefit, incentive, commission, bonus, health and welfare, retirement, supplemental retirement, nonqualified deferred compensation, private medical, retiree medical, life insurance and pension plans, programs, policies or binding agreements (in each case, other than any state benefit maintained by any Governmental Authority), whether written or oral, formal or informal, qualified or nonqualified, funded or unfunded, and including any that have been frozen or terminated, which pertain to any current or former employee, director, officer, stockholder, worker, consultant or independent contractor of the Acquired Companies and which any Acquired Company maintains, sponsors or contributes to or with respect to which any Acquired Company has any liability (including any such plan or arrangement formerly maintained by the Acquired Companies). For the purposes of this Agreement, all references to worker or workers shall only apply in relation to individuals engaged as workers in the United Kingdom and “worker” shall, in this Agreement, have the meaning given to it in Section 230(3) of the Employment Rights Act 1996 of the United Kingdom.
“Wejo Closing Statement” has the meaning specified in Section 4.03(b).
“Wejo Cure Period” has the meaning specified in Section 11.01(b).
“Wejo Data” means all data and information, including Personal Information, whether in electronic or any other form or medium, that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by the Acquired Companies.
“Wejo Disclosure Schedules” means the disclosure schedules of Wejo and its Subsidiaries.
“Wejo Employees” means any current or former employee, worker, officer or director of Wejo and/or its Subsidiaries.
“Wejo Financing Agreement” means the loan note instrument, dated April 21, 2021, issued by Wejo constituting up to $43m of fixed rate secured loan notes due 2024.
“Wejo Intellectual Property” means all Wejo Owned Intellectual Property and other Intellectual Property used in or necessary for the conduct of the business of the Acquired Companies.
“Wejo Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned by the Acquired Companies, including all Wejo Products owned or purported to be owned by the Acquired Companies.
“Wejo Parties” means Wejo, the Company, Merger Sub and Limited.
“Wejo Products” means all Software, services, or other products from which the Acquired Companies have derived within the three (3) years preceding the date hereof, are currently deriving or are scheduled to derive, revenue from the sale, license, maintenance or other provision thereof.
“Wejo Purchase” has the meaning specified in the Recitals hereto.
“Wejo Registered Intellectual Property” has the meaning set forth in Section 5.10(a).
“Wejo Representations” means the representations and warranties of Wejo, expressly and specifically set forth in Article V of this Agreement, as qualified by the Wejo Disclosure Schedules. For the avoidance of doubt, the Wejo Representations are solely made by Wejo and, solely for the purposes of Section 5.03, and Section 5.13, the Company, Merger Sub and Limited.
“Wejo Service Providers” means any current or former individual independent contractor or consultant of Wejo and/or its Subsidiaries.
“Wejo Shares” means the shares in the capital of Wejo.
“Wejo Transaction Expenses” has the meaning specified in Section 4.02(a).
Section 1.02
Construction.

(a)   Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article”, “Section”, “Schedule”, “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, and (vii) the phrase “to the extent” means the degree to which a thing extends (rather than if).
(b)   When used herein, “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary and usual course of Wejo’s and its Subsidiaries’ business, consistent with past practice (including, for the avoidance of doubt, recent actions taken in light of COVID-19).

(c)   Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.
(d)   Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.
(e)   The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.
(f)   Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.
(g)   All accounting terms used herein and not expressly defined herein shall have the meanings given to them under U.S. GAAP or U.K. GAAP, as applicable.
(h)   The phrases “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided no later than 9:00 a.m. on the day immediately prior to the date of this Agreement to the Party to which such information or material is to be provided or furnished (i) in the virtual “data room” set up by Wejo in connection with this Agreement or (ii) by delivery to such Party or its legal counsel via electronic mail or hard copy form.
Section 1.03   Knowledge.   As used herein, the phrase “to the knowledge” shall mean the actual knowledge, after reasonable inquiry of their respective direct reports, of, in the case of Wejo, the persons set forth on Schedule 1.03(c) of the Wejo Disclosure Schedules and, in the case of VOSO, the persons set forth on Schedule 1.03(b) of the VOSO Disclosure Schedules.
Section 1.04   Equitable Adjustments.   If, during the Interim Period, the outstanding securities of Wejo, the Company, Limited or Merger Sub (in each case, other than in connection with a Permitted Recapitalization) or shares of VOSO Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred (and for the avoidance of doubt, excluding any change due to the exercise of options, warrants or other rights to subscribe or convert any security into shares of any such entity that are in issue on the date of this Agreement), or if there shall have been any breach by VOSO with respect to its shares of VOSO Common Stock or rights to acquire VOSO Common Stock, then any number, value (including dollar value) or amount contained herein which is based upon the number of securities of Wejo, the Company, Limited or Merger Sub or shares of VOSO Common Stock, as applicable, will be appropriately adjusted to provide to the holders of Company Common Shares, the holders of Wejo Shares or the holders of VOSO Common Stock, as applicable, the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this Section 1.04 shall not be construed to permit Wejo, the Company, Limited or Merger Sub or VOSO to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement.
ARTICLE II
RECAPITALIZATION; MERGER; CONTRIBUTIONS
Section 2.01   Pre-Closing Recapitalization.   At any time prior to the Closing Date, without breach of any representation, warranty, covenant or agreement of Wejo, the Company, Limited or Merger Sub under this Agreement and notwithstanding anything to the contrary contained herein, each of Wejo and the Company shall be permitted to adjust, split, increase, convert, exercise, exchange, settle, combine, subdivide, recapitalize, reclassify or otherwise effect (including by merger) any change in respect of the then-outstanding equity interests, capital stock (or share capital, as applicable), debt stock or securities issued or granted by Wejo Shares or Company Common Shares, as the case may be (including any such event that involves the creation of new classes of common or other shares of Wejo or the Company, which may have varying voting rights on a per-share basis) or authorized share capital as necessary or appropriate to facilitate the Transactions (a “Permitted Recapitalization”).

Section 2.02   The Merger.
(a)   Following the Wejo Purchase, on the terms and subject to the conditions set forth herein, on the Closing Date, the Company and Merger Sub shall cause the Merger to be consummated by filing the certificate of merger in substantially the form of Exhibit D attached hereto (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing, or such later time as may be agreed in writing by the Company and VOSO and specified in the Certificate of Merger, being the “Effective Time”).
(b)   At the Effective Time, on the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the DGCL, Merger Sub and VOSO shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into VOSO, following which the separate corporate existence of Merger Sub shall cease and VOSO shall continue as the Surviving Corporation after the Merger and as a direct, wholly-owned Subsidiary of the Company.
Section 2.03   Effect of the Merger.   At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub set forth in this Agreement to be performed after the Effective Time.
Section 2.04   Governing Documents; Directors and Officers .
(a)   At the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall be the certificate of incorporation and bylaws of VOSO as in effect immediately prior to the Effective Time. At the Effective Time, the board of directors and officers of Merger Sub shall be the board of directors and officers of the Surviving Corporation.
(b)   The bye-laws of the Company shall be amended and restated to read the same as the Company Bye-laws.
Section 2.05   Further Assurances.   If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of VOSO, Merger Sub and Limited, the applicable directors, officers, members and managers of VOSO, Merger Sub and Limited (or their designees) are fully authorized in the name of their respective corporations/companies or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.
ARTICLE III
CONSIDERATION; EFFECTS OF THE TRANSACTIONS
Section 3.01   Wejo Equityholder Consideration.   The total consideration to be paid to the Existing Wejo Equityholders at the Closing for the Wejo Purchase shall equal the Closing Transaction Consideration. At the Effective Time, the Company shall issue and deliver to the Existing Wejo Equityholders such number of Company Common Shares as is equal to the Closing Seller Shares, in accordance with the Allocation Schedule and the terms herein. Against performance by the Company of its obligations under this Section 3.01, Wejo will deliver to the Company all Certificates that it has received from the Existing Wejo Equityholders in accordance with the Articles, as contemplated in each Letter of Transmittal delivered under Section 3.08(c) and register the Company as holder of the Wejo Shares transferred pursuant to the Wejo Purchase.
Section 3.02   VOSO Consideration; Effects of the Transactions.   On the terms and subject to the conditions set forth herein, at the Effective Time, by virtue of the Merger and without any further action on the part of any Party or the holders of any securities of VOSO, the following shall occur:

(a)   Each share of VOSO Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be converted into, and the holders of VOSO Common Stock shall be entitled to receive for each share of VOSO Common Stock, one Company Common Share. All such shares of VOSO Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of stock certificates representing such shares of VOSO Common Stock shall thereafter cease to have any rights with respect to such securities.
(b)   Each issued and outstanding share of VOSO Class C Common Stock shall be converted into and become one validly issued, fully paid and nonassessable share of Class C Common Stock, par value $0.001 per share, of the Surviving Corporation.
(c)   Each issued and outstanding share of common stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of Class C Common Stock, par value $0.001 per share, of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.
(d)   Each Excluded Share shall be cancelled and no consideration shall be paid or payable with respect thereto.
Section 3.03   VOSO Public Warrants.   At the Effective Time, by virtue of the Merger and without any action on the part of any holder of Public Warrants, each Public Warrant that is outstanding immediately prior to the Effective Time shall, pursuant to and in accordance with Section 4 of the Warrant Agreement, automatically and irrevocably be modified to provide that such Public Warrant shall no longer entitle the holder thereof to purchase the amount of share(s) of VOSO Common Stock set forth therein and in substitution thereof such Public Warrant shall entitle the holder thereof to acquire such number of Company Common Shares per Public Warrant, subject to adjustments as provided in Section 4 and the last sentence of Section 3.1 of the Warrant Agreement, that such holder was entitled to acquire pursuant to the terms and conditions of the Warrant Agreement if the Public Warrant was exercised prior to the Transactions. The parties shall cause the Warrant Agreement to be amended or exchanged as of immediately prior to the Effective Time to the extent necessary to give effect to this Section 3.03, including adding the Company as a party thereto, with the effect that the Public Warrants outstanding immediately prior to the Effective Time will be exchanged for warrants to purchase Company Common Shares.
Section 3.04   Issuance of Company Common Shares.   Unless otherwise determined by the board of directors of the Company following the Closing, all Company Common Shares shall be uncertificated, with record ownership reflected only in the register of members of the Company.
Section 3.05   Fractional Shares.   No fractional Company Common Shares shall be issued upon the surrender for exchange of the VOSO Common Stock or Public Warrants and the number of Company Common Shares to be issued to each holder in respect of the VOSO Common Stock or Public Warrants will be rounded down to the nearest whole share.
Section 3.06   Earnout Shares.
(a)   If, at any time during the seven (7)-year period following the Closing (the “Earnout Period”), the VWAP of the Company Common Shares is greater than or equal to $15.00 for any twenty (20) Trading Days within any thirty (30)-Trading Day period (such time when the foregoing is first satisfied, the “First Earnout Achievement Date”), the Company shall promptly issue to each of the Existing Wejo Equityholders, its pro rata portion of 1,500,000 Company Common Shares (the “First Earnout Shares”) in accordance with the Allocation Schedule.
(b)   If, at any time during the Earnout Period, the VWAP of Company Common Shares is greater than or equal to $18.00 for any twenty (20) Trading Days within any thirty (30) Trading Day-period (such time when the foregoing is first satisfied, the “Second Earnout Achievement Date”), the Company shall promptly issue to each of the Existing Wejo Equityholders, its pro rata portion of 1,500,000 Company Common Shares (the “Second Earnout Shares”) in accordance with the Allocation Schedule.

(c)   If, at any time during the Earnout Period, the VWAP of Company Common Shares is greater than or equal to $21.00 for any twenty (20) Trading Days within any thirty (30) Trading Day-period (such time when the foregoing is first satisfied, the “Third Earnout Achievement Date”), the Company shall promptly issue to each of the Existing Wejo Equityholders, its pro rata portion of 1,500,000 Company Common Shares (the “Third Earnout Shares”) in accordance with the Allocation Schedule.
(d)   If, at any time during the Earnout Period, the VWAP of Company Common Shares is greater than or equal to $24.00 for any twenty (20) Trading Days within any thirty (30) Trading Day-period (such time when the foregoing is first satisfied, the “Fourth Earnout Achievement Date”, and with the First Earnout Achievement Date, the Second Earnout Achievement Date, the Third Earnout Achievement Date, the “Earnout Achievement Dates”), the Company shall promptly issue to each of the Existing Wejo Equityholders, its pro rata portion of 1,500,000 Company Common Shares (the “Fourth Earnout Shares”, and together with the First Earnout Shares, the Second Earnout Shares and the Third Earnout Shares, the “Earnout Shares”) in accordance with the Allocation Schedule.
(e)   In the event that there is a binding definitive agreement with respect to a Company Sale entered into during the Earnout Period, to the extent it has not already occurred, each of the Earnout Achievement Dates shall be deemed to occur on the day prior to the closing of such Company Sale if the price paid per Company Common Share in such Company Sale is greater than or equal to the threshold applicable to such Earnout Achievement Date, and the Company shall issue the Earnout Shares for each such deemed Earnout Achievement Date promptly following such day; provided, that (i) in each of the foregoing clauses (c) and (d), to the extent the price paid per Company Common Share includes consideration or property other than cash (including contingent consideration), the board of directors of the Company shall determine the price paid per Company Common Share in such Company Sale in good faith (valuing any such consideration payable in publicly-traded securities of the acquiror, on a per-security basis, at the VWAP of such security over the twenty (20) consecutive Trading Day period ending on (and including) the second (2nd) Business Day prior to the date of the entry into the binding definitive agreement providing for the consummation of such Company Sale) and (ii) any determination by the board of directors of the Company with respect to any matters contemplated by, or related to, this Section 3.06, including the price paid per Company Common Share in any Company Sale and the determination of whether any Company Common Shares are issuable under this Section 3.06, shall be made in good faith and shall be final and binding on the Parties.
(f)   The Company Common Share price targets set forth in this Section 3.06 and the number of shares to be issued pursuant to this Section 3.06 shall be equitably adjusted for any share dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting the Company Common Shares during the Earnout Period.
(g)   Any payments to the Existing Wejo Equityholders pursuant to this Section 3.06 shall be treated for all purposes as being in consideration for the Wejo Purchase.
(h)   All Company Common Shares to be issued pursuant to this Section 3.06 will upon issue be credited and treated as fully paid and non-assessable.
(i)   The date on which any Earnout Shares are issued pursuant to this Section 3.06 shall be referred to as an “Earnout Payment Date”.
Section 3.07 Allocation Schedule. Schedule 3.07 of the Wejo Disclosure Schedules sets forth Wejo’s good faith estimate of the Allocation Schedule (other than with respect to payment instructions). At least two (2) Business Days prior to the Closing Date, Wejo shall deliver the Allocation Schedule to VOSO and the Exchange Agent.
Section 3.08   Disbursements of Consideration; Exchange Agent.
(a)   Prior to completion of the Wejo Purchase, VOSO shall appoint a commercial bank or trust company (the “Exchange Agent”) for the purposes of disbursing the portion of the Closing Transaction Consideration and the Earnout Shares payable to each Existing Wejo Equityholder pursuant to Section 3.01 and Section 3.06.

(b)   Prior to completion of the Wejo Purchase, the Company shall deposit with the Exchange Agent to be held in trust, the aggregate number of Company Common Shares equal to the Closing Seller Shares required pursuant to the Allocation Schedule to fund the payments set forth in Section 3.01. Upon the occurrence of any Earnout Achievement Date, the Company shall deposit with the Exchange Agent, to be held in trust, the aggregate number of Earnout Shares payable on the applicable Earnout Payment Date. Such equity deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund”. At the Effective Time, and upon any Earnout Payment Date, VOSO shall deliver irrevocable instructions to the Exchange Agent to deliver the Closing Transaction Consideration or the Earnout Shares, as applicable, out of the Exchange Fund in the manner it is contemplated to be issued or paid pursuant to this Article III.
(c)   No later than five (5) days prior to the anticipated Closing Date, VOSO shall deliver or cause to be delivered to each Existing Wejo Equityholder: (i) a letter of transmittal (the “Letter of Transmittal”) in customary form mutually agreed between VOSO and Wejo prior to the Closing specifying that, subject to the Articles, delivery shall be effected, and risk of loss and title to the Wejo Shares shall pass, only upon delivery of the Company Common Shares in accordance with Section 3.01, and delivery by the Existing Wejo Equityholders to the Exchange Agent of (x) duly executed stock transfer forms together with the stock certificates representing all of such Wejo Shares (“Certificates”) (or an indemnity in lieu of the Certificates as provided in Section 3.08(f)) or (y) any Wejo Shares in book-entry form (“Book-Entry Shares”), along with duly executed stock transfer forms, if applicable, such Letter of Transmittal to be in such form and have such other provisions as VOSO and Wejo may reasonably agree (the “Surrender Documentation”). Upon surrender of a Certificate (or an indemnity in lieu of the Certificate as provided in Section 3.08(f)) or Book-Entry Shares, and delivery of duly executed stock transfer forms, as applicable, to the Exchange Agent in accordance with the terms of the Surrender Documentation, the Exchange Agent will deliver to the holder of such Certificate or Book-Entry Shares in exchange therefor such holder’s portion of the Closing Transaction Consideration and Earnout Shares, as determined, and when payable, in accordance with Section 3.01 and Section 3.06, respectively, with: the Company Common Shares and Earnout Shares being delivered via book-entry issuance, in each case, less any required Tax withholdings as provided in Section 3.09; provided, however, that if the holder of such Certificate or Book-Entry Shares delivers to the Exchange Agent the Surrender Documentation with respect to such holder’s Certificates or Book-Entry Shares at least two (2) Business Days prior to the Closing Date, the Exchange Agent shall deliver to the holder of such Certificate or Book-Entry Shares in exchange therefor such holder’s portion of the Closing Transaction Consideration covered by such Surrender Documentation in accordance with this sentence as promptly as practicable (and in any event, within ten (10) Business Days) after the Closing Date. The Certificates or Book-Entry Shares so surrendered shall forthwith be cancelled. After the relevant Closing Transaction Consideration has been deposited with, or made available to, the Exchange Agent in accordance with this Agreement, until so surrendered, each Certificate or Book-Entry Share shall represent after the Effective Time for all purposes only the right to receive the applicable portion of the Closing Transaction Consideration in accordance with Section 3.01 attributable to such Certificate or Book-Entry Share. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates or Book-Entry Shares. In the event of a transfer of ownership of shares of Wejo Shares that is not registered in the register of members of Wejo, the applicable portion of the Closing Transaction Consideration and Earnout Shares to be delivered upon due surrender of the Certificate or Book-Entry Shares may be issued to such transferee if the Certificate or Book-Entry Shares formerly representing such Wejo Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.
(d)   From and after the Effective Time, there shall be no transfers on the transfer books of Wejo of any equity of Wejo that was outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate or Book-Entry Share is presented to the Surviving Corporation, VOSO or the Exchange Agent for transfer, it shall, subject to applicable law, be cancelled and deemed exchanged for (without interest and after giving effect to any required Tax withholdings as provided in Section 3.09) the portion of the consideration set forth in Section 3.01 or Section 3.06 represented by such Certificate or Book-Entry Share, as applicable.
(e)   Any portion of the Exchange Fund that remains unclaimed by any Existing Wejo Equityholder for one hundred and eighty (180) days after the Effective Time may be delivered to the Company upon the

Company’s or Wejo’s instruction, subject to applicable law. Any Existing Wejo Equityholder who has not theretofore complied with this Article III shall thereafter look only to the Company for payment of its respective portion of the consideration set forth in Section 3.02(a) or Section 3.06 (after giving effect to any required Tax withholdings as provided in Section 3.09) upon due surrender of its Certificates (or indemnity in lieu of such Certificates as provided in Section 3.08(f) or other applicable documentation) or Book-Entry Shares, without any interest thereon. Notwithstanding the foregoing, and without prejudice to the Articles, none of the Company, Wejo, VOSO, the Exchange Agent or any other Person shall be liable to any Existing Wejo Equityholder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.
(f)   In the event any Certificate shall have been lost, stolen or destroyed, upon the issue of an indemnity in lieu by the Person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will deliver to such Person the portion of the Closing Transaction Consideration and Earnout Shares attributable to such Certificate (after giving effect to any required Tax withholdings as provided in Section 3.09) in accordance with this Section 3.08.
Section 3.09   Withholding Rights.   Notwithstanding anything in this Agreement to the contrary, VOSO, Merger Sub, the Company, the Surviving Corporation, Limited and their respective Affiliates shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment under applicable Law; provided, that if one Party determines that any payment hereunder is subject to deduction and/or withholding, the paying Party shall (i) provide notice to the other Parties as soon as reasonably practicable after such determination and (ii) cooperate with the other Parties to reduce or eliminate any such deduction or withholding to the extent permitted by applicable Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Any amounts so withheld shall be timely remitted to the applicable Governmental Authority. In the case of any such payment payable to employees of the Company or its Subsidiaries in connection with the Transactions treated as compensation, the parties shall cooperate to pay such amounts through the Company’s or the relevant Subsidiary’s payroll to facilitate applicable withholding.
ARTICLE IV
CLOSING TRANSACTIONS; ADJUSTMENT TO CLOSING TRANSACTION CONSIDERATION
Section 4.01   Closing.   On the terms and subject to the conditions set forth in this Agreement, the closing of the Transactions (the “Closing”) shall take place (a) electronically by the mutual exchange of electronic signatures (including portable document format (.PDF)) commencing as promptly as practicable (and in any event no later than 8:00 a.m. Eastern Time on the third (3rd) Business Day) following the satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article X (other than those conditions that by their terms or nature are to be satisfied at the Closing; provided that such conditions are satisfied or (to the extent permitted by applicable Law) waived at the Closing), or (b) at such other place, time or date as VOSO and Wejo may mutually agree in writing. The date on which the Closing shall occur is referred to herein as the “Closing Date.”
Section 4.02   Expense Amounts.
(a)   No sooner than five (5) or later than three (3) Business Days prior to the Closing Date, Wejo shall provide to VOSO a written report setting forth a list of the following fees and expenses incurred by or on behalf of the Wejo Parties in connection with the preparation, negotiation and execution of this Agreement, the other Transaction Agreements, and the consummation of the Transactions (together with written invoices and wire transfer instructions for the payment thereof): (i) the fees and disbursements of outside counsel to the Wejo Parties, (ii) the fees and expenses of accountants and other advisers to the Wejo Parties, (iii) the fees and disbursements of bona fide third-party investment bankers to the Wejo Parties, (iv) any premiums, fees, disbursements or expenses incurred in connection with any tail insurance policy for the directors’ and officers’ liability insurance of the Wejo Parties, including the D&O Tail, in each case, incurred in connection with the Transactions and (v) the aggregate amount of transaction bonuses (including bonuses to fund the exercise price of any options in respect of Wejo Shares) payable in connection with the Transactions up to $10 million (collectively, the “Wejo Transaction Expenses”).

(b)   No sooner than five (5) or later than three (3) Business Days prior to the Closing Date, VOSO shall provide to Wejo a written report setting forth a list of the following fees and expenses incurred by or on behalf of VOSO in connection with the preparation, negotiation and execution of this Agreement, the other Transaction Agreements, and the consummation of the Transactions (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date: (i) the fees and disbursements of outside counsel to VOSO (including its direct and indirect equityholders), (ii) the fees and expenses of accountants to VOSO, (iii) the fees and expenses of the consultants and other advisors to VOSO set forth on Schedule 4.02(b)(i) of the VOSO Disclosure Schedules, (iv) the fees and disbursements of bona fide third-party investment bankers to VOSO, and (v) any premiums, fees, disbursements or expenses incurred in connection with any rep and warranty insurance policy and any tail insurance policy for the directors’ and officers’ liability insurance of VOSO, in each case, incurred in connection with the Transactions (collectively, the “VOSO Transaction Expenses”).
Section 4.03   Closing Statements.
(a)   At least two (2) Business Days prior to the Closing and in any event not earlier than the time that holders of shares of VOSO Class A Common Stock may no longer elect redemption in accordance with VOSO Stockholder Redemption, VOSO shall prepare and deliver to Wejo a statement (the “VOSO Closing Statement”) setting forth in good faith: (i) the aggregate amount of cash in the Trust Account (prior to giving effect to VOSO Stockholder Redemption); (ii) the aggregate amount of all payments required to be made in connection with VOSO Stockholder Redemption; (iii) the number of shares of VOSO Class A Common Stock to be outstanding as of the Closing after giving effect to VOSO Stockholder Redemption and confirmation that (x) all shares of VOSO Class B Common Stock will be converted into shares of VOSO Class A Common Stock on a one-for-one basis and (y) no VOSO Preferred Stock is outstanding; (iv) the PIPE Investment Proceeds received and to be received in connection with the Transaction prior to the Closing; and (v) the number of shares of VOSO Common Stock that may be issued in connection with the recapitalization of the Sponsor VOSO Warrants contributed by Founder to Limited, in each case, including reasonable supporting detail therefor. The VOSO Closing Statement and each component thereof shall be prepared and calculated in accordance with the definitions contained in this Agreement. From and after delivery of the VOSO Closing Statement until the Closing, VOSO shall (x) provide the Company and its Representatives with reasonable access at all reasonable times during normal business hours and upon reasonable prior notice to the books and records of VOSO and to senior management personnel of VOSO, in each case, to the extent reasonably requested by the Company or any of its Representatives in connection with their review of the VOSO Closing Statement, (y) cooperate with the Company and its Representatives in connection with their review of the VOSO Closing Statement and the components thereof and (z) consider in good faith any comments to the VOSO Closing Statement provided by the Company prior to the Closing Date.
(b)   At least two (2) Business Days prior to the Closing, Wejo shall prepare and deliver to VOSO a statement (the “Wejo Closing Statement”) setting forth its good faith calculation of the Company Net Debt Amount and the resulting Closing Transaction Consideration based on such calculation. The Wejo Closing Statement and each component thereof shall be prepared and calculated in accordance with the definitions contained in this Agreement. From and after delivery of the Wejo Closing Statement until the Closing, Wejo shall (x) provide VOSO and its Representatives with reasonable access at all reasonable times during normal business hours and upon reasonable prior notice to the books and records of Wejo and its Subsidiaries and to senior management personnel of Wejo and its Subsidiaries, in each case, to the extent reasonably requested by Wejo or any of its Representatives in connection with their review of the Wejo Closing Statement, (y) cooperate with VOSO and its Representatives in connection with their review of the Wejo Closing Statement and the components thereof and (z) consider in good faith any comments to the Wejo Closing Statement provided by VOSO prior to the Closing Date.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE WEJO PARTIES
Except as set forth in the Wejo Disclosure Schedules to this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face), the Wejo Parties, as applicable, represent and warrant to VOSO as follows:
Section 5.01   Organization and Corporate Power.   Each Wejo Party is duly formed and organized, validly existing and in good standing (or has the equivalent status under the Laws of its jurisdiction of formation) and has all requisite corporate (or comparable) power and authority to own, lease or operate its assets and properties and to carry on its business as now conducted. Each Wejo Party is qualified to do business and is in good standing (or its equivalent, if applicable) in every jurisdiction in which its ownership or lease of property or assets or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect. Each Wejo Party (other than Wejo) was formed solely for the purpose of engaging in the Transactions, has not conducted any business prior to the date hereof and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement, any Transaction Agreement to which it is a party, as applicable, and the Transactions. The copies of the organizational documents of each Wejo Party, as in effect on the date hereof, previously made available by Wejo to VOSO, (a) are true, correct and complete and (b) are in full force and effect. No Wejo Party is not default or violation of any of the provisions of its organizational documents.
Section 5.02   Subsidiaries.   Except as set forth on Schedule 5.02 of the Wejo Disclosure Schedules, Wejo does not own or hold the right to acquire any shares, stock, partnership interest or joint venture interest or other equity interest in any other corporation, organization or entity. Except as set forth on Schedule 5.02 of the Wejo Disclosure Schedules, Wejo owns, directly or indirectly, of record and beneficially, all shares, capital stock and other equity interests in each of its Subsidiaries, free and clear of all Liens (other than Permitted Liens and Liens arising under applicable Securities Laws), and all such shares, capital stock and other equity interests are validly issued, fully paid and non-assessable (to the extent such concept is applicable to such shares, capital stock and other equity interests). Each of the Subsidiaries of Wejo is duly incorporated, formed or organized, validly existing and in good standing (or its equivalent, if applicable) under the applicable Laws of its jurisdiction of incorporation, formation or organization, and each of the Subsidiaries of Wejo has all requisite corporate (or comparable) power and authority to own, lease or operate its properties and assets and to carry on its businesses as now conducted. Each of the Subsidiaries of Wejo is qualified to do business and is in good standing (or its equivalent, if applicable) in every jurisdiction in which its ownership or lease of property or assets or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect. The copies of the organizational documents of each of Wejo’s Subsidiaries, as in effect on the date hereof, previously made available by Wejo to VOSO, (a) are true, correct and complete and (b) are in full force and effect.
Section 5.03   Authorization; No Conflicts.
(a)   Each Wejo Party has full power and authority to execute and deliver this Agreement and each Transaction Agreement that is to be executed by such party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and each of the Transaction Agreements to be executed by the Wejo Parties and the consummation of the Transactions have been duly and validly authorized and approved by all requisite action, and no other proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement and the other Transactions Agreements. This Agreement has been, and each of the Transaction Agreements to be executed by the applicable Wejo Party will be, at or prior to the Closing, duly and validly authorized, executed and delivered by such party, and assuming that this Agreement and each of the Transaction Agreements to be executed by such party is a valid and binding obligation of the other parties hereto and thereto, this Agreement constitutes, and each of the Transaction Agreements to be executed by each Wejo Party when so executed and delivered will constitute, legal, valid and binding obligations of each Wejo Party, enforceable against such party in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity (the “Enforceability Exceptions”).
(b)   Except (i) for the requirements under the HSR Act, Securities Laws, NASDAQ and any other regulations that are required for the consummation of the Transactions and set forth on Schedule 5.13 of the Wejo Disclosure Schedules and (ii) as set forth on Schedule 5.03(b) of the Wejo Disclosure Schedules, the execution, delivery and performance of this Agreement and each of the Transaction Agreements to be executed by the applicable Wejo Party and the consummation of the Transactions, or compliance by the Wejo Parties with any of the provisions hereof or thereof, do not and will not materially conflict with, result in the breach of, require any notice or consent under, constitute a default under (with or without notice or lapse of time or both), result in a violation of, result in the creation of any Lien upon any properties or assets of any of the Wejo Parties or any of its Subsidiaries under, give rise to any right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or give rise to any obligation of any of the Wejo Parties to make any payment under, any provision of (A) any of the Wejo Parties’ articles of incorporation, by-laws or other similar organizational governing documents; (B) any Material Contract; (C) any outstanding judgment, order or decree applicable to any of the Wejo Parties or any of the material properties or assets of any of the Wejo Parties; or (D) any applicable Law to which any of the Wejo Parties is subject.
Section 5.04   Capitalization.
(a)   Schedule 5.04(a) of the Wejo Disclosure Schedules sets forth, as of the date hereof, the number and class of issued and outstanding equity interests of each Wejo Party, the record and beneficial owners thereof and the number and class of equity interests held by each such record and beneficial owner. Upon the consummation of the Wejo Purchase, the Company will be the beneficial owner of all of the issued share capital of Wejo, free and clear of all Liens (other than Liens arising under applicable Securities Laws).
(b)   Except as set forth on Schedule 5.04(b) of the Wejo Disclosure Schedules, all of the outstanding shares of capital stock or other equity interests of the Wejo Parties (i) have been duly authorized and are validly issued, fully paid and non-assessable (to the extent such concept is applicable to such equity interests), (ii) were issued in all material respects in compliance with Law, and (iii) were not issued in breach or violation of any Contract or right of first refusal, rights of first offer or similar rights. Except as set forth on Schedule 5.04(b) of the Wejo Disclosure Schedules, there are no outstanding options, warrants, rights to subscribe to, purchase rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares or securities containing any equity features of any Wejo Party, or Contracts, commitments, understandings or arrangements, by which any Wejo Party is or may become bound to issue additional shares or other equity interests or options, warrants, scrip, rights to subscribe to, purchase rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares or other equity interests.
(c)   All of the outstanding shares of capital stock or other equity interests of each of the Acquired Companies have been duly authorized and are validly issued and are fully paid and non-assessable (to the extent such concept is applicable to such equity interests). Except as set forth on Schedule 5.04(c) of the Wejo Disclosure Schedules, there are no securities or rights of any of the Acquired Companies, or Contracts, commitments, understandings or arrangements by which any of the Acquired Companies is bound obligating any of the Acquired Companies to redeem or otherwise acquire any shares, shares of capital stock or other equity interests of the Acquired Companies. Except as set forth on Schedule 5.04(c) of the Wejo Disclosure Schedules, none of the Acquired Companies has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for shares or securities having the right to vote) with the share or equity holders of any of the Acquired Companies on any matter. Except as set forth on Schedule 5.04(c) of the Wejo Disclosure Schedules, there are no voting trusts or other agreements or understandings to which any of the Acquired Companies is a party with respect to the voting of the shares, shares of capital stock or other equity interests of the Acquired Companies.
Section 5.05   Financial Statements
(a)   Attached to Schedule 5.05(a) of the Wejo Disclosure Schedules are true, accurate and complete copies of (i) the audited consolidated balance sheet of Wejo and its Subsidiaries as of December 31, 2019, and the related audited consolidated statement of operations, shareholders’ equity and cash flows for the year then ended, together with all related notes and schedules thereto, accompanied by the auditor’s reports thereon, and of its profits or loss and total comprehensive income for the relevant accounting period (the “Audited Financial Statements”), and (ii) the unaudited consolidated balance sheet of Wejo and its

Subsidiaries as at December 31, 2020, and the related unaudited consolidated statement of operations, shareholders’ equity and cash flows for the year then ended, together with all related notes and schedules thereto, and of its profits or loss and total comprehensive income for the relevant accounting period (the “Unaudited Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”).
(b)   The Audited Financial Statements and the Unaudited Financial Statements, together with related notes, have been prepared in accordance with U.K. GAAP and U.S. GAAP, respectively, consistently applied in all material respects throughout the periods covered thereby (except as may be indicated therein or in the notes thereto), and present fairly, in all material respects, the consolidated financial position, cash flows and results of operations of Wejo and its Subsidiaries as of the dates and for the periods indicated in such Financial Statements, and, in the case of the Unaudited Financial Statements, subject to normal audit adjustments and the absence of footnotes. Each of Wejo and its Subsidiaries maintains books and records reflecting its assets and liabilities which are accurate in all material respects.
Section 5.06   No Material Adverse Effect; Absence of Certain Developments.
(a)   Except as set forth on Schedule 5.06(a) of the Wejo Disclosure Schedules, since December 31, 2020 through the date of this Agreement, there has not been any Material Adverse Effect.
(b)   Except as set forth on Schedule 5.06(b) of the Wejo Disclosure Schedules, except in connection with the Transactions, since December 31, 2020 through the date of this Agreement, each Acquired Company has conducted its business in the ordinary course of business.
Section 5.07   Title to Properties; Sufficiency of Assets.
(a)   Each of the Acquired Companies owns good and valid title to, or holds a valid leasehold interest in, all of the material tangible personal property used by it in the conduct of its business, free and clear of all Liens, except for Permitted Liens. Each such item of material tangible personal property is in all material respects in operable condition and repair, subject to normal wear and tear, ongoing repairs or refurbishments in the ordinary course and obsolescence in the ordinary course.
(b)   No Acquired Company owns any real property, nor has any Acquired Company ever owned any real property. Schedule 5.07(b) of the Wejo Disclosure Schedules contains a list of all material real property leased or subleased by each of the Acquired Companies as of the date hereof (the “Leased Real Property”). The Acquired Companies have delivered to VOSO a true and complete copy of the underlying lease in Wejo’s possession or control with respect to each parcel of Leased Real Property (each, a “Lease”). Except as set forth on Schedule 5.07(b) of the Wejo Disclosure Schedules, with respect to each of the Leases: (i) to the knowledge of Wejo, either Wejo or one of its Subsidiaries has a valid and enforceable leasehold interest in each parcel or tract of real property leased by any Acquired Company (in accordance with the terms of such Leases, subject to the Enforceability Exceptions); (ii) none of the Acquired Companies have received written notice of any existing material defaults thereunder by such Acquired Company (as applicable) nor, to the knowledge of Wejo, are there any existing material defaults by the lessor thereof; (iii) to the knowledge of Wejo, no event has occurred which (with notice, lapse of time or both) would constitute a material breach or default thereunder by any of the Acquired Companies (as applicable) or, to the knowledge of Wejo, any other party thereto; and (iv) the Leased Real Property is in good operating condition and repair, free from structural, physical and mechanical defects, in all material respects is maintained in a manner consistent with standards generally followed with respect to similar properties.
(c)   Upon the consummation of the Transactions, the Acquired Companies will own or have the right to use all assets, properties, rights and Contracts of any kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether accrued, contingent, fixed or otherwise, and wherever located), including the goodwill related thereto, necessary to continue to carry on the businesses currently engaged in by the Acquired Companies in the manner in which such businesses are currently conducted.
Section 5.08   Tax Matters.
(a)   All income and other material Tax Returns required by Law to be filed by the Acquired Companies have been timely filed and were, and remain, true, correct and complete in all material respects. All Taxes due and shown as due on such returns have been timely paid, other than Taxes for which adequate reserves have been established on the financial statements of the Acquired Companies.
(b)   Each Acquired Company has (i) withheld and deducted all material amounts of Taxes required to have been withheld or deducted by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted such amounts to the appropriate Governmental Authority and (iii) complied in all material respects with applicable Law with respect to Tax withholding.
(c)   No Acquired Company is currently engaged in any material audit, administrative proceeding or judicial proceeding with respect to Taxes. No Acquired Company has received any written notice from a Governmental Authority of a dispute or claim with respect to a material amount of Taxes, other than disputes or claims that have since been resolved, and to the knowledge of Wejo, no such dispute or claim is pending. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of any Acquired Company.
(d)   There are no Liens with respect to Taxes on any of the assets of any Acquired Company, other than for Taxes not yet due and payable.
(e)   No Acquired Company has received (i) written notice from a foreign taxing authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized, or (ii) a written claim from a jurisdiction where it does not file a Tax Return that it is or may be subject to Taxes in that jurisdiction in respect of Taxes that would be the subject of such Tax Return, which claim has not been resolved.
(f)   The Acquired Companies have complied in all material respects with all applicable transfer pricing rules described in Section 482 of the Code and the Treasury Regulations thereunder, or any corresponding or similar provision of state, local or foreign Law.
(g)   None of the Acquired Companies will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting under Section 481 of the Code (or similar provision of state, local or foreign Law), or use of an improper method of accounting, for a taxable period (or portion thereof) ending on or prior to the Closing Date; (ii) “closing agreement” within the meaning of Section 7121 of the Code (or similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iii) intercompany transaction; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) advance payments, prepaid or deferred amounts received on or prior to the Closing Date.
(h)   No Acquired Company has been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or similar provision of state, local or foreign Law).
(i)   Other than in connection with the Transactions, no Acquired Company has any written requests for rulings or determinations in respect of any Tax pending with any Governmental Authority or has received a ruling from any Governmental Authority with respect to any Tax.
(j)   No Acquired Company has any material liability for the Taxes of any Person (other than another Acquired Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law).
(k)   No Acquired Company is a party to, or bound by, or has any material obligation with respect to Taxes of any Person (other than another Acquired Company) under any Tax allocation, Tax sharing, Tax indemnification agreement or otherwise (except, in each case, for any such agreements that are commercial contracts not primarily relating to Taxes).
(l)   To the knowledge of Wejo, there are no facts or circumstances that could reasonably be expected to prevent the Company Contribution and the Limited Contribution from qualifying for the Intended Tax Treatment.

(m)   No Acquired Company has entered into any arrangement or transaction (or series of arrangements or transactions) prior to the date of this Agreement: (i) the main purpose, or one of the main purposes, of which was the avoidance of taxation; or (ii) in respect of which disclosure was made, or is being made, under the U.K. Disclosure of Tax Avoidance Schemes regime or Council Directive 2018/822/EU amending Council Directive 2011/16/ER (including the International Tax Enforcement (Disclosable Arrangements) Regulations 2020), or under Schedule 11A of the U.K. Value Added Tax Act 1994 or any regulations made under that part or that schedule or any similar rules or regime in a jurisdiction outside the United Kingdom.
(n)   No Acquired Company has committed an offence under Part 3 of the U.K. Criminal Finances Act 2017 or any similar Laws in any other jurisdiction, and each Acquired Company has instituted and maintained procedures that are designed to prevent its employees, agents and services providers from causing any of them to commit an offence under any such Law.
(o)   There is no instrument (which, for the avoidance of doubt, does not include any instrument entered into in connection with any of the Transactions) to which and Acquired Company is a party and which is necessary to establish such entity’s rights or title to or interest in any asset, which is or could become liable to any stamp duty, stamp duty reserve Tax or stamp duty land Tax (or any similar duty or Tax in a jurisdiction outside the U.K.) which has not been duly stamped (if required) or in respect of which the relevant duty or Tax together with any related interest and penalties (as applicable) has not been paid.
(p)   Each Acquired Company is registered (where required) for the purposes of VAT.
(q)   The implementation of the Transactions will not result in any degrouping or claw back Taxes arising to any Acquired Company under U.K. Tax Law.
Notwithstanding any other provision in this Agreement, the representations and warranties in this Section 5.08 and Section 5.14 (to the extent expressly related to Taxes) are the sole and exclusive representations and warranties of the Acquired Companies in respect of Taxes.
Section 5.09   Contracts and Commitments.
(a)   Except as set forth on Schedule 5.09(a) of the Wejo Disclosure Schedules, none of the Acquired Companies is, as of the date hereof, a party to any (collectively, the “Material Contracts”):
(i)   any collective bargaining agreement or other Contract with any labor union, works counsel or other labor organization;
(ii)   any employment or consulting Contract with any Wejo Employee with a title of Executive Vice President or higher, providing for a base salary in excess of $250,000 per annum (or local equivalent), or with any Wejo Service Provider for whom annualized aggregate fees exceed $250,000 per annum (or local equivalent), except for any such Contracts that are terminable upon notice of sixty (60) days or less by an Acquired Company at-will without liability or financial obligation (including any severance or similar separation payments);
(iii)   any change in control, transaction bonus, retention bonus, stay pay or similar Contract with any current or former employee or individual service provider of any Acquired Company;
(iv)   any Contract or indenture relating to Indebtedness or to mortgaging, pledging or otherwise placing a Lien (other than a Permitted Lien) on any portion of the assets of the Acquired Companies;
(v)   any guaranty of any obligation for borrowed money or other material guaranty;
(vi)   any individual lease or other Contract under which any Acquired Company is lessee of, or holds or operates any property, real or personal, owned by any other party, for which the annual rental exceeds $1,200,000;
(vii)   any individual lease or other Contract under which any Acquired Company is lessor of or permits any third party to hold or operate any property, real or personal, for which the annual rental exceeds $1,700,000;

(viii)   other than purchase orders entered into in the ordinary course of business, any Contract with any Material Customer or Material Supplier;
(ix)   material Intellectual Property Agreements, other than (A) Contracts for the license of commercially available, off-the-shelf software that is not incorporated into any Wejo Product (owned or purported to be owned by the Acquired Companies or, to the knowledge of Wejo, other Wejo Product) and that incurred license fees during any twelve (12)-month period of no more than $25,000; (B) Contracts for the non-exclusive license of Intellectual Property granted by any Acquired Company to customers in the ordinary course of business; and (C) Open Source Software licenses;
(x)   any Contract that purports to limit the ability of any Acquired Company from operating or doing business in any location, market or line of business;
(xi)   any Contract providing for indemnification by any Acquired Company of any Person, except for any such Contracts that are entered into in the ordinary course of business;
(xii)   any Contract that (A) contains any “most favored nation” or similar provision, or (B) grants to any Person any exclusive rights, rights of first refusal, rights of first negotiation or similar rights;
(xiii)   any joint venture, strategic alliance and similar Contract;
(xiv)   any Contract entered into in the last two (2) years for the settlement of any Action for which any Acquired Company has any ongoing liability or obligation;
(xv)   any Contract requiring or providing for any capital expenditure in excess of $5,000,000;
(xvi)   any Contract relating to the acquisition or disposition (whether by merger, sale of stock, sale of assets or otherwise) of any Person or material line of business entered into during the past two (2) years or the future acquisition or disposition (whether by merger, sale of stock, sale of assets or otherwise) of any Person or material line of business; and
(xvii)   any Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $1,200,000 in the aggregate per Contract or series of Contracts with the same party, or (B) the performance of services having a value in excess of $1,200,000 in the aggregate per Contract or series of Contracts with the same party.
(b)   Each Material Contract is in full force and effect, and is the legal, valid and binding obligation of either Wejo or one of its Subsidiaries which is party thereto, and, to the knowledge of Wejo, of the other parties thereto, enforceable against each of them in accordance with its terms. Except as set forth on Schedule 5.09(a)(ix) of the Wejo Disclosure Schedules, no Acquired Company is in material default under any Material Contract, and, to the knowledge of Wejo, the other party to each Material Contract is not in material default thereunder. Except as set forth on Schedule 5.09(a)(ix) of the Wejo Disclosure Schedules, no event has occurred that with the lapse of time or the giving of notice or both would constitute a material breach or default on the part of Wejo or any of its Subsidiaries or, to the knowledge of Wejo, any other party under any Contract listed on Schedule 5.09(a) of the Wejo Disclosure Schedules. To the knowledge of Wejo, no party to any Material Contract has given written notice of its intent to terminate or materially modify or amend the terms and conditions of any Material Contract, and no party has given notice of any material dispute with respect to any Material Contract. Wejo has made available to VOSO true and correct copies of each Material Contract, together with all amendments, modifications or supplements thereto.
Section 5.10   Intellectual Property; IT and Privacy Matters.
(a)   Schedule 5.10(a) of the Wejo Disclosure Schedules sets forth all registered Intellectual Property and applications to register Intellectual Property with a Governmental Authority (or in the case of internet domain names, with a domain name registrar) that are owned by Wejo and its Subsidiaries as of the date hereof (collectively, the “Wejo Registered Intellectual Property”). Wejo or its Subsidiaries has made all required filings and paid all maintenance and other fees necessary to maintain the Wejo Registered Intellectual Property.
(b)   Except as set forth on Schedule 5.10(b) of the Wejo Disclosure Schedules: (i) Wejo and its Subsidiaries own all of the Wejo Owned Intellectual Property, free and clear of all Liens (other than

Permitted Liens); (ii) there are no Actions pending or, to the knowledge of Wejo, threatened, that challenge the validity, use, ownership, registrability, or enforceability of the Wejo Owned Intellectual Property; (iii) Wejo and its Subsidiaries own all right, title and interest in, or have the right pursuant to a valid and enforceable written Contract to use, all Wejo Intellectual Property, provided that nothing in this Section 5.10(b)(iii) constitutes, or will be deemed, interpreted or construed to constitute, a representation of non-infringement of the Intellectual Property Rights of any third Person; and (iv) Wejo and its Subsidiaries are in material compliance with all obligations under any Contract pursuant to which Wejo and its Subsidiaries have obtained the right to use any third party Software, including Open Source Software.
(c)   Except as set forth on Schedule 5.10(c) of the Wejo Disclosure Schedules, (i) neither Wejo nor any of its Subsidiaries have received any written claims within the three (3) years prior to the date hereof alleging that Wejo or its Subsidiaries has infringed or misappropriated the Intellectual Property of any other Person (including through the use of Wejo Intellectual Property or the current conduct of Wejo’s business) or alleging any claim or ownership or co-ownership of any Wejo Owned Intellectual Property; (ii) to the knowledge of Wejo, neither Wejo nor any of its Subsidiaries are currently infringing or misappropriating the Intellectual Property of any other Person in any material respect; (iii) to the knowledge of Wejo, there is not currently any infringement or misappropriation by any other Person of any material Wejo Owned Intellectual Property; and (iv) there are no Actions currently pending or threatened, or that have been brought within the last three (3) years, by Wejo or any of its Subsidiaries against any Person alleging infringement, misappropriation, or violation of any Wejo Owned Intellectual Property.
(d)   Wejo and its Subsidiaries possess all source code and other documentation and materials necessary or used to compile and operate the Wejo Products owned or purported to be owned by the Acquired Companies, and, except as set forth on Schedule 5.10(d) of the Wejo Disclosure Schedules, neither Wejo nor any of its Subsidiaries has disclosed, delivered, licensed or otherwise made available, or has a duty or obligation (whether present, contingent or otherwise) to disclose, deliver, license or otherwise make available, any source code for any Wejo Products owned or purported to be owned by the Acquired Companies to any Person.
(e)   Schedule 5.10(e) of the Wejo Disclosure Schedules sets forth a list of all material Open Source Software that any Acquired Company has used in, incorporated into, integrated or bundled with any Wejo Products owned or purported to be owned by the Acquired Companies, and for each such item of Open Source Software: (i) the name of the applicable license; and (ii) the Wejo Product in which such Open Source Software is used in, incorporated into, integrated or bundled.
(f)   Other than as would not reasonably be expected to be material to Wejo or its Subsidiaries, neither Wejo nor its Subsidiaries use any Open Source Software (i) in a manner that would require an Acquired Company to grant to any Person any license to its patents, or (ii) under any license requiring Wejo or its Subsidiaries to disclose or distribute the source code to any of the Wejo Products owned or purported to be owned by the Acquired Companies, to license or provide the source code to any of the Wejo Products owned or purported to be owned by the Acquired Companies for the purpose of making derivative works, or to make available for redistribution to any Person the source code to any of the Wejo Products owned or purported to be owned by the Acquired Companies at no or nominal charge.
(g)   Wejo and its Subsidiaries have taken commercially reasonable measures in accordance with applicable Law to maintain and protect the confidentiality of all trade secrets constituting material Wejo Owned Intellectual Property. All Persons that have been involved in the development, reduction to practice or other creation of any material Wejo Owned Intellectual Property have done so pursuant to a written agreement that assigns to Wejo or its Subsidiaries exclusive ownership of all of such Intellectual Property without any further consideration, Liens, or restrictions on the use or ownership of such Intellectual Property and, to the knowledge of Wejo, no such Person has breached any such agreement.
(h)   Wejo and its Subsidiaries own, lease, license, or otherwise have the legal right to use its IT Systems. To the knowledge of Wejo, the IT Systems operate and perform as needed by Wejo and its Subsidiaries to conduct their businesses as currently conducted.
(i)   Wejo and its Subsidiaries have put commercially reasonable safeguards in place to protect the confidentiality, integrity, and security of the Wejo Products (owned or purported to be owned by the

Acquired Companies or, to the knowledge of Wejo, other Wejo Products), Wejo Data, and IT Systems including by implementing industry standard procedures preventing unauthorized access and the introduction of any virus, worm, Trojan horse or similar disabling code or program (“Malicious Code”). To the knowledge of Wejo, there are and, for the past three (3) years, have been, no material defects, technical concerns or problems with any of the Wejo Products owned or purported to be owned by the Acquired Companies which have not been repaired and that would prevent the same from performing substantially in accordance with its specifications. The Acquired Companies have implemented and maintain reasonable industry standard security, disaster avoidance and recovery and business continuity plans, procedures and facilities.
(j)   To the knowledge of Wejo, Wejo and its Subsidiaries are, and have been since the date that is three (3) years prior to the date hereof, materially in compliance with all applicable Privacy Requirements, including in relation to the transfer of Personal Information outside the U.K. and the EU and with regards to their contractual arrangements with data processors engaged by Wejo and its Subsidiaries and by having (i) introduced appropriate policies and procedures for the collection, storage, use, retention and security of Personal Information; (ii) undertaken appropriate data protection impact assessments prior to processing Personal Information; (iii) implemented appropriate policies, notices and records with regards to their processing of Personal Information; and (iv) appointed a data protection officer if required to do so under Privacy Requirements.
(k)   Wejo and its Subsidiaries have commercially reasonable data breach response plans in place which allow them to respond to data breaches and security incidents affecting Personal Information in a timely basis and in accordance with applicable Laws. Since the date that is three (3) years prior to the date hereof, no notices have been received by, and no Action or any other claim, charge or complaint has been made in writing against Wejo or any of its Subsidiaries alleging a violation of any Privacy Requirements, and no Action is pending or, to Wejo’s knowledge, threatened against Wejo or any of its Subsidiaries relating to the collection, use, disclosure or other form of processing of Personal Information. Since the date that is three (3) years prior to the date hereof and to the knowledge of Wejo, there have not been any actual or alleged incidents of data security breaches involving Personal Information. Since the date that is three (3) years prior to the date hereof, no third party with whom Wejo or any of its Subsidiaries has shared Personal Information has notified Wejo or any of its Subsidiaries of (i) any unauthorized acquisition, access, use, disclosure, or other form of processing of any Personal Information received from or on behalf of Wejo or any of its Subsidiaries that would trigger a notification or reporting requirement under any Privacy Requirement; (ii) any attempted or successful unauthorized access, use, disclosure, modification, or destruction of Personal Information received from or on behalf of Wejo or any of its Subsidiaries; or (iii) any interference with IT Systems that could materially affect the privacy or security of such Personal Information.
(l)   Wejo and its Subsidiaries have complied in all material respects with all requests by data subjects to exercise their rights under applicable Privacy Requirements, and, to the knowledge of Wejo, there are no outstanding requests made to Wejo or any of its Subsidiaries that have not been responded to, or any allegations made by any Person that Wejo’s or any of its Subsidiaries’ response to any such request was inadequate.
(m)   Wejo and its Subsidiaries are, and at all times have been, in compliance in all material respects with all applicable Laws pertaining to sales and marketing, including, without limitation, the European Union ePrivacy Regulation, the CAN-SPAM Act, the Telephone Consumer Protection Act, and the Telemarketing Sales Rule (“Marketing Rules”). Wejo and its Subsidiaries have implemented and maintain reasonable policies and procedures to implement the applicable requirements of Marketing Rules.
Section 5.11   Litigation.   Except for as set forth on Schedule 5.11 of the Wejo Disclosure Schedules, in the last three (3) years, there have not been, and there are no Actions pending or, to the knowledge of Wejo, threatened in writing against any of the Acquired Companies, at law or in equity, or before or by any Governmental Authority (a) seeking to prevent or materially delay the ability of Wejo to consummate the Transactions or (b) that would, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole. Except as set forth on Schedule 5.11 of the Wejo Disclosure Schedules, none of the Acquired Companies is subject to any outstanding Governmental Order as of the date of this Agreement.

Section 5.12   Undisclosed Liabilities.   As of the date of this Agreement, neither Wejo nor any of its Subsidiaries has any liability, debt or obligation, whether accrued, contingent, absolute, determined, determinable or otherwise, required to be reflected or reserved for on a balance sheet prepared in accordance with U.K. GAAP or U.S. GAAP, except for liabilities, debts or obligations (a) accurately reflected or reserved for in the Financial Statements or disclosed in any notes thereto, (b) that have arisen since December 31, 2020 in the ordinary course of business of Wejo and its Subsidiaries, (c) arising under this Agreement and/or the performance by Wejo of its obligations hereunder, including Wejo Transaction Expenses, (d) set forth on Schedule 5.12 of the Wejo Disclosure Schedules or (e) that would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole.
Section 5.13   Governmental Consents.   Except (a) for the requirements of the HSR Act, Securities Laws, NASDAQ and any other regulations that are required for the consummation of the Transactions and (b) as set forth on Schedule 5.13 of the Wejo Disclosure Schedules, no authorization of any Governmental Authority (collectively, “Governmental Filings”) is required in connection with any of the execution, delivery or performance of this Agreement or the other Transaction Agreements to be executed by any Wejo Party or any of its Subsidiaries or the consummation by the Wejo Parties or any of their Subsidiaries of the Transactions.
Section 5.14   Employee Benefit Plans.
(a)   Schedule 5.14(a) of the Wejo Disclosure Schedules sets forth a complete list, as of the date hereof, of each material Wejo Benefit Plan (other than any individual employment offer letters or individual equity awards on the forms set forth on Schedule 5.14(a) of the Wejo Disclosure Schedules), separately identifying any Non-U.S. Benefit Plan. With respect to each material Wejo Benefit Plan, Wejo has made available to VOSO true, complete and correct copies of (i) such Wejo Benefit Plan (or, if not written a written summary of its material terms) and all plan documents, trust agreements, insurance Contracts or other funding vehicles and all amendments thereto; (ii) the most recent summary plan descriptions, including any summary of material modifications; (iii) the most recent summary annual report, actuarial report or other financial statement relating to such Wejo Benefit Plan; and (iv) all material, non-routine documents filed by the Company with the U.K. Pensions Regulator, the Internal Revenue Service, HMRC (or any other competent Tax authority), Department of Labor or Pension Benefit Guaranty Corporation (or any other competent regulator) in the last year.
(b)   Each Wejo Benefit Plan (including, without limitation, any Non-U.S. Benefit Plan) complies in form and operation with its terms and all applicable Laws, including ERISA and the Code, except for any noncompliance that would not reasonably be expected to result in a Material Adverse Effect. There are no material Actions (other than routine claims for benefits) pending or, to the knowledge of Wejo, threatened in writing against any Wejo Benefit Plan or, to the knowledge of Wejo, any administrator or fiduciary thereof. With respect to each Wejo Benefit Plan, all contributions and premium payments for all time periods ending on or prior to the Effective Time have been made or properly accrued except as would not reasonably be expected to result in a Material Adverse Effect. Wejo has complied with its obligations (if any) regarding auto-enrolment under the U.K. Pensions Act 2008.
(c)   Neither the execution of this Agreement nor the consummation of the Transactions (whether alone or in connection with any other event(s)) would reasonably be expected to: (i) result in any severance pay to any Wejo Employee or Wejo Service Provider, (ii) result in the acceleration of the time of payment or the funding or vesting of any payment of compensation or benefits to any Wejo Employee or Wejo Service Provider, (iii) materially increase the amount payable to a Wejo Employee or Wejo Service Provider pursuant to, any of the Wejo Benefit Plans, including without limitation, any Non-U.S. Benefit Plans), (iv) subject any Person to liability for Tax under Section 4999 of the Code or cause the loss of a deduction to the any Acquired Company under Section 280G of the Code or (v) result in the payment of a Tax gross-up, make whole or similar payment with respect to the Taxes imposed under Sections 409A or 4999 of the Code.
(d)   Neither the Acquired Companies nor any ERISA Affiliate thereof, either currently or within the past six (6) years, maintains or maintained, contributes or contributed to, sponsors or sponsored or otherwise has or had any liability (contingent or otherwise) with respect to (i) a Multiemployer Plan, or (ii) a pension plan subject to Title IV of ERISA or Sections 412 or 430 of the Code.

(e)   None of the Acquired Companies provide coverage under any welfare plan (including, but not limited to, life insurance, disability, medical, dental, prescription drugs, or accidental death or dismemberment) to any of their retirees, other than any continuation or conversion coverage to the extent required by Law or which any such retiree may have purchased at his or her own expense.
(f)   Each Wejo Benefit Plan maintained, sponsored or contributed to for the benefit of Wejo Employees located outside of the United States (each, a “Non-U.S. Benefit Plan”) except as would not reasonably be expected to result in a Material Adverse Effect, (i) complies in all material respects with applicable Law, (ii) is fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions, to the extent such Non-U.S. Benefit Plan is required by Law or the terms of the plan to be funded and/or book-reserved, (iii) has been registered to the extent required, and has been maintained in good standing with applicable Governmental Authorities, and (iv) if required by Law or the terms of such Non-U.S. Benefit Plan to qualify for special Tax treatment, meets all requirements for such treatment. No Non-U.S. Benefit Plan contains or has ever contained a “defined benefit provision” or otherwise provided any defined benefit pensions. Except as would not reasonably be expected to result in a Material Adverse Effect, no Acquired Company nor, to the knowledge of Wejo, any of their respective agents or delegates has breached any fiduciary obligation with respect to the administration or investment of any Non-U.S. Benefit Plan.
Section 5.15   Insurance.   Schedule 5.15 of the Wejo Disclosure Schedules sets forth each insurance policy maintained by each of the Acquired Companies on their properties, assets, products, business or personnel (other than policies underlying any Wejo Benefit Plans) with respect to the policy period that includes the date of this Agreement (the “Insurance Policies”). All such Insurance Policies (a) are in full force and effect, (b) all premiums with respect thereto covering all periods up to the Closing on the Closing Date will have been paid, and (c) shall otherwise be maintained by the Acquired Companies in full force and effect in all material respects as they apply to any matter, action or event relating to the Acquired Companies occurring through the Closing Date. None of the Acquired Companies has received a written notice of cancellation of any of the Insurance Policies or of any material changes that are required in the conduct of the business of any of the Acquired Companies as a condition to the continuation of coverage under, or renewal of, any of the Insurance Policies. None of the Acquired Companies is in default with respect to any provision contained in any Insurance Policy or has failed to give any notice or present any claim under any Insurance Policy in due and timely fashion. There is no pending claim by any Acquired Company against any insurance carrier under any such insurance policy for which coverage has been denied or disputed by the applicable insurance carrier (other than a customary reservation of rights notice).
Section 5.16   Environmental Matters.
(a)   The Acquired Companies are, and have been during the past three (3) years, in compliance in all material respects with all Environmental Laws, which compliance includes the possession of and compliance with all Permits required under Environmental Laws, applicable to their operations and their occupancy of the real property listed on Schedule 5.16 of the Wejo Disclosure Schedules.
(b)   None of the Acquired Companies has during the past three (3) years received written notice from any Governmental Authority regarding any actual or alleged material violation of any Environmental Laws applicable to its operations at the real property listed on Schedule 5.16 of the Wejo Disclosure Schedules that is unresolved.
(c)   None of the Acquired Companies is subject to any pending or, to the knowledge of Wejo, threatened in writing, Actions asserting a material remedial obligation or material liability under Environmental Laws.
(d)   No Acquired Company is subject to any outstanding Governmental Order pursuant to any applicable Environmental Law, which Governmental Order imposes material obligations or material liabilities on any Acquired Company.
(e)   No Acquired Company has (i) treated, stored, disposed of, arranged for, or permitted the disposal of, transported, handled, manufactured, distributed, exposed any Person to, or released any Hazardous Material, or (ii) owned or operated any facility or property which is contaminated by any Hazardous Material by any Acquired Company, in each case, so as to give rise to a material liability of any Acquired Company pursuant to any Environmental Laws. For the avoidance of doubt, the foregoing shall not apply to off-the-shelf equipment, office electronics, and the like, which are used in the ordinary course of business.
Section 5.17   Affiliated Transactions.   Except (a) for the provision of compensation and benefits to Wejo Employees in the ordinary course of business and (b) as set forth on Schedule 5.17 of the Wejo Disclosure Schedules, no Affiliate or Existing Wejo Equityholder, or to the knowledge of Wejo, any director, officer or manager of any of the Acquired Companies (other than the Acquired Companies) is a party to any Contract that is still in effect with any of the Acquired Companies or has any ownership or financial interest in any material property owned by any of the Acquired Companies.
Section 5.18   Brokerage.   Except as set forth on Schedule 5.18 of the Wejo Disclosure Schedules, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the Transactions based on any arrangement or agreement made by or on behalf of any of the Acquired Companies or any of their equityholders or Affiliates.
Section 5.19   Permits; Compliance with Laws.
(a)   Except as set forth on Schedule 5.19(a) of the Wejo Disclosure Schedules, each of the Acquired Companies holds and is in compliance, in all material respects, with all material licenses, approvals, consents, registrations, franchises and permits (the “Permits”) which are required for the operation of the Acquired Companies as presently conducted. None of the Acquired Companies have received written notice of any Actions pending or, to the knowledge of Wejo, threatened, relating to the suspension, revocation or material modification of any material Permit which is required for the operation of the business of the Acquired Companies as presently conducted.
(b)   Except as set forth on Schedule 5.19(a) of the Wejo Disclosure Schedules, (i) the Acquired Companies are, and have been during the past three (3) years, in compliance in all material respects with all Laws applicable to the Acquired Companies and Governmental Orders, and (ii) none of the Acquired Companies has, during the past three (3) years, received any notice of any Action against it alleging any material failure to comply with any applicable Law.
Section 5.20   Employees.
(a)   Schedule 5.20(a) of the Wejo Disclosure Schedules sets forth, on a country-by-country basis, a true, correct and complete, anonymized list of all Wejo Employees and Wejo Service Providers currently performing services for the Acquired Companies, including: (i) where such Wejo Service Provider’s services are provided by a personal services or broadly equivalent company; (ii) to the extent applicable, information indicating whether the Person is an employee, worker, consultant or independent contractor; (iii) as applicable, each Person’s position or title, location, date of hire or engagement (and in the U.K., if they are an employee, the date their period of continuous employment began); (iv) whether the Wejo Employee, if in the U.S., is hourly or salaried, exempt or non-exempt classification; (v) in the case of a U.K.-based Wejo Employee, whether or not they are employed under one of the Acquired Companies’ standard forms of contracts of employment that have been disclosed; (vi) such Wejo Employee’s or Wejo Service Provider’s current rate of compensation (including base salary or wage rate, fee, bonus, commissions and incentive compensation potential, if any); (vii) whether the Wejo Employee is on a leave of absence and the type of such leave, notice period in excess of statutory requirements (where applicable), or if employed or engaged for a fixed term, the date such fixed term expires; and (viii) whether such Wejo Employee is on secondment or assignment and if so, to which company, or is absent from active employment and, if so, the date such Wejo Employee became inactive, the reason for such inactive status and, if applicable, the anticipated date of return to active employment.
(b)   Except as set forth on Schedule 5.20(b) of the Wejo Disclosure Schedules, none of the Acquired Companies is party to or bound by any collective bargaining agreement, organized labor agreement, or any similar labor-related agreement or arrangement with any labor organization, trade union, works council or information and consultation body other than The People Forum, and no union has made a demand for recognition to any Acquired Company or a request for recognition to the Central Arbitration Committee or any other Governmental Authority.

(c)   Except as set forth on Schedule 5.20(c) of the Wejo Disclosure Schedules: (i) to the knowledge of Wejo, there are, and within the past three (3) years have been, no union organizing activities involving Wejo Employees; (ii) there are no pending or, to the knowledge of Wejo, threatened strikes, work stoppages, walkouts, lockouts, or similar material labor disputes in each case affecting any of the Acquired Companies and no such disputes have occurred within the past three (3) years; and (iii) there are no pending or, to the knowledge of Wejo, threatened material Actions against Wejo or any of its Subsidiaries by or on behalf of Wejo Employees or any Wejo Service Providers, including any material Actions concerning employment discrimination, wage payment, redundancy pay, overtime obligations, failure to inform and consult Wejo Employees, or their representatives (including The People Forum), calculation of vacation pay, unfair or wrongful dismissal or other issues pertaining to unlawful employment practices. Since December 31, 2020, none of the Acquired Companies has carried out any redundancies which would trigger the application of the U.K.’s collective redundancy rules, or incurred any material liability under the Worker Adjustment and Retraining Notification Act or any state or local Laws regarding the termination or layoff of employees (collectively, “WARN”), and none of the Acquired Companies reasonably expects to effect any such redundancies, or to conduct any such layoff of, Wejo Employees as of or following the date hereof, in each case which would trigger the application of the U.K.’s collective redundancy rules or WARN.
(d)   Any notices required to be filed by any Acquired Company with any Governmental Authority in relation to any redundancies proposed prior to the date of this Agreement have been properly and timely filed.
(e)   The Acquired Companies have complied in all material respects with all applicable Laws relating to labor, labor relations or employment, including, without limitation, any provisions thereof relating to equal employment opportunity, wages, hours, overtime regulation, employee safety and health, immigration control, drug testing, termination pay, paid sick leave, vacation pay, and collective bargaining, information and consultation of employees and workers, and the payment and/or accrual of the same, and none of the Acquired Companies are liable for any material arrearage or penalties for failure to comply with any of the foregoing.
(f)   In relation to any Wejo Employees in respect of whom a claim on the U.K. Government’s Coronavirus Job Retention Scheme (the “CJRS”) has been made by any Acquired Company, each such claim has been made in accordance with the rules of the CJRS as amended from time to time, and no Governmental Authority (including HMRC) has rejected or threatened to reject any such claim.
(g)   No notice to terminate the Contract of any Wejo Employee or Wejo Service Provider has been given or, to the knowledge of Wejo, threatened, by either party to the Contract, and, to the knowledge of Wejo, no Wejo Employee at the level of Vice President or above and no Wejo Service Provider whose annualized aggregate fees exceed $250,000 per annum (or local equivalent) intends to terminate his or her employment or engagement in connection with the Transactions or for any other reason.
(h)   No employees of the Acquired Companies are employed on terms of employment that differ in any material way from the form Contracts of employment and offer letters previously made available to VOSO.
(i)   During the past three (3) years, (i) no Acquired Company (nor any of its predecessors) has been party to a relevant transfer for the purposes of The Transfer of Undertakings (Protection of Employment) Regulations 2006 affecting any of the Wejo Employees, and no such Wejo Employee has had their terms of employment varied for any reason in connection with or as a result of any such transfer; or (ii) no Acquired Company has incurred any liability for any failure to inform or consult employees or workers, to the knowledge of Wejo, pursuant to such transfers.
(j)   There are no material sums owing to any Wejo Employee, other than reimbursement of expenses, wages for the current salary period and holiday pay for the current holiday year.
(k)   During the past three (3) years, in respect of all Wejo Employees who were employed in the U.K., holiday pay has been correctly calculated in accordance with applicable Law (including Directive 2003/ 88/ EC of the European Parliament and of the Council of 4 November 2003), and no Wejo Employee has alleged that their holiday pay has been incorrectly calculated.

(l)   There are no outstanding loans made by the Acquired Companies to any Wejo Employee or Wejo Service Provider.
(m)   All Wejo Employees who are workers and Wejo Service Providers have been correctly classified as such, except as would not reasonably be expected to result in material liability to any Acquired Company, and where Wejo or any of its Subsidiaries in the U.K. are in receipt of services from any Wejo Service Provider who provides such services through a personal services company, Wejo and any such Subsidiary have (i) conducted an HMRC Check for Employment Status Test (the “Test”) in respect of the Wejo Service Provider concerned, (ii) conducted the Test with reasonable care, (iii) received a Test result from HMRC that Wejo or the relevant Subsidiary is not required to payroll the said V Service Provider, and (iv) has provided a Status Determination Statement to the Wejo Service Provider concerned.
Section 5.21   Registration Statement.   None of the information relating to Wejo or its Subsidiaries supplied or to be supplied by Wejo, or by any other Person acting on behalf of Wejo, for inclusion in the Registration Statement will, as of the date the Registration Statement (or any amendment or supplement thereto) is first mailed to VOSO stockholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
Section 5.22   Indebtedness Schedule 5.22 of the Wejo Disclosure Schedules sets forth the principal amount of all of the outstanding Indebtedness of Wejo and its Subsidiaries as of the date hereof, except for any outstanding Indebtedness related to the Securis facility. Following the consummation of the Transactions and the payment of the Debt Repayment Amount to the applicable payee(s) set forth in the Payoff Letters as contemplated by Section 9.08, neither Wejo nor any of its Subsidiaries will not have any outstanding Indebtedness for borrowed money.
Section 5.23   Customers and Suppliers.(a)
(a)   Schedule 5.23(a) of the Wejo Disclosure Schedules lists the ten (10) largest customers (by volume in dollars of sales to such customers) of the Acquired Companies on a consolidated basis during the twelve (12) months ended December 31, 2020 (the “Material Customers”). No Material Customer has (i) terminated its relationship with any Acquired Company, (ii) reduced its business with any Acquired Company or adversely modified its relationship with any Acquired Company, (iii) notified any Acquired Company of its intention to take any such action and to the knowledge of Wejo, no such Material Customer is contemplating such an action, or (iv) to the knowledge of Wejo, become insolvent or subject to bankruptcy proceedings.
(b)   Schedule 5.23(b) of the Wejo Disclosure Schedules lists the ten (10) largest suppliers and vendors (measured by dollar volume of purchases) of the Acquired Companies on a consolidated basis during the twelve (12) months ended December 31, 2020 (the “Material Suppliers”). No Material Supplier has (i) terminated its relationship with any Acquired Company, (ii) reduced its business with any Acquired Company or adversely modified its relationship with any Acquired Company, (iii) notified any Acquired Company of its intention to take any such action and to the knowledge of Wejo, no such Material Supplier is contemplating such an action, or (iv) to the knowledge of Wejo, become insolvent or subject to bankruptcy proceedings.
Section 5.24   Anti-Corruption Matters.
(a)   Wejo and its Subsidiaries and, to the knowledge of Wejo, any Person acting for or on behalf of Wejo or its Subsidiaries currently comply in all material respects with and have, during the past three (3) years, complied in all material respects with, all applicable Anti-Corruption Laws or Anti-Money Laundering Laws. During the past three (3) years, (i) there has been no action taken by any Acquired Company, nor, to the knowledge of Wejo, any of their Representatives, in each case, acting on behalf of Wejo or its Subsidiaries, in material violation of any applicable Anti-Corruption Law or Anti-Money Laundering Law, (ii) neither Wejo nor any of its Subsidiaries has been convicted of violating any Anti-Corruption Laws or Anti-Money Laundering Laws or subjected to any investigation by a Governmental Authority for a violation of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws, (iii) neither Wejo nor any of its Subsidiaries has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any material noncompliance with any Anti-Corruption Law or Anti-Money Laundering Law (other than with respect to the submission by Wejo or one of its Subsidiaries of fraudulent activity reports to a Governmental Authority in connection with alleged or potential violations of any Anti-Corruption Law or Anti-Money Laundering Law by customers of Wejo or one of its Subsidiaries), and (iv) neither Wejo nor any its Subsidiaries has received any written notice or citation, or to the knowledge of Wejo, any non-written notice, from a Governmental Authority for any actual or potential material noncompliance with any applicable Anti-Corruption Law or Anti-Money Laundering Law.
(b)   None of Wejo, its Subsidiaries, nor, to the knowledge of Wejo, any of their respective Representatives, (i) is a Person with whom transactions are prohibited or limited under any Laws relating to economic sanctions, including those administered by the U.S. Government (including, without limitation, the Department of the Treasury’s Office of Foreign Assets Control, the Department of State, or the Department of Commerce), the United Nations Security Council, the E.U., or Her Majesty’s Treasury, (ii) during the past three (3) years, has knowingly engaged in any dealings or transactions with any Person that, at the time of the dealing or transaction, is or was the subject or the target of broad territorial sanctions, including the Crimea region of Ukraine, Cuba, Iran, North Korea, or Syria, or (iii) has materially violated any Laws relating to economic sanctions during the past three (3) years.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF VOSO
Except as set forth in the VOSO Disclosure Schedules to this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face) or in the SEC Reports filed or furnished by VOSO prior to the date hereof (excluding (x) any disclosures in such SEC Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature and (y) any exhibits or other documents appended thereto) (it being acknowledged that nothing disclosed in such a SEC Report will be deemed to modify or qualify the representations and warranties set forth in Section 6.04 (Litigation); Section 6.07 (Financial Ability; Trust Account); Section 6.12 (Tax Matters); and Section 6.13 (Capitalization)), VOSO represents and warrants to each of the Wejo Parties as follows:
Section 6.01   Corporate Organization.   VOSO is duly incorporated and is validly existing as a corporation in good standing under the Laws of Delaware and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. The copies of the organizational documents of VOSO previously delivered by VOSO to the Company are true, correct and complete and are in effect as of the date of this Agreement. VOSO is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its organizational documents. VOSO is duly licensed or qualified and in good standing as a foreign corporation or foreign limited liability company, as applicable, in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a VOSO Material Adverse Effect.
Section 6.02   Authorization.
(a)   VOSO has all requisite corporate or entity power and authority to execute and deliver this Agreement and each Transaction Agreement to which it is a party and, upon receipt of approval of the VOSO Stockholder Matters by the VOSO Stockholders, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and such Transaction Agreements and the consummation of the Transactions have been duly, validly and unanimously authorized and approved by the board of directors or equivalent governing body of VOSO and, except for approval of the VOSO Stockholder Matters by the VOSO Stockholders, no other corporate or equivalent proceeding on the part of VOSO is necessary to authorize this Agreement or such Transaction Agreements or VOSO’s performance hereunder or thereunder. This Agreement has been, and each such Transaction Agreement to which VOSO will be party, duly and validly executed and delivered by VOSO and, assuming due authorization and execution by each other party hereto and thereto, this Agreement constitutes, and each such Transaction Agreement to which VOSO will be party, will constitute a legal, valid and binding obligation of VOSO, enforceable against VOSO in accordance with its terms, subject to the Enforceability Exceptions.
(b)   Assuming a quorum is present at the Special Meeting, as adjourned or postponed, the only votes of any of VOSO’s capital stock necessary in connection with the entry into this Agreement by VOSO, the consummation of the Transactions, including the Closing and the approval of the VOSO Stockholder Matters, is a vote of a majority of the outstanding VOSO Common Stock. Each VOSO Stockholder is entitled to vote at the Special Meeting and is entitled to one vote per share. No “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation applicable to VOSO is applicable to any of the Transactions.
(c)   At a meeting duly called and held, the board of directors of VOSO has unanimously: (i) determined that this Agreement and the Transactions are fair to and in the best interests of VOSO’s stockholders; (ii) determined that the fair market value of the Company is equal to at least eighty percent (80%) of the amount held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) as of the date hereof; (iii) approved the Transactions as a Business Combination; and (iv) made the VOSO Board Recommendation.
Section 6.03   No Conflict.   Except (i) for the requirements under the HSR Act, Securities Laws, NASDAQ and any other regulations that are required for the consummation of the Transactions and set forth on Schedule 6.05 of the VOSO Disclosure Schedules and (ii) as set forth on Schedule 6.03 of the VOSO Disclosure Schedules, the execution, delivery and performance of this Agreement and any Transaction Agreement to which VOSO is a party by VOSO and, upon receipt of approval of the VOSO Stockholder Matters by the VOSO Stockholders, the consummation of the Transactions do not and will not (a) conflict with or violate any provision of, or result in the breach of the VOSO Organizational Documents, (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to VOSO or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which VOSO is a party or by which any of their respective assets or properties may be bound or affected, or (d) result in the creation of any Lien upon any of the properties or assets of VOSO, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a VOSO Material Adverse Effect.
Section 6.04   Litigation.   There are no pending or, to the knowledge of VOSO, threatened, Actions and, to the knowledge of VOSO, there are no pending or threatened investigations, in each case, against VOSO or its equityholders, or otherwise affecting VOSO or its assets, including any condemnation or similar proceedings, which, if determined adversely, could, individually or in the aggregate, reasonably be expected to have a VOSO Material Adverse Effect. There is no unsatisfied judgment or any open injunction binding upon VOSO which could, individually or in the aggregate, reasonably be expected to have a VOSO Material Adverse Effect.
Section 6.05   Governmental Consents.   No Governmental Filing is required on the part of VOSO with respect to the execution or delivery of this Agreement by VOSO or any Transaction Agreement to which VOSO is a party, as applicable, or the consummation of the Transactions, except for (i) applicable requirements of the HSR Act and any other applicable Antitrust Laws, (ii) Securities Laws and (iii) NASDAQ.
Section 6.06   Compliance with Laws.
(a)   Except where the failure to be, or to have been, in compliance with such Laws as has not, and would not be material to VOSO or would reasonably be expected to have, prevent or materially delay or materially impair the ability of VOSO to consummate the Transactions, VOSO is, and since its formation has been, in compliance with all applicable Laws and Governmental Orders. VOSO holds, and since its formation has held, all Permits necessary for the lawful conduct of the business, except where the failure to so hold has not been, and would not reasonably be expected to be, individually or in the aggregate, material to VOSO. Since its formation, (i) to the knowledge of VOSO, VOSO has not received any written notice of any violations of applicable Laws, Governmental Orders or Permits (other than allegations asserted by providers in connection with requests for claims adjustments by such providers in the ordinary course of business) and (ii) to the knowledge of VOSO, no assertion or Action of any violation of any Law, Governmental Order or Permit by VOSO is currently threatened against VOSO, in each case of (a) and (b), except as would not be material to VOSO. As of the date hereof, no investigation or review by any Governmental Authority with respect to VOSO is pending or, to the knowledge of VOSO, threatened and no such investigations have been conducted by any Governmental Authority since its formation, in each case, other than those the outcome of which would not reasonably be expected to be, material to VOSO.
(b)   Since its formation, and except where the failure to be, or to have been, in compliance with such Laws would not reasonably be expected to be, individually or in the aggregate, material to the VOSO, (i) there has been no action taken by VOSO, or, to the knowledge of VOSO, any officer, director, manager, employee, agent, Representative or sales intermediary of VOSO, in each case, acting on behalf of VOSO, in material violation of any applicable Anti-Corruption Law, (ii) VOSO has not been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a Governmental Authority for material violation of any applicable Anti-Corruption Laws, (iii) VOSO has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any material noncompliance with any Anti- Corruption Law and (iv) VOSO has not received any written notice or citation from a Governmental Authority for any actual or potential material noncompliance with any applicable Anti-Corruption Law.
Section 6.07   Financial Ability; Trust Account.   As of the date hereof, there is at least $230,000,000 invested in a trust account (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, a New York corporation, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, dated January 21, 2021, by and between VOSO and the Trustee on file with the SEC Reports of VOSO as of the date of this Agreement (the “Trust Agreement”). Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, VOSO Organizational Documents and VOSO’s final prospectus dated January 21, 2021. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. VOSO has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a material default or breach thereunder. As of the date hereof, there are no claims or proceedings pending with respect to the Trust Account. Since January 21, 2021, VOSO has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement). To VOSO’s knowledge, as of the date hereof, following the Effective Time, no stockholder of VOSO shall be entitled to receive any amount from the Trust Account except to the extent such stockholder shall have elected to tender its shares of VOSO Class A Common Stock for redemption pursuant to the VOSO Stockholder Redemption. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of VOSO and, to the knowledge of VOSO, the Trustee, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the knowledge of VOSO, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated.
Section 6.08   Brokers’ Fees.   Except fees described on Schedule 6.08 of the VOSO Disclosure Schedules (including the amounts owed with respect thereto), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, underwriting fee, deferred underwriting fee, commission or other similar payment in connection with the Transactions based upon arrangements made by VOSO or any of its Affiliates, including the Sponsor.

Section 6.09   SEC Reports; Financial Statements; Sarbanes-Oxley Act; Undisclosed Liabilities.
(a)   VOSO has filed in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 21, 2021 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “SEC Reports”). None of the SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of VOSO as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended. VOSO has not had any material off-balance sheet arrangements that are not disclosed in the SEC Reports.
(b)   VOSO has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are reasonably designed to ensure that material information relating to VOSO is made known to VOSO’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To VOSO’s knowledge, such disclosure controls and procedures are effective in timely alerting VOSO’s principal executive officer and principal financial officer to material information required to be included in VOSO’s periodic reports required under the Exchange Act.
(c)   VOSO has established and maintains a system of internal controls. To VOSO’s knowledge, such internal controls are sufficient to provide reasonable assurance regarding the reliability of VOSO’s financial reporting and the preparation of VOSO’s financial statements for external purposes in accordance with U.S. GAAP.
(d)   There are no outstanding loans or other extensions of credit made by VOSO to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of VOSO. VOSO has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.
(e)   Neither VOSO (including any employee thereof) nor VOSO’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by VOSO, (ii) any fraud, whether or not material, that involves VOSO’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by VOSO or (iii) any claim or allegation regarding any of the foregoing.
(f)   To the knowledge of VOSO, as of the date hereof, there are no outstanding SEC comments from the SEC with respect to the SEC Reports. To the knowledge of VOSO, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.
Section 6.10   Business Activities.
(a)   Since its incorporation, VOSO has not conducted any business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the VOSO Organizational Documents, there is no agreement, commitment, or Governmental Order binding upon VOSO or to which VOSO is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of VOSO or any acquisition of property by VOSO or the conduct of business by VOSO as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a VOSO Material Adverse Effect.

(b)   VOSO does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, VOSO has no interest, right, obligation or liability with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.
(c)   There is no liability, debt or obligation against VOSO, except for liabilities and obligations (i) reflected or reserved for on VOSO’s balance sheet as of December 31, 2020 or disclosed in the notes thereto (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to VOSO, (ii) that have arisen since the date of VOSO’s consolidated balance sheet as of December 31, 2020 in the ordinary course of the operation of business of VOSO (other than any such liabilities as are not and would not be, in the aggregate, material to VOSO), (iii) disclosed in the VOSO Disclosure Schedules or (iv) incurred in connection with or contemplated by this Agreement and/or the Transactions.
(d)   Except for this Agreement and the agreements expressly contemplated hereby or as set forth on Schedule 6.10(d) of the VOSO Disclosure Schedules, VOSO is, and at no time has been, party to any Contract with any other Person that would require payments by VOSO in excess of $25,000 monthly, $100,000 in the aggregate with respect to any individual Contract or more than $500,000 in the aggregate when taken together with all other Contracts (other than this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 8.02) and Contracts set forth on Schedule 6.10(d) of the VOSO Disclosure Schedules.
Section 6.11   Employee Benefit Plans.   Neither VOSO nor any of its Subsidiaries maintains, contributes to, or could reasonably be expected to have any obligation or liability (contingent or otherwise) under any “employee benefit plan” as defined in Section 3(3) of ERISA (including Multiemployer Plans), or any stock purchase, stock option, severance, employment, individual consulting, retention, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, whether formal or informal, oral or written (each an “VOSO Benefit Plan”) and neither the execution and delivery of this Agreement by VOSO nor the consummation of the Merger will (whether alone or in connection with any subsequent event(s)) (i) result in the acceleration or creation of any rights of any current or former employee, officer, director or consultant of VOSO or its Subsidiaries to payments or benefits or increases in any payments or benefits or any loan forgiveness or (ii) result in severance pay or any increase in severance pay upon any termination of employment of any current or former employee, officer, director or consultant of VOSO or its Subsidiaries.
Section 6.12   Tax Matters.
(a)   All income and other material Tax Returns required by Law to be filed by VOSO have been timely filed and were, and remain, true, correct, and complete in all material respects. All Taxes due and shown as due on such returns have been timely paid, other than Taxes for which adequate reserves have been established in accordance with U.S. GAAP on the financial statements of VOSO.
(b)   VOSO has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority and (iii) complied in all material respects with applicable Law with respect to Tax withholding.
(c)   VOSO is not currently engaged in any material audit, administrative proceeding or judicial proceeding with respect to Taxes. VOSO has not received any written notice from a Governmental Authority of a dispute or claim with respect to a material amount of Taxes, other than disputes or claims that have since been resolved, and to the knowledge of VOSO, no such dispute or claim is pending. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of VOSO.

(d)   VOSO has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.
(e)   VOSO has not received (i) written notice from a foreign taxing authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized, or (ii) a written claim from a jurisdiction where it does not file a Tax Return that it is or may be subject to Taxes in that jurisdiction in respect of Taxes that would subject of such Tax Return, which claim has not been resolved.
(f)   VOSO has complied in all material respects with all applicable transfer pricing rules described in Section 482 of the Code and the Treasury Regulations thereunder, or any corresponding or similar provision of state, local or foreign Law.
(g)   VOSO will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting under Section 481 of the Code (or similar provision of state, local or foreign Law), or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” within the meaning of Section 7121 of the Code (or similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iii) intercompany transaction; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) advance payments, prepaid or deferred amounts received on or prior to the Closing Date.
(h)   VOSO does not have any material liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law).
(i)   VOSO has not been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or foreign Law).
(j)   VOSO has no written requests for rulings or determinations in respect of any Tax pending with any Governmental Authority nor has it received a ruling from any Governmental Authority with respect to any Tax.
(k)   There are no Liens with respect to Taxes on any of the assets of VOSO, other than for Taxes not yet due and payable.
(l)   VOSO is not a party to, or bound by, or has any material obligation to with respect to Taxes of any Person under any Tax allocation, Tax sharing, Tax indemnification agreement, or otherwise (except, in each case, for any such agreements that are commercial contracts not primarily relating to Taxes).
(m)   To the knowledge of VOSO, there are no facts or circumstances that could reasonably be expected to prevent the Company Contribution and the Limited Contribution from qualifying for the Intended Tax Treatment.
(n)   VOSO has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
Notwithstanding any other provision in this Agreement, the representations and warranties in this Section 6.11 are the sole and exclusive representations and warranties of VOSO in respect of Taxes.
Section 6.13   Capitalization.
(a)   The authorized capital stock of VOSO consists of 111,000,000 shares of capital stock, including (i) 100,000,000 shares of VOSO Class A Common Stock, (ii) 10,000,000 shares of VOSO Class B Common Stock and (iii) 1,000,000 shares of preferred stock (“VOSO Preferred Stock”), of which (A) 23,000,000 shares of VOSO Class A Common Stock are issued and outstanding as of the date of this Agreement, (B) 5,750,000 shares of VOSO Class B Common Stock are issued and outstanding as of the date of this Agreement and (C) no shares of VOSO Preferred Stock are issued and outstanding as of the date of this Agreement. VOSO has issued (x) 6,600,000 Sponsor VOSO Warrants that entitle the Founder to purchase VOSO Class A Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the applicable warrant agreement and (y) Public Warrants that entitle the holder to purchase VOSO Class A Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the applicable warrant agreement. All of the issued and outstanding shares of VOSO Common Stock and VOSO Warrants (1) have been duly authorized and validly issued and are fully paid and nonassessable, (2) were issued in compliance in all material respects with applicable Law, (3) were not issued in breach or violation of any preemptive rights or Contract and (4) are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, except as disclosed in the SEC Reports with respect to certain VOSO Common Stock held by the Sponsor. Except for this Agreement, the VOSO Warrants and the Subscription Agreements, there are (a) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of VOSO Common Stock or the equity interests of VOSO, or any other Contracts to which VOSO is a party or by which VOSO is bound obligating VOSO to issue or sell any shares of capital stock of, other equity interests in or debt securities of, VOSO, and (b) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in VOSO. Except as disclosed in the SEC Reports, the VOSO Organizational Documents or in the Sponsor Agreement, there are no outstanding contractual obligations of VOSO to repurchase, redeem or otherwise acquire any securities or equity interests of VOSO. There are no outstanding bonds, debentures, notes or other indebtedness of VOSO having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which VOSO’s stockholders may vote. Except as disclosed in the SEC Reports, VOSO is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to VOSO Common Stock or any other equity interests of VOSO. VOSO does not own any capital stock or any other equity interests in any other Person or has any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person.
(b)   No Person and no syndicate or “group” (as defined in the Exchange Act and the rules thereunder) of a Person owns directly or indirectly beneficial ownership (as defined in the Exchange Act and the rules thereunder) of securities of VOSO representing thirty-five percent (35)% or more of the combined voting power of the issued and outstanding securities of VOSO.
Section 6.14   NASDAQ Stock Market Listing.   The issued and outstanding units of VOSO, each such unit comprised of one share of VOSO Class A Common Stock and one-half of one VOSO Warrant, are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbol “VOSOU”. The issued and outstanding shares of VOSO Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbol “VOSO”. The issued and outstanding VOSO Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbol “VOSOW”. Except as set forth on Schedule 6.14 of the VOSO Disclosure Schedules, VOSO is in compliance with the rules of NASDAQ and there is no Action pending or, to the knowledge of VOSO, threatened against VOSO by NASDAQ or the SEC with respect to any intention by such entity to deregister the VOSO Class A Common Stock or VOSO Warrants or terminate the listing of VOSO Class A Common Stock or VOSO Warrants on NASDAQ. None of VOSO or its Affiliates has taken any action in an attempt to terminate the registration of the VOSO Class A Common Stock or VOSO Warrants under the Exchange Act except as contemplated by this Agreement. VOSO has not received any notice from NASDAQ or the SEC regarding the revocation of such listing or otherwise regarding the delisting of the VOSO Class A Common Stock from NASDAQ or the SEC.
Section 6.15   PIPE Investment.
(a)   VOSO has delivered to the Company true, correct and complete copies of each of the Subscription Agreements entered into by VOSO with the applicable PIPE Investors named therein, pursuant to which the PIPE Investors have committed to provide equity financing solely for purposes of consummating the Transactions in the aggregate amount of $100,000,000 (the “PIPE Investment Amount”). To the knowledge of VOSO, with respect to each PIPE Investor, the Subscription Agreement with such PIPE Investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended, modified or waived, in any material respect, and no withdrawal, termination, amendment or modification is contemplated by VOSO. Each Subscription Agreement is a legal, valid and binding obligation of VOSO and, to the knowledge of VOSO, each PIPE Investor, and neither the execution or delivery by any party thereto nor the performance of any party’s obligations under any such Subscription Agreement violates any applicable Laws. The Subscription Agreements provide that the Company is a party thereto and is entitled to enforce such agreements against the PIPE Investor. There are no other agreements, side letters, or arrangements between VOSO and any PIPE Investor relating to any Subscription Agreement, that could affect the obligation of such PIPE Investors to contribute to the Company the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreement of such PIPE Investor, and, as of the date hereof, VOSO does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the PIPE Investment Amount not being available to VOSO, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of VOSO under any material term or condition of any Subscription Agreement and, as of the date hereof, VOSO has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement. The Subscription Agreements contain all of the conditions precedent (other than the conditions contained in the other Transaction Agreements) to the obligations of the PIPE Investors to contribute to Company the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements on the terms therein.
(b)   No fees, consideration or other discounts are payable or have been agreed by VOSO to any PIPE Investor in respect of its PIPE Investment, except as set forth in the Subscription Agreements.
Section 6.16 Sponsor Agreement. VOSO has delivered to the Company a true, correct and complete copy of the Sponsor Agreement. The Sponsor Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended, modified or waived, in any material respect, and no withdrawal, termination, amendment or modification is contemplated by VOSO. The Sponsor Agreement is a legal, valid and binding obligation of VOSO and, to the knowledge of VOSO, each other party thereto and neither the execution or delivery by any party thereto, nor the performance of any party’s obligations under, the Sponsor Agreement violates any provision of, or results in the breach of or default under, or requires filing, registration or qualification under, any applicable Law. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of VOSO under any material term or condition of the Sponsor Agreement.
Section 6.17   Contracts; No Defaults; Affiliate Agreements.
(a)   All “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which, as of the date of this Agreement, VOSO is a party or by which any of its assets are bound are set forth on Schedule 6.17(a) of the VOSO Disclosure Schedules and have been previously made available to Wejo by VOSO.
(b)   Except for any material Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any material Contract of the type described in Section 6.17(a), (i) such material Contracts are in full force and effect and represent the legal, valid and binding obligations of VOSO and, to the knowledge of VOSO, represent the legal, valid and binding obligations of the other parties thereto, and, to the knowledge of VOSO, are enforceable by VOSO to the extent a party thereto in accordance with their terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law). VOSO has not received written notice that it is in material default under any material Contract of the type described in Section 6.17(a) to which it is a party in the one year immediately preceding the date of this Agreement which notice of default is still outstanding at the date of this Agreement. No party with whom VOSO has entered into a material Contract of the type described in Section 6.17(a) has, in the one year immediately preceding the date of this Agreement, given written notice of its intention to terminate, repudiate or disclaim all or a substantial part of such material Contract of the type described in Section 6.17(a).
(c)   Except as set forth in Schedule 6.16(c) of the VOSO Disclosure Schedules, and other than the private placement of securities in connection with VOSO’s initial public offering, VOSO is not a party to any transaction, agreement, arrangement or understanding with any (i) present or former equityholder, executive officer or director of VOSO, (ii) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of five percent (5%) or more of the capital stock or equity interests of Wejo or its Subsidiaries or (iii) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing (each of the foregoing, an “VOSO Affiliate Agreement”). VOSO has made available to the Company true, correct and complete copies of each Contract or other relevant documentation (including any amendments or modifications thereto) available with respect to any VOSO Affiliate Agreement.
Section 6.18   Title to Property.   VOSO (a) does not own or lease any real or personal property and (b) is not a party to any agreement or option to purchase any real property or other material interest therein. Subject to the restrictions on use of the Trust Account set forth in the Trust Agreement, VOSO owns good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the assets used by VOSO in the operation of its business and which are material to VOSO, in each case, free and clear of any Liens (other than Permitted Liens).
Section 6.19   Investment Company Act.   Neither VOSO nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 6.20   Interest in Competitors.   Neither VOSO owns any interest, nor does any of its Affiliates insofar as such Affiliate-owned interests would be attributed to VOSO under the HSR Act or any other Antitrust Law, in any entity or Person that derives revenues from any lines of products, services or business within any of Wejo’s or any of its Subsidiaries’ lines of products, services or business.
Section 6.21   VOSO Stockholders.   No stockholder of VOSO is a foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) that has or will acquire a substantial interest in Wejo as a result of the Transaction such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and stockholder of VOSO is a foreign person that will have control (as defined in 31 C.F.R. Part 800.208) over Wejo post-Closing.
Section 6.22   Anti-Corruption Matters.   None of the VOSO, the PIPE Investors, nor to the knowledge of the VOSO, any of their respective Representatives is a Person with whom transactions are prohibited or limited under any Laws relating to economic sanctions, including those administered by the U.S. Government (including, without limitation, the Department of the Treasury’s Office of Foreign Assets Control, the Department of State, or the Department of Commerce), the United Nations Security Council, the E.U., or Her Majesty’s Treasury.
ARTICLE VII
COVENANTS OF WEJO AND ITS SUBSIDIARIES
Section 7.01   Conduct of Business.   From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Interim Period”), Wejo shall, and shall cause its Subsidiaries to, except as contemplated or permitted by this Agreement or the other Transaction Agreements, set forth on Schedule 7.01 of the Wejo Disclosure Schedules or consented to by VOSO (which consent shall not be unreasonably conditioned, withheld, delayed or denied), use its commercially reasonable efforts to operate its business in the ordinary course of business. Notwithstanding anything to the contrary contained herein, nothing herein shall prevent Wejo or any of its Subsidiaries from taking or failing to take any action, including the establishment of any policy, procedure or protocol, in response to COVID-19 or any COVID-19 Measures and (x) no such actions or failure to take such actions shall be deemed to violate or breach this Agreement in any way, (y) all such actions or failure to take such actions shall be deemed to constitute an action taken in the ordinary course of business and (z) no such actions or failure to take such actions shall serve as a basis for VOSO to terminate this Agreement or assert that any of the conditions to the Closing contained herein have not been satisfied; provided, that, to the extent practicable, Wejo shall provide VOSO with prior written notice and consult with VOSO prior to taking such actions. Without limiting the generality of the foregoing, except as contemplated or permitted by this Agreement or the other Transaction Agreements, as set forth on Schedule 7.01 of the Wejo Disclosure Schedules, as consented to by VOSO (which consent shall not be unreasonably conditioned, withheld, delayed or denied), or as required by Law, Wejo shall not, and Wejo shall cause its Subsidiaries not to, during the Interim Period, except as otherwise contemplated by this Agreement:
(a)   change or amend the Articles, certificate of formation, limited liability company agreement, certificate of incorporation, bylaws or other organizational documents of Wejo or any of its Subsidiaries, except as otherwise required by Law;
(b)   other than in connection with the issuance of Wejo Shares to Existing Wejo Equityholders on the exercise, conversion, exchange or settlement of options, convertible loans made under or pursuant to the Future Fund Convertible Loan Agreement, advanced subscription rights, warrants or other rights to subscribe for or convert any security or debt into Wejo Shares (i) issue, deliver, sell, transfer, pledge, dispose of or place any Lien (other than a Permitted Lien) on any shares of capital stock or any other equity or voting securities of Wejo or any of its Subsidiaries; or (ii) issue or grant any options, warrants or other rights to purchase or obtain any shares of capital stock or any other equity or voting securities of Wejo, other than the issuance or grant of equity awards in the ordinary course;
(c)   sell, assign, transfer, convey, lease, license or abandon, subject to or grant any Lien (other than Permitted Liens) on, or otherwise dispose of, any material assets, rights or properties of Wejo and its Subsidiaries, taken as a whole, other than granting non-exclusive licenses, the sale or license of software, goods and services to customers, or the sale or other disposition of IT Systems deemed by Wejo in its reasonable business judgment to be obsolete or no longer be material to the business of Wejo and its Subsidiaries, in each such case, in the ordinary course of business;
(d)   (i) cancel or compromise any claim or Indebtedness owed to Wejo or any of its Subsidiaries, or (ii) settle any pending or threatened Action, (A) if such settlement would require payment by Wejo in an amount greater than $5,000,000, (B) to the extent such settlement includes an agreement to accept or concede injunctive relief, specific performance, or provides for any restrictive covenants on the business or activities of Wejo or any of its Subsidiaries, or (C) to the extent such settlement involves a Governmental Authority, alleged criminal wrongdoing or a Material Customer or Material Supplier;
(e)   directly or indirectly acquire, by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or Person or division thereof other than (i) in the ordinary course of business or (ii) any such acquisitions that, individually or in the aggregate, do not exceed $50,000,000;
(f)   make any loans or advance any money or other property to any Person, except for (A) advances in the ordinary course of business to Wejo Employees and service providers for expenses, (B) prepayments and deposits paid to suppliers of Wejo or any of its Subsidiaries in the ordinary course of business, or (C) payments to any such Persons in the form of transaction bonuses or bonuses to fund the exercise price of any options in respect of Wejo Shares, or any unpaid subscription amounts on any Wejo Shares, in each case, held by such Person (“Equity Related Cash Bonuses”);
(g)   redeem, purchase or otherwise acquire, any shares of capital stock (or other equity interests) of Wejo or any of its Subsidiaries or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of capital stock (or other equity interests) of the Company or any of its Subsidiaries;
(h)   adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any shares of capital stock or other equity interests or securities of Wejo or any of its Subsidiaries;
(i)   make any change in its customary accounting principles or methods of accounting materially affecting the reported consolidated assets, liabilities or results of operations of Wejo and its Subsidiaries, other than as may be required by applicable Law, U.K. GAAP or regulatory guidelines;
(j)   adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Wejo or any of its Subsidiaries (other than as contemplated by the Transactions);

(k)   make or change any material Tax election, adopt or change any material accounting method with respect to Taxes, file any material amended Tax Return, settle or compromise any material Tax liability, enter into any material closing agreement with respect to any Tax, surrender any right to claim a material refund of Taxes or consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment;
(l)   directly or indirectly, incur, or modify in any material respect the terms of, any Indebtedness, or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for Indebtedness (other than (i) Indebtedness under any Wejo Financing Agreement or capital leases entered into in the ordinary course of business prior to the date hereof) or (ii) Indebtedness that is repaid at Closing;
(m)   voluntarily fail to maintain in full force and effect or renew when due material insurance policies covering Wejo and its Subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practices;
(n)   enter into, renew or amend in any material respect, any transaction or Contract with an Affiliate of Wejo (including, for the avoidance of doubt, (x) any director or officer of Wejo or anyone related by blood, marriage or adoption to any such Person and (y) any Person with whom any director or officer of Wejo has a direct or indirect legal or contractual relationship or beneficial ownership interest of five percent (5%) or greater) (excluding ordinary course payments of compensation, provision of benefits or reimbursement of expenses in respect of members or stockholders who are Wejo Employees), other than in connection with the payment of any transaction bonuses, including any Equity Related Cash Bonuses;
(o)   except as (x) otherwise required by Law or the terms of existing Wejo Benefit Plans, (y) in the ordinary course of business or (z) in connection with becoming a public company, (i) grant any retention, change in control or similar pay to any Wejo Employee who is an Executive Vice President or any Wejo Service Provider whose annualized aggregate fees exceed $250,000 per annum (or local equivalent); (ii) make any change in the key management structure of the Acquired Companies, other than terminations of employment for cause, (or in the U.K., on grounds of misconduct, or on other grounds where summary termination of the Contact of the relevant Wejo Employee is permitted), or due to death or disability; (iii) terminate, adopt, enter into or materially amend any material Wejo Benefit Plan; (iv) increase the cash compensation or bonus opportunity of any Wejo Employee who is an Executive Vice President or increase the fees of any Wejo Service Provider whose annualized aggregate fees exceed $250,000 per annum (or local equivalent), other than any transaction bonuses, including the Equity Related Cash Bonuses; (v) establish any trust or take any other action to secure the payment of any compensation payable by the Acquired Companies; (vi) take any action to accelerate the time or payment or vesting of any compensation or benefit payable by the Acquired Companies; or (vii) enter into any collective bargaining agreement or recognize any union in respect of the Wejo Employees; or
(p)   enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 7.01.
Section 7.02   Wejo Convertible Instruments.   Wejo will: (i) procure that exercise notices, “exit notices”, conversion notices or similar (as applicable) will be delivered to the holders of Wejo options, Wejo warrants, investors under any advanced subscription implemented before the date of this Agreement, and lenders under or pursuant to the Future Fund Convertible Loan Agreement, in each case, in sufficient time to provide for exercise, conversion, exchange or settlement of the relevant security, debt, or right to subscribe into Wejo Shares before completion of the Wejo Purchase; and (ii) as soon as reasonably practicable thereafter, and in any event before completion of the Wejo Purchase (and in sufficient time so as to enable such persons to participate in the Wejo Purchase), issue Wejo Shares to all persons who validly exercise their right to receive Wejo Shares pursuant to such exercise, conversion, exchange or settlement.
Section 7.03   Inspection.   Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Wejo or any of its Subsidiaries by third parties that may be in Wejo’s or any of its Subsidiaries’ possession from time to time, and except for any information which (x) relates to interactions with prospective buyers of Wejo or its Subsidiaries received prior to the date hereof or the negotiation of this Agreement or the Transactions, (y) is prohibited from being disclosed by applicable Law or (z) in the opinion of legal counsel of Wejo would result in the loss of attorney-client privilege or other privilege from disclosure, Wejo shall, and shall cause its Subsidiaries to, afford to VOSO and its Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of Wejo and its Subsidiaries and so long as reasonably feasible or permissible under applicable Law, to their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of Wejo and its Subsidiaries, in each case, as VOSO and its Representatives may reasonably request solely for purposes of consummating the Transactions; provided, however, that VOSO shall not be permitted to perform any environmental sampling at any Leased Real Property, including sampling of soil, groundwater, surface water, building materials, or air or wastewater emissions. The Parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. Any request pursuant to this Section 7.03 shall be made in a time and manner so as not to unreasonably delay the Closing. All information obtained by VOSO and its Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Closing.
Section 7.04   No Claim Against the Trust Account.   The Company acknowledges that it has read VOSO’s final prospectus, dated January 21, 2021 and other SEC Reports, VOSO Organizational Documents, and the Trust Agreement and understands that VOSO has established the Trust Account described therein for the benefit of VOSO’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth in the Trust Agreement. The Company further acknowledges that, if the Transactions, or, in the event of termination of this Agreement, another Business Combination, are not consummated by January 20, 2023 or such later date as approved by the stockholders of VOSO to complete a Business Combination, VOSO will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, the Wejo Parties, for each of themselves and their respective Subsidiaries, Affiliates, directors, officers, employees, equityholders, Representatives, hereby waive any past, present or future claim of any kind against, and any right to access, the Trust Account or to collect from the Trust Account any monies that may be owed to them by VOSO or any of its Affiliates for any reason whatsoever and will not seek recourse against the Trust Account at any time for any reason whatsoever, including for a breach of this Agreement by VOSO or any negotiations, agreements or understandings with VOSO (whether in the past, present or future); provided, that nothing herein shall serve to limit or prohibit the Company’s, Wejo’s or the equityholders of Wejo right to pursue a claim against VOSO or any of its Affiliates for legal relief against assets held outside the Trust Account (including from and after the consummation of a Business Combination other than as contemplated by this Agreement) or pursuant to Section 12.13 for specific performance or other injunctive relief. This Section 7.04 shall survive the termination of this Agreement for any reason.
Section 7.05   Proxy Solicitation; Other Actions.
(a)   Wejo agrees to use commercially reasonable efforts to provide VOSO, prior to the filing of the Form S-4, audited financial statements, including consolidated balance sheets and consolidated statements of income, shareholders’ equity and cash flows, of Wejo and its Subsidiaries as at and for the years ended December 31, 2020 and December 31, 2019, in each case, prepared in accordance with U.S. GAAP and Regulation S-X and audited in accordance with the auditing standards of the PCAOB (provided, that such audited financial statements shall not be required to include a signed audit opinion, which signed audit opinion shall be delivered upon the initial filing of the Proxy Statement/Prospectus with the SEC). Wejo shall be available to, and Wejo and its Subsidiaries shall use reasonable best efforts to make their officers and employees available to, in each case, during normal business hours and upon reasonable advanced notice, VOSO and its counsel in connection with (i) the drafting of the Proxy Statement/Prospectus and (ii) responding in a timely manner to comments on the Proxy Statement/Prospectus from the SEC. Without limiting the generality of the foregoing, Wejo shall reasonably cooperate with VOSO in connection with the preparation for inclusion in the Proxy Statement/Prospectus of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC).
(b)   From and after the date on which the Proxy Statement/Prospectus is mailed to VOSO’s stockholders, (i) Wejo will give VOSO prompt written notice of any action taken or not taken by Wejo or its Subsidiaries or of any development regarding Wejo or its Subsidiaries, in any such case which is known by

Wejo, that would cause the Proxy Statement/Prospectus to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading, and (ii) VOSO will give Wejo prompt written notice of any action taken or not taken by VOSO or of any development regarding VOSO, in any such case which is known by VOSO, that would cause the Proxy Statement/Prospectus to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, that, if any such action shall be taken or fail to be taken or such development shall otherwise occur, VOSO and Wejo shall cooperate fully to cause an amendment or supplement to be made promptly to the Proxy Statement/Prospectus, such that the Proxy Statement/Prospectus no longer contains an untrue statement of a material fact or omits to state to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, further, however, that no information received by VOSO or Wejo, as applicable, pursuant to this Section 7.05 shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Party who disclosed such information, and no such information shall be deemed to change, supplement or amend the Wejo Disclosure Schedules.
ARTICLE VIII
COVENANTS OF VOSO AND THE COMPANY
Section 8.01   Indemnification and Insurance.
(a)   From and after the Effective Time, the Company agrees that (to the maximum extent permitted by applicable Law) it shall indemnify and hold harmless each present and former director, manager and officer of Wejo and VOSO and each of their respective Subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company, VOSO or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and their respective certificate of incorporation, bylaws or other organizational documents in effect on the date of this Agreement to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, the Company shall cause the Surviving Corporation and each of its Subsidiaries to, (i) maintain for a period of not less than six (6) years from the Effective Time provisions in its certificate of incorporation, bylaws and other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of officers and directors/managers that are no less favorable to those Persons than the provisions of such certificates of incorporation, bylaws and other organizational documents as of the date of this Agreement; and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.
(b)   For a period of six (6) years from the Effective Time, the Company shall, or shall cause one or more of its Subsidiaries to, maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by Wejo’s or any of its Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to VOSO or its agents or representatives) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall the Company or its Subsidiaries be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by Wejo and its Subsidiaries for such insurance policy for the year ended December 31, 2020; provided, however, that (i) Wejo or the Company may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six (6)-year “tail” policy containing terms not less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Effective Time (the “D&O Tail”) and (ii) if any claim is asserted or made within such six (6)-year period, any insurance required to be maintained under this Section 8.01 shall be continued in respect of such claim until the final disposition thereof.
(c)   VOSO and Wejo hereby acknowledge (on behalf of themselves and their respective Subsidiaries) that the indemnified Persons under this Section 8.01 may have certain rights to indemnification, advancement of expenses and/or insurance provided by current stockholders, members, or other Affiliates of such stockholders or members (“Indemnitee Affiliates”) separate from the indemnification obligations of VOSO, Wejo and their respective Subsidiaries hereunder. The Parties hereby agree (i) that VOSO, Wejo and their respective Subsidiaries are the indemnitors of first resort (i.e., its obligations to the indemnified Persons under this Section 8.01 are primary and any obligation of any Indemnitee Affiliate to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the indemnified Persons under this Section 8.01 are secondary); (ii) that VOSO, Wejo and their respective Subsidiaries shall be required to advance the full amount of expenses incurred by the indemnified Persons under this Section 8.01 and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and required by VOSO’s, Wejo’s and their respective Subsidiaries’ governing documents or any director or officer indemnification agreements, without regard to any rights the indemnified Persons under this Section 8.01 may have against any Indemnitee Affiliate; and (iii) that the Parties (on behalf of themselves and their respective Subsidiaries) irrevocably waive, relinquish and release the Indemnitee Affiliates from any and all claims against the Indemnitee Affiliates for contribution, subrogation or any other recovery of any kind in respect thereof.
(d)   Notwithstanding anything contained in this Agreement to the contrary, this Section 8.01 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on the Company, the Surviving Corporation and all successors and assigns of the Company and the Surviving Corporation. In the event that the Company, the Surviving Corporation or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 8.01.
Section 8.02   Conduct of VOSO During the Interim Period.
(a)   During the Interim Period, except as set forth on Schedule 8.02 of the VOSO Disclosure Schedules or as contemplated by this Agreement or as consented to by Wejo in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), VOSO shall not:
(i)   change, modify or amend the Trust Agreement or the VOSO Organizational Documents;
(ii)   (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, VOSO; (B) split, combine or reclassify any capital stock of, or other equity interests in, VOSO; or (C) other than in connection with VOSO Stockholder Redemption or as otherwise required by VOSO’s Organizational Documents in order to consummate the Transactions, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, VOSO;
(iii)   make, change or revoke any material tax election, adopt or change any material accounting method with respect to Taxes, file any material amended Tax Return, settle or compromise any material Tax liability, enter into any material closing agreement with respect to any Tax, surrender any right to claim a material refund of Taxes or consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment;
(iv)   enter into, renew or amend in any material respect, any transaction or Contract with an Affiliate of VOSO (including, for the avoidance of doubt, (x) the Sponsor or any director or officer of VOSO or anyone related by blood, marriage or adoption to any such Person and (y) any Person with whom the Sponsor or any director or officer of VOSO has a direct or indirect legal or contractual relationship or beneficial ownership interest of five percent (5%) or greater) or any other VOSO Affiliate Agreement;
(v)   enter into, renew or amend in any material respect, any transaction or Contract relating to VOSO Transaction Expenses;
(vi)   waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability;

(vii)   except as contemplated by the Equity Incentive Plan Proposal, the ESPP Proposal or the SAYE Proposal, or as required by applicable Law, adopt or amend any employee benefit plan, policy or arrangement, or enter into any employment Contract or collective bargaining agreement, pay any special bonus or special remuneration to any director, officer, employee or contractor, or increase the salaries or wage rates of its directors, officers, employees or independent contractors other than in the ordinary course consistent with past practice;
(viii)   acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, any business or Person or division thereof or otherwise acquire any assets;
(ix)   adopt a plan of complete or partial liquidation, dissolution, merger, division transaction, consolidation or recapitalization;
(x)   incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness (other than VOSO Transaction Expenses);
(xi)   (A) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, other equity interests, equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in, VOSO (including any VOSO Preferred Stock) or any of its Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, or (B) amend, modify or waive any of the terms or rights set forth in, any VOSO Warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein; or
(xii)   authorize any of, or commit or agree to take, whether in writing or otherwise, any of, the foregoing actions.
(b)   During the Interim Period, VOSO shall comply in all material respects with, and continue performing under, as applicable, the VOSO Organizational Documents, the Trust Agreement and all other agreements or material Contracts to which VOSO may be a party.
Section 8.03   PIPE Investment.   Unless otherwise approved in writing by Wejo, VOSO shall not permit any amendment or modification to be made to, or any waiver (in whole or in part) or provide consent to (including consent to termination) of any provision or remedy under, or any replacements of, any of the Subscription Agreements. VOSO and Limited shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including maintaining in effect the Subscription Agreements and to: (a) satisfy in all material respects on a timely basis all conditions and covenants applicable in the Subscription Agreements and otherwise comply with its obligations thereunder; (b) in the event that all conditions in the Subscription Agreements (other than conditions that VOSO or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, as applicable, consummate transactions contemplated by the Subscription Agreements at or prior to Closing; (c) confer with Wejo regarding timing of the Transaction Closing Date (as defined in the Subscription Agreements); (d) deliver notices to the respective counterparties to the Subscription Agreements at least five (5) Business Days prior to the Closing to cause them to fund their obligations at least three (3) Business Days prior to the date that the Closing is scheduled to occur hereunder and (e) without limiting Wejo’s enforcement thereunder or pursuant Section 12.13, enforce its rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements (other than conditions that VOSO, Limited or any of their respective Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause the applicable investors to pay to (or as directed by) VOSO the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements in accordance with their terms. Without limiting the generality of the foregoing, VOSO shall give Wejo, prompt (and, in any event within one (1) Business Day) written notice: (i) prior to any amendment to any Subscription Agreement (other than as a result of any assignments or transfers contemplated therein or otherwise permitted thereby); (ii) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement known to VOSO; (iii) of the receipt of any written notice or other written communication from any party with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation of any Subscription Agreement or any provisions of such agreements; and (iv) if VOSO does not expect to receive all or any portion of the PIPE Investment Amount on the terms, in the manner or from the persons contemplated by the applicable agreements. VOSO and Limited shall deliver all notices they are required to deliver under the Subscription Agreements on a timely basis in order to cause the applicable investors to consummate the transactions contemplated thereunder concurrently with the Closing, and Limited shall take all actions required under any Subscription Agreements with respect to the timely issuance and registration of shares in book entry form as and when required thereunder or under side letters thereto.
Section 8.04   Certain Transaction Agreements.   VOSO shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacement of, the Sponsor Agreement that would have an adverse effect on Wejo, the Existing Wejo Equityholders or the Transactions. VOSO shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to satisfy in all material respects on a timely basis all conditions and covenants applicable to VOSO in the Sponsor Agreement and otherwise comply with its obligations thereunder and to enforce its rights under each such agreement. Without limiting the generality of the foregoing, VOSO shall give the Company, prompt (and, in any event within one (1) Business Day) written notice: (a) of any material breach or material default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any material breach or material default) by any party to the Sponsor Agreement known to VOSO, and (b) of the receipt of any written notice or other written communication from any other party to the Sponsor Agreement with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party under any such agreement or any provisions of any such agreement.
Section 8.05   Inspection.   Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to VOSO or its Subsidiaries by third parties that may be in VOSO’s or its Subsidiaries’ possession from time to time, and except for any information which in the opinion of legal counsel of VOSO would result in the loss of attorney-client privilege or other privilege from disclosure, or the disclosure of which would violate any provision of applicable Law, VOSO shall afford to Wejo, its Affiliates and their respective Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, to their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of VOSO, and shall use its and their commercially reasonable efforts to furnish such Representatives with all financial and operating data and other information concerning the affairs of VOSO that are in the possession of VOSO, in each case as the Company and its Representatives may reasonably request solely for purposes of consummating the Transactions. The Parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by the Wejo, its Affiliates and their respective Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Effective Time.
Section 8.06   VOSO /Company NASDAQ Listing.   During the Interim Period, VOSO shall use reasonable best efforts to ensure VOSO remains listed as a public company on, and for shares of VOSO Class A Common Stock and VOSO Warrants to be listed on, NASDAQ. VOSO and the Company will use reasonable best efforts to obtain a listing of the Company’s Class A Common Stock and warrants to be listed on NASDAQ, effective as of the Closing.
Section 8.07   VOSO Public Filings.   From the date hereof through the Closing, VOSO will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.
Section 8.08   Section 16 Matters.   Prior to the Effective Time, VOSO shall take all commercially reasonable steps as may be required (to the extent permitted under applicable Law) to cause any acquisition or disposition of VOSO Class A Common Stock or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Transactions by each Person who is or will be or may be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to VOSO to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

Section 8.09   Equity Incentive Plan; Stock Purchase Plans. 2
(a)   Equity Incentive Plan.   Prior to the Closing Date, the Company and VOSO shall adopt the Company 2021 Equity Incentive Plan (the “Equity Incentive Plan”), which such Equity Incentive Plan will become effective subject to obtaining the approval of the stockholders of the Company and of the stockholders of VOSO of the Equity Incentive Plan Proposal. The Equity Incentive Plan shall provide for the reservation of a number of Company Common Shares equal to 15% of the Company Common Shares issued and outstanding immediately following the Closing, subject to annual increases of 3% of the Company Common Shares outstanding on the last day of the prior calendar year, commencing on January 1, 2022 and ending on January 1, 2031. Subject to VOSO stockholder approval of the Equity Incentive Plan Proposal, promptly following the Closing, the Company shall file an effective registration statement on Form S-8 (or other applicable form) with respect to the Company Common Shares issuable under the Equity Incentive Plan and shall maintain the effectiveness of such Form S-8 registration statement for so long as awards granted pursuant to the Equity Incentive Plan remain outstanding. The Company’s board of directors shall take all actions required to make the equity and equity award grants set forth in Schedule 8.09(a), which grants shall be effective as of immediately following the Closing.
(b)   Stock Purchase Plans.   Prior to the Closing Date, the Company and VOSO shall adopt an employee stock purchase plan and a Save As You Earn scheme (the “Stock Purchase Plans”), which will become effective subject to obtaining the approval of the stockholders of the Company and of the stockholders of VOSO of the ESPP Proposal and the SAYE Proposal. The Stock Purchase Plans shall provide for the reservation of a number of Company Common Shares, in the aggregate, equal to 2% of the Company Common Shares issued and outstanding immediately following the Closing, subject to annual increases of 1% of the Company Common Shares outstanding on the last day of the prior calendar year commencing on January 1, 2022 and ending on January 1, 2031, which increase is subject to reduction on an annual basis by the board of directors of the Company. Subject to VOSO stockholder approval of the ESPP Proposal and the SAYE Proposal, promptly following the Closing, the Company shall file an effective registration statement on Form S-8 (or other applicable form) with respect to the Company Common Shares issuable under the Stock Purchase Plans and shall maintain the effectiveness of such Form S-8 registration statement for so long as awards granted pursuant to the Stock Purchase Plans remain outstanding.
2 Note to Draft:   Registration to be discussed if awards other than options granted at Closing.
Section 8.10   Qualification as an Emerging Growth Company.   VOSO shall, at all times during the period from the date hereof until the Closing: (a) take all actions reasonably necessary to continue to qualify as an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (as in effect on the date hereof, the “JOBS Act”) and (b) not take any action that would cause VOSO to not qualify as an “emerging growth company” within the meaning of the JOBS Act.
ARTICLE IX
JOINT COVENANTS
Section 9.01   Regulatory Approvals.
(a)   Each of the parties hereto shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable Laws, to consummate and make effective as promptly as practicable the Transactions, including providing any notices to any Person required in connection with the consummation of the Transactions, and obtaining any Permits, waivers, qualifications and Governmental Orders necessary to consummate the Transactions; provided, that in no event shall any party be required to pay any material fee, penalty or other consideration to obtain any Permit, qualification or waiver required under any Contract for the consummation of the Transactions (other than fees or expenses payable to the SEC in connection with the Transactions, including the Proxy Statement / Prospectus, filing fees payable pursuant to the HSR Act or other Antitrust Laws, and any other ordinary course filing fees in connection with Governmental Filings required to consummate the Transactions). Subject to appropriate confidentiality protections and applicable Antitrust Laws, each Party shall furnish to the other Parties such necessary information and reasonable assistance as such other Parties may reasonably request in connection with the foregoing.

(b)   Each of the Parties shall cooperate with one another and use their reasonable best efforts to prepare all necessary documentation (including furnishing all information (i) required under any applicable Antitrust Laws or other applicable Laws or (ii) requested by a Governmental Authority pursuant to applicable Antitrust Laws) to effect promptly all necessary filings with any Governmental Authority and to obtain all necessary, proper or advisable actions or nonactions, approvals consents, waivers, exemptions and approvals of any Governmental Authority necessary to consummate the Transactions. Each Party shall provide to the other Parties copies of all correspondence between it (or its advisors) and any Governmental Authority relating to the Transactions or any of the matters described in this Section 9.01. Each of the Parties shall promptly inform the other of any substantive oral communication with, and provide copies of any written communications with, any Governmental Authority regarding any such filings or any such transaction, unless prohibited by reasonable request of any Governmental Authority. No Party shall independently participate in any meeting or substantive conference call with any Governmental Authority in respect of any such filings, investigation or other inquiry without giving the other Parties prior notice of the meeting or substantive conference call and, to the extent permitted by such Governmental Authority, the opportunity to attend or participate. In the event a Party is prohibited from participating in or attending any meeting or substantive conference call, the participating Party shall keep the other Party promptly and reasonably apprised with respect thereto, to the extent permitted by applicable Law. To the extent permissible under applicable Law, the Parties will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party relating to proceedings under Antitrust Laws or other applicable Laws. Any documents or other materials provided pursuant to this Section 9.01(b) may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns, and to remove references concerning the valuation of the Company or other competitively sensitive material or personally-identifiable information or other sensitive personal or financial information, and the Parties may, as each deems advisable, reasonably designate any material provided under this Section 9.01 as “outside counsel only material.” Such “outside counsel only materials” and the information contained therein shall be given only to legal counsel of the recipient and will not be disclosed by such legal counsel to employees, officers, or directors of the recipient without the advance written consent of the Party providing such materials. Notwithstanding the foregoing, none of the Parties shall be obligated to share with the other Parties documents responsive to items 4(c) and 4(d) on the Notification and Report Form for Certain Mergers and Acquisitions under the HSR Act. Without limiting the generality of the undertakings pursuant to this Section 9.01, each Party shall use reasonable best efforts to provide or cause to be provided (including, with respect to filings pursuant to the HSR Act, by its “Ultimate Parent Entities”, as that term is defined in the HSR Act) as promptly as reasonably practicable to any Governmental Authority information and documents relating to such Party as requested by such Governmental Authority or necessary, proper or advisable to permit consummation of the Transactions, including filing any notification and report form and related material required under the HSR Act and any other filing or notice that may be required with any other Governmental Authority as promptly as reasonably practicable after the date hereof (and, in the case of filings under the HSR Act, no later than ten (10) Business Days after the date hereof), and thereafter to respond as promptly as reasonably practicable to any request for additional information or documentary material relating to such party that may be made (including under the HSR Act and any similar Antitrust Law). Each of VOSO, the Founder and their Affiliates shall supply as promptly as practicable any additional information and documentary material relating to such Party that may be requested by any Governmental Authority and furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required applications, notices, registrations and requests as may be required or advisable to be filed with any Governmental Authority (including, with respect to VOSO and its Affiliates, providing financial information and certificates as well as personal information of senior management or control persons, and making individuals with appropriate seniority and expertise available to participate in discussions or hearings). VOSO shall cause the filings made by it (or by its Ultimate Parent Entity, if applicable) under the HSR Act to be considered for grant of “early termination,” and make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith. In furtherance and not in limitation of the foregoing, VOSO, the Founder and their Affiliates shall provide, or cause to be provided, all agreements, documents, instruments, affidavits, statements or information that may be required or requested by any Governmental Authority relating to VOSO and its Affiliates.
(c)   If any objections are asserted with respect to the Transactions under any applicable Law or if any Action is instituted by any Governmental Authority or any private party challenging any of the Transactions as violative of any applicable Law, each of the Parties shall cooperate with one another in good faith and use their reasonable best efforts to: (i) oppose or defend against any action to prevent or enjoin consummation of this Agreement (and the Transactions), and (ii) take such action as reasonably necessary to overturn any regulatory action by any Governmental Authority to prevent or enjoin consummation of this Agreement (and the Transactions), including by defending any Action brought by any Governmental Authority in order to avoid entry of, or to have vacated, overturned or terminated, including by appeal if necessary, in order to resolve any such objections or challenge as such Governmental Authority or private party may have to any of the Transactions under such applicable Law so as to permit the consummation of the Transactions in their entity.
(d)   Notwithstanding the foregoing, VOSO shall, and shall cause its controlled Affiliates to, take any and all actions necessary to obtain any authorization, consent or approval of a Governmental Authority (including in connection with any Governmental Filings) necessary or advisable so as to enable the consummation of the Transactions to occur as expeditiously as possible (and in any event, no later than the Termination Date) and to resolve, avoid or eliminate any impediments or objections, if any, that may be asserted with respect to the Transactions under any Law, or to otherwise oppose, avoid the entry of, or to effect the dissolution of, any order, decree, judgment, preliminary or permanent injunction that would otherwise have the effect of preventing, prohibiting, restricting, or delaying the consummation of the Transactions, including: (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of, or holding separate of, businesses, product lines, rights or assets of VOSO or its controlled Affiliates (including the Company and its Subsidiaries) or any interest therein (including entering into customary ancillary agreements relating to any such sale, divestiture, licensing or disposition of such businesses, product lines, rights or assets) and (ii) otherwise taking or committing to take actions that after the Closing Date would limit VOSO’s or its controlled Affiliates’ (including the Company’s and its Subsidiaries’), freedom of action with respect to, or its ability to retain or control, one or more of the businesses, product lines, rights or assets of VOSO and its controlled Affiliates (including the Company and its Subsidiaries) or interest therein, in each case as may be required in order to enable the consummation of the Transactions to occur as expeditiously as possible (and in any event no later than the Termination Date).
(e)   From the date of this Agreement until Closing, neither VOSO nor any of its controlled Affiliates shall acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or any equity in, or by any other manner, any assets or Person, if the execution and delivery of a definitive agreement relating to, or the consummation of, such acquisition could in any material respect (individually or in the aggregate): (i) impose any delay in obtaining, or increase the risk of not obtaining, consents of a Governmental Authority necessary to consummate the Transactions or the expiration or termination of any applicable waiting period; (ii) increase the risk of a Governmental Authority seeking or entering a Governmental Order prohibiting the consummation of the Transactions; (iii) increase the risk of not being able to remove any such Governmental Order on appeal or otherwise; or (iv) otherwise prevent or delay the consummation of the Transactions.
(f)   Notwithstanding anything else contained herein to the contrary, VOSO shall pay, or cause to be paid, all filing fees payable by any Party pursuant to Antitrust Laws in connection with the Transactions.
Section 9.02   Support of Transaction.   Without limiting any covenant contained in Article VII or Article VIII, including the obligations of Wejo and VOSO with respect to the notifications, filings, reaffirmations and applications described in Section 9.01, which obligations shall control to the extent of any conflict with the succeeding provisions of this Section 9.02, VOSO and Wejo shall each, and shall each cause their respective Subsidiaries to: (a) use commercially reasonable efforts to obtain all material consents and approvals of third parties that any of VOSO, Wejo, or their respective Affiliates are required to obtain in order to consummate the Transactions; and (b) use commercially reasonable efforts to take such other action as may reasonably be necessary or as another Party may reasonably request to satisfy the conditions of the other Party set forth in Article X or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable. Notwithstanding the foregoing, in no event shall VOSO, Wejo, the Company, Merger Sub or any of their Subsidiaries be obligated to bear any material expense or pay any material fee or grant any material concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which Wejo or any of its Subsidiaries is a party or otherwise required in connection with the consummation of the Transactions.

Section 9.03   Preparation of Form S-4 and Proxy Statement/Prospectus; VOSO Special Meeting.
(a)   Proxy Statement/Prospectus.
(i)   As promptly as practicable following the execution and delivery of this Agreement (and in any event on or prior to thirty (30) days after the date of this Agreement, VOSO, Wejo and the Company shall use reasonable best efforts to prepare, and the Company shall file with the SEC, the Form S-4 in connection with the registration under the Securities Act of the Company Common Shares to be issued under this Agreement and the effect of the Transactions on the VOSO Warrants, which Form S-4 will also contain the Proxy Statement/Prospectus which will be included therein as a prospectus and which will be used as a proxy statement for the Special Meeting with respect to, among other things: (A) providing VOSO’s stockholders with the opportunity to redeem shares of VOSO Class A Common Stock by tendering such shares for redemption not later than 5:00 p.m. Eastern Time on the date that is at least two (2) Business Days prior to the date of the Special Meeting (the “VOSO Stockholder Redemption”); and (B) soliciting proxies from holders of VOSO Common Stock to vote at the Special Meeting, as adjourned or postponed, in favor of: (1) the adoption of this Agreement and approval of the Transactions; (2) the amendment and restatement of the Certificate of Incorporation in the form of VOSO Charter attached as Exhibit B hereto; (3) the approval of the adoption of the Equity Incentive Plan (the “Equity Incentive Plan Proposal”), the ESPP (the “ESPP Proposal”) and the SAYE Scheme (the “SAYE Proposal”); and (4) any other proposals the Parties agree are necessary or desirable to consummate the Transactions (collectively, the “VOSO Stockholder Matters”). Without the prior written consent of the Company, VOSO Stockholder Matters shall be the only matters (other than procedural matters) which VOSO shall propose to be acted on by VOSO’s stockholders at the Special Meeting, as adjourned or postponed. Each of VOSO, Wejo and the Company shall use its reasonable best efforts to cause the Form S-4 and the Proxy Statement/Prospectus, as applicable, to comply with the rules and regulations promulgated by the SEC, to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective as long as is necessary to consummate the Transactions. Each of VOSO, on the one hand, and Wejo and the Company, on the other hand, shall furnish all information concerning it as may reasonably be requested by the other Party in connection with such actions and the preparation of the Form S-4 and the Proxy Statement/Prospectus, as applicable. Promptly after the Form S-4 is declared effective under the Securities Act, VOSO and the Company shall use reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to stockholders of VOSO.
(ii)   Each of VOSO, Wejo and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld, delayed or conditioned), any response to comments of the SEC or its staff with respect to the Form S-4 and the Proxy Statement/Prospectus and any amendment to the Form S-4 and the Proxy Statement/Prospectus filed in response thereto. If VOSO, Wejo or the Company becomes aware that any information contained in the Form S-4 and the Proxy Statement/Prospectus shall have become false or misleading in any material respect or that the Form S-4 and the Proxy Statement/Prospectus are required to be amended in order to comply with applicable Law, then (x) such party shall promptly inform the other parties and (y) VOSO, on the one hand, and Wejo and the Company, on the other hand, shall cooperate fully and mutually agree upon (such agreement not to be unreasonably withheld, delayed or conditioned) an amendment or supplement to the Form S-4 and the Proxy Statement/Prospectus. VOSO, Wejo and the Company shall use reasonable best efforts to cause the Form S-4 and the Proxy Statement/Prospectus as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of shares of VOSO Common Stock, as applicable, in each case pursuant to applicable Law and subject to the terms and conditions of this Agreement and the VOSO Organizational Documents. Each of the Company, Wejo and VOSO shall provide the other Parties with copies of any written comments, and shall inform such other Parties of any oral comments, that such Party receives from the SEC or its staff with respect to the Form S-4 and the Proxy Statement/Prospectus promptly after the receipt of such comments and shall give the other Parties a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff. VOSO, Wejo and the Company shall use reasonable best efforts to cause the Form S-4 to be declared effective as promptly as practicable after it is filed with the SEC and to keep the Form S-4 effective through the Closing in order to permit the consummation of the Transactions.

(iii)   VOSO shall file the Proxy Statement on Schedule 14A in accordance with the rules and regulations of the Exchange Act. The Company shall file the Prospectus and any supplement thereto pursuant to Rule 424. VOSO, Wejo and the Company shall use reasonable best efforts to, as promptly as practicable (and in any event, within seven (7) Business Days after the SEC Clearance Date), (i) establish the record date for, duly call, give notice of, convene and hold the Special Meeting in accordance with the DGCL for a date no later than thirty-five (35) days following the SEC Clearance Date, and (ii) cause the Proxy Statement/Prospectus to be disseminated to VOSO’s stockholders in compliance with applicable Law.
(b)   VOSO Special Meeting. VOSO shall use its reasonable best efforts to take all actions necessary (in its discretion or at the request of the Company) to obtain the approval of VOSO Stockholder Matters at the Special Meeting, as adjourned or postponed, including by soliciting proxies as promptly as practicable in accordance with applicable Law for the purpose of seeking the approval of VOSO Stockholder Matters. VOSO shall include VOSO Board Recommendation in the Proxy Statement. The board of directors of VOSO shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, VOSO Board Recommendation for any reason. VOSO agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Special Meeting for the purpose of seeking approval of VOSO Stockholder Matters shall not be affected by any intervening event or circumstance, and VOSO agrees to establish a record date for, duly call, give notice of, convene and hold the Special Meeting and submit for the approval of its stockholders VOSO Stockholder Matters, regardless of any intervening event or circumstance. Notwithstanding anything to the contrary contained in this Agreement, VOSO shall be entitled to (and, in the case of the following clauses (ii) and (iii), at the request of the Company, shall) postpone or adjourn the Special Meeting for a period of no longer than twenty (20) days: (i) to ensure that any supplement or amendment to the Proxy Statement/Prospectus that the board of directors of VOSO has determined in good faith is required by applicable Law is disclosed to VOSO’s stockholders and for such supplement or amendment to be promptly disseminated to VOSO’s stockholders prior to the Special Meeting; (ii) if, as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus), there are insufficient shares of VOSO Class A Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting; or (iii) in order to solicit additional proxies from stockholders for purposes of obtaining approval of VOSO Stockholder Matters or satisfying the condition set forth in Section 10.03(c) hereof; provided, that, in the event of any such postponement or adjournment, the Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.
Section 9.04   Exclusivity.
(a)   During the Interim Period, Wejo shall not take, nor shall it permit any of its Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate or engage in discussions or negotiations with, or enter into any agreement with, or encourage, or provide information to, any Person (other than VOSO and/or any of its Affiliates or Representatives) concerning any purchase of all or a material portion of Wejo’s equity securities or the issuance and sale of any securities of, or membership interests in, Wejo or its Subsidiaries (other than any purchases of equity securities by Wejo from employees of Wejo or its Subsidiaries, or the issuance of Wejo Shares to Existing Wejo Equityholders on the exercise, conversion, exchange or settlement of options, convertible loans made under or pursuant to the Future Fund Convertible Loan Agreement, advanced subscription rights, warrants or other rights to subscribe for or convert any security or debt into Wejo Shares) or any merger, acquisition, amalgamation, share exchange, recapitalization, consolidation, liquidation, dissolution or sale of substantial assets involving Wejo or its Subsidiaries, other than immaterial assets or assets sold in the ordinary course of business or transactions permitted by Section 7.01(c) (each such acquisition transaction, but excluding the Transactions, an “Acquisition Transaction”). Wejo shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, an Acquisition Transaction. Wejo shall notify VOSO of any submissions, proposals or offers made with respect to an Acquisition Proposal as soon as practicable following Wejo’s awareness thereof.
(b)   During the Interim Period, VOSO shall not take, nor shall it permit any of its Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any Person (other than Wejo, its shareholders and/or any of their Affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any Business Combination (a “Business Combination Proposal”) other than with Wejo, its shareholders and their respective Affiliates and Representatives. VOSO shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal. VOSO shall notify Wejo of any submissions, proposals or offers made with respect to a Business Combination Proposal as soon as practicable following VOSO’s awareness thereof.
Section 9.05   Tax Matters.
(a)   Notwithstanding anything to the contrary contained herein, the Company and VOSO shall each pay fifty percent (50%), respectively, of all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes, including interest and penalties, incurred in connection with the Transactions (“Transfer Taxes”). The Company and VOSO shall equally share the expense (for the avoidance of doubt, fifty percent (50%), respectively) of filing all necessary Tax Returns with respect to all such Taxes, and, if required by applicable Law, Wejo will join in the execution of any such Tax Returns.
(b)   The Parties intend for the Company Contribution and the Limited Contribution to qualify for the Intended Tax Treatment and will not take any inconsistent position on any Tax Return or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code. For the avoidance of doubt, the preceding sentence shall not be interpreted to prevent a person from reporting transactions hereunder pursuant to other applicable non-recognition provisions of the Code, but only to the extent any such position does not conflict with or otherwise prevent the qualification of the Company Contribution and the Limited Contribution for the Intended Tax Treatment. Each of the Parties agrees to promptly notify all other Parties of any challenge to the Intended Tax Treatment by any Governmental Authority.
(c)   No Party shall take or cause to be taken any action, or fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent the Company Contribution and the Limited Contribution from so qualifying for the Intended Tax Treatment.
(d)   The Parties agree, to the extent relevant, that this Agreement is a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).
(e)   VOSO and Wejo shall use reasonable best efforts to execute and deliver (i) officer’s certificates substantially in the form attached as Schedule 9.05(e) of the Wejo Disclosure Schedules and (ii) any other representations reasonably requested by counsel to VOSO or counsel to the Seller Group, as applicable, for purposes of rendering opinions regarding the Intended Tax Treatment and other tax matters in connection with the Transactions (clauses (i) and (ii), collectively, the “Tax Officer’s Certificates”), at such time or times as may be reasonably requested by counsel to VOSO or counsel to the Seller Group, including in connection with the Closing and any filing of any Form S-4. For the avoidance of doubt, the opinions regarding the Intended Tax Treatment to be delivered by counsel to VOSO or counsel to the Seller Group shall not be a condition to Closing under this Agreement.
(f)   At the Closing, VOSO shall deliver to each of the Company and Limited (i) a properly executed certificate in such manner consistent and in accordance with the requirements of Treasury Regulations Sections 1.897-2(h)(1)(i) and 1.1445-2(c)(3)(i), and (ii) a notice to the IRS in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2).
(g)   The Parties acknowledge that the intention is that neither the Company nor Limited will be resident for Tax purposes in any jurisdiction other than Bermuda at any time prior to the Closing Date, and that following the Closing, each of the Company and Limited will migrate its Tax residence to the United Kingdom; provided, that, for the avoidance of doubt, neither the Company nor Limited will migrate its Tax residence to the United Kingdom at any time before the consummation of the Transactions or the Effective Time.

Section 9.06   Confidentiality; Publicity.
(a)   VOSO acknowledges that the information being provided to it in connection with this Agreement and the consummation of the Transactions is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. The Confidentiality Agreement shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder and any other activities contemplated thereby. The Company acknowledges that, in connection with the PIPE Investment, VOSO shall be entitled to disclose, pursuant to the Exchange Act, any information contained in any presentation to the PIPE Investors, which information may include Evaluation Material (as defined in the Confidentiality Agreement), in accordance with the terms of the Confidentiality Agreement.
(b)   None of VOSO, Wejo or any of their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the Transactions, or any matter related to the foregoing, without first obtaining the prior consent of Wejo or VOSO, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to the Securities Law or the rules of any national securities exchange), in which case VOSO or Wejo, as applicable, shall use their commercially reasonable efforts to obtain such consent with respect to such announcement or communication with the other Party, prior to announcement or issuance; provided, however, that, subject to this Section 9.06, each Party and its Affiliates may make announcements regarding the status and terms (including price terms) of this Agreement and the Transactions to their respective directors, officers, employees, direct and indirect current or prospective limited partners and investors or otherwise in the ordinary course of their respective businesses, in each case, so long as such recipients are obligated to keep such information confidential without the consent of any other Party; and provided, further, that subject to Section 7.03 and this Section 9.06, the foregoing shall not prohibit any Party from communicating with third parties to the extent necessary for the purpose of seeking any third party consent; provided, further, that notwithstanding anything to the contrary in this Section 9.06(b), nothing herein shall modify or affect VOSO’s obligations pursuant to Section 9.03.
Section 9.07   Post-Closing Cooperation; Further Assurances.   Following the Closing, each Party shall, on the request of any other Party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement and the Transactions.
Section 9.08   Treatment of Indebtedness.
(a)   Prior to or at the Closing, Wejo shall deliver, or cause to be delivered, to VOSO customary executed payoff letters dated as of the Closing Date (collectively, the “Payoff Letters”; drafts of which shall be provided to VOSO no less than two (2) Business Days prior to the anticipated Closing Date), from the holders (or an agent (or similar Person) on behalf of all such holders) of any Closing Indebtedness of Wejo and its Subsidiaries that the Company determines to pay (or to cause to be paid) at or following the Closing (which, in any event, shall include all Indebtedness for borrowed money). Each of the Payoff Letters shall (i) be in form and substance reasonably satisfactory to VOSO; (ii) confirm the aggregate outstanding amount (such amount under all Payoff Letters, collectively, the “Debt Repayment Amount”) required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs and any other outstanding and unpaid amounts under the applicable Closing Indebtedness as of the anticipated Closing Date; (iii) contain payment instructions for the applicable portion of the Debt Repayment Amount (and the daily accrual of interest thereafter); and (iv) customarily evidence the satisfaction, irrevocable release and discharge of the Closing Indebtedness (including guarantees), and the agreement by such holders (or an agent (or similar Person) on behalf of all such holders) to release all Liens upon the payment of the applicable portion of the Debt Repayment Amount in accordance with the relevant payment instructions, together with such other customary documents (including an authorization to file Uniform Commercial Code termination statements) and releases (in recordable form, if applicable) as are reasonably necessary to release all Liens (including mortgages) created in connection with the Closing Indebtedness.
(b)   Immediately following the Closing, the Company shall ensure that the Available Cash Amount shall be used to repay the Closing Indebtedness in an amount equal to the Debt Repayment Amount in accordance with the Payoff Letters.

Section 9.09   Registration Rights Agreement.   At or prior to the Closing, each of the parties thereto shall execute and deliver to the other the Registration Rights Agreement.
Section 9.10   Company Board of Directors.   Each of the Company and VOSO shall take, or cause to be taken, the actions set forth in this Section 9.10 prior to the Closing:
(a)   The Company and VOSO shall (i) cause each Person serving as a member of the board of directors of the Company and VOSO to resign from such position, effective upon the Effective Time, and (ii) elect or otherwise cause Persons designated on Schedule 9.10 of the Wejo Disclosure Schedules to comprise the entire board of directors of the Company, effective upon the Effective Time; provided, that the board of directors as so constituted shall comply with applicable rules concerning director independence required by the SEC and the rules and listing standards of NASDAQ and any other Laws or requirements of a Governmental Authority applicable to members of the board of directors of the Company.
(b)   The Company and VOSO shall (i) cause each Person serving as an officer of the Company and VOSO to resign from such position, effective upon the Effective Time, and (ii) appoint or otherwise cause to be appointed each Person serving as an officer of Wejo immediately prior to the Effective Time as a corresponding officer of the Company, effective upon the Effective Time.
(c)   Each of the Company and VOSO shall cause such Persons to, and such Persons shall, comply and cooperate with and satisfy all requests and requirements made by any Governmental Authority in connection with the foregoing, including by furnishing all requested information, providing reasonable assistance in connection with the preparation of any required applications, notices and registrations and requests and otherwise facilitating access to and making individuals available with respect to any discussions or hearings. In the event an individual designated in accordance with Section 9.10(a) does not satisfy any requirement of a Governmental Authority to serve as a director then there shall be no obligation to appoint such individual in accordance with Section 9.10(a).
Section 9.11   Termination of Agreements.   Wejo shall take all actions necessary to terminate the Shareholders Agreement and the Side Agreement at or prior to the Closing in a manner such that neither Wejo nor any of its Subsidiaries has any liability or obligation following the Closing pursuant to such agreements.
ARTICLE X
CONDITIONS TO OBLIGATIONS
Section 10.01   Conditions to Obligations of All Parties.   The obligations of the Parties to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such Parties:
(a)   HSR Act.   The applicable waiting period(s) under the HSR Act in respect of the Transactions shall have expired or been terminated.
(b)   No Prohibition.   There shall not be in force any Governmental Order, statute, rule or regulation enjoining or prohibiting the consummation of the Transactions.
(c)   Net Tangible Assets.   VOSO shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after the VOSO Stockholder Redemption.
(d)   Stockholder Approval.   The approval of the VOSO Stockholder Matters shall have been obtained.
(e)   Form S-4.   The Form S-4 shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC which remains in effect with respect to the Form S-4, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending.
(f)   Available Cash Amount.   The Available Cash Amount shall not be less than $175,000,000.

Section 10.02   Additional Conditions to Obligations of VOSO.   The obligations of VOSO to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by VOSO:
(a)   Representations and Warranties.
(i)   Each of the representations and warranties of Wejo contained in Section 5.01 (Organization and Corporate Power), Section 5.03(a) (Authorization; No Conflicts), Section 5.04(a) (Capitalization) and Section 5.18 (Brokers’ Fees) (collectively, the “Specified Representations”) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).
(ii)   The representations and warranties of Wejo contained in Section 5.06 (No Material Adverse Effect; Absence of Certain Developments) shall be true and correct in all respects as of the Closing Date.
(iii)   Each of the representations and warranties of Wejo contained in Article V (other than the Specified Representations and the representations and warranties of Wejo contained in Section 5.06), shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect.
(b)   Agreements and Covenants.   The covenants and agreements of each Wejo Party in this Agreement to be performed as of or prior to the Closing shall have been performed in all material respects.
(c)   No Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred a Material Adverse Effect.
(d)   Officer’s Certificate.   Wejo shall have delivered to VOSO a certificate signed by an officer of Wejo, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 10.02(a), Section 10.02(b), and Section 10.02(c) have been fulfilled.
(e)   Wejo Purchase.   The Company has purchased all of the issued share capital of Wejo pursuant to the Acquisition Agreement and the Drag, and the Company has either delivered to VOSO the updated Register of Members of Wejo evidencing that the Company is registered as the owner of such shares, or if such delivery is not possible, has made a submission to HMRC accompanied by payment in full of any applicable stamp duty arising in connection with the Wejo Purchase.
Section 10.03   Additional Conditions to the Obligations of the Wejo Parties.   The obligation of the Wejo Parties to consummate or cause to be consummated the Transactions is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Wejo.
(a)   Representations and Warranties.
(i)   Each of the representations and warranties of VOSO contained in Section 6.01 (Corporate Organization), Section 6.02 (Due Authorization) and Section 6.08 (Brokers’ Fees) (the “VOSO Specified Representations”) shall be true and correct (without giving any effect to any limitation as to “materiality” or “VOSO Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).
(ii)   The representations and warranties of VOSO contained in Section 6.13 (Capitalization) shall be true and correct other than de minimis inaccuracies, as of the Closing Date, as though then made.
(iii)   Each of the representations and warranties of VOSO contained in Article VI (other than the VOSO Specified Representations) shall be true and correct (without giving any effect to any limitation as to “materiality” or “VOSO Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a VOSO Material Adverse Effect.
(b)   Agreements and Covenants.   The covenants and agreements of VOSO in this Agreement to be performed as of or prior to the Closing shall have been performed in all material respects.
(c)   No VOSO Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred a VOSO Material Adverse Effect.
(d)   Officer’s Certificate.   VOSO shall have delivered to Wejo a certificate signed by an officer of VOSO, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 10.03(a), Section 10.03(b) and Section 10.03(c) have been fulfilled.
(e)   Sponsor Agreement.   Each of the covenants of the Sponsor required under the Sponsor Agreement to be performed as of or prior to the Closing shall have been performed in all material respects, and the Sponsor shall not have threatened (orally or in writing) (i) that the Sponsor Agreement is not valid, binding and in full force and effect, (ii) that the Company is in breach of or default under the Sponsor Agreement or (iii) to terminate the Sponsor Agreement.
(f)   Closing Deliverables.   VOSO shall have delivered to Wejo an executed copy of the Registration Rights Agreement.
(g)   NASDAQ.   The Company Common Shares to be issued in connection with the Transactions shall have been approved for listing on NASDAQ, subject only to official notice of issuance thereof.
(h)   Board of Directors.   The board of directors of the Company shall be constituted with the Persons designated in accordance with Section 9.10.
Section 10.04   Frustration of Conditions.   Neither VOSO nor any of the Wejo Parties may rely on the failure of any condition set forth in this Article X to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use its commercially reasonable efforts to cause the conditions of the other Party to be satisfied, as required by Section 9.02.
ARTICLE XI
TERMINATION/EFFECTIVENESS
Section 11.01   Termination.   This Agreement may be terminated and the Transactions abandoned:
(a)   by written consent of Wejo and VOSO;
(b)   prior to the Closing, by written notice to Wejo from VOSO if (i) there is any breach of any representation, warranty, covenant or agreement on the part of Wejo set forth in this Agreement, such that the conditions specified in Section 10.02(a) or Section 10.02(b) would not be satisfied at the Closing (a “Terminating Wejo Breach”), except that, if such Terminating Wejo Breach is curable by Wejo through the exercise of its commercially reasonable efforts, then, for a period of up to thirty (30) days (or any shorter period of the time that remains between the date VOSO provides written notice of such violation or breach and the Termination Date or the Extended Termination Date, as applicable) after receipt by Wejo of notice from VOSO of such breach, but only as long as Wejo continues to use its commercially reasonable efforts to cure such Terminating Wejo Breach (the “Wejo Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Wejo Breach is not cured within the Wejo Cure Period, (ii) the Closing has not occurred on or before December 31, 2021 (the “Termination Date”); provided, that if any Action for specific performance or other equitable relief by Wejo or the Company with respect to this Agreement, any other Transaction Agreement, or otherwise with respect to the Transactions is commenced or pending on or before the Termination Date, then the Termination Date shall be automatically extended without any further action by any Party until the date that is thirty (30) days following the date on which a final, non-appealable Governmental Order has been entered with respect to such Action and the Termination Date shall be deemed to be such later date for all purposes of this Agreement (the “Extended Termination Date”), or (iii) the consummation of the Merger is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or a statute, rule or regulation; provided, that the right to terminate this Agreement under subsection (i) or (ii) shall not be available if VOSO’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date;
(c)   prior to the Closing, by written notice to VOSO from Wejo if (i) there is any breach of any representation, warranty, covenant or agreement on the part of VOSO set forth in this Agreement, such that the conditions specified in Section 10.03(a) or Section 10.03(b) would not be satisfied at the Closing (a “Terminating VOSO Breach”), except that, if any such Terminating VOSO Breach is curable by VOSO through the exercise of its commercially reasonable efforts, then, for a period of up to thirty (30) days (or any shorter period of the time that remains between the date Wejo provides written notice of such violation or breach and the Termination Date or Extended Termination Date, as applicable) after receipt by VOSO of notice from Wejo of such breach, but only as long as VOSO continues to exercise such commercially reasonable efforts to cure such Terminating VOSO Breach (the “VOSO Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating VOSO Breach is not cured within VOSO Cure Period, (ii) the Closing has not occurred on or before the Termination Date, or (iii) the consummation of the Merger is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or a statute, rule or regulation; provided, that the right to terminate this Agreement under subsection (i) or (ii) shall not be available if Wejo’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date; or
(d)   by written notice from either Wejo or VOSO to the other if the VOSO Stockholder Approval is not obtained at the Special Meeting (subject to any adjournment, postponement or recess of the meeting); provided, that the right to terminate this Agreement under this Section 11.01(d) shall not be available to VOSO if, at the time of such termination, VOSO is in breach of Section 9.03.
Section 11.02   Effect of Termination.   Except as otherwise set forth in this Section 11.02 or Section 12.13, in the event of the termination of this Agreement pursuant to Section 11.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its respective Affiliates, officers, directors, employees or stockholders, other than liability of any Party for any Willful Breach of this Agreement by such Party occurring prior to such termination. The term “Willful Breach” means a Party’s material breach of any of its representations or warranties as set forth in this Agreement, or such Party’s material breach of any of its covenants or other agreements set forth in this Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such Party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Agreement. The provisions of Section 7.04 (No Claim Against the Trust Account), Section 9.06 (Confidentiality; Publicity), this Section 11.02 (Effect of Termination) and Article XII (Miscellaneous) (collectively, the “Surviving Provisions”) and the Confidentiality Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions which are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.
ARTICLE XII
MISCELLANEOUS
Section 12.01   Waiver.   Any Party may, at any time prior to the Closing, by action taken by its board of directors or equivalent governing body, or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement or agree to an amendment or modification to this Agreement in the manner contemplated by Section 12.10 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.
Section 12.02   Notices.   All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:
(a)
If to VOSO:Virtuoso Acquisition Corp.
180 Post Road East, Suite 201
Westport, CT 06880
Attn: Jeffrey D. Warshaw
E-mail: jeff@virtuosoacquisition.com

with a copy (which shall not constitute notice) to:
Arnold & Porter Kaye Scholer LLP
250 West 55th Street
New York, NY 10019
Attn: Jonathan Levine
Lowell Dashefsky
Christopher Peterson
E-mail: jonathan.levine@arnoldporter.com
lowell.dashefsky@arnoldporter.com
christopher.peterson@arnoldporter.com
(b)
If to any of the Wejo Parties or the Surviving Corporation to:

c/o Wejo Limited
ABC Building
21-23 Quay Street
Manchester M3 4AE
Attn: Mina Bhama
E-mail: mina.bhama@wejo.com
with a copy (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attn: Jackie Cohen
James Harvey
E-mail: Jackie.cohen@weil.com
James.harvey@weil.com
or to such other address or addresses as the Parties may from time to time designate in writing.
Section 12.03   Assignment.   No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties; provided, that Wejo or the Company, as applicable, may delegate the performance of its obligations or assign its rights hereunder in part or in whole to any Affiliate of Wejo or the Company, as applicable, so long as Wejo or the Company, as applicable, remains fully responsible for the performance of the delegated obligations. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 12.03 shall be null and void, ab initio.
Section 12.04   Rights of Third Parties.   Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing (a) in the event the Closing occurs, the present and former officers and directors of Wejo, the Company and VOSO (and their successors, heirs and representatives) and each of their respective Indemnitee Affiliates are intended third-party beneficiaries of, and may enforce, Section 8.01 and (b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives of the Parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 12.14 and Section 12.15, (c) Counsel are intended third-party beneficiaries of, and may enforce, Section 12.17, and (d) the Existing Wejo Equityholders are intended third-party beneficiaries of, and may enforce, Article III.
Section 12.05   Expenses.   Except as otherwise provided herein, each Party shall bear its own expenses incurred in connection with this Agreement and the Transactions if the Transactions are not consummated, including all fees of its legal counsel, financial advisers and accountants; provided, that, if the Closing occurs, the Company shall bear and pay, at or promptly after Closing, all of the Transaction Expenses.
Section 12.06   Governing Law.   This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.
Section 12.07   Captions; Counterparts.   The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 12.08   Schedules and Exhibits.   The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a Party in the Schedules with reference to any section or schedule of this Agreement shall be deemed to be a disclosure with respect to all other sections or schedules to which such disclosure may apply solely to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in such Schedule. Certain information set forth in the Schedules is included solely for informational purposes.
Section 12.09   Entire Agreement.   This Agreement (together with the Schedules and Exhibits to this Agreement), the other Transaction Agreements and that certain Letter Agreement, dated as of March 10, 2021, by and between Wejo and VOSO (as amended, modified or supplemented from time to time, the “Confidentiality Agreement”), constitute the entire agreement among the Parties relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the Transactions. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between the Parties except as expressly set forth or referenced in this Agreement and the Confidentiality Agreement.
Section 12.10   Amendments.   This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the stockholders of any of the Parties shall not restrict the ability of the board of directors (or other body performing similar functions) of any of the Parties to terminate this Agreement in accordance with Section 11.01 or to cause such Party to enter into an amendment to this Agreement pursuant to this Section 12.10.
Section 12.11   Severability.   If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.
Section 12.12   Jurisdiction; WAIVER OF TRIAL BY JURY.   Any Action based upon, arising out of or related to this Agreement or the Transactions may be brought in federal and state courts located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 12.12. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.
Section 12.13   Enforcement.   The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) or any Transaction Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement or any Transaction Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 11.01, this being in addition to any other remedy to which they are entitled under this Agreement or any Transaction Agreement; and (ii) the right of specific enforcement is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement or any Transaction Agreement and to enforce specifically the terms and provisions of this Agreement or any Transaction Agreement in accordance with this Section 12.13 shall not be required to provide any bond or other security in connection with any such injunction. Without limiting the generality of the foregoing, VOSO acknowledges and agrees that any Wejo Party may, without breach of this Agreement, with respect to any Transaction Agreement to which such Wejo Party is a party, institute or pursue an Action directly against the counterparty(ies) to such Transaction Agreement seeking, or seek or obtain a court order against the counterparty(ies) to such Transaction Agreement for, injunctive relief, specific performance, or other equitable relief with respect to such Transaction Agreement.
Section 12.14   Non-Recourse.   Subject in all respect to the last sentence, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent a Party (and then only to the extent of the specific obligations undertaken by such Party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any Party; and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of any Wejo Party or VOSO under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the Transactions. Notwithstanding the foregoing, nothing in this Section 12.14 shall limit, amend or waive any rights of any party to any Transaction Agreement.
Section 12.15   Nonsurvival of Representations, Warranties and Covenants.   None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and instead shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part at or after the Closing and then only with respect to any breaches occurring at or after the Closing and (b) this Article XII.

Section 12.16   Acknowledgements.
(a)   Each of the Parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other Parties (and their respective Subsidiaries) and has been afforded satisfactory access to the books and records, facilities and personnel of the other Parties (and their respective Subsidiaries) for purposes of conducting such investigation; (ii) the Wejo Representations constitute the sole and exclusive representations and warranties of the Wejo Parties; (iii) VOSO Representations constitute the sole and exclusive representations and warranties of VOSO; (iv) except for the Wejo Representations by the Wejo Parties and VOSO Representations by VOSO, none of the Parties or any other Person makes, or has made, any other express or implied representation or warranty with respect to any Party (or any Party’s Subsidiaries), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the such Party or its Subsidiaries or the Transactions and all other representations and warranties of any kind or nature expressed or implied (including (x) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any Party or their respective Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions, including meetings, calls or correspondence with management of any Party (or any Party’s Subsidiaries), and (y) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any Party (or its Subsidiaries), or the quality, quantity or condition of any Party’s or its Subsidiaries’ assets) are specifically disclaimed by all Parties and their respective Subsidiaries and all other Persons (including the Representatives and Affiliates of any Party or its Subsidiaries); and (vi) each Party and its respective Affiliates are not relying on any representations and warranties in connection with the Transactions, except the Wejo Representations by the Wejo Parties and the VOSO Representations by VOSO. The foregoing does not limit any rights of any Party pursuant to any other Transaction Agreement against any other Party pursuant to such Transaction Agreement to which it is a party or an express third party beneficiary thereof. Except as otherwise expressly set forth in this Agreement, VOSO understands and agrees that any assets, properties and business of Wejo and its Subsidiaries are furnished “as is”, “where is” and subject to and except for the Wejo Representations by the Wejo Parties or as provided in any certificate delivered in accordance with Section 10.02(e), with all faults and without any other representation or warranty of any nature whatsoever.
(b)   Effective upon Closing, each of the Parties waives, on its own behalf and on behalf of its respective Affiliates and Representatives, to the fullest extent permitted under applicable Law, any and all rights, Actions and causes of action it may have against any other Party or their respective Subsidiaries and any of their respective current or former Affiliates or Representatives relating to the operation of any Party or its Subsidiaries or their respective businesses or relating to the subject matter of this Agreement, the Schedules, or the Exhibits to this Agreement, whether arising under or based upon any federal, state, local or foreign Law or otherwise. Each Party acknowledges and agrees that it will not assert, institute or maintain any Action of any kind whatsoever, including a counterclaim, cross-claim, or defense, regardless of the legal or equitable theory under which such liability or obligation may be sought to be imposed, that makes any claim contrary to the agreements and covenants set forth in this Section 12.16. Each Party shall have the right to enforce this Section 12.16 on behalf of any Person that would be benefitted or protected by this Section 12.16 if they were a party hereto. The foregoing agreements, acknowledgements, disclaimers and waivers are irrevocable. For the avoidance of doubt, nothing in this Section 12.16 shall limit, modify, restrict or operate as a waiver with respect to, any rights any Party may have under any written agreement entered into in connection with the transactions that are contemplated by this Agreement, including any other Transaction Agreement.
(c)   Notwithstanding anything herein to the contrary, nothing in this Section 12.16 shall preclude any Party from seeking any remedy for actual and intentional fraud by a Party.
Section 12.17   Provisions Respecting Representation of Wejo.   Each of the Parties hereby agrees, on its own behalf and on behalf of its directors, managers, members, partners, officers, employees and Affiliates, that Weil, Gotshal & Manges LLP (“Counsel”) may serve as counsel to Wejo, on the one hand, and Wejo’s

Subsidiaries (individually and collectively, the “Seller Group”), on the other hand, in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, and the consummation of the Transactions, and that, following consummation of the Transactions, Counsel (or any of its respective successors) may serve as counsel to Seller Group or any director, manager, member, partner, officer, employee or Affiliate of any member of Seller Group, in connection with any Action or obligation arising out of or relating to this Agreement or the Transactions notwithstanding such representation or any continued representation of Wejo and/or any of its Subsidiaries, and each of the Parties (on its own behalf and on behalf of its Affiliates) hereby consents thereto and irrevocably waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to irrevocably waive any conflict of interest arising from such representation. The Parties agree to take the steps necessary to ensure that any privilege attaching as a result of Counsel representing Wejo or any of its Subsidiaries in connection with the Transactions shall survive the Closing and shall remain in effect; provided, that such privilege from and after the Closing shall be controlled by Wejo on behalf of the Seller Group. As to any privileged attorney-client communications between Counsel and Wejo or Counsel and any of Wejo’s Subsidiaries in connection with the Transactions prior to the Closing Date (collectively, the “Privileged Communications”), VOSO, Wejo and each of Wejo’s Subsidiaries, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no such Party may use or rely on any of the Privileged Communications in any Action against or involving any of the Parties after the Closing. In addition, if the Merger and the other Transactions are consummated, all Privileged Communications related to such Transactions will become the property of (and be controlled by) Wejo or its direct or indirect equityholders, and none of VOSO, the Company or any of its Subsidiaries or any of their respective Affiliates, Subsidiaries, successors or assigns shall retain any copies of such records or have any access to them. In the event that VOSO is legally required or requested by any Governmental Authority to access or obtain a copy of all or a portion of the Privileged Communications, VOSO shall be entitled to access or obtain a copy of and disclose the Privileged Communications to the extent necessary to comply with any such legal requirement or request; provided, that VOSO shall promptly notify Wejo in writing (prior to the disclosure by VOSO of any Privileged Communications to the extent practicable) so that Wejo can seek a protective order and VOSO agrees to use commercially reasonable efforts to assist therewith.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement and Plan of Merger to be duly executed as of the date hereof.
VIRTUOSO ACQUISITION CORP.
By:	/s/ Jeffrey Warshaw Name: Jeffrey Warshaw Title: Chief Executive Officer
WEJO GROUP LIMITED
By:	/s/ John Maxwell Name: John Maxwell Title: President
YELLOWSTONE MERGER SUB, INC.
By:	/s/ John Maxwell Name: John Maxwell Title: President
WEJO LIMITED
By:	/s/ Richard Barlow Name: Richard Barlow Title: Chief Executive Officer
WEJO BERMUDA LIMITED
By:	/s/ John Maxwell Name: John Maxwell Title: President

ANNEX B — SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Annex B
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VIRTUOSO ACQUISITION CORP.
[           ], 2021
Virtuoso Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
1.   The name of the Corporation is Virtuoso Acquisition Corp.
2.   The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 25, 2020, as amended by that certain Certificate of Amendment, filed with the Secretary of State of the State of Delaware on March 30, 2021 (the “Original Certificate”).
3.   This Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”), which both restates and amends the provisions of the Original Certificate, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time. The Original Certificate is being amended in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of May 28, 2021 (the “Merger Agreement”), by and among the Corporation, Wejo Group Limited, a company incorporated under the laws of Bermuda (the “Company”), Yellowstone Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Company, Wejo Bermuda Limited, a Bermuda private company limited by shares, and Wejo Limited, a private limited company incorporated under the laws of England and Wales with company number 08813730.
4.   The text of the Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:
FIRST.   The name of the corporation is Virtuoso Acquisition Corp. (the “Corporation”).
SECOND.   The address of the corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, DE 19801, County of New Castle. The name of its registered agent at such address is Corporation Service Company.
THIRD.   The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).
FOURTH.   The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 118,000,000, consisting of (a) 117,000,000 shares of common stock (the “Common Stock”), including three separate series of Common Stock consisting of (i) 100,000,000 shares of Class A Common Stock (the “Class A Common Stock”), (ii) 10,000,000 shares of Class B Common Stock (the “Class B Common Stock”) and (iii) 7,000,000 shares of Class C Common Stock (the “Class C Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).
FIFTH.   The Preferred Stock may be issued in one or more series from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the board of directors of the Corporation (the “Board”) and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions.
SIXTH.   The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders of Preferred Stock is required pursuant to another provision of this Amended and Restated Certificate, including any Preferred Stock Designation.
SEVENTH.    Common Stock Voting.
(a)   Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.
(b)   The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.
(c)   Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock, holders of the Class B Common Stock and holders of the Class C Common Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Amended and Restated Certificate (including a Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation).
EIGHTH.    Class B Common Stock.
(a)   Shares of Class B Common Stock shall be convertible into shares of Class A Common Stock on a one-for-one basis (the “Initial Conversion Ratio”) (i) at any time and from time to time at the option of the holder thereof and (ii) automatically upon the completion of the Business Combination (as defined below).
(b)   Notwithstanding the Initial Conversion Ratio, in the case that additional shares of Class A Common Stock or Equity-linked Securities (as defined below) are issued or deemed issued in excess of the amounts sold in the Corporation’s initial public offering of securities (the “Offering”) and related to the closing of the Business Combination (as defined below), all issued and outstanding shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock at the time of the closing of the Corporation’s initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”) at a ratio for which the shares of Class B Common Stock shall convert into shares of Class A Common Stock will be adjusted such that the number of shares of Class A Common Stock issuable upon conversion of all shares of Class B Common Stock will equal, in the aggregate, twenty percent (20%) of the sum of (i) the total number of shares of Class A Common Stock issued and outstanding upon completion of the Offering plus (ii) the sum of all shares of Class A Common Stock issued or deemed issued or issuable upon conversion or exercise of any Equity-linked Securities issued or deemed issued in connection with a Business Combination (including shares issued or issuable pursuant to any forward purchase agreement entered into with the Corporation at the time of the completion of the Offering but not any warrants issued pursuant to such agreement), excluding (A) any shares of Class A Common Stock or Equity-linked Securities issued, or to be issued, to any seller in a Business Combination, and (B) any private placement warrants issued to the Sponsor (as defined below) or any of their affiliates upon conversion of working capital loans. As used herein, the term “Equity-linked Securities” means any securities of the Corporation, which are convertible, exercisable or exchangeable for shares of Class A common stock issued in a financing transactions in connection with a Business Combination.

(c)   Notwithstanding anything to the contrary contained herein, (i) the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional shares of Class A Common Stock or Equity-linked Securities by the written consent or agreement of holders of a majority of the shares of Class B Common Stock then outstanding consenting or agreeing separately as a single class in the manner provided in paragraph EIGHTH, Section (f), and (ii) in no event shall the Class B Common Stock convert into Class A Common Stock at a ratio that is less than one-for-one.
(d)   The foregoing conversion ratio shall also be adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the original filing of this Amended and Restated Certificate without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class B Common Stock.
(e)   Each share of Class B Common Stock shall convert into its pro rata number of shares of Class A Common Stock pursuant to this paragraph EIGHTH. The pro rata share for each holder of Class B Common Stock will be determined as follows: Each share of Class B Common Stock shall convert into such number of shares of Class A Common Stock as is equal to the product of one (1) multiplied by a fraction, the numerator of which shall be the total number of shares of Class A Common Stock into which all of the issued and outstanding shares of Class B Common Stock shall be converted pursuant to this paragraph EIGHTH and the denominator of which shall be the total number of issued and outstanding shares of Class B Common Stock at the time of conversion.
(f)   For so long as any shares of Class B Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Amended and Restated Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Common Stock. Any action required or permitted to be taken at any meeting of the holders of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of Class B Common Stock shall, to the extent required by law, be given to those holders of Class B Common Stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of Class B Common Stock to take the action were delivered to the Corporation.
NINTH.   Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions subject to such rights of the holders of Preferred Stock.
TENTH.   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

ELEVENTH.   The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.
TWELFTH.   The incorporator of the Corporation is Stuart Neuhauser, whose mailing address is Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, NY 10105.
THIRTEENTH:    Number, Election and Term of the Board.
(a)   The number of directors of the Corporation shall be fixed from time to time in the manner provided in the Amended and Restated Bylaws of the Corporation (“Bylaws”).
(b)   Subject to Paragraph SIXTEENTH hereof, commencing at the first annual meeting of the stockholders, and at each annual meeting of the stockholders thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the next annual meeting of the stockholders after their election.
(c)   Subject to Paragraph SIXTEENTH hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
(d)   Unless, and except to the extent that, the Bylaws shall so require, the election of directors of the corporation need not be by written ballot.
FOURTEENTH.   Subject to Paragraph SIXTEENTH hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the director to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
FIFTEENTH.   Subject to Paragraph SIXTEENTH hereof and except as otherwise required by this Amended and Restated Certificate, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
SIXTEENTH.   Notwithstanding any other provision of Paragraphs THIRTEENTH, FOURTEENTH and FIFTEENTH, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to Paragraphs THIRTEENTH, FOURTEENTH and FIFTEENTH, unless expressly provided by such terms.
SEVENTEENTH.   In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained in this Amended and Restated Certificate, the Board is expressly authorized to make, alter and repeal the bylaws of the corporation, but any bylaws adopted by the Board may be adopted, amended, altered or repealed by the stockholders entitled to vote thereon; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the bylaws; and provided further, however, that no bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such bylaws had not been adopted.
EIGHTEENTH.   To the maximum extent permitted under the DGCL, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its directors who are not employees of the Corporation or any of its subsidiaries (“Outside Directors”), other than any such opportunity expressly presented to an Outside Director in such Outside Director’s capacity as a director of the Corporation; and no such Outside Director shall be liable to the Corporation or its stockholders for breach of any fiduciary or other duty by reason of the fact that such Outside Director personally or on behalf of any other person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries. For purposes of this paragraph EIGHTEENTH, a director shall not be deemed to be an employee of the Corporation solely by reason of holding such position. No amendment or repeal of this paragraph EIGHTEENTH shall apply to or have any effect on the liability or alleged liability of any Outside Director for or with respect to business opportunities of which such Outside Director becomes aware prior to such amendment or repeal. Any person purchasing or otherwise acquiring any interest in any capital stock of the Corporation shall be deemed to have notice of, and to have consented to the provisions of this paragraph EIGHTEENTH.
NINETEENTH.   Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by another person or persons.
TWENTIETH.   Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
TWENTY-FIRST.   Except as may be otherwise provided for or fixed pursuant to Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, subsequent to the consummation of the Corporation’s initial public offering of securities (the “Offering”), any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.
TWENTY-SECOND.   A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
TWENTY-THIRD.    Indemnification and Advancement of Expenses.
(a)   To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this paragraph TWENTY-THIRD or otherwise. The rights to indemnification and advancement of expenses conferred by this paragraph TWENTY-THIRD shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this paragraph TWENTY-THIRD, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.
(b)   The rights to indemnification and advancement of expenses conferred on any indemnitee by this paragraph TWENTY-THIRD shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
(c)   Any repeal or amendment of this paragraph TWENTY-THIRD by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this paragraph TWENTY-THIRD, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
(d)   This paragraph TWENTY-THIRD shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.
TWENTY-FOURTH.    Business Combination Requirements.
(a)   The provisions of this paragraph TWENTY-FOURTH and the paragraphs TWENTY-FIFTH, TWENTY-SIXTH, TWENTY-SEVENTH, TWENTY-EIGHTH, TWENTY-NINTH, THIRTIETH, and THIRTY-FIRST shall apply during the period commencing upon the effectiveness of this Amended and Restated Certificate and terminating upon the consummation of the Corporation’s initial Business Combination and no amendment to this paragraph TWENTY-FOURTH and the paragraphs TWENTY-FIFTH, TWENTY-SIXTH, TWENTY-SEVENTH, TWENTY-EIGHTH, TWENTY-NINTH, THIRTIETH, and THIRTY-FIRST shall be effective prior to the consummation of the initial Business Combination unless approved by the affirmative vote of the holders of at least sixty-five percent (65%) of all then outstanding shares of the Common Stock.
(b)   Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, as initially filed with the Securities and Exchange Commission (the “SEC”) on December 29, 2020, as amended (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest to pay the Corporation’s taxes, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of shares in connection with a vote seeking to amend any provisions of this Amended and Restated Certificate as described in paragraph THIRTIETH, or (iii) the redemption of one hundred percent (100%) of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination within twenty-four (24) months from the closing of the Offering, subject to applicable law. Holders of shares of the Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are Virtuoso Sponsor LLC (the “Sponsor”) or officers or directors of the Corporation, or affiliates of any of the foregoing) are referred to herein as “Public Stockholders.”
TWENTY-FIFTH.    Redemption Rights.
(a)   Prior to the consummation of the initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed, out of funds legally available therefor, upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of, this paragraph TWENTY-FIFTH, Sections (b) and (c) (such rights of such holders to have their Offering Shares redeemed pursuant to such Sections, the “Redemption Rights”) hereof for cash equal to the applicable redemption price per share determined in accordance with this paragraph TWENTY-FIFTH, Section (b) hereof (the “Redemption Price”); provided, however, that the Corporation shall not redeem or repurchase Offering Shares to the extent that such redemption would result in the Corporation’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor rule)) in excess of $5 million or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the initial Business Combination (such limitation hereinafter called the “Redemption Limitation”). Notwithstanding anything to the contrary contained in this Amended and Restated Certificate, there shall be no Redemption Rights or liquidating distributions with respect to any warrant issued pursuant to the Offering.
(b)   If the Corporation offers to redeem the Offering Shares other than in conjunction with a stockholder vote on an initial Business Combination with a proxy solicitation pursuant to Regulation 14A under the Exchange Act (or any successor rules or regulations) and filing proxy materials with the SEC, the Corporation shall offer to redeem the Offering Shares upon the consummation of the initial Business Combination, subject to lawfully available funds therefor, in accordance with the provisions of this paragraph TWENTY-FIFTH, Section (a) hereof pursuant to a tender offer in accordance with Rule 13e-4 and Regulation 14E under the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Tender Offer Rules”) which it shall commence prior to the consummation of the initial Business Combination and shall file tender offer documents with the SEC prior to the consummation of the initial Business Combination that contain substantially the same financial and other information about the initial Business Combination and the Redemption Rights as is required under Regulation 14A under the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Proxy Solicitation Rules”), even if such information is not required under the Tender Offer Rules; provided, however, that if a stockholder vote is required by law to approve the proposed initial Business Combination, or the Corporation decides to submit the proposed initial Business Combination to the stockholders for their approval for business or other legal reasons, the Corporation shall offer to redeem the Offering Shares, subject to lawfully available funds therefor, in accordance with the provisions of this paragraph TWENTY-FIFTH, Section (a) hereof in conjunction with a proxy solicitation pursuant to the Proxy Solicitation Rules (and not the Tender Offer Rules) at a price per share equal to the Redemption Price calculated in accordance with the following provisions of this paragraph TWENTY-FIFTH, Section (b). In the event that the Corporation offers to redeem the Offering Shares pursuant to a tender offer in accordance with the Tender Offer Rules, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares tendering their Offering Shares pursuant to such tender offer shall be equal to the quotient obtained by dividing: (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest not previously released to the Corporation to pay taxes, by (ii) the total number of then outstanding Offering Shares. If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on the proposed initial Business Combination pursuant to a proxy solicitation, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares exercising their Redemption Rights shall be equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest not previously released to the Corporation to pay taxes, by (b) the total number of then outstanding Offering Shares.
(c)   If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination pursuant to a proxy solicitation, a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), shall be restricted from seeking Redemption Rights with respect to more than an aggregate of fifteen percent (15%) of the Offering Shares.
(d)   In the event that the Corporation has not consummated an initial Business Combination within twenty-four (24) months from the closing of the Offering, the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter subject to lawfully available funds therefor, redeem one hundred percent (100%) of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay taxes (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.
(e)   If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination, the Corporation shall consummate the proposed initial Business Combination only if (i) such initial Business Combination is approved by the affirmative vote of the holders of a majority of the shares of the Common Stock that are voted at a stockholder meeting held to consider such initial Business Combination (or, if required by the applicable stock exchange rules then in effect, such as the NASDAQ, the affirmative vote of the holders of a majority of the shares held by Public Stockholders that are voted at a stockholder meeting held to consider such initial Business Combination) and (ii) the Redemption Limitation is not exceeded.
(f)   If the Corporation conducts a tender offer pursuant to this paragraph TWENTY-FIFTH, Section (b), the Corporation shall consummate the proposed initial Business Combination only if the Redemption Limitation is not exceeded.
TWENTY-SIXTH.    Distributions from the Trust Account.
(a)   A Public Stockholder shall be entitled to receive funds from the Trust Account only as provided in paragraph TWENTY-FIFTH, Sections (a), (b) and (d) or paragraph TWENTY-NINTH hereof. In no other circumstances shall a Public Stockholder have any right or interest of any kind in or to distributions from the Trust Account, and no stockholder other than a Public Stockholder shall have any interest in or to the Trust Account.
(b)   Each Public Stockholder that does not exercise its Redemption Rights shall retain its interest in the Corporation and shall be deemed to have given its consent to the release of the remaining funds in the Trust Account to the Corporation, and following payment to any Public Stockholders exercising their Redemption Rights, the remaining funds in the Trust Account shall be released to the Corporation.

(c)   The exercise by a Public Stockholder of the Redemption Rights shall be conditioned on such Public Stockholder following the specific procedures for redemptions set forth by the Corporation in any applicable tender offer or proxy materials sent to the Public Stockholders relating to the proposed initial Business Combination. Payment of the amounts necessary to satisfy the Redemption Rights properly exercised shall be made as promptly as practical after the consummation of the initial Business Combination.
TWENTY-SEVENTH.   Prior to the consummation of the Corporation’s initial Business Combination, the Corporation shall not issue any additional shares of capital stock of the Corporation that would entitle the holders thereof to receive funds from the Trust Account or vote on any initial Business Combination.
TWENTY-EIGHTH.   In the event the Corporation enters into an initial Business Combination with a target business that is affiliated with the Sponsor, or the directors or officers of the Corporation, the Corporation, or a committee of the independent directors of the Corporation, shall obtain an opinion from an independent investment banking firm or another independent firm that commonly renders fairness opinions that such Business Combination is fair to the Corporation from a financial point of view.
TWENTY-NINTH.   The Corporation shall not enter into an initial Business Combination with another blank check company or a similar company with nominal operations.
THIRTIETH.   If, in accordance with paragraph TWENTY-FOURTH, Section (a), any amendment is made to this Amended and Restated Certificate of Incorporation (a) to modify the substance or timing of the Corporation’s obligation to allow redemption in connection with its initial Business Combination or to redeem one hundred percent (100%) of the Offering Shares if the Corporation has not consummated an initial Business Combination within twenty-four (24) months from the date of the closing of the Offering or (b) with respect to any other provisions of this Amended and Restated Certificate of Incorporation relating to stockholders’ rights or pre-initial Business Combination activity, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay taxes, divided by the number of then outstanding Offering Shares. The Corporation’s ability to provide such opportunity is subject to the Redemption Limitation.
THIRTY-FIRST.   The Corporation’s initial Business Combination must occur with one or more target businesses that together have a fair market value of at least eighty percent (80%) of the assets held in the Trust Account (excluding any deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time the Corporation signs a definitive agreement in connection with the initial Business Combination.
THIRTY-SECOND.   The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.
THIRTY-THIRD.   The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Amended and Restated Certificate and the DGCL; and, except as set forth in paragraphs, TWENTY- SECOND and TWENTY-THIRD, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this paragraph THIRTY-THIRD; provided, however, that paragraphs TWENTY-FOURTH, TWENTY-FIFTH, TWENTY-SIXTH, TWENTY-SEVENTH, TWENTY-EIGHTH, TWENTY-NINTH, and THIRTIETH of this Amended and Restated Certificate may be amended only as provided herein.

THIRTY-FOURTH.
(a)   Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation or any stockholder to the Corporation or the Corporation’s stockholders; (c) any action or proceeding asserting a claim against the Corporation or any current or former director, officer or other employee of the Corporation or any stockholder in such stockholder’s capacity as such arising out of or pursuant to any provision of the DGCL, this Amended and Restated Certificate or the Bylaws of the Corporation (as each may be amended from time to time); (d) any action or proceeding to interpret, apply, enforce or determine the validity of this Amended and Restated Certificate or the Bylaws of the Corporation (including any right, obligation or remedy thereunder); (e) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (f) any action asserting a claim against the Corporation or any director, officer or other employee of the Corporation or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This paragraph THIRTY-FOURTH shall not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended, or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.
(b)   Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
(c)   Any person or entity holding, owning or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and to have consented to the provisions of this paragraph THIRTY-FOURTH.
(signature page follows)

IN WITNESS WHEREOF, Virtuoso Acquisition Corp. has caused this Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.
VIRTUOSO ACQUISITION CORP.
By:

Name:

Title:
Signature Page to Amended and Restated Certificate of Incorporation

ANNEX C — MEMORANDUM OF ASSOCIATION OF THE COMPANY

Annex C

SECRETARY'S CERTIFICATE

NAME OF COMPANY: **Wejo Group Limited (Company)**

The document attached hereto is the following document of the Company:

1. Bye-laws

Appleby Global Corporate Services (Bermuda) Ltd, being the Secretary of the Company, has caused this certificate to be executed by a duly authorised representative who hereby certifies that the attached document is a true and correct copy of the above document of the Company.

Lorina Taylor
For and on behalf of
Appleby Global Corporate Services (Bermuda) Ltd

Signed and dated this 27th day of May 2021 in Hamilton, Bermuda.

APPLEBY

GLOBAL SERVICES

BYE-LAWS

OF

Wejo Group Limited

Appleby Global Corporate Services (Bermuda) Ltd
Secretary

Bermuda Office
Canon's Court
22 Victoria Street
Hamilton HS02
Bermuda

BYE-LAWS
OF
Wejo Group Limited
(Adopted by a Resolution dated the 27th day of May 2021)
INTERPRETATION
1.
In these Bye-Laws, the following terms shall have the following meanings unless the context otherwise requires:

Auditor: the auditors for the time being of the Company;
Board: the Directors of the Company appointed or elected pursuant to these Bye-Laws and acting by resolution as provided for in the Companies Acts and in these Bye-Laws or the Directors present at a meeting of Directors at which there is a quorum;
Companies Acts: every Bermuda statute from time to time in force insofar as the same applies to the Company;
Company: the above named company;
Directors: any person duly elected or appointed as a director of the Company, or alternate director and any person occupying the position of director of the Company by whatever name called;
Electronic Record: has the same meaning as in the Electronic Transactions Act 1999;
Indemnified Person: any Director, Officer, Resident Representative, member of a committee duly constituted under these Bye-Laws and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company (including anyone previously acting in such capacity), and his heirs, executors and administrators, personal representatives or successors or assigns;
Member: has the same meaning as in the Companies Acts;
Officer: a person appointed by the Board pursuant to these Bye-Laws but shall not include the Auditor;
Register: the register of Members to be kept in accordance with the Companies Acts maintained by the Company in Bermuda;
Registered Office: the registered office for the time being of the Company in Bermuda;
Resident Representative: (if any) the individual or the company appointed to perform the duties of resident representative set out in the Companies Acts and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;
Resolution: a resolution of a general meeting passed by a majority of the Members entitled to vote present in person or by proxy at the meeting, or a written resolution adopted by the Members in accordance with the Companies Acts;
Seal: the common seal of the Company (if any) and includes every authorised duplicate seal;
Secretary: the secretary for the time being of the Company and any person appointed to perform any of the duties of the secretary;
Share: a share in the capital of the Company and includes stock, treasury shares and a fraction of a share/stock; and
These Bye-Laws: the bye-laws of the Company in their present form.
1.1
For the purposes of these Bye-Laws, a corporation which is a Member shall be deemed to be present in person at a general meeting if, in accordance with the Companies Acts, its authorised representative(s) is/are present.

1.2
For the purposes of these Bye-Laws, a corporation which is a Director shall be deemed to be present in person at a meeting of the Board if a person authorised to attend on its behalf is present, and shall be deemed to discharge its duties and carry out any actions required under these Bye-Laws and the Companies Acts, including the signing and execution of documents, deeds and other instruments, if a person authorised to act on its behalf so acts.

1.3
Words importing the singular number include the plural number and vice versa.

1.4
Words importing the masculine gender include the feminine gender.

1.5
Words importing persons include any company or association or body of persons whether corporate or unincorporate and natural persons.

1.6
Any reference to writing includes all modes of representing or reproducing words in a visible form, including in the form of an Electronic Record.

1.7
Unless the context otherwise requires, words and expressions defined in the Companies Acts bear the same meanings in these Bye-Laws.

1.8
Headings are used for convenience only and shall not affect the construction of these Bye-Laws.

GENERAL MEETINGS
2.
Save and to the extent that the Company elects to dispense with the holding of one or more of its annual general meetings in the manner permitted by the Companies Acts, the Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, and shall, when required by the Companies Acts, convene general meetings other than annual general meetings which shall be called special general meetings.

NOTICE OF GENERAL MEETINGS
3.
Subject to bye-laws 133 to 136 inclusive, at least five clear days’ notice in writing (exclusive of the day on which the notice is served or deemed to be served, and of the day for which the notice is given) shall be given of any annual general meeting and a special general meeting shall be called by not less than five days’ notice in writing. Every notice shall specify the place, day and hour of the meeting and, in the case of special general meetings, the general nature of the business to be considered, and shall be given in the manner provided in these Bye-Laws or in such other manner (if any) as may be prescribed by the Company, to such persons as are entitled to receive such notices from the Company.

4.
Notwithstanding that a general meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:

(a)
in the case of a general meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat;

(b)
in the case of any other general meeting, by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent (95%) in nominal value of the Shares giving that right.

5.
The accidental omission to give notice of a meeting to, or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non receipt of a notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at any meeting.

6.
The Board may cancel or postpone a meeting of the Members after it has been convened and notice of such cancellation or postponement shall be served in accordance with these Bye-Laws upon all Members entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with this Bye-Law.

PROCEEDINGS AT GENERAL MEETINGS
7.
In accordance with the Companies Acts, a general meeting may be held with only one individual present provided that the requirement for a quorum is satisfied. No business shall be transacted at any general meeting unless a quorum of Members is present at the time that the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the meeting. Save as herein otherwise provided, at least one Member present in person or by proxy and entitled to vote shall be a quorum.

8.
If within (5) five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case, to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting one Member present in person or by proxy and entitled to vote shall be a quorum. The Company shall give not less than five (5) days’ notice of any meeting adjourned through want of a quorum and such notice shall state that the one Member present in person or by proxy (whatever the number of Shares held by them) and entitled to vote shall be a quorum.

9.
Any Director or, having delivered a written notice upon the Registered Office requiring that notices of meetings be sent to him or it, the Resident Representative shall be entitled to attend and speak at any general meeting of the Company.

10.
The chairman (if any) of the Board shall preside as chairman at every general meeting of the Company. If there is no such chairman, or if at any meeting he is not present within five minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Directors present shall choose one of their number to act or, if only one Director is present, he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote shall elect one of their number to be chairman.

11.
The chairman may, with the consent by resolution of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

VOTING
12.
Save where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

13.
At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands or by a count of votes received in the form of Electronic Records, unless before or on the declaration of the result of the show of hands or count of votes received as Electronic Records, or on the withdrawal of any other demand for a poll, a poll is demanded in accordance with the provisions of the Companies Acts.

14.
Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands or count of votes received as Electronic Records, been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the minutes of the proceedings of the Company shall be conclusive evidence of that fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution. The demand for a poll may be withdrawn by the person or any persons making it at any time prior to the declaration of the result of the poll.

15.
If a poll is duly demanded, it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

16.
In the case of an equality of votes at a general meeting, whether on a show of hands or count of votes received as Electronic Records or on a poll, the chairman of the meeting at which the show of hands or count of votes received as Electronic Records takes place or at which the poll is demanded, shall not be entitled to a second or casting vote and the resolution shall fail.

17.
A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three (3) months after the date of the demand) and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

18.
The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

19.
On a poll votes may be cast either personally or by proxy.

20.
A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

21.
In the case of joint holders of a Share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

22.
A Member who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person of similar nature appointed by such court, and any such receiver, committee, curator bonis or other person may vote by proxy and may otherwise act and be treated as such Member for the purpose of the general meetings.

23.
No Member, unless the Board otherwise determines, shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of Shares in the Company have been paid.

24.
No objection shall be raised as to the qualification of any voter or as to whether any votes have been properly counted except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time and in accordance with these Bye-Laws shall be referred to the chairman and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

PROXIES AND CORPORATE REPRESENTATIVES
25.
The instrument appointing a proxy or corporate representative shall be in writing under the hand of the Member or his duly authorised attorney or if the Member is a corporation, under the hand of its duly authorised representative. A proxy or corporate representative need not be a Member.

26.
An instrument appointing a proxy or (if a corporation) representative may be in any usual or common form (or such other form as the Board may approve) and may be expressed to be for a particular meeting or any adjournment thereof or may appoint a standing proxy or (if a corporation) representative, which shall be valid for all general meetings and adjournments thereof or any written resolutions, as the case may be, until notice of revocation is received at the Registered Office or at such place or places as the Board may otherwise specify for the purpose.

27.
The operation of a standing proxy or authorisation shall be suspended at any general meeting or adjournment thereof at which the Member is present in person or by specially appointed proxy. The

Board may require evidence as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until the Board determines that they have received such satisfactory evidence.
28.
A Member may appoint a proxy which shall be irrevocable in accordance with its terms and the holder thereof shall be the only person entitled to vote the relevant Shares at any meeting of the Members at which such holder is present. The Company shall give to the proxy holder notice of all meetings of Members of the Company and shall be obliged to recognise the holder of such proxy until such time as the holder notifies the Company in writing that the proxy is no longer in force.

29.
The instrument appointing a proxy or corporate representative, and the power of attorney (if any) under which it is signed, together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office of the Company or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written resolution, prior to the effective date of the written resolution.

30.
In default of any of the provisions in these Bye-Laws to deliver any instrument of proxy or authorisation at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting, the instrument of proxy or authorisation shall not be treated as valid and the decision of the chairman of any general meeting as to the validity of any appointments of a proxy shall be final.

31.
Instruments of proxy or authorisation shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written resolution forms of instruments of proxy or authorisation for use at that meeting or in connection with that written resolution.

32.
The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

33.
A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the proxy or of the corporate authority, unless notice in writing of such death, unsoundness of mind or revocation was received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the general meeting, or adjourned meeting, or the taking of the poll, or the day before the effective date of any written resolution at or for which the instrument or proxy is used.

34.
Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws relating to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend, speak and vote on behalf of any Member at general meetings or to sign written resolutions.

WRITTEN RESOLUTIONS OF MEMBERS
35.
Except in the case of the removal of Auditors or Directors, anything which may be done by resolution of the Members in general meeting or by resolution of any class of Members in a separate general meeting may be done by written resolution, signed by the Members (or the holders of such class of Shares) who at the date of the notice of the written resolution represent the majority of votes that would be required if the resolution had been voted on at a general meeting of the Members. Such written resolution may be signed by the Member or its proxy, or in the case of a Member that is a corporation (whether or not a company within the meaning of the Companies Acts) by its representative on behalf of such Member, in as many counterparts as may be necessary.
36.
Notice of any written resolution to be made under this Bye-Law shall be given to all the Members who would be entitled to attend a meeting and vote on the resolution. The requirement to give notice of any written resolution to be made under this Bye-Law to such Members shall be satisfied by giving to those Members a copy of that written resolution in the same manner as that required for a notice of a general meeting of the Company at which the resolution could have been considered, except that the length of the period of notice shall not apply. The date of the notice shall be set out in the copy of the written resolution.

APPOINTMENT AND REMOVAL OF DIRECTORS
37.
The number of Directors shall be at least one (1) Director and not more than (10) ten or such numbers in excess thereof as the Company by Resolution may from time to time determine and, subject to the Companies Acts and these Bye-Laws, the Directors shall be elected or appointed by the Company by Resolution and shall serve for such term as the Company by Resolution may determine, or in the absence of such determination, until the termination of the next annual general meeting following their appointment. All Directors, upon election or appointment (except upon re-election at an annual general meeting), must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty (30) days of their appointment.

38.
In any case where the Company has no Directors, the Members have the right, by notice in writing, to appoint a person to be a Director of the Company.

39.
The Company may by Resolution increase the maximum number of Directors. Any one or more vacancies in the Board not filled by the Members at any general meeting of the Members shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any person to be a Director so as to fill a casual vacancy.

40.
The Company may in a special general meeting called for that purpose remove a Director, provided notice of any such meeting shall be served upon the Director concerned not less than fourteen (14) days before the meeting and he shall be entitled to be heard at that meeting. Any vacancy created by the removal of a Director at a special general meeting may be filled at the meeting by the election of another Director in his place or, in the absence of any such election, by the Board.

REGISTER OF DIRECTORS AND OFFICERS
41.
The Board shall establish and maintain (or cause to be established and maintained) a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day.

RESIGNATION AND DISQUALIFICATION OF DIRECTORS
42.
The office of Director shall ipso facto be vacated if the Director:

(a)
resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board; or

(b)
becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Directors resolve that his office is vacated; or

(c)
becomes bankrupt under the laws of any country or makes any arrangement or composition with his creditors generally; or

(d)
if he is prohibited by law from being a Director or, in the case of a corporate Director, is otherwise unable to carry on or transact business; or

(e)
if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Bye-Laws.

ALTERNATE DIRECTORS
43.
Any Director may by writing appoint and remove any other Director, or other person willing to act, to be his alternate and remove his alternate so appointed by him. Such appointment or removal shall be by notice to the Registered Office signed by the Director making or revoking the appointment or in any other manner approved by the Directors, and shall be effective on the date the notice is served or on any later date specified in that notice and the alternate shall be notified of such appointment or revocation. Subject to the removal by the appointing Director, the alternate shall continue in office until the date on which his appointer ceases to be a Director. An alternate may also be a Director in his own right and may act as alternate to more than one Director.

44.
An alternate Director shall be entitled to receive notice of all meetings of the Directors, attend, be counted in the quorum, vote and act in such appointor’s place at every such meeting at which the appointing Director is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

45.
These Bye-Laws (except as regards powers to appoint an alternate and remuneration) apply equally to the alternate as though he were the Director in his own right. An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him. An alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an alternate to any written resolution of the Director or a committee there shall, unless the terms of the appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

DIRECTORS’ FEES AND EXPENSES
46.
The remuneration to be paid to the Directors, if any, shall be determined by the Company by Resolution or, in the absence of such a determination, by the Directors. Each Director shall also be entitled to be paid his reasonable travelling, hotel and other expenses properly incurred by him in connection with his attendance at meetings of the Directors, committees constituted pursuant to these Bye-Laws, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other. The Directors may by Resolution approve additional remuneration to any Director for services which in the opinion of the Directors go beyond the ordinary duties of a Director, and such extra remuneration shall be in addition to any remuneration provided for, by or pursuant to any other Bye-Law.

DIRECTORS’ INTERESTS
47.
A Director may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as to remuneration and otherwise as the Directors may determine.

48.
A Director or officer may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor), and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or officer.

49.
Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the Shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.
50.
So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

51.
A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

52.
Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or Officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

POWERS AND DUTIES OF THE BOARD
53.
Subject to the provisions of the Companies Acts and these Bye-Laws, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

54.
The Board may exercise all the powers of the Company except those powers that are required by the Companies Acts or these Bye-Laws to be exercised by the Members.

55.
The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

56.
The Board may from time to time appoint one or more of its Directors to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

DELEGATION OF THE BOARD’S POWERS
57.
Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.
58.
The Directors may delegate any of the powers exercisable by them to any person or persons acting individually or jointly, as a committee or otherwise, as they may from time to time by resolution appoint upon such terms and conditions and with such restrictions as they may think fit, and may from time to time by resolution revoke, withdraw, alter or vary all or any such powers

PROCEEDINGS OF THE BOARD
59.
The Board may meet for the despatch of business, adjourn, and otherwise regulate its meetings and proceedings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote and the motion shall be deemed to have been lost.

60.
A Director may, and the Secretary on the requisition of a Director shall, at any time, summon a meeting of the Board. Notice of a meeting of the Board may be given to a Director by word of mouth or in any manner permitted by these Bye-Laws. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

61.
The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be one (1) individual. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

62.
The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice to the Registered Office, be entitled to receive notice of, attend and be heard at, and to receive minutes of all meetings of the Board.

63.
So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

64.
The Board may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

65.
The meetings and proceedings of any committee consisting of two (2) or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

66.
A written resolution signed by all of the Directors or all of the members of a committee for the time being entitled to receive notice of a meeting of the Board or committee (or by an alternate Director as provided in these Bye-Laws), including a resolution signed in counterpart shall be as valid and effectual as if it had been passed at a meeting of the Board or of a committee duly called and constituted.

67.
To the extent permitted by law, a meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting is physically assembled, or, if there is no such group, where the chairman of the meeting then is.
68.
All acts done by any meeting of the Board or of a committee, or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid, or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

OFFICERS
69.
The Board may appoint Officers as they may from time to time consider necessary upon such terms as to duration of office, remuneration and otherwise as they may think fit. Officers need not be Directors and may be ascribed such titles as the Directors may decide and the Directors may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for any damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Directors.

70.
The provisions of these Bye-Laws as to resignation and disqualification of Directors shall mutatis mutandis apply to the resignation and disqualification of Officers.

SECRETARY AND RESIDENT REPRESENTATIVE
71.
The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

72.
A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

ISSUE OF SHARES
73.
The Board may (subject to the provisions of these Bye-Laws, the memorandum of association and the Companies Acts), without prejudice to any rights attached to any existing Shares, offer, allot, grant options over or otherwise dispose of the unissued Shares (whether forming part of the original capital or any increased capital) with or without preferred, deferred, qualified or other special rights or restrictions, whether in regard to dividends or other forms of distribution, voting, return of capital or otherwise, and to such persons and on such terms and conditions and for such consideration, and at such times as they think fit, provided no Share shall be issued at a discount (except in accordance with the provisions of the Companies Acts).

74.
Subject to the Companies Acts, any preference Shares may, with the sanction of a resolution of the Board, be issued on terms:

(a)
that they are to be redeemed on the happening of a specified event or on a given date; and/or,

(b)
that they are liable to be redeemed at the option of the Company; and/or,

(c)
if authorised by the memorandum of association of the Company, that they are liable to be redeemed at the option of the holder.

The terms and manner of redemption shall be provided for in such resolution of the Board and shall be attached to but shall not form part of these Bye-Laws.
PURCHASE OF SHARES
75.
The Board may, at its discretion and without the sanction of a Resolution, authorise the acquisition by the Company of its own Shares, to be held as treasury Shares or cancelled, upon such terms as the Board may in its discretion determine, provided always that such acquisition is effected in accordance with the provisions of the Companies Acts. The Company shall be entered in the Register as a Member in respect of the Shares held by the Company as treasury Shares and shall be a Member of the Company but subject always to the provisions of the Companies Acts and for the avoidance of doubt the Company shall not exercise any rights and shall not enjoy or participate in any of the rights attaching to those Shares save as expressly provided for in the Companies Act.

76.
Subject to the provisions of these Bye-Laws, any Shares of the Company held by the Company as treasury Shares shall be at the disposal of the Board, which may hold all or any of the Shares, dispose of or transfer all or any of the Shares for cash or other consideration, or cancel all or any of the Shares.

VARIATION OF SHARE RIGHTS
77.
If at any time the Share capital is divided into different classes of Shares, subject to the Companies Acts, all or any of the special rights for the time being attached to any class of Shares (unless otherwise provided by the terms of issue of the Shares of that class) (whether or not the Company is being wound up) may be varied or abrogated with the consent in writing of the holders of not less than seventy-five percent of the issued Shares of that class or with the sanction of a resolution passed by the holders of not less than seventy-five percent of the issued Shares of that class as may be present in person or by proxy at a separate general meeting of the holders of the Shares of that class. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be one or more persons holding or representing by proxy any of the Shares of the relevant class, and that any holder of Shares of the relevant class present in person or by proxy may demand a poll.

78.
The rights conferred upon the holders of any Shares shall not, unless otherwise expressly provided in the rights attaching to such Shares, be deemed to be altered by the creation or issue of further Shares ranking pari passu therewith.

SHARE CERTIFICATES
79.
The Company shall be under no obligation to complete and deliver a Share certificate unless specifically called upon to do so by the person to whom the Shares have been issued. The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person, and delivery of a certificate to one joint holder shall be sufficient delivery to all.

80.
If a Share certificate is defaced, lost or destroyed, it may be replaced on payment of such fee (if any) and on such terms (if any) as to evidence and indemnity, and on the payment of expenses of the Company in investigating such evidence and preparing such indemnity as the Directors shall think fit and, in case of defacement, on delivery of the old certificate to the Company for cancellation.

81.
All certificates for Share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal or signed by a Director, the Secretary or any person authorised by the Board for that purpose. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons.

NON-RECOGNITION OF TRUSTS
82.
Except as required by the Companies Acts or these Bye-Laws, or under an order of a court of competent jurisdiction, no person shall be recognised by the Company as holding any Share upon trust and, the Company shall not be bound by or compelled to recognise in any way, even when notice thereof is given to it, any equitable, contingent, future or partial interest in any Share any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder.
LIEN
83.
The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all monies (whether presently payable or not) called or payable, at a date fixed by or in accordance with the terms of issue of such Share in respect of that Share, and the Company shall also have a first and paramount lien on every Share (other than a fully paid up Share) standing registered in the name of a Member, whether singly or jointly with any other person for all debts and liabilities of a Member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member or not. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any Share to be wholly or in part exempt from the provisions of this Bye-Law. The Company’s lien, if any, on a Share shall extend to all dividends payable thereon.

84.
The Company may sell, in such manner as the Board may think fit, any Share on which the Company has a lien, provided a sum in respect of which the lien exists is presently payable, and is not paid within fourteen days after a notice in writing has been given to the registered holder for the time being of the Share, demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment.

85.
The net proceeds of such sale shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists and as is presently payable, and any balance shall (subject to a like lien for debts or liabilities not presently payable as existed upon the Shares prior to the sale) be paid to the person who was the registered holder of the Share immediately before such sale.

86.
For giving effect to any such sale, the Board may authorise any person to transfer the Share sold to the purchaser thereof. The purchaser shall be registered as the holder of the Share comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings relating to the sale.

CALLS ON SHARES
87.
The Board may from time to time make calls upon the Members (for the avoidance of doubt excluding the Company in respect of any nil or partly paid Shares held by the Company as treasury Shares) in respect of any monies unpaid on their Shares (whether in respect of the par value of the Shares or premium and not, by the terms of issue thereof, made payable at a future date fixed by or in accordance with such terms of issue); and each Member shall (subject to the Company serving upon him at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his Shares. A call may be revoked or postponed by the Board as the Board may determine. A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

88.
Payment of a call may be made by instalments at the discretion of the Board.

89.
The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

90.
If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day payment is due to the time of the actual payment at such rate as the Board may determine, but the Board may waive payment of such interest wholly or in part.

91.
Any sum payable in respect of a Share on issue or allotment or at any fixed date, whether in respect of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the relevant provisions as to payment of interest, forfeiture or otherwise of these Bye-Laws shall apply as if such sum had become due and payable by virtue of a call duly made and notified.
92.
The Board may issue Shares with different terms as to the amount and times of payment of calls.

FORFEITURE OF SHARES
93.
If a Member fails to pay any call or instalment of a call by the date it becomes due and payable, the Board may, at any time thereafter while such call or instalment remains unpaid, give notice to the Member requiring payment of the unpaid portion of the call or instalment, together with any accrued interest and expenses incurred by the Company by reason of such non-payment.

94.
The notice shall specify where and by what date (not being less than the expiration of fourteen days from the date of the notice) payment is to be made and shall state that if it is not complied with the Shares in respect of which the call was made will be liable to be forfeited. The Board may accept the surrender of any Share liable to be forfeited hereunder and, in such case, references to these Bye-Laws to forfeiture shall include surrender.

95.
If such notice is not complied with, any Share in respect of which the notice was given may thereafter, before the payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board. Such forfeiture shall include all dividends declared, other distributions or other monies payable in respect of the forfeited Shares and not paid before the forfeiture.

96.
A forfeited Share may be sold, re-allotted or otherwise disposed upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition, the forfeiture may be cancelled on such terms as the Board thinks fit.

97.
A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall remain liable to pay to the Company all monies which at the date of forfeiture were presently payable by him in respect of the Shares together with interest at such rate as the Board may determine from the date of forfeiture until payment, but his liability shall cease if and when the Company receives payment in full of all amounts due in respect of the Shares. The Company may enforce payment without being under any obligation to make any allowance for the value of the Shares forfeited.

98.
An affidavit in writing by a Director or Secretary of the Company that a Share has been duly forfeited on a specified date, shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The Company may receive the consideration, if any, given for the Share on any sale, re-allotment or disposition thereof and the Board may authorise some person to execute a transfer of the Share in favour of the person to whom the Share is sold, re-allotted or otherwise disposed of, and he shall thereupon be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or disposition of the Share.

REGISTER OF MEMBERS
99.
The Board shall establish and maintain (or cause to be established and maintained) the Register at the Registered Office or at such other place determined by the Board in the manner prescribed by the Companies Acts. Unless the Board otherwise determines, the Register shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day. Unless the Board so determines, no Member or intending Member shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any Share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any other provisions of these Bye-Laws.
TRANSFER OF SHARES
100.
The instrument of transfer of any Share shall be executed by or on behalf of the transferor and, where any Share is not fully-paid, the transferee. The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered in the Register in respect of such Share. All instruments of transfer, once registered, may be retained by the Company.
101.
Subject to any applicable restrictions contained in the Companies Acts and these Bye-Laws, Shares shall be transferred in any usual or common form approved by the Board. No such instrument shall be required on the redemption of a Share or on the purchase by the Company of a Share.

102.
The Board may, in its absolute discretion and without assigning any reason therefore, decline to register any transfer of any Share which is not a fully-paid Share. The Board may require reasonable evidence to show the right of the transferor to make the transfer.

103.
The Board may also decline to register any transfer unless:

(a)
the instrument of transfer is duly stamped (if required by law) and lodged with the Company, accompanied by the certificate for the Shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

(b)
the instrument of transfer is in respect of only one class of Share, and

(c)
where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained.

104.
Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law.

105.
If the Board decline to register a transfer of Shares they shall send notice of the refusal to the transferee within three months after the date on which the transfer was lodged with the Company.

106.
No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, stop notice, order of court or other instrument relating to or affecting the title to any Share, or otherwise making an entry in the Register relating to any Share.

TRANSMISSION OF SHARES
107.
If a Member dies, the survivor or survivors (where he was a joint holder), and the legal personal representative (where he was sole holder), shall be the only person recognised by the Company as having any title to the Share. The estate of a deceased Member is not thereby released from any liability in respect of any Share held by him, whether solely or jointly. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, if there is no such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law.

108.
Any person becoming entitled to a Share in consequence of the death or bankruptcy of a Member or otherwise by operation of applicable law may elect, upon such evidence being produced as may be required by the Board as to his entitlement, either be registered himself as a Member in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Member could have made. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to transfer the Shares, he shall signify his election by signing an instrument of transfer of such Shares in favour of his transferee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfers of Shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Member.

109.
A person becoming entitled to a Share in consequence of the death or bankruptcy of the Member (or otherwise by operation of applicable law), upon such evidence being produced as may be required by the Board as to his entitlement, shall be entitled to the same dividends and other monies payable in respect of the Share as he would be entitled if he were the holder of such Share. However, he shall not be entitled, until he becomes registered as the holder of such Share, to receive notices of or to attend or vote at general meetings of the Company or (except as aforesaid) to exercise any other rights or privileges of a Member. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the Share and, if the notice is not complied with within sixty days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the Shares until the requirements of the notice have been complied with.
110.
Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under these Bye-Laws.

INCREASE OF CAPITAL
111.
The Company may from time to time by Resolution increase its Share capital by such sum, to be divided into new Shares of such par value, and with such rights, priorities and privileges attached thereto as the Resolution shall prescribe.

112.
The Company may, by the Resolution increasing the capital, direct that the new Shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of Shares of any class or classes in proportion to the number of such Shares held by them respectively or make any other provision as to the issue of the new Shares.

113.
The new Shares shall be subject to all the provisions of these Bye-Laws with reference to the payment of calls, lien, forfeiture, transfer, transmission and otherwise.

ALTERATION OF CAPITAL
114.
The Board may from time to time:

(a)
divide the Company’s shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

(b)
consolidate and divide all or any of the Company’s share capital into shares of larger par value than its existing shares;

(c)
sub-divide the Company’s shares or any of them into shares of smaller par value than is fixed by the Company’s memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

(d)
make provision for the issue and allotment of shares which do not carry any voting rights;.

115.
The Company may from time to time by Resolution:

(a)
cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

(b)
change the currency denomination of its share capital.

116.
Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the Shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the Shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

117.
Subject to the Companies Acts and to any confirmation or consent required by law or these Bye- Laws, the Company may by Resolution from time to time convert any preference Shares into redeemable preference Shares.

REDUCTION OF CAPITAL
118.
Subject to the Companies Acts, its memorandum of association and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction of its issued Share capital or any Share premium account in any manner.

119.
In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including, in the case of a reduction of part only of a class of Shares, those Shares to be affected.

DIVIDENDS AND OTHER PAYMENTS
120.
The Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Members according to their rights and interests, including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to the Bye-Laws relating to the capitalisation of profits, in paying up in full Shares in the Company to be issued to the Members credited as fully paid or partly paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any Shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

121.
Except insofar as the rights attaching to, or the terms of issue of, any Share otherwise provide:

(a)
all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the Shares in respect of which the dividend or distribution is paid, and an amount paid up on a Share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the Share;

(b)
dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the Shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

122.
The Board may deduct from any dividend, distribution or other monies payable to a Member by the Company on or in respect of any Shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of Shares of the Company.

123.
No dividend, distribution or other monies payable by the Company on or in respect of any Share shall bear interest against the Company.

124.
Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of Shares may be paid by cheque or warrant sent through the post or by courier addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the Shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two (2) or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the Shares held by such joint holders.

125.
Any dividend or distribution out of contributed surplus unclaimed for a period of six (6) years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the Share into a separate account shall not constitute the Company a trustee in respect thereof.

126.
The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up Shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend, the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Members upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid Shares or debentures of any company without the sanction of a Resolution.
127.
Where any difficulty arises in regard to any distribution under the last preceding Bye-Law, the Board may settle the same as they think expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

RESERVES
128.
The Board may, before declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as a reserve or reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company, and pending such application may, in its discretion, be employed in the business of the Company or be invested in such manner as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which they think it prudent not to distribute.

CAPITALISATION OF PROFITS
129.
The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any Share premium account and accordingly that such amount be set free for distribution amongst the Members or any class of Members who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any Shares in the Company held by such Members respectively or in payment up in full of unissued Shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Members, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law, a Share premium account may be applied only in paying up of unissued Shares to be issued to such Members credited as fully paid.

RECORD DATE
130.
Notwithstanding any other provisions of these Bye-Laws, the Company may by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of any general meeting and to vote at any general meeting. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is despatched.

ACCOUNTING RECORDS
131.
The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions and otherwise in accordance with the Companies Acts.

SERVICE OF NOTICES AND DOCUMENTS
132.
Any notice or other document (including but not limited to a Share certificate, any notice of a general meeting of the Company, any instrument of proxy and any records of account) may be sent to, served on or delivered to any Member by the Company
(a)
personally;

(b)
by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Member at his address as appearing in the Register;

(c)
by sending it by courier to or leaving it at the Member’s address appearing in the Register;

(d)
where applicable, by sending it by email or facsimile or other mode of representing or reproducing words in a legible and non-transitory form or by sending an Electronic Record of it by electronic means, in each case to an address or number supplied by such Member for the purposes of communication in such manner; or

(e)
by publication of an Electronic Record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by any of the methods referenced above, in accordance with the Companies Acts.

In the case of joint holders of a Share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders.
133.
Any notice or other document shall be deemed to have been served on or delivered to any Member by the Company

(a)
if sent by personal delivery, at the time of delivery;

(b)
if sent by post, forty-eight (48) hours after it was put in the post;

(c)
if sent by courier or facsimile, twenty-four (24) hours after sending;

(d)
if sent by email or other mode of representing or reproducing words in a legible and non- transitory form or as an Electronic Record by electronic means, twelve (12) hours after sending; or

(e)
if published as an Electronic Record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Member,

and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, published on a website in accordance with the Companies Acts and the provisions of these Bye-Laws, or sent by courier, facsimile, email or as an Electronic Record by electronic means, as the case may be, in accordance with these Bye-Laws.
Each Member and each person becoming a Member subsequent to the adoption of these Bye- laws, by virtue of its holding or its acquisition and continued holding of a Share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (excluding a Share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.
134.
Any notice or other document delivered, sent or given to a Member in any manner permitted by these Bye-Laws shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any Share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the Share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Share.

135.
Save as otherwise provided, the provisions of these Bye-Laws as to service of notices and other documents on Members shall mutatis mutandis apply to service or delivery of notices and other documents to the Company or any Director, alternate Director or Resident Representative pursuant to these Bye-Laws.
INDEMNITY
136.
Subject to the proviso below, every Indemnified Person shall be indemnified and held harmless out of the assets of the Company against all liabilities, loss, damage, cost or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs including defence costs incurred in defending any legal proceedings whether civil or criminal and expenses on a full indemnity basis properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties and the indemnity contained in this Bye-Law shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

137.
No Indemnified Person shall be liable to the Company for acts, defaults or omissions of any other Indemnified Person.

138.
To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

139.
Each Member and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any act or omission of such Indemnified Person in the performance of his duties for the Company; PROVIDED HOWEVER, that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

140.
The Company may advance moneys to any Indemnified Person for the costs, charges, and expenses incurred by the Indemnified Person in defending any civil or criminal proceedings against them, on condition and receipt of an undertaking in a form satisfactory to the Company that the Indemnified Person shall repay such portion of the advance attributable to any claim of fraud or dishonesty if such a claim is proved against the Indemnified Person.

141.
The advance of moneys would not be paid unless the advance was duly authorized upon a determination that the indemnification of the Indemnified Person was appropriate because the Indemnified Person had met the standard of conduct which would entitle the Indemnified Person to indemnification and further the determination referred to above must be made by a majority vote of the Board at a meeting duly constituted by a quorum of Directors not party to the proceedings in respect of which the indemnification is, or would be, claimed; or, in the case such meeting cannot be constituted by lack of disinterested quorum by an independent third party; or, alternatively, by a majority vote of the Members.

CONTINUATION
142.
Subject to the Companies Acts, the Board may approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda. The Board, having resolved to approve the discontinuation of the Company, may further resolve not to proceed with any application to discontinue the Company in Bermuda or may vary such application as it sees fit.

ANNEX D — AMENDED AND RESTATED BYE-LAWS

Annex D
AMENDED AND RESTATED BYE-LAWS OF WEJO GROUP LIMITED
The undersigned HEREBY CERTIFIES that the attached Bye-Laws are a true copy of the Bye-Laws of Wejo Group Limited (Company) adopted by the Shareholder(s) of the Company on [date].

Director

AMENDED AND RESTATED BYE-LAWS OF WEJO GROUP LIMITED

AMENDED AND RESTATED BYE-LAWS OF WEJO GROUP LIMITED
(Adopted by a Resolution dated [date] )
DEFINITIONS AND INTERPRETATION
1.
In these Bye-Laws, unless the context otherwise requires:

Auditor:   the person or firm for the time being appointed as auditor of the Company;
Bermuda:   the Islands of Bermuda;
Board:   the Directors of the Company appointed or elected pursuant to these Bye-Laws and acting by resolution as provided for in the Companies Acts and in these Bye-Laws or the Directors present at a meeting of Directors at which there is a quorum;
clear days:   means, in relation to the period of a notice, that period excluding the day on which the notice is given or served, or deemed to be given or served, and the day for which it is given or on which it is to take effect;
Companies Acts:   every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;
Company:   Wejo Group Limited, a company incorporated in Bermuda on 21 May 2021;
Director:   any person duly elected or appointed as a director of the Company, and any person occupying the position of director of the Company by whatever name called;
Electronic Record:   has the same meaning as in the Electronic Transactions Act 1999;
Indemnified Person:   any Director, Officer, Resident Representative, member of a committee duly constituted under these Bye-Laws and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company (including anyone previously acting in such capacity), and his heirs, executors and administrators, administrators, personal representatives or successors or assigns;
Officer:   a person appointed by the Board pursuant to these Bye-Laws but shall not include the Auditor;
paid up:   paid up or credited as paid up;
Register:   the Register of Shareholders of the Company maintained by the Company in Bermuda;
Registered Office:   the registered office for the time being of the Company in Bermuda;
Resident Representative:   (if any) the individual or the company appointed to perform the duties of resident representative set out in the Companies Acts and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;
Resolution:   a resolution of the Shareholders passed in a general meeting or, where required, of a separate class or separate classes of shareholders passed in a separate general meeting or in either case adopted by resolution in writing, in accordance with the provisions of these Bye-Laws;
Seal:   the common seal of the Company (if any) and includes every authorised duplicate seal;
Secretary:   the secretary for the time being of the Company and any person appointed to perform any of the duties of the secretary;
share:   a share in the capital of the Company and includes stock, treasury shares and a fraction of a share/stock;

Shareholder:   a shareholder or member of the Company, provided that for the purposes of Bye-Laws 186 to 191 (Indemnity and Insurance) it shall also include any holder of notes, debentures or bonds issued by the Company;
Specified Place:   the place, if any, specified in the notice of any meeting of the shareholders, or adjourned meeting of the shareholders, at which the chairman of the meeting shall preside;
Subsidiary and Holding Company:   have the same meanings as in section 86 of the Companies Act 1981, except that references in that section to a company shall include any body corporate or other legal entity, whether incorporated or established in Bermuda or elsewhere;
these Bye-Laws:   the bye-laws of the Company in their present form.
1.1
For the purposes of these Bye-Laws, a corporation which is a shareholder shall be deemed to be present in person at a general meeting if, in accordance with the Companies Acts, its authorised representative(s) is/are present.

1.2
For the purposes of these Bye-Laws, a corporation which is a Director shall be deemed to be present in person at a meeting of the Board if a person authorised to attend on its behalf is present, and shall be deemed to discharge its duties and carry out any actions required under these Bye-Laws and the Companies Acts, including the signing and execution of documents, deeds and other instruments, if a person authorised to act on its behalf so acts.

1.3
Words importing the singular number include the plural number and vice versa.

1.4
Words importing the masculine gender include the feminine gender.

1.5
Words importing persons include any company or association or body of persons, whether corporate or unincorporated and natural persons.

1.6
Any reference to writing includes all modes of representing or reproducing words in a visible form, including in the form of an Electronic Record.

1.7
Unless the context otherwise requires, words and expressions defined in the Companies Acts bear the same meanings in these Bye-Laws.

1.8
Headings are used for convenience only and shall not affect the construction of these Bye-Laws.

1.9
A reference to anything being done by electronic means includes its being done by means of any electronic or other communications equipment or facilities and reference to any communication being delivered or received, or being delivered or received at a particular place, includes the transmission of an Electronic Record to a recipient identified in such manner or by such means as the Board may from time to time approve or prescribe, either generally or for a particular purpose.

1.10
A reference to a signature or to anything being signed or executed include such forms of electronic signature or other means of verifying the authenticity of an Electronic Record as the Board may from time to time approve or prescribe, either generally or for a particular purpose.

1.11
A reference to any statute or statutory provision (whether in Bermuda or elsewhere) includes a reference to any modification or re-enactment of it for the time being in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and for the time being in force and any reference to any rule, regulation or order made under any such statute or statutory provision includes a reference to any modification or replacement of such rule, regulation or order for the time being in force.

1.12
In these Bye-Laws:

(a)
powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto;

(b)
the word Board in the context of the exercise of any power contained in these Bye-Laws includes any committee consisting of one or more Directors, any Director holding executive office and any local or divisional Board, manager or agent of the Company to which or, as the ease may be, to whom the power in question has been delegated;
(c)
no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of any other power of delegation; and

(d)
except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Bye-Laws or under another delegation of the powers.

REGISTERED OFFICE
2.
The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

SHARE CAPITAL
3.
The authorised share capital of the Company at the date of adoption of these Bye-Laws is divided into 634,000,000 Common Shares of par value $0.001 each and 1,000,000 Undesignated Shares of par value $0.001 each.

4.
Common Shares

4.1
The Common Shares shall, subject to the other provisions of these Bye-Laws, entitle the holders thereof to the following rights:

(a)
as regards dividend:

after making all necessary provisions, where relevant, for payment of any preferred dividend in respect of any preference shares in the Company then outstanding, the Company shall apply any profits or reserves which the Board resolves to distribute in paying such profits or reserves to the holder of the Common Shares in respect of their holding of such shares pari passu and pro rata to the number of Common Shares held by each of them;
(b)
as regards capital:

on a return of assets on liquidation, reduction of capital or otherwise, the holders of the Common Shares shall be entitled to be paid the surplus assets of the Company remaining after payment of its liabilities (subject to the rights of holders of any preferred shares in the Company then in issue having preferred rights on the return of capital) in respect of their holdings of Common Shares pari passu and pro rata to the number of Common Shares held by each of them;
(c)
as regards voting in general meetings:

the holders of the Common Shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company; every holder of Common Shares present in person or by proxy shall on a poll have one vote for each Common Share held by him.
5.
Undesignated Shares

5.1
The rights attaching to the Undesignated Shares, subject to these Bye-Laws generally and to Bye-Law 6 in particular, shall be as follows:

(a)
each Undesignated Share shall have attached to it such preferred, qualified or other special rights, privileges and conditions and be subject to such restrictions, whether in regard to dividend, return of capital, redemption, conversion into Common Shares or voting or otherwise, as the Board may determine on or before its allotment;

(b)
the Board may allot the Undesignated Shares in more than one series and, if it does so, may name and designate each series in such manner as it deems appropriate to reflect the particular rights and restrictions attached to that series, which may differ in all or any respects from any other series of Undesignated Shares;
(c)
the particular rights and restrictions attached to any Undesignated Shares shall be recorded in a resolution of the Board. The Board may at any time before the allotment of any Undesignated Share by further resolution in any way amend such rights and restrictions or vary or revoke its designation. A copy of any such resolution or amending resolution for the time being in force shall be annexed as an appendix to (but shall not form part of) these Bye-Laws; and

(d)
the Board shall not attach to any Undesignated Share any rights or restrictions which would alter or abrogate any of the special rights attached to any other class of series of shares for the time being in issue without such sanction as is required for any alteration or abrogation of such rights, unless expressly authorised to do so by the rights attaching to or by the terms of issue of such shares.

6.
Without limiting the foregoing and subject to the Companies Acts, the Company may issue preference shares (including any preference shares created pursuant to Bye-Law 5) which:

(a)
are liable to be redeemed on the happening of a specified event or events or on a given date or dates and/or;

(b)
are liable to be redeemed at the option of the Company and/or, if authorised by the Memorandum of Association of the Company, at the option of the holder.

7.
The terms and manner of the redemption of any redeemable shares created pursuant to Bye-Law 5 shall be as the Board may by resolution determine before the allotment of such shares and the terms and manner of redemption of any other redeemable preference shares shall be either:

(a)
as the Shareholders may by Resolution determine; or

(b)
insofar as the Shareholders do not by any Resolution determine, as the Board may by resolution determine, in either case, before the allotment of such shares. A copy of any such Resolution or resolution of the Board for the time being in force shall be attached as an appendix to (but shall not form part of) these Bye-Laws.

8.
The terms of any redeemable preference shares (including any redeemable preference shares created pursuant to Bye-Law 5) may provide for the whole or any part of the amount due on redemption to be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts.

9.
Subject to the foregoing and to any special rights conferred on the holders of any share or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

10.
The Board may, at its discretion and without the sanction of a Resolution, authorise the purchase by the Company of its own shares, of any class, at any price (whether at par or above or below par), and any shares to be so purchased may be selected in any manner whatsoever, upon such terms as the Board may in its discretion determine, provided always that such purchase is effected in accordance with the provisions of the Companies Acts. The whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts.

11.
The Board may, at its discretion and without the sanction of a Resolution, authorise the acquisition by the Company of its own shares, of any class, at any price (whether at par or above or below par), and any shares to be so purchased may be selected in any manner whatsoever, to be held as treasury shares, upon such terms as the Board may in its discretion determine, provided always that such acquisition is effected in accordance with the provisions of the Companies Acts. The whole or any part of the amount payable on any such acquisition may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts. The Company shall be entered in the Register as a Shareholder in respect of the shares held by the Company as treasury shares and shall be a Shareholder of the Company but subject always to the provisions of the Companies Acts and for the avoidance of doubt the Company shall not exercise any rights and shall not enjoy or participate in any of the rights attaching to those shares save as expressly provided for in the Companies Acts.
MODIFICATION OF RIGHTS
12.
Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy-five per cent (75%) of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two (2) or more persons holding or representing by proxy the majority of the shares of the relevant class, that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him and that any holder of shares of the relevant class present in person or by proxy may demand a poll; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

13.
For the purposes of this Bye-Law, unless otherwise expressly provided by the rights attached to any shares or class of shares, those rights attaching to any class of shares for the time being shall not be deemed to be altered by:

(a)
the creation or issue of further shares ranking pari passu with them;

(b)
the creation or issue for full value (as determined by the Board) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them; or

(c)
the purchase or redemption by the Company of any of its own shares.

SHARES
14.
Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

15.
Subject to the provisions of these Bye-Laws, any shares of the Company held by the Company as treasury shares shall be at the disposal of the Board, which may hold all or any of the shares, dispose of or transfer all or any of the shares for cash or other consideration, or cancel all or any of the shares.

16.
The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law. Subject to the provisions of the Companies Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

17.
Shares may be issued in fractional denominations and in such event the Company shall deal with such fractions to the same extent as its whole shares, so that a share in a fractional denomination shall have, in proportion to the fraction of a whole share that it represents, all the rights of a whole share, including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

18.
Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as otherwise provided in these Bye-Laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.
CERTIFICATES
19.
Shares shall be issued in registered form. No share certificates shall be issued by the Company unless, in respect of a class of shares, the Board has either for all or for some holders of such shares (who may be determined in such manner as the Board thinks fit) determined that the holder of such shares may be entitled to share certificates. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

20.
If a share certificate is defaced, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

21.
All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be in such form as the Board may determine and issued under the Seal or signed by a Director, the Secretary or any person authorised by the Board for that purpose. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons, or may determine that a representation of the Seal may be printed on any such certificates. If any person holding an office in the Company who has signed, or whose facsimile signature has been used on, any certificate ceases for any reason to hold his office, such certificate may nevertheless be issued as though that person had not ceased to hold such office.

22.
Nothing in these Bye-Laws shall prevent title to any securities of the Company from being evidenced and/or transferred without a written instrument in accordance with regulations made from time to time in this regard under the Companies Acts or the Companies Acts, as the case may be, and the Board shall have power to implement any arrangements which it may think fit for such evidencing and/or transfer which accord with those regulations or the Companies Acts.

LIEN
23.
The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such share in respect of such share, and the Company shall also have a first and paramount lien on every share (other than a fully paid share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Company’s lien on a share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law.

24.
The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.
25.
The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person who was the holder of the share immediately before such sale. For giving effect to any such sale, the Board may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

26.
Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in any of the Company’s registers as held either jointly or solely by any Shareholder or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Shareholder by the Company on or in respect of any shares registered as aforesaid or for or on account or in respect of any Shareholder and whether in consequence of:

(a)
the death of such Shareholder;

(b)
the non-payment of any income tax or other tax by such Shareholder;

(c)
the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such Shareholder or by or out of his estate; or

(d)
any other act or thing;

(e)
in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

(f)
the Company shall be fully indemnified by such Shareholder or his executor or administrator from all liability;

(g)
the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in any of the Company’s registers as held either jointly or solely by such Shareholder for all monies paid or payable by the Company in respect of such shares or in respect of any dividends or other monies as aforesaid thereon or for or on account or in respect of such Shareholder under or in consequence of any such law together with interest at the rate of fifteen percent (15%) per annum thereon from the date of payment to date of repayment and may deduct or set off against such dividends or other monies payable as aforesaid any monies paid or payable by the Company as aforesaid together with interest as aforesaid;

(h)
the Company may recover as a debt due from such Shareholder or his executor or administrator wherever constituted any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other monies as aforesaid then due or payable by the Company; and

(i)
the Company may, if any such money is paid or payable by it under any such law as aforesaid, refuse to register a transfer of any shares by any such Shareholder or his executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid, or in case the same exceeds the amount of any such dividends or other monies as aforesaid then due or payable by the Company, until such excess is paid to the Company.

27.
Subject to the rights conferred upon the holders of any class of shares, nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the

Company and as between the Company and every such Shareholder as aforesaid, his estate representative, executor, administrator and estate wheresoever constituted or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.
CALLS ON SHARES
28.
The Board may from time to time make calls upon the Shareholders (for the avoidance of doubt excluding the Company in respect of any nil or partly paid shares held by the Company as treasury shares) in respect of any monies unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen (14) days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

29.
A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

30.
The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

31.
If a sum called in respect of the share shall not be paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

32.
Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

33.
The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

FORFEITURE OF SHARES
34.
If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

35.
The notice shall name a further day (not being less than fourteen (14) days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-Laws to forfeiture shall include surrender.

36.
If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

37.
When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.
38.
A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

39.
A person whose shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all monies which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

40.
An affidavit in writing that the deponent is a Director of the Company or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

REGISTER OF SHAREHOLDERS
41.
The Register shall be kept at the Registered Office or at such other place in Bermuda as the Board may from time to time direct, in the manner prescribed by the Companies Acts. Subject to the provisions of the Companies Acts, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such registers. The Board may authorise any share on the Register to be included in a branch register or any share registered on a branch register to be registered on another branch register, provided that at all times the Register is maintained in accordance with the Companies Acts.

42.
The Register or any branch register may be closed at such times and for such period as the Board may from time to time decide, subject to the Companies Acts. Except during such time as it is closed, the Register and each branch register shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register or any branch register any indication of any trust or any equitable, contingent, future or partial interest in any share or any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 18.

REGISTER OF DIRECTORS AND OFFICERS
43.
The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon in Bermuda on every working day.

TRANSFER OF SHARES
44.
Subject to the Companies Acts and to such of the exceptions and restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

45.
The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully-paid, the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer unless:

(a)
the instrument of transfer is duly stamped (if required by law) and lodged with the Company, at such place as the Board shall appoint for the purpose, accompanied by the certificate for the shares (if any has been issued) to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

(b)
the instrument of transfer is in respect of only one class of share,

(c)
the instrument of transfer is in favour of less than five (5) persons jointly; and

(d)
it is satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained.

46.
Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law.

47.
If the Board declines to register a transfer it shall, within three (3) months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

48.
No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share, (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

49.
Notwithstanding anything to the contrary in these Bye-Laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and requirements of such exchange.

TRANSMISSION OF SHARES
50.
In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law.

51.
Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.
52.
A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty (60) days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the shares until the requirements of the notice have been complied with.

53.
Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law.

INCREASE OF CAPITAL
54.
The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Resolution shall prescribe.

55.
The Company may, by the Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

56.
The new shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

ALTERATION OF CAPITAL
57.
The Board may from time to time:

(a)
divide the Company’s shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

(b)
consolidate and divide all or any of the Company’s share capital into shares of larger par value than its existing shares;

(c)
sub-divide the Company’s shares or any of them into shares of smaller par value than is fixed by the Company’s memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

(d)
make provision for the issue and allotment of shares which do not carry any voting rights.

58.
The Company may from time to time by Resolution:

(a)
cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

(b)
change the currency denomination of its share capital.

59.
Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.
60.
Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference shares into redeemable preference shares.

REDUCTION OF CAPITAL
61.
Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction of its issued share capital or any share premium account in any manner.

62.
In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including, in the case of a reduction of part only of a class of shares, those shares to be affected.

GENERAL MEETINGS AND RESOLUTIONS IN WRITING
63.
Save and to the extent that the Company elects to dispense with the holding of one or more of its annual general meetings in the manner permitted by the Companies Acts, the Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, and shall, when requisitioned by shareholders pursuant to the provisions of the Companies Acts, convene general meetings other than annual general meetings, which shall be called special general meetings, at such time and place as the Board may appoint.

64.
Any action required or permitted to be taken by the shareholders of the Company must be effected at a duly called general meeting or special general meeting of such shareholders and may not be effected by any consent in writing by such holders.

NOTICE OF GENERAL MEETINGS
65.
An annual general meeting shall be called by not less than five (5) clear days’ notice in writing and a special general meeting shall be called by not less than five (5) clear days’ notice in writing. The notice shall specify the place, day and time of the meeting, (including any satellite meeting place arranged for the purposes of Bye-Laws 69 to 73) and, the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by these Bye-Laws to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company and to each Director, and to any Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.

66.
The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

67.
A Shareholder present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

68.
The Board may cancel or postpone a meeting of the Shareholders after it has been convened and notice of such cancellation or postponement shall be served in accordance with these Bye-Laws upon all Shareholders entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with this Bye-Law.

GENERAL MEETINGS AT MORE THAN ONE PLACE
69.
The provisions of this Bye-Law shall apply if any general meeting is convened at or adjourned to more than one place.

70.
The notice of any meeting or adjourned meeting may specify the Specified Place and the Board shall make arrangements for simultaneous attendance and participation in a satellite meeting at other places (whether adjoining the Specified Place or in a different and separate place or places altogether or otherwise) by Shareholders. The Shareholders present at any such satellite meeting place in person or by proxy and entitled to vote shall be counted in the quorum for, and shall be entitled to vote at, the general meeting in question if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that Shareholders attending at all the meeting places are able to:

(a)
communicate simultaneously and instantaneously with the persons present at the other meeting place or places, whether by use of microphones, loud-speakers, audio-visual or other communications equipment or facilities; and

(b)
have access to all documents which are required by the Companies Acts and these Bye-Laws to be made available at the meeting.

71.
The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the Specified Place. If it appears to the chairman of the general meeting that the facilities at the Specified Place or any satellite meeting place are or become inadequate for the purposes referred to above, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of such adjournment shall be valid.

72.
The Board may from time to time make such arrangements for the purpose of controlling the level of attendance at any such satellite meeting (whether involving the issue of tickets or the imposition of some means of selection or otherwise) as they shall in their absolute discretion consider appropriate, and may from time to time vary any such arrangements or make new arrangements in place of them, provided that a Shareholder who is not entitled to attend, in person or by proxy, at any particular place shall be entitled so to attend at one of the other places and the entitlement of any Shareholder so to attend the meeting or adjourned meeting at such place shall be subject to any such arrangements as may be for the time being in force and by the notice of meeting or adjourned meeting stated to apply to the meeting.

73.
If a meeting is adjourned to more than one place, notice of the adjourned meeting shall be given in the manner required by Bye-Laws 65 to 68.

PROCEEDINGS AT GENERAL MEETINGS
74.
In accordance with the Companies Acts, a general meeting may be held with only one individual present provided that the requirement for a quorum is satisfied. No business shall be transacted at any general meeting unless a quorum is present at the time that the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the meeting. Save as herein otherwise provided, at least two (2) Shareholders present in person or by proxy and entitled to vote representing the holders of more than 50% of the issued shares entitled to vote at such meeting shall be a quorum; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

75.
If within five (5) minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting two (2) Shareholders present in person or by proxy and entitled to vote and representing the holders of more than 50% of the issued shares entitled to vote at such meeting shall be a quorum, provided that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum. The Company shall give not less than five (5) clear days’ notice of any meeting adjourned through want of a quorum and such notice shall state that the sole Shareholder or, if more than one, two (2) Shareholders present in person or by proxy and entitled to vote and representing the holders of more than 50% of the issued shares entitled to vote at such meeting shall be a quorum. If at the adjourned meeting a quorum is not present within fifteen (15) minutes after the time appointed for holding the meeting, the meeting shall be dissolved.
76.
A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone, or by video conferencing) as to permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. If it appears to the chairman of a general meeting that the Specified Place is inadequate to accommodate all persons entitled and wishing to attend, the meeting is duly constituted and its proceedings are valid if the chairman is satisfied that adequate facilities are available, whether at the Specified Place or elsewhere, to ensure that each such person who is unable to be accommodated at the Specified Place is able to communicate simultaneously and instantaneously with the persons present at the Specified Place, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities.

77.
Subject to the Companies Acts, a resolution may only be put to a vote at a general meeting of the Company or of any class of Shareholders if:

(a)
it is proposed by or at the direction of the Board; or

(b)
it is proposed at the direction of the Court; or

(c)
it is proposed on the requisition in writing of such number of Shareholders as is prescribed by, and is made in accordance with, the relevant provisions of the Companies Acts; or

(d)
the chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

78.
No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the chairman of the meeting in his absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

79.
If the chairman of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

80.
The Resident Representative, if any, upon giving the notice referred to in Bye-Law 65 above, shall be entitled to attend any general meeting of the Company and each Director shall be entitled to attend and speak at any general meeting of the Company.

81.
The chairman (if any) of the Board shall preside as chairman at every general meeting of the Company. If there is no such chairman, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the meeting, or is unwilling to act as chairman, the Directors present shall choose one of their number to act or if only one Director is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote shall elect one of their number to be chairman.

82.
The chairman may, with the consent by resolution of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time (or sine die) and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. In addition to any other power of adjournment conferred by law, the chairman of the meeting may at any time without consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place (or sine die) if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed (prior to or at the meeting) by the Board. When a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Board. When a meeting is adjourned for three (3) months or more or for an indefinite period, at least ten (10) clear days’ notice shall be given of the adjourned meeting. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.
VOTING
83.
Save where is otherwise required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast. The election of Directors at a general meeting shall be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For these purposes, “plurality” of voting shall be determined in accordance with the General Corporation Law of the State of Delaware, and, by way of illustration only, if there are 12 candidates seeking election but only 11 Board seats available, the 11 Directors with the greatest number of votes shall be appointed to the Board seats available for election at the general meeting.

84.
Subject to Bye-Law 169 and to any rights or restrictions attached to any class of shares, at any meeting of the Company, each Shareholder present in person shall be entitled to vote on any question to be decided on a show of hands and each Shareholder present in person or by proxy shall be entitled on a poll to vote for each share held by him.

85.
At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands or by a count of votes received in the form of Electronic Records, unless (before or on the declaration of the result of the show of hands or count of votes received as Electronic Records or on the withdrawal of any other demand for a poll) a poll is demanded by:

(a)
the chairman of the meeting; or

(b)
at least three (3) Shareholders present in person or represented by proxy; or

(c)
any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth (1/10) of the total voting rights of all the Shareholders having the right to vote at such meeting; or

(d)
a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth (1/10) of the total sum paid up on all such shares conferring such right.

The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands or count of votes received as Electronic Records declared before the demand was made. If the demand for a poll is withdrawn, the chairman or any other Shareholder entitled may demand a poll.
86.
Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands or count of votes received as Electronic Records, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such resolution.

87
If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

88.
A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three (3) months after the date of the demand) and place as the chairman shall direct and he may appoint scrutineers (who need not be Shareholders) and fix a time and place for declaring the result of the poll. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

89.
The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

90.
On a poll, votes may be cast either personally or by proxy.

91.
A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

92.
In the case of an equality of votes at a general meeting, whether on a show of hands or count of votes received as Electronic Records or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.

93.
In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

94.
A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

95.
No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

96.
If:

(a)
any objection shall be raised to the qualification of any voter; or,

(b)
any votes have been counted which ought not to have been counted or which might have been rejected; or,

(c)
any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.
PROXIES AND CORPORATE REPRESENTATIVES
97.
A Shareholder may appoint one or more persons as his proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of all or some only of his shares at any general meeting (including an adjourned meeting). A proxy need not be a Shareholder. The instrument appointing a proxy shall be in writing executed by the appointor or his attorney authorised by him in writing or, if the appointor is a corporation, either under its Seal or executed by an officer, attorney or other person authorised to sign the same.
98.
A Shareholder which is a corporation may, by written authorisation, appoint any person (or two (2) or more persons in the alternative) as its representative to represent it and vote on its behalf at any general meeting (including an adjourned meeting) and such a corporate representative may exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder and the Shareholder shall for the purposes of these Bye-Laws be deemed to be present in person at any such meeting if a person so authorised is present at it.

99.
Any Shareholder may appoint a proxy or (if a corporation) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation) representative, by serving on the Company at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation. Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

100.
Notwithstanding Bye-Law 84, a Shareholder may appoint a proxy which may be irrevocable in accordance with its terms and the holder thereof shall be the only person entitled to vote the relevant shares at any meeting of the shareholders at which such holder is present. Notice of the appointment of any such proxy shall be given to the Company at its Registered Office, and shall include the name, address, telephone number and electronic mail address of the proxy holder. The Company shall give to the proxy holder notice of all meetings of Shareholders of the Company and shall be obliged to recognise the holder of such proxy until such time as the holder notifies the Company in writing that the proxy is no longer in force.

101.
Subject to Bye-Laws 99 and 100, the instrument appointing a proxy or corporate representative together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a resolution in writing, in any document sent therewith) not less than twenty four (24) hours or such other period as the Board may determine, prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a resolution in writing, prior to the effective date of the resolution in writing and in default the instrument of proxy or authorisation shall not be treated as valid.

102.
Subject to Bye-Laws 84 and 85, the 87 decision of the chairman of any general meeting as to the validity of any appointments of a proxy shall be final.

103.
Instruments of proxy or authorisation shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any resolution in writing forms of instruments of proxy or authorisation for use at that meeting or in connection with that resolution in writing. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote on any amendment of a resolution in writing or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates. If the terms of the appointment of a proxy include a power of substitution, any proxy appointed by substitution under such power shall be deemed to be the proxy of the Shareholder who conferred such power. All the provisions of these Bye-Laws relating to the execution and delivery of an instrument or other form of communication appointing or evidencing the appointment of a proxy shall apply, mutates mutandis, to the instrument or other form of communication effecting or evidencing such an appointment by substitution.
104.
A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the corporate authority, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any resolution in writing at which the instrument of proxy or authorisation is used.

105.
Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend, speak and vote on behalf of any Shareholder at general meetings or to sign resolutions in writing.

APPOINTMENT AND REMOVAL OF DIRECTORS
106.
At the point of adoption of these Bye-Laws on [date], the Board consists of the following persons:

[Name]
[Name]
[Name]
107.
[Name] is designated as a class I Director, [Name] is designated as a class II Director and [Name] is designated as a class III Director for the purposes of these Bye-Laws. There is no distinction in the voting or other powers and authorities of Directors of different classes; the classifications are solely for the purposes of the retirement by rotation provisions set out in Bye-Laws 109, 110 and 111. All Directors will be designated as either class I, class II or class III Directors. The Board shall from time to time by resolution determine the respective numbers of class I Directors, class II Directors and class III Directors.

108.
Upon resignation or termination of office of any Director, if a new Director shall be appointed to the Board he will be designated to fill the vacancy arising and shall, for the purposes of these Bye-Laws, constitute a member of the class of Directors represented by the person that he replaces.

109.
Each class I Director shall (unless his office is vacated in accordance with these Bye-Laws) serve initially until the conclusion of the annual general meeting of the Company held in the calendar year [year] and subsequently shall (unless his office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third annual general meeting after the class I Directors together were last appointed or re-appointed.

110.
Each class II Director shall (unless his office is vacated in accordance with these Bye-Laws) serve initially until the conclusion of the annual general meeting of the Company held in the calendar year [year] and subsequently shall (unless his office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third annual general meeting after the class II Directors together were last appointed or re-appointed.

111.
Each class III Director shall (unless his office is vacated in accordance with these Bye-Laws) serve initially until the conclusion of the annual general meeting of the Company held in the calendar year [year] and subsequently shall (unless his office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third annual general meeting after the class III Directors together were last appointed or re-appointed.
112.
Any Director retiring at an annual general meeting will be eligible for re-appointment and will retain office until the close of the meeting at which he retires or (if earlier) until a Resolution is passed at that meeting not to fill the vacancy or the resolution to re-appoint him is put to a vote at the meeting and is lost.

113.
If the Company, at the meeting at which a Director (of any class) retires by rotation or otherwise, does not fill the vacancy, the retiring Director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the re-appointment of the Director is put to the meeting and lost.

114.
No person other than a Director retiring by rotation shall be appointed a Director at any general meeting unless:

(a)
he is recommended by the Board; or

(b)
in the case of an annual general meeting, not less than one hundred twenty (120) nor more than one hundred fifty (150) days before the date of the Company’s proxy statement released to Shareholders in connection with the prior year’s annual general meeting, a notice executed by a Shareholder (not being the person to be proposed) has been received by the Secretary of the Company of the intention to propose such person for appointment, setting forth as to each person whom the Shareholder proposes to nominate for election or re-election as a Director:

(i)
the name, age, business address and residence address of such person;

(ii)
the principal occupation or employment of such person;

(iii)
the class, series and number of shares of the Company which are beneficially owned by such person;

(iv)
particulars which would, if he were so appointed, be required to be included in the Company’s register of Directors and Officers; and

(v)
all other information relating to such person that is required to be disclosed in solicitations for proxies for the election of Directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934 of the United States of America (as amended), together with notice executed by such person of his willingness to serve as a Director if so elected; provided, however, that no Shareholder shall be entitled to propose any person to be appointed, elected or re-elected Director at any special general meeting.

115.
Except as otherwise authorised by the Companies Acts, the appointment of any person proposed as a Director shall be effected by a separate Resolution. Subject to Bye-Law 108, the Resolution appointing any Director must designate the Director as a class I, class II or class III Director.

116.
All Directors, upon election or appointment, except upon re-election or re-appointment at an annual general meeting, must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty (30) days of their appointment.

117.
The number of Directors shall be not less than three (3) and not more than eleven (11) or such number in excess thereof as the Board by resolution may from time to time determine. Any one or more vacancies in the Board not filled at any general meeting shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time, subject to Bye-Laws 106, 107 and 108, to appoint any person to be a Director so as to fill a casual vacancy. A Director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the Directors who are to retire by rotation at the meeting. If not reappointed at such annual general meeting, he shall vacate office at the conclusion thereof.
RESIGNATION AND DISQUALIFICATION OF DIRECTORS
118.
The office of a Director shall ipso facto be vacated if the Director:

(a)
resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board; or

(b)
becomes bankrupt under the laws of any country or makes any arrangement or composition with his creditors generally; or

(c)
is prohibited by law from being a Director or, in the case of a corporate Director, is otherwise unable to carry on or transact business; or

(d)
ceases to be a Director by virtue of the Companies Acts or these Bye-Laws or is removed from office pursuant to these Bye-Laws;

119.
The Company may in a general meeting called for that purpose remove a Director, PROVIDED ALWAYS THAT:

(a)
notice of any such meeting shall be served upon the Director concerned not less than 14 days before the meeting;

(b)
the affected Director shall be entitled to be heard at that meeting; and

(c)
Directors may only be removed for “cause” (as determined by the Board, in their sole discretion from time to time) and only upon the affirmative vote of the holders of at least sixty six and two thirds (66 2/3) of the then issued and outstanding shares carrying the right to vote at general meetings at the relevant time, voting in person or by proxy at such special general meeting.

120.
The provisions of section 93 of the Companies Act 1981 of Bermuda shall not apply to the Company.

121.
No Director may appoint an alternate Director and the provisions of sections 91(2)(A) and 91A of the Companies Acts shall not apply to the Company.

DISCLOSURE OF DIRECTORS’ INTERESTS
122.
Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorize a Director or Director’s firm, partner or company to act as Auditor to the Company.

123.
A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company or any of its subsidiaries shall declare the nature of such interest to the Board or any duly appointed committee thereof, whether or not such declaration is required by law.

124.
Following a declaration being made pursuant to this Bye-Law 122, and unless disqualified by the chairperson of the relevant Board meeting or recused, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.”

POWERS AND DUTIES OF THE BOARD
125.
Subject to the provisions of the Companies Acts and these Bye-Laws, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.
126.
The Board may exercise all the powers of the Company except those powers that are required by the Companies Acts or these Bye-Laws to be exercised by the Shareholders.

FEES, GRATUITIES AND PENSIONS
127.
The ordinary remuneration of the Directors office for their services (excluding amounts payable under any other provision of these Bye-Laws) shall be determined by Board and each such Director shall be paid a fee (which shall be deemed to accrue from day-to-day) at such rate as may from time to time be determined by the Board. Each Director may be paid his reasonable travel, hotel and incidental expenses for attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

128.
In addition to its powers under Bye-Law 127 the Board may (by establishment of or maintenance of schemes or otherwise) provide additional benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present Director or employee of the Company or any of its subsidiaries or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

129.
No Director or former Director shall be accountable to the Company or the Shareholders for any benefit provided pursuant to this Bye-Law and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

DELEGATION OF THE BOARD’S POWERS
130.
The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney may, if so authorised by the power of attorney, execute any deed, instrument or other document on behalf of the Company.

131.
The Board may entrust to and confer upon any Director, Officer or, without prejudice to the provisions of Bye-Law 132, other person any of the powers, authorities and discretions exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions, and may from time to time revoke or vary all or any of such powers, authorities and discretions but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

132.
When required under the requirements from time to time of any stock exchange on which the shares of the Company are listed, the Board shall appoint an Audit Committee and a Compensation Committee in accordance with the requirements of such stock exchange. The Board also may delegate any of its powers, authorities and discretions to any other committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two (2) or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board.

PROCEEDINGS OF THE BOARD
133.
The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes, the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

134.
Notice of a meeting of the Board may be given to a Director by word of mouth or in any manner permitted by these Bye-Laws. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

135.
The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two (2) persons. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and, subject to Bye-Law 145, be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

136.
A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

137.
The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice to the Registered Office, be entitled to receive notice of, attend and be heard at and to receive minutes of all meetings of the Board.

138.
So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

139.
The Board may choose one of their number to preside as chairman at every meeting of the Board. If there is no such chairman, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

140.
The meetings and proceedings of any committee consisting of two (2) or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

141.
A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

142.
A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting are physically assembled, or, if there is no such group, where the chairman of the meeting then is.

143.
All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

144.
The Company may by resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Bye-Laws prohibiting a Director from voting at a meeting of the Board or of a committee of the Board, or ratify any transaction not duly authorised by reason of a contravention of any such provisions.

145.
Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two (2) or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under the provisions of Bye-Law 136) shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

146.
If a question arises at a meeting of the Board or a committee of the Board as to the entitlement of a Director to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the Board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the interests of the chairman have not been fairly disclosed.

OFFICERS
147.
The Officers of the Company, who may or may not be Directors, may be appointed by the Board at any time, subject to Bye-Law 145. Any person appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

148.
Any appointment of a Director to an executive office shall terminate if he ceases to be a Director but without prejudice to any rights or claims which he may have against the Company by reason of such cesser. A Director appointed to an executive office shall not ipso facto cease to be a Director if his appointment to such executive office terminates.

149.
The emoluments of any Director holding executive office for his services as such shall be determined by the Board, and may be of any description, and (without limiting the generality of the foregoing) may include admission to or continuance of membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership or any such scheme or fund.
150.
Save as otherwise provided, the provisions of these Bye-Laws as to resignation and disqualification of Directors shall mutatis mutandis apply to the resignation and disqualification of Officers.

MINUTES
151.
The Board shall cause minutes to be made and books kept for the purpose of recording:

(a)
all appointments of Officers made by the Board;

(b)
the names of the Directors and other persons (if any) present at each meeting of the Board and of any committee; and

(c)
all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the Board and of committees appointed by the Board or the Shareholders.

152.
Shareholders shall only be entitled to see the register of Directors and Officers, the Register, the financial information provided for in Bye-Law 173 and the minutes of meetings of the Shareholders of the Company.

SECRETARY AND RESIDENT REPRESENTATIVE
153.
The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

154.
A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL
155.
The Board may authorise the production of a common seal of the Company and one or more duplicate common seals of the Company, which shall consist of a circular device with the name of the Company around the outer margin thereof and the country and year of registration in Bermuda across the centre thereof.

156.
Any document required to be under seal or executed as a deed on behalf of the Company may be

(a)
executed under the Seal in accordance with these Bye-Laws; or

(b)
signed or executed by any person authorised by the Board for that purpose, without the use of the Seal.

157.
The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be attested by the signature of:

(a)
a Director; or

(b)
the Secretary; or

(c)
any one person authorised by the Board for that purpose.

DIVIDENDS AND OTHER PAYMENTS
158.
The Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests, including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-Laws 166 and 167, in paying up in full shares in the Company to be issued to the Shareholders credited as fully paid or partly paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.
159.
Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

(a)
all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid, and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;

(b)
dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

160.
The Board may deduct from any dividend, distribution or other monies payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

161.
No dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company.

162.
Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post or by courier addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two (2) or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the shares held by such joint holders.

163.
Any dividend or distribution out of contributed surplus unclaimed for a period of six (6) years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

164.
The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend, the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.

RESERVES
165.
The Board may, before declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.
CAPITALISATION OF PROFITS
166.
The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid.

167.
Where any difficulty arises in regard to any distribution under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

RECORD DATES
168.
Notwithstanding any other provisions of these Bye-Laws, the Company may fix by Resolution, or the Board may fix, any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of any general meeting.

169.
In relation to any general meeting of the Company or of any class of Shareholder or to any adjourned meeting or any poll taken at a meeting or adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (record date) which is not more than sixty (60) days before the date fixed for the meeting (meeting date) and, notwithstanding any provision in these Bye-Laws to the contrary, in such case:

(a)
each person entered in the Register at the record date as a Shareholder, or a Shareholder of the relevant class, (record date holder) shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in relation to that meeting in respect of the shares, or the shares of the relevant class, registered in his name at the record date;

(b)
as regards any shares, or shares of the relevant class, which are registered in the name of a record date holder at the record date but are not so registered at the meeting date (relevant shares), each holder of any relevant shares at the meeting date shall be deemed to have irrevocably appointed that record date holder as his proxy for the purpose of attending and voting in respect of those relevant shares at the relevant meeting (with power to appoint, or to authorise the appointment of, some other person as proxy), in such manner as the record date holder in his absolute discretion may determine; and

(c)
accordingly, except through his proxy pursuant to Bye-Law 169(b) above, a holder of relevant shares at the meeting date shall not be entitled to attend or to vote at the relevant meeting,

or to exercise any of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in respect of the relevant shares at that meeting.
170.
The entry of the name of a person in the Register as a record date holder shall be sufficient evidence of his appointment as proxy in respect of any relevant shares for the purposes of this paragraph, but all the provisions of these Bye-Laws relating to the execution and deposit of an instrument appointing a proxy or any ancillary matter (including the Board’s powers and discretions relevant to such matter) shall apply to any instrument appointing any person other than the record date holder as proxy in respect of any relevant shares.

ACCOUNTING RECORDS
171.
The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with the Companies Acts.

172.
The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors, PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three (3) month period. No Shareholder (other than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

173.
A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the Auditors’ report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

AUDIT
174.
Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, Auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

SERVICE OF NOTICES AND OTHER DOCUMENTS
175.
Any notice or other document (including but not limited to a share certificate, any notice of a general meeting of the Company, any instrument of proxy and any document to be sent in accordance with Bye-Law 173) may be sent to, served on or delivered to any Shareholder by the Company

(a)
personally;

(b)
sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register;

(c)
by sending it by courier to or leaving it at the Shareholder’s address appearing in the Register;

(d)
where applicable, by sending it by email or facsimile or other mode of representing or reproducing words in a legible and non-transitory form or by sending an Electronic Record of it by electronic means, in each case to an address or number supplied by such Shareholder for the purposes of communication in such manner; or

(e)
by publication of an Electronic Record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by any of the methods set out in paragraphs 175(a), 175(b), 175(c) or 175(d) of this Bye-Law, in accordance with the Companies Acts.

In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders.
176.
Any notice or other document shall be deemed to have been served on or delivered to any Shareholder by the Company

(a)
if sent by personal delivery, at the time of delivery;

(b)
if sent by post, forty-eight (48) hours after it was put in the post;

(c)
if sent by courier or facsimile, twenty-four (24) hours after sending;

(d)
if sent by email or other mode of representing or reproducing words in a legible and non-transitory form or as an Electronic Record by electronic means, twelve (12) hours after sending; or

(e)
if published as an Electronic Record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Shareholder,

and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, published on a website in accordance with the Companies Acts and the provisions of these Bye-Laws, or sent by courier, facsimile, email or as an Electronic Record by electronic means, as the case may be, in accordance with these Bye-Laws.
177.
Each Shareholder and each person becoming a Shareholder subsequent to the adoption of these Bye-Laws, by virtue of its holding or its acquisition and continued holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (excluding a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

178.
If any time, by reason of the suspension or curtailment of postal services within Bermuda or any other territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national newspaper published in the territory concerned and such notice shall be deemed to have been duly served on each person entitled to receive it in that territory on the day, or on the first day, on which the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least five (5) clear days before the meeting the posting of notices to addresses throughout that territory again becomes practicable.

179.
Save as otherwise provided, the provisions of these Bye-Laws as to service of notices and other documents on Shareholders shall mutatis mutandis apply to service or delivery of notices and other documents to the Company or any Director, or Resident Representative pursuant to these Bye-Laws.

DESTRUCTION OF DOCUMENTS
180.
The Company shall be entitled to destroy all instruments of transfer of shares which have been registered and all other documents on the basis of which any entry is made in the register at any time after the expiration of six (6) years from the date of registration thereof and all dividends mandates or variations or cancellations thereof and notifications of change of address at any time after the expiration of two (2) years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one (1) year from the date of cancellation thereof and all paid dividend warrants and cheques at any time after the expiration of one (1) year from the date of actual payment thereof and all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one (1) year from the date of such use and all instruments of proxy which have not been used for the purpose of a poll at any time after one (1) month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded. It shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:
(a)
the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)
nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Bye-Law; and

(c)
references herein to the destruction of any document include references to the disposal thereof in any manner.

UNTRACED SHAREHOLDERS
181.
The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a Shareholder or the shares to which a person is entitled by virtue of transmission on death, bankruptcy, or otherwise by operation of law if and provided that:

(a)
during a period of six (6) years, no dividend in respect of those shares has been claimed and at least three (3) cash dividends have become payable on the share in question;

(b)
on or after expiry of that period of six (6) years, the Company has inserted an advertisement in a newspaper circulating in the area of the last registered address at which service of notices upon the Shareholder or person entitled by transmission may be effected in accordance with these Bye-Laws and in a national newspaper published in the relevant country, giving notice of its intention to sell such shares:

(c)
during that period of six (6) years and the period of three (3) months following the publication of such advertisement, the Company has not received any communication from such Shareholder or person entitled by transmission; and

(d)
if so required by the rules of any securities exchange upon which the shares in question are listed for the time being, notice has been given to that exchange of the Company’s intention to make such sale.

182.
If during any six (6) year period referred to in Bye-Law 181 above, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this Bye-Law (other than the requirement that they be in issue for six (6) years) have been satisfied in regard to the further shares, the Company may also sell the further shares.

183.
To give effect to any such sale, the Board may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

184.
The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Shareholder or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Shareholder or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board from time to time thinks fit.
WINDING UP
185.
If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

INDEMNITY AND INSURANCE
186.
Subject to the proviso below, every Indemnified Person shall be indemnified and held harmless out of the assets of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs including defence costs incurred in defending any legal proceedings whether civil or criminal and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties and the indemnity contained in this Bye-Law shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

187.
No Indemnified Person shall be liable to the Company for the acts, defaults or omissions of any other Indemnified Person.

188.
To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

189.
Each Shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company PROVIDED HOWEVER that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

190.
The Company shall advance moneys to any Indemnified Person for the costs, charges, and expenses incurred by the Indemnified Person in defending any civil or criminal proceedings against them, on condition and receipt of an undertaking in a form satisfactory to the Company that of the Indemnified Person shall repay such portion of the advance attributable to any claim of fraud or dishonesty if such a claim is proved against the Indemnified Person PROVIDED THAT no monies shall be paid hereunder unless payment of the same shall be authorised in the specific case upon a determination that indemnification of the Director or Officer would be proper in the circumstances because he has met the standard of conduct which would entitle him to the indemnification thereby provided and such determination shall be made:

(a)
by the Board, by a majority vote at a meeting duly constituted by a quorum of Directors not party to the proceedings or matter with regard to which the indemnification is, or would be, claimed; or

(b)
in the case such a meeting cannot be constituted by lack of a disinterested quorum, by independent legal counsel in a written opinion; or

(c)
by a majority vote of the Shareholders.

191.
Without prejudice to the provisions of this Bye-Law, the Board shall have the power to purchase and maintain insurance for or for the benefit of any Indemnified Person or any persons who are or were at any time Directors, Officers, employees of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

AMALGAMATION AND MERGER
192.
Any resolution proposed for consideration at any general meeting to approve the amalgamation or merger of the Company with any other company, wherever incorporated, shall require the approval of:

(a)
the Board, by resolution adopted by a majority of Directors then in office, and

(b)
the Shareholders, by resolution passed by a majority of votes cast at such meeting and the quorum for such meeting shall be that required in Bye-Law 74.

CONTINUATION
193.
Subject to the Companies Acts, the Company may with the approval of:

(a)
the Board, by resolution adopted by a majority of Directors then in office, and

(b)
the Shareholders by resolution passed by a majority of votes cast at the general meeting, approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda.

BUSINESS COMBINATIONS
194.
The following definitions shall apply with respect to the provisions of this Bye-Law 194:

194.1
the Act means the Securities Exchange Act of 1934 of the United States of America, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing the Act, rules or regulations).

194.2
Associate used to indicate a relationship with any person, means (i) any corporation or organization (other than the Company or a majority owned subsidiary of the Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves a trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Company or any of its parents or subsidiaries.

194.3
A person shall be a beneficial owner of any shares: (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such rights is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant of any agreement, arrangement or understanding; or (C) beneficially owned, directly or indirectly, by any other person with which such person or any of its affiliates or associates has any agreement, arrangement or understanding of the purpose of acquiring, holding, voting or disposing of any shares of capital stock.
For the purposes of determining whether a person is an Interested Shareholder pursuant to this Bye-Law 135, the number of Capital Shares deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph, but shall not include any other Capital Shares that may be issuable pursuant to an agreement arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
194.4
Business Combination means: any merger, consolidation or amalgamation of the Company or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder; (ii) any other company (whether or not itself an Interested Shareholder) which is or after such merger, consolidation or amalgamation would be an affiliate or Associates of an Interested Shareholder; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Shareholder or any affiliate or associate of any Interested Shareholder of assets of the Company, or of any Subsidiary, which assets have an aggregate market value equal to ten per cent. (10%) or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis, or the aggregate market value of all the issued and outstanding shares of the Company; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Company or for the discontinuation into another jurisdiction or for any amendment to these Bye-Laws; (v) any reclassification of shares or other securities (including any reverse stock split), or recapitalization of the Company, or any merger, consolidation or amalgamation of the Company with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of shares, or any securities convertible into Capital Shares or into equity securities of any Subsidiary, that is beneficially owned by an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or (vi) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing paragraphs of this Bye-law 134, inclusive.

194.5
Capital Shares means all the authorised shares in the capital of the Company.

194.6
Common Shares means all the authorised common shares in the capital of the Company.

194.7
Control (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

194.8
Interested Shareholder means any person (other than the Company or any Subsidiary and other than any profit sharing, employee share ownership or other employee benefit plan of the Company or any Subsidiary or any trustee of a fiduciary with respect to any such plan when acting in such capacity) who (i) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Shares representing ten per cent. (10%) or more of the vote entitled to be case by the holders of all then outstanding shares of Voting Shares, or (ii) is an Affiliate or Associate of the Company and at any time within the three (3) year period immediately prior to the date in question was the beneficial owner of Voting Shares representing ten per cent. (10%) or more of the votes entitled to be case by the holders of all then outstanding shares of Voting Shares.

194.9
person means any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Shares.

194.10
Subsidiary means any company, wherever organised, of which a majority of any class of equity security is beneficially owned by the Company; provided, however, that for the purposes of the definition of Interested Shareholder set forth in this Bye-Law, the term “Subsidiary” shall mean only a company of which a majority of each class of equity security is beneficially owned by the Company.
194.11
Voting Shares shall mean all Capital Shares which by their terms may be voted on all matters submitted to Shareholders of the Company generally.

194.12
In addition to any affirmative vote required by law or these Bye-Laws, and except as otherwise expressly provided in this Bye-Law 198, the Company may not enter into a Business Combination with, or proposed by or on behalf of, any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder or any person who thereafter would be an Affiliate or Associate of such Interested Shareholder during the three year period following the point at which such Shareholder became an Interested Shareholder, unless:

(a)
prior to such time, the Board approved either the business combination or the transaction that resulted in the Shareholder becoming an Interested Shareholder; and

(b)
on consummation or the transaction that resulted in the Shareholder becoming an Interested Shareholder, the Interested Shareholder owned at least eighty five per cent. (85%) of the issued and outstanding shares eligible to vote at a general meeting at the time the transaction commenced (excluding certain shares); or

(c)
the business combination has been approved by the Board and by the affirmative vote of not less than sixty-six and two-thirds per cent. (66 2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares eligible to vote at a general meeting, voting together as a single class, excluding shares beneficially owned by any Interested Shareholder or any Affiliate or Associate of such Interested Shareholders. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

(d)
Notwithstanding any other provisions of these Bye-Laws (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or these Bye-Laws), any proposal to amend, repeal or adopt any provision of these Bye-Laws inconsistent with this Bye-Law 198 which is proposed by or on behalf of an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder shall require the affirmative vote of the holders of not less than sixty-six and two-thirds per cent (66 2/3%) of the votes entitled to be cast by the holders of all the then outstanding Voting Shares, voting together as a single class, excluding Voting Shares beneficially owned by such Interested Shareholder.

ALTERATION OF BYE-LAWS
195.
Subject to Bye-Law 196, these Bye-Laws may be revoked or amended only by the Board, which may from time to time revoke or amend them in any way by a resolution of the Board passed by a majority of the Directors then in office and eligible to vote on that resolution, but no such revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the Shareholders by Resolution passed by a majority of votes cast.

196.
Where the Board has, by a resolution passed by a majority of the Directors then in office and eligible to vote on that resolution, approved a revocation or amendment of Bye-Laws 106 to 117, 121, 192, 193, 194, 195 and 196 inclusive, the revocation or amendment will not be effective unless approved by a Resolution of Shareholders holding not less than sixty six and two thirds (66 2/3) per cent of the issued shares of the Company carrying the right to vote at general meetings at the relevant time.

ANNEX E — REGISTRATION RIGHTS AGREEMENT

Annex E
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made and entered into as of [•], 2021 among Wejo Group Limited, an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”), Wejo Limited, a private limited company incorporated under the laws of England and Wales with company number 08813730 (“Wejo”), Virtuoso Sponsor LLC (“Sponsor”), the undersigned parties listed under Existing Holders on the signature page hereto (each such party, together with the Sponsor and any person or entity deemed an “Existing Holder”, and collectively the “Existing Holders”), the undersigned parties listed as Majority Sellers on the signature pages hereto (collectively, the “Majority Sellers”), the undersigned parties listed as Wejo Affiliate Holders on the signature pages hereto, (collectively the “Wejo Affiliate Holders”), and [•] (the “[•]”). The Majority Sellers and the Wejo Affiliate Holders are collectively referred to as the “New Holders”, and the New Holders and the Existing Holders are collectively referred to as the “Holders”.
WHEREAS, the Company has entered into that certain Agreement and Plan of Merger (the “Business Combination Agreement”), dated as of May 28, 2021, by and among the Company, Yellowstone Merger Sub, Inc., Wejo Bermuda Limited, Wejo and Virtuoso Acquisition Corp. (“Virtuoso”);
WHEREAS, in connection with the closing of the transactions contemplated by the Business Combination Agreement and subject to the terms and conditions set forth therein, the Existing Holders and New Holders were issued common shares, par value $0.001, of the Company (“Company Common Shares”; for the avoidance of doubt, such term excludes any shares of common stock of the Company issued pursuant to any Subscription Agreement, dated as of May 28, 2021, by and among the Company, Virtuoso and General Motors), in each case, subject to such terms and conditions as set forth in the Business Combination Agreement; and
WHEREAS, the Company, Sponsor and the other parties hereto desire to provide the Existing Holders and the New Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:
1.
Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble.
“Board” means the board of directors (or any successor governing body) of the Company.
“Closing Date” means the date of this Agreement.
“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.
“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, amalgamation, acquisition, reorganization or otherwise.
“Company Common Shares” has the meaning set forth in the preamble.
“Controlling Person” has the meaning set forth in Section 5(g).
“Demand Registration” has the meaning set forth in Section 2(c).
“DTCDRS” has the meaning set forth in Section 5(r).
“Effectiveness Deadline” has the meaning set forth in Section 2(b).
“Equity Securities” means all of the issued equity securities of the Company from time to time (including any warrants or any shares issuable upon exercise of such warrants and any other shares issued or issuable with respect thereto (whether by way of a share dividend or share split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Equity Securities)).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
“Existing Holder” has the meaning set forth in the preamble, and refers to the Holders of equity securities of Virtuoso, party to that certain Registration Rights Agreement with Virtuoso dated as of January 21, 2021.
“Existing Holder Lock-up Period” means, with respect to the Founder Shares, the period ending on the earlier of (A) one year after the date hereof, (B) the first date the closing price of the Company Common Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date hereof or (C) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Company Common Shares for cash, securities or other property.
“Founder Shares” means, as of the date hereof, the 5,750,000 shares of Virtuoso’s common stock that were purchased in a private placement prior to Virtuoso’s initial public offering.
“General Motors” means General Motors Holdings LLC, a Delaware limited liability company.
“Holders” has the meaning set forth in the preamble.
“Initial Registrable Securities” has the meaning set forth in Section 5(a)(ii).
“Initial Registration Statement” has the meaning set forth in Section 5(a)(ii).
“Inspectors” has the meaning set forth in Section 5(h).
“Lock-Up Period” means the Existing Holder Lock-up Period and the New Holder Lock-up Period, as applicable.
“Long-Form Registration” has the meaning set forth in Section 2(a).
“Majority Sellers” has the meaning set forth in the preamble, and includes General Motors, Richard Barlow, Diarmid Ogilvy and Timothy Lee.
“New Holders” has the meaning set forth in the preamble.
“New Holder Lock-up Period” means, with respect to the Company Common Shares issued to the New Holders in connection with the transactions contemplated by the Business Combination Agreement, and held by the New Holders or their Permitted Transferees, the period ending on the earlier of (A) six months after the date hereof, (B) the first date the closing price of the Company Common Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date hereof, or (C) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Company Common Shares for cash, securities or other property.
“New Registration Statement” has the meaning set forth in Section 5(a)(ii).
“Permitted Transferee” means any Person to whom a Holder is permitted to transfer such Registrable Securities prior to the expiration of any Lock-Up Period hereunder and any other applicable agreement between such Holder and the Company, and to any transferee thereafter, which for the avoidance of doubt includes affiliates.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.
“Piggyback Registration” has the meaning set forth in Section 3(a).
“Piggyback Registration Statement” has the meaning set forth in Section 3(a).
“Piggyback Shelf Registration Statement” has the meaning set forth in Section 3(a).
“Piggyback Shelf Takedown” has the meaning set forth in Section 3(a).
“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement, including any Shelf Supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.
“Records” has the meaning set forth in Section 5(h).
“Registrable Securities” mean (a) the Founder Shares, (b) any issued and outstanding Company Common Shares or any other equity security (including the Company Common Shares issued or issuable upon the exercise of any other equity security) of the Company held by a Holder (x) as of the date of this Agreement (including the Company Common Shares issued or issuable upon the exercise of any such other equity security) or (y) that are otherwise issued in connection with the transactions contemplated by the Business Combination Agreement, and (c) any Equity Securities issued or issuable with respect to any shares described in subsections (a) and (b) above by way of a share dividend or share split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Equity Securities (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) the Commission has declared a Registration Statement covering such securities effective and such securities have been disposed of pursuant to such effective Registration Statement, or (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met.
“Registration” shall mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.
“Registration Date” means the date on which the Company becomes subject to Section 13(a) or Section 15(d) of the Exchange Act.
“Registration Statement” means any registration statement of the Company, including the Prospectus, amendments and supplements (including Shelf Supplements) to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.
“Restricted Securities” has the meaning set forth in Section 4(a).
“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions and share transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 6.
“Shelf Registration” has the meaning set forth in Section 2(c).
“Shelf Registration Statement” has the meaning set forth in Section 2(c).
“Shelf Supplement” has the meaning set forth in Section 2(d).
“Shelf Takedown” has the meaning set forth in Section 2(d).
“Shelf Takedown Notice” has the meaning set forth in Section 2(d).
“Short-Form Registration” has the meaning set forth in Section 2(c).
“Target Filing Date” has the meaning set forth in Section 2(c).
“Wejo” has the meaning set forth in the preamble and includes Yellowstone’s successors by merger, amalgamation, acquisition, reorganization or otherwise.
“Wejo Affiliate Holders” has the meaning set forth in the preamble, and includes [•].
2.
Demand Registration.

(a)   To the extent that a Registration Statement filed pursuant to Section 2(b) or a Shelf Registration Statement is not available to effect the proposed transaction, following the applicable Lock-up Period, either (a) General Motors, (b) the Majority Sellers (other than General Motors) of at least a majority in interest of the then issued and outstanding number of Registrable Securities held by such Majority Sellers (other than General Motors) or (c) the Existing Holders of at least a majority in interest of the then issued and outstanding number of Registrable Securities held by the Existing Holders (the “Demanding Holders”), in each case, may request that the Company register under the Securities Act all or any portion of its Registrable Securities pursuant to a Registration Statement on Form S-1 or any successor form thereto with respect to a underwritten public offering of Registrable Securities (each, a “Long-Form Registration”). Each request for a Long-Form Registration shall specify the number of Registrable Securities requested to be included in the Long-Form Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than 10 days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have 10 days from the date such notice is given to notify the Company in writing of their desire to be included in such registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”). The Company shall prepare and file with the Commission a Registration Statement on Form S-1 or any successor form thereto covering all of the Registrable Securities that the holders thereof have requested to be included in such Long-Form Registration within 60 days after the date on which the initial request is given and shall use its best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter. Under no circumstances shall the Company be obligated to effect (x) more than an aggregate of three (3) Registrations pursuant to a Demand Registration by the Majority Sellers under this subsection 2(a) with respect to any or all Registrable Securities held by such Majority Sellers and (y) more than three (3) Registration pursuant to a Demand Registration by the Existing Holders under this subsection 2(a) with respect to any or all Registrable Securities held by such Existing Holders; provided, however, that a Registration pursuant to a Demand Registration shall not be counted for such purposes unless a Registration Statement that may be available at such time has become effective and all of the Registrable Securities requested by the Requesting Holders and the Demanding Holders to be registered on behalf of the Requesting Holders and the Demanding Holders in such Registration Statement have been sold, in accordance with Section 5 of this Agreement.
(b)   The Company shall, as soon as practicable, but in any event within fifteen (15) business days after the Closing Date, file a Registration Statement to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this Section 2(b) and shall use its reasonable best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof, but in no event later than the earlier of (i) the 60th day following the Closing Date and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”). The Registration Statement filed with the Commission pursuant to this Section 2(b) shall be on Form S-1 or such other form of registration statement as is then available to effect a registration for the sale or resale of such Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule or provision similar thereto adopted by the Commission, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor rule or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this Section 2(b) shall provide for the sale or resale pursuant to any method or combination of methods legally available to, and requested by, the Holders. The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to Section 2(b) to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement or Shelf Registration Statement is continuously available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the effective date of a Registration Statement filed pursuant to this Section 2(b), but in any event within one (1) business day of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement. If, after the filing such Registration Statement, a holder of Registrable Securities requests registration under the Securities Act of additional Registrable Securities pursuant to such Registration Statement, the Company shall amend such Registration Statement to cover such additional Registrable Securities.
(c)   The Company shall use its reasonable best efforts to qualify and remain qualified to register the offer and sale of securities under the Securities Act pursuant to a Registration Statement on Form S-3 or any successor form thereto. As soon as practicable after the date hereof, but not later than the Target Filing Date, the Company shall (i) prepare and file with (or confidentially submit to) the Commission a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration Statement”) that covers all Registrable Securities then outstanding for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”) and (ii) use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter. In addition, the Company shall use its reasonable best efforts to cause a Shelf Registration Statement filed pursuant to Section 2(c) to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Shelf Registration Statement is available or, if not available, that another Shelf Registration Statement (if the Company is eligible to file a Shelf Registration Statement) or other Registration Statement (if the Company is not so eligible) is continuously available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. For purposes hereof, “Target Filing Date” shall mean the date which is 30 days after the Company becomes qualified to register the offer and sale of securities under the Securities Act pursuant to a Shelf Registration Statement. If, after the filing of a Shelf Registration Statement, a holder of Registrable Securities requests registration under the Securities Act of additional Registrable Securities pursuant to such Shelf Registration, the Company shall amend such Shelf Registration Statement to cover such additional Registrable Securities. At such time as the Company shall have qualified for the use of a Registration Statement on Form S-3 or any successor form thereto, the holders of Registrable Securities shall have the right to request an unlimited number of registrations under the Securities Act of all or any portion of their Registrable Securities pursuant to a Registration Statement on Form S-3 or any similar short-form Registration Statement (each, a “Short-Form Registration” and, collectively with each Long-Form Registration and Shelf Registration (as defined below), a “Demand Registration”). Each request for a Short-Form Registration shall specify the number of Registrable Securities requested to be included in the Short-Form Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than 10 days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have 10 days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall prepare and file with (or confidentially submit to) the Commission a Registration Statement on Form S-3 or any successor form thereto covering all of the Registrable Securities that the holders thereof have requested to be included in such Short-Form Registration within 30 days after the date on which the initial request is given and shall use its best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.
(d)   At any time that a Shelf Registration Statement is effective, if a holder of Registrable Securities covered by such Shelf Registration Statement delivers a notice to the Company (a “Shelf Takedown Notice”) stating that the holder intends to effect an offering of all or part of its Registrable Securities included in such Shelf Registration Statement (a “Shelf Takedown”) and the Company is eligible to use such Shelf Registration Statement for such Shelf Takedown, then the Company shall take all actions reasonably required, including amending or supplementing (a “Shelf Supplement”) such Shelf Registration Statement, to enable such Registrable Securities to be offered and sold as contemplated by such Shelf Takedown Notice. Each Shelf Takedown Notice shall specify the number of Registrable Securities to be offered and sold under the Shelf Takedown. Upon receipt of a Shelf Takedown Notice, the Company shall promptly (but in no event later than five (5) business days, or, in the case of an underwritten overnight “block trade”, two (2) business days, following receipt thereof) deliver notice of such Shelf Takedown Notice to all other holders of Registrable Securities who shall then have five (5) business days, or, in the case an underwritten overnight “block trade,” one (1) business day, from the date such notice is given to notify the Company in writing of their desire to be included in such Shelf Takedown. The Company shall prepare and file with the Commission a Shelf Supplement as soon as practicable after the date on which it received the Shelf Takedown Notice and, if such Shelf Supplement is an amendment to such Shelf Registration Statement, shall use its best efforts to cause such Shelf Supplement to be declared effective by the Commission as soon as practicable thereafter.
(e)   The Company shall not be obligated to effect any Long-Form Registration within 90 days after the effective date of a previous Long-Form Registration or Shelf Takedown or a previous Piggyback Registration in which holders of Registrable Securities were permitted to register the offer and sale under the Securities Act, and actually sold, all of the shares of Registrable Securities requested to be included therein. The Company may postpone for up to 90 days the filing or effectiveness of a Registration Statement for a Demand Registration or the filing of a Shelf Supplement for a Shelf Takedown if the Board determines in its reasonable good faith judgment that such Demand Registration or Shelf Takedown would (i) materially interfere with a significant acquisition, corporate reorganization, financing, securities offering or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act. The Company may delay a Demand Registration or Shelf Takedown pursuant to the immediately preceding sentence only once in any period of 12 consecutive months.
(f)   If the holders of the Registrable Securities initially requesting a Demand Registration or Shelf Takedown elect to distribute the Registrable Securities covered by their request in an underwritten offering, they shall so advise the Company as a part of their request made pursuant to Section 2(a), Section 2(b), Section 2(c) or Section 2(d), and the Company shall include such information in its notice to the other holders of Registrable Securities. The holders of the Registrable Securities initially requesting a Demand Registration or Shelf Takedown shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering; provided, that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld.
(g)   The Company shall not include in any Demand Registration or Shelf Takedown any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such Demand Registration or Shelf Takedown, which consent shall not be unreasonably withheld or delayed. If a Demand Registration or Shelf Takedown involves an underwritten offering and the managing underwriter of the requested Demand Registration or Shelf Takedown advises the Company and the holders of Registrable Securities in writing that in its reasonable and good faith opinion the number of shares of Equity Securities proposed to be included in the Demand Registration or Shelf Takedown, including all Registrable Securities and all other shares of Equity Securities proposed to be included in such underwritten offering, exceeds the number of shares of Equity Securities which can be sold in such underwritten offering and/or the number of shares of Equity Securities proposed to be included in such Demand Registration or Shelf Takedown would adversely affect the price per share of the Equity Securities proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration or Shelf Takedown (i) first, the shares of Equity Securities that the holders of Registrable Securities propose to sell, and (ii) second, the shares of Equity Securities proposed to be included therein by any other Persons (including shares of Equity Securities to be sold for the account of the Company and/or other holders of Equity Securities) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder.
3.
Piggyback Registration.

(a)   Whenever the Company proposes to offer or sell any shares of its Equity Securities pursuant to a registered offering under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more shareholders of the Company and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than ten (10) business days prior to either the filing of such Registration Statement or, with respect to a Piggyback Shelf Takedown, the filing of a prospectus supplement to the applicable Piggyback Shelf Registration Statement) to the holders of Registrable Securities of its intention to effect such a registration and, subject to Section 3(b) and Section 3(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities within five (5) business days after the Company’s notice has been given to each such holder. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2. If any Piggyback Registration Statement pursuant to which holders of Registrable Securities have registered the offer and sale of Registrable Securities is a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Shelf Registration Statement”), such holder(s) shall have the right, but not the obligation, to be notified of and to participate in any offering under such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”).
(b)   If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration or Piggyback Shelf Takedown) in writing that in its reasonable and good faith opinion the number of shares of Equity Securities proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Equity Securities proposed to be included in such underwritten offering, exceeds the number of shares of Equity Securities which can be sold in such offering and/or that the number of shares of Equity Securities proposed to be included in any such registration or takedown would adversely affect the price per share of the Equity Securities to be sold in such offering, the Company shall include in such registration or takedown (i) first, the shares of Equity Securities that the Company proposes to sell; (ii) second, the shares of

Equity Securities requested to be included therein by holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the shares of Equity Securities requested to be included therein by holders of Equity Securities other than holders of Registrable Securities, allocated among such holders in such manner as they may agree.
(c)   If a Piggyback Registration or Piggyback Shelf Takedown is initiated as an underwritten offering on behalf of a holder of Equity Securities other than Registrable Securities, and the managing underwriter advises the Company in writing that in its reasonable and good faith opinion the number of shares of Equity Securities proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Equity Securities proposed to be included in such underwritten offering, exceeds the number of shares of Equity Securities which can be sold in such offering and/or that the number of shares of Equity Securities proposed to be included in any such registration or takedown would adversely affect the price per share of the Equity Securities to be sold in such offering, the Company shall include in such registration or takedown (i) first, the shares of Equity Securities requested to be included therein by the holder(s) requesting such registration or takedown and by the holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of shares of Equity Securities other than the Registrable Securities (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the shares of Equity Securities requested to be included therein by other holders of Equity Securities, allocated among such holders in such manner as they may agree.
(d)   If any Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company, the Company shall, subject to the prior written consent of the holders of a majority of the Registrable Securities included in such Piggyback Registration or Piggyback Shelf Takedown, which consent shall not be unreasonably withheld or delayed, select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.
4.
Transfer Restrictions.

(a)   During the applicable Lock-Up Periods, no New Holder or Existing Holder shall offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or distribute any Company Common Shares that are subject to an applicable Lock-Up Period or any securities convertible into, exercisable for, exchangeable for or that represent the right to receive Company Common Shares that are subject to an applicable Lock-Up Period, whether now owned or hereinafter acquired, that is owned directly by the Existing Holders or the New Holders (including securities held as a custodian) or with respect to which such Existing Holder or New Holder has beneficial ownership within the rules and regulations of the Commission (such securities that are subject to an applicable Lock-Up Period, the “Restricted Securities”), other than any transfer to a Permitted Transferee, as applicable. The foregoing restriction is expressly agreed to preclude each Existing Holder or New Holder, as applicable, from engaging in any hedging or other transaction with respect to Restricted Securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Restricted Securities even if such Restricted Securities would be disposed of by someone other than such Existing Holder or New Holder. Such prohibited hedging or other transactions include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Restricted Securities of the applicable Existing Holder or New Holder, or with respect to any security that includes, relates to, or derives any significant part of its value from such Restricted Securities.
(b)   Each Existing Holder and New Holder hereby represents and warrants that it now has and, except as contemplated by this subsection 4(b) for the duration of the applicable Lock-Up Period, will have good and marketable title to its Restricted Securities, free and clear of all liens, encumbrances, and claims that could impact the ability of such Existing Holder or New Holder to comply with the foregoing restrictions. Each Existing Holder, and New Holder agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Restricted Securities during the applicable Lock-Up Period.

5.   Registration Procedures. If and whenever the holders of Registrable Securities request that the offer and sale of any Registrable Securities be registered under the Securities Act or any Registrable Securities be distributed in a Shelf Takedown pursuant to the provisions of this Agreement, the Company shall use its best efforts to effect the registration of the offer and sale of such Registrable Securities under the Securities Act in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as practicable and as applicable:
(a)   subject to Section 2(a), Section 2(b), Section 2(c) and Section 2(d), (i) prepare and file with the Commission a Registration Statement covering such Registrable Securities and use its best efforts to cause such Registration Statement to be declared effective; and (ii) if (A) the Company has filed a Registration Statement (the “Initial Registration Statement”) with the Commission that covers Registrable Securities (the “Initial Registrable Securities”), (B) pursuant to Rule 415(a)(5) under the Securities Act or any successor rule thereto, the Initial Registration Statement may no longer be used for offers and sales of any of the Initial Registrable Securities, and (C) any of the Initial Registrable Securities are Registrable Securities at the time that (B) above occurs, the Company shall prepare and file with the Commission within the time limits required by Rule 415 under the Securities Act or any successor rule thereto a new Registration Statement covering any Initial Registrable Securities that have not ceased to be Registrable Securities for an offering to be made on a delayed on continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “New Registration Statement”) and shall use its best efforts to cause such New Registration Statement to be declared effective by the Commission as soon as practicable thereafter;
(b)   (i) in the case of a Long-Form Registration or a Short-Form Registration, prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 days, or if earlier, until all of such Registrable Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement; and (ii) in the case of a Shelf Registration, prepare and file with the Commission such amendments, post-effective amendments and supplements, including Shelf Supplements, to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities subject thereto for a period ending on the earlier of (i) 36 months after the effective date of such Registration Statement and (ii) the date on which all the Registrable Securities subject thereto have been sold pursuant to such Registration Statement;
(c)   within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto with the Commission, furnish to one counsel selected by holders of a majority of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;
(d)   notify each selling holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement, including a Shelf Supplement, to any Prospectus forming a part of such Registration Statement has been filed with the Commission;
(e)   furnish to each selling holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto, including a Shelf Supplement (in each case including all exhibits and documents incorporated by reference therein), and such other documents as such seller may request in order to facilitate the disposition of the Registrable Securities owned by such seller;
(f)   use its best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling holder requests and do any and all other acts and things which may be necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 5(f);
(g)   notify each selling holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or omit any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(h)   make available for inspection by any selling holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement;
(i)   provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;
(j)   use its best efforts to cause such Registrable Securities to be listed on each securities exchange on which the Equity Securities is then listed or, if the Equity Securities is not then listed, on a national securities exchange selected by the holders of a majority of such Registrable Securities;
(k)   in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the holders of such Registrable Securities or the managing underwriter of such offering request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities));
(l)   otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its shareholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than 30 days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K, as applicable, under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto; and
(m)   furnish to each selling holder of Registrable Securities and each underwriter, if any, with (i) a written legal opinion of the Company’s outside counsel, dated the closing date of the offering, in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten registered offerings; and (ii) on the date of the applicable Prospectus, on the effective date of any post-effective amendment to the applicable Registration Statement and at the closing of the offering, dated the respective dates of delivery thereof, a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten registered offerings;
(n)   without limiting Section 5(f), use its best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable

Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;
(o)   notify the holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;
(p)   advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;
(q)   permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a “controlling person” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (a “Controlling Person”) of the Company, to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;
(r)   cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of shares of Equity Securities and registered in such names as the holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement or Rule 144; provided, that the Company may satisfy its obligations hereunder without issuing physical share certificates through the use of The Depository Trust Company’s Direct Registration System (the “DTCDRS”);
(s)   not later than the effective date of such Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company; provided, that the Company may satisfy its obligations hereunder without issuing physical share certificates through the use of the DTCDRS;
(t)   take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable; and
(u)   otherwise use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.
6.    Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by the Company, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) underwriting expenses (other than fees, commissions or discounts); (iii) expenses of any audits incident to or required by any such registration; (iv) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Company in connection with “blue sky” qualifications or exemptions of the Registrable Securities); (v) printing expenses; (vi) messenger, telephone and delivery expenses; (vii) fees and expenses of the Company’s counsel and accountants, including with respect to any “comfort letters”; (viii) Financial Industry Regulatory Authority, Inc. filing fees (if any); and (ix) fees and expenses of one counsel for the holders of Registrable Securities participating in such registration as a group (selected by the holders of a majority of the Registrable Securities included in the registration). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this

Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such holder.
7.
Indemnification.

(a)   The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, managers, members, partners, shareholders and affiliates, each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities and each other Controlling Person, if any, who controls any of the foregoing Persons, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities. This indemnity shall be in addition to any liability the Company may otherwise have.
(b)   In connection with any registration in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Controlling Person who controls any of the foregoing Persons against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder expressly for inclusion therein; provided, that the obligation to indemnify shall be several, not joint and several, among such holders of Registrable Securities, and the liability of each such holder shall be in proportion to and shall not exceed an amount equal to the net proceeds (after underwriting fees, commissions or accounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.
(c)   Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 7, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that, if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Controlling Person of such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party.
(d)   If the indemnification provided for hereunder is unavailable or insufficient to hold harmless an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other similar federal or state securities laws or rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any applicable registration, qualification or compliance was perpetrated by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
8.    Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder’s ownership of its shares of Equity

Securities to be sold in the offering and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 7.
9.
Rule 144 Compliance.

(a)   With a view to making available to the holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall:
(i)   make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Registration Date;
(ii)   use best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after the Registration Date; and
(iii)   furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may request in connection with the sale of Registrable Securities without registration.
10.   Preservation of Rights. The Company shall not (a) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement.
11.   Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided, that the provisions of Section 6 and Section 7 shall survive any such termination.
12.   Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12).
If to the Company:
Name:	Wejo Group Limited
For the attention of:	Mina Bhama
Address:	ABC Building 21-23 Quay St Manchester, United Kingdom M3 4AE
E-mail address:	Mina.Bhama@wejo.com
with a copy to:
Name:	Weil, Gotshal & Manges LLP
For the attention of:	Jackie Cohen and James Harvey
Address:	767 Fifth Ave, New York, NY 10153; 110 Fetter Lane, London, United Kingdom EC4A 1AY
E-mail address:	Jackie.Cohen@weil.com; James.Harvey@weil.com

If to any Holder, to such Holder’s address as set forth on Schedule A hereto.
13.   Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.
14.   Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Prior to the expiration of the applicable Lock-up Period, as the case may be, no Holder who is subject to such Lock-up Period and, prior to the expiration of such Lock-up Period, no Holder who is subject to such Lock-up Period, may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, in violation of the applicable restrictions in effect during such Lock-up Period. Following the applicable Lock-up Period, each Holder may assign its rights hereunder to any purchaser or transferee of Registrable Securities; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Holder whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Holder herein and had originally been a party hereto.
15.   No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that the Persons set forth in Section 7 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 7.
16.   Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
17.   Amendment, Modification and Waiver. The provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the holders of a majority of the Registrable Securities; provided, that any amendment or waiver that would materially adversely impact the rights of any Holder under this agreement in a manner different from the other Holders shall require the written consent of such Holder. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
18.   Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
19.   Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
20.   Governing Law; Submission to Jurisdiction. This Agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of the State of Delaware.

The parties irrevocably agree that the state and federal courts located in the State of New York shall have exclusive jurisdiction to settle any Disputes, and waive any objection to proceedings before such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum.
For the purposes of this Section 20, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Agreement, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this Agreement or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Agreement.
21.   No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted under or otherwise conflicts with the provisions of this Agreement.
22.   Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
23.   Further Assurances. Each of the parties to this Agreement shall, and shall cause their affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.
COMPANY:
WEJO GROUP LIMITED
By:
Name:
Title:
[Signature page to Registration Rights Agreement]

SPONSOR:
VIRTUOSO SPONSOR LLC
By:
Name:
Title:
[Signature page to Registration Rights Agreement]

SCHEDULE A
Holders
Name	Address for service of notices
[•]
For the attention of: [•]
Address: [•]
E-mail address: [•]
with a copy to:
[•]
For the attention of: [•]
Address: [•]
E-mail address: [•]
and
[•]
For the attention of: [•]
Address: [•]
E-mail address: [•]